                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-108944

The information in this prospectus supplement is not complete and may be changed. Neither this prospectus supplement nor the accompanying prospectus is an offer to sell these securities nor is it soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT
                MAY BE AMENDED OR COMPLETED, DATED JUNE 17, 2004


PRELIMINARY PROSPECTUS SUPPLEMENT
(TO ACCOMPANY PROSPECTUS DATED JUNE 17, 2004)



                          $873,717,000 (APPROXIMATE)
                            (OFFERED CERTIFICATES)

                    WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-C12

                 WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                                  (DEPOSITOR)

--------------------------------------------------------------------------------

 YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-40 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 14 OF THE ACCOMPANYING PROSPECTUS.

 Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any government agency or instrumentality.

 The offered certificates will represent interests in the trust fund only. They will not represent obligations of any other party. The offered certificates will not be listed on any national securities exchange or any automated quotation system of any registered securities association.

 This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by the prospectus dated June 17, 2004.
--------------------------------------------------------------------------------


THE TRUST FUND:

 o As of July 11, 2004, the mortgage loans included in the trust fund will have an aggregate principal balance of approximately $1,063,172,325.

 o The trust fund will consist of a pool of 96 fixed rate mortgage loans.

 o The mortgage loans are secured by first liens on commercial and multifamily properties.

 o All of the mortgage loans were originated by Wachovia Bank, National Association, Artesia Mortgage Capital Corporation, Citigroup Global Markets Realty Corp. and Eurohypo AG, New York Branch.


THE CERTIFICATES:

 o The trust fund will issue twenty-two classes of certificates.

 o Only the six classes of offered certificates described in the following table are being offered by this prospectus supple ment and the accompanying prospectus.

========================================================================================================================
                          ORIGINAL       PERCENTAGE OF     PASS-THROUGH     ASSUMED FINAL                   EXPECTED
                        CERTIFICATE       CUT-OFF DATE         RATE          DISTRIBUTION                   S&P/FITCH
CLASS                    BALANCE(1)       POOL BALANCE      DESCRIPTION        DATE(2)        CUSIP NO.     RATING(3)
------------------------------------------------------------------------------------------------------------------------
Class A-1 .........    $327,879,000          30.840%           Fixed         May 15, 2013                     AAA/AAA
Class A-2 .........    $478,063,000          44.966%           WAC(4)       June 15, 2014                     AAA/AAA
Class B ...........    $ 25,250,000           2.375%           WAC(4)       June 15, 2014                      AA/AA
Class C ...........    $  9,302,000           0.875%           WAC(4)       June 15, 2014                     AA-/AA-
Class D ...........    $ 22,592,000           2.125%           WAC(4)       July 15, 2014                       A/A
Class E ...........    $ 10,631,000           1.000%           WAC(4)       July 15, 2014                      A-/A-
========================================================================================================================

(Footnotes explaining the table are on page S-2)


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED CERTIFICATES OR HAS DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Wachovia Capital Markets, LLC and Citigroup Global Markets Inc. are acting as co-lead managers for this offering. Citigroup Global Markets Inc. is acting as sole bookrunner with respect to 29.24% of the Class A-2 certificates. Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the remainder of the Class A-2 certificates and all other classes of offered certificates. J.P. Morgan Securities Inc. and Greenwich Capital Markets, Inc. are acting as co-managers for the offering. Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Greenwich Capital Markets, Inc. are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. We expect to receive from this offering
approximately        % of the initial certificate balance of the offered
certificates, plus accrued interest from July 1, 2004 before deducting expenses.

We expect that delivery of the offered certificates will be made in book-entry form on or about July 8, 2004.



WACHOVIA SECURITIES                                                   CITIGROUP


JPMORGAN                                                  RBS GREENWICH CAPITAL

                                  June  , 2004

                    WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

      Commercial Mortgage Pass-Through Certificates, Series WBCMT 2004-C12
                    Geographic Overview of Mortgage Pool(1)

             [MAP SHOWING LOCATION OF MORTGAGED PROPERTIES OMITTED]

 IDAHO              UTAH               ILLINOIS            WISCONSIN
 1 property         1 property         1 property          1 property
 $7,584,424         $2,520,000         $3,985,457          $6,400,000
 0.7% of total      0.2% of total      0.4% of total       0.6% of total


 INDIANA            PENNSYLVANIA       OHIO                NEW YORK
 1 property         2 properties       2 properties        5 properties
 $1,999,000         $20,924,059        $22,615,069         $155,073,945
 0.2% of total      2.0% of total      2.1% of total       14.6% of total


 MASSACHUSETTS      RHODE ISLAND       NEW JERSEY          DISTRICT OF COLUMBIA
 2 properties       1 property         5 properties        1 property
 $12,226,321        $17,430,000        $45,081,982         $58,500,000
 1.1% of total      1.6% of total      4.2% of total       5.5% of total


 MARYLAND           VIRGINIA           NORTH CAROLINA      SOUTH CAROLINA
 4 properties       6 properties       5 properties        2 properties
 $25,896,610        $21,758,735        $70,799,856         $8,296,926
 2.4% of total      2.0% of total      6.7% of total       0.8% of total


 GEORGIA            FLORIDA            ALABAMA             TENNESSEE
 4 properties       9 properties       4 properties        1 property
 $45,605,218        $84,674,052        $50,655,471         $2,753,000
 4.3% of total      8.0% of total      4.8% of total       0.3% of total


 TEXAS              OKLAHOMA           NEW MEXICO          ARIZONA
 5 properties       2 properties       2 properties        1 property
 $30,148,180        $14,933,713        $19,059,000         $5,040,219
 2.8% of total      1.4% of total      1.8% of total       0.5% of total


 SOUTHERN CALIFORNIA(2)         CALIFORNIA            NORTHERN CALIFORNIA(2)
 10 properties                  18 properties         8 properties
 $194,728,859                   $250,581,198          $55,852,339
 18.3% of total                 23.6% of total        5.3% of total


                    NEVADA             WASHINGTON
                    6 properties       5 properties
                    $42,929,415        $35,700,475
                    4.0% of total      3.4% of total


          -----------------------------------------------------------
                                 LEGEND OMITTED

            [ ]  Greater than 10.0% of Initial Pool Balance
            [ ]  Greater than 5.0 - 10.0% of Initial Pool Balance
            [ ]  Greater than 1.0 - 5.0% of Initial Pool Balance
            [ ]  Less than or equal to 1.0% of Initial Pool Balance
          -----------------------------------------------------------


          -----------------------------------------------------------
                    MORTGAGED PROPERTIES BY PROPERTY TYPE

                        Office                   41.9%
                        Retail                   27.7%
                        Multifamily              14.0%
                        Self Storage              6.8%
                        Industrial                5.5%
                        Hospitality               2.1%
                        Mobile Home Park          1.3%
                        Mixed Use                 0.5%
                        Land                      0.2%
          -----------------------------------------------------------


                  GEOGRAPHIC OVERVIEW OF MORTGAGED PROPERTIES

(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the Information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2) For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

           [Ernst & Young Plaza (PICTURES OMITTED), Los Angeles, CA]






              [11 Madison Avenue (PICTURE OMITTED), New York, NY]






           [1130 Connecticue Avenue (PICTURE OMITTED), Washington, DC]






   [Extra Space Self Storage Portfolio, (PICTURES OMITTED), Various, Various]

                [24 WEST 57th STREET (Pictures Omitted), New York, NY]






               [EASTDALE MALL, (Pictures Omitted), Montgomery, AL]






              [ONE RIVERVIEW SQUARE (Picture Omitted), Miami, FL]






                 [CROSSROADS PLAZA (Picture Omitted), Cary, NC]






        [HAMPTON BAYS TOWN CENTER (Pictures Omitted), Hampton Bays, NY]






            [POINTE AT WELLINGTON (Picture Omitted), Wellington, FL]

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE AS OF THE DATE OF THIS DOCUMENT. IF THE DESCRIPTIONS OF THE OFFERED CERTIFICATES VARY BETWEEN THE ACCOMPANYING PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

    o SUMMARY OF PROSPECTUS SUPPLEMENT, commencing on page S-5 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

    o RISK FACTORS, commencing on page S-40 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the prospectus.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "INDEX OF DEFINED TERMS" beginning on page S-264 in this prospectus supplement.

     In this prospectus supplement, the terms "depositor," "we," "us" and "our" refer to Wachovia Commercial Mortgage Securities, Inc.

     WE DO NOT INTEND THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS TO BE AN OFFER OR SOLICITATION:

    o if used in a jurisdiction in which such offer or solicitation is not authorized;

    o if the person making such offer or solicitation is not qualified to do so; or

    o if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

     This prospectus supplement and the accompanying prospectus may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

(Footnotes to table on the front cover)

----------

(1)   Subject to a permitted variance of plus or minus 5.0%.

(2) The Assumed Final Distribution Date has been determined on the basis of the assumptions set forth in "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement and a 0% CPR (as defined in "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement). The Rated Final Distribution Date is the distribution date to occur in July 2041. See "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution Date; Rated Final Distribution Date" and "RATINGS" in this prospectus supplement.

(3) By each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc. See "RATINGS" in this prospectus supplement.

(4) The pass-through rate applicable to the Class A-2, Class B, Class C, Class D and Class E certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (in each case, as calculated as described herein and taking into account only the pooled component of the 11 Madison Avenue mortgage loan) for such date.

                               TABLE OF CONTENTS

SUMMARY OF PROSPECTUS SUPPLEMENT .........................................   S-5
OVERVIEW OF THE CERTIFICATES .............................................   S-6
THE PARTIES ..............................................................   S-8
IMPORTANT DATES AND PERIODS ..............................................  S-11
THE CERTIFICATES .........................................................  S-11
THE MORTGAGE LOANS .......................................................  S-26
RISK FACTORS .............................................................  S-40
DESCRIPTION OF THE MORTGAGE POOL .........................................  S-89
 General .................................................................  S-89
 Mortgage Loan History ...................................................  S-90
 Certain Terms and Conditions of the Mortgage Loans ......................  S-91
 Certain State-Specific Considerations ...................................  S-96
 Assessments of Property Condition .......................................  S-96
 Co-Lender Loans .........................................................  S-97
 Mezzanine Loans ......................................................... S-104
 Additional Mortgage Loan Information .................................... S-104
 Twenty Largest Mortgage Loans ........................................... S-145
 The Mortgage Loan Sellers ............................................... S-191
 Underwriting Standards .................................................. S-192
 Assignment of the Mortgage Loans; Repurchases and Substitutions ......... S-193
 Representations and Warranties; Repurchases and Substitutions ........... S-195
 Repurchase or Substitution of Cross-Collateralized Mortgage Loans ....... S-198
 Changes in Mortgage Pool Characteristics ................................ S-198
SERVICING OF THE MORTGAGE LOANS .......................................... S-199
 General ................................................................. S-199
 The Master Servicer and the Special Servicer ............................ S-200
 Servicing of the 11 Madison Avenue Loan ................................. S-203
 Servicing and Other Compensation and Payment of Expenses ................ S-204
 Modifications, Waivers and Amendments ................................... S-207
 The Controlling Class Representative .................................... S-208
 Defaulted Mortgage Loans; REO Properties; Purchase Option ............... S-211
 Inspections; Collection of Operating Information ........................ S-213
DESCRIPTION OF THE CERTIFICATES .......................................... S-215
 General ................................................................. S-215
 Registration and Denominations .......................................... S-215
 Certificate Balances and Notional Amounts ............................... S-217
 Pass-Through Rates ...................................................... S-219
 Distributions ........................................................... S-220
 Subordination; Allocation of Losses and Certain Expenses ................ S-234
 P&I Advances ............................................................ S-237
 Appraisal Reductions .................................................... S-240
 Reports to Certificateholders; Available Information .................... S-242
 Assumed Final Distribution Date; Rated Final Distribution Date .......... S-246
 Voting Rights ........................................................... S-247
 Termination ............................................................. S-247
 The Trustee ............................................................. S-248
 The Fiscal Agent ........................................................ S-249
YIELD AND MATURITY CONSIDERATIONS ........................................ S-250

 Yield Considerations .............................................................. S-250
 Weighted Average Life ............................................................. S-253
USE OF PROCEEDS .................................................................... S-256
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ........................................... S-256
 General ........................................................................... S-256
 Taxation of the Offered Certificates .............................................. S-257
ERISA CONSIDERATIONS ............................................................... S-258
LEGAL INVESTMENT ................................................................... S-261
METHOD OF DISTRIBUTION ............................................................. S-261
LEGAL MATTERS ...................................................................... S-262
RATINGS ............................................................................ S-262
INDEX OF DEFINED TERMS ............................................................. S-264
ANNEX A-1  Certain Characteristics of the Mortgage Loans and Mortgaged Properties ..   A-1
ANNEX A-1A Certain Characteristics of the Mortgage Loans and Mortgaged Properties
           in Loan Group 1 .........................................................  A-1A
ANNEX A-1B Certain Characteristics of the Mortgage Loans and Mortgaged Properties
           in Loan Group 2 .........................................................  A-1B
ANNEX A-2  Certain Information Regarding Multifamily Mortgaged Properties ..........   A-2
ANNEX A-3  Reserve Account Information .............................................   A-3
ANNEX A-4  Commercial Tenant Schedule ..............................................   A-4
ANNEX A-5  Certain Characteristics of the Mortgage Loans and Mortgaged Properties
           (Crossed and Portfolios) ................................................   A-5
ANNEX B    Form of Distribution Date Statement .....................................   B-1

                        SUMMARY OF PROSPECTUS SUPPLEMENT

    o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED CERTIFICATES, YOU MUST CAREFULLY READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

    o THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

    o WE PROVIDE INFORMATION IN THIS PROSPECTUS SUPPLEMENT ON THE CERTIFICATES THAT ARE NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT ONLY TO ENHANCE YOUR UNDERSTANDING OF THE OFFERED CERTIFICATES. WE ARE NOT OFFERING THE NON-OFFERED CERTIFICATES PURSUANT TO THIS PROSPECTUS SUPPLEMENT.

    o FOR PURPOSES OF MAKING DISTRIBUTIONS TO THE CLASS A-1, CLASS A-2 AND CLASS A-1A CERTIFICATES, THE POOL OF MORTGAGE LOANS WILL BE DEEMED TO CONSIST OF 2 DISTINCT LOAN GROUPS, LOAN GROUP 1 AND LOAN GROUP 2.

    o UNLESS OTHERWISE STATED, ALL PERCENTAGES OF THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS INCLUDED IN THE TRUST FUND, REFERRED TO IN THIS PROSPECTUS SUPPLEMENT ARE CALCULATED USING THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND AS OF THE CUT-OFF DATE (WHICH IS JULY 11, 2004, WITH RESPECT TO 94 MORTGAGE LOANS AND JULY 1, 2004, WITH RESPECT TO 2 MORTGAGE LOANS) AFTER GIVING EFFECT TO PAYMENTS DUE ON OR BEFORE SUCH DATE WHETHER OR NOT RECEIVED. THE CUT-OFF DATE BALANCE OF EACH MORTGAGE LOAN INCLUDED IN THE TRUST FUND AND EACH CUT-OFF DATE CERTIFICATE BALANCE IN THIS PROSPECTUS SUPPLEMENT ASSUMES THE TIMELY RECEIPT OF PRINCIPAL SCHEDULED TO BE PAID (IF ANY) ON EACH MORTGAGE LOAN AND NO DEFAULTS, DELINQUENCIES OR PREPAYMENTS ON ANY MORTGAGE LOAN ON OR BEFORE THE RELATED CUT-OFF DATE. PERCENTAGES OF MORTGAGED PROPERTIES ARE REFERENCES TO THE PERCENTAGES OF THE AGGREGATE PRINCIPAL BALANCE OF ALL THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS INCLUDED IN THE TRUST FUND, AS OF THE CUT-OFF DATE REPRESENTED BY THE AGGREGATE PRINCIPAL BALANCE OF THE RELATED MORTGAGE LOANS AS OF THE CUT-OFF DATE.

    o ONE (1) MORTGAGE LOAN INCLUDED IN THE TRUST FUND, REFERRED TO AS THE 11 MADISON AVENUE MORTGAGE LOAN, IS PART OF A SPLIT LOAN STRUCTURE WHERE 3 COMPANION LOANS THAT ARE PART OF THE SPLIT LOAN STRUCTURE ARE PARI PASSU IN RIGHT OF ENTITLEMENT TO PAYMENT WITH THE RELATED MORTGAGE LOAN AND THE OTHER 3 COMPANION LOANS ARE JUNIOR TO THE 4 LOANS THAT ARE PARI PASSU IN RIGHT OF ENTITLEMENT TO PAYMENT. THE 11 MADISON AVENUE MORTGAGE LOAN IS FURTHER DIVIDED INTO A SENIOR POOLED COMPONENT AND A SUBORDINATE NON-POOLED COMPONENT AND, UNLESS OTHERWISE STATED HEREIN, ALL REFERENCES TO THE PRINCIPAL BALANCE OF THE MORTGAGE LOANS IN THE TRUST FUND AND RELATED INFORMATION (INCLUDING LOAN BALANCE PER SQUARE FOOT AND DEBT SERVICE COVERAGE AND LOAN-TO-VALUE RATIOS) ARE REFERENCES TO THE POOLED COMPONENT ONLY OF THE 11 MADISON AVENUE MORTGAGE LOAN.

    o ALL NUMERICAL OR STATISTICAL INFORMATION CONCERNING THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND IS PROVIDED ON AN APPROXIMATE BASIS.

                         OVERVIEW OF THE CERTIFICATES

     The table below lists certain summary information concerning the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C12, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class Z, Class R-I and Class R-II) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.




                     CLOSING DATE
                      CERTIFICATE     PERCENTAGE
                      BALANCE OR      OF CUT-OFF
                       NOTIONAL        DATE POOL     CREDIT
      CLASS            AMOUNT(1)        BALANCE      SUPPORT
----------------- ------------------ ------------ ------------
Class A-1 .......  $   327,879,000       30.840%      13.375%
Class A-2 .......  $   478,063,000       44.966%      13.375%
Class B .........  $    25,250,000        2.375%      11.000%
Class C .........  $     9,302,000        0.875%      10.125%
Class D .........  $    22,592,000        2.125%       8.000%
Class E .........  $    10,631,000        1.000%       7.000%
Class A-1A .....   $   115,031,000       10.820%      13.375%
Class F ........   $    11,960,000        1.125%       5.875%
Class G ........   $    11,960,000        1.125%       4.750%
Class H ........   $    13,289,000        1.250%       3.500%
Class J ........   $     3,986,000        0.375%       3.125%
Class K ........   $     2,657,000        0.250%       2.876%
Class L ........   $     5,315,000        0.500%       2.376%
Class M ........   $     3,986,000        0.375%       2.001%
Class N ........   $     2,657,000        0.250%       1.751%
Class O ........   $     2,657,000        0.250%       1.501%
Class P ........   $    15,957,325        1.501%       0.000%
Class IO .......   $ 1,063,172,325        N/A          N/A
Class MAD.......   $    13,555,555        N/A          N/A



                                                  WEIGHTED      CASH FLOW
                   PASS-THROUGH      INITIAL       AVERAGE     OR PRINCIPAL    EXPECTED
                       RATE       PASS-THROUGH      LIFE          WINDOW      S&P/FITCH
      CLASS         DESCRIPTION       RATE       (YEARS)(2)   (MON./YR.)(2)   RATING(3)
----------------- -------------- -------------- ------------ --------------- -----------
Class A-1 ........    Fixed          %              5.70        08/04-05/13    AAA/AAA
Class A-2 ........    WAC (4)        %              9.75        05/13-06/14    AAA/AAA
Class B ..........    WAC (4)        %              9.94        06/14-06/14     AA/AA
Class C ..........    WAC (4)        %              9.94        06/14-06/14    AA-/AA-
Class D ..........    WAC (4)        %             10.00        06/14-07/14      A/A
Class E ..........    WAC (4)        %             10.02        07/14-07/14     A-/A-
Class A-1A .......    WAC (4)        %               (5)                (5)    AAA/AAA
Class F ..........    WAC (4)        %               (5)                (5)    BBB+/BBB+
Class G ..........    WAC (4)        %               (5)                (5)    BBB/BBB
Class H ..........    WAC (4)        %               (5)                (5)    BBB-/BBB-
Class J ..........    Fixed (6)      %               (5)                (5)    BB+/BB+
Class K ..........    Fixed (6)      %               (5)                (5)    BB/BB
Class L ..........    Fixed (6)      %               (5)                (5)    BB-/BB-
Class M ..........    Fixed (6)      %               (5)                (5)    B+/B+
Class N ..........    Fixed (6)      %               (5)                (5)     B/B
Class O ..........    Fixed (6)      %               (5)                (5)     B-/B-
Class P ..........    Fixed (6)      %               (5)                (5)      NR
Class IO .........    WAC-IO(7)      %               (7)                (7)    AAA/AAA
Class MAD ........    Fixed          %(8)            (5)                (5)    BBB-/BBB-

----------
(1)   Subject to a permitted variance of plus or minus 5.0%.

(2) Based on no prepayments and the other assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement.

(3) By each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc. See "RATINGS" in this prospectus supplement.

(4) The pass-through rates applicable to the Class A-2, Class B, Class C, Class D, Class E, Class A-1A, Class F, Class G and Class H certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described herein) for such date.


(5) Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(6) The pass-through rates applicable to the Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates for any distribution date will be subject to a maximum rate of the applicable weighted average net mortgage rate (calculated as described herein) for such date.

(7) The Class IO certificates are not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class IO certificates will not have certificate balances and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class IO certificates, as described in this prospectus supplement. The interest rate applicable to the Class IO certificates for each distribution date will be as described in this prospectus supplement. See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

(8) Because the 11 Madison Avenue mortgage loan accrues interest on an "actual/360" basis but the Class MAD certificates accrue interest on a "30/360" basis, the pass-through rate in certain months on such class may be higher or lower than indicated.

-------------
                Offered certificates
-------------

-------------
                Private certificates
-------------

                                  THE PARTIES

THE TRUST FUND................   The trust fund will be created on or about
                                 the closing date pursuant to a pooling and servicing agreement, dated as of July 1, 2004, by and among the depositor, the master servicer, the special servicer, the trustee and the fiscal agent.

THE DEPOSITOR.................   Wachovia Commercial Mortgage Securities, Inc.
                                 We are a wholly owned subsidiary of Wachovia
                                 Bank, National Association, which is one of the mortgage loan sellers, the master servicer, the special servicer of the 11 Madison Avenue loan under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust,
                                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2004-C10, and an affiliate of one of the underwriters. Our principal executive office is located at 301 South College Street, Charlotte,
                                 North Carolina 28288-0166 and our telephone number is (704) 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. For more detailed information, see "THE DEPOSITOR" in the accompanying prospectus.

                                 On the closing date, we will sell the mortgage loans and related assets to be included in the trust fund to the trustee to create the trust fund.

THE ISSUER....................   The trust fund to be established under the
                                 pooling and servicing agreement. For more detailed information, see "DESCRIPTION OF THE
                                 CERTIFICATES" in this prospectus supplement and the accompanying prospectus.

THE MORTGAGE LOAN SELLERS.....   Wachovia Bank, National Association, Artesia
                                 Mortgage Capital Corporation, Citigroup Global
                                 Markets Realty Corp and Eurohypo AG, New York
                                 Branch. For more information, see "DESCRIPTION
                                 OF THE MORTGAGE POOL--The Mortgage Loan
                                 Sellers" in this prospectus supplement. The mortgage loan sellers will sell and assign to us on the closing date the mortgage loans to be included in the trust fund. See
                                 "DESCRIPTION OF THE MORTGAGE
                                 POOL--Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement.

                                 Wachovia Bank, National Association originated 60 of the mortgage loans to be included in the trust fund representing 60.2% of the mortgage pool (52 mortgage loans in loan group 1 or 59.4% and 8 mortgage loans in loan group 2 or 67.0%). Artesia Mortgage Capital Corporation originated 24 of the mortgage loans to be included in the trust fund representing 14.2% of the mortgage pool (17 mortgage loans in loan group 1 or 11.9% and 7 mortgage loans in loan group 2 or 33.0%). Citigroup Global Markets Realty Corp. originated 10 of the mortgage loans to be included in the trust fund representing 13.1% of the mortgage pool (14.7% of loan group 1). Eurohypo AG, New York Branch originated 2 of the mortgage loans to be included in the trust fund representing 12.4% of the mortgage pool (14.0% of loan group 1).

THE MASTER SERVICER...........   Wachovia Bank, National Association. Wachovia
                                 Bank, National Association is our affiliate, one of the mortgage loan sellers, the special servicer of the 11 Madison Avenue Loan under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust,
                                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2004-C10, and an affiliate of one of the underwriters. The master servicer will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund and the companion loans which are not part of the trust fund; provided, however, the 11 Madison
                                 Avenue mortgage loan and the 11 Madison Avenue companion loans will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia
                                 Bank Commercial Mortgage Trust, Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 2004-C10. The master servicer under the
                                 2004-C10 pooling and servicing agreement is Wachovia Bank, National Association.

                                 See "SERVICING OF THE MORTGAGE LOANS--The
                                 Master Servicer and the Special Servicer" and "--Servicing of the 11 Madison Avenue Loan" in this prospectus supplement.

THE SPECIAL SERVICER..........   Initially, Clarion Partners, LLC. The special
                                 servicer will be responsible for performing certain servicing functions with respect to the mortgage loans included in the trust fund and 2 companion loans which are not part of the trust fund that, in general, are in default or as to which default is imminent; provided, however, the 11 Madison Avenue mortgage loan and the 11
                                 Madison Avenue companion loans will be
                                 specially serviced under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank
                                 Commercial Mortgage Trust, Commercial Mortgage
                                 Pass-Through Certificates, Series 2004-C10. The special servicer under the 2004-C10 pooling and servicing agreement, with respect to the 11
                                 Madison Avenue mortgage loan is Wachovia Bank,
                                 National Association.

                                 Some holders of certificates (initially the holder of the Class P certificates with respect to each mortgage loan other than the 11 Madison Avenue mortgage loan) will have the right to replace the special servicer and to select a representative who may advise and direct the special servicer and whose approval is required for certain actions by the special servicer under certain circumstances. With respect to the 11 Madison Avenue mortgage loan, except during the continuance of a control appraisal period under the related intercreditor agreement, the holder of the most subordinate existing companion loan related to the 11 Madison Avenue mortgage loan may appoint or remove the special servicer with respect to the 11 Madison Avenue mortgage loan. It is anticipated that Clarion Capital, LLC, an affiliate of Clarion Partners, LLC, will purchase certain non-offered classes of certificates (including the Class P certificates).

THE TRUSTEE...................   LaSalle Bank National Association. The
                                 trustee will be responsible for distributing payments to certificateholders and delivering to certificateholders certain reports on the mortgage loans included in the trust fund and the certificates. See "DESCRIPTION OF THE
                                 CERTIFICATES--The Trustee" in this prospectus supplement.

THE FISCAL AGENT..............   ABN AMRO Bank N.V., a Netherlands banking
                                 corporation and indirect corporate parent of the trustee.

THE UNDERWRITERS..............   Wachovia Capital Markets, LLC, Citigroup
                                 Global Markets Inc., J.P. Morgan Securities
                                 Inc. and Greenwich Capital Markets, Inc.
                                 Wachovia Capital Markets, LLC is our affiliate and is an affiliate of Wachovia Bank, National
                                 Association, which is the master servicer, the special servicer of the 11 Madison Avenue mortgage loan under the 2004-C10 pooling and servicing agreement and one of the mortgage loan sellers. Citigroup Global Markets Inc. is an affiliate of Citigroup Global Markets Realty
                                 Corp., which is one of the mortgage loan sellers. Wachovia Capital Markets, LLC and
                                 Citigroup Global Markets Inc. are acting as co-lead managers for this offering. J.P. Morgan
                                 Securities Inc. and Greenwich Capital Markets,
                                 Inc. are acting as co-managers for this
                                 offering. Citigroup Global Markets Inc. is acting as sole bookrunner with respect to 29.24% of the Class A-2 certificates. Wachovia
                                 Capital Markets, LLC is acting as sole
                                 bookrunner with respect to the remainder of the Class A-2 certificates and all other classes of offered certificates.

                          IMPORTANT DATES AND PERIODS

CLOSING DATE..................   On or about July 8, 2004.

CUT-OFF DATE..................   For 94 mortgage loans, representing 87.6% of
                                 the mortgage pool (79 mortgage loans in loan group 1 or 86.0% and all of the mortgage loans in loan group 2), July 11, 2004; and for 2 of the mortgage loans, representing 12.4% of the mortgage pool (14.0% of loan group 1), July 1, 2004. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan as of the related cut-off date.

DISTRIBUTION DATE.............   The fourth business day following the related
                                 determination date.

DETERMINATION DATE............   The 11th day of each month, or if such 11th
                                 day is not a business day, the next succeeding business day, commencing in August 2004.

COLLECTION PERIOD.............   For any distribution date, the period
                                 beginning on the 12th day in the immediately preceding month (or the day after the applicable cut-off date in the case of the first collection period) through and including the 11th day of the month in which the distribution date occurs. Notwithstanding the foregoing, in the event that the last day of a collection period is not a business day, any payments with respect to the mortgage loans which relate to such collection period and are received on the business day immediately following such last day will be deemed to have been received during such collection period and not during any other collection period.


                               THE CERTIFICATES

OFFERED CERTIFICATES..........   We are offering to you the following 6
                                 classes of certificates of our Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 2004-C12 pursuant to this prospectus
                                 supplement:

                                    Class A-1
                                    Class A-2
                                    Class B
                                    Class C
                                    Class D
                                    Class E

PRIORITY OF DISTRIBUTIONS.....   On each distribution date, the owners of the
                                 certificates (other than the Class MAD
                                 Certificates) will be entitled to
                                 distributions of payments or other collections on the mortgage loans (other than payments or other collections allocable to the 11 Madison
                                 Avenue non-pooled component) that the master servicer collected or advanced during or with respect to the related collection period after deducting certain fees and expenses. For purposes of making certain distributions to the Class A-1, Class A-2 and Class A-1A certificates, the mortgage pool will be deemed to consist of 2 loan groups.

                                 o  Loan group 1 will consist of all of the
                                    mortgage loans that are not secured by
                                    multifamily properties and 3 mortgage loans that are secured by multifamily properties.


                                 o Loan group 2 will consist of 15 mortgage loans that are secured by multifamily properties.

                                 Annex A to this prospectus supplement sets forth the loan group designation for each mortgage loan. The trustee will distribute amounts to the extent that the money is available, in the following order of priority, to pay:

                                 -----------------------------------------------
                                  Interest, concurrently (i) pro rata, on the
                                  Class A-1 and Class A-2 certificates from the portion of money available attributable to mortgage loans in loan group 1, (ii) on the Class A-1A certificates from the portion of money available attributable to mortgage loans in loan group 2, and (iii) on the Class IO certificates from any and all money attributable to the mortgage pool; provided, however, if on any distribution date, the money available on such distribution date is insufficient to pay in full the total amount of interest to be paid to any of the classes as described above, money available with respect to the entire mortgage pool will be allocated among all those classes pro rata.
                                 ----------------------------------------------

                                 -----------------------------------------------
                                  Principal of the Class A-1 certificates, up to the principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A certificates have been made, until their certificate balance is reduced to zero.

                                 ----------------------------------------------

                                 -----------------------------------------------
                                  Principal of the Class A-2 certificates, up to the principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A certificates have been made, until their certificate balance is reduced to zero.

                                 ----------------------------------------------

                                 -----------------------------------------------
                                  Principal of the Class A-1A certificates, up to the principal distribution amount relating to loan group 2 and, after the Class A-2 certificate balance has been reduced to zero, the principal distribution amount relating to loan group 1 remaining after payments to the Class A-2 certificates have been made, until their certificate balance is reduced to zero.

                                 ----------------------------------------------

                                 -----------------------------------------------
                                  Reimbursement to the Class A-1, Class A-2 and Class A-1A certificates, pro rata, for any realized loss and trust fund expenses borne by such classes.
                                 ----------------------------------------------

                                 -----------------------------------------------
                                  Interest on the Class B certificates.
                                 ----------------------------------------------

                                 -----------------------------------------------
                                  Principal of the Class B certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                 ----------------------------------------------

                                 -----------------------------------------------
                                  Reimbursement to the Class B certificates for any realized losses and trust fund expenses borne by such class.
                                 ----------------------------------------------

                                 -----------------------------------------------
                                  Interest on the Class C certificates.
                                 ----------------------------------------------

                                 -----------------------------------------------
                                  Principal of the Class C certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                 ----------------------------------------------

                                 -----------------------------------------------
                                  Reimbursement to the Class C certificates for any realized losses and trust fund expenses borne by such class.
                                 ----------------------------------------------

                                 -----------------------------------------------
                                  Interest on the Class D certificates.
                                 ----------------------------------------------

                                 -----------------------------------------------
                                  Principal of the Class D certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                 ----------------------------------------------

                                 -----------------------------------------------
                                  Reimbursement to the Class D certificates for any realized losses and trust fund expenses borne by such class.
                                 ----------------------------------------------

                                 -----------------------------------------------
                                  Interest on the Class E certificates.
                                 ----------------------------------------------

                                 -----------------------------------------------
                                  Principal of the Class E certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                 ----------------------------------------------

                                 -----------------------------------------------
                                  Reimbursement to the Class E certificates for any realized losses and trust fund expenses borne by such class.
                                 ----------------------------------------------

                                 If, on any distribution date, the certificate balances of the Class B through Class P certificates have been reduced to zero, but any two or more of the Class A-1, Class A-2 and Class A-1A certificates remain outstanding, distributions of principal and interest will be made, pro rata, to the outstanding Class A-1, Class A-2 and Class A-1A certificates. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement.

                                 On each Distribution Date amounts available in respect of the 11 Madison Avenue non-pooled component (net of administrative costs and fees) will be distributed in respect of the principal of, and interest on, the Class MAD certificates.

                                 The 11 Madison Avenue non-pooled component will support only the Class MAD certificates and amounts allocated to such component will not be part of funds available for distributions to holders of the other certificates.

                                 No companion loans will be part of the trust, and amounts received with respect to such companion loans will not be available for distributions to holders of any certificates.

INTEREST......................   On each distribution date, each class of
                                 certificates (other than the Class Z, Class R-I and Class R-II certificates) will be entitled to receive:

                                 o for each such class of certificates, one month's interest at the applicable pass-through rate accrued during the calendar month prior to the related distribution date, on the certificate balance or notional amount, as applicable, of such class of certificates immediately prior to such distribution date;

                                 o  plus any interest that such class of
                                    certificates was entitled to receive on all prior distribution dates to the extent not received;

                                 o minus (other than in the case of the Class IO certificates) such class' share of any shortfalls in interest collections due to prepayments on mortgage loans included in the trust fund (or, in the case of the Class MAD certificates, the 11 Madison Avenue non-pooled component) that are not offset by certain payments made by the master servicer; and

                                 o minus (other than in the case of the Class IO certificates) such class' allocable share of any reduction in interest accrued on any mortgage loan (or, in the case of the Class MAD certificates, the 11 Madison Avenue non-pooled component) as a result of a modification that reduces the related mortgage rate and allows the reduction in accrued interest to be added to the stated principal balance of the mortgage loan.

                                 As reflected in the chart under "Priority of Distributions" above, so long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-1A and Class IO certificates, interest distributions on the Class A-1 and Class A-2 certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Certificate Balances and Notional Amount" and "--Distributions" in this prospectus supplement.

                                 The Class IO certificates have seventeen interest-only components, with one interest-only component corresponding to each class of certificates entitled to receive distributions of principal. Each interest-only component will correspond to the class of certificates that has the same alphabetical, and if applicable, numerical designation. On each distribution date, the notional amount of the Class IO certificates will be equal to the aggregate outstanding component balances of the components on such date. On each distribution date, each interest-only component will have a component balance equal to the certificate balance of the class of certificates on such date that corresponds to such interest-only component.

                                 The Class IO certificates will accrue interest at a rate as described under "Pass-Through Rates" below.

                                 The certificates (other than the Class Z,
                                 Class R-I and Class R-II certificates) will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

                                 The interest accrual period with respect to any distribution date and any class of certificates (other than the Class Z, Class R-I and Class R-II certificates) is the calendar month preceding the month in which such distribution date occurs.

                                 As reflected in the chart under "Priority of Distributions" beginning on page S-11 above, on each distribution date, the trustee will distribute interest to the holders of the offered certificates and the Class IO certificates:

                                 o  first, pro rata, to the Class IO
                                    certificates, Class A-1 certificates, Class
                                    A-2 certificates and Class A-1A certificates as described above under "Priority of Distributions", and then to each other class of offered certificates in alphabetical order; and

                                 o only to the extent funds remain after the trustee makes all distributions of interest and principal required to be made on such date to each class of certificates with a higher priority of distribution.

                                 You may, in certain circumstances, also
                                 receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans included in the trust fund. Such distributions are in addition to the distributions of principal and interest described above. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement.

PASS-THROUGH RATES............   The pass-through rate for each class of
                                 certificates (other than the Class IO, Class Z,
                                 Class R-I and Class R-II certificates) on each distribution date is set forth under "OVERVIEW
                                 OF THE CERTIFICATES" in this prospectus
                                 supplement.

                                 The pass-through rate applicable to the Class IO certificates for the initial distribution
                                 date will equal approximately     % per annum.


                                 The pass-through rate applicable to the Class IO certificates for each distribution date will, in general, equal the weighted average of the interest rates for the components for such distribution date (weighted on the basis of the respective component balances of such components outstanding immediately prior to such distribution date). The interest rate in respect of any component for any distribution date will, in general, equal the weighted average net mortgage rate for such distribution date, minus the pass-through rate applicable to the corresponding class of sequential pay certificates.

                                 The weighted average net mortgage rate for each distribution date is the weighted average of the net mortgage rates for the mortgage loans (excluding the interest rate and principal balance of the 11 Madison Avenue non-pooled component) included in the trust fund as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances (excluding, with respect to the 11 Madison Avenue mortgage loan, the component principal balance of the non-pooled component of the 11 Madison Avenue mortgage loan) immediately following the preceding distribution date; provided that, for the purpose of determining the weighted average net mortgage rate only, if the mortgage rate for any mortgage loan included in the trust fund has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the special servicer, the weighted average net mortgage rate for such mortgage loan will be calculated without regard to such event. The net mortgage rate for each mortgage loan included in the trust fund will generally equal:

                                 o the mortgage interest rate in effect for such mortgage loan as of the closing date; minus

                                 o the applicable administrative cost rate, as described in this prospectus supplement.

                                 For the purpose of calculating the weighted average net mortgage rate, the mortgage rate of each mortgage loan will be deemed adjusted as described under "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

                                 The stated principal balance of each mortgage loan included in the trust fund will generally equal the balance of that mortgage loan as of the cut-off date, reduced as of any date of determination (to not less than zero) by:

                                 o the portion of the principal distribution amount for the related distribution date that is attributable to such mortgage loan; and

                                 o the principal portion of any realized loss incurred in respect of such mortgage loan during the related collection period.

                                 The stated principal balance of any mortgage loan as to which the mortgage rate is reduced through a modification may be increased in certain circumstances by the amount of the resulting interest reduction. See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS.......   On the closing date, each class of
                                 certificates (other than the Class IO, Class Z,
                                 Class R-I and Class R-II certificates) will
                                 have the certificate balance set forth above
                                 under "OVERVIEW OF THE CERTIFICATES". The
                                 certificate balance
                                 for each class of certificates entitled to
                                 receive principal may be reduced by:

                                 o  distributions of principal; and

                                 o allocations of realized losses and trust fund expenses.

                                 The certificate balance or notional amount of a class of certificates may be increased in certain circumstances by the allocation of any increase in the stated principal balance of any mortgage loan resulting from the reduction of the related mortgage rate through modification. See "DESCRIPTION OF THE CERTIFICATES--Certificate Balances and
                                 Notional Amount" in this prospectus
                                 supplement.

                                 The Class IO certificates do not have
                                 principal balances and will not receive
                                 distributions of principal.

                                 As reflected in the chart under "Priority of Distributions" above:

                                 o  generally, the Class A-1 and Class A-2
                                    certificates will only be entitled to
                                    receive distributions of principal collected or advanced in respect of mortgage loans (or, with respect to the 11 Madison Avenue mortgage loan, only the 11 Madison Avenue pooled component) in loan group 1 until the certificate balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-2 certificates has been reduced to zero;

                                 o principal is distributed to each class of certificates entitled to receive distributions of principal in alphabetical and, if applicable, numerical designation;

                                 o principal is only distributed on a class of certificates to the extent funds remain after the trustee makes all distributions of principal and interest on each class of certificates with an earlier alphabetical and, if applicable, numerical designation;

                                 o  generally, no class of certificates is
                                    entitled to distributions of principal until the certificate balance of each class of certificates with an earlier alphabetical and, if applicable, numerical designation has been reduced to zero; and

                                 o in no event will holders of the Class B, Class C, Class D and Class E certificates or classes of non-offered certificates (other than the Class A-1A certificates) be entitled to receive any payments of principal until the certificate balances of the Class A-1, Class A-2 and Class A-1A certificates have all been reduced to zero.

                                 The amount of principal to be distributed for each distribution date generally will be an amount equal to:

                                 o the scheduled principal payments (other than balloon payments) due on the mortgage loans included in the trust fund during the related collection period whether or not such scheduled payments are actually received;

                                 o  balloon payments actually received with
                                    respect to mortgage loans included in the trust fund during the related collection period;

                                 o prepayments received with respect to the mortgage loans included in the trust fund during the related collection period; and

                                 o  all liquidation proceeds, insurance
                                    proceeds, condemnation awards and repurchase and substitution amounts received during the related collection period that are allocable to principal.

                                 For purposes of making distributions to the Class A-1, Class A-2 and Class A-1A certificates, the principal distribution amount for each loan group on any distribution date will be equal to the sum of the collections specified above but only to the extent such amounts relate to the mortgage loans comprising the specified loan group.

                                 However, if the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it or the special servicer has determined is not recoverable out of collections on the related mortgage loan and certain advances that are determined not to be reimbursed currently in connection with the work-out of a mortgage loan, then such advances (together with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the pooling and servicing agreement, to be reimbursed first out of payments and other collections of principal otherwise distributable on the principal balance certificates (other than the Class MAD certificates), prior to, in the case of nonrecoverable advances only, being deemed reimbursed out of payments and other collections of interest otherwise distributable on the offered certificates.


SUBORDINATION; ALLOCATION OF
 LOSSES AND CERTAIN EXPENSES...  Credit support for any class of certificates
                                 (other than the Class Z, Class R-I, Class R-II and Class MAD certificates) is provided by the subordination of payments and allocation of any losses to such classes of certificates which have a later alphabetical class designation (other than the Class IO certificates) and, with respect to the 11 Madison Avenue mortgage loan, the Class MAD certificates. The certificate balance of a class of certificates (other than the Class IO, Class Z, Class R-I and Class R-II certificates) will be reduced on each distribution date by any losses on the mortgage loans that have been realized and certain additional trust fund expenses actually allocated to such class of certificates on such distribution date.

                                 Losses on the mortgage loans that have been realized and additional trust fund expenses will be allocated without regard to loan group and will first be allocated to the certificates (other than the Class A-1A, Class IO, Class Z, Class R-I and Class R-II certificates) that are not offered by this prospectus supplement and then to the certificates that are offered certificates and the Class A-1A certificates in reverse alphabetical order as indicated on the following table; provided, that losses and additional trust fund expenses on the 11 Madison Avenue mortgage loan will first be allocated to the non-pooled component of the 11 Madison Avenue mortgage loan (and therefore to the Class MAD certificates); provided, further, that losses and additional trust fund expenses on the mortgage loans (other than losses and trust fund expenses with respect to the 11 Madison Avenue mortgage loan) will not be allocated to the Class MAD certificates.

                                                  PERCENTAGE     ORDER OF
                                     ORIGINAL     OF CUT-OFF   APPLICATION
                                   CERTIFICATE     DATE POOL    OF LOSSES
        CLASS DESIGNATION            BALANCE        BALANCE    AND EXPENSES
-------------------------------- --------------- ------------ -------------
  Class A-1 ....................  $327,879,000       30.840%        6
  Class A-2 ....................  $478,063,000       44.966%        6
  Class A-1A ...................  $115,031,000       10.820%        6
  Class B ......................  $ 25,250,000        2.375%        5
  Class C ......................  $  9,302,000        0.875%        4
  Class D ......................  $ 22,592,000        2.125%        3
  Class E ......................  $ 10,631,000        1.000%        2
  Other non-offered certificates
  (excluding the Class IO and
  the Class MAD(1)
  certificates) ................  $ 74,424,325        7.000%        1

                                 ----------
                                 (1)   The Class MAD certificates have been
                                       excluded for purposes of the table;
                                       mortgage loan losses and additional
                                       trust fund expenses on the mortgage
                                       loans will not be allocated to the Class
                                       MAD certificates other than mortgage
                                       loan losses and additional trust fund
                                       expenses with respect to the 11 Madison
                                       Avenue mortgage loan.


                                 Any losses realized on the mortgage loans included in the trust fund or additional trust fund expenses allocated in reduction of the certificate balance of any class of sequential pay certificates will result in a corresponding reduction in the notional amount of the Class IO certificates.

                                 Any losses and expenses that are associated with each of the mortgage loans secured by the 11 Madison Avenue mortgaged property will be allocated in accordance with the terms of the related intercreditor agreement and the pooling and servicing agreement first, to the most subordinate companion loan secured by the related mortgaged property, second, to the second most subordinate companion loan secured by the related mortgaged property, third, to the third most subordinate companion loan secured by the related mortgaged property and fourth, pro rata, among the 4 pari passu mortgage loans secured by the related mortgaged property. The portion of any losses and expenses that are allocated to the 11 Madison Avenue mortgage loan will be allocated to the 11 Madison Avenue non-pooled component (and therefore to the Class MAD certificates) until the component principal balance of the 11 Madison Avenue non-pooled component has been reduced to zero before being allocated among the Series 2004-C12 certificates in the manner described above.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Subordination; Allocation of Losses and
                                 Certain Expenses" in this prospectus
                                 supplement.


PREPAYMENT PREMIUMS; YIELD
 MAINTENANCE CHARGES..........   On each distribution date, any prepayment
                                 premium or yield maintenance charge actually collected during the related collection period on a mortgage loan included in the trust fund
                                 (or, with respect to the 11 Madison Avenue mortgage loan, the portion allocated to the 11
                                 Madison Avenue pooled component) will be distributed to the holders of each class of offered certificates and the Class A-1A, Class
                                 F, Class G and Class H certificates then entitled to distributions as follows:

                                 The holders of each class of offered
                                 certificates and the Class A-1A, Class F,
                                 Class G and Class H certificates then entitled to distributions of principal with respect to the related loan group on such distribution date will generally be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of:

                                 o the amount of such prepayment premiums or yield maintenance charges;

                                 o a fraction (in no event greater than one), the numerator of which is equal to the excess, if any, of the pass-through rate of such class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate; and

                                 o a fraction, the numerator of which is equal to the amount of principal distributable on such class of certificates on such distribution date, and the denominator of which is the principal distribution amount for such distribution date.

                                 If there is more than one class of
                                 certificates entitled to distributions of principal with respect to the related loan group on any particular distribution date on which a prepayment premium or yield maintenance charge is distributable, the aggregate amount of such prepayment premium or yield maintenance charge will be allocated among all such classes up to, and on a pro rata basis in accordance with, the foregoing entitlements.

                                 The portion, if any, of the prepayment
                                 premiums or yield maintenance charges
                                 remaining after any payments described above will be distributed to the holders of the Class IO certificates.

                                 The "discount rate" applicable to any class of offered certificates and the Class A-1A, Class F, Class G and Class H certificates will equal the yield (when compounded monthly) on the US Treasury issue with a maturity date closest to the maturity date for the prepaid mortgage loan or mortgage loan for which title to the related mortgaged property was acquired by the trust fund.

                                 o In the event that there are two or more such US Treasury issues with the same coupon, the issue with the lowest yield will be utilized; and

                                 o In the event that there are two or more such US Treasury issues with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

 EXAMPLES OF ALLOCATION OF PREPAYMENT PREMIUMS OR
             YIELD MAINTENANCE CHARGES
  Mortgage interest rate .........................   8%
  Pass-through rate for applicable class .........   6%
  Discount rate ..................................   5%

     ALLOCATION PERCENTAGE FOR       ALLOCATION PERCENTAGE FOR
          APPLICABLE CLASS                   CLASS IO
----------------------------------- --------------------------
         6% - 5%                     100% - 33 1/3% = 66 2/3%
      -------------- = 33 1/3%
         8% - 5%

                                 Any yield maintenance charges allocable to the non-pooled component of the 11 Madison
                                 Avenue mortgage loan will be paid to the Class MAD certificates.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions--Allocation of Prepayment
                                 Premiums and Yield Maintenance Charges" in this prospectus supplement.

ALLOCATION OF
 ADDITIONAL INTEREST...........  On each distribution date, any additional interest collected in respect of a mortgage loan in the trust (and, with respect to the 11 Madison Avenue mortgage loan, only with respect to amounts allocable to the pooled component of the 11 Madison Avenue mortgage loan) with an anticipated repayment date during the related collection period will be distributed, to the holders of the Class Z certificates and in the case of amounts allocable to the non-pooled component of the 11 Madison Avenue mortgage loan, to the Class MAD certificates and, in each case, will not be available to provide credit support for other classes of certificates or offset any interest shortfalls.

ADVANCING.....................   In the event the master servicer fails to
                                 receive one or more scheduled payments of principal and interest (other than balloon payments) on a mortgage loan included in the trust fund by the last day of the related collection period and the master servicer determines that such scheduled payment of principal and interest will be ultimately recoverable from the related mortgage loan, the master servicer, or if it fails to do so, the trustee is required to make a principal and interest cash advance of such scheduled payment of principal and interest. If the trustee fails to make a required advance, the fiscal agent will be required to make the advance.

                                 With respect to the 11 Madison Avenue mortgage loan, in the event the master servicer under the 2004-C10 pooling and servicing agreement fails to receive one or more scheduled payments of principal and interest (other than balloon payments) on the 11 Madison Avenue mortgage loan by the last day of the related collection period and such master servicer determines that such scheduled payment of principal and interest will be ultimately recoverable from the 11 Madison Avenue mortgage loan, the master servicer under the 2004-C10 pooling and servicing agreement, or if it fails to do so, the trustee under the 2004-C10 pooling and servicing agreement, or if it fails to do so, the master servicer under the pooling and servicing agreement (so long as it has received all information necessary to make a recoverability determination), and if it fails to do so, the trustee under the pooling and servicing agreement, and if it fails to do so, the fiscal agent under the pooling and servicing agreement, is required to make a principal or interest cash advance of such scheduled payment of principal and interest to the extent described in this prospectus supplement.

                                 These cash advances are only intended to maintain a regular flow of scheduled principal and interest payments on the certificates and are not intended to guarantee or insure against losses. In other words, the advances are intended to provide liquidity (rather than credit enhancement) to certificateholders. To the extent described in this prospectus supplement, the trust fund will pay interest to the master servicer, the trustee or the fiscal agent, as the case may be, on the amount of any principal and interest cash advance calculated at the prime rate (provided that no principal and/or interest cash advance shall accrue interest until after the expiration of any applicable grace period for the related scheduled payment) and will reimburse the master servicer, the trustee or the fiscal agent for any principal and interest cash advances that are later determined to be not recoverable. Neither the master servicer, the trustee nor the fiscal agent will be required to make an advance with respect to any companion loan. See "DESCRIPTION OF THE CERTIFICATES--P&I Advances" in this prospectus supplement.

OPTIONAL TERMINATION OF THE
 TRUST FUND...................   The trust fund may be terminated when the
                                 aggregate principal balance of the mortgage loans included in the trust fund (including the non-pooled component of the 11 Madison Avenue mortgage loan) is less than 1.0% of the aggregate principal balance of the pool of mortgage loans and the 11 Madison Avenue non-pooled component included in the trust fund as of the cut-off date. See "DESCRIPTION OF THE
                                 CERTIFICATES--Termination" in this prospectus supplement and in the accompanying prospectus.

                                 The trust fund may also be terminated when the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D and Class E certificates have been paid in full and all of the remaining certificates are held by a single certificateholder. See "DESCRIPTION OF THE CERTIFICATES--Termination" in this prospectus supplement.

REGISTRATION AND
 DENOMINATION..................  The offered certificates will initially be registered in the name of Cede & Co., as nominee for The Depository Trust Company in the United States, or in Europe through Clearstream Banking societe anonyme or Euroclear Bank S.A./ N.V., as operator of the Euroclear System. You will not receive a definitive certificate representing your interest in the trust fund, except in the limited circumstances described in the accompanying prospectus. See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and Definitive Certificates" in the accompanying prospectus.

                                 Beneficial interests in the Class A-1, Class
                                 A-2, Class B, Class C, Class D and Class E certificates will be offered in minimum denominations of $10,000 actual principal amount and in integral multiples of $1 in excess of those amounts.

MATERIAL FEDERAL INCOME TAX
 CONSEQUENCES.................   Two separate real estate mortgage investment
                                 conduit elections will be made with respect to most of the trust fund ("REMIC I" and "REMIC
                                 II"). In addition, a separate REMIC election will also be made with respect to the 11
                                 Madison Avenue Loan (the "11 Madison Avenue
                                 Loan REMIC," and together with REMIC I and REMIC II, each, a "REMIC"). The offered certificates will evidence regular interests in a REMIC and generally will be treated as debt instruments of such REMIC. The Class R-I certificates will represent the residual interests in the 11 Madison Avenue Loan REMIC and REMIC I, and the Class R-II certificates will represent the residual interests in REMIC
                                 II. The Class Z and Class MAD
                                 certificateholders' entitlement to any
                                 additional interest that has accrued on a related mortgage loan that provides for the accrual of such additional interest if the unamortized principal amount of such mortgage loan is not repaid on the anticipated repayment date set forth in the related mortgage note will be treated as a grantor trust (as described in the related prospectus) for United States federal income tax purposes.


                                 The offered certificates will be treated as newly originated debt instruments for federal income tax purposes. You will be required to report income with respect to the offered certificates using the accrual method of accounting, even if you otherwise use the cash method of accounting. It is anticipated that the Class __ certificates will be treated as having been issued at a premium, that the Class __ certificates will be treated as having been issued with a de minimis amount of original issue discount, and that the Class __ certificates will be treated as having been issued with original issue discount for federal income tax reporting purposes.

                                 For further information regarding the federal income tax consequences of investing in the offered certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS..........   Subject to important considerations described
                                 under "ERISA CONSIDERATIONS" in this prospectus supplement and the accompanying prospectus, the following certificates may be eligible for purchase by persons investing assets of employee benefit plans, individual retirement accounts, or other retirement plans and accounts:

                                    Class A-1
                                    Class A-2
                                    Class B
                                    Class C
                                    Class D
                                    Class E

                                 This is based on individual prohibited
                                 transaction exemptions granted to each of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Greenwich Capital Markets, Inc. by the US Department of Labor. See "ERISA CONSIDERATIONS" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See "LEGAL INVESTMENT" in this prospectus supplement and in the accompanying prospectus.

RATINGS.......................   The offered certificates will not be issued
                                 unless they have received the following ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and
                                 Fitch, Inc.:

                                                                   EXPECTED
                                                                  RATING FROM
                                       CLASS                       S&P/FITCH
                                 ------------------------------   -----------
                                 Class A-1 ....................     AAA/AAA
                                 Class A-2 ....................     AAA/AAA
                                 Class B ......................      AA/AA
                                 Class C ......................     AA-/AA-
                                 Class D ......................       A/A
                                 Class E ......................      A-/A-

                                 The ratings on the offered certificates
                                 address the likelihood of timely receipt of interest and ultimate receipt of principal by the rated final distribution date by the holders of offered certificates. They do not address the likely actual rate of prepayments. Such rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. In addition, ratings adjustments may result from a change in the financial position of the trustee or the fiscal agent as back-up liquidity providers. See "RATINGS" in this prospectus supplement and in the accompanying prospectus for a discussion of the basis upon which ratings are given, the limitations and restrictions on the ratings, and conclusions that should not be drawn from a rating.


                              THE MORTGAGE LOANS

GENERAL.......................   It is expected that the mortgage loans to be
                                 included in the trust fund will have the following approximate characteristics as of the cut-off date. All information presented herein
                                 (including loan-to-value ratios and debt service coverage ratios) with respect to the 3 mortgage loans with subordinate companion loans is calculated without regard to the related subordinate companion loans. With respect to loan number 2 unless otherwise specified, the calculations of loan balance per square foot, loan-to-value ratios and debt service coverage ratios were based on the aggregate indebtedness of this mortgage loan and the related pari passu companion loans (but not any subordinate companion loan). All percentages of the mortgage loans, or any specified group of mortgage loans, referred to in this prospectus supplement are approximate percentages.

NON-POOLED COMPONENT AND CLASS
 MAD CERTIFICATES.............   The 11 Madison Avenue mortgage loan will be
                                 deemed to be split into a senior pooled
                                 component, with a principal balance of
                                 $82,000,000, representing 7.7% of the mortgage pool (8.6% of loan group 1) that supports distributions on the Certificates (other than the Class MAD certificates) and a subordinate non-pooled component, with a principal balance of

                                 $13,555,556, that supports distributions only on the Class MAD certificates, which are not being offered hereby. The 11 Madison Avenue mortgage loan is part of a split loan structure where 3 companion loans that are part of this split loan structure are pari passu in right of entitlement to payment with the 11 Madison Avenue mortgage loan and the other 3 companion loans are junior to the 4 loans that are pari passu in right of entitlement to payment. The aggregate principal balance of the 11 Madison Avenue mortgage loan (including the component that is not pooled with the other mortgage loans) as of the cut-off date will be approximately $95,555,556. See "DESCRIPTION OF THE MORTGAGE POOL--Top Twenty Mortgage Loans--11 Madison Avenue Loan" in this prospectus supplement.
                                 All principal and interest collections on the 11 Madison Avenue mortgage loan will be distributed as described in this prospectus supplement and as more particularly described in the pooling and servicing agreement. See "DESCRIPTION OF THE MORTGAGE POOL--11 Madison Avenue Mortgage Loan" in this prospectus supplement. For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information include only the pooled component of the 11 Madison Avenue mortgage loan. Generally, the subordination of the non-pooled component of the 11 Madison Avenue mortgage loan decreases the loan-to-value ratio and increases the debt service coverage ratio of the pooled component of the 11 Madison Avenue mortgage loan included as a "mortgage loan" herein because those ratios are based only on the pooled component of the 11 Madison Avenue mortgage loan. All principal and interest collections on the 11 Madison Avenue mortgage loan will be allocated between the pooled component and non-pooled component as described in "DESCRIPTION OF THE CERTIFICATES--Distributions --the Class MAD Certificates and the 11 Madison Avenue Non-Pooled Component" in this prospectus supplement. Interest on the pooled component and non-pooled component will accrue on the balance of such component at a per annum rate equal to the net mortgage rate in effect for the 11 Madison Avenue mortgage loan as of the beginning of the related collection period.

                                 Although the non-pooled component of the 11
                                 Madison Avenue mortgage loan will be part of the trust, such component supports only the Class MAD certificates, which certificates are not being offered pursuant to this prospectus supplement.

                                 The totals in the following tables may not add up to 100% due to rounding.

                                                ALL MORTGAGE             LOAN                LOAN
                                                    LOANS               GROUP 1            GROUP 2
                                            -------------------- -------------------- -----------------
  Number of mortgage loans ................                96                   81                 15
  Number of crossed loan pools ............                 2                    2                  0
  Number of mortgaged properties ..........                97                   81                 16
  Aggregate balance of all mortgage
    loans .................................    $1,063,172,325        $ 948,141,289       $115,031,036
  Number of mortgage loans with balloon
    payments(1) ...........................                39                   30                  9
  Aggregate balance of mortgage loans
    with balloon payments(1) ..............     $ 471,145,128        $ 428,489,617       $ 42,655,511
  Number of mortgage loans with
    anticipated repayment dates(2) ........                30                   26                  4
  Aggregate balance of mortgage loans
    with anticipated repayment dates(2) ...     $ 441,413,766        $ 391,223,698       $ 50,190,069
  Number of fully amortizing mortgage
    loans(3) ..............................                 8                    7                  1
  Aggregate balance of fully amortizing
    mortgage loans(3) .....................     $  38,283,431        $  34,297,974       $  3,985,457
  Number of non-amortizing mortgage
    loans .................................                19                   18                  1
  Aggregate balance of non-amortizing
    mortgage loans ........................     $ 112,330,000        $  94,130,000       $ 18,200,000
  Average mortgage loan balance ...........     $  11,074,712        $  11,705,448       $  7,668,736
  Minimum mortgage loan balance ...........     $   1,527,164        $   1,550,000       $  1,527,164
  Maximum mortgage loan balance ...........     $ 119,298,859        $ 119,298,859       $ 18,200,000
  Maximum balance for a group of
    cross-collateralized and
    cross-defaulted loans(4) ..............     $  61,770,000(4)     $  61,770,000(4)    $          0
  Weighted average cut-off date
    loan-to-value ratio(5) ................             70.0%                70.0%              69.8%
  Minimum cut-off date loan-to-value
    ratio .................................             21.8%                21.8%              57.9%
  Maximum cut-off date loan-to-value
    ratio .................................             80.0%                80.0%              79.5%
  Weighted average loan-to-value ratio at
    stated maturity or anticipated
    repayment date(5) .....................             60.1%                59.9%              62.0%
  Weighted average underwritten debt
    service coverage ratio(6) .............             1.63x                1.64x              1.49x
  Minimum underwritten debt service
    coverage ratio ........................             1.16x                1.19x              1.16x
  Maximum underwritten debt service
    coverage ratio ........................             3.02x                3.02x              2.63x
  Weighted average mortgage interest
    rate ..................................            5.280%               5.304%             5.077%
  Minimum mortgage interest rate ..........            4.260%               4.300%             4.260%
  Maximum mortgage interest rate ..........            6.760%               6.760%             5.960%
  Weighted average remaining term to
    maturity or anticipated repayment
    date (months) .........................               109                  111                 95
  Minimum remaining term to maturity or
    anticipated repayment date (months)....                52                   59                 52
  Maximum remaining term to maturity
    or anticipated repayment date
    (months) ..............................               264                  264                179
  Weighted Average occupancy rate(7) ......             94.1%                94.2%              93.5%

                                     ----------
                                     (1)   Does not include mortgage loans with
                                           anticipated repayment dates or
                                           mortgage loans that are
                                           interest-only for their entire term.


                                     (2)   Not including mortgage loans that
                                           are interest-only for their entire
                                           term or fully amortizing mortgage
                                           loans.

                                     (3)   Includes 1 mortgage loan that
                                           substantially amortizes prior to its
                                           anticipated repayment date but may
                                           enter a period of hyper-amortization
                                           after such date with respect to any
                                           remaining balance.

                                     (4)   Consists of a group of 11 individual
                                           mortgage loans (loan numbers 24, 28,
                                           45, 52, 61, 64, 66, 70, 74, 85 and
                                           89).

                                     (5)   For purposes of determining the
                                           loan-to-value ratio of 1 mortgage
                                           loan (loan number 46), representing
                                           0.6% of the mortgage pool

                                           (5.7% of loan group 2), such ratio
                                           was adjusted by taking into account
                                           amounts available under certain cash
                                           reserves.

                                     (6)   For purposes of determining the debt
                                           service coverage ratio of 1 mortgage
                                           loan (loan number 91), representing
                                           0.2% of the mortgage pool (2.0% of
                                           loan group 2), such ratio was
                                           adjusted by taking into account
                                           amounts available under certain cash
                                           reserves.

                                     (7)   Excludes 3 mortgage loans secured by
                                           hospitality properties, representing
                                           2.1% of the mortgage pool (2.4% of
                                           loan group 1).

SECURITY FOR THE MORTGAGE
   LOANS IN THE TRUST FUND.....  Generally, all of the mortgage loans included in the trust fund are non-recourse obligations of the related borrowers.

                                 o No mortgage loan included in the trust fund is insured or guaranteed by any government agency or private insurer.

                                 o All of the mortgage loans included in the trust fund are secured by first lien fee mortgages or leasehold mortgages on commercial properties, multifamily properties or mobile home properties.

PROPERTY TYPES....               The following table describes the mortgaged
                                 properties securing the mortgage loans expected to be included in the trust fund as of the cut-off date:


                                 MORTGAGED PROPERTIES BY PROPERTY TYPE

                                                                      PERCENTAGE   PERCENTAGE OF   PERCENTAGE OF
                                        NUMBER OF      AGGREGATE      OF CUT-OFF    CUT-OFF DATE   CUT-OFF DATE
                                        MORTGAGED       CUT-OFF        DATE POOL      GROUP 1         GROUP 2
            PROPERTY TYPE              PROPERTIES     DATE BALANCE      BALANCE       BALANCE         BALANCE
------------------------------------- ------------ ----------------- ------------ --------------- --------------
Office ............................      19       $  445,442,884        41.9%         47.0%            0.0%
Retail ............................      33          294,747,285        27.7          31.1             0.0
  Retail - Anchored .................    25          243,511,520        22.9          25.7             0.0
  Retail - Shadow Anchored(1) .......     2           28,247,436         2.7           3.0             0.0
  Retail - Unanchored ...............     6           22,988,329         2.2           2.4             0.0
Multifamily .......................      19          148,825,460        14.0           3.6           100.0
Self Storage ......................      13           72,707,832         6.8           7.7             0.0
Industrial ........................       7           58,109,110         5.5           6.1             0.0
Hospitality .......................       3           22,285,236         2.1           2.4             0.0
Mobile Home Park ..................       1           13,424,059         1.3           1.4             0.0
Mixed Use .........................       1            5,040,219         0.5           0.5             0.0
Land(2) ...........................       1            2,590,240         0.2           0.3             0.0
                                         --       --------------       -----         -----           -----
   TOTAL ..........................      97       $1,063,172,325       100.0%        100.0%          100.0%
                                         ==       ==============       =====         =====           =====

                                  ----------
                                 (1)   A mortgaged property is considered
                                       shadow anchored if it is in close
                                       proximity to an anchored retail
                                       property.
                                 (2) Specifically, the mortgaged property is the fee interest in land which the ground tenant has improved and has leased as an anchored retail building. The retail building is not part of the loan collateral, and the source of funds for loan repayment is the ground rent payments made to the borrower.





[PIE CHART REPRESENTING
 MORTGAGED PROPERTIES
 BY PROPERTY TYPE OMITTED]

 [DATA FROM PIE CHART SHOWN
  HERE IN TABULAR FORM]

Office                   41.9%
Retail                   27.7%
Multifamily              14.0%
Self Storage              6.8%
Industrial                5.5%
Hospitality               2.1%
Mobile Home Park          1.3%
Mixed Use                 0.5%
Land                      0.2%

GEOGRAPHIC CONCENTRATIONS.....   The mortgaged properties are located
                                 throughout 26 states and the District of Columbia. The following table describes the number and percentage of mortgaged properties in states which have concentrations of mortgaged properties above 5.0%:


              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                          NUMBER OF      AGGREGATE      PERCENTAGE OF
                          MORTGAGED     CUT-OFF DATE    CUT-OFF DATE
         STATE           PROPERTIES       BALANCE       POOL BALANCE
----------------------- ------------ ----------------- --------------
  CA ..................      18       $  250,581,198         23.6%
    Southern(2) .......      10          194,728,859         18.3
    Northern(2) .......       8           55,852,339          5.3
  NY ..................       5          155,073,945         14.6
  FL ..................       9           84,674,052          8.0
  NC ..................       5           70,799,856          6.7
  DC ..................       1           58,500,000          5.5
  Other ...............      59          443,543,274         41.7
                             --       --------------        -----
      TOTAL ...........      97       $1,063,172,325        100.0%
                             ==       ==============        =====

                                 ----------
                                 (1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties) or the allocated loan amount as detailed in the related mortgage loan documents.


                                 (2)   For purposes of determining whether a
                                       mortgaged property is in Northern
                                       California or Southern California,
                                       mortgaged properties located north of
                                       San Luis Obispo County, Kern County and
                                       San Bernardino County were included in
                                       Northern California and mortgaged
                                       properties located in or south of such
                                       counties were included in Southern
                                       California.


                                  LOAN GROUP 1
              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                          NUMBER OF     AGGREGATE     PERCENTAGE OF
                          MORTGAGED   CUT-OFF DATE    CUT-OFF DATE
         STATE           PROPERTIES      BALANCE     GROUP 1 BALANCE
----------------------- ------------ -------------- ----------------
  CA ..................      13       $190,870,780         20.1%
    Southern(2) .......       7        145,528,859         15.3
    Northern(2) .......       6         45,341,921          4.8
  NY ..................       5        155,073,945         16.4
  FL ..................       9         84,674,052          8.9
  NC ..................       5         70,799,856          7.5
  DC ..................       1         58,500,000          6.2
  Other ...............      48        388,222,656         40.9
                             --       ------------        -----
    TOTAL .............      81       $948,141,289        100.0%
                             ==       ============        =====

                                 ----------
                                 (1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties) or the allocated loan amount as detailed in the related mortgage loan documents.

                                 (2)   For purposes of determining whether a
                                       mortgaged property is in Northern
                                       California or Southern California,
                                       mortgaged properties located north of
                                       San Luis Obispo County, Kern County and
                                       San Bernardino County were included in
                                       Northern California and mortgaged
                                       properties located in or south of such
                                       counties were included in Southern
                                       California.


                                  LOAN GROUP 2
              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                          NUMBER OF     AGGREGATE     PERCENTAGE OF
                          MORTGAGED   CUT-OFF DATE    CUT-OFF DATE
         STATE           PROPERTIES      BALANCE     GROUP 2 BALANCE
----------------------- ------------ -------------- ----------------
  CA ..................       5       $ 59,710,418         51.9%
    Southern(2) .......       3         49,200,000         42.8
    Northern(2) .......       2         10,510,418          9.1
  WA ..................       3         21,200,000         18.4
  OH ..................       1          9,890,069          8.6
  NV ..................       1          9,300,000          8.1
  AL ..................       2          7,131,626          6.2
  Other ...............       4          7,798,923          6.8
                              -       ------------        -----
    TOTAL .............      16       $115,031,036        100.0%
                             ==       ============        =====

                                 ----------
                                 (1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties) or the allocated loan amount as detailed in the related mortgage loan documents.


                                 (2)   For purposes of determining whether a
                                       mortgaged property is in Northern
                                       California or Southern California,
                                       mortgaged properties located north of
                                       San Luis Obispo County, Kern County and
                                       San Bernardino County were included in
                                       Northern California and mortgaged
                                       properties located in or south of such
                                       counties were included in Southern
                                       California.

PAYMENT TERMS.................   All of the mortgage loans included in the
                                 trust fund accrue interest at a fixed rate, other than mortgage loans providing for an anticipated repayment date, which provide for an increase of fixed interest after a certain date.

                                 o Payments on the mortgage loans included in the trust fund are due on the 11th day of the month, except payments on 2 mortgage loans, representing 12.4% of the mortgage pool (14.0% of loan group 1), are due on the first day of the month. No mortgage loan has a grace period that extends payment beyond the 11th day of any calendar month.

                                 o As of the cut-off date, all of the mortgage loans accrue interest on an actual/360 basis. Nineteen (19) of the mortgage loans, representing 40.5% of the mortgage pool (12 mortgage loans in loan group 1 or 38.4% and 7 mortgage loans in loan group 2 or 57.5%), have periods during which only interest is due and periods in which principal and interest are due. Nineteen
                                    (19) mortgage loans, representing 10.6% of the mortgage pool (18 mortgage loans in loan group 1 or 9.9% and 1 mortgage loan in group 2 or 15.8%), provide that only interest is due until maturity or the anticipated repayment date.

                                 The following tables set forth additional characteristics of the mortgage loans that we anticipate to be included in the trust fund as of the cut-off date:


                         RANGE OF CUT-OFF DATE BALANCES

                                                               PERCENTAGE   PERCENTAGE OF   PERCENTAGE OF
                                                AGGREGATE      OF CUT-OFF    CUT-OFF DATE   CUT-OFF DATE
     RANGE OF CUT-OFF DATE       NUMBER OF     CUT-OFF DATE     DATE POOL      GROUP 1         GROUP 2
          BALANCES ($)             LOANS         BALANCE         BALANCE       BALANCE         BALANCE
------------------------------- ----------- ----------------- ------------ --------------- --------------
       (less than)   2,000,000        5      $    8,934,056         0.8%          0.8%            1.3%
   2,000,001 --   3,000,000          11          28,594,083         2.7           2.2             6.5
   3,000,001 --   4,000,000          12          41,325,869         3.9           3.9             3.5
   4,000,001 --   5,000,000          11          51,759,781         4.9           5.0             4.1
   5,000,001 --   6,000,000           7          38,062,054         3.6           3.5             4.5
   6,000,001 --   7,000,000           6          38,295,357         3.6           3.3             5.7
   7,000,001 --   8,000,000           8          60,887,549         5.7           5.6             6.8
   8,000,001 --   9,000,000           4          35,132,919         3.3           3.7             0.0
   9,000,001 --  10,000,000           4          37,699,490         3.5           1.0            24.9
  10,000,001 --  15,000,000          13         163,482,081        15.4          15.8            12.2
  15,000,001 --  20,000,000           6         100,780,000         9.5           6.9            30.6
  20,000,001 --  25,000,000           2          43,356,383         4.1           4.6             0.0
  25,000,001 --  30,000,000           1          30,000,000         2.8           3.2             0.0
  30,000,001 --  35,000,000           2          67,563,845         6.4           7.1             0.0
  55,000,001 --  60,000,000           2         116,000,000        10.9          12.2             0.0
  80,000,001 -- 119,298,859           2         201,298,859        18.9          21.2             0.0
                                     --      --------------       -----         -----           -----
    TOTAL .....................      96      $1,063,172,325       100.0%        100.0%          100.0%
                                     ==      ==============       =====         =====           =====


                            RANGE OF MORTGAGE RATES

                                                          PERCENTAGE   PERCENTAGE OF   PERCENTAGE OF
                                           AGGREGATE      OF CUT-OFF    CUT-OFF DATE   CUT-OFF DATE
     RANGE OF MORTGAGE      NUMBER OF     CUT-OFF DATE     DATE POOL      GROUP 1         GROUP 2
          RATES %             LOANS         BALANCE         BALANCE       BALANCE         BALANCE
-------------------------- ----------- ----------------- ------------ --------------- --------------
  4.260 -- 5.249 .........      42      $  460,425,232        43.3%         43.1%           44.9%
  5.250 -- 5.499 .........      19         270,676,832        25.5          24.7            31.8
  5.500 -- 5.749 .........      14         144,486,877        13.6          13.7            12.7
  5.750 -- 5.999 .........       8         110,381,372        10.4          10.4            10.6
  6.000 -- 6.249 .........       9          60,956,497         5.7           6.4             0.0
  6.250 -- 6.499 .........       3          14,695,516         1.4           1.5             0.0
  6.750 -- 6.760 .........       1           1,550,000         0.1           0.2             0.0
                                --      --------------       -----         -----           -----
    TOTAL ................      96      $1,063,172,325       100.0%        100.0%          100.0%
                                ==      ==============       =====         =====           =====

                        RANGE OF UNDERWRITTEN DSC RATIOS

                                                        PERCENTAGE   PERCENTAGE OF   PERCENTAGE OF
                                         AGGREGATE      OF CUT-OFF    CUT-OFF DATE   CUT-OFF DATE
                          NUMBER OF     CUT-OFF DATE     DATE POOL      GROUP 1         GROUP 2
    RANGE OF DSCR (X)       LOANS         BALANCE         BALANCE       BALANCE         BALANCE
------------------------ ----------- ----------------- ------------ --------------- --------------
  1.15 -- 1.19 .........       2      $    5,535,457         0.5%          0.2%            3.5%
  1.20 -- 1.24 .........      10         168,578,474        15.9          13.2            37.9
  1.25 -- 1.29 .........      11          95,004,967         8.9           8.1            15.9
  1.30 -- 1.34 .........       9          66,849,332         6.3           5.5            12.7
  1.35 -- 1.39 .........       5         106,815,175        10.0          11.3             0.0
  1.40 -- 1.44 .........       4          16,471,084         1.5           1.1             5.4
  1.45 -- 1.49 .........       7          40,306,885         3.8           4.0             2.0
  1.50 -- 1.54 .........       8          53,374,544         5.0           4.8             6.8
  1.55 -- 1.59 .........       4          27,927,674         2.6           2.9             0.0
  1.60 -- 1.64 .........       2          14,656,892         1.4           1.5             0.0
  1.65 -- 1.69 .........       4          56,636,770         5.3           6.0             0.0
  1.70 -- 1.74 .........       4          47,800,446         4.5           5.0             0.0
  1.75 -- 1.79 .........       1          32,563,845         3.1           3.4             0.0
  1.80 -- 1.84 .........       2          89,690,000         8.4           9.5             0.0
  1.85 -- 1.89 .........       1           3,192,070         0.3           0.3             0.0
  2.00 -- 2.04 .........       3          16,904,630         1.6           1.8             0.0
  2.05 -- 2.09 .........       2          15,322,000         1.4           1.6             0.0
  2.10 -- 2.14 .........       1         119,298,859        11.2          12.6             0.0
  2.15 -- 2.19 .........       1           5,848,000         0.6           0.6             0.0
  2.20 -- 2.24 .........       4          14,060,000         1.3           1.5             0.0
  2.25 -- 2.29 .........       1           2,520,000         0.2           0.3             0.0
  2.30 -- 3.02 .........      10          63,815,222         6.0           4.8            15.8
                              --      --------------       -----         -----           -----
    TOTAL ..............      96      $1,063,172,325       100.0%        100.0%          100.0%
                              ==      ==============       =====         =====           =====


                        RANGE OF CUT-OFF DATE LTV RATIOS

                                                          PERCENTAGE   PERCENTAGE OF   PERCENTAGE OF
                                           AGGREGATE      OF CUT-OFF    CUT-OFF DATE   CUT-OFF DATE
     RANGE OF CUT-OFF       NUMBER OF     CUT-OFF DATE     DATE POOL      GROUP 1         GROUP 2
    DATE LTV RATIOS (%)       LOANS         BALANCE         BALANCE       BALANCE         BALANCE
-------------------------- ----------- ----------------- ------------ --------------- --------------
  20.01 -- 25.00 .........       1      $    2,590,240         0.2%          0.3%            0.0%
  30.01 -- 35.00 .........       1           8,000,000         0.8           0.8             0.0
  40.01 -- 50.00 .........       2          15,181,404         1.4           1.6             0.0
  50.01 -- 55.00 .........       2          98,400,000         9.3          10.4             0.0
  55.01 -- 60.00 .........       5          43,851,122         4.1           2.3            19.3
  60.01 -- 65.00 .........      10         157,227,217        14.8          15.7             6.9
  65.01 -- 70.00 .........      20         135,437,807        12.7          12.3            16.3
  70.01 -- 75.00 .........      21         199,294,773        18.7          19.5            12.7
  75.01 -- 80.00 .........      34         403,189,762        37.9          37.1            44.9
                                --      --------------       -----         -----           -----
    TOTAL ................      96      $1,063,172,325       100.0%        100.0%          100.0%
                                ==      ==============       =====         =====           =====


                      RANGE OF REMAINING TERMS TO MATURITY
                         OR ANTICIPATED REPAYMENT DATE*

                                                      PERCENTAGE   PERCENTAGE OF   PERCENTAGE OF
                                       AGGREGATE      OF CUT-OFF    CUT-OFF DATE   CUT-OFF DATE
  RANGE OF REMAINING    NUMBER OF     CUT-OFF DATE     DATE POOL      GROUP 1         GROUP 2
    TERMS (MONTHS)        LOANS         BALANCE         BALANCE       BALANCE         BALANCE
---------------------- ----------- ----------------- ------------ --------------- --------------
    0 --  60 .........      17      $  143,887,233        13.5%         10.2%           41.0%
   61 --  84 .........      11         134,251,626        12.6          13.9             2.1
  109 -- 120 .........      56         734,917,258        69.1          71.0            53.5
  169 -- 180 .........       7          26,408,474         2.5           2.4             3.5
  229 -- 240 .........       4          18,907,734         1.8           2.0             0.0
  253 -- 264 .........       1           4,800,000         0.5           0.5             0.0
                            --      --------------       -----         -----           -----
    TOTAL ............      96      $1,063,172,325       100.0%        100.0%          100.0%
                            ==      ==============       =====         =====           =====

                                    ----------
                                    *     With respect to the mortgage loans
                                          with anticipated repayment dates, the
                                          remaining term to maturity was
                                          calculated as of the related
                                          anticipated repayment date.

                               AMORTIZATION TYPES

                                                               PERCENTAGE   PERCENTAGE OF   PERCENTAGE OF
                                                AGGREGATE      OF CUT-OFF    CUT-OFF DATE   CUT-OFF DATE
                                 NUMBER OF     CUT-OFF DATE     DATE POOL      GROUP 1         GROUP 2
       AMORTIZATION TYPE           LOANS         BALANCE         BALANCE       BALANCE         BALANCE
------------------------------- ----------- ----------------- ------------ --------------- --------------
  Amortizing Balloon ..........      31      $  321,285,128        30.2%         32.1%           14.6%
  Interest-only, Amortizing
    ARD(1) ....................      11         280,670,000        26.4          25.4            35.0
  Amortizing ARD ..............      19         160,743,766        15.1          15.9             8.6
  Interest-only, Amortizing
    Balloon(1) ................       8         149,860,000        14.1          13.1            22.5
  Interest-only, ARD ..........      18          99,605,000         9.4           8.6            15.8
  Fully Amortizing(2) .........       8          38,283,431         3.6           3.6             3.5
  Interest-only ...............       1          12,725,000         1.2           1.3             0.0
                                     --      --------------       -----         -----           -----
    TOTAL .....................      96      $1,063,172,325       100.0%        100.0%          100.0%
                                     ==      ==============       =====         =====           =====

                                 ----------
                                 (1) These mortgage loans require payments of interest-only for a period of 12 to 60 months from origination prior to the commencement of payments of principal and interest with respect to the mortgage pool and loan group 1, and a period of 12 to 24 months for loan group 2.

                                 (2)   Includes 1 mortgage loan that
                                       substantially amortizes prior to its
                                       anticipated repayment date but may enter a period of hyper-amortization after such date with respect to any remaining balance.

                                 Balloon loans have amortization schedules significantly longer than their terms to maturity and have substantial principal payments due on their maturity dates, unless prepaid earlier.

                                 Mortgage loans providing for anticipated repayment dates generally fully or substantially amortize through their terms to maturity. However, if such a mortgage loan is not prepaid by a date specified in its mortgage note, interest will accrue at a higher rate and the borrower will be required to apply all cash flow generated by the mortgaged property in excess of its regular debt service payments and certain other permitted expenses and reserves to repay principal on the mortgage loan.

                                 In addition, because the fixed periodic
                                 payment on the mortgage loans is determined assuming interest is calculated on a "30/360 basis," but interest actually accrues and is applied on all of the mortgage loans on an "actual/360 basis," there will be less amortization, absent prepayments, of the principal balance during the term of the related mortgage loan, resulting in a higher final payment on such mortgage loan. This will occur even if a mortgage loan is a "fully amortizing" mortgage loan.

                                 See "DESCRIPTION OF THE MORTGAGE POOL--
                                 Certain Terms and Conditions of the Mortgage
                                 Loans" in this prospectus supplement.

PREPAYMENT RESTRICTIONS.......   All of the mortgage loans included in the
                                 trust fund restrict or prohibit voluntary prepayments of principal in some manner for some period of time.

                        TYPES OF PREPAYMENT RESTRICTIONS

                                                            PERCENTAGE   PERCENTAGE OF   PERCENTAGE OF
                                             AGGREGATE      OF CUT-OFF    CUT-OFF DATE   CUT-OFF DATE
   PREPAYMENT RESTRICTION     NUMBER OF     CUT-OFF DATE     DATE POOL      GROUP 1         GROUP 2
            TYPE                LOANS         BALANCE         BALANCE       BALANCE         BALANCE
---------------------------- ----------- ----------------- ------------ --------------- --------------
Prohibit prepayment for
  most of the term of
  the mortgage loan; but
  permit defeasance
  after a date specified
  in the related
  mortgage note for
  most or all of the
  remaining term* ..........      84      $  963,555,092        90.6%         91.5%           83.8%

Prohibit prepayment
  until a date specified
  in the related
  mortgage note and
  then impose a yield
  maintenance charge
  for most of the
  remaining term* ..........       9          62,018,478         5.8           4.6            16.2

Prohibit prepayment
  until a date specified
  in the related
  mortgage note, and
  then, at the election of
  the borrower, permit
  defeasance or
  prepayment with a
  yield maintenance
  charge ...................       1          16,500,000         1.6           1.7             0.0

Prohibit prepayment
  until a date specified
  in the related
  mortgage note, then
  permit defeasance
  until a date specified
  in the related
  mortgage note, then
  permit prepayment
  with a prepayment
  premium ..................       1          11,989,334         1.1           1.3             0.0

Impose a yield
  maintenance charge
  for most or all of the
  loan term ................       1           9,109,421         0.9           1.0             0.0
                                  --      --------------       -----         -----           -----
  TOTAL ....................      96      $1,063,172,325       100.0%        100.0%          100.0%
                                  ==      ==============       =====         =====           =====

                                 ----------
                                 * For the purposes hereof, "remaining term" refers to either remaining term to maturity or anticipated repayment date, as applicable.

                                 See "DESCRIPTION OF THE MORTGAGE POOL--
                                 Additional Mortgage Loan Information" in this prospectus supplement. The ability of the master servicer or special servicer to waive or modify the terms of any mortgage loan relating to the payment of a prepayment premium or yield maintenance charge will be limited as described in this prospectus supplement. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement. We make no representations as to the enforceability of the provisions of any mortgage notes requiring the payment of a prepayment premium or yield maintenance charge or limiting prepayments to defeasance or the ability of the master servicer or special servicer to collect any prepayment premium or yield maintenance charge.

DEFEASANCE....................   Eighty-six (86) of the mortgage loans
                                 included in the trust fund as of the cut-off date, representing 93.3% of the mortgage pool
                                 (74 mortgage loans in loan group 1 or 94.5% and 12 mortgage loans in loan group 2 or 83.8%), permit the borrower, under certain conditions, to substitute United States government obligations as collateral for the related mortgage loans (or a portion thereof) following their respective lock-out periods. One (1) of these mortgage loans, representing 1.6% of the mortgage pool (1.7% of loan group 1) prohibits prepayment until a date specified in the related mortgage note, and then, at the election of the borrower, permits defeasance or prepayment with a yield maintenance charge. One
                                 (1) of these mortgage loans, representing 1.1%
                                 of the mortgage pool (1.3% of loan group 1) prohibits prepayment until a date specified in the loan documents, then permits defeasance until a date specified in the loan documents, and then permits prepayment with a prepayment premium. Upon such substitution, the related mortgaged property (or, in the case of a mortgage loan secured by multiple mortgaged properties, one or more of such mortgaged properties) will no longer secure the related mortgage loan. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all payments on the related mortgage loan or allocated to the related mortgaged property
                                 (provided that in the case of certain mortgage loans, such defeasance payments may cease at the beginning of the open prepayment period with respect to such mortgage loan, and the final payment on the defeasance collateral would fully prepay the mortgage loan).
                                 Defeasance may not occur prior to the second anniversary of the issuance of the certificates. See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

TWENTY LARGEST
 MORTGAGE LOANS................  The following table describes certain characteristics of the twenty largest mortgage loans or groups of cross collateralized mortgage loans, in the trust fund by aggregate principal balance as of the cut-off date. With respect to the loan referred to as the 11 Madison Avenue mortgage loan in the immediately following table, the loan balance per square foot, the debt service coverage ratio and the loan-to-value ratio set forth in such table are based on the aggregate combined principal balance of the 11 Madison Avenue mortgage loan (excluding the non-pooled component of the 11 Madison Avenue mortgage loan) and its related pari passu companion loans (but not any subordinate companion loans) which are pari passu in the right of entitlement to payment with the 11 Madison Avenue mortgage loan. The related companion loans are not included in the trust fund.

                                         NUMBER OF                                        % OF
                                         MORTGAGE                              % OF    APPLICABLE
                                          LOANS/                             CUT-OFF     CUT-OFF
                             MORTGAGE    NUMBER OF              CUT-OFF        DATE     DATE LOAN
                               LOAN      MORTGAGED    LOAN        DATE         POOL       GROUP
         LOAN NAME            SELLER    PROPERTIES   GROUP      BALANCE*     BALANCE     BALANCE
-------------------------- ----------- ------------ ------- --------------- --------- ------------
Ernst & Young Plaza....... Eurohypo          1/1    1       $119,298,859       11.2%       12.6%
11 Madison Avenue ........ Wachovia          1/1    1         82,000,000        7.7         8.6%
Extra Space Self
 Storage Portfolio ....... Wachovia        11/11    1         61,770,000        5.8         6.5%
1130 Connecticut
 Avenue .................. Wachovia          1/1    1         58,500,000        5.5         6.2%
Crossroads Plaza ......... Citigroup         1/1    1         57,500,000        5.4         6.1%
24 West 57th Street ...... Wachovia          1/1    1         35,000,000        3.3         3.7%
Eastdale Mall ............ Wachovia          1/1    1         32,563,845        3.1         3.4%
One Riverview
 Square .................. Artesia           1/1    1         30,000,000        2.8         3.2%
Pointe at Wellington ..... Wachovia          1/1    1         22,856,383        2.1         2.4%
Hampton Bays Town
 Center .................. Wachovia          1/1    1         20,500,000        1.9         2.2%
                                           -----            ------------       ----
 SUBTOTAL/WTD. AVG .......                 20/20            $519,989,087       48.8%
                                           =====            ============       ====
Cole Company
 Portfolio ............... Wachovia          6/6    1       $ 19,635,000        1.8%        2.1%
Highland Pinetree
 Apartments .............. Wachovia          1/1    2         18,200,000        1.7        15.8%
Cowesset Corners ......... Wachovia          1/1    1         17,430,000        1.6         1.8%
Montelena
 Apartments .............. Wachovia          1/1    2         17,000,000        1.6        14.8%
Glenridge Pointe
 Office Buildings ........ Wachovia          1/1    1         16,500,000        1.5         1.7%
ConAgra Distribution
 Facility ................ Wachovia          1/1    1         16,400,000        1.5         1.7%
Broadstone Heights
 Apartments .............. Wachovia          1/1    1         15,250,000        1.4         1.6%
Greenpoint Industrial
 Center .................. Wachovia          1/1    1         14,983,705        1.4         1.6%
Highridge Centre ......... Citigroup         1/1    1         14,484,410        1.4         1.5%
The Lake Apartments....... Wachovia          1/1    2         14,000,000        1.3        12.2%
                                           -----            ------------       ----
 SUBTOTAL/WTD. AVG .......                 15/15            $163,883,114       15.4%
                                           -----            ------------       ----
 TOTAL/WTD. AVG. .........                 35/35            $683,872,201       64.2%
                                           =====            ============       ====

                                                                                                  WEIGHTED
                                                                                       WEIGHTED    AVERAGE
                                                                                        AVERAGE      LTV      WEIGHTED
                                                                 LOAN       WEIGHTED    CUT-OFF   RATIO AT    AVERAGE
                                       PROPERTY              BALANCE PER     AVERAGE   DATE LTV   MATURITY    MORTGAGE
         LOAN NAME                       TYPE               SF/ UNIT/ PAD     DSCR       RATIO     OR ARD       RATE
-------------------------- ------------------------------- --------------- ---------- ---------- ---------- -----------
Ernst & Young Plaza....... Office - CBD                        $     96    2.13x          63.8%      52.9%      5.068%
11 Madison Avenue ........ Office - CBD                        $    164    1.81x          54.7%      50.6%      5.304%
Extra Space Self
 Storage Portfolio ....... Self Storage                        $  8,222    2.19x          80.0%      80.0%      4.300%
1130 Connecticut
 Avenue .................. Office - CBD                        $    267    1.22x          79.7%      73.8%      5.290%
Crossroads Plaza ......... Retail - Anchored                   $    121    1.35x          79.3%      68.5%      4.920%
24 West 57th Street ...... Office - CBD                        $    349    1.23x          79.6%      76.5%      5.660%
Eastdale Mall ............ Retail - Anchored                   $     67    1.77x          71.6%      59.7%      5.430%
One Riverview
 Square .................. Office - CBD                        $    203    1.38x          77.9%      72.7%      5.805%
Pointe at Wellington ..... Retail - Shadow Anchored            $    172    1.67x          66.4%      57.1%      6.230%
Hampton Bays Town
 Center .................. Retail - Anchored                   $    199    1.71x          71.9%      62.3%      5.050%
 SUBTOTAL/WTD. AVG .......                                                 1.73X          70.6%      63.5%      5.178%
Cole Company
 Portfolio ............... Various                             $    101    2.43x          66.2%      66.2%      4.460%
Highland Pinetree
 Apartments .............. Multifamily - Conventional          $ 56,875    2.63x          58.7%      58.7%      4.560%
Cowesset Corners ......... Retail - Anchored                   $    121    1.20x          80.0%      73.3%      5.800%
Montelena
 Apartments .............. Multifamily - Conventional          $ 77,273    1.20x          75.6%      72.0%      4.610%
Glenridge Pointe
 Office Buildings ........ Office - Suburban                   $     89    1.57x          68.8%      62.0%      4.840%
ConAgra Distribution
 Facility ................ Industrial - Warehouse              $     23    1.69x          50.3%      42.6%      5.920%
Broadstone Heights
 Apartments .............. Multifamily - Conventional          $ 70,602    1.25x          73.0%      68.1%      5.800%
Greenpoint Industrial
 Center .................. Industrial - Light Industrial       $     35    1.30x          74.9%      62.7%      5.540%
Highridge Centre ......... Office - Suburban                   $     75    1.52x          68.6%      56.4%      4.950%
The Lake Apartments....... Multifamily - Conventional          $102,941    1.24x          79.1%      75.1%      4.260%
 SUBTOTAL/WTD. AVG .......                                                 1.64X          69.2%      63.7%      5.063%
 TOTAL/WTD. AVG. .........                                                 1.71X          70.3%      63.6%      5.151%

----------
* In the case of a concentration of cross-collateralized mortgage loans, the aggregate principal balance.

                                 For more information on the twenty largest mortgage loans in the trust fund, see "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans" in this prospectus supplement.

CO-LENDER LOANS...............   Three (3) mortgage loans to be included in
                                 the trust that were originated by Wachovia
                                 Bank, National Association, representing approximately 9.0% of the mortgage pool (2 mortgage loans in loan group 1 or 9.8% and 1 mortgage loan in loan group 2 or 2.1%), are, in each case, evidenced by one of two or more notes which are secured by a single mortgaged real property. In each case, the related companion loan(s) will not be part of the trust fund. One (1) mortgage loan, loan number 2 (the 11 Madison Avenue mortgage loan), is part of a split loan structure where 3 companion loans that are part of this split loan structure are pari passu in right of entitlement to payment with the 11 Madison Avenue mortgage loan and the other 3 companion loans are junior to the 4 loans that are pari passu in right of entitlement to payment. The 11 Madison Avenue mortgage loan is further divided into a pooled component that is included as part of the mortgage pool and available for payments on the 2004-C12 certificates to the extent described in this prospectus supplement and a non-pooled component that is also included as part of the mortgage pool, but is available for payments on the Class MAD certificates only.

                                 The remaining 2 mortgage loans, loan numbers
                                 27 and 90 (the Mountain View Apartments
                                 mortgage loan and the Fox Valley Apartments mortgage loan), are each part of a split loan structure in which the related companion loan is subordinate to the related mortgage loan. Each of these mortgage loans and its related companion loan(s) are subject to intercreditor agreements.

                                 The intercreditor agreement for the 11 Madison Avenue mortgage loan and the pooling and servicing agreement generally allocate collections in respect of such mortgage loan first, to the mortgage loan and the related pari passu companion loans, on a pro rata basis, and second, to amounts due on the subordinate companion loans; provided, that amounts allocated to the 11 Madison Avenue mortgage loan will be allocated between the related pooled component and non-pooled component as described in "DESCRIPTION OF THE CERTIFICATES--Class MAD Certificates and the 11 Madison Avenue Non-Pooled Component" in this prospectus supplement. The related intercreditor agreement with respect to each of the 2 mortgage loans with a subordinate companion loan only, among other things, generally allocates collections in respect of such loans first to amounts due on the mortgage loan in the trust fund and second to amounts due on the related junior companion loan. The master servicer and special servicer will service and administer these mortgage loans and their related companion loans (other than the 11 Madison Avenue mortgage loan and its related companion loans) pursuant to the pooling and servicing agreement and the related intercreditor agreement for so long as the related mortgage loan is part of the trust fund. The 11 Madison Avenue mortgage loan and its related companion loans will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C10. The master servicer and, with respect to the 11 Madison Avenue mortgage loan, the special servicer under the 2004-C10 pooling and servicing agreement is Wachovia Bank,

                                 National Association and the special servicer, except with respect to the 11 Madison Avenue mortgage loan, under the 2004-C10 pooling and servicing agreement is Lennar Partners, Inc. The terms of the 2004-C10 pooling and servicing agreement are generally similar to the terms of the pooling and servicing agreement for this transaction. See "SERVICING OF THE MORTGAGE LOANS--Servicing of the 11 Madison Avenue Loan" in this prospectus supplement. With respect to 2 mortgage loans (loan numbers 27 and 90), the related intercreditor agreement allows the trust fund and the related companion loan to receive separate collections of principal and interest prior to any material defaults.

                                 Amounts attributable to any companion loan will not be assets of the trust fund, and will be beneficially owned by the holder of such companion loan. See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement.

                                 See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Co-Lender Loans" and "SERVICING OF THE
                                 MORTGAGE LOANS" in this prospectus supplement for a description of certain rights of the holders of these companion loans to direct or consent to the servicing of the related mortgage loans.

                                 In addition to the mortgage loans described above, certain of the mortgaged properties or the equity interests in the related borrowers are subject to, or are permitted to become subject to, additional debt. In certain cases, this additional debt is secured by the related mortgaged properties. See "RISK FACTORS--Additional Debt on Some Mortgage Loans Creates Additional Risks" in this prospectus supplement.

                                  RISK FACTORS

    o You should carefully consider, among other things, the following risk factors (as well as the risk factors set forth under "RISK FACTORS" in the accompanying prospectus) before making your investment decision. Additional risks are described elsewhere in this prospectus supplement under separate headings in connection with discussions regarding particular aspects of the mortgage loans included in the trust fund or the certificates.


    o The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.


    o This prospectus supplement contains forward-looking statements that involve risk and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below and elsewhere in this prospectus supplement.


    o If any of the following risks are realized, your investment could be materially and adversely affected.


                           THE OFFERED CERTIFICATES


ONLY TRUST FUND ASSETS ARE
 AVAILABLE TO PAY YOU.........   Neither the offered certificates nor the
                                 mortgage loans will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. If the assets of the trust fund, primarily the mortgage loans, are insufficient to make payments on the offered certificates, no other assets will be available for payment of the deficiency. See "RISK
                                 FACTORS--The Assets of the Trust Fund May Not
                                 Be Sufficient to Pay Your Certificates" in the accompanying prospectus.

PREPAYMENTS WILL AFFECT
 YOUR YIELD....................  Prepayments. The yield to maturity on the offered certificates will depend on the rate and timing of principal payments (including both voluntary prepayments, in the case of mortgage loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults, liquidations or repurchases for breaches of representations or warranties or other sales of defaulted mortgage loans which in either case may not require any accompanying prepayment premium or yield maintenance charge) on the mortgage loans included in the trust fund and how such payments are allocated among the offered certificates entitled to distributions of

                                 In addition, upon the occurrence of certain limited events, a party may be required or permitted to repurchase or purchase a mortgage loan from the trust fund and the money paid would be passed through to the holders of the certificates with the same effect as if such mortgage loan had been prepaid in full (except that no prepayment premium or yield maintenance charge would be payable with respect to any such purchase or repurchase). In addition, certain mortgage loans may permit prepayment without an accompanying prepayment premium or yield maintenance charge if the mortgagee elects to apply casualty or condemnation proceeds to the mortgage loan. We cannot make any representation as to the anticipated rate of prepayments (voluntary or involuntary) on the mortgage loans or as to the anticipated yield to maturity of any certificate.

                                 In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1 and Class A-2 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

                                 See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD CONSIDERATIONS" in the accompanying prospectus.

                                 Yield. In general, if you purchase an offered certificate at a premium and principal distributions on that offered certificate occur at a rate faster than you anticipated at the time of purchase, and no prepayment premiums or yield maintenance charges are collected, your actual yield to maturity may be lower than you had predicted at the time of purchase. Conversely, if you purchase an offered certificate at a discount and principal distributions on that offered certificate occur at a rate slower than you anticipated at the time of purchase, your actual yield to maturity may be lower than you had predicted at the time of purchase.

                                 The yield on the Class A-2, Class B, Class C, Class D and Class E certificates could be adversely affected if mortgage loans with higher interest rates pay faster than mortgage loans with lower interest rates, since those classes bear interest at a rate equal to, based upon or limited by the weighted average net mortgage rate of the mortgage loans.

                                 Interest Rate Environment. Mortgagors
                                 generally are less likely to prepay if
                                 prevailing interest rates are at or above the rates borne by their mortgage loans. On the other hand, mortgagors are more likely to prepay if prevailing interest rates fall significantly below the mortgage interest rates of their mortgage loans. Mortgagors are less likely to prepay mortgage loans with a lockout period, yield maintenance charge or prepayment premium provision, to the extent enforceable, than similar mortgage loans without such provisions, with shorter lockout periods or with lower yield maintenance charges or prepayment premiums.

                                 Performance Escrows. In connection with the origination of some of the mortgage loans, the related borrowers were required to escrow funds or post a letter of credit related to obtaining certain performance objectives. In general, such funds will be released to the related borrower upon the satisfaction of certain conditions. If the conditions are not satisfied, although the master servicer will be directed in the pooling and servicing agreement (in accordance with the servicing standard) to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use the funds to reduce the principal balance of the related mortgage loan, in the event such funds are required to be used to reduce the principal balance of such mortgage loans, such amounts will be passed through to the holders of the certificates as principal prepayments.

                                 Premiums. Provisions requiring prepayment premiums and yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot provide assurance that the obligation to pay such premium or charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as, a prepayment, we cannot provide assurance that a court would not interpret such provisions as requiring a prepayment premium or yield maintenance charge and possibly determine that such provisions are unenforceable or usurious under applicable law. Prepayment premiums and yield maintenance charges are generally not charged for prepayments resulting from casualty or condemnation and would not be paid in connection with repurchases of mortgage loans for breaches of representations or warranties. No prepayment premium or yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.

                                 Pool Concentrations. Principal payments
                                 (including prepayments) on the mortgage loans included in the trust fund or in a particular group will occur at different rates. In addition, mortgaged properties can be released from the trust fund as a result of prepayments, defeasance, repurchases, casualties or condemnations. As a result, the aggregate balance of the mortgage loans concentrated in various property types in the trust fund or in a particular loan group changes over time. You therefore may be exposed to varying concentration risks as the mixture of property types and relative principal balance of the mortgage loans associated with certain property types changes. See the table entitled "Range of Remaining Terms to Maturity or Anticipated Repayment Date for all Mortgage Loans as of the Cut-Off Date" under "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" in this prospectus supplement for a description of the respective maturity dates of the mortgage loans included in the trust fund and in each loan group. Because principal on the certificates (other than the Class IO, Class Z, Class R-I and Class R-II certificates) is payable in sequential order to the extent described under

                                 "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions" in this prospectus supplement, classes that have a lower priority of distributions are more likely to be exposed to the risk of changing concentrations discussed under "--Special Risks Associated With High Balance Mortgage Loans" below than classes with a higher sequential priority.


OPTIONAL EARLY TERMINATION
 OF THE TRUST FUND MAY RESULT
 IN AN ADVERSE IMPACT ON
 YOUR YIELD OR MAY RESULT
 IN A LOSS....................   The offered certificates will be subject to
                                 optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See
                                 "DESCRIPTION OF THE CERTIFICATES--Termination" in this prospectus supplement.

BORROWER DEFAULTS MAY
 ADVERSELY AFFECT YOUR YIELD..   The aggregate amount of distributions on the
                                 offered certificates, the yield to maturity of the offered certificates, the rate of principal payments on the offered certificates and the weighted average life of the offered certificates will be affected by the rate and timing of delinquencies and defaults on the mortgage loans included in the trust fund.
                                 Delinquencies on the mortgage loans included in the trust fund, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month.
                                 Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully in this prospectus supplement, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

                                 If you calculate your anticipated yield based on an assumed default rate and an assumed amount of losses on the mortgage pool that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to your class of certificates, your actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated mortgage loan also will affect the actual yield to maturity of the offered certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD CONSIDERATIONS" in the accompanying prospectus.

                                 Even if losses on the mortgage loans included in the trust fund are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.


ADDITIONAL COMPENSATION AND
 CERTAIN REIMBURSEMENTS TO
 THE SERVICER WILL AFFECT
 YOUR RIGHT TO RECEIVE
 DISTRIBUTIONS................   To the extent described in this prospectus
                                 supplement, the master servicer, the trustee or the fiscal agent, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses.
                                 The right of the master servicer, the trustee or the fiscal agent to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status. This will result in shortfalls which will be allocated to the offered certificates.

                                 Amounts in respect of the non-pooled component of the 11 Madison Avenue mortgage loan are not available for distributions on the certificates (other than the Class MAD certificates), nor are they available for the reimbursement of nonrecoverable advances of principal and interest on the certificates (other than the Class MAD certificates) that are unrelated to the 11 Madison Avenue mortgage loan. Nevertheless, if an advance by the 2004-C10 master servicer, the 2004-C10 trustee, the master servicer, trustee or the fiscal agent, if applicable, on the non-pooled component of the 11 Madison Avenue mortgage loan becomes a nonrecoverable advance and such party is unable to recover such amounts from amounts available for distribution on the Class MAD certificates, the 2004-C10 master servicer, the 2004-C10 trustee, the master servicer, trustee or the fiscal agent, if applicable, will be permitted to recover a nonrecoverable advance (including interest thereon) from the assets of the trust available for distribution on the certificates. This may result in shortfalls which will be allocated to the offered certificates.

SUBORDINATION OF SUBORDINATE
 OFFERED CERTIFICATES.........   As described in this prospectus supplement,
                                 unless your certificates are Class A-1, Class
                                 A-2, Class A-1A or Class IO certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and the Class
                                 A-1A and Class IO certificates.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions--Application of the Available
                                 Distribution Amount" and "DESCRIPTION OF THE
                                 CERTIFICATES --Subordination; Allocation of
                                 Losses and Certain Expenses" in this
                                 prospectus supplement.


YOUR LACK OF CONTROL OVER
 THE TRUST FUND CAN CREATE
 RISKS........................   You and other certificateholders generally do
                                 not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "SERVICING OF
                                 THE MORTGAGE LOANS--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee, the fiscal agent or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

                                 Under certain circumstances, the consent or approval of less than all certificateholders will be required to take, and will bind all certificateholders to, certain actions relating to the trust fund. The interests of those certificateholders may be in conflict with those of the other certificateholders. For example, certificateholders of certain classes that are subordinate in right of payment may direct the actions of the special servicer with respect to troubled mortgage loans and related mortgaged properties. In certain circumstances, the holder of a companion loan, mezzanine loan or subordinate debt may direct the actions of the special servicer with respect to the related mortgage loan and the holder of a companion loan, mezzanine loan or subordinate debt will have certain consent rights relating to foreclosure or modification of the related loans. The interests of such holder of a companion loan, mezzanine loan or subordinate debt may be in conflict with those of the certificateholders.


                                 One (1) of the mortgage loans, the 11 Madison Avenue mortgage loan (loan number 2), representing 7.7% of the mortgage pool (8.6% of loan group 1), is evidenced by multiple promissory notes. For such mortgage loan, certain of the related promissory notes are pari passu in right of payment. In addition, the mortgage loan has promissory notes that are subordinate in right of payment to the notes that are pari passu in right of payment. Only one of the promissory notes is included in the trust fund. One of the related pari passu companion notes is owned by the trust fund relating to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C10 and another of the related pari passu companion notes is owned by the trust fund relating to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C11. The 11 Madison Avenue mortgage loan, and its related companion loans, will be serviced pursuant to the 2004-C10 pooling and servicing agreement. The 2004-C10 controlling class representative may have certain control rights with respect to each of these loans.

                                 With respect to the 11 Madison Avenue mortgage loan, the subordinate companion holder, controlling class representative, 2004-C11 controlling class representative and/or the 2004-C10 controlling class representative will have decision making authority regarding consents and other determinations. The interests of these parties may be in conflict with those of the certificateholders. See "SERVICING OF THE MORTGAGE LOANS--Servicing of the Madison Avenue Loan" in this prospectus supplement.

                                 Additionally, less than all of the
                                 certificateholders may amend the pooling and servicing agreement in certain circumstances.

                                 See "SERVICING OF THE MORTGAGE LOANS--The
                                 Controlling Class Representative" in this prospectus supplement and "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in this prospectus supplement and the accompanying prospectus.


LIQUIDITY FOR CERTIFICATES
 MAY BE LIMITED...............   There is currently no secondary market for
                                 the offered certificates. While each
                                 underwriter has advised us that it intends to make a secondary market in one or more classes of the offered certificates, none of them are under any obligation to do so. No secondary market for your certificates may develop. If a secondary market does develop, there can be no assurance that it will be available for the offered certificates or, if it is available, that it will provide holders of the offered certificates with liquidity of investment or continue for the life of your certificates.
                                 Lack of liquidity could result in a substantial decrease in the market value of your certificates. Your certificates will not be listed on any securities exchange or traded in any automated quotation system of any registered securities association such as
                                 NASDAQ.

BOOK-ENTRY REGISTRATION.......   Your certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates.

POTENTIAL CONFLICTS
 OF INTEREST...................  The master servicer is an affiliate of the depositor and is one of the underwriters and one of the mortgage loan sellers. Wachovia Bank, National Association is also acting as the initial special servicer for the 11 Madison Avenue mortgage loan under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C10. These affiliations could cause conflicts with the master servicer's duties to the trust under the pooling and servicing agreement. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with any other party to the pooling and servicing agreement. See "SERVICING OF THE MORTGAGE LOANS--General" in this prospectus supplement.

                                 In addition, SL Green Funding LLC will be appointed by Wachovia Bank, National Association as a sub-servicer with respect to the 11 Madison Avenue mortgage loan under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C10. An affiliate of SL Green Funding LLC owns the most subordinate companion loan in the 11 Madison Avenue mortgage loan. This could cause a conflict between SL Green Funding LLC's duty to the trust as a sub-servicer and its interest in the related 11 Madison Avenue subordinate loan.

                                 The special servicer (and any related
                                 sub-servicer) will be involved in determining whether to modify or foreclose a defaulted mortgage loan. The special servicer or an affiliate of the special servicer may purchase certain other non-offered certificates (including the controlling class and the Class Z certificates). The special servicer or its affiliate may serve as the initial controlling class representative. The special servicer or its affiliates may acquire non-performing loans or interests in non-performing loans, which may include REO properties that compete with the mortgaged properties securing mortgage loans in the trust. The special servicer or its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. The special servicer or its affiliates may also make loans on properties that may compete with the mortgaged properties and may also advise other clients that own or are in the business of owning properties that compete with the mortgaged properties or that own loans like the mortgage loans included in the trust. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement.

                                 This could cause a conflict between the
                                 special servicer's duties to the trust under the pooling and servicing agreement and its interest as a holder of a certificate. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the special servicer. See "SERVICING OF THE MORTGAGE LOANS--General" in this prospectus supplement.

                                 In addition, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties securing the mortgage loans because:

                                      o a substantial number of the mortgaged
                                        properties are managed by property
                                        managers affiliated with the respective
                                        borrowers;

                                      o these property managers also may manage
                                        and/or franchise additional properties,
                                        including properties that may compete
                                        with the mortgaged properties;

                                      o affiliates of the property manager
                                        and/or the borrowers, or the property
                                        managers and/or the borrowers
                                        themselves also may own other
                                        properties, including competing
                                        properties; or

                                      o the mortgaged property is self managed.


                                 In addition, certain mortgage loans included in the trust may have been refinancings of debt previously held by an affiliate of one of the mortgage loan sellers.


TERRORIST ATTACKS AND
 MILITARY CONFLICTS MAY
 ADVERSELY AFFECT YOUR
 INVESTMENT..................   On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The full impact of these events is not yet known, but could include, among other things, increased volatility in the price of securities including your certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See "--Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses" below.

                                 Terrorist attacks in the United States,
                                 incidents of terrorism occurring outside the United States and military conflict in Iraq and elsewhere may significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. Any decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

                                 It is uncertain what continued effect armed conflict involving the United States, including the recent war between the United States and Iraq or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflicts of any kind could have an adverse effect on the mortgaged properties.

                                 Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.


                              THE MORTGAGE LOANS

RISKS ASSOCIATED WITH
 COMMERCIAL LENDING MAY
 BE DIFFERENT THAN FOR
 RESIDENTIAL LENDING..........   Commercial and multifamily lending is
                                 generally viewed as exposing a lender (and your investment in the trust fund) to a greater risk of loss than lending which is secured by single-family residences, in part because it typically involves making larger loans to single borrowers or groups of related mortgagors. In addition, unlike loans which are secured by single-family residences, repayment of loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

                                      o to generate income sufficient to pay
                                        debt service, operating expenses and
                                        leasing commissions and to make
                                        necessary repairs, tenant improvements
                                        and capital improvements; and

                                      o in the case of loans that do not fully
                                        amortize over their terms, to retain
                                        sufficient value to permit the borrower
                                        to pay off the loan at maturity through
                                        a sale or refinancing of the mortgaged
                                        property.

FUTURE CASH FLOW AND
 PROPERTY VALUES
 ARE NOT PREDICTABLE..........   A number of factors, many beyond the control
                                 of the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value.
                                 Among these factors are:

                                      o economic conditions generally and in
                                        the area of the project;

                                      o the age, quality, functionality and
                                        design of the project;

                                      o the degree to which the project
                                        competes with other projects in the
                                        area;

                                      o changes or continued weakness in
                                        specific industry segments;

                                      o increases in operating costs;

                                      o the willingness and ability of the
                                        owner to provide capable property
                                        management and maintenance;

                                      o the degree to which the project's
                                        revenue is dependent upon a single
                                        tenant or user, a small group of
                                        tenants, tenants concentrated in a
                                        particular business or industry and the
                                        competition to any such tenants;

                                      o an increase in the capital expenditures
                                        needed to maintain the properties or
                                        make improvements;

                                      o a decline in the financial condition of
                                        a major tenant;

                                      o the location of a mortgaged property;

                                      o whether a mortgaged property can be
                                        easily converted (or converted at all)
                                        to alternative uses;

                                      o an increase in vacancy rates;

                                      o perceptions regarding the safety,
                                        convenience and attractiveness of such
                                        properties;

                                      o vulnerability to litigation by tenants
                                        and patrons; and

                                      o environmental contamination.

                                 Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. Certain of such loans may be leased entirely to a single tenant. If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. With respect to 1 mortgage loan, the Ernst & Young Plaza mortgage loan, representing 11.2% of the mortgage pool (12.6% of loan group 1), the leases for the 2 largest tenants, occupying approximately 147,485 and 124,069 square feet, respectively, or approximately 11.9% and 10.0% of the net rentable area, expire in 2014 and 2012, respectively. In addition, with respect to 1 mortgage loan, the 11 Madison Avenue mortgage loan, representing 7.7% of the mortgage pool (8.6% of loan group 1), the largest tenant, Credit Suisse First Boston LLC, has the right to terminate a portion of its leased space. Although 74.3% of Credit Suisse First Boston LLC's 1,921,459 square feet of net rentable area is leased through April 2017, Credit Suisse First Boston LLC does have the option to terminate up to 528,730 square feet (27.5% of Credit Suisse First Boston LLC's space and 23.4% of the mortgaged property's total space) after April 2007 in its sole discretion, provided that they meet certain notice requirements and pay a termination fee. See "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans--11 Madison Avenue" in this prospectus supplement. There can be no assurance that the related borrower will be able to relet the terminated space or that such space could be relet at the same rate being paid by Credit Suisse First Boston Corporation. In addition, with respect to 1 mortgage loan, the 1130 Connecticut Avenue mortgage loan, representing 5.5% of the mortgage pool (6.2% of loan group 1), the lease for the largest tenant, occupying 44,693 square feet or approximately 20.4% of the net rentable area, expires in December 2008. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient.

                                 In addition, there are other factors,
                                 including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest-rate levels that may adversely affect the value of a project and/or the borrower's ability to sell or refinance without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations. With respect to 1 mortgage loan, the One Riverview Square mortgage loan, representing 2.8% of the mortgage pool (3.2% of loan group 1), a government entity is the sole tenant of the mortgaged property and has certain express rights with respect to rent adjustments and offsets under certain circumstances.

                                 Other factors are more general in nature, such as:

                                      o national, regional or local economic
                                        conditions (including plant and
                                        military installation closings,
                                        industry slowdowns and unemployment
                                        rates);

                                      o local real estate conditions (such as
                                        an oversupply of retail space, office
                                        space or multifamily housing);

                                      o demographic factors;

                                      o consumer confidence;

                                      o consumer tastes and preferences; and

                                      o changes in building codes and other
                                        applicable laws.

                                 The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                      o the length of tenant leases;

                                      o the creditworthiness of tenants;

                                      o in the case of rental properties, the
                                        rate at which new rentals occur;

                                      o the property's "operating leverage"
                                        (i.e., the percentage of total property
                                        expenses in relation to revenue, the
                                        ratio of fixed operating expenses to
                                        those that vary with revenues and the
                                        level of capital expenditures required
                                        to maintain the property and to retain
                                        or replace tenants); and

                                      o a decline in the real estate market or
                                        in the financial condition of a major
                                        tenant will tend to have a more
                                        immediate effect on the net operating
                                        income of property with short-term
                                        revenue sources, such as short-term or
                                        month-to-month leases, and may lead to
                                        higher rates of delinquency or
                                        defaults.


SOME MORTGAGED PROPERTIES
 MAY NOT BE READILY
 CONVERTIBLE TO ALTERNATIVE
 USES.........................   Some of the mortgaged properties securing the
                                 mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible (or convertible at all) due to restrictive covenants related to such mortgaged property including, in the case of mortgaged properties which are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

                                 One (1) mortgage loan (loan number 44),
                                 representing 0.7% of the mortgage pool (0.8% of loan group 1) is limited under the terms of its ground lease from assigning the borrower's interest in the ground lease to certain individuals and may adversely impact amounts received in a work-out.

                                 See "--Special Risks Associated with
                                 Industrial and Mixed-Use Facilities" below.

LOANS NOT INSURED
 OR GUARANTEED.................  Generally, the mortgage loans included in the trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, any mortgage loan seller, the underwriters, the master servicer, the special servicer, the trustee or any of their respective affiliates.

                                 We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, you should assume all of the mortgage loans included in the trust fund are nonrecourse loans, and that recourse in the case of default will be limited to the related mortgaged property.

                                 However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

                                      o there is a defect or omission with
                                        respect to certain of the documents
                                        relating to such mortgage loan and such
                                        defect or omission materially and
                                        adversely affects the value of a
                                        mortgage loan or the interests of the
                                        trust therein or the interests of any
                                        certificateholder; or

                                      o certain of their respective
                                        representations or warranties
                                        concerning such mortgage loan are
                                        breached, and such breach materially
                                        and adversely affects the value of such
                                        mortgage loan, the interests of the
                                        trust therein or the interests of any
                                        certificateholder and is not cured as
                                        required.

                                 We cannot provide assurance that the
                                 applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

RISKS RELATING TO CERTAIN
 PROPERTY TYPES...............   Particular types of income properties are
                                 exposed to particular risks. For instance:


SPECIAL RISKS ASSOCIATED
 WITH OFFICE PROPERTIES.......   Office properties may require their owners to
                                 expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space.
                                 Office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive.

                                 In addition, a large number of factors may adversely affect the value of office properties, including:

                                      o the quality of an office building's
                                        tenants;

                                      o the physical attributes of the building
                                        in relation to competing buildings
                                        (e.g., age, condition, design, access
                                        to transportation and ability to offer
                                        certain amenities, such as
                                        sophisticated building systems);

                                      o the physical attributes of the building
                                        with respect to the technological needs
                                        of the tenants, including the
                                        adaptability of the building to changes
                                        in the technological needs of the
                                        tenants;

                                      o the desirability of the area as a
                                        business location;

                                      o the presence of competing properties;
                                        and

                                      o the strength and nature of the local
                                        economy (including labor costs and
                                        quality, tax environment and quality of
                                        life for employees).

                                 Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

                                 Office properties secure 19 of the mortgage loans included in the trust fund as of the cut-off date, representing 41.9% of the mortgage pool (47.0% of loan group 1) (based on the primary property type for combined office/retail properties).

SPECIAL RISKS ASSOCIATED
 WITH SHOPPING CENTERS AND
 OTHER RETAIL PROPERTIES.......  Shopping centers are affected by the health of the retail industry, which is currently
                                 undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, including the popularity of home shopping networks, shopping via internet web sites and telemarketing. A particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor, shadow anchor or major tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

                                 In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant's lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after "going dark," may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases.

                                 In addition, 1 of the mortgage loans secured by an anchored retail mortgaged property (loan number 6), representing 3.1% of the mortgage pool (3.4% of loan group 1), has a movie theater as a tenant. These mortgaged properties are exposed to certain unique risks. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. This new construction has caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of the unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

                                 Retail properties, including shopping centers, secure 33 of the mortgage loans included in the trust fund as of the cut-off date, representing 27.7% of the mortgage pool (31.1% of loan group 1) (based on the primary property type for combined office/retail properties).


SPECIAL RISKS ASSOCIATED WITH
 MULTIFAMILY PROJECTS.........   Multifamily projects are part of a market
                                 that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

                                 A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

                                      o the physical attributes of the
                                        apartment building (for example, its
                                        age, appearance and construction
                                        quality);

                                      o the location of the property (for
                                        example, a change
                                        in the neighborhood over time);

                                      o the ability of management to provide
                                        adequate maintenance and insurance;

                                      o the types of services and amenities
                                        that the property provides;

                                      o the property's reputation;

                                      o the level of mortgage interest rates
                                        (which, if relatively low, may
                                        encourage tenants to purchase rather
                                        than lease housing);

                                      o the tenant mix, such as the tenant
                                        population being predominantly students
                                        or being heavily dependent on workers
                                        from a particular business or personnel
                                        from a local military base;

                                      o dependence upon governmental programs
                                        that provide rent subsidies to tenants
                                        pursuant to tenant voucher programs or
                                        tax credits to developers to provide
                                        certain types of development;

                                      o the presence of competing properties;

                                      o adverse local or national economic
                                        conditions; and

                                      o state and local regulations.

                                 Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs. The limitations and restrictions imposed by these programs could result in realized losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include:

                                      o rent limitations that could adversely
                                        affect the ability of borrowers to
                                        increase rents to maintain the
                                        condition of their mortgaged properties
                                        and satisfy operating expenses; and

                                      o tenant income restrictions that may
                                        reduce the number of eligible tenants
                                        in those mortgaged properties and
                                        result in a reduction in occupancy
                                        rates.

                                 The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

                                 Multifamily properties secure 18 of the
                                 mortgage loans included in the trust fund as of the cut-off date, representing 14.0% of the mortgage pool (3 mortgage loans in loan group 1 or 3.6% and all of the mortgage loans in loan group 2).

SPECIAL RISKS ASSOCIATED WITH
 INDUSTRIAL AND MIXED-USE
 FACILITIES...................   Industrial and mixed-use facilities present
                                 risks not associated with other properties.
                                 Significant factors determining the value of industrial properties include:

                                      o the quality of tenants;

                                      o building design and adaptability; and

                                      o the location of the property.

                                 Concerns about the quality of tenants,
                                 particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant.

                                 In addition, properties used for many
                                 industrial purposes are more prone to
                                 environmental concerns than other property types.

                                 Aspects of building site design and
                                 adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear ceiling heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. In addition, because of the unique construction requirements of many industrial properties, any vacant industrial property may not be easily converted to other uses. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

                                 Industrial properties may be adversely
                                 affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g., a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time than with respect to other properties and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

                                 Industrial and mixed-use facilities secure 8 of the mortgage loans included in the trust fund as of the cut-off date, representing 5.9% of the mortgage pool (6.7% of loan group 1).


SPECIAL RISKS ASSOCIATED
 WITH SELF STORAGE FACILITIES.   The self storage facilities market contains
                                 low barriers to entry. In addition, due to the short-term nature of self-storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

                                 Because of the construction utilized in
                                 connection with certain self storage
                                 facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

                                 In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See "--Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property" below.

                                 Self storage properties secure 13 of the mortgage loans included in the trust fund as of the cut-off date, or approximately 6.8% of the mortgage pool (7.7% of loan group 1).


SPECIAL RISKS ASSOCIATED
 WITH HOSPITALITY
 PROPERTIES...................   Hospitality properties are affected by
                                 various factors, including:

                                      o location;

                                      o quality;

                                      o management ability;

                                      o amenities;

                                      o franchise affiliation (or lack
                                        thereof);

                                      o continuing expenditures for
                                        modernizing, refurbishing and
                                        maintaining existing facilities prior
                                        to the expiration of their anticipated
                                        useful lives;

                                      o a deterioration in the financial
                                        strength or managerial capabilities of
                                        the owner and operator of a hotel;

                                      o changes in travel patterns caused by
                                        changes in access, energy prices,
                                        strikes, relocation of highways, the
                                        construction of additional highways or
                                        other factors;

                                      o adverse economic conditions, either
                                        local, regional or national, which may
                                        limit the amount that may be charged
                                        for a room and may result in a
                                        reduction in occupancy levels; and

                                      o construction of competing hotels or
                                        motels, which may also limit the amount
                                        that may be charged for
                                        a room and may result in a reduction in
                                        occupancy levels.

                                 Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties. All of the mortgage loans secured by hotel properties are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

                                      o the continued existence and financial
                                        strength of the franchisor or hotel
                                        management company;

                                      o the public perception of the franchise
                                        or hotel chain service mark; and

                                      o the duration of the franchise licensing
                                        or management agreements.

                                 Three (3) hospitality properties included in the trust fund as of the cut-off date, or approximately 2.1% of the mortgage pool (2.4% of loan group 1) are associated with the Marriott Hotels franchise or its affiliate franchises.

                                 Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

                                 The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

                                 Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

                                 Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property's room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the events of September 11, 2001, have had an adverse impact on the tourism and convention industry. See "RISK FACTORS--Recent Terrorist Attacks May Adversely Affect Your Investment" in this prospectus supplement.

                                 Hospitality properties secure 3 of the
                                 mortgage loans included in the trust fund as of the cut-off date, representing

                                 2.1% of the mortgage pool (2.4% of loan group
                                 1).

ENVIRONMENTAL LAWS MAY
 ADVERSELY AFFECT THE
 VALUE OF AND CASH FLOW
 FROM A MORTGAGED PROPERTY....   If an adverse environmental condition exists
                                 with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund may be subject to certain risks including the following:

                                      o a reduction in the value of such
                                        mortgaged property which may make it
                                        impractical or imprudent to foreclose
                                        against such mortgaged property;

                                      o the potential that the related borrower
                                        may default on the related mortgage
                                        loan due to such borrower's inability
                                        to pay high remediation costs or costs
                                        of defending lawsuits due to an
                                        environmental impairment or difficulty
                                        in bringing its operations into
                                        compliance with environmental laws;

                                      o liability for clean-up costs or other
                                        remedial actions, which could exceed
                                        the value of such mortgaged property or
                                        the unpaid balance of the related
                                        mortgage loan; and

                                      o the inability to sell the related
                                        mortgage loan in the secondary market
                                        or to lease such mortgaged property to
                                        potential tenants.

                                 Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

                                 Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner's liability therefor is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an "owner" or "operator" of the related mortgaged property if it is determined that the lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund's potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Environmental Considerations" in the accompanying prospectus, and "DESCRIPTION OF THE MORTGAGE POOL-- Assessments of Property Condition--Environmental Assessments" in this prospectus supplement.

                                 A third-party environmental consultant
                                 conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund. Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

                                      o an environmental consultant
                                        investigated those conditions and
                                        recommended no further investigations
                                        or remediation;

                                      o an environmental insurance policy,
                                        having the characteristics described
                                        below, was obtained from a third-party
                                        insurer;

                                      o either (i) an operations and
                                        maintenance program, including, in
                                        several cases, with respect to
                                        asbestos-containing materials,
                                        lead-based paint, microbial matter
                                        and/or radon, or periodic monitoring of
                                        nearby properties, has been or is
                                        expected to be implemented in the
                                        manner and within the time frames
                                        specified in the related loan
                                        documents, or (ii) remediation in
                                        accordance with applicable law or
                                        regulations has been performed, is
                                        currently being performed or is
                                        expected to be performed either by the
                                        borrower or by the party responsible
                                        for the contamination;

                                      o an escrow or reserve was established to
                                        cover the estimated cost of
                                        remediation, with each remediation
                                        required to be completed within a
                                        reasonable time frame in accordance
                                        with the related loan documents; or

                                      o the related borrower or other
                                        responsible party having financial
                                        resources reasonably estimated to be
                                        adequate to address the related
                                        condition or circumstance is required
                                        to take (or is liable for the failure
                                        to take) actions, if any, with respect
                                        to those
                                        circumstances or conditions that have
                                        been required by the applicable
                                        governmental regulatory authority or
                                        any environmental law or regulation.

                                 We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

                                 With respect to 1 mortgage loan (loan number
                                 11), representing 1.6% of the mortgage pool
                                 (1.8% of loan group 1), the related borrower was required to obtain a real estate environmental liability policy in lieu of or in addition to environmental escrows established, or in certain cases, in lieu of a guarantee of a sponsor. The premium for each policy was paid in full at origination of the loan and at issuance, the issuer has a claims paying ability of not less than "A+" by S&P, and each policy has a limit of liability in an amount greater than or equal to the full principal amount of the applicable loan with no deductible.

                                 We cannot provide assurance, however, that should such coverage be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

                                 The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See "DESCRIPTION OF THE POOLING AND SERVICING
                                 AGREEMENTS--Realization Upon Defaulted
                                 Mortgage Loans," "RISK FACTORS--Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

                                 AND LEASES--Environmental Considerations" in the accompanying prospectus.


SPECIAL RISKS ASSOCIATED
 WITH BALLOON LOANS AND
 ANTICIPATED REPAYMENT
 DATE LOANS...................   Eighty-eight (88) of the mortgage loans,
                                 representing 96.4% of the mortgage pool (74
                                 mortgage loans in loan group 1 or 96.4% and 14 mortgage loans in loan group 2 or 96.5%), provide for scheduled payments of principal and/or interest based on amortization schedules significantly longer than their respective remaining terms to maturity or provide for payments of interest only until the respective maturity date and, in each case, a balloon payment on the respective maturity date.
                                 Forty-eight (48) of these mortgage loans, representing 50.9% of the mortgage pool (43 mortgage loans in loan group 1 or 49.8% and 5 mortgage loans in loan group 2 or 59.5%), are anticipated repayment date loans, which provide that if the principal balance of the loan is not repaid on a date specified in the related mortgage note, the loan will accrue interest at an increased rate.

                                      o A borrower's ability to make a balloon
                                        payment or repay its anticipated
                                        repayment date loan on the anticipated
                                        repayment date typically will depend
                                        upon its ability either to refinance
                                        fully the loan or to sell the related
                                        mortgaged property at a price
                                        sufficient to permit the borrower to
                                        make such payment.

                                      o Whether or not losses are ultimately
                                        sustained, any delay in the collection
                                        of a balloon payment on the maturity
                                        date or repayment on the anticipated
                                        repayment date that would otherwise be
                                        distributable on your certificates will
                                        likely extend the weighted average life
                                        of your certificates.

                                      o The ability of a borrower to effect a
                                        refinancing or sale will be affected by
                                        a number of factors, including (but not
                                        limited to) the value of the related
                                        mortgaged property, the level of
                                        available mortgage rates at the time of
                                        sale or refinancing, the borrower's
                                        equity in the mortgaged property, the
                                        financial condition and operating
                                        history of the borrower and the
                                        mortgaged property, rent rolling
                                        status, rent control laws with respect
                                        to certain residential properties, tax
                                        laws, prevailing general and regional
                                        economic conditions and the
                                        availability of credit for loans
                                        secured by multifamily or commercial
                                        properties, as the case may be.

                                 We cannot assure you that each borrower under a balloon loan or an anticipated repayment date loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable. In addition, fully amortizing mortgage loans which pay interest on an "actual/360" basis but have fixed monthly payments may, in fact, have a small balloon payment due at maturity. For additional description of risks associated with balloon loans, see "RISK FACTORS--Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default" in the accompanying prospectus.

                                 In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is imminent; subject, however, to the limitations described under "SERVICING OF THE MORTGAGE
                                 LOANS--Modifications, Waivers and Amendments" in this prospectus supplement. We cannot provide assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD CONSIDERATIONS" in the accompanying prospectus.


ADVERSE CONSEQUENCES
 ASSOCIATED WITH BORROWER
 CONCENTRATION, BORROWERS
 UNDER COMMON CONTROL AND
 RELATED BORROWERS............   Certain borrowers under the mortgage loans
                                 included in the trust fund are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related mortgage loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, they could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or they could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related mortgage loans. In particular, such person experiencing financial difficulty or becoming subject to a bankruptcy proceeding may have an adverse effect on the funds available to make distributions on the certificates and may lead to a downgrade, withdrawal or qualification (if applicable) of the ratings of the certificates.

                                 Mortgaged properties owned by related
                                 borrowers are likely to:

                                      o have common management, increasing the
                                        risk that financial or other
                                        difficulties experienced by the
                                        property manager could have a greater
                                        impact on the pool of mortgage loans
                                        included in the trust fund; and

                                      o have common general partners or
                                        managing members which would increase
                                        the risk that a financial failure or
                                        bankruptcy filing would have a greater
                                        impact on the pool of mortgage loans
                                        included in the trust fund.

                                 The Cole concentration consists of 6 mortgage loans (loan numbers 49, 71, 79, 82, 92 and
                                 94), which collectively represent 1.8% of the mortgage pool (2.1% of loan group 1). Each of these mortgage loans is cross-defaulted and cross-collateralized. The sponsor of each mortgage loan in the Cole concentration is Cole Credit Property Fund II Limited Partnership.

                                 The Extra Space concentration consists of 11 mortgage loans (loan numbers 24, 28, 45, 52, 61, 64, 66, 70, 74, 85 and 89), which collectively represent 5.8% of the mortgage pool (6.5% of loan group 1). Each of these mortgage loans is cross-defaulted and cross-collateralized. The sponsor of each mortgage loan in the Extra Space concentration is Kenneth M. Woolley.

                                 The Sunrise Center Apartments/Town and Country Apartments concentration consists of 2 mortgage loans (loan numbers 39 and 83), which collectively represent 1.0% of the mortgage pool (9.1% of loan group 2). These mortgage loans are not cross-collateralized or cross-defaulted with each other, but have a common sponsor. The sponsors of each mortgage loan in the Sunrise Center Apartments/Town and Country Apartments concentration are Daisy Afrooz and Peter E. Taylor.

                                 The Metropolitan Place/Burnett Station
                                 concentration consists of 2 mortgage loans
                                 (loan numbers 30 and 56), which collectively represent 1.4% of the mortgage pool (12.7% of loan group 2). These mortgage loans are not cross-collateralized or cross-defaulted with each other, but have a common sponsor. The sponsor of each mortgage loan in the Metropolitan Place/Burnett Station concentration is Donald F. Dally.

                                 No group, individual borrower, or borrower concentration represents more than 11.2% of the mortgage pool (12.6% of loan group 1).

THE GEOGRAPHIC CONCENTRATION
 OF MORTGAGED PROPERTIES
 SUBJECTS THE TRUST FUND TO
 A GREATER EXTENT TO STATE
 AND REGIONAL CONDITIONS.......  Except as indicated in the following table, less than 5.0% of the mortgage loans, by cut-off date pool or loan group balance, are secured by mortgaged properties in any one state.

              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                            NUMBER OF        AGGREGATE        PERCENTAGE OF
                            MORTGAGED       CUT-OFF DATE      CUT-OFF DATE
         STATE             PROPERTIES         BALANCE         POOL BALANCE
-----------------------   ------------   -----------------   --------------
  CA ..................        18        $  250,581,198            23.6%
    Southern(2) .......        10           194,728,859            18.3
    Northern(2) .......         8            55,852,339             5.3
  NY ..................         5           155,073,945            14.6
  FL ..................         9            84,674,052             8.0
  NC ..................         5            70,799,856             6.7
  DC ..................         1            58,500,000             5.5
  Other ...............        59           443,543,274            41.7
                               --        --------------           -----
    TOTAL .............        97        $1,063,172,325           100.0%
                               ==        ==============           =====

                                 ----------
                                 (1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount as detailed in the related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is in Northern
                                       California or Southern California,
                                       mortgaged properties located north of
                                       San Luis Obispo County, Kern County and
                                       San Bernardino County were included in
                                       Northern California and mortgaged
                                       properties located in or south of such
                                       counties were included in Southern
                                       California.


                                  LOAN GROUP 1
              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                            NUMBER OF       AGGREGATE       PERCENTAGE OF
                            MORTGAGED     CUT-OFF DATE      CUT-OFF DATE
         STATE             PROPERTIES        BALANCE       GROUP 1 BALANCE
-----------------------   ------------   --------------   ----------------
  CA ..................        13        $190,870,780            20.1%
    Southern(2) .......         7         145,528,859            15.3
    Northern(2) .......         6          45,341,921             4.8
  NY ..................         5         155,073,945            16.4
  FL ..................         9          84,674,052             8.9
  NC ..................         5          70,799,856             7.5
  DC ..................         1          58,500,000             6.2
  Other ...............        48         388,222,656            40.9
                               --        ------------           -----
    TOTAL .............        81        $948,141,289           100.0%
                               ==        ============           =====

                                 ----------
                                 (1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged
                                     properties or the allocated loan amount as detailed in the related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is in Northern
                                       California or Southern California,
                                       mortgaged properties located north of
                                       San Luis Obispo County, Kern County and
                                       San Bernardino County were included in
                                       Northern California and mortgaged
                                       properties located in or south of such
                                       counties were included in Southern
                                       California.


                                  LOAN GROUP 2
              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                            NUMBER OF       AGGREGATE       PERCENTAGE OF
                            MORTGAGED     CUT-OFF DATE      CUT-OFF DATE
         STATE             PROPERTIES        BALANCE       GROUP 2 BALANCE
-----------------------   ------------   --------------   ----------------
  CA ..................         5        $ 59,710,418            51.9%
    Southern(2) .......         3          49,200,000            42.8
    Northern(2) .......         2          10,510,418             9.1
  WA ..................         3          21,200,000            18.4
  OH ..................         1           9,890,069             8.6
  NV ..................         1           9,300,000             8.1
  AL ..................         2           7,131,626             6.2
  Other ...............         4           7,798,923             6.8
                                -        ------------           -----
    TOTAL .............        16        $115,031,036           100.0%
                               ==        ============           =====

                                 ----------
                                 (1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount as detailed in the related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is in Northern
                                       California or Southern California,
                                       mortgaged properties located north of
                                       San Luis Obispo County, Kern County and
                                       San Bernardino County were included in
                                       Northern California and mortgaged
                                       properties located in or south of such
                                       counties were included in Southern
                                       California.

                                 The concentration of mortgaged properties in a specific state or region will make the performance of the trust fund as a whole more sensitive to the following in the state or region where the mortgagors and the mortgaged properties are located:

                                      o economic conditions;

                                      o conditions in the real estate market;

                                      o changes in governmental rules and
                                        fiscal policies;

                                      o acts of God or terrorism (which may
                                        result in uninsured losses); and

                                      o other factors which are beyond the
                                        control of the mortgagors.

SPECIAL RISKS ASSOCIATED
 WITH HIGH BALANCE MORTGAGE
 LOANS........................   Several of the mortgage loans included in the
                                 trust fund, individually or together with other such mortgage loans with which they are cross-collateralized, have principal balances as of the cut-off date that are substantially higher than the average principal balance of the mortgage loans in the trust fund as of the cut-off date.

                                 In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

                                      o The largest single mortgage loan
                                        included in the trust fund as of the
                                        cut-off date represents 11.2% of the
                                        mortgage pool (12.6% of loan group 1).

                                      o The largest group of
                                        cross-collateralized mortgage loans
                                        included in the trust fund as of the
                                        cut-off date represents in the
                                        aggregate 5.8% of the mortgage pool
                                        (6.5% of loan group 1).

                                      o The 5 largest mortgage loans or groups
                                        of cross-collateralized mortgage loans
                                        included in the trust fund as of the
                                        cut-off date represent, in the
                                        aggregate, 35.6% of the mortgage pool
                                        (40.0% of loan group 1).

                                      o The 10 largest mortgage loans or groups
                                        of cross-collateralized mortgage loans
                                        included in the trust fund as of the
                                        cut-off date represent, in the
                                        aggregate, 48.8% of the mortgage pool
                                        (54.8% of loan group 1).


CONCENTRATION OF MORTGAGED
 PROPERTY TYPES SUBJECT
 THE TRUST FUND TO INCREASED
 RISK OF DECLINE IN A
 PARTICULAR INDUSTRY..........   A concentration of mortgaged property types
                                 can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on a pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

                                 In that regard:

                                      o mortgage loans included in the trust
                                        fund and secured by office properties
                                        represent as of the cut-off date 41.9%
                                        of the mortgage pool (47.0% of loan
                                        group 1) based on the primary property
                                        type for combined office/retail
                                        properties);

                                      o mortgage loans included in the trust
                                        fund and secured by retail properties
                                        represent as of the cut-off date 27.7%
                                        of the mortgage pool (31.1% of
                                        loan group 1) (based on the primary
                                        property type for combined
                                        office/retail properties);

                                      o mortgage loans included in the trust
                                        fund and secured by multifamily
                                        properties represent as of the cut-off
                                        date 14.0% of the mortgage pool (3
                                        mortgage loans in loan group 1 or 3.6%
                                        and all of the mortgage loans in loan
                                        group 2);

                                      o mortgage loans included in the trust
                                        fund and secured by self storage
                                        facilities represent as of the cut-off
                                        date 6.8% of the mortgage pool (7.7% of
                                        loan group 1);

                                      o mortgage loans included in the trust
                                        fund and secured by industrial and
                                        mixed use properties represent as of
                                        the cut-off date 5.9% of the mortgage
                                        pool (6.7% of loan group 1);

                                      o mortgage loans included in the trust
                                        fund and secured by hospitality
                                        properties represent as of the cut-off
                                        date 2.1% of the mortgage pool (2.4% of
                                        loan group 1); and

                                      o mortgage loans included in the trust
                                        fund and secured by mobile home park
                                        properties represent as of the cut-off
                                        date 1.3% of the mortgage pool (1.4% of
                                        loan group 1).


WE HAVE NOT REUNDERWRITTEN
 ANY OF THE MORTGAGE LOANS....   We have not reunderwritten the mortgage loans
                                 included in the trust fund. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan, the interest of the trust or the interests of any certificateholder. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans included in the trust fund, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers. In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached.
                                 See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement.

FORECLOSURE ON MORTGAGED
 PROPERTIES MAY RESULT IN
 ADVERSE TAX CONSEQUENCES.....   Two of the REMICs relating to the assets of
                                 the trust fund might become subject to federal
                                 (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund's acquisition of a mortgaged property pursuant to a foreclosure or deed-in-lieu of foreclosure. Any such tax would substantially reduce net proceeds available for distribution to you. See "MATERIAL FEDERAL
                                 INCOME TAX CONSEQUENCES--Taxation of Owners of
                                 REMIC Regular Certificates," and "--Taxation of
                                 Owners of REMIC Residual Certificates" in the accompanying prospectus. In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust fund may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.


INSURANCE COVERAGE ON MORTGAGED
 PROPERTIES MAY NOT COVER
 SPECIAL HAZARD LOSSES........   The master servicer (with respect to mortgage
                                 loans that are not specially serviced mortgage loans) and/or special servicer (with respect to specially serviced mortgage loans) will generally be required to cause the borrower on each mortgage loan included in the trust fund and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The mortgage loans generally do not require earthquake insurance.

                                 Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

                                      o war;

                                      o terrorism;

                                      o revolution;

                                      o governmental actions;

                                      o floods, and other water-related causes;


                                      o earth movement (including earthquakes,
                                        landslides and mud flows);

                                      o wet or dry rot;

                                      o vermin;

                                      o domestic animals;

                                      o sink holes or similarly occurring soil
                                        conditions; and

                                      o other kinds of risks not specified in
                                        the preceding paragraph.

                                 In light of the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) indicated that they intended to eliminate coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and was established to provide financial assistance from the United States government to insurers in the event of another terrorist attack that is the subject of an insurance claim. The Terrorism Risk Insurance Act of 2002 requires the Treasury Department to establish procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

                                 The Terrorism Insurance Program required that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds had 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium or authorizes the exclusion, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002, must make similar disclosure and provide a similar opportunity for the insured to purchase coverage. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage.


                                 Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury is required to determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002, is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002, is also voided.

                                 However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. Further, the act must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

                                 Furthermore, because the Terrorism Insurance
                                 Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

                                 Finally, the Terrorism Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration.

                                 No assurance can be given that the mortgaged properties will continue to have the benefit of insurance against terrorist acts. In addition, no assurance can be given that the coverage for such acts, if obtained or maintained, will be broad enough to cover the particular act of terrorism that may be committed or that the amount of coverage will be sufficient to repair and restore the mortgaged property or to repay the mortgage loan in full. The insufficiency of insurance coverage in any respect could have a material and adverse affect on your certificates.

                                 Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either:

                                      o such insurance is not available at
                                        commercially reasonable rates and that
                                        such hazards are not at the time
                                        commonly insured against for properties
                                        similar to the mortgaged property and
                                        located in or around the region in
                                        which such mortgaged property is
                                        located; or

                                      o such insurance is not available at any
                                        rate.

                                 In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required.

                                 Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.


ADDITIONAL DEBT ON SOME
 MORTGAGE LOANS CREATES
  ADDITIONAL RISKS.............  In general, the borrowers are:

                                      o required to satisfy any existing
                                        indebtedness encumbering the related
                                        mortgaged property as of the closing of
                                        the related mortgage loan; and

                                      o prohibited from encumbering the related
                                        mortgaged property with additional
                                        secured debt without the lender's prior
                                        approval.

                                 Except as provided below, none of the mortgage loans included in the trust fund, other than the mortgage loans with companion loans, are secured by mortgaged properties that secure other loans outside the trust fund.

                                 Two (2) mortgage loans (loan numbers 6 and 14), representing 4.6% of the mortgage pool (5.2% of loan group 1), provide that under certain circumstances (a) the related borrower may encumber the related mortgaged property with subordinate debt in the future and/or (b) the entities with a controlling ownership interest in the related borrower may pledge their interest in the borrower as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the lender.

                                 One (1) mortgage loan (loan number 36),
                                 representing 0.8% of the mortgage pool (0.9% of loan group 1), provides that the related borrower, under certain circumstances, may incur additional unsecured indebtedness other than in the ordinary course of business and without the consent of the mortgagee. With respect to 1 mortgage loan (loan number 3), representing 5.5% of the mortgage pool (6.2% of loan group 1), there is existing subordinated debt secured by the mortgaged

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                                 property, subject to the terms of a
                                 subordination and standstill agreement in favor of the mortgagee. In addition, the subordinate lender has taken a security interest in the equity interest in the borrower.

                                 With respect to 4 mortgage loans (loan numbers 1, 11, 42 and 78), representing 13.9% of the mortgage pool (15.5% of loan group 1), the related mortgage loan documents provide that, under certain circumstances, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the lender and the satisfaction of certain financial conditions.

                                 One (1) mortgage loan (loan number 19),
                                 representing 1.3% of the mortgage pool (1.4% of loan group 1), does not prohibit the related borrower from incurring additional unsecured debt or an owner of an interest in the related borrower from pledging its ownership interest in the related borrower as security for mezzanine debt because the related borrower is not required by either the mortgage loan documents or related organizational documents to be a special purpose entity. Further, certain of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt.

                                 Secured subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure by any senior lienholder (including the trust fund) on the mortgaged property could be delayed. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business or for capital improvements that is not secured by the related mortgaged property which is generally limited to a specified percentage of the outstanding principal balance of the related mortgage loan. Further, certain of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt.

                                 In addition, certain mortgage loans, which may include the mortgage loans previously described in this risk factor, permit the related borrower to incur, or do not prohibit the related borrower from incurring, unsecured debt to an affiliate of, or owner of an interest in, the borrower or to an affiliate of such an owner, subject to certain conditions under the related mortgage loan documents. Further, certain of the mortgage loans permit additional liens on the related mortgaged properties for (1) assessments, taxes or other similar charges or (2) liens which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the related borrower's assets. A default by the borrower on such additional indebtedness could impair the borrower's financial condition and result in the bankruptcy or receivership of the borrower which would cause a delay in the foreclosure by the trust fund on the mortgaged property. It may not be evident that a borrower has incurred any such future subordinate second lien debt until the related mortgage loan otherwise defaults. In cases in which one or more subordinate liens are imposed on a mortgaged property or the borrower incurs other indebtedness, the trust fund is subject to additional risks, including, without limitation, the following:

                                      o the risk that the necessary maintenance
                                        of the mortgaged property could be
                                        deferred to allow the borrower to pay
                                        the required debt service on the
                                        subordinate financing and that the
                                        value of the mortgaged property may
                                        fall as a result;

                                      o the risk that the borrower may have a
                                        greater incentive to repay the
                                        subordinate or unsecured indebtedness
                                        first;

                                      o the risk that it may be more difficult
                                        for the borrower to refinance the
                                        mortgage loan or to sell the mortgaged
                                        property for purposes of making any
                                        balloon payment upon the maturity of
                                        the mortgage loan;

                                      o the existence of subordinated debt
                                        encumbering any mortgaged property may
                                        increase the difficulty of refinancing
                                        the related mortgage loan at maturity
                                        and the possibility that reduced cash
                                        flow could result in deferred
                                        maintenance; and

                                      o the risk that, in the event that the
                                        holder of the subordinated debt has
                                        filed for bankruptcy or been placed in
                                        involuntary receivership, foreclosing
                                        on the mortgaged property could be
                                        delayed and the trust may be subjected
                                        to the costs and administrative burdens
                                        of involvement in foreclosure or
                                        bankruptcy proceedings or related
                                        litigation.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Subordinate Financing" and "--
                                 Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus and "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Other Financing" and "--Due-on-Sale and Due-on-Encumbrance Provisions" in this prospectus supplement.

                                 Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

                                 Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

                                 Additionally, some intercreditor agreements with respect to certain mezzanine debt may give the holder of the mezzanine debt the right to cure certain defaults and, upon a default, to purchase the related mortgage loan for an amount equal to the then current outstanding balance of such loan. Some intercreditor agreements relating to mezzanine debt may also limit the special servicer's ability to enter into certain modifications of the mortgage loan without the consent of the related mezzanine lender.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Due-on-Sale and
                                 Due-on-Encumbrance" in the accompanying
                                 prospectus and "DESCRIPTION OF THE MORTGAGE
                                 POOL--Certain Terms and Conditions of the Mortgage Loans--Other Financing" and "--Due-on-Sale and Due-on-Encumbrance
                                 Provisions" in this prospectus supplement.

                                 Although the assets of the trust do not
                                 include the companion loans related to the mortgage loans which have companion loans, the related borrower is still obligated to make interest and principal payments on those additional obligations. As a result, the trust fund is subject to additional risks, including:

                                      o the risk that the necessary maintenance
                                        of the related mortgaged property could
                                        be deferred to allow the borrower to
                                        pay the required debt service on the
                                        subordinate or pari passu obligations
                                        and that the value of the mortgaged
                                        property may fall as a result; and

                                      o the risk that it may be more difficult
                                        for the borrower to refinance the
                                        mortgage loan or to sell the mortgaged
                                        property for purposes of making any
                                        balloon payment on the entire balance
                                        of both the loans contained in the loan
                                        pair upon the maturity of the mortgage
                                        loans.

                                 In addition, although 3 of the mortgage loans have companion loans that are subordinate to the related mortgage loan, the 11 Madison Avenue mortgage loan, representing 7.7% of the mortgage pool (8.6% of loan group 1), also has companion loans that are pari passu with such mortgage loan. See "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans" in this prospectus supplement.

THE BORROWER'S FORM OF ENTITY
 MAY CAUSE SPECIAL RISKS......   Most of the borrowers are legal entities
                                 rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

                                 Many of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

                                      o operating entities with businesses
                                        distinct from the operation of the
                                        property with the associated
                                        liabilities and risks of operating an
                                        ongoing business; or

                                      o individuals that have personal
                                        liabilities unrelated to the property.

                                 However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

                                 Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Bankruptcy Laws" in the accompanying prospectus.

                                 In addition, with respect to 7 mortgage loans (loan numbers 15, 22, 31, 38, 47, 57 and 63), representing 5.8% of the mortgage pool (5
                                 mortgage loans in loan group 1 or 5.0% and 2 mortgage loans in loan group 2 or 12.2%), the borrowers own the related mortgaged property as tenants-in-common. As a result, the related mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction. In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged if the tenant-in-common borrowers become insolvent or bankrupt at different times because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated.

BANKRUPTCY PROCEEDINGS
 ENTAIL CERTAIN RISKS.........   Under federal bankruptcy law, the filing of a
                                 petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property
                                 (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                 Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                 Additionally, pursuant to subordination
                                 agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

                                 In its decision in In re 203 North LaSalle
                                 Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

                                 As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                 Certain of the mortgage loans may have a sponsor that has previously filed bankruptcy. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.


INSPECTIONS AND APPRAISALS
 MAY NOT ACCURATELY REFLECT
 VALUE OR CONDITION OF
  MORTGAGED PROPERTY...........  In general, appraisals represent only the analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties at the date of such report is presented under "DESCRIPTION OF THE MORTGAGE Additional Mortgage Loan Information" in this prospectus supplement for illustrative purposes only. Any engineering reports or site inspections obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.


THE MORTGAGED PROPERTIES MAY
 NOT BE IN COMPLIANCE WITH
 CURRENT ZONING LAWS..........   The mortgaged properties securing the
                                 mortgage loans included in the trust fund are typically subject to building and zoning ordinances and codes affecting the construction and use of real property. Since the zoning laws applicable to a mortgaged property (including, without limitation, density, use, parking and set-back requirements) are usually subject to change by the applicable regulatory authority at any time, the improvements upon the mortgaged properties may not, currently or in the future, comply fully with all applicable current and future zoning laws. Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises "as is" in the event of a casualty loss with respect thereto. Such limitations may adversely affect the cash flow of the mortgaged property following such loss. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.


RESTRICTIONS ON CERTAIN
 OF THE MORTGAGED PROPERTIES
 MAY LIMIT THEIR USE..........   Certain of the mortgaged properties securing
                                 mortgage loans included in the trust fund which are non-conforming may not be "legal non-conforming" uses. The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming" use may adversely affect the market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

                                 In addition, certain of the mortgaged
                                 properties are subject to certain use
                                 restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or operating agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

COMPLIANCE WITH APPLICABLE LAWS
 AND REGULATIONS MAY RESULT
  IN LOSSES....................  A borrower may be required to incur costs to comply with various existing and future
                                 federal, state or local laws and regulations applicable to the related mortgaged property securing a mortgage loan included in the trust fund. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of 1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Americans with Disabilities Act" in the accompanying prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

ENFORCEABILITY OF DUE-ON-SALE
 CLAUSES AND ASSIGNMENTS OF
 LEASES AND RENTS IS LIMITED...  The mortgages securing the mortgage loans included in the trust fund generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property without the consent of the lender. There also may be limitations on the enforceability of such clauses. The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. However, certain of the mortgage loans included in the trust fund permit one or more transfers of the related mortgaged property to pre-approved borrowers or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the lender's approval. In addition, certain of the mortgage loans do not restrict the transfer of limited partnership interests or non-managing member interests in the related borrower.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Due-on-Sale and
                                 Due-on-Encumbrance" in the accompanying
                                 prospectus.

                                 The mortgage loans included in the trust fund may also be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to the lender's taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Leases and Rents" in the accompanying prospectus.


LIMITATIONS ON THE BENEFITS
 OF CROSS-COLLATERALIZED AND
 CROSS-DEFAULTED PROPERTIES....  Two (2) groups of mortgage loans, the Cole concentration and Extra Space concentration
                                 (loan numbers 49, 71, 79, 82, 92 and 94 and loan numbers 24, 28, 45, 52, 61, 64, 66, 70,
                                 74, 85 and 89), representing in the aggregate 7.7% of the mortgage pool (17 mortgage loans in loan group 1 or 8.6%), are groups of mortgage loans that are cross-collateralized and cross-defaulted with each of the other mortgage loans in their respective groups. In addition, some mortgage loans are secured by first lien deeds of trust or mortgages, as applicable, on multiple properties securing the joint and several obligations of multiple borrowers. Such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

                                      o such borrower was insolvent at the time
                                        of granting the lien, was rendered
                                        insolvent by the granting of the lien,
                                        was left with inadequate capital or was
                                        not able to pay its debts as they
                                        matured; and

                                      o such borrower did not, when it allowed
                                        its mortgaged property to be encumbered
                                        by the liens securing the indebtedness
                                        represented by the other
                                        cross-collateralized loans, receive
                                        "fair consideration" or "reasonably
                                        equivalent value" for pledging such
                                        mortgaged property for the equal
                                        benefit of the other related borrowers.

                                 We cannot provide assurances that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans" in this prospectus supplement and Annex A-5 to this prospectus supplement for more information regarding the cross-collateralized loans. No mortgage loan included in the trust fund (other than the mortgage loans with companion loans) is cross-collateralized with a mortgage loan not included in the trust fund.


SINGLE TENANTS AND
 CONCENTRATION OF TENANTS
 SUBJECT THE TRUST FUND TO
 INCREASED RISK...............   Nineteen (19) of the mortgaged properties
                                 securing mortgage loans included in the trust fund, representing 9.5% of the mortgage pool
                                 (10.6% of loan group 1), are leased wholly to a single tenant or are wholly owner occupied.
                                 Certain other of the mortgaged properties are leased in large part to a single tenant or are in large part owner occupied. Any default by a major tenant could adversely affect the related borrower's ability to make payments on the related mortgage loan. We cannot provide assurances that any major tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied mortgaged property, under the related mortgage loan documents).

                                 With respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds.

                                 In addition, certain of the mortgaged
                                 properties that are leased to single tenants or a major tenant may have leases that terminate or grant the tenant early termination rights prior to the maturity date of the related mortgage loan. Mortgaged properties leased to a single tenant, or a small number of tenants, are more likely to experience interruptions of cash flow if a tenant fails to renew its lease because there may be less or no rental income until new tenants are found and it may be necessary to expend substantial amounts of capital to make the space acceptable to new tenants.

                                 With respect to the mortgaged property
                                 securing the 11 Madison Avenue mortgage loan, representing 7.7% of the mortgage pool (8.6% of loan group 1), the largest tenant, Credit Suisse First Boston LLC, has the right to terminate a portion of its leased space. Although 74.3% of Credit Suisse First Boston LLC's 1,921,459 square feet of net rentable area is leased through April 2017, Credit Suisse First Boston LLC does have the option to terminate up to 528,730 square feet (27.5% of Credit Suisse First Boston LLC's space and 23.4% of the mortgaged property's total space) after April 2007 in its sole discretion, provided that they meet certain notice requirements and pay a termination fee. See "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans--11 Madison Avenue" in this prospectus supplement. There can be no assurance that the related borrower will be able to relet the terminated space or that such space could be relet at the same rate being paid by Credit Suisse First Boston LLC.

                                 With respect to 1 mortgage loan, the One
                                 Riverview Square mortgage loan, representing
                                 2.8% of the mortgage pool (3.2% of loan group
                                 1), a government entity is the sole tenant of the mortgaged property and has certain express rights with respect to rent adjustments and offsets under certain circumstances. See "--Future Cash Flow and Property Values Are Not Predictable" above.

                                 With respect to 1 mortgage loan, the ConAgra
                                 Distribution Facility mortgage loan,
                                 representing 1.5% of the mortgage pool (1.7% of loan group 1), the related mortgaged property is occupied by a single tenant.

                                 Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. For further information regarding certain significant tenants at the mortgaged properties, see Annex A-4 to this prospectus supplement.

THE FAILURE OF A TENANT WILL
 HAVE A NEGATIVE IMPACT ON
 SINGLE TENANT AND TENANT
  CONCENTRATION PROPERTIES.....  The bankruptcy or insolvency of a major tenant or sole tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited.

LITIGATION MAY HAVE ADVERSE
 EFFECT ON BORROWERS...........  From time to time, there may be legal proceedings pending, threatened or ongoing against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and their respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates. It is possible that such proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, thus, on distributions on your certificates.

POOR PROPERTY MANAGEMENT WILL
 LOWER THE PERFORMANCE OF THE
 RELATED MORTGAGED PROPERTY...   The successful operation of a real estate
                                 project depends upon the property manager's performance and viability. The property manager is responsible for:

                                      o responding to changes in the local
                                        market;

                                      o planning and implementing the rental
                                        structure;

                                      o operating the property and providing
                                        building services;

                                      o managing operating expenses; and

                                      o assuring that maintenance and capital
                                        improvements are carried out in a
                                        timely fashion.

                                 Properties deriving revenues primarily from short-term sources, such as short-term leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                 PPC Property Management, Inc., an affiliate of the related borrower, is managing the mortgaged properties for 2 mortgage loans (loan numbers 39 and 83), which collectively represent 1.0% of the mortgage pool (9.1% of loan group 2).

                                 CONAM Management Corporation is managing the mortgaged properties for 2 mortgage loans (loan numbers 30 and 56), which collectively represent 1.4% of the mortgage pool (12.7% of loan group 2).

                                 The failure of a property manager that manages a number of mortgaged properties as described above to properly manage the related properties or any financial difficulties with respect to this property manager could have a significant negative impact on the continued income generation from these mortgaged properties and therefore the performance of the related mortgage loans. See "--Adverse Consequences Associated with Borrower Concentration, Borrowers Under Common Control and Related Borrowers" and "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans" in this prospectus supplement.

                                 We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan. In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise.

                                 We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot provide assurance that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

CONDEMNATIONS OF MORTGAGED
 PROPERTIES MAY RESULT
  IN LOSSES....................  From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

THE STATUS OF A GROUND LEASE
 MAY BE UNCERTAIN IN A
 BANKRUPTCY PROCEEDING........   Three (3) mortgage loans, representing 1.9%
                                 of the mortgage pool (2.1% of loan group 1), are secured in whole or in part by leasehold interests. Pursuant to Section 365(h) of the Bankruptcy Code, ground lessees in possession under a ground lease that has commenced have the right to continue in a ground lease even though the representative of their bankrupt ground lessor rejects the lease. The leasehold mortgages generally provide that the borrower may not elect to treat the ground lease as terminated on account of any such rejection by the ground lessor without the prior approval of the holder of the mortgage note or otherwise prohibit the borrower from terminating the ground lease. In a bankruptcy of a ground lessee/borrower, the ground lessee/ borrower under the protection of the Bankruptcy Code has the right to assume (continue) or reject
                                 (breach and/or terminate) any or all of its ground leases. If the ground lessor and the ground lessee/borrower are concurrently involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's right to continue in a ground lease rejected by a bankrupt ground lessor. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related mortgage. Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v.
                                 Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th
                                 Cir. 2003), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to
                                 Section 363(e) of the Bankruptcy Code (11
                                 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the Bankruptcy
                                 Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section
                                 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section
                                 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court.

                                 In addition, certain of the mortgaged
                                 properties securing the mortgage loans are subject to operating leases. The operating lessee then sublets space in the mortgaged property to sub-tenants. Therefore, the cash flow from the rented mortgaged property will be subject to the bankruptcy risks with respect to the operating lessee.


MORTGAGE LOAN SELLERS MAY NOT
 BE ABLE TO MAKE A REQUIRED
 REPURCHASE OR  SUBSTITUTION
 OF A DEFECTIVE MORTGAGE LOAN.   Each mortgage loan seller is the sole
                                 warranting party in respect of the mortgage loans sold by such mortgage loan seller to us.
                                 Neither we nor any of our affiliates (except, in certain circumstances, for Wachovia Bank, National Association in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions.

                                 In addition, one or more of the mortgage loan sellers has acquired a portion of the mortgage loans included in the trust fund in one or more secondary market purchases. Such purchases may be challenged as fraudulent conveyances. Such a challenge if successful, may have a negative impact on the distributions on your certificates. See "DESCRIPTION

                                 OF THE MORTGAGE POOL--Assignment of the
                                 Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS-- Representations and Warranties; Repurchases" in the accompanying prospectus.


ONE ACTION JURISDICTION MAY
 LIMIT THE ABILITY OF THE
 SPECIAL SERVICER TO
 FORECLOSE ON THE
 MORTGAGED PROPERTY ........     Some states (including California) have laws
                                 that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged properties located in states affected by one action rules. See "CERTAIN LEGAL ASPECTS
                                 OF MORTGAGE LOANS AND LEASES-- Foreclosure" in the accompanying prospectus.

                       DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     The pool of mortgage loans (each, a "Mortgage Loan") included in the Trust Fund (the "Mortgage Pool") is expected to consist of 96 fixed rate mortgage loans (the "Mortgage Loans"), with an aggregate principal balance (the "Cut-Off Date Pool Balance") of $1,063,172,325. The "Cut-Off Date" for (i) 94 of the Mortgage Loans is July 11, 2004 and (ii) 2 of the Mortgage Loans is July 1, 2004. The "Cut-Off Date Balance" of each Mortgage Loan will equal the unpaid principal balance thereof as of the related Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. The Mortgage Pool will be deemed to consist of 2 loan groups ("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups"). Loan Group 1 will consist of all of the Mortgage Loans that are not secured by multifamily properties and 3 Mortgage Loans that are secured by multifamily properties. Loan Group 1 is expected to consist of 81 Mortgage Loans, with an aggregate Cut-Off Date Balance of $948,141,289 (the "Cut-Off Date Group 1 Balance"). Loan Group 2 will consist of 15 Mortgage Loans that are secured by Mortgaged Properties that are multifamily properties. Loan Group 2 is expected to consist of 15 Mortgage Loans, with an aggregate Cut-Off Date Balance of $115,031,036 (the "Cut-Off Date Group 2 Balance" and, together with the Cut-Off Date Group 1 Balance the "Cut-Off Date Group Balances"). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan. The Cut-Off Date Balances of all of the Mortgage Loans in the Mortgage Pool range from $1,527,164 to $119,298,859. The Mortgage Loans in the Mortgage Pool have an average Cut-Off Date Balance of $11,074,712. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 1 range from $1,550,000 to $119,298,859. The Mortgage Loans in Loan Group 1 have an average Cut-Off Date Balance of $11,705,448. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 2 range from $1,527,164 to $18,200,000. The Mortgage Loans in Loan Group 2 have an average Cut-Off Date Balance of $7,668,736. References to percentages of Mortgaged Properties referred to in this prospectus supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans and references to percentages of Mortgage Loans in a particular Loan Group without further description are references to the related Cut-Off Date Group Balance. The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the pool of Mortgage Loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-Off Date will be made, and (2) there will be no principal prepayments on or before the Cut-Off Date. All percentages of the Mortgage Loans or any specified group of Mortgage Loans referred to in this prospectus supplement are approximate percentages. All numerical and statistical information presented herein (including Cut-Off Date Balances, loan-to-value ratios and debt service coverage ratios) with respect to the Co-Lender Loans are calculated without regard to the related Subordinate Companion Loan.

     The 11 Madison Avenue Loan will be deemed to be split into two components (the "11 Madison Avenue Pooled Component" and the "11 Madison Avenue Non-Pooled Component"). The 11 Madison Avenue Pooled Component has a component principal balance of $82,000,000 and will represent 7.7% of the Cut-Off Date Pool Balance (8.6% of the Cut-Off Date Group 1 Balance). The Certificates (other than the Class MAD Certificates) will be entitled to distributions from the 11 Madison Avenue Pooled Component. Although the 11 Madison Avenue Non-Pooled Component is included in the trust, for the purpose of numerical and statistical information presented herein (including the annexes) such information includes the Pari Passu Companion Loans, but not the 11 Madison Avenue Non-Pooled Component or the related Subordinate Companion Loans. The component principal balance of the 11 Madison Avenue Non-Pooled Component as of the Cut-Off Date will be $13,555,556.

     All of the Mortgage Loans are evidenced by a promissory note (each a "Mortgage Note") and are secured by a mortgage, deed of trust or other similar security instrument (each, a "Mortgage") that creates a first mortgage lien on a fee simple estate (or, with respect to 3 Mortgage Loans, representing 1.9% of the Cut-Off Date Pool Balance and 2.1% of the Cut-Off Date Group 1 Balance, on the related borrower's leasehold estate in an income-producing real property) (each, a "Mortgaged Property"). In addition, the security for the 11 Madison Avenue Loan consists of the borrower's interest in the portion of the related Mortgaged Property leased to Credit Suisse First Boston LLC (the "IDA Premises") under the IDA lease as well as the borrower's fee interest in the remainder of the Mortgaged Property. The fee interest in the IDA Premises is owned by the New York City Industrial Development Agency (the "IDA") but will revert to the borrower upon the termination of the IDA lease. See "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans--11 Madison Avenue" in this prospectus supplement.

     Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans that are secured by Mortgaged Properties operated for each indicated purpose:


                     MORTGAGED PROPERTIES BY PROPERTY TYPE

                                                                                               PERCENTAGE OF     PERCENTAGE OF
                                           NUMBER OF        AGGREGATE        PERCENTAGE OF      CUT-OFF DATE     CUT-OFF DATE
                                           MORTGAGED       CUT-OFF DATE       CUT-OFF DATE        GROUP 1           GROUP 2
             PROPERTY TYPE                PROPERTIES         BALANCE          POOL BALANCE        BALANCE           BALANCE
--------------------------------------   ------------   -----------------   ---------------   ---------------   --------------
Office ...............................        19        $  445,442,884            41.9%             47.0%              0.0%
Retail ...............................        33           294,747,285            27.7              31.1               0.0
 Retail - Anchored ...................        25           243,511,520            22.9              25.7               0.0
 Retail - Shadow Anchored(1) .........         2            28,247,436             2.7               3.0               0.0
 Retail - Unanchored .................         6            22,988,329             2.2               2.4               0.0
Multifamily ..........................        19           148,825,460            14.0               3.6             100.0
Self Storage .........................        13            72,707,832             6.8               7.7               0.0
Industrial ...........................         7            58,109,110             5.5               6.1               0.0
Hospitality ..........................         3            22,285,236             2.1               2.4               0.0
Mobile Home Park .....................         1            13,424,059             1.3               1.4               0.0
Mixed Use ............................         1             5,040,219             0.5               0.5               0.0
Land(2) ..............................         1             2,590,240             0.2               0.3               0.0
                                              --        --------------           -----             -----             -----
TOTAL ................................        97        $1,063,172,325           100.0%            100.0%            100.0%
                                              ==        ==============           =====             =====             =====

----------
(1) A mortgaged property is classified as shadow anchored if it is in close proximity to an anchored retail property.

(2) Specifically, the mortgaged property is the fee interest in land which the ground tenant has improved and has leased as an anchored retail building. The retail building is not part of the loan collateral, and the source of funds for loan repayment is the ground rent payments made to the borrower.




[PIE CHART REPRESENTING
 MORTGAGED PROPERTIES
 BY PROPERTY TYPE OMITTED]

 [DATA FROM PIE CHART SHOWN
  HERE IN TABULAR FORM]


Office                   41.9%
Retail                   27.7%
Multifamily              14.0%
Self Storage              6.8%
Industrial                5.5%
Hospitality               2.1%
Mobile Home Park          1.3%
Mixed Use                 0.5%
Land                      0.2%





MORTGAGE LOAN HISTORY

     All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers. Wachovia Bank, National Association ("Wachovia"), in its capacity as a Mortgage Loan Seller, originated 60 of the Mortgage Loans to be included in the Trust Fund representing 60.2% of the Cut-Off Date Pool Balance (52 Mortgage Loans in Loan Group 1 or 59.4% of the Cut-Off Date Group 1 Balance and 8 Mortgage Loans in Loan Group 2 or 67.0% of the Cut-Off Date Group 2 Balance). Artesia

Mortgage Capital Corporation ("Artesia") originated 24 of the Mortgage Loans to be included in the Trust Fund representing 14.2% of the Cut-Off Date Pool Balance (17 Mortgage Loans in Loan Group 1 or 11.9% of the Cut-Off Date Group 1 Balance and 7 Mortgage Loans in Loan Group 2 or 33.0% of the Cut-Off Date Group 2 Balance). Citigroup Global Markets Realty Corp. ("Citigroup") originated 10 of the Mortgage Loans to be included in the Trust Fund representing 13.1% of the Cut-Off Date Pool Balance (14.7% of the Cut-Off Date Group 1 Balance). Eurohypo AG, New York Branch ("Eurohypo") originated 2 of the Mortgage Loans to be included in the Trust Fund representing 12.4% of the Cut-Off Date Pool Balance (14.0% of the Cut-Off Date Group 1 Balance). None of the Mortgage Loans were 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).


CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at rates (each a "Mortgage Rate") that will remain fixed for their remaining terms, provided, however, that after the applicable Anticipated Repayment Date, the interest rate on the related ARD Loans will increase as described in this prospectus supplement. See "--Amortization" below. All of the Mortgage Loans accrue interest on the basis (an "Actual/360 basis") of the actual number of days elapsed over a 360-day year. Nineteen (19) of the Mortgage Loans, representing 40.5% of the Cut-Off Date Pool Balance (12 Mortgage Loans in Loan Group 1 or 38.4% of the Cut-Off Date Group 1 Balance and 7 Mortgage Loans in Loan Group 2 or 57.5% of the Cut-Off Date Group 2 Balance), have periods during which only interest is due and periods in which principal and interest are due. Nineteen (19) of the Mortgage Loans, representing 10.6% of the Cut-Off Date Pool Balance (18 Mortgage Loans in Loan Group 1 or 9.9% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 15.8% of the Cut-Off Date Group 2 Balance), are interest-only for their entire term.

     Mortgage Loan Payments. Scheduled payments of principal and/or interest other than Balloon Payments (the "Periodic Payments") on all of the Mortgage Loans are due monthly.

     Due Dates. Generally, the Periodic Payment for each Mortgage Loan is due on the date (each such date, a "Due Date") occurring on the 11th day of the month (or in the case of 2 Mortgage Loans, the first day of the month). None of the Mortgage Loans has a grace period that extends payment beyond the 15th day of any calendar month.

     Amortization. Eighty-eight (88) of the Mortgage Loans (the "Balloon Loans"), representing 96.4% of the Cut-Off Date Pool Balance (74 Mortgage Loans in Loan Group 1 or 96.4% of the Cut-Off Date Group 1 Balance and 14 Mortgage Loans in Loan Group 2 or 96.5% of the Cut-Off Date Group 2 Balance), provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity, in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a "Balloon Payment"). Nineteen (19) of the Mortgage Loans, representing 10.6% of the Cut-Off Date Pool Balance (18 Mortgage Loans in Loan Group 1 or 9.9% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 15.8% of the Cut-Off Date Group 2 Balance), provide for interest-only Periodic Payments for the entire term and do not amortize. Eight (8) of the Mortgage Loans (the "Fully Amortizing Loan"), representing 3.6% of the Cut-Off Date Pool Balance (7 Mortgage Loans in Loan Group 1 or 3.6% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 3.5% of the Cut-Off Date Group 2 Balance), fully or substantially amortize through their respective remaining terms to maturity. One (1) such Mortgage Loan, representing 0.3% of the Cut-Off Date Pool Balance (0.3% of the Cut-Off Date Group 1 Balance) substantially amortizes prior to its anticipated repayment date but may enter a period of hyper-amortization after such date with respect to any remaining balance. In addition, because the fixed periodic payments on the Fully Amortizing Loan is determined assuming interest is calculated on a 30/360 basis, but interest actually accrues and is applied on the Fully Amortizing Loan on an Actual/360 basis, there will be less amortization, absent prepayments, of the related principal balances during the term of the Fully Amortizing Loans, resulting in a higher final payment on the Fully Amortizing Loan.

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     Forty-Eight (48) of the Balloon Loans (the "ARD Loans"), representing
50.9% of the Cut-Off Date Pool Balance (43 Mortgage Loans in Loan Group 1 or 49.8% of the Cut-Off Date Group 1 Balance and 5 Mortgage Loans in Loan Group 2 or 59.5% of the Cut-Off Date Group 2 Balance), provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the "Anticipated Repayment Date"), the Mortgage Loan will accrue additional interest (the "Additional Interest") at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the "Excess Cash Flow") generated by the Mortgaged Property (as determined in the related loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the Anticipated Repayment Date, the ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess Cash Flow will be deposited directly into a lockbox account. Eighteen (18) of the ARD Loans, representing 9.4% of the Cut-Off Date Pool Balance (17 Mortgage Loans in Loan Group 1 or 8.6% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 15.8% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only until the related Anticipated Repayment Date and do not provide for any amortization of principal before the related Anticipated Repayment Date. Any amount received in respect of Additional Interest (other than such amounts allocable to the 11 Madison Avenue Non-Pooled Component) will be distributed to the holders of the Class Z Certificates and with respect to Additional Interest allocable to the 11 Madison Avenue Non-Pooled Component, to the holders of the Class MAD Certificates. Generally, Additional Interest will not be included in the calculation of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date.


     Nineteen (19) of the Balloon Loans and ARD Loans, representing 40.5% of the Cut-Off Date Pool Balance (12 Mortgage Loans in Loan Group 1 or 38.4% of the Cut-Off Date Group 1 Balance and 7 Mortgage Loans in Loan Group 2 or 57.5% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only for the first 12 to 60 months in the case of Loan Group 1 and the first 12 to 24 months in the case of Loan Group 2 of their respective terms followed by payments which amortize a portion of the principal balance of the Mortgage Loans by their related maturity dates or Anticipated Repayment Dates, as applicable, but not the entire principal balance of the Mortgage Loans. Nineteen (19) of the Balloon Loans and ARD Loans, representing 10.6% of the Cut-Off Date Pool Balance (18 Mortgage Loans in Loan Group 1 or 9.9% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 15.8% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only until maturity or ARD and do not provide for any amortization of principal.


     Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, the Mortgage Loans either (i) prohibit voluntary prepayment of principal until a date specified in the related Mortgage Note, but permit defeasance after a date specified in the related Mortgage Note for most or all of the remaining term (84 Mortgage Loans, or 90.6% of the Cut-Off Date Pool Balance (72 Mortgage Loans in Loan Group 1 or 91.5% of the Cut-Off Date Group 1 Balance and 12 Mortgage Loans in Loan Group 2 or 83.8% of the Cut-Off Date Group 2 Balance));
(ii) prohibit voluntary prepayment of principal for a period ending on a date specified in the related Mortgage Note, and thereafter impose a Yield Maintenance Charge for most of the remaining term (9 Mortgage Loans, or 5.8% of the Cut-Off Date Pool Balance (6 Mortgage Loans in Loan Group 1 or 4.6% of the Cut-Off Date Group 1 Balance and 3 Mortgage Loans in Loan Group 2 or 16.2% of the Cut-Off Date Group 2 Balance)); (iii) prohibit prepayment until a date specified in the related Mortgage Note, and then, at the election of the borrower, permits defeasance or prepayment with a Yield Maintenance Charge (1 Mortgage Loan, or 1.6% of the Cut-Off Date Pool Balance (1.7% of the Cut-Off Date Group 1 Balance)); (iv) prohibit prepayment until a date specified in the loan documents, then permit defeasance until a date specified in the loan documents, and then permit prepayment with a prepayment premium (1 Mortgage Loan, or 1.1% of the Cut-Off Date Pool Balance (1.3% of the Cut-Off Date Group 1 Balance)); or (v) impose a Yield Maintenance Charge for most or all of the loan term (1 Mortgage Loan, or 0.9% of the Cut-Off Date Pool Balance (1.0% of the Cut-Off Date Group 1 Balance)); provided that, for purposes of each of the foregoing, "remaining term" refers to either the


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remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. See "--Additional Mortgage Loan Information" in this prospectus supplement. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed as described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. The Mortgage Loans generally do not require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment, in whole or in part, of the related Mortgage Loan as a result of or in connection with a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, any obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law.

     The Mortgage Loans included in the Trust Fund (other than certain of the Artesia Mortgage Loans) provide that, in the event of a partial prepayment of such Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or condemnation, the monthly debt service payment of such Mortgage Loan will remain unchanged. See "RISK FACTORS--Prepayments Will Affect Your Yield" in this prospectus supplement.

     Eighty-four (84) of the Mortgage Loans, or 90.6% of the Cut-Off Date Pool Balance (72 Mortgage Loans in Loan Group 1 or 91.5% of the Cut-Off Date Group 1 Balance and 12 Mortgage Loans in Loan Group 2 or 83.8% of the Cut-Off Date Group 2 Balance), provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years following the Closing Date, to substitute a pledge of Defeasance Collateral in exchange for a release of the related Mortgaged Property (or a portion thereof) from the lien of the related Mortgage without the prepayment of the Mortgage Loan or the payment of the applicable Prepayment Premium or Yield Maintenance Charge. One
(1) Mortgage Loan, representing 1.6% of the Cut-Off Date Pool Balance (1.7% of the Cut-Off Date Group 1 Balance), provides that, in addition to the option to defease the Mortgage Loan as described in the preceding sentence, the related borrower may prepay the Mortgage Loan upon payment of a Yield Maintenance Charge. One (1) Mortgage Loan, representing 1.1% of the Cut-Off Date Pool Balance (1.3% of the Cut-Off Date Group 1 Balance), after a date specified in the loan documents, permits defeasance and, after a date specified in the loan documents, permits prepayment with a prepayment premium. Mortgage Loans secured by more than one Mortgaged Property which provide for partial defeasance generally require that, among other things, (i) prior to the release of a related Mortgaged Property (or a portion thereof), a specified percentage (generally 125%) of the allocated loan amount for such Mortgaged Property be defeased and (ii) that certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining Mortgaged Properties after the defeasance. In general, "Defeasance Collateral" is required to consist of United States government obligations that provide for payments on or prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans) (provided that in the case of certain Mortgage Loans, such defeasance payments may cease at the beginning of the open prepayment period with respect to such Mortgage Loan, and the final payment on the Defeasance Collateral may be sufficient to fully prepay the Mortgage Loan), with each such payment being equal to or greater than (with any excess to be returned to the borrower (in some cases, after the related Mortgage Loan is paid in full)) the Periodic Payment due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD Loan, the principal balance on its Anticipated Repayment Date. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent the related Mortgage Loan documents enable the

Master Servicer or the Special Servicer, as applicable, to make such requirement, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such Defeasance Collateral may be in excess of the principal balance of the related Mortgage Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

     Neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement.

     Other Financing. With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the lender's prior consent. Two (2) Mortgage Loans (loan numbers 6 and 14), representing 4.6% of the Cut-Off Date Pool Balance (5.2% of the Cut-Off Date Group 1 Balance), provide that under certain circumstances (a) the related borrower may encumber the related Mortgaged Property with subordinate debt in the future and/or (b) the entities with a controlling ownership interest in the related borrower may pledge their interests in the borrower as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the lender.

     One (1) of the Mortgage Loans (loan number 36), representing 0.8% of the Cut-Off Date Pool Balance (1 Mortgage Loan in Loan Group 1 or 0.9% of the Cut-Off Date Group 1 Balance), provides that the related borrower, under certain circumstances, may incur additional unsecured indebtedness other than in the ordinary course of business and without the consent of the mortgagee.

     With respect to 1 Mortgage Loan (loan number 3), representing 5.5% of the Cut-Off Date Pool Balance (6.2% of the Cut-Off Date Group 1 Balance), there is existing subordinated debt secured by the mortgaged property, subject to the terms of a subordination and standstill agreement in favor of the lender. In addition, the related lender has taken a security interest in the equity interest in the borrower. With respect to 4 Mortgage Loans (loan numbers 1, 11, 42 and 78), representing 13.9% of the Cut-Off Date Pool Balance (15.5% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents provide that, under certain circumstances, ownership interests in the related borrowers may be pledged as security for debt financing, generally referred to as mezzanine debt, in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the lender and the satisfaction of certain financial conditions. See "RISK FACTORS--Additional Debt on Some Mortgage Loans Creates Additional Risks" in this prospectus supplement. Further, certain of the Mortgage Loans included in the Trust Fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. See "RISK FACTORS--Additional Debt on Some Mortgage Loans Creates Additional Risks" in this prospectus supplement. In addition, 1 Mortgage Loan included in the trust fund as of the Cut-Off Date (loan number 19), representing 1.3% of the Cut-Off Date Pool Balance (1.4% of the Cut-Off-Date Group 1 Balance), does not prohibit the related borrower from incurring additional unsecured debt or an owner of an interest in the related borrower from pledging its ownership interest in the related borrower as security for mezzanine debt because the related borrower is not required by either the mortgage loan documents or related organizational documents to be a special purpose entity.

     In addition, with respect to the Co-Lender Loans, the related Mortgaged Property also secures one or more Companion Loans. See "--Co-Lender Loans" in this prospectus supplement.

     Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should therefore consider all of the Mortgage Loans to be nonrecourse.

     Due-On-Sale and Due-On-Encumbrance Provisions. Substantially all of the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans may permit one or more transfers of the related Mortgaged Property to pre-approved borrowers or pursuant to pre-approved conditions without the approval of the mortgagee and certain Mortgage Loans do not prohibit transfers of limited partnership interests or non-managing member interests in the related borrowers. As provided in, and subject to, the Pooling and Servicing Agreement, the Special Servicer will determine, in a manner consistent with the servicing standard described under "SERVICING OF THE MORTGAGE LOANS--General" in this prospectus supplement whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans. Two (2) groups of Mortgage Loans (loan numbers 24, 28, 45, 52, 61, 64, 66, 70, 74, 85 and 89 and loan numbers 49, 71,
79, 82, 92 and 94), representing 7.7% of the Cut-Off Date Pool Balance (17 Mortgage Loans in Loan Group 1 or 8.6% of the Cut-Off Date Group 1 Balance), are groups of Mortgage Loans that are cross-collateralized and cross-defaulted with the other Mortgage Loans in such group as indicated in Annex A-5. Although the Mortgage Loans within each group are cross-collateralized and cross-defaulted with the other mortgage loans in such group, the Mortgage Loans in one group are not cross-collateralized or cross-defaulted with the Mortgage Loans in the other group. The cross-default and cross-collateralization provisions for each group of Mortgage Loans may be terminated in the event one of the Mortgage Loans is defeased without a simultaneous defeasance of the other Mortgage Loans, provided that the rating agencies confirm that such release would not result in a downgrading of any of the current ratings of any Class of Certificates. As of the Closing Date, no Mortgage Loan, except the Co-Lender Loans, will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

     One (1) of the Mortgage Loans (loan number 96), representing 0.1% of the Cut-Off Date Pool Balance (1.3% of the Cut-Off Date Group 2 Balance), provides that one of the related Mortgaged Properties may be released from the lien of the mortgage in the event the Mortgaged Property is defeased or assumed without a simultaneous defeasance or assumption of the other, provided that a no-downgrade letter is received from the applicable rating agencies, certain loan-to-value ratio and debt service coverage ratio tests are satisfied, and funds equal to 25% of the appraised value of the released Mortgaged Property are deposited as additional security for the Mortgage Loan.

     Partial Releases. Certain of the Mortgage Loans permit a partial release of a portion of the related Mortgaged Property not material to the underwriting of the Mortgage Loan at the time of origination, without any prepayment or defeasance of the Mortgage Loan.

     One (1) of the Mortgage Loans (loan number 4), representing 5.4 % of the Cut-Off Date Pool Balance (6.1% of the Cut-Off Date Group 1 Balance) permits a partial release of a portion of the related Mortgaged Property in connection with the exercise of an option to purchase granted to a tenant under the related lease, provided that, among other things, the purchaser of the release parcel deposits the option purchase price as set out in its lease into an option proceeds reserve account, which funds shall be held in trust as security for other obligations under the loan documents. Notwithstanding the foregoing, the borrower may elect to, in lieu of depositing the option purchase price into an option proceeds reserve account, partially defease such amount upon satisfaction of certain conditions under the loan documents, including among other things, the delivery of a confirmation in writing from the applicable rating agency to the effect that the partial defeasance and the substitution of the partial defeasance collateral will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such defeasance.

     One (1) of the Mortgage Loans (loan number 6), representing 3.1% of the Cut-Off Date Pool Balance (3.4% of the Cut-Off Date Group 1 Balance), permits a partial release of an anchor tenant parcel (and a portion of the adjoining parking) upon the satisfaction of certain conditions, including, without limitation: (i) the payment of a release price (through partial defeasance) equal to the amount set forth in the mortgage (approximately 125% of the value of the anchor tenant parcel), (ii) delivery of rating agency confirmations that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to the Certificates and (iii) no event of default has occurred and is continuing with respect to such Mortgage Loan.


CERTAIN STATE-SPECIFIC CONSIDERATIONS

     Eighteen (18) of the Mortgaged Properties, representing 23.6% of the Cut-Off Date Pool Balance (13 Mortgaged Properties in Loan Group 1 or 20.1% of the Cut-Off Date Group 1 Balance and 5 Mortgaged Properties in Loan Group 2 or 51.9% of the Cut-Off Date Group 2 Balance) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.


ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Generally, the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Sellers in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the value of the Mortgaged Property as security for the related Mortgage Loan, except in such cases where adequate reserves have been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value.

     Environmental Assessments. A "Phase I" environmental site assessment was performed by independent environmental consultants with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loans. "Phase I" environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a "Phase II" environmental site assessment as recommended by such "Phase I" assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third party.

     Engineering Assessments. In connection with the origination of all of the Mortgage Loans, except for 1 Mortgage Loan (loan number 87) representing 0.2% of the Cut-Off Date Pool Balance (0.3% of the Cut-Off Date Group 1 Balance), a licensed engineer or architect inspected the related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least 100% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion; provided, however, with respect to Mortgage Loans originated by Artesia Mortgage Capital Corporation, such reserves are generally not required for repairs when the estimated cost is less than $10,000.

     Earthquake Analyses. An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that in the event of an earthquake, none of the Mortgaged Properties are likely to suffer a probable maximum loss in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property. There is earthquake insurance in place with respect to the Mortgaged Properties securing 2 Mortgage Loans (loan numbers 4 and 34), representing 6.2% of the Cut-Off Date Pool Balance (7.0% of the Cut-Off Date Group 1 Balance).


CO-LENDER LOANS

     General. One (1) Mortgage Loan (loan number 2, the "11 Madison Avenue Loan") will be deemed to be split into a pooled component (the "11 Madison Avenue Pooled Component"), with a principal balance of $82,000,000, representing 7.7% of the Cut-Off Date Pool Balance (8.6% of the Cut-Off Date Group 1 Balance), that supports distributions on the Certificates (other than the Class MAD Certificates) and a non-pooled component (the "11 Madison Avenue Non-Pooled Component"), with a component principal balance of $13,555,556, that supports only the Class MAD Certificates, which are not being offered hereby. The 11 Madison Avenue Loan was originated by Wachovia Bank, National Association and is evidenced by one of seven notes each secured by a single mortgage and a single assignment of leases and rents. The 11 Madison Avenue Loan is part of a split loan structure where three (3) companion loans that are part of this split loan structure are pari passu in right of entitlement to payment with the 11 Madison Avenue Loan (the "11 Madison Avenue Pari Passu Loans") and three companion loans that are part of this split loan structure are subordinate in their right of entitlement to payment with the 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu Loans (the "11 Madison Avenue Subordinate Loans" and, together with the 11 Madison Avenue Pari Passu Loans, the "11 Madison Avenue Companion Loans"). The 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu Loans are referred to collectively herein as the "11 Madison Avenue Senior Loans". The 11 Madison Avenue Companion Loans and the 11 Madison Avenue Loan are referred to collectively herein as the "11 Madison Avenue Whole Loan". None of the 11 Madison Avenue Companion Loans are included in the trust.

     Two (2) Mortgage Loans (loan number 27, the "Mountain View Apartments Loan" and loan number 90, the "Fox Valley Apartments Loan" and, together with the 11 Madison Avenue Loan, the "Co-Lender

Loans") are each represented by the senior note of two notes. With respect to the Mountain View Apartments Loan, the related subordinate companion loan (the "Mountain View Apartments Subordinate Loan") is not part of the Trust Fund. The Mountain View Apartments Subordinate Loan and the Mountain View Apartments Loan are referred to collectively herein as the "Mountain View Apartments Whole Loan". The Mountain View Apartments Loan has a Cut-Off Date Balance of $10,960,000, representing 1.0% of the Cut-Off Date Pool Balance (1.2% of the Cut-Off Date Group 1 Balance). With respect to the Fox Valley Apartments Loan, the related subordinate companion loan (the "Fox Valley Apartments Subordinate Loan") is not part of the Trust Fund. The 11 Madison Avenue Companion Loans, the Mountain View Apartments Subordinate Loan and the Fox Valley Apartments Subordinate Loan are referred to hereunder as the "Companion Loans". The 11 Madison Avenue Subordinate Loans, the Mountain View Apartments Subordinate Loan and the Fox Valley Apartments Subordinate Loan are collectively referred to herein as the "Subordinate Companion Loans". The Fox Valley Apartments Subordinate Loan and the Fox Valley Apartments Loan are referred to collectively herein as the "Fox Valley Apartments Whole Loan". The Fox Valley Apartments Loan has a Cut-Off Date Balance of $2,431,626, representing 0.2% of the Cut-Off Date Pool Balance (2.1% of the Cut-Off Date Group 2 Balance).


     The trust created pursuant to the 2004-C10 Pooling and Servicing Agreement is the holder of one of the 11 Madison Avenue Pari Passu Loans and the trust created pursuant to the 2004-C11 Pooling and Servicing Agreement is also the holder of one of the 11 Madison Avenue Pari Passu Loans. Wachovia Bank, National Association will initially be the holder of the remaining 11 Madison Avenue Pari Passu Loan. The remaining Companion Loans are held by unaffiliated entities. The holders of the Companion Loans may only sell each such Companion Loan with the prior written consent of the Master Servicer or the Special Servicer (or with respect to the 11 Madison Avenue Loan, the 2004-C10 Master Servicer or the applicable 2004-C10 Special Servicer) or, without such consent, to certain institutional lenders or other parties named in the related Intercreditor Agreement, in each case after receiving prior confirmation from each Rating Agency that such sale will not result in the withdrawal, downgrade or qualification of the ratings assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency.


     With respect to the 11 Madison Avenue Loan, the terms of an intercreditor agreement (the "11 Madison Avenue Intercreditor Agreement") provide that the 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu Loans are of equal priority with each other and no portion of any of these loans will have priority or preference over the other and that the 11 Madison Avenue Subordinate Loans are subordinate in certain respects to the 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu Loans. With respect to the Fox Valley Loan, under the terms of an intercreditor and servicing agreement among noteholders (the "Fox Valley Intercreditor Agreement"), the holder of the Fox Valley Subordinate Loan has agreed to subordinate its interest in certain respects to the Fox Valley Loan. With respect to the Mountain View Loan, under the terms of the related intercreditor and servicing agreements among noteholders (the "Mountain View Intercreditor Agreement" and, collectively with the 11 Madison Avenue Intercreditor Agreement and the Fox Valley Intercreditor Agreement, the "Intercreditor Agreements"), the holder of the Mountain View Subordinate Loan has agreed to subordinate its interest in certain respects to the Mountain View Loan. Except with respect to the 11 Madison Avenue Loan and its related Companion Loans (which will be serviced under the 2004-C10 Pooling and Servicing Agreement), the Master Servicer and the Special Servicer will undertake to perform the obligations of the holder of the Co-Lender Loans under the related Intercreditor Agreements.

The following table presents certain information with respect to the Co-Lender
Loans:


                                CO-LENDER LOANS

                                     CUT-OFF
                                       DATE
                                    PRINCIPAL         CUT-OFF DATE                                              COMBINED
                                     BALANCE       PRINCIPAL BALANCE        CUT-OFF DATE         COMBINED       CUT-OFF
                                   OF MORTGAGE         OF SENIOR         PRINCIPAL BALANCE     UNDERWRITTEN       DATE
         MORTGAGE LOAN                 LOAN            COMPONENTS          OF WHOLE LOAN           DSCR           LTV
-------------------------------   -------------   -------------------   -------------------   --------------   ---------
11 Madison Avenue .............   $82,000,000         $430,000,000          $515,000,000            1.20x         76.3%
Mountain View
 Apartments ...................   $10,960,000         $ 10,960,000          $ 11,645,000            1.11x         85.0%
Fox Valley Apartments .........   $ 2,431,626         $  2,431,626          $  2,584,074            1.11x         83.4%


11   Madison Avenue Loan

     11 Madison Avenue Loan Components. The ownership interest in the 11 Madison Avenue Loan will be split into a senior pooled interest (the "11 Madison Avenue Pooled Component") and a subordinate interest (the "11 Madison Avenue Non-Pooled Component"). The 11 Madison Avenue Pooled Component will represent approximately 7.7% of the Cut-Off Date Pool Balance. All distributions of principal and interest with respect to the 11 Madison Avenue Loan will be distributed to the Certificates as described herein. The holders of the Offered Certificates will only be entitled to collections with respect to the 11 Madison Avenue Loan to the extent allocated to the 11 Madison Avenue Pooled Component and the holders of the Class MAD Certificates will only be entitled to distributions of principal or interest allocable to the 11 Madison Avenue Loan to the extent allocated to the 11 Madison Avenue Non-Pooled Component. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement. The Class MAD Certificates are not being offered hereby.


     The following table describes certain information regarding the 11 Madison Avenue Mortgage Loan, the 11 Madison Avenue Pooled Component and the 11 Madison Avenue Non-Pooled Component:

                                  COMBINED          POOLED         NON-POOLED
                                   CUT-OFF         COMPONENT        COMPONENT
                       LOAN         DATE         CUT-OFF DATE     CUT-OFF DATE     COMBINED     COMBINED
   MORTGAGE LOAN        NO.        BALANCE          BALANCE          BALANCE          LTV         DSCR
-------------------   ------   --------------   --------------   --------------   ----------   ---------
11 Madison Avenue     2         $95,555,556      $82,000,000      $13,555,556         63.7%       1.55x

     Servicing Provisions of the 11 Madison Avenue Intercreditor Agreement. The 11 Madison Avenue Loan and its related Companion Loans will be serviced under the pooling and servicing agreement (the "2004-C10 Pooling and Servicing Agreement") entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C10. The master servicer under the 2004-C10 Pooling and Servicing Agreement is Wachovia Bank, National Association (the "2004-C10 Master Servicer"), the special servicer under the 2004-C10 Pooling and Servicing Agreement is Wachovia Bank, National Association with respect to the 11 Madison Avenue mortgage loan, and Lennar Partners, Inc. with respect to each other mortgage loan (together, the "2004-C10 Special Servicer"), and the trustee under the 2004-C10 Pooling and Servicing Agreement is Wells Fargo Bank, N.A. (the "2004-C10 Trustee"). The terms of the 2004-C10 Pooling and Servicing Agreement provide for servicing arrangements that are generally similar to those under the Pooling and Servicing Agreement. Subject to the exceptions described herein under "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative", the Controlling Class Representative will generally share with both the controlling class representative under the 2004-C10 Pooling and Servicing Agreement (the "2004-C10 Controlling Class Representative") and the controlling class representative under the pooling and servicing agreement (the "2004-C11 Pooling and Servicing Agreement") entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C11 (the "2004-C11 Controlling Class Representative") the rights given to the 2004-C10 Controlling Class Representative under the 2004-C10 Pooling and Servicing Agreement to direct the servicing of the 11 Madison Avenue Loan. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" and "--

Servicing of the 11 Madison Avenue Loan" in this prospectus supplement. The 11 Madison Avenue Intercreditor Agreement provides that expenses, losses and shortfalls relating to the 11 Madison Avenue Whole Loan will be allocated first, to the holders of the 11 Madison Avenue Subordinate Loans and thereafter, pro rata and pari passu, to the 11 Madison Avenue Senior Loans; provided, that, pursuant to the Pooling and Servicing Agreement, expenses, losses and shortfalls allocated to the 11 Madison Avenue Loan will be allocated first to the 11 Madison Avenue Non-Pooled Component and then to the 11 Madison Avenue Pooled Component.

     With respect to the 11 Madison Avenue Loan, the 2004-C10 Master Servicer and 2004-C10 Special Servicer will service and administer the 11 Madison Avenue Loan and each of the 11 Madison Avenue Companion Loans pursuant to the 2004-C10 Pooling and Servicing Agreement and the 11 Madison Avenue Intercreditor Agreement for so long as the 11 Madison Avenue Loan is part of the 2004-C10 Trust. If the principal amount of any 11 Madison Avenue Subordinate Loan, less any existing related Appraisal Reduction Amount, is at least equal to 25% of the original principal amount of such 11 Madison Avenue Subordinate Loan, the holder of such 11 Madison Avenue Companion Loan, or an advisor on its behalf, will be entitled to advise and direct the 2004-C10 Master Servicer and/or 2004-C10 Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the 11 Madison Avenue Loan. However, no advice or direction may require or cause the 2004-C10 Master Servicer or the 2004-C10 Special Servicer to violate any provision of the 2004-C10 Pooling and Servicing Agreement, including the 2004-C10 Master Servicer's and the 2004-C10 Special Servicer's obligation to act in accordance with the Servicing Standard (as set forth in the 2004-C10 Pooling and Servicing Agreement). See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" and "--Servicing of the 11 Madison Avenue Loan" in this prospectus supplement.

     In the event of certain defaults under the 11 Madison Avenue Loan or any of the 11 Madison Avenue Companion Loans, the holders of the 11 Madison Avenue Subordinate Loans will be entitled to (i) cure such default within five (5) business days of receipt of notice from the 2004-C10 Master Servicer with respect to monetary defaults and within twenty (20) days (which twenty-day period may be extended by up to two (2) additional five-day periods) of receipt of notice from the 2004-C10 Master Servicer with respect to non-monetary defaults and/or (ii) purchase the 11 Madison Avenue Loan from the trust after the expiration of the cure period subject to the conditions contained in the 11 Madison Avenue Intercreditor Agreement. Upon exercising its right to purchase the 11 Madison Avenue Loan, such purchasing holder of an 11 Madison Avenue Subordinate Loan will also be required to purchase all of the 11 Madison Avenue Companion Loans senior to the 11 Madison Avenue Subordinate Loan held by such holder. The purchase price will generally equal the unpaid aggregate principal balance of the 11 Madison Avenue Companion Loans being purchased, together with all unpaid interest thereon (other than default interest) at the related mortgage rate and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the 11 Madison Avenue Loan is responsible; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance, include any Prepayment Premium, late payment charge, default interest or exit fees or include any Liquidation Fee or Workout Fee payable to the 2004-C10 Special Servicer pursuant to the 2004-C10 Pooling and Servicing Agreement but shall include, in the event the purchase price is being calculated in connection with the purchase of an REO Property, any and all costs and expenses incurred by the trust during the time it owned the Mortgaged Property, net of all cash receipts from the Mortgaged Property actually received by the trust during such period, and any and all costs and expenses incurred by the trust in connection with the transfer of the Mortgaged Property to such purchasing holder, including, without limitation, reasonable attorneys fees and expenses, and any transfer or gains or similar taxes and fees paid in connection with such transfer. No prepayment consideration will be payable in connection with such a purchase of the 11 Madison Avenue Whole Loan.


     Application of Payments. Pursuant to the 11 Madison Avenue Intercreditor Agreement, to the extent described below: (a) the right of the holders of the 11 Madison Avenue Pari Passu Loans to receive payments with respect to the applicable Companion Loans are pari passu to the rights of the trust to receive payments with respect to the 11 Madison Avenue Loan; and (b) the right of the holders of the 11 Madison Avenue Subordinate Loans to receive payments with respect to the applicable Companion Loans are subordinated to the rights of the trust to receive payments with respect to the 11 Madison

Avenue Loan. Prior to the occurrence of an event of default with respect to the 11 Madison Avenue Loan or prior to a servicing transfer event under the 2004-C10 Pooling and Servicing Agreement related to the 11 Madison Avenue Loan, after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the 11 Madison Avenue Loan or the 11 Madison Avenue Companion Loans (including payments or reimbursements to the 2004-C10 Master Servicer, the 2004-C10 Special Servicer and/or the 2004-C10 Trustee pursuant to the 2004-C10 Pooling and Servicing Agreement), all payments and proceeds (of whatever nature) received with respect to the 11 Madison Avenue Loan and the 11 Madison Avenue Companion Loans will be paid first, pro rata, among the trust and the holders of the 11 Madison Avenue Pari Passu Loans, in an amount equal to interest due with respect to the 11 Madison Avenue Loan and 11 Madison Avenue Pari Passu Loans; second, pro rata, among the trust and the holders of the 11 Madison Avenue Pari Passu Loans, in an amount equal to the principal payments received, if any, with respect to the 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu Loans; third, pro rata, among the trust and the holders of the 11 Madison Avenue Pari Passu Loans, in an amount equal to any unreimbursed realized losses, if any, with respect to the 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu Loans; fourth, to the holders of the 11 Madison Avenue Subordinate Loans, in order of seniority, in an amount equal to any unreimbursed cure payments previously paid by the holder of such 11 Madison Avenue Subordinate Loan in respect of the 11 Madison Avenue Senior Loans; fifth, to certain holders of the 11 Madison Avenue Subordinate Loans, in an amount equal to (i) interest due with respect to such 11 Madison Avenue Subordinate Loan, (ii) the principal payments received with respect to such 11 Madison Avenue Subordinate Loan, if any, and (iii) any unreimbursed realized losses, if any, with respect to such 11 Madison Avenue Subordinate Loan; sixth, to certain holders of the 11 Madison Avenue Subordinate Loans, in order of seniority, in an amount equal to any unreimbursed cure payments previously paid by the holder of such 11 Madison Avenue Subordinate Loan in respect of certain other 11 Madison Avenue Subordinate Loans; seventh, to certain holders of the 11 Madison Avenue Subordinate Loans (other than the holders receiving payments pursuant to clause fifth above), in an amount equal to (i) interest due with respect to such 11 Madison Avenue Subordinate Loan (ii) the principal payments received with respect to such 11 Madison Avenue Subordinate Loan, if any, and (iii) any unreimbursed realized losses, if any, with respect to such 11 Madison Avenue Subordinate Loan; eighth, to certain holders of the 11 Madison Avenue Subordinate Loans, in an amount equal to any unreimbursed cure payments previously paid by the holder of such 11 Madison Avenue Subordinate Loan in respect of certain other 11 Madison Avenue Subordinate Loans; ninth, to certain holders of the 11 Madison Avenue Subordinate Loans (other than the holders receiving payments pursuant to clauses fifth and seventh above), in an amount equal to (i) interest due with respect to such 11 Madison Avenue Subordinate Loan, (ii) the principal payments received with respect to such 11 Madison Avenue Subordinate Loan, if any, and (iii) any unreimbursed realized losses, if any, with respect to such 11 Madison Avenue Subordinate Loan; tenth, pro rata, among the trust and the holders of the 11 Madison Avenue Pari Passu Loans, in an amount equal to default interest, if any, with respect to the 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu Loans; eleventh, to certain holders of the 11 Madison Avenue Subordinate Loans, in order of seniority, in an amount equal to default interest, if any, with respect to such 11 Madison Avenue Subordinate Loan; twelfth, pro rata, among the trust, the holders of the 11 Madison Avenue Pari Passu Loans and the holders of the 11 Madison Avenue Subordinate Loans, in an amount equal to any prepayment premiums; thirteenth, to the holders of the 11 Madison Avenue Subordinate Loans, in order of seniority, in an amount equal to unreimbursed costs and expenses, if any, with respect to the 11 Madison Avenue Whole Loan; and fourteenth, pro rata, among the trust, the holders of the 11 Madison Avenue Pari Passu Loans and the holders of the 11 Madison Avenue Subordinate Loans, any excess.

     Following the occurrence and during the continuance of an event of default with respect to the 11 Madison Avenue Loan or such mortgage loan becoming a specially serviced mortgage loan pursuant to the 11 Madison Avenue Intercreditor Agreement, and subject to the right to purchase the 11 Madison Avenue Loan from the trust by the holders of the 11 Madison Avenue Subordinate Loans, after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the 11 Madison Avenue Loan and each of the 11 Madison Avenue Companion Loans (including payments or reimbursements to the 2004-C10 Master Servicer, the 2004-C10 Special Servicer and/or the 2004-C10 Trustee pursuant to the 2004-C10 Pooling and Servicing Agreement), all payments and proceeds

(of whatever nature) on the 11 Madison Avenue Loan and the 11 Madison Avenue Companion Loans will be paid first, pro rata, among the trust and the holders of the 11 Madison Avenue Pari Passu Loans, in an amount equal to interest due with respect to the 11 Madison Avenue Loan and 11 Madison Avenue Pari Passu Loans; second, pro rata, among the trust and the holders of the 11 Madison Avenue Pari Passu Loans, in an amount equal to the principal balance of such loans until paid in full; third, pro rata, among the trust and the holders of the 11 Madison Avenue Pari Passu Loans, in an amount equal to any unreimbursed realized losses, if any, with respect to the 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu Loans; fourth, to the holders of the 11 Madison Avenue Subordinate Loans, in order of seniority, in an amount equal to any unreimbursed cure payments previously paid by the holder of such 11 Madison Avenue Subordinate Loan; fifth, to certain holders of the 11 Madison Avenue Subordinate Loans, in an amount equal to (i) interest due with respect to such 11 Madison Avenue Subordinate Loan, (ii) the principal balance until paid in full, and (iii) any unreimbursed realized losses, if any, with respect to such 11 Madison Avenue Subordinate Loan; sixth, to certain holders of the 11 Madison Avenue Subordinate Loans, in order of seniority, in an amount equal to any unreimbursed cure payments previously paid by the holder of such 11 Madison Avenue Subordinate Loan in respect of certain other 11 Madison Avenue Subordinate Loans; seventh, to certain holders of the 11 Madison Avenue Subordinate Loans (other than the holders receiving payments pursuant to clause fifth above), in an amount equal to (i) interest due with respect to such 11 Madison Avenue Subordinate Loan, (ii) the principal balance until paid in full, and (iii) any unreimbursed realized losses, if any, with respect to such 11 Madison Avenue Subordinate Loan; eighth, to certain holders of the 11 Madison Avenue Subordinate Loans, in an amount equal to any unreimbursed cure payments previously paid by the holder of such 11 Madison Avenue Subordinate Loan in respect of certain other 11 Madison Avenue Subordinate Loans; ninth, to certain holders of the 11 Madison Avenue Subordinate Loans (other than the holders receiving payments pursuant to clauses fifth and seventh above), in an amount equal to (i) interest due with respect to such 11 Madison Avenue Subordinate Loan, (ii) the principal balance until paid in full, and (iii) any unreimbursed realized losses, if any, with respect to such 11 Madison Avenue Subordinate Loan; tenth, pro rata, among the trust and the holders of the 11 Madison Avenue Pari Passu Loans, in an amount equal to default interest, if any, with respect to the 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu Loans; eleventh, to certain holders of the 11 Madison Avenue Subordinate Loans, in order of seniority, in an amount equal to default interest, if any, with respect to such 11 Madison Avenue Subordinate Loan; twelfth, pro rata, among the trust and the holders of the 11 Madison Avenue Pari Passu Loans in an amount equal to any prepayment premiums payable with respect to the 11 Madison Avenue Senior Loans; thirteenth, to certain holders of the 11 Madison Avenue Subordinate Loans, in order of seniority, in an amount equal to any prepayment premiums payable with respect to such 11 Madison Avenue Subordinate Loans; fourteenth, to the holders of the 11 Madison Avenue Subordinate Loans, in order of seniority, in an amount equal to unreimbursed costs and expenses, if any, with respect to the 11 Madison Avenue Whole Loan; and fifteenth, pro rata, among the trust, the holders of the 11 Madison Avenue Pari Passu Loans and the holders of the 11 Madison Avenue Subordinate Loans, any excess.

     Amounts allocable to the 11 Madison Avenue Loan will be further allocated between the 11 Madison Avenue Pooled Component and available for distributions on the Certificates, other than the Class MAD Certificates, and the 11 Madison Avenue Non-Pooled Component and available for distributions on the Class MAD Certificates, in accordance with the priority of payments described in "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement.


  Mountain View Apartments Loan and Fox Valley Apartments Loan

     Servicing Provisions of the Mountain View Apartments Intercreditor Agreement and the Fox Valley Apartments Intercreditor Agreement. With respect to the Mountain View Apartments Loan and the Fox Valley Apartments Loan, the Master Servicer and Special Servicer will service and administer such Mortgage Loans and the related Subordinate Companion Loans pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as the related Mortgage Loan is part of the trust. The Master Servicer and/or Special Servicer may not enter into amendments, modifications or extensions of the Mountain View Apartments Loan, the Mountain View Apartments Subordinate Loan, the Fox Valley Apartments Loan or the Fox Valley Apartments Subordinate Loan without the consent of the holder of the related Subordinate Companion Loan if the proposed amendment, modification or extension adversely affects the holder of the related Subordinate Companion Loan in a material manner; provided, however, that such consent right will expire when the repurchase period described in the next paragraph expires. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" in this prospectus supplement.

     In the event that (i) any payment of principal or interest on the Mountain View Apartments Loan, the Mountain View Apartments Subordinate Loan, the Fox Valley Apartments Loan or the Fox Valley Apartments Subordinate Loan becomes 90 or more days delinquent, (ii) the principal balance of such Mountain View Apartments Loan, the Mountain View Apartments Subordinate Loan, the Fox Valley Apartments Loan or the Fox Valley Apartments Subordinate Loan has been accelerated, (iii) the principal balance of such Mountain View Apartments Loan, the Mountain View Apartments Subordinate Loan, the Fox Valley Apartments Loan or the Fox Valley Apartments Subordinate Loan is not paid at maturity, (iv) the related borrower declares bankruptcy or (v) any other event where the cash flow payment under the Mountain View Apartments Subordinate Loan or the Fox Valley Apartments Subordinate Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the applicable Subordinate Companion Loan will be entitled to purchase the related Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the related Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the related Mortgage Loan, together with all unpaid interest on the related Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the related Mortgage Loan is responsible. Unless the related borrower or an affiliate is purchasing the Mountain View Apartments Loan or the Fox Valley Apartments Loan, no prepayment consideration will be payable in connection with the purchase of the Mountain View Apartments Loan or the Fox Valley Apartments Loan, as applicable.

     Application of Payments. Pursuant to the related Intercreditor Agreement and prior to the occurrence of (i) the acceleration of the Mountain View Apartments Loan, the Mountain View Apartments Subordinate Loan, the Fox Valley Apartments Loan or the Fox Valley Apartments Subordinate Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the related borrower will make separate monthly payments of principal and interest to the Master Servicer and the holder of the related Subordinate Companion Loan. Any escrow and reserve payments required in respect of the Mountain View Apartments Loan, the Mountain View Apartments Subordinate Loan, the Fox Valley Apartments Loan or the Fox Valley Apartments Subordinate Loan will be paid to the Master Servicer.

     Following the occurrence and during the continuance of (i) the acceleration of the Mountain View Apartments Loan, the Mountain View Apartments Subordinate Loan, the Fox Valley Apartments Loan or the Fox Valley Apartments Subordinate Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the Mountain View Apartments Subordinate Loan or the Fox Valley Apartments Subordinate Loan to purchase the Mountain View Apartments Loan or the Fox Valley Apartments Loan, as applicable, from the trust, all payments and proceeds (of whatever nature) on the Mountain View Apartments Subordinate Loan or the Fox Valley Apartments Subordinate Loan, as applicable, will be subordinated to all payments due on the related Mortgage Loan and the amounts with respect to such Loan Pair will be paid first, to the Master Servicer, Special Servicer, Trustee or Fiscal Agent, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon; second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity; third, to the trust, in an amount equal to interest due with respect to the Mountain View Apartments Loan or the Fox Valley Apartments Loan, as applicable; fourth, to the trust, in an amount equal to the principal balance of the Mountain View Apartments Loan or the Fox Valley Apartments Loan, as applicable, until paid in full; fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Mountain View Apartments Loan or the Fox Valley Apartments Loan, as applicable; sixth, to the holder of the Mountain View Apartments Subordinate Loan or the Fox Valley Apartments Subordinate Loan, as applicable, up to the amount of any unreimbursed costs and expenses paid by the holder of the such Subordinate Companion Loan; seventh, to the holder of the Mountain View Apartments Subordinate Loan or the Fox Valley Apartments Subordinate Loan, as applicable, in an amount equal to interest due with respect to such Subordinate Companion Loan; eighth, to the holder of the Mountain View Apartments Subordinate Loan or the Fox Valley Apartments Subordinate Loan, as applicable, in an amount equal to the principal balance of such Subordinate Companion Loan until paid in full; ninth, to the holder of the Mountain View Apartments Subordinate Loan or the Fox Valley Apartments Subordinate Loan, as applicable, in an amount equal to any prepayment premium, to the extent actually paid, allocable to such Subordinate Companion Loan; tenth, to the trust and the holder of the related Subordinate Companion Loan, in that order, in an amount equal to any unpaid default interest accrued on the Mountain View Apartments Loan or the Fox Valley Apartments Loan, as applicable, and the related Subordinate Companion Loan, respectively; and eleventh, any excess, to the trust and to the holder of the Mountain View Apartments Subordinate Loan or the Fox Valley Apartments Subordinate Loan, as applicable, pro rata, based upon the outstanding principal balances; provided that if the principal balance of the Subordinate Companion Loan is equal to zero, then based upon the initial principal balances.

     Application of Amounts Paid to Trust. On or before each distribution date, amounts payable to the trust as holder of any Co-Lender Loan pursuant to the Intercreditor Agreements will be included in the Available Distribution Amount for such Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related Companion Loan will be distributed to the holder net of fees and expenses on such Companion Loan, and, in the case of the 11 Madison Avenue Loan, will be applied and distributed in accordance with the 2004-C10 Pooling and Servicing Agreement.


MEZZANINE LOANS

     With respect to the Mortgage Loans with existing mezzanine debt, the holder of each mezzanine loan generally has the right to purchase the related Mortgage Loan from the trust if certain defaults on the related Mortgage Loan occur and, in some cases, may have the right to cure certain defaults occurring on the related Mortgage Loan. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such Mortgage Loan. The lenders for this mezzanine debt are generally not affiliates of the related Mortgage Loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower.


ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annexes A-1, A-1A, A-1B, A-2, A-3, A-4 and A-5 to this prospectus supplement. For purposes of numerical and statistical information set forth in this prospectus supplement and Annexes A-1, A-1A, A-1B, A-2, A-3, A-4 and A-5, such numerical and statistical information excludes the Mountain View Apartments Subordinate Loan and the Fox Valley Apartments Subordinate Loan relating to the Mountain View Apartments Loan and the Fox Valley Apartments Loan, respectively. For purposes of the calculation of loan balance per square foot, DSC Ratios and LTV Ratios with respect to the 11 Madison Avenue Loan, such information includes the Pari Passu Companion Loans, but not the 11 Madison Avenue Non-Pooled Component or the related Subordinate Companion Loans. Certain additional information regarding the Mortgage Loans is contained under "--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "-- Representations and Warranties; Repurchases and Substitutions," in this prospectus supplement and under "DESCRIPTION OF THE TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES" in the accompanying prospectus.

     In the schedule and tables set forth in Annexes A-1, A-1A, A-1B, A-2, A-3, A-4 and A-5 to this prospectus supplement, cross-collateralized Mortgage Loans are not grouped together; instead, references are made under the heading "Cross Collateralized and Cross Defaulted Loan Flag" with respect to the other Mortgage Loans with which they are cross-collateralized.

     Each of the following tables sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-1A, A-1B, A-2, A-3, A-4 and A-5:

          (i) References to "DSC Ratio" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan is the ratio of "Net Cash Flow" produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The Net Cash Flow for a Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home park, industrial, residential health care, self-storage and office properties (each a "Rental Property"); provided, however, for purposes of calculating the DSC Ratios and DSCR provided herein (i) with respect to 19 Mortgage Loans (loan numbers 2, 3, 4, 5, 7, 9, 11, 12, 13, 15, 18, 21, 27, 30, 31, 40, 46, 56
     and 63), representing 40.5% of the Cut-Off Date Pool Balance (12 Mortgage Loans in Loan Group 1 or 38.4% of the Cut-Off Date Group 1 Balance and 7 Mortgage Loans in Loan Group 2 or 57.5% of the Cut-Off Date Group 2 Balance), where Periodic Payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan commencing after the amortization period begins and (ii) with respect to 1 Mortgage Loan (loan number 91), representing 0.2% of the Cut-Off Date Pool Balance (2.0% of the Cut-Off Date Group 2 Balance), for purposes of determining the debt service coverage ratio, such ratio was adjusted by taking into account amounts available under certain cash reserves. In general, the Mortgage Loan Sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties.

     In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

     In determining the "revenue" component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll and/or other known, signed tenant leases, executed extension options supplied, or other indications of anticipated income (generally supported by cash reserves or letters of credit) and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable Mortgage Loan Seller determined revenue from rents by generally relying on the most recent rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income (generally supported by cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property,
(b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily, self storage and mobile home park properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. For the other Rental Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Occupancy rates for the private health care facilities were generally within the then current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

     In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.5% of gross receipts was assumed, with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed, and with respect to single tenant properties, where fees as low as 3.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See "--Underwriting Standards--Escrow Requirements--Replacement Reserves" in this prospectus supplement. In addition, in some instances, the Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the Mortgage Loan Sellers determined appropriate.

     The borrowers' financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy.

          (i) References to "Cut-Off Date LTV" and "Cut-Off Date LTV Ratio" are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers; provided, however, that with respect to one Mortgage Loan (loan number 46), representing 0.6% of the Cut-Off Date Pool Balance (5.7% of the Cut-Off Date Group 2 Balance), the related LTV ratio was reduced by taking into account amounts available under certain cash reserves.

          (ii) References to "Maturity Date LTV Ratio" and "LTV at ARD or Maturity" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date (or ARD Loan on its Anticipated Repayment Date) (prior to the payment of any Balloon Payment or principal prepayments) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers; provided, however, that with respect to one Mortgage Loan (loan number 46), representing 0.6% of the Cut-Off Date Pool Balance (5.7% of the Cut-Off Date Group 2 Balance), the related LTV ratio was reduced by taking into account amounts available under certain cash reserves.

          (iii) References to "Loan per Sq. Ft., Unit, Pad or Room" are, for each Mortgage Loan secured by a lien on a multifamily property (including a mobile home park property), hospitality property or assisted living facility or other healthcare property, respectively, references to the Cut-Off Date Balance of such Mortgage Loan divided by the number of dwelling units, pads, guest rooms, respectively, that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self-storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgaged Property.

          (iv) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

          (v) References to "weighted averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

          (vi) References to "Underwritten Replacement Reserves" represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

          (vii) References to "Administrative Cost Rate" for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage Loan, and (b) 0.002%, which percentage represents the trustee fee rate with respect to each Mortgage Loan. The Administrative Cost Rate for each Mortgage Loan is set forth on Annex A-1 hereto.

          (viii) References to "Remaining Term to Maturity" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

          (ix) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the later of the Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan.

          (x) References to "L ( )" or "Lockout" or "Lockout Period" represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the number of monthly payments of such period (calculated for each Mortgage Loan from the date of its origination). References to "O ( )" represent the number of monthly payments for which (a) no Prepayment Premium or Yield Maintenance Charge is assessed and (b) defeasance is no longer required. References to "YM ( )" represent the period for which the Yield Maintenance Charge is assessed. "3% ( )", "2% ( )" and "1% ( )" each represents the period for which a Prepayment Premium is assessed and the respective percentage used in the calculation thereof. The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Prepayment Premium or a Yield Maintenance Charge (each such period, an "Open Period") with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loan as set forth in the related Mortgage Loan documents.

          (xi) References to "D ( )" or "Defeasance" represent, with respect to each Mortgage Loan, the period (in months) during which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

          (xii) References to "Occupancy Percentage" are, with respect to any Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties, mobile home park properties and assisted living facilities, the percentage of units or pads rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented and is exclusive of hospitality properties, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting), and is exclusive of hospitality properties.

          (xiii) References to "Original Term to Maturity" are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD
     Loan).

          (xiv) References to "NA" indicate that, with respect to a particular category of data, such data is not applicable.

          (xv) References to "NAV" indicate that, with respect to a particular category of data, such data is not available.

          (xvi) References to "Capital Imp. Reserve" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

          (xvii) References to "Replacement Reserve" are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xviii) References to "TI/LC Reserve" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xix) The sum in any column of any of the following tables may not equal the indicated total due to rounding.

        MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS(1)

                         NUMBER OF      AGGREGATE          % OF          AVERAGE        HIGHEST
                         MORTGAGED     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
     PROPERTY TYPE      PROPERTIES       BALANCE       POOL BALANCE      BALANCE        BALANCE
---------------------- ------------ ----------------- -------------- -------------- --------------
Office ...............      19       $  445,442,884         41.9%     $23,444,362    $119,298,859
Retail ...............      33          294,747,285         27.7      $ 8,931,736    $ 57,500,000
Retail - Anchored ....      25          243,511,520         22.9      $ 9,740,461    $ 57,500,000
Retail - Shadow
 Anchored(4) .........       2           28,247,436          2.7      $14,123,718    $ 22,856,383
Retail - Unanchored...       6           22,988,329          2.2      $ 3,831,388    $  4,988,845
Multifamily ..........      19          148,825,460         14.0      $ 8,301,301    $ 18,200,000
Self Storage .........      13           72,707,832          6.8      $ 5,592,910    $ 11,946,000
Industrial ...........       7           58,109,110          5.5      $ 8,301,301    $ 16,400,000
Hospitality ..........       3           22,285,236          2.1      $ 7,428,412    $  8,985,982
Mobile Home Park .....       1           13,424,059          1.3      $13,424,059    $ 13,424,059
Mixed Use ............       1            5,040,219          0.5      $ 5,040,219    $  5,040,219
Land(5) ..............       1            2,590,240          0.2      $ 2,590,240    $  2,590,240
                            --       --------------        -----
                            97       $1,063,172,325        100.0%     $10,960,539    $119,298,859
                            ==       ==============        =====

                                                      WTD. AVG.
                                                        STATED
                                                      REMAINING                                                   WTD.
                          WTD. AVG.      WTD. AVG.     TERM TO      WTD.     MINIMUM               WTD. AVG.      AVG.
                        CUT-OFF DATE   LTV RATIO AT    MATURITY   AVG. DSC     DSC      MAXIMUM    OCCUPANCY    MORTGAGE
     PROPERTY TYPE        LTV RATIO     MATURITY(2)   (MOS.)(2)     RATIO     RATIO    DSC RATIO    RATE(3)       RATE
---------------------- -------------- -------------- ----------- ---------- --------- ----------- ----------- -----------
Office ...............       67.8%          60.2%        104         1.66x     1.22x      2.13x       92.9%       5.341%
Retail ...............       71.7%          56.0%        131         1.52x     1.19x      2.56x       97.1%       5.393%
Retail - Anchored ....       72.7%          57.2%        130         1.51x     1.19x      2.56x       97.3%       5.271%
Retail - Shadow
 Anchored(4) .........       64.3%          54.1%        114         1.67x     1.66x      1.67x       95.5%       6.012%
Retail - Unanchored...       70.3%          44.8%        158         1.42x     1.21x      1.64x       96.3%       5.918%
Multifamily ..........       71.2%          63.6%         97         1.44x     1.16x      2.63x       94.2%       5.215%
Self Storage .........       79.2%          77.3%         68         2.10x     1.49x      2.38x       86.2%       4.469%
Industrial ...........       65.8%          56.3%        115         1.64x     1.30x      2.45x       98.1%       5.351%
Hospitality ..........       60.5%          46.1%        119         2.09x     1.58x      2.49x        0.0%       5.500%
Mobile Home Park .....       79.9%          65.9%        119         1.38x     1.38x      1.38x      100.0%       5.070%
Mixed Use ............       77.5%          65.4%        118         1.25x     1.25x      1.25x       80.6%       5.740%
Land(5) ..............       21.8%           0.2%        179         3.02x     3.02x      3.02x      100.0%       4.960%
                             70.0%          60.1%        109         1.63x     1.16x      3.02x       94.1%       5.280%

-------
(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement but excludes 3 Mortgage Loans secured by hospitality properties representing 2.1% of the Cut-Off Date Pool Balance.

(4) A Mortgaged Property is considered "shadow anchored" if it is in close proximity to an anchored property.

(5) Specifically, the fee interest in land, which the ground tenant has improved and leased as an anchored retail building. The retail building is not part of the loan collateral, and the source of funds for loan repayment is the ground rent payments made to the borrower.

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                    % OF
                     NUMBER OF     AGGREGATE    CUT-OFF DATE      AVERAGE        HIGHEST
                     MORTGAGED   CUT-OFF DATE      GROUP 1     CUT-OFF DATE   CUT-OFF DATE
   PROPERTY TYPE    PROPERTIES      BALANCE        BALANCE        BALANCE        BALANCE
------------------ ------------ -------------- -------------- -------------- --------------
Office ...........      19       $445,442,884        47.0%     $23,444,362    $119,298,859
Retail ...........      33        294,747,285        31.1      $ 8,931,736    $ 57,500,000
 Retail -
  Anchored .......      25        243,511,520        25.7      $ 9,740,461    $ 57,500,000
 Retail - Shadow
  Anchored(4) ....       2         28,247,436         3.0      $14,123,718    $ 22,856,383
 Retail -
  Unanchored .....       6         22,988,329         2.4      $ 3,831,388    $  4,988,845
Self Storage .....      13         72,707,832         7.7      $ 5,592,910    $ 11,946,000
Industrial .......       7         58,109,110         6.1      $ 8,301,301    $ 16,400,000
Multifamily ......       3         33,794,424         3.6      $11,264,808    $ 15,250,000
Hospitality ......       3         22,285,236         2.4      $ 7,428,412    $  8,985,982
Mobile Home
 Park ............       1         13,424,059         1.4      $13,424,059    $ 13,424,059
Mixed Use ........       1          5,040,219         0.5      $ 5,040,219    $  5,040,219
Land(5) ..........       1          2,590,240         0.3      $ 2,590,240    $  2,590,240
                        --       ------------       -----
                        81       $948,141,289       100.0%     $11,705,448    $119,298,859
                        ==       ============       =====

                                                  WTD. AVG.
                                                    STATED
                                                  REMAINING                                                   WTD.
                      WTD. AVG.      WTD. AVG.     TERM TO      WTD.     MINIMUM               WTD. AVG.      AVG.
                    CUT-OFF DATE   LTV RATIO AT    MATURITY   AVG. DSC     DSC      MAXIMUM    OCCUPANCY    MORTGAGE
   PROPERTY TYPE      LTV RATIO     MATURITY(2)   (MOS.)(2)     RATIO     RATIO    DSC RATIO    RATE(3)       RATE
------------------ -------------- -------------- ----------- ---------- --------- ----------- ----------- -----------
Office ...........       67.8%          60.2%        104     1.66x      1.22x     2.13x           92.9%       5.341%
Retail ...........       71.7%          56.0%        131     1.52x      1.19x     2.56x           97.1%       5.393%
 Retail -
  Anchored .......       72.7%          57.2%        130     1.51x      1.19x     2.56x           97.3%       5.271%
 Retail - Shadow
  Anchored(4) ....       64.3%          54.1%        114     1.67x      1.66x     1.67x           95.5%       6.012%
 Retail -
  Unanchored .....       70.3%          44.8%        158     1.42x      1.21x     1.64x           96.3%       5.918%
Self Storage .....       79.2%          77.3%         68     2.10x      1.49x     2.38x           86.2%       4.469%
Industrial .......       65.8%          56.3%        115     1.64x      1.30x     2.45x           98.1%       5.351%
Multifamily ......       75.9%          68.7%        107     1.25x      1.24x     1.25x           96.1%       5.686%
Hospitality ......       60.5%          46.1%        119     2.09x      1.58x     2.49x            0.0%       5.500%
Mobile Home
 Park ............       79.9%          65.9%        119     1.38x      1.38x     1.38x          100.0%       5.070%
Mixed Use ........       77.5%          65.4%        118     1.25x      1.25x     1.25x           80.6%       5.740%
Land(5) ..........       21.8%           0.2%        179     3.02x      3.02x     3.02x          100.0%       4.960%
                         70.0%          59.9%        111     1.64X      1.19X     3.02X           94.2%       5.304%

-------
(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement, but excludes 3 Mortgage Loans secured by hospitality properties representing 2.4% of the Cut-Off Date Group 1 Balance.

(4) A Mortgaged Property is considered "shadow anchored" if it is in close proximity to an anchored property.

(5) Specifically, the fee interest in land, which the ground tenant has improved and leased as an anchored retail building. The retail building is not part of the loan collateral, and the source of funds for loan repayment is the ground rent payments made to the borrower.

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                       % OF
                                      AGGREGATE      CUT-OFF      AVERAGE
                        NUMBER OF      CUT-OFF         DATE       CUT-OFF        HIGHEST
                        MORTGAGED        DATE        GROUP 2        DATE      CUT-OFF DATE
    PROPERTY TYPE      PROPERTIES      BALANCE       BALANCE      BALANCE        BALANCE
--------------------- ------------ --------------- ----------- ------------- --------------
Multifamily ......... 16            $115,031,036       100.0%   $7,189,440    $18,200,000
                      --            ------------       -----
                      16            $115,031,036       100.0%   $7,189,440    $18,200,000
                      ==            ============       =====

                                                     WTD. AVG.
                                                       STATED
                                                     REMAINING                                                   WTD.
                         WTD. AVG.      WTD. AVG.     TERM TO      WTD.     MINIMUM               WTD. AVG.      AVG.
                       CUT-OFF DATE   LTV RATIO AT    MATURITY   AVG. DSC     DSC      MAXIMUM    OCCUPANCY    MORTGAGE
    PROPERTY TYPE        LTV RATIO     MATURITY(2)   (MOS.)(2)     RATIO     RATIO    DSC RATIO    RATE(3)       RATE
--------------------- -------------- -------------- ----------- ---------- --------- ----------- ----------- -----------
Multifamily .........       69.8%          62.0%    95          1.49x      1.16x     2.63x           93.6%       5.077%
                            69.8%          62.0%    95          1.49X      1.16X     2.63X           93.6%       5.077%

-------
(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement.

              RANGE OF CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS

                                                 AGGREGATE          % OF
        RANGE OF CUT-OFF          NUMBER OF     CUT-OFF DATE    CUT-OFF DATE   AVERAGE CUT-OFF
        DATE BALANCES ($)           LOANS         BALANCE       POOL BALANCE     DATE BALANCE
-------------------------------- ----------- ----------------- -------------- -----------------
(less than)  2,000,000 . .......       5      $    8,934,056          0.8%       $  1,786,811
2,000,001 - 3,000,000 ..........      11          28,594,083          2.7        $  2,599,462
3,000,001 - 4,000,000 ..........      12          41,325,869          3.9        $  3,443,822
4,000,001 - 5,000,000 ..........      11          51,759,781          4.9        $  4,705,435
5,000,001 - 6,000,000 ..........       7          38,062,054          3.6        $  5,437,436
6,000,001 - 7,000,000 ..........       6          38,295,357          3.6        $  6,382,559
7,000,001 - 8,000,000 ..........       8          60,887,549          5.7        $  7,610,944
8,000,001 - 9,000,000 ..........       4          35,132,919          3.3        $  8,783,230
9,000,001 - 10,000,000 .........       4          37,699,490          3.5        $  9,424,873
10,000,001 - 15,000,000 ........      13         163,482,081         15.4        $ 12,575,545
15,000,001 - 20,000,000 ........       6         100,780,000          9.5        $ 16,796,667
20,000,001 - 25,000,000 ........       2          43,356,383          4.1        $ 21,678,191
25,000,001 - 30,000,000 ........       1          30,000,000          2.8        $ 30,000,000
30,000,001 - 35,000,000 ........       2          67,563,845          6.4        $ 33,781,923
55,000,001 - 60,000,000 ........       2         116,000,000         10.9        $ 58,000,000
80,000,001 - 119,298,859 .......       2         201,298,859         18.9        $100,649,430
                                      --      --------------        -----
                                      96      $1,063,172,325        100.0%       $ 11,074,712
                                      ==      ==============        =====

                                                                                  WTD. AVG.
                                                                                   STATED
                                                                                  REMAINING
                                                      WTD. AVG.      WTD. AVG.     TERM TO               WTD. AVG.
        RANGE OF CUT-OFF          HIGHEST CUT-OFF   CUT-OFF DATE     LTV RATIO    MATURITY   WTD. AVG.   MORTGAGE
        DATE BALANCES ($)           DATE BALANCE      LTV RATIO    AT MATURITY*    (MOS.)*   DSC RATIO     RATE
-------------------------------- ----------------- -------------- -------------- ---------- ----------- ----------
(less than)  2,000,000 . .......    $  1,999,000         66.0%          50.4%        112    1.92x          5.375%
2,000,001 - 3,000,000 ..........    $  2,796,598         67.6%          54.5%        117    1.80x          5.037%
3,000,001 - 4,000,000 ..........    $  3,985,457         68.2%          47.6%        136    1.67x          5.227%
4,000,001 - 5,000,000 ..........    $  4,994,092         74.6%          61.5%        111    1.62x          5.168%
5,000,001 - 6,000,000 ..........    $  5,900,000         71.5%          61.6%        110    1.53x          5.359%
6,000,001 - 7,000,000 ..........    $  6,960,000         75.0%          66.3%        102    1.78x          5.121%
7,000,001 - 8,000,000 ..........    $  8,000,000         62.5%          48.2%        127    1.54x          5.642%
8,000,001 - 9,000,000 ..........    $  8,985,982         71.0%          58.0%        119    1.71x          5.337%
9,000,001 - 10,000,000 .........    $  9,890,069         71.1%          62.5%        103    1.31x          5.529%
10,000,001 - 15,000,000 ........    $ 14,983,705         73.6%          61.8%        108    1.52x          5.157%
15,000,001 - 20,000,000 ........    $ 18,200,000         67.7%          62.8%        108    1.61x          5.238%
20,000,001 - 25,000,000 ........    $ 22,856,383         69.0%          59.6%        116    1.69x          5.672%
25,000,001 - 30,000,000 ........    $ 30,000,000         77.9%          72.7%         82    1.38x          5.805%
30,000,001 - 35,000,000 ........    $ 35,000,000         75.7%          68.4%         88    1.49x          5.549%
55,000,001 - 60,000,000 ........    $ 58,500,000         79.5%          71.2%        100    1.28x          5.107%
80,000,001 - 119,298,859 .......    $119,298,859         60.1%          52.0%        115    2.00x          5.164%
                                    $119,298,859         70.0%          60.1%        109    1.63X          5.280%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                % OF
                                               AGGREGATE    CUT-OFF DATE
        RANGE OF CUT-OFF         NUMBER OF   CUT-OFF DATE      GROUP 1     AVERAGE CUT-OFF
       DATE BALANCES ($)           LOANS        BALANCE        BALANCE       DATE BALANCE
------------------------------- ----------- -------------- -------------- -----------------
(less than)  2,000,000 . ......       4      $  7,406,892         0.8%       $  1,851,723
 2,000,001 -  3,000,000 .......       8        21,140,231         2.2        $  2,642,529
 3,000,001 -  4,000,000 .......      11        37,340,413         3.9        $  3,394,583
 4,000,001 -  5,000,000 .......      10        47,059,781         5.0        $  4,705,978
 5,000,001 -  6,000,000 .......       6        32,862,054         3.5        $  5,477,009
 6,000,001 -  7,000,000 .......       5        31,695,357         3.3        $  6,339,071
 7,000,001 -  8,000,000 .......       7        53,113,054         5.6        $  7,587,579
 8,000,001 -  9,000,000 .......       4        35,132,919         3.7        $  8,783,230
 9,000,001 - 10,000,000 .......       1         9,109,421         1.0        $  9,109,421
10,000,001 - 15,000,000 .......      12       149,482,081        15.8        $ 12,456,840
15,000,001 - 20,000,000 .......       4        65,580,000         6.9        $ 16,395,000
20,000,001 - 25,000,000 .......       2        43,356,383         4.6        $ 21,678,191
25,000,001 - 30,000,000 .......       1        30,000,000         3.2        $ 30,000,000
30,000,001 - 35,000,000 .......       2        67,563,845         7.1        $ 33,781,923
55,000,001 - 60,000,000 .......       2       116,000,000        12.2        $ 58,000,000
80,000,001 - 119,298,859 ......       2       201,298,859        21.2        $100,649,430
                                     --      ------------       -----
                                     81      $948,141,289       100.0%       $ 11,705,448
                                     ==      ============       =====

                                                                                 WTD. AVG.
                                                                                  STATED
                                                                                 REMAINING
                                                     WTD. AVG.      WTD. AVG.     TERM TO               WTD. AVG.
        RANGE OF CUT-OFF         HIGHEST CUT-OFF   CUT-OFF DATE     LTV RATIO    MATURITY   WTD. AVG.   MORTGAGE
       DATE BALANCES ($)           DATE BALANCE      LTV RATIO    AT MATURITY*    (MOS.)*   DSC RATIO     RATE
------------------------------- ----------------- -------------- -------------- ---------- ----------- ----------
(less than)  2,000,000 . ......    $  1,999,000         65.3%          47.7%        124    2.03x          5.393%
 2,000,001 -  3,000,000 .......    $  2,796,598         65.8%          53.2%        122    1.98x          4.916%
 3,000,001 -  4,000,000 .......    $  3,840,000         69.3%          52.7%        132    1.73x          5.200%
 4,000,001 -  5,000,000 .......    $  4,994,092         74.7%          60.7%        116    1.65x          5.149%
 5,000,001 -  6,000,000 .......    $  5,900,000         73.0%          62.8%        108    1.56x          5.312%
 6,000,001 -  7,000,000 .......    $  6,960,000         74.9%          66.7%         99    1.88x          5.055%
 7,000,001 -  8,000,000 .......    $  8,000,000         62.0%          47.3%        128    1.55x          5.691%
 8,000,001 -  9,000,000 .......    $  8,985,982         71.0%          58.0%        119    1.71x          5.337%
 9,000,001 - 10,000,000 .......    $  9,109,421         72.6%          60.2%        119    1.49x          5.190%
10,000,001 - 15,000,000 .......    $ 14,983,705         73.1%          60.6%        113    1.55x          5.241%
15,000,001 - 20,000,000 .......    $ 17,430,000         68.1%          61.6%        119    1.43x          5.588%
20,000,001 - 25,000,000 .......    $ 22,856,383         69.0%          59.6%        116    1.69x          5.672%
25,000,001 - 30,000,000 .......    $ 30,000,000         77.9%          72.7%         82    1.38x          5.805%
30,000,001 - 35,000,000 .......    $ 35,000,000         75.7%          68.4%         88    1.49x          5.549%
55,000,001 - 60,000,000 .......    $ 58,500,000         79.5%          71.2%        100    1.28x          5.107%
80,000,001 - 119,298,859 ......    $119,298,859         60.1%          52.0%        115    2.00x          5.164%
                                   $119,298,859         70.0%          59.9%        111    1.64X          5.304%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                % OF
                                               AGGREGATE    CUT-OFF DATE
        RANGE OF CUT-OFF         NUMBER OF   CUT-OFF DATE      GROUP 2     AVERAGE CUT-OFF
       DATE BALANCES ($)           LOANS        BALANCE        BALANCE       DATE BALANCE
------------------------------- ----------- -------------- -------------- -----------------
(less than)  2,000,000  .......       1      $  1,527,164         1.3%       $ 1,527,164
 2,000,001 -  3,000,000 .......       3         7,453,852         6.5        $ 2,484,617
 3,000,001 -  4,000,000 .......       1         3,985,457         3.5        $ 3,985,457
 4,000,001 -  5,000,000 .......       1         4,700,000         4.1        $ 4,700,000
 5,000,001 -  6,000,000 .......       1         5,200,000         4.5        $ 5,200,000
 6,000,001 -  7,000,000 .......       1         6,600,000         5.7        $ 6,600,000
 7,000,001 -  8,000,000 .......       1         7,774,495         6.8        $ 7,774,495
 9,000,001 - 10,000,000 .......       3        28,590,069        24.9        $ 9,530,023
10,000,001 - 15,000,000 .......       1        14,000,000        12.2        $14,000,000
15,000,001 - 18,200,000 .......       2        35,200,000        30.6        $17,600,000
                                      -      ------------       -----
                                     15      $115,031,036       100.0%       $ 7,668,736
                                     ==      ============       =====

                                                                                 WTD. AVG.
                                                                                  STATED
                                                                                 REMAINING
                                                     WTD. AVG.      WTD. AVG.     TERM TO               WTD. AVG.
        RANGE OF CUT-OFF         HIGHEST CUT-OFF   CUT-OFF DATE     LTV RATIO    MATURITY   WTD. AVG.   MORTGAGE
       DATE BALANCES ($)           DATE BALANCE      LTV RATIO    AT MATURITY*    (MOS.)*   DSC RATIO     RATE
------------------------------- ----------------- -------------- -------------- ---------- ----------- ----------
(less than)  2,000,000  .......    $ 1,527,164          69.4%          63.1%         52    1.43x          5.290%
 2,000,001 -  3,000,000 .......    $ 2,735,923          72.8%          58.1%        104    1.30x          5.382%
 3,000,001 -  4,000,000 .......    $ 3,985,457          57.9%           0.0%        179    1.16x          5.480%
 4,000,001 -  5,000,000 .......    $ 4,700,000          72.9%          69.3%         59    1.41x          5.360%
 5,000,001 -  6,000,000 .......    $ 5,200,000          61.9%          54.4%        119    1.32x          5.660%
 6,000,001 -  7,000,000 .......    $ 6,600,000          75.6%          64.4%        118    1.26x          5.440%
 7,000,001 -  8,000,000 .......    $ 7,774,495          65.3%          54.4%        117    1.52x          5.310%
 9,000,001 - 10,000,000 .......    $ 9,890,069          70.6%          63.2%         98    1.26x          5.637%
10,000,001 - 15,000,000 .......    $14,000,000          79.1%          75.1%         59    1.24x          4.260%
15,000,001 - 18,200,000 .......    $18,200,000          66.8%          65.1%         89    1.94x          4.584%
                                   $18,200,000          69.8%          62.0%         95    1.49X          5.077%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

             MORTGAGED PROPERTIES BY STATE FOR ALL MORTGAGE LOANS(1)

                          NUMBER OF      AGGREGATE      % OF CUT-OFF      AVERAGE
                          MORTGAGED       CUT-OFF         DATE POOL       CUT-OFF
         STATE           PROPERTIES     DATE BALANCE       BALANCE     DATE BALANCE
----------------------- ------------ ----------------- -------------- --------------
CA ....................      18       $  250,581,198         23.6%     $13,921,178
 Southern (3) .........      10          194,728,859         18.3      $19,472,886
 Northern (3) .........       8           55,852,339          5.3      $ 6,981,542
NY ....................       5          155,073,945         14.6      $31,014,789
FL ....................       9           84,674,052          8.0      $ 9,408,228
NC ....................       5           70,799,856          6.7      $14,159,971
DC ....................       1           58,500,000          5.5      $58,500,000
AL ....................       4           50,655,471          4.8      $12,663,868
GA ....................       4           45,605,218          4.3      $11,401,305
NJ ....................       5           45,081,982          4.2      $ 9,016,396
NV ....................       6           42,929,415          4.0      $ 7,154,903
WA ....................       5           35,700,475          3.4      $ 7,140,095
TX ....................       5           30,148,180          2.8      $ 6,029,636
MD ....................       4           25,896,610          2.4      $ 6,474,153
OH ....................       2           22,615,069          2.1      $11,307,534
VA ....................       6           21,758,735          2.0      $ 3,626,456
PA ....................       2           20,924,059          2.0      $10,462,030
NM ....................       2           19,059,000          1.8      $ 9,529,500
RI ....................       1           17,430,000          1.6      $17,430,000
OK ....................       2           14,933,713          1.4      $ 7,466,856
MA ....................       2           12,226,321          1.1      $ 6,113,160
SC ....................       2            8,296,926          0.8      $ 4,148,463
ID ....................       1            7,584,424          0.7      $ 7,584,424
WI ....................       1            6,400,000          0.6      $ 6,400,000
AZ ....................       1            5,040,219          0.5      $ 5,040,219
IL ....................       1            3,985,457          0.4      $ 3,985,457
TN ....................       1            2,753,000          0.3      $ 2,753,000
UT ....................       1            2,520,000          0.2      $ 2,520,000
IN ....................       1            1,999,000          0.2      $ 1,999,000
                             --       --------------        -----
                             97       $1,063,172,325        100.0%     $10,960,539
                             ==       ==============        =====

                                                                      WTD. AVG.
                                                                        STATED
                                                                      REMAINING
                            HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO                WTD. AVG.
                            CUT-OFF     CUT-OFF DATE   LTV RATIO AT    MATURITY   WTD. AVG.   MORTGAGE
         STATE           DATE BALANCE     LTV RATIO     MATURITY(2)   (MOS.)(2)   DSC RATIO     RATE
----------------------- -------------- -------------- -------------- ----------- ----------- ----------
CA ....................  $119,298,859        65.7%          57.4%        103     1.97x          4.947%
 Southern (3) .........  $119,298,859        67.3%          59.8%        100     2.03x          4.865%
 Northern (3) .........  $ 16,400,000        60.2%          49.2%        113     1.76x          5.233%
NY ....................  $ 82,000,000        64.0%          58.3%        104     1.64x          5.368%
FL ....................  $ 30,000,000        72.5%          62.5%        106     1.56x          5.833%
NC ....................  $ 57,500,000        77.2%          62.6%        129     1.37x          5.097%
DC ....................  $ 58,500,000        79.7%          73.8%         82     1.22x          5.290%
AL ....................  $ 32,563,845        73.8%          64.0%        104     1.60x          5.458%
GA ....................  $ 16,500,000        67.8%          55.4%        127     1.51x          4.995%
NJ ....................  $ 11,946,000        70.3%          65.1%         89     2.07x          4.851%
NV ....................  $ 13,000,000        74.2%          65.1%        119     1.32x          5.603%
WA ....................  $  9,400,000        67.1%          56.6%        119     1.40x          5.413%
TX ....................  $ 10,973,122        73.2%          33.9%        175     1.33x          5.370%
MD ....................  $ 11,989,334        63.7%          52.4%        119     1.65x          5.388%
OH ....................  $ 12,725,000        68.6%          66.6%         73     1.43x          5.926%
VA ....................  $  8,481,194        74.4%          61.2%        117     1.56x          5.294%
PA ....................  $ 13,424,059        73.7%          59.7%        119     1.41x          5.428%
NM ....................  $ 15,250,000        71.4%          67.5%        111     1.47x          5.532%
RI ....................  $ 17,430,000        80.0%          73.3%        119     1.20x          5.800%
OK ....................  $ 13,007,713        73.7%          62.9%        112     1.83x          5.239%
MA ....................  $  8,875,000        73.6%          58.4%        136     1.42x          5.142%
SC ....................  $  6,010,624        72.5%          57.2%        118     1.54x          5.583%
ID ....................  $  7,584,424        75.8%          63.5%        118     1.24x          5.480%
WI ....................  $  6,400,000        80.0%          67.6%        120     1.25x          5.856%
AZ ....................  $  5,040,219        77.5%          65.4%        118     1.25x          5.740%
IL ....................  $  3,985,457        57.9%           0.0%        179     1.16x          5.480%
TN ....................  $  2,753,000        64.0%          64.0%         82     2.55x          4.460%
UT ....................  $  2,520,000        80.0%          80.0%         59     2.26x          4.300%
IN ....................  $  1,999,000        66.6%          66.6%         82     2.53x          4.460%
                         $119,298,859        70.0%          60.1%        109     1.63X          5.280%

-------
(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 1 MORTGAGE LOANS(1)



                         NUMBER OF     AGGREGATE    % OF CUT-OFF      AVERAGE
                         MORTGAGED      CUT-OFF     DATE GROUP 1      CUT-OFF
         STATE          PROPERTIES   DATE BALANCE      BALANCE     DATE BALANCE
---------------------- ------------ -------------- -------------- --------------
CA ...................      13       $190,870,780        20.1%     $14,682,368
 Southern(3) .........       7        145,528,859        15.3      $20,789,837
 Northern(3) .........       6         45,341,921         4.8      $ 7,556,987
NY ...................       5        155,073,945        16.4      $31,014,789
FL ...................       9         84,674,052         8.9      $ 9,408,228
NC ...................       5         70,799,856         7.5      $14,159,971
DC ...................       1         58,500,000         6.2      $58,500,000
GA ...................       4         45,605,218         4.8      $11,401,305
NJ ...................       5         45,081,982         4.8      $ 9,016,396
AL ...................       2         43,523,845         4.6      $21,761,923
NV ...................       5         33,629,415         3.5      $ 6,725,883
TX ...................       5         30,148,180         3.2      $ 6,029,636
MD ...................       4         25,896,610         2.7      $ 6,474,153
PA ...................       2         20,924,059         2.2      $10,462,030
VA ...................       4         20,231,571         2.1      $ 5,057,893
NM ...................       2         19,059,000         2.0      $ 9,529,500
RI ...................       1         17,430,000         1.8      $17,430,000
OK ...................       2         14,933,713         1.6      $ 7,466,856
WA ...................       2         14,500,475         1.5      $ 7,250,237
OH ...................       1         12,725,000         1.3      $12,725,000
MA ...................       2         12,226,321         1.3      $ 6,113,160
ID ...................       1          7,584,424         0.8      $ 7,584,424
WI ...................       1          6,400,000         0.7      $ 6,400,000
SC ...................       1          6,010,624         0.6      $ 6,010,624
AZ ...................       1          5,040,219         0.5      $ 5,040,219
TN ...................       1          2,753,000         0.3      $ 2,753,000
UT ...................       1          2,520,000         0.3      $ 2,520,000
IN ...................       1          1,999,000         0.2      $ 1,999,000
                            --       ------------       -----
                            81       $948,141,289       100.0%     $11,705,448
                            ==       ============       =====

                                                                     WTD. AVG.
                                                                       STATED
                                                                     REMAINING
                           HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO
                           CUT-OFF     CUT-OFF DATE   LTV RATIO AT    MATURITY   WTD. AVG.     WTD. AVG.
         STATE          DATE BALANCE     LTV RATIO     MATURITY(2)   (MOS.)(2)   DSC RATIO   MORTGAGE RATE
---------------------- -------------- -------------- -------------- ----------- ----------- --------------
CA ...................  $119,298,859        64.6%          55.1%        108     2.05x            5.044%
 Southern(3) .........  $119,298,859        66.3%          57.0%        107     2.12x            4.991%
 Northern(3) .........  $ 16,400,000        59.2%          48.9%        112     1.83x            5.216%
NY ...................  $ 82,000,000        64.0%          58.3%        104     1.64x            5.368%
FL ...................  $ 30,000,000        72.5%          62.5%        106     1.56x            5.833%
NC ...................  $ 57,500,000        77.2%          62.6%        129     1.37x            5.097%
DC ...................  $ 58,500,000        79.7%          73.8%         82     1.22x            5.290%
GA ...................  $ 16,500,000        67.8%          55.4%        127     1.51x            4.995%
NJ ...................  $ 11,946,000        70.3%          65.1%         89     2.07x            4.851%
AL ...................  $ 32,563,845        73.7%          63.1%        110     1.64x            5.490%
NV ...................  $ 13,000,000        73.7%          64.8%        119     1.34x            5.695%
TX ...................  $ 10,973,122        73.2%          33.9%        175     1.33x            5.370%
MD ...................  $ 11,989,334        63.7%          52.4%        119     1.65x            5.388%
PA ...................  $ 13,424,059        73.7%          59.7%        119     1.41x            5.428%
VA ...................  $  8,481,194        74.8%          61.0%        122     1.57x            5.294%
NM ...................  $ 15,250,000        71.4%          67.5%        111     1.47x            5.532%
RI ...................  $ 17,430,000        80.0%          73.3%        119     1.20x            5.800%
OK ...................  $ 13,007,713        73.7%          62.9%        112     1.83x            5.239%
WA ...................  $  9,109,421        66.2%          53.2%        119     1.55x            5.153%
OH ...................  $ 12,725,000        67.2%          67.2%         84     1.60x            5.900%
MA ...................  $  8,875,000        73.6%          58.4%        136     1.42x            5.142%
ID ...................  $  7,584,424        75.8%          63.5%        118     1.24x            5.480%
WI ...................  $  6,400,000        80.0%          67.6%        120     1.25x            5.856%
SC ...................  $  6,010,624        69.9%          53.3%        119     1.58x            5.500%
AZ ...................  $  5,040,219        77.5%          65.4%        118     1.25x            5.740%
TN ...................  $  2,753,000        64.0%          64.0%         82     2.55x            4.460%
UT ...................  $  2,520,000        80.0%          80.0%         59     2.26x            4.300%
IN ...................  $  1,999,000        66.6%          66.6%         82     2.53x            4.460%
                        $119,298,859        70.0%          59.9%        111     1.64X            5.304%

-------
(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                        % OF
                         NUMBER OF     AGGREGATE    CUT-OFF DATE      AVERAGE
                         MORTGAGED      CUT-OFF        GROUP 2        CUT-OFF
         STATE          PROPERTIES   DATE BALANCE      BALANCE     DATE BALANCE
---------------------- ------------ -------------- -------------- --------------
CA ...................       5       $ 59,710,418        51.9%     $11,942,084
 Southern(3) .........       3         49,200,000        42.8      $16,400,000
 Northern(3) .........       2         10,510,418         9.1      $ 5,255,209
WA ...................       3         21,200,000        18.4      $ 7,066,667
OH ...................       1          9,890,069         8.6      $ 9,890,069
NV ...................       1          9,300,000         8.1      $ 9,300,000
AL ...................       2          7,131,626         6.2      $ 3,565,813
IL ...................       1          3,985,457         3.5      $ 3,985,457
SC ...................       1          2,286,303         2.0      $ 2,286,303
VA ...................       2          1,527,164         1.3      $   763,582
                            --       ------------       -----
                            16       $115,031,036       100.0%     $ 7,189,440
                            ==       ============       =====

                                                                     WTD. AVG.
                                                                       STATED
                                                                     REMAINING
                           HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO                WTD. AVG.
                           CUT-OFF     CUT-OFF DATE   LTV RATIO AT    MATURITY   WTD. AVG.   MORTGAGE
         STATE          DATE BALANCE     LTV RATIO     MATURITY(2)   (MOS.)(2)   DSC RATIO     RATE
---------------------- -------------- -------------- -------------- ----------- ----------- ----------
CA ...................  $18,200,000         69.3%          64.9%         87     1.69x          4.636%
 Southern(3) .........  $18,200,000         70.3%          67.9%         80     1.74x          4.492%
 Northern(3) .........  $ 7,774,495         64.5%          50.6%        117     1.44x          5.310%
WA ...................  $ 9,400,000         67.7%          58.9%        119     1.30x          5.592%
OH ...................  $ 9,890,069         70.5%          66.0%         59     1.21x          5.960%
NV ...................  $ 9,300,000         75.9%          66.1%        118     1.25x          5.270%
AL ...................  $ 4,700,000         74.8%          69.5%         67     1.36x          5.261%
IL ...................  $ 3,985,457         57.9%           0.0%        179     1.16x          5.480%
SC ...................  $ 2,286,303         79.5%          67.5%        114     1.45x          5.800%
VA ...................  $ 1,129,043         69.4%          63.1%         52     1.43x          5.290%
                        $18,200,000         69.8%          62.0%         95     1.49X          5.077%

-------
(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

            RANGE OF UNDERWRITTEN DSC RATIOS FOR ALL MORTGAGE LOANS

                                         AGGREGATE          % OF          AVERAGE
                            NUMBER      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
 RANGE OF DSC RATIOS (X)   OF LOANS       BALANCE       POOL BALANCE      BALANCE
------------------------- ---------- ----------------- -------------- --------------
1.15 - 1.19 .............      2      $    5,535,457          0.5%     $  2,767,728
1.20 - 1.24 .............     10         168,578,474         15.9      $ 16,857,847
1.25 - 1.29 .............     11          95,004,967          8.9      $  8,636,815
1.30 - 1.34 .............      9          66,849,332          6.3      $  7,427,704
1.35 - 1.39 .............      5         106,815,175         10.0      $ 21,363,035
1.40 -1.44 ..............      4          16,471,084          1.5      $  4,117,771
1.45 - 1.49 .............      7          40,306,885          3.8      $  5,758,126
1.50 - 1.54 .............      8          53,374,544          5.0      $  6,671,818
1.55 - 1.59 .............      4          27,927,674          2.6      $  6,981,918
1.60 - 1.64 .............      2          14,656,892          1.4      $  7,328,446
1.65 - 1.69 .............      4          56,636,770          5.3      $ 14,159,192
1.70 - 1.74 .............      4          47,800,446          4.5      $ 11,950,111
1.75 - 1.79 .............      1          32,563,845          3.1      $ 32,563,845
1.80 - 1.84 .............      2          89,690,000          8.4      $ 44,845,000
1.85 - 1.89 .............      1           3,192,070          0.3      $  3,192,070
2.00 - 2.04 .............      3          16,904,630          1.6      $  5,634,877
2.05 - 2.09 .............      2          15,322,000          1.4      $  7,661,000
2.10 - 2.14 .............      1         119,298,859         11.2      $119,298,859
2.15 - 2.19 .............      1           5,848,000          0.6      $  5,848,000
2.20 - 2.24 .............      4          14,060,000          1.3      $  3,515,000
2.25 - 2.29 .............      1           2,520,000          0.2      $  2,520,000
2.30 - 3.02 .............     10          63,815,222          6.0      $  6,381,522
                              --      --------------        -----
                              96      $1,063,172,325        100.0%     $ 11,074,712
                              ==      ==============        =====

                                                                        WTD. AVG.
                                                                         STATED
                                                                        REMAINING
                              HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
                           CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY      DSC      MORTGAGE
 RANGE OF DSC RATIOS (X)      BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     RATIO       RATE
------------------------- -------------- -------------- -------------- ---------- ----------- ----------
1.15 - 1.19 .............  $  3,985,457        60.5%          0.0%         196    1.17x          5.838%
1.20 - 1.24 .............  $ 58,500,000        77.9%         70.9%          82    1.22x          5.338%
1.25 - 1.29 .............  $ 15,250,000        75.7%         60.0%         128    1.26x          5.652%
1.30 - 1.34 .............  $ 14,983,705        71.2%         55.7%         132    1.32x          5.700%
1.35 - 1.39 .............  $ 57,500,000        78.5%         68.3%         112    1.36x          5.219%
1.40 -1.44 ..............  $  5,293,921        72.3%         63.4%          96    1.41x          5.541%
1.45 - 1.49 .............  $  9,109,421        71.8%         59.0%         119    1.47x          5.434%
1.50 - 1.54 .............  $ 14,484,410        72.2%         59.8%         118    1.51x          5.187%
1.55 - 1.59 .............  $ 16,500,000        69.0%         58.6%         118    1.57x          4.987%
1.60 - 1.64 .............  $ 12,725,000        66.4%         64.6%          88    1.61x          5.938%
1.65 - 1.69 .............  $ 22,856,383        57.2%         48.2%         117    1.68x          5.926%
1.70 - 1.74 .............  $ 20,500,000        66.7%         51.9%         129    1.72x          5.217%
1.75 - 1.79 .............  $ 32,563,845        71.6%         59.7%         119    1.77x          5.430%
1.80 - 1.84 .............  $ 82,000,000        55.1%         50.8%         114    1.81x          5.258%
1.85 - 1.89 .............  $  3,192,070        44.0%          0.7%         239    1.88x          4.840%
2.00 - 2.04 .............  $  7,288,630        71.1%         65.0%          85    2.03x          4.817%
2.05 - 2.09 .............  $ 11,946,000        79.9%         79.9%          59    2.07x          4.300%
2.10 - 2.14 .............  $119,298,859        63.8%         52.9%         115    2.13x          5.068%
2.15 - 2.19 .............  $  5,848,000        80.0%         80.0%          59    2.18x          4.300%
2.20 - 2.24 .............  $  4,480,000        76.7%         76.7%          64    2.23x          4.335%
2.25 - 2.29 .............  $  2,520,000        80.0%         80.0%          59    2.26x          4.300%
2.30 - 3.02 .............  $ 18,200,000        64.6%         61.8%          95    2.51x          4.611%
                           $119,298,859        70.0%         60.1%         109    1.63X          5.280%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

        RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                        AGGREGATE          % OF           AVERAGE
                            NUMBER    CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
 RANGE OF DSC RATIOS (X)   OF LOANS      BALANCE     GROUP 1 BALANCE      BALANCE
------------------------- ---------- -------------- ----------------- --------------
1.15 - 1.19 .............      1      $  1,550,000          0.2%       $  1,550,000
1.20 - 1.24 .............      6       124,952,482         13.2        $ 20,825,414
1.25 - 1.29 .............      8        76,673,341          8.1        $  9,584,168
1.30 - 1.34 .............      7        52,249,332          5.5        $  7,464,190
1.35 - 1.39 .............      5       106,815,175         11.3        $ 21,363,035
1.40 - 1.44 .............      2        10,243,921          1.1        $  5,121,960
1.45 - 1.49 .............      6        38,020,582          4.0        $  6,336,764
1.50 - 1.54 .............      7        45,600,049          4.8        $  6,514,293
1.55 - 1.59 .............      4        27,927,674          2.9        $  6,981,918
1.60 - 1.64 .............      2        14,656,892          1.5        $  7,328,446
1.65 - 1.69 .............      4        56,636,770          6.0        $ 14,159,192
1.70 - 1.74 .............      4        47,800,446          5.0        $ 11,950,111
1.75 - 1.79 .............      1        32,563,845          3.4        $ 32,563,845
1.80 - 1.84 .............      2        89,690,000          9.5        $ 44,845,000
1.85 - 1.89 .............      1         3,192,070          0.3        $  3,192,070
2.00 - 2.04 .............      3        16,904,630          1.8        $  5,634,877
2.05 - 2.09 .............      2        15,322,000          1.6        $  7,661,000
2.10 - 2.14 .............      1       119,298,859         12.6        $119,298,859
2.15 - 2.19 .............      1         5,848,000          0.6        $  5,848,000
2.20 - 2.24 .............      4        14,060,000          1.5        $  3,515,000
2.25 - 2.29 .............      1         2,520,000          0.3        $  2,520,000
2.30 - 3.02 .............      9        45,615,222          4.8        $  5,068,358
                              --      ------------        -----
                              81      $948,141,289        100.0%       $ 11,705,448
                              ==      ============        =====

                                                                        WTD. AVG.
                                                                         STATED
                                                                        REMAINING
                              HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
                           CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY      DSC      MORTGAGE
 RANGE OF DSC RATIOS (X)      BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     RATIO       RATE
------------------------- -------------- -------------- -------------- ---------- ----------- ----------
1.15 - 1.19 .............  $  1,550,000        67.1%          0.0%         240    1.19x          6.760%
1.20 - 1.24 .............  $ 58,500,000        79.0%         71.3%          89    1.22x          5.509%
1.25 - 1.29 .............  $ 15,250,000        75.6%         58.5%         131    1.26x          5.735%
1.30 - 1.34 .............  $ 14,983,705        73.2%         55.5%         136    1.32x          5.712%
1.35 - 1.39 .............  $ 57,500,000        78.5%         68.3%         112    1.36x          5.219%
1.40 - 1.44 .............  $  5,293,921        72.4%         60.8%         119    1.40x          5.662%
1.45 - 1.49 .............  $  9,109,421        71.3%         58.5%         119    1.47x          5.412%
1.50 - 1.54 .............  $ 14,484,410        73.3%         60.7%         118    1.51x          5.166%
1.55 - 1.59 .............  $ 16,500,000        69.0%         58.6%         118    1.57x          4.987%
1.60 - 1.64 .............  $ 12,725,000        66.4%         64.6%          88    1.61x          5.938%
1.65 - 1.69 .............  $ 22,856,383        57.2%         48.2%         117    1.68x          5.926%
1.70 - 1.74 .............  $ 20,500,000        66.7%         51.9%         129    1.72x          5.217%
1.75 - 1.79 .............  $ 32,563,845        71.6%         59.7%         119    1.77x          5.430%
1.80 - 1.84 .............  $ 82,000,000        55.1%         50.8%         114    1.81x          5.258%
1.85 - 1.89 .............  $  3,192,070        44.0%          0.7%         239    1.88x          4.840%
2.00 - 2.04 .............  $  7,288,630        71.1%         65.0%          85    2.03x          4.817%
2.05 - 2.09 .............  $ 11,946,000        79.9%         79.9%          59    2.07x          4.300%
2.10 - 2.14 .............  $119,298,859        63.8%         52.9%         115    2.13x          5.068%
2.15 - 2.19 .............  $  5,848,000        80.0%         80.0%          59    2.18x          4.300%
2.20 - 2.24 .............  $  4,480,000        76.7%         76.7%          64    2.23x          4.335%
2.25 - 2.29 .............  $  2,520,000        80.0%         80.0%          59    2.26x          4.300%
2.30 - 3.02 .............  $ 10,560,000        66.9%         63.1%          86    2.46x          4.632%
                           $119,298,859        70.0%         59.9%         111    1.64X          5.304%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

        RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                        AGGREGATE          % OF           AVERAGE
                            NUMBER    CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
 RANGE OF DSC RATIOS (X)   OF LOANS      BALANCE     GROUP 2 BALANCE      BALANCE
------------------------- ---------- -------------- ----------------- --------------
1.15 - 1.19 .............      1      $  3,985,457          3.5%       $ 3,985,457
1.20 - 1.24 .............      4        43,625,992         37.9        $10,906,498
1.25 - 1.29 .............      3        18,331,626         15.9        $ 6,110,542
1.30 - 1.34 .............      2        14,600,000         12.7        $ 7,300,000
1.40 - 1.44 .............      2         6,227,164          5.4        $ 3,113,582
1.45 - 1.49 .............      1         2,286,303          2.0        $ 2,286,303
1.50 - 1.54 .............      1         7,774,495          6.8        $ 7,774,495
2.30 - 2.63 .............      1        18,200,000         15.8        $18,200,000
                              --      ------------        -----
                              15      $115,031,036        100.0%       $ 7,668,736
                              ==      ============        =====

                                                                        WTD. AVG.
                                                                         STATED
                                                                        REMAINING
                              HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
                           CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY      DSC      MORTGAGE
 RANGE OF DSC RATIOS (X)      BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     RATIO       RATE
------------------------- -------------- -------------- -------------- ---------- ----------- ----------
1.15 - 1.19 .............  $ 3,985,457         57.9%          0.0%         179    1.16x          5.480%
1.20 - 1.24 .............  $17,000,000         74.7%         69.6%          62    1.22x          4.848%
1.25 - 1.29 .............  $ 9,300,000         76.1%         66.0%         113    1.25x          5.305%
1.30 - 1.34 .............  $ 9,400,000         64.1%         56.3%         119    1.31x          5.660%
1.40 - 1.44 .............  $ 4,700,000         72.0%         67.8%          57    1.41x          5.343%
1.45 - 1.49 .............  $ 2,286,303         79.5%         67.5%         114    1.45x          5.800%
1.50 - 1.54 .............  $ 7,774,495         65.3%         54.4%         117    1.52x          5.310%
2.30 - 2.63 .............  $18,200,000         58.7%         58.7%         118    2.63x          4.560%
-------------------------- -----------         ----          ----          ---    ----           -----
                           $18,200,000         69.8%         62.0%          95    1.49X          5.077%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                         AGGREGATE          % OF          AVERAGE
                            NUMBER      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
 RANGE OF LTV RATIOS (%)   OF LOANS       BALANCE       POOL BALANCE      BALANCE
------------------------- ---------- ----------------- -------------- --------------
20.01 - 25.00 ...........      1      $    2,590,240          0.2%     $ 2,590,240
30.01 - 35.00 ...........      1           8,000,000          0.8      $ 8,000,000
40.01 - 50.00 ...........      2          15,181,404          1.4      $ 7,590,702
50.01 - 55.00 ...........      2          98,400,000          9.3      $49,200,000
55.01 - 60.00 ...........      5          43,851,122          4.1      $ 8,770,224
60.01 - 65.00 ...........     10         157,227,217         14.8      $15,722,722
65.01 - 70.00 ...........     20         135,437,807         12.7      $ 6,771,890
70.01 - 75.00 ...........     21         199,294,773         18.7      $ 9,490,227
75.01 - 80.00 ...........     34         403,189,762         37.9      $11,858,522
                              --      --------------        -----
                              96      $1,063,172,325        100.0%     $11,074,712
                              ==      ==============        =====

                                                                        WTD. AVG.
                                                                         STATED
                                                                        REMAINING
                              HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
                           CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY      DSC      MORTGAGE
 RANGE OF LTV RATIOS (%)      BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     RATIO       RATE
------------------------- -------------- -------------- -------------- ---------- ----------- ----------
20.01 - 25.00 ...........  $  2,590,240        21.8%          0.2%         179    3.02x          4.960%
30.01 - 35.00 ...........  $  8,000,000        33.8%          0.0%         180    1.72x          5.420%
40.01 - 50.00 ...........  $ 11,989,334        48.7%         33.4%         144    1.73x          5.543%
50.01 - 55.00 ...........  $ 82,000,000        53.9%         49.3%         115    1.79x          5.407%
55.01 - 60.00 ...........  $ 18,200,000        57.6%         45.6%         124    2.25x          5.058%
60.01 - 65.00 ...........  $119,298,859        63.5%         52.1%         116    2.03x          5.110%
65.01 - 70.00 ...........  $ 22,856,383        67.6%         56.3%         119    1.58x          5.541%
70.01 - 75.00 ...........  $ 32,563,845        72.8%         58.4%         123    1.50x          5.406%
75.01 - 80.00 ...........  $ 58,500,000        79.0%         72.1%          91    1.42x          5.178%
                           $119,298,859        70.0%         60.1%         109    1.63X          5.280%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

   RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                        AGGREGATE          % OF           AVERAGE
                            NUMBER    CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
 RANGE OF LTV RATIOS (%)   OF LOANS      BALANCE     GROUP 1 BALANCE      BALANCE
------------------------- ---------- -------------- ----------------- --------------
20.01 - 25.00 ...........      1      $  2,590,240          0.3%       $ 2,590,240
30.01 - 35.00 ...........      1         8,000,000          0.8        $ 8,000,000
40.01 - 50.00 ...........      2        15,181,404          1.6        $ 7,590,702
50.01 - 55.00 ...........      2        98,400,000         10.4        $49,200,000
55.01 - 60.00 ...........      3        21,665,665          2.3        $ 7,221,888
60.01 - 65.00 ...........      8       149,291,294         15.7        $18,661,412
65.01 - 70.00 ...........     17       116,736,148         12.3        $ 6,866,832
70.01 - 75.00 ...........     19       184,704,704         19.5        $ 9,721,300
75.01 - 80.00 ...........     28       351,571,833         37.1        $12,556,137
                              --      ------------        -----
                              81      $948,141,289        100.0%       $11,705,448
                              ==      ============        =====

                                                                        WTD. AVG.
                                                                         STATED
                                                                        REMAINING
                              HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
                           CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY      DSC      MORTGAGE
 RANGE OF LTV RATIOS (%)      BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     RATIO       RATE
------------------------- -------------- -------------- -------------- ---------- ----------- ----------
20.01 - 25.00 ...........  $  2,590,240        21.8%          0.2%         179    3.02x          4.960%
30.01 - 35.00 ...........  $  8,000,000        33.8%          0.0%         180    1.72x          5.420%
40.01 - 50.00 ...........  $ 11,989,334        48.7%         33.4%         144    1.73x          5.543%
50.01 - 55.00 ...........  $ 82,000,000        53.9%         49.3%         115    1.79x          5.407%
55.01 - 60.00 ...........  $  8,985,982        56.6%         43.0%         119    2.13x          5.398%
60.01 - 65.00 ...........  $119,298,859        63.5%         52.2%         116    2.07x          5.088%
65.01 - 70.00 ...........  $ 22,856,383        67.9%         56.3%         120    1.61x          5.550%
70.01 - 75.00 ...........  $ 32,563,845        73.0%         57.7%         128    1.52x          5.378%
75.01 - 80.00 ...........  $ 58,500,000        79.3%         72.4%          93    1.45x          5.231%
                           $119,298,859        70.0%         59.9%         111    1.64X          5.304%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

   RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                        AGGREGATE          % OF           AVERAGE
                            NUMBER    CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
 RANGE OF LTV RATIOS (%)   OF LOANS      BALANCE     GROUP 2 BALANCE      BALANCE
------------------------- ---------- -------------- ----------------- --------------
55.01 - 60.00 ...........      2      $ 22,185,457         19.3%       $11,092,728
60.01 - 65.00 ...........      2         7,935,923          6.9        $ 3,967,962
65.01 - 70.00 ...........      3        18,701,659         16.3        $ 6,233,886
70.01 - 75.00 ...........      2        14,590,069         12.7        $ 7,295,034
75.01 - 79.52 ...........      6        51,617,929         44.9        $ 8,602,988
                               -      ------------        -----
                              15      $115,031,036        100.0%       $ 7,668,736
                              ==      ============        =====

                                                                        WTD. AVG.
                                                                         STATED
                                                                        REMAINING
                              HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
                           CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY      DSC      MORTGAGE
 RANGE OF LTV RATIOS (%)      BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     RATIO       RATE
------------------------- -------------- -------------- -------------- ---------- ----------- ----------
55.01 - 60.00 ...........  $18,200,000         58.6%          48.2%       129     2.37x          4.725%
60.01 - 65.00 ...........  $ 5,200,000         61.9%          49.4%       118     1.29x          5.539%
65.01 - 70.00 ...........  $ 9,400,000         65.6%          56.6%       113     1.41x          5.484%
70.01 - 75.00 ...........  $ 9,890,069         71.3%          67.1%        59     1.27x          5.767%
75.01 - 79.52 ...........  $17,000,000         76.9%          70.5%        80     1.24x          4.814%
                           $18,200,000         69.8%          62.0%        95     1.49X          5.077%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE

                                            AGGREGATE          % OF          AVERAGE
 RANGE OF MATURITY DATE LTV    NUMBER      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
         RATIOS (%)*          OF LOANS       BALANCE       POOL BALANCE      BALANCE
---------------------------- ---------- ----------------- -------------- --------------
 0.00 -  5.00 ..............      8      $   38,283,431          3.6%     $ 4,785,429
30.01 - 40.00 ..............      1           2,735,923          0.3      $ 2,735,923
40.01 - 50.00 ..............     10          67,968,348          6.4      $ 6,796,835
50.01 - 55.00 ..............      8         233,945,751         22.0      $29,243,219
55.01 - 60.00 ..............     13         142,514,706         13.4      $10,962,670
60.01 - 65.00 ..............     19         144,736,196         13.6      $ 7,617,695
65.01 - 70.00 ..............     18         175,327,970         16.5      $ 9,740,443
70.01 - 75.00 ..............      6         146,890,000         13.8      $24,481,667
75.01 - 80.00 ..............     13         110,770,000         10.4      $ 8,520,769
                                 --      --------------        -----
                                 96      $1,063,172,325        100.0%     $11,074,712
                                 ==      ==============        =====

                                                                           WTD. AVG.
                                                                            STATED
                                                                           REMAINING
                                 HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
 RANGE OF MATURITY DATE LTV   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY      DSC      MORTGAGE
         RATIOS (%)*             BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     RATIO       RATE
---------------------------- -------------- -------------- -------------- ---------- ----------- ----------
 0.00 -  5.00 ..............  $ 10,973,122        54.9%          0.1%         220    1.52x          5.399%
30.01 - 40.00 ..............  $  2,735,923        62.0%         39.9%         117    1.22x          5.310%
40.01 - 50.00 ..............  $ 16,400,000        56.9%         44.0%         127    1.75x          5.752%
50.01 - 55.00 ..............  $119,298,859        60.8%         52.1%         116    1.94x          5.176%
55.01 - 60.00 ..............  $ 32,563,845        67.9%         58.4%         118    1.68x          5.505%
60.01 - 65.00 ..............  $ 20,500,000        73.0%         62.5%         115    1.57x          5.192%
65.01 - 70.00 ..............  $ 57,500,000        76.2%         67.4%         109    1.41x          5.327%
70.01 - 75.00 ..............  $ 58,500,000        78.9%         73.2%          87    1.25x          5.424%
75.01 - 80.00 ..............  $ 35,000,000        79.7%         78.2%          59    1.77x          4.725%
                              $119,298,859        70.0%         60.1%         109    1.63X          5.280%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

  RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE MATURITY DATE

                                           AGGREGATE          % OF           AVERAGE
 RANGE OF MATURITY DATE LTV    NUMBER    CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
         RATIOS (%)*          OF LOANS      BALANCE     GROUP 1 BALANCE      BALANCE
---------------------------- ---------- -------------- ----------------- --------------
 0.00 -  5.00 ..............      7      $ 34,297,974          3.6%       $ 4,899,711
40.01 - 50.00 ..............     10        67,968,348          7.2        $ 6,796,835
50.01 - 55.00 ..............      6       220,971,256         23.3        $36,828,543
55.01 - 60.00 ..............     11       114,914,706         12.1        $10,446,791
60.01 - 65.00 ..............     17       136,609,032         14.4        $ 8,035,825
65.01 - 70.00 ..............     13       146,719,973         15.5        $11,286,152
70.01 - 75.00 ..............      5       129,890,000         13.7        $25,978,000
75.01 - 80.00 ..............     12        96,770,000         10.2        $ 8,064,167
                                 --      ------------        -----
                                 81      $948,141,289        100.0%       $11,705,448
                                 ==      ============        =====

                                                                           WTD. AVG.
                                                                            STATED
                                                                           REMAINING
                                 HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
 RANGE OF MATURITY DATE LTV   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY      DSC      MORTGAGE
         RATIOS (%)*             BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     RATIO       RATE
---------------------------- -------------- -------------- -------------- ---------- ----------- ----------
 0.00 -  5.00 ..............  $ 10,973,122        54.6%          0.1%         224    1.56x          5.389%
40.01 - 50.00 ..............  $ 16,400,000        56.9%         44.0%         127    1.75x          5.752%
50.01 - 55.00 ..............  $119,298,859        60.6%         52.0%         116    1.97x          5.160%
55.01 - 60.00 ..............  $ 32,563,845        69.6%         58.5%         118    1.56x          5.642%
60.01 - 65.00 ..............  $ 20,500,000        72.9%         62.4%         116    1.59x          5.179%
65.01 - 70.00 ..............  $ 57,500,000        76.7%         67.4%         113    1.44x          5.283%
70.01 - 75.00 ..............  $ 58,500,000        79.3%         73.4%          91    1.26x          5.530%
75.01 - 80.00 ..............  $ 35,000,000        79.8%         78.7%          59    1.84x          4.792%
                              $119,298,859        70.0%         59.9%         111    1.64X          5.304%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

  RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE MATURITY DATE

                                           AGGREGATE          % OF           AVERAGE
 RANGE OF MATURITY DATE LTV    NUMBER    CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
         RATIOS (%)*          OF LOANS      BALANCE     GROUP 2 BALANCE      BALANCE
---------------------------- ---------- -------------- ----------------- --------------
 0.00 -  5.00 ..............      1      $  3,985,457          3.5%       $ 3,985,457
30.01 - 40.00 ..............      1         2,735,923          2.4        $ 2,735,923
50.01 - 55.00 ..............      2        12,974,495         11.3        $ 6,487,248
55.01 - 60.00 ..............      2        27,600,000         24.0        $13,800,000
60.01 - 65.00 ..............      2         8,127,164          7.1        $ 4,063,582
65.01 - 70.00 ..............      5        28,607,997         24.9        $ 5,721,599
70.01 - 75.00 ..............      1        17,000,000         14.8        $17,000,000
75.01 - 75.08 ..............      1        14,000,000         12.2        $14,000,000
----------------------------      -      ------------        -----
                                 15      $115,031,036        100.0%       $ 7,668,736
                                 ==      ============        =====

                                                                           WTD. AVG.
                                                                            STATED
                                                                           REMAINING
                                 HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
 RANGE OF MATURITY DATE LTV   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY      DSC      MORTGAGE
         RATIOS (%)*             BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     RATIO       RATE
---------------------------- -------------- -------------- -------------- ---------- ----------- ----------
 0.00 -  5.00 ..............  $ 3,985,457         57.9%          0.0%        179     1.16x          5.480%
30.01 - 40.00 ..............  $ 2,735,923         62.0%         39.9%        117     1.22x          5.310%
50.01 - 55.00 ..............  $ 7,774,495         64.0%         54.4%        118     1.44x          5.450%
55.01 - 60.00 ..............  $18,200,000         60.9%         58.3%        118     2.18x          4.935%
60.01 - 65.00 ..............  $ 6,600,000         74.4%         64.2%        106     1.29x          5.412%
65.01 - 70.00 ..............  $ 9,890,069         74.1%         67.0%         84     1.28x          5.549%
70.01 - 75.00 ..............  $17,000,000         75.6%         72.0%         57     1.20x          4.610%
75.01 - 75.08 ..............  $14,000,000         79.1%         75.1%         59     1.24x          4.260%
-----------------------------
                              $18,200,000         69.8%         62.0%         95     1.49X          5.077%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

     RANGE OF MORTGAGE RATES FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                              AGGREGATE          % OF          AVERAGE
                                 NUMBER      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
  RANGE OF MORTGAGE RATES (%)   OF LOANS       BALANCE       POOL BALANCE      BALANCE
------------------------------ ---------- ----------------- -------------- --------------
4.260 - 5.249 ................     42      $  460,425,232         43.3%     $10,962,506
5.250 - 5.499 ................     19         270,676,832         25.5      $14,246,149
5.500 - 5.749 ................     14         144,486,877         13.6      $10,320,491
5.750 - 5.999 ................      8         110,381,372         10.4      $13,797,671
6.000 - 6.249 ................      9          60,956,497          5.7      $ 6,772,944
6.250 - 6.499 ................      3          14,695,516          1.4      $ 4,898,505
6.750 - 6.760 ................      1           1,550,000          0.1      $ 1,550,000
                                   --      --------------        -----
                                   96      $1,063,172,325        100.0%     $11,074,712
                                   ==      ==============        =====

                                                                             WTD. AVG.
                                                                              STATED
                                                                             REMAINING
                                   HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
                                CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT   MATURITY      DSC      MORTGAGE
  RANGE OF MORTGAGE RATES (%)      BALANCE       LTV RATIO      MATURITY*     (MOS.)*     RATIO       RATE
------------------------------ -------------- -------------- -------------- ---------- ----------- ----------
4.260 - 5.249 ................  $119,298,859        70.8%          60.8%        108    1.82x          4.843%
5.250 - 5.499 ................  $ 82,000,000        67.4%          57.8%        112    1.54x          5.342%
5.500 - 5.749 ................  $ 35,000,000        71.5%          61.9%        104    1.44x          5.620%
5.750 - 5.999 ................  $ 30,000,000        71.7%          66.0%         99    1.38x          5.848%
6.000 - 6.249 ................  $ 22,856,383        68.1%          52.3%        131    1.49x          6.157%
6.250 - 6.499 ................  $  7,800,000        70.8%          56.4%        133    1.28x          6.391%
6.750 - 6.760 ................  $  1,550,000        67.1%           0.0%        240    1.19x          6.760%
                                $119,298,859        70.0%          60.1%        109    1.63X          5.280%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

 RANGE OF MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                             AGGREGATE          % OF           AVERAGE
                               NUMBER OF   CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
 RANGE OF MORTGAGE RATES (%)     LOANS        BALANCE     GROUP 1 BALANCE      BALANCE
----------------------------- ----------- -------------- ----------------- --------------
4.300 - 5.249 ...............      38      $408,793,606         43.1%       $10,757,726
5.250 - 5.499 ...............      12       234,053,794         24.7        $19,504,483
5.500 - 5.749 ...............      12       129,886,877         13.7        $10,823,906
5.750 - 5.999 ...............       6        98,205,000         10.4        $16,367,500
6.000 - 6.249 ...............       9        60,956,497          6.4        $ 6,772,944
6.250 - 6.499 ...............       3        14,695,516          1.5        $ 4,898,505
6.750 - 6.760 ...............       1         1,550,000          0.2        $ 1,550,000
                                   --      ------------        -----
                                   81      $948,141,289        100.0%       $11,705,448
                                   ==      ============        =====

                                                                            WTD. AVG.
                                                                             STATED
                                                                            REMAINING
                                  HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
                               CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT   MATURITY      DSC      MORTGAGE
 RANGE OF MORTGAGE RATES (%)      BALANCE       LTV RATIO      MATURITY*     (MOS.)*     RATIO       RATE
----------------------------- -------------- -------------- -------------- ---------- ----------- ----------
4.300 - 5.249 ...............  $119,298,859        70.8%          59.9%    111        1.84x          4.884%
5.250 - 5.499 ...............  $ 82,000,000        67.0%          58.3%    111        1.57x          5.342%
5.500 - 5.749 ...............  $ 35,000,000        72.4%          62.5%    103        1.45x          5.615%
5.750 - 5.999 ...............  $ 30,000,000        71.6%          66.0%    103        1.40x          5.838%
6.000 - 6.249 ...............  $ 22,856,383        68.1%          52.3%    131        1.49x          6.157%
6.250 - 6.499 ...............  $  7,800,000        70.8%          56.4%    133        1.28x          6.391%
6.750 - 6.760 ...............  $  1,550,000        67.1%           0.0%    240        1.19x          6.760%
                               $119,298,859        70.0%          59.9%    111        1.64X          5.304%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

 RANGE OF MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                            AGGREGATE          % OF           AVERAGE
                                NUMBER    CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
 RANGE OF MORTGAGE RATES (%)   OF LOANS      BALANCE     GROUP 2 BALANCE      BALANCE
----------------------------- ---------- -------------- ----------------- --------------
4.260 - 5.249 ...............      4      $ 51,631,626         44.9%       $12,907,906
5.250 - 5.499 ...............      7        36,623,039         31.8        $ 5,231,863
5.500 - 5.749 ...............      2        14,600,000         12.7        $ 7,300,000
5.750 - 5.960 ...............      2        12,176,372         10.6        $ 6,088,186
-----------------------------      -      ------------        -----
                                  15      $115,031,036        100.0%       $ 7,668,736
                                  ==      ============        =====

                                                                            WTD. AVG.
                                                                             STATED
                                                                            REMAINING
                                  HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
                               CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT   MATURITY      DSC      MORTGAGE
 RANGE OF MORTGAGE RATES (%)      BALANCE       LTV RATIO      MATURITY*     (MOS.)*     RATIO       RATE
----------------------------- -------------- -------------- -------------- ---------- ----------- ----------
4.260 - 5.249 ...............  $18,200,000         70.7%          68.0%         80    1.72x          4.519%
5.250 - 5.499 ...............  $ 9,300,000         70.0%          54.5%        114    1.33x          5.347%
5.500 - 5.749 ...............  $ 9,400,000         64.1%          56.3%        119    1.31x          5.660%
5.750 - 5.960 ...............  $ 9,890,069         72.2%          66.3%         69    1.26x          5.930%
------------------------------
                               $18,200,000         69.8%          62.0%         95    1.49X          5.077%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

 RANGE OF ORIGINAL TERMS TO                 AGGREGATE          % OF          AVERAGE
   MATURITY OR ANTICIPATED     NUMBER      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
   REPAYMENT DATE (MONTHS)    OF LOANS       BALANCE       POOL BALANCE      BALANCE
---------------------------- ---------- ----------------- -------------- --------------
  0 -  60 ..................     17      $  143,887,233         13.5%     $ 8,463,955
 61 -  84 ..................     11         134,251,626         12.6      $12,204,693
109 - 120 ..................     56         734,917,258         69.1      $13,123,522
169 - 180 ..................      7          26,408,474          2.5      $ 3,772,639
229 - 240 ..................      4          18,907,734          1.8      $ 4,726,934
253 - 264 ..................      1           4,800,000          0.5      $ 4,800,000
                                 --      --------------        -----
                                 96      $1,063,172,325        100.0%     $11,074,712
                                 ==      ==============        =====

                                                                           WTD. AVG.
                                                                            STATED
                                                                           REMAINING
 RANGE OF ORIGINAL TERMS TO      HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
   MATURITY OR ANTICIPATED    CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT   MATURITY      DSC      MORTGAGE
   REPAYMENT DATE (MONTHS)       BALANCE       LTV RATIO      MATURITY*     (MOS.)*     RATIO       RATE
---------------------------- -------------- -------------- -------------- ---------- ----------- ----------
  0 -  60 ..................  $ 35,000,000        78.3%          76.2%         59    1.65x          4.823%
 61 -  84 ..................  $ 58,500,000        76.1%          71.7%         82    1.47x          5.369%
109 - 120 ..................  $119,298,859        67.9%          58.2%        117    1.66x          5.337%
169 - 180 ..................  $  8,000,000        54.0%          21.6%        179    1.58x          5.573%
229 - 240 ..................  $ 10,973,122        65.1%           0.1%        239    1.35x          5.272%
253 - 264 ..................  $  4,800,000        65.3%           0.0%        264    1.33x          6.030%
                              $119,298,859        70.0%          60.1%        109    1.63X          5.280%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
             FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

 RANGE OF ORIGINAL TERMS TO                AGGREGATE          % OF           AVERAGE
   MATURITY OR ANTICIPATED     NUMBER    CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
   REPAYMENT DATE (MONTHS)    OF LOANS      BALANCE     GROUP 1 BALANCE      BALANCE
---------------------------- ---------- -------------- ----------------- --------------
0 - 60 .....................     12      $ 96,770,000         10.2%       $ 8,064,167
61 - 84 ....................     10       131,820,000         13.9        $13,182,000
109 - 120 ..................     48       673,420,537         71.0        $14,029,595
169 - 180 ..................      6        22,423,018          2.4        $ 3,737,170
229 - 240 ..................      4        18,907,734          2.0        $ 4,726,934
253 - 264 ..................      1         4,800,000          0.5        $ 4,800,000
                                 --      ------------        -----
                                 81      $948,141,289        100.0%       $11,705,448
                                 ==      ============        =====

                                                                           WTD. AVG.
                                                                            STATED
                                                                           REMAINING
 RANGE OF ORIGINAL TERMS TO      HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
   MATURITY OR ANTICIPATED    CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT   MATURITY      DSC      MORTGAGE
   REPAYMENT DATE (MONTHS)       BALANCE       LTV RATIO      MATURITY*     (MOS.)*     RATIO       RATE
---------------------------- -------------- -------------- -------------- ---------- ----------- ----------
0 - 60 .....................  $ 35,000,000        79.8%          78.7%         59    1.84x          4.792%
61 - 84 ....................  $ 58,500,000        76.1%          71.7%         82    1.48x          5.374%
109 - 120 ..................  $119,298,859        68.1%          58.1%        117    1.66x          5.350%
169 - 180 ..................  $  8,000,000        53.3%          25.5%        179    1.65x          5.589%
229 - 240 ..................  $ 10,973,122        65.1%           0.1%        239    1.35x          5.272%
253 - 264 ..................  $  4,800,000        65.3%           0.0%        264    1.33x          6.030%
                              $119,298,859        70.0%          59.9%        111    1.64X          5.304%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
             FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                            % OF
 RANGE OF ORIGINAL TERMS TO                AGGREGATE    CUT-OFF DATE      AVERAGE
   MATURITY OR ANTICIPATED     NUMBER    CUT-OFF DATE      GROUP 2     CUT-OFF DATE
   REPAYMENT DATE (MONTHS)    OF LOANS      BALANCE        BALANCE        BALANCE
---------------------------- ---------- -------------- -------------- --------------
0 - 60 .....................      5      $ 47,117,233        41.0%      $9,423,447
61 - 84 ....................      1         2,431,626         2.1       $2,431,626
109 - 120 ..................      8        61,496,721        53.5       $7,687,090
169 - 180 ..................      1         3,985,457         3.5       $3,985,457
                                  -      ------------       -----
                                 15      $115,031,036       100.0%      $7,668,736
                                 ==      ============       =====

                                                                           WTD. AVG.
                                                                            STATED
                                                                           REMAINING
 RANGE OF ORIGINAL TERMS TO      HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
   MATURITY OR ANTICIPATED    CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT   MATURITY      DSC      MORTGAGE
   REPAYMENT DATE (MONTHS)       BALANCE       LTV RATIO      MATURITY*     (MOS.)*     RATIO       RATE
---------------------------- -------------- -------------- -------------- ---------- ----------- ----------
0 - 60 .....................  $17,000,000         75.1%          71.1%         58    1.24x          4.886%
61 - 84 ....................  $ 2,431,626         78.4%          69.8%         81    1.25x          5.070%
109 - 120 ..................  $18,200,000         66.2%          58.8%        118    1.71x          5.197%
169 - 180 ..................  $ 3,985,457         57.9%           0.0%        179    1.16x          5.480%
                              $18,200,000         69.8%          62.0%         95    1.49X          5.077%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.


       RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

 RANGE OF REMAINING TERMS TO                 AGGREGATE          % OF          AVERAGE
   MATURITY OR ANTICIPATED      NUMBER      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
   REPAYMENT DATE (MONTHS)     OF LOANS       BALANCE       POOL BALANCE      BALANCE
----------------------------- ---------- ----------------- -------------- --------------
  0 -  60 ...................     17      $  143,887,233         13.5%     $ 8,463,955
 61 -  84 ...................     11         134,251,626         12.6      $12,204,693
109 - 120 ...................     56         734,917,258         69.1      $13,123,522
169 - 180 ...................      7          26,408,474          2.5      $ 3,772,639
229 - 240 ...................      4          18,907,734          1.8      $ 4,726,934
253 - 264 ...................      1           4,800,000          0.5      $ 4,800,000
                                  --      --------------        -----
                                  96      $1,063,172,325        100.0%     $11,074,712
                                  ==      ==============        =====

                                                                            WTD. AVG.
                                                                             STATED
                                                                            REMAINING
 RANGE OF REMAINING TERMS TO      HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
   MATURITY OR ANTICIPATED     CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT   MATURITY      DSC      MORTGAGE
   REPAYMENT DATE (MONTHS)        BALANCE       LTV RATIO      MATURITY*     (MOS.)*     RATIO       RATE
----------------------------- -------------- -------------- -------------- ---------- ----------- ----------
  0 -  60 ...................  $ 35,000,000        78.3%          76.2%         59    1.65x          4.823%
 61 -  84 ...................  $ 58,500,000        76.1%          71.7%         82    1.47x          5.369%
109 - 120 ...................  $119,298,859        67.9%          58.2%        117    1.66x          5.337%
169 - 180 ...................  $  8,000,000        54.0%          21.6%        179    1.58x          5.573%
229 - 240 ...................  $ 10,973,122        65.1%           0.1%        239    1.35x          5.272%
253 - 264 ...................  $  4,800,000        65.3%           0.0%        264    1.33x          6.030%
                               $119,298,859        70.0%          60.1%        109    1.63X          5.280%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

      RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
             FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                              % OF
 RANGE OF REMAINING TERMS TO                 AGGREGATE    CUT-OFF DATE      AVERAGE
   MATURITY OR ANTICIPATED     NUMBER OF   CUT-OFF DATE      GROUP 1     CUT-OFF DATE
   REPAYMENT DATE (MONTHS)       LOANS        BALANCE        BALANCE        BALANCE
----------------------------- ----------- -------------- -------------- --------------
0 - 60 ......................      12      $ 96,770,000        10.2%     $ 8,064,167
61 - 84 .....................      10       131,820,000        13.9      $13,182,000
109 - 120 ...................      48       673,420,537        71.0      $14,029,595
169 - 180 ...................       6        22,423,018         2.4      $ 3,737,170
229 - 240 ...................       4        18,907,734         2.0      $ 4,726,934
253 - 264 ...................       1         4,800,000         0.5      $ 4,800,000
                                   --      ------------       -----
                                   81      $948,141,289       100.0%     $11,705,448
                                   ==      ============       =====

                                                                            WTD. AVG.
                                                                             STATED
                                                                            REMAINING
 RANGE OF REMAINING TERMS TO      HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
   MATURITY OR ANTICIPATED     CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT   MATURITY      DSC      MORTGAGE
   REPAYMENT DATE (MONTHS)        BALANCE       LTV RATIO      MATURITY*     (MOS.)*     RATIO       RATE
----------------------------- -------------- -------------- -------------- ---------- ----------- ----------
0 - 60 ......................  $ 35,000,000        79.8%          78.7%         59    1.84x          4.792%
61 - 84 .....................  $ 58,500,000        76.1%          71.7%         82    1.48x          5.374%
109 - 120 ...................  $119,298,859        68.1%          58.1%        117    1.66x          5.350%
169 - 180 ...................  $  8,000,000        53.3%          25.5%        179    1.65x          5.589%
229 - 240 ...................  $ 10,973,122        65.1%           0.1%        239    1.35x          5.272%
253 - 264 ...................  $  4,800,000        65.3%           0.0%        264    1.33x          6.030%
                               $119,298,859        70.0%          59.9%        111    1.64X          5.304%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.


       RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
             FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                              % OF
 RANGE OF REMAINING TERMS TO                 AGGREGATE    CUT-OFF DATE      AVERAGE
   MATURITY OR ANTICIPATED     NUMBER OF   CUT-OFF DATE      GROUP 2     CUT-OFF DATE
   REPAYMENT DATE (MONTHS)       LOANS        BALANCE        BALANCE        BALANCE
----------------------------- ----------- -------------- -------------- --------------
0 - 60 ......................       5      $ 47,117,233        41.0%      $9,423,447
61 - 84 .....................       1         2,431,626         2.1       $2,431,626
109 - 120 ...................       8        61,496,721        53.5       $7,687,090
169 - 180 ...................       1         3,985,457         3.5       $3,985,457
                                    -      ------------       -----
                                   15      $115,031,036       100.0%      $7,668,736
                                   ==      ============       =====

                                                                            WTD. AVG.
                                                                             STATED
                                                                            REMAINING
 RANGE OF REMAINING TERMS TO      HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
   MATURITY OR ANTICIPATED     CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT   MATURITY      DSC      MORTGAGE
   REPAYMENT DATE (MONTHS)        BALANCE       LTV RATIO      MATURITY*     (MOS.)*     RATIO       RATE
----------------------------- -------------- -------------- -------------- ---------- ----------- ----------
0 - 60 ......................  $17,000,000         75.1%          71.1%         58    1.24x          4.886%
61 - 84 .....................  $ 2,431,626         78.4%          69.8%         81    1.25x          5.070%
109 - 120 ...................  $18,200,000         66.2%          58.8%        118    1.71x          5.197%
169 - 180 ...................  $ 3,985,457         57.9%           0.0%        179    1.16x          5.480%
                               $18,200,000         69.8%          62.0%         95    1.49X          5.077%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

          RANGE OF REMAINING AMORTIZATION TERMS FOR ALL MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

        RANGE OF                         AGGREGATE          % OF          AVERAGE
 REMAINING AMORTIZATION   NUMBER OF     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
    TERMS (MONTHS)(1)       LOANS         BALANCE       POOL BALANCE      BALANCE
------------------------ ----------- ----------------- -------------- --------------
145 - 180 ..............       3      $   14,575,697          1.4%     $ 4,858,566
229 - 264 ..............       6          26,443,658          2.5      $ 4,407,276
265 - 300 ..............      10          47,197,458          4.4      $ 4,719,746
349 - 360 ..............      58         862,625,513         81.1      $14,872,854
Interest Only ..........      19         112,330,000         10.6      $ 5,912,105
                              --      --------------        -----
                              96      $1,063,172,325        100.0%     $11,074,712
                              ==      ==============        =====

                                                                       WTD. AVG.
                                                                         STATED
                                                                       REMAINING
        RANGE OF             HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO    WTD. AVG.   WTD. AVG.
 REMAINING AMORTIZATION   CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY      DSC      MORTGAGE
    TERMS (MONTHS)(1)        BALANCE       LTV RATIO     MATURITY(2)   (MOS.)(2)     RATIO       RATE
------------------------ -------------- -------------- -------------- ----------- ----------- ----------
145 - 180 ..............  $  8,000,000        38.2%          0.0%         180     1.80x          5.355%
229 - 264 ..............  $ 10,973,122        64.8%          4.2%         231     1.33x          5.414%
265 - 300 ..............  $  8,985,982        63.1%         47.0%         125     1.77x          5.613%
349 - 360 ..............  $119,298,859        70.7%         61.9%         108     1.54x          5.351%
Interest Only ..........  $ 18,200,000        72.7%         72.7%          75     2.24x          4.551%
                          $119,298,859        70.0%         60.1%         109     1.63X          5.280%

     The weighted average remaining amortization term for all Mortgage Loans (excluding non-amortizing loans) is 350 months.

-------
(1) The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                          % OF
         RANGE OF                        AGGREGATE    CUT-OFF DATE      AVERAGE
  REMAINING AMORTIZATION     NUMBER    CUT-OFF DATE      GROUP 1     CUT-OFF DATE
     TERMS (MONTHS)(1)      OF LOANS      BALANCE        BALANCE        BALANCE
-------------------------- ---------- -------------- -------------- --------------
145 - 180 ................      2      $ 10,590,240         1.1%     $ 5,295,120
229 - 264 ................      5        23,707,734         2.5      $ 4,741,547
265 - 300 ................      9        45,670,295         4.8      $ 5,074,477
349 - 360 ................     47       774,043,020        81.6      $16,469,000
Interest Only ............     18        94,130,000         9.9      $ 5,229,444
                               --      ------------       -----
                               81      $948,141,289       100.0%     $11,705,448
                               ==      ============       =====

                                                                         WTD. AVG.
                                                                           STATED
                                                                         REMAINING
         RANGE OF              HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO    WTD. AVG.   WTD. AVG.
  REMAINING AMORTIZATION    CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY      DSC      MORTGAGE
     TERMS (MONTHS)(1)         BALANCE       LTV RATIO     MATURITY(2)   (MOS.)(2)     RATIO       RATE
-------------------------- -------------- -------------- -------------- ----------- ----------- ----------
145 - 180 ................  $  8,000,000        30.8%          0.1%         180     2.04x          5.307%
229 - 264 ................  $ 10,973,122        65.1%          0.1%         244     1.34x          5.426%
265 - 300 ................  $  8,985,982        62.9%         46.4%         127     1.78x          5.623%
349 - 360 ................  $119,298,859        70.4%         61.4%         111     1.57x          5.373%
Interest Only ............  $ 12,725,000        75.4%         75.4%          67     2.16x          4.550%
                            $119,298,859        70.0%         59.9%         111     1.64X          5.304%

     The weighted average remaining amortization term for all Loan Group 1 Mortgage Loans (excluding non-amortizing loans) is 350 months.

-------
(1) The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.


             RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 2
                      MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                          % OF
         RANGE OF                        AGGREGATE    CUT-OFF DATE      AVERAGE
  REMAINING AMORTIZATION     NUMBER    CUT-OFF DATE      GROUP 2     CUT-OFF DATE
     TERMS (MONTHS)(1)      OF LOANS      BALANCE        BALANCE        BALANCE
-------------------------- ---------- -------------- -------------- --------------
145 - 180 ................      1      $  3,985,457         3.5%     $ 3,985,457
229 - 264 ................      1         2,735,923         2.4      $ 2,735,923
265 - 300 ................      1         1,527,164         1.3      $ 1,527,164
349 - 360 ................     11        88,582,492        77.0      $ 8,052,954
Interest Only ............      1        18,200,000        15.8      $18,200,000
                               --      ------------       -----
                               15      $115,031,036       100.0%     $ 7,668,736
                               ==      ============       =====

                                                                         WTD. AVG.
                                                                           STATED
                                                                         REMAINING
         RANGE OF              HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO    WTD. AVG.   WTD. AVG.
  REMAINING AMORTIZATION    CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY      DSC      MORTGAGE
     TERMS (MONTHS)(1)         BALANCE       LTV RATIO     MATURITY(2)   (MOS.)(2)     RATIO       RATE
-------------------------- -------------- -------------- -------------- ----------- ----------- ----------
145 - 180 ................  $ 3,985,457         57.9%          0.0%         179     1.16x          5.480%
229 - 264 ................  $ 2,735,923         62.0%         39.9%         117     1.22x          5.310%
265 - 300 ................  $ 1,527,164         69.4%         63.1%          52     1.43x          5.290%
349 - 360 ................  $17,000,000         72.8%         66.2%          86     1.28x          5.154%
Interest Only ............  $18,200,000         58.7%         58.7%         118     2.63x          4.560%
                            $18,200,000         69.8%         62.0%          95     1.49X          5.077%

     The weighted average remaining amortization term for all Loan Group 2 Mortgage Loans (excluding non-amortizing loans) is 348 months.

-------
(1) The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                   AMORTIZATION TYPES FOR ALL MORTGAGE LOANS

                                              AGGREGATE          % OF          AVERAGE
                               NUMBER OF     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
      AMORTIZATION TYPES         LOANS         BALANCE       POOL BALANCE      BALANCE
----------------------------- ----------- ----------------- -------------- --------------
Amortizing Balloon ..........      31      $  321,285,128         30.2%     $10,364,036
Interest-only, Amortizing
 ARD(2) .....................      11         280,670,000         26.4      $25,515,455
Amortizing ARD ..............      19         160,743,766         15.1      $ 8,460,198
Interest-only, Amortizing
 Balloon(2) .................       8         149,860,000         14.1      $18,732,500
Interest-only, ARD ..........      18          99,605,000          9.4      $ 5,533,611
Fully Amortizing(3) .........       8          38,283,431          3.6      $ 4,785,429
Interest-only ...............       1          12,725,000          1.2      $12,725,000
                                   --      --------------        -----
                                   96      $1,063,172,325        100.0%     $11,074,712
                                   ==      ==============        =====

                                                                            WTD. AVG.
                                                                              STATED
                                                                            REMAINING
                                  HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO    WTD. AVG.   WTD. AVG.
                               CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY      DSC      MORTGAGE
      AMORTIZATION TYPES          BALANCE       LTV RATIO     MATURITY(1)   (MOS.)(1)     RATIO       RATE
----------------------------- -------------- -------------- -------------- ----------- ----------- ----------
Amortizing Balloon ..........  $119,298,859        67.2%          55.3%        117     1.74x          5.359%
Interest-only, Amortizing
 ARD(2) .....................  $ 82,000,000        70.2%          65.0%         99     1.45x          5.284%
Amortizing ARD ..............  $ 32,563,845        70.7%          58.8%        118     1.55x          5.597%
Interest-only, Amortizing
 Balloon(2) .................  $ 57,500,000        76.6%          68.5%        100     1.36x          5.274%
Interest-only, ARD ..........  $ 18,200,000        73.4%          73.4%         74     2.32x          4.379%
Fully Amortizing(3) .........  $ 10,973,122        54.9%           0.1%        220     1.52x          5.399%
Interest-only ...............  $ 12,725,000        67.2%          67.2%         84     1.60x          5.900%
                               $119,298,859        70.0%          60.1%        109     1.63X          5.280%

-------
(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) These Mortgage Loans require payments of interest only for a period of 12 to 60 months from origination prior to the commencement of payments of principal and interest.

(3) Includes 1 Mortgage Loan that substantially amortizes prior to its anticipated repayment date but may enter a period of hyper-amortization after such date with respect to any remaining balance.

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                             AGGREGATE          % OF           AVERAGE
                               NUMBER OF   CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
      AMORTIZATION TYPES         LOANS        BALANCE     GROUP 1 BALANCE      BALANCE
----------------------------- ----------- -------------- ----------------- --------------
Amortizing Balloon ..........      26      $304,529,617         32.1%       $11,712,678
Interest-only, Amortizing
 ARD (2) ....................       8       240,370,000         25.4        $30,046,250
Amortizing ARD ..............      18       150,853,698         15.9        $ 8,380,761
Interest-only, Amortizing
 Balloon (2) ................       4       123,960,000         13.1        $30,990,000
Interest-only, ARD ..........      17        81,405,000          8.6        $ 4,788,529
Fully Amortizing (3) ........       7        34,297,974          3.6        $ 4,899,711
Interest-only, Balloon ......       1        12,725,000          1.3        $12,725,000
                                   --      ------------        -----
                                   81      $948,141,289        100.0%       $11,705,448
                                   ==      ============        =====

                                                                            WTD. AVG.
                                                                              STATED
                                                                            REMAINING
                                  HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO    WTD. AVG.   WTD. AVG.
                               CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY      DSC      MORTGAGE
      AMORTIZATION TYPES          BALANCE       LTV RATIO     MATURITY(1)   (MOS.)(1)     RATIO       RATE
----------------------------- -------------- -------------- -------------- ----------- ----------- ----------
Amortizing Balloon ..........  $119,298,859        67.1%          55.3%        118     1.76x          5.360%
Interest-only, Amortizing
 ARD (2) ....................  $ 82,000,000        69.1%          63.9%        104     1.49x          5.392%
Amortizing ARD ..............  $ 32,563,845        70.7%          58.3%        122     1.57x          5.574%
Interest-only, Amortizing
 Balloon (2) ................  $ 57,500,000        78.2%          70.1%         99     1.37x          5.217%
Interest-only, ARD ..........  $ 11,946,000        76.7%          76.7%         65     2.25x          4.339%
Fully Amortizing (3) ........  $ 10,973,122        54.6%           0.1%        224     1.56x          5.389%
Interest-only, Balloon ......  $ 12,725,000        67.2%          67.2%         84     1.60x          5.900%
                               $119,298,859        70.0%          59.9%        111     1.64X          5.304%

-------
(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) These Mortgage Loans require payments of interest only for a period of 12 to 60 months from origination prior to the commencement of payments of principal and interest.

(3) Includes 1 Mortgage Loan that substantially amortizes prior to its anticipated repayment date but may enter a period of hyper-amortization after such date with respect to any remaining balance.

              AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                            AGGREGATE          % OF           AVERAGE
                              NUMBER OF   CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
     AMORTIZATION TYPES         LOANS        BALANCE     GROUP 2 BALANCE      BALANCE
---------------------------- ----------- -------------- ----------------- --------------
Interest-only, Amortizing
 ARD (2) ...................       3      $ 40,300,000         35.0%       $13,433,333
Interest-only, Amortizing
 Balloon (2) ...............       4        25,900,000         22.5        $ 6,475,000
Interest-only, ARD .........       1        18,200,000         15.8        $18,200,000
Amortizing Balloon .........       5        16,755,511         14.6        $ 3,351,102
Amortizing ARD .............       1         9,890,069          8.6        $ 9,890,069
Fully Amortizing ...........       1         3,985,457          3.5        $ 3,985,457
                                   -      ------------        -----
                                  15      $115,031,036        100.0%       $ 7,668,736
                                  ==      ============        =====

                                                                           WTD. AVG.
                                                                             STATED
                                                                           REMAINING
                                 HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO    WTD. AVG.   WTD. AVG.
                              CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY      DSC      MORTGAGE
     AMORTIZATION TYPES          BALANCE       LTV RATIO     MATURITY(1)   (MOS.)(1)     RATIO       RATE
---------------------------- -------------- -------------- -------------- ----------- ----------- ----------
Interest-only, Amortizing
 ARD (2) ...................  $17,000,000         76.9%          71.7%         72     1.23x          4.641%
Interest-only, Amortizing
 Balloon (2) ...............  $ 9,400,000         68.6%          60.8%        108     1.32x          5.549%
Interest-only, ARD .........  $18,200,000         58.7%          58.7%        118     2.63x          4.560%
Amortizing Balloon .........  $ 7,774,495         69.0%          56.8%        105     1.41x          5.340%
Amortizing ARD .............  $ 9,890,069         70.5%          66.0%         59     1.21x          5.960%
Fully Amortizing ...........  $ 3,985,457         57.9%           0.0%        179     1.16x          5.480%
                              $18,200,000         69.8%          62.0%         95     1.49X          5.077%

-------
(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) These Mortgage Loans require payments of interest only for a period of 12 to 24 months from origination prior to the commencement of payments of principal and interest.

                RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS

                                                    AGGREGATE          % OF          AVERAGE
                                     NUMBER OF     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
  RANGE OF OCCUPANCY RATES (%)(1)      LOANS         BALANCE       POOL BALANCE      BALANCE
----------------------------------- ----------- ----------------- -------------- --------------
 65.00 --  69.99 ..................       1      $    3,192,070         0.3%      $ 3,192,070
 70.00 --  74.99 ..................       1          11,946,000         1.1       $11,946,000
 75.00 --  79.99 ..................       2          11,683,786         1.1       $ 5,841,893
 80.00 --  84.99 ..................       3          11,263,382         1.1       $ 3,754,461
 85.00 --  89.99 ..................      14         274,117,659        25.8       $19,579,833
 90.00 --  94.99 ..................      21         164,385,826        15.5       $ 7,827,896
 95.00 --  99.99 ..................      18         346,338,459        32.6       $19,241,025
100.00 -- 100.00 ..................      33         217,959,907        20.5       $ 6,604,846
                                         --      --------------        ----
                                         93      $1,040,887,089        97.9%      $11,192,334
                                         ==      ==============        ====

                                                                                   WTD. AVG.
                                                                                    STATED
                                                                                   REMAINING
                                        HIGHEST       WTD. AVG.      WTD. AVG.      TERM TO    WTD. AVG.   WTD. AVG.
                                     CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY       DSC      MORTGAGE
  RANGE OF OCCUPANCY RATES (%)(1)       BALANCE       LTV RATIO     MATURITY(2)   (MOS.) (2)     RATIO       RATE
----------------------------------- -------------- -------------- -------------- ------------ ----------- ----------
 65.00 --  69.99 ..................  $  3,192,070        44.0%          0.7%          239     1.88x          4.840%
 70.00 --  74.99 ..................  $ 11,946,000        79.9%         79.9%           59     2.06x          4.300%
 75.00 --  79.99 ..................  $  6,292,733        65.9%         52.6%          119     1.69x          5.160%
 80.00 --  84.99 ..................  $  5,040,219        77.5%         71.2%           84     1.60x          5.079%
 85.00 --  89.99 ..................  $119,298,859        71.8%         62.6%          101     1.78x          5.169%
 90.00 --  94.99 ..................  $ 17,000,000        72.3%         64.4%           99     1.43x          5.345%
 95.00 --  99.99 ..................  $ 82,000,000        68.9%         58.3%          115     1.58x          5.218%
100.00 -- 100.00 ..................  $ 22,856,383        68.3%         57.7%          120     1.58x          5.522%
                                     $119,298,859        70.2%         60.4%          109     1.62X          5.275%

-------
(1) Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement, but excludes 3 Mortgage Loans secured by hospitality properties representing 2.1% of the Cut-Off Date Pool Balance.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

            RANGE OF OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                      % OF
                                                     AGGREGATE    CUT-OFF DATE      AVERAGE
                                       NUMBER OF   CUT-OFF DATE      GROUP 1     CUT-OFF DATE
   RANGE OF OCCUPANCY RATES (%) (1)      LOANS        BALANCE        BALANCE        BALANCE
------------------------------------- ----------- -------------- -------------- --------------
 65.00 -  69.99 .....................       1      $  3,192,070        0.3%      $ 3,192,070
 70.00 -  74.99 .....................       1        11,946,000        1.3       $11,946,000
 75.00 -  79.99 .....................       2        11,683,786        1.2       $ 5,841,893
 80.00 -  84.99 .....................       2         9,736,219        1.0       $ 4,868,109
 85.00 -  89.99 .....................      11       259,795,433       27.4       $23,617,767
 90.00 -  94.99 .....................      14       103,821,262       10.9       $ 7,415,804
 95.00 -  99.99 .....................      14       307,721,376       32.5       $21,980,098
100.00 - 100.00 .....................      33       217,959,907       23.0       $ 6,604,846
                                           --      ------------       ----
                                           78      $925,856,053       97.6%      $11,869,949
                                           ==      ============       ====

                                                                                     WTD. AVG.
                                                                                      STATED
                                                                                     REMAINING
                                          HIGHEST       WTD. AVG.      WTD. AVG.      TERM TO    WTD. AVG.   WTD. AVG.
                                       CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY       DSC      MORTGAGE
   RANGE OF OCCUPANCY RATES (%) (1)       BALANCE       LTV RATIO     MATURITY(2)   (MOS.) (2)     RATIO       RATE
------------------------------------- -------------- -------------- -------------- ------------ ----------- ----------
 65.00 -  69.99 .....................  $  3,192,070        44.0%          0.7%          239     1.88x          4.840%
 70.00 -  74.99 .....................  $ 11,946,000        79.9%         79.9%           59     2.06x          4.300%
 75.00 -  79.99 .....................  $  6,292,733        65.9%         52.6%          119     1.69x          5.160%
 80.00 -  84.99 .....................  $  5,040,219        78.7%         72.4%           90     1.63x          5.045%
 85.00 -  89.99 .....................  $119,298,859        71.7%         62.6%          100     1.81x          5.158%
 90.00 -  94.99 .....................  $ 16,500,000        73.4%         64.7%          106     1.51x          5.359%
 95.00 -  99.99 .....................  $ 82,000,000        69.1%         58.2%          117     1.54x          5.298%
100.00 - 100.00 .....................  $ 22,856,383        68.3%         57.7%          120     1.58x          5.522%
                                       $119,298,859        70.2%         60.2%          111     1.63X          5.299%

-------
(1) Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement, but excludes 3 Mortgage Loans secured by hospitality properties representing 2.4% of the Cut-Off Date Group 1 Balance.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

            RANGE OF OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                  % OF
                                                 AGGREGATE    CUT-OFF DATE      AVERAGE
                                   NUMBER OF   CUT-OFF DATE      GROUP 2     CUT-OFF DATE
 RANGE OF OCCUPANCY RATES (%)(1)     LOANS        BALANCE        BALANCE        BALANCE
--------------------------------- ----------- -------------- -------------- --------------
80.00 - 89.99 ...................       4      $ 15,849,390        13.8%      $3,962,347
90.00 - 94.99 ...................       7        60,564,564        52.7       $8,652,081
95.00 - 99.17 ...................       4        38,617,082        33.6       $9,654,271
                                        -      ------------       -----
                                       15      $115,031,036       100.0%      $7,668,736
                                       ==      ============       =====

                                                                                 WTD. AVG.
                                                                                  STATED
                                                                                 REMAINING
                                      HIGHEST       WTD. AVG.      WTD. AVG.      TERM TO    WTD. AVG.   WTD. AVG.
                                   CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY       DSC      MORTGAGE
 RANGE OF OCCUPANCY RATES (%)(1)      BALANCE       LTV RATIO     MATURITY(2)   (MOS.) (2)     RATIO       RATE
--------------------------------- -------------- -------------- -------------- ------------ ----------- ----------
80.00 - 89.99 ...................  $ 9,300,000         73.4%          61.5%         111     1.29x          5.355%
90.00 - 94.99 ...................  $17,000,000         70.4%          63.9%          87     1.29x          5.322%
95.00 - 99.17 ...................  $18,200,000         67.3%          59.3%         101     1.89x          4.578%
                                   $18,200,000         69.8%          62.0%          95     1.49X          5.077%

-------
(1) Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

         PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION(1)(2)(3)

            PREPAYMENT RESTRICTION                JUL-2004        JUL-2005        JUL-2006        JUL-2007        JUL-2008
--------------------------------------------- --------------- --------------- --------------- --------------- ---------------
Lockout .....................................       99.14%          99.15%          41.30%          28.99%           2.33%
Defeasance ..................................        0.00            0.00           56.05           67.32           88.64
Yield Maintenance ...........................        0.86            0.85            2.65            3.69            5.68
Prepayment Premium ..........................        0.00            0.00            0.00            0.00            0.00
Open ........................................        0.00            0.00            0.00            0.00            3.34
--------------------------------------------------------------------------------------------------------------------------
Total .......................................      100.00%         100.00%         100.00%         100.00%         100.00%
--------------------------------------------------------------------------------------------------------------------------
Total Beginning Balance as of the Cut-Off
 Date (in millions) .........................  $ 1,063.17      $ 1,055.24      $ 1,046.20      $ 1,033.58      $ 1,020.23
--------------------------------------------------------------------------------------------------------------------------
Percent of Cut-Off Date Pool Balance ........      100.00%          99.25%          98.40%          97.22%          95.96%
--------------------------------------------------------------------------------------------------------------------------

            PREPAYMENT RESTRICTION               JUL-2009      JUL-2010      JUL-2011      JUL-2012      JUL-2013     JUL-2014
--------------------------------------------- ------------- ------------- ------------- ------------- ------------- ------------
Lockout .....................................      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
Defeasance ..................................     90.78         90.86         89.33         85.51         85.60         68.94
Yield Maintenance ...........................      9.22          9.14         10.67         10.58         10.47         31.06
Prepayment Premium ..........................      0.00          0.00          0.00          1.53          1.53          0.00
Open ........................................      0.00          0.00          0.00          2.39          2.41          0.00
-----------------------------------------------------------------------------------------------------------------------------
Total .......................................    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
-----------------------------------------------------------------------------------------------------------------------------
Total Beginning Balance as of the Cut-Off
 Date (in millions) .........................  $ 865.24      $ 849.71      $ 706.85      $ 691.39      $ 674.96      $ 31.00
-----------------------------------------------------------------------------------------------------------------------------
Percent of Cut-Off Date Pool Balance ........     81.38%        79.92%        66.49%        65.03%        63.49%        2.92%
-----------------------------------------------------------------------------------------------------------------------------

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that an ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.

(2) Based upon the assumptions set forth in footnote (1) above, after July 2014, the outstanding loan balances represent less than 2.92% of the Cut-Off Date Pool Balance.

(3) Assumes yield maintenance for 1 Mortgage Loan which has the option to defease or pay yield maintenance.

         PERCENTAGE OF LOAN GROUP 1 BY PREPAYMENT RESTRICTION(1)(2)(3)




       PREPAYMENT RESTRICTION           JUL-2004      JUL-2005      JUL-2006      JUL-2007      JUL-2008
------------------------------------ ------------- ------------- ------------- ------------- -------------
Lockout ............................     99.04%        99.04%        35.97%        26.08%         1.05%
Defeasance .........................      0.00          0.00         61.06         70.15         89.18
Yield Maintenance ..................      0.96          0.96          2.97          3.77          6.02
Prepayment Premium .................      0.00          0.00          0.00          0.00          0.00
Open ...............................      0.00          0.00          0.00          0.00          3.75
-------------------------------------------------------------------------------------------------------
Total ..............................     100.00%       100.00%       100.00%       100.00%       100.00%
-------------------------------------------------------------------------------------------------------
Total Beginning Balance as of
 the Cut-Off Date (in millions).....   $ 948.14      $ 940.79      $ 932.59      $ 921.55      $ 909.85
-------------------------------------------------------------------------------------------------------
Percent of Cut-Off Date Group 1
 Balance ...........................     100.00%        99.22%        98.36%        97.20%        95.96%
-------------------------------------------------------------------------------------------------------



       PREPAYMENT RESTRICTION           JUL-2009      JUL-2010      JUL-2011      JUL-2012      JUL-2013     JUL-2014
------------------------------------ ------------- ------------- ------------- ------------- ------------- ------------
Lockout ............................      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
Defeasance .........................     92.16         92.23         90.82         86.63         86.69         72.92
Yield Maintenance ..................      7.84          7.77          9.18          9.09          9.00         27.08
Prepayment Premium .................      0.00          0.00          0.00          1.67          1.67          0.00
Open ...............................      0.00          0.00          0.00          2.61          2.63          0.00
---------------------------------------------------------------------------------------------------------------------
Total ..............................    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
---------------------------------------------------------------------------------------------------------------------
Total Beginning Balance as of
 the Cut-Off Date (in millions).....  $ 801.06      $ 786.55      $ 646.93      $ 632.55      $ 617.27      $ 29.31
---------------------------------------------------------------------------------------------------------------------
Percent of Cut-Off Date Group 1
 Balance ...........................     84.49%        82.96%        68.23%        66.71%        65.10%         3.09%
---------------------------------------------------------------------------------------------------------------------

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that an ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.

(2) Based upon the assumptions set forth in footnote (1) above, after July 2014, the outstanding loan balances represent less than 3.09% of the Cut-Off Date Group 1 Balance.

(3) Assumes yield maintenance for 1 Mortgage Loan which has the option to defease or pay yield maintenance.

           PERCENTAGE OF LOAN GROUP 2 BY PREPAYMENT RESTRICTION(1)(2)

      PREPAYMENT RESTRICTION         JUL-2004     JUL-2005      JUL-2006      JUL-2007      JUL-2008
---------------------------------- ------------ ------------ ------------- ------------- -------------
Lockout ..........................     100.00%      100.00%       85.09%        52.90%        12.88%
Defeasance .......................      0.00         0.00        14.91         44.04         84.21
Yield Maintenance ................      0.00         0.00         0.00          3.06          2.91
Prepayment Premium ...............      0.00         0.00         0.00          0.00          0.00
Open .............................      0.00         0.00         0.00          0.00          0.00
---------------------------------------------------------------------------------------------------
Total ............................    100.00%      100.00%      100.00%       100.00%       100.00%
---------------------------------------------------------------------------------------------------
Total Beginning Balance as of
 the Cut-Off Date (in millions)...  $ 115.03    $ 114.45      $ 113.61      $ 112.03      $ 110.38
---------------------------------------------------------------------------------------------------
Percent of Cut-Off Date Group 2
 Balance .........................    100.00%      99.50%        98.77%        97.39%        95.96%
---------------------------------------------------------------------------------------------------

      PREPAYMENT RESTRICTION          JUL-2009      JUL-2010      JUL-2011      JUL-2012      JUL-2013     JUL-2014
---------------------------------- ------------- ------------- ------------- ------------- ------------- ------------
Lockout ..........................      0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
Defeasance .......................     73.49         73.77         73.15         73.50         73.89          0.00
Yield Maintenance ................     26.51         26.23         26.85         26.50         26.11        100.00
Prepayment Premium ...............      0.00          0.00          0.00          0.00          0.00          0.00
Open .............................      0.00          0.00          0.00          0.00          0.00          0.00
-------------------------------------------------------------------------------------------------------------------
Total ............................    100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
-------------------------------------------------------------------------------------------------------------------
Total Beginning Balance as of
 the Cut-Off Date (in millions)...   $ 64.17       $ 63.15       $ 59.92       $ 58.84       $ 57.69       $  1.69
-------------------------------------------------------------------------------------------------------------------
Percent of Cut-Off Date Group 2
 Balance .........................     55.79%        54.90%        52.09%        51.15%        50.15%         1.47%
-------------------------------------------------------------------------------------------------------------------

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that an ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.

(2) Based upon the assumptions set forth in footnote (1) above, after July 2014, the outstanding loan balances represent less than 1.47% of the Cut-Off Date Group 2 Balance.

TWENTY LARGEST MORTGAGE LOANS

     The following table and summaries describe the twenty largest Mortgage Loans or groups of cross-collateralized mortgage loans in the Mortgage Pool by Cut-Off Date Balance:

                                              NUMBER OF                                        % OF
                                              MORTGAGE                                      APPLICABLE
                                               LOANS/                               % OF      CUT-OFF
                                              NUMBER OF              CUT-OFF      INITIAL    DATE LOAN
                                 MORTGAGE     MORTGAGED    LOAN        DATE         POOL       GROUP
          LOAN NAME            LOAN SELLER   PROPERTIES   GROUP     BALANCE(1)    BALANCE     BALANCE
----------------------------- ------------- ------------ ------- --------------- --------- ------------
Ernst & Young Plaza .........    Eurohypo       1/1      1        $119,298,859      11.2%       12.6%
11 Madison Avenue ...........    Wachovia       1/1      1          82,000,000       7.7         8.6%
Extra Space Self Storage
 Portfolio ..................    Wachovia      11/11     1          61,770,000       5.8         6.5%
1130 Connecticut Avenue .....    Wachovia       1/1      1          58,500,000       5.5         6.2%
Crossroads Plaza ............   Citigroup       1/1      1          57,500,000       5.4         6.1%
24 West 57th Street .........    Wachovia       1/1      1          35,000,000       3.3         3.7%
Eastdale Mall ...............    Wachovia       1/1      1          32,563,845       3.1         3.4%
One Riverview Square ........    Artesia        1/1      1          30,000,000       2.8         3.2%
Pointe at Wellington ........    Wachovia       1/1      1          22,856,383       2.1         2.4%
Hampton Bays Town
 Center .....................    Wachovia       1/1      1          20,500,000       1.9         2.2%
                                               -----              ------------      ----
 SUBTOTAL/WTD. AVG ..........                  20/20              $519,989,087      48.9%
                                               =====              ============      ====
Cole Company Portfolio ......    Wachovia       6/6      1        $ 19,635,000       1.8%        2.1%
Highland Pinetree
 Apartments .................    Wachovia       1/1      2          18,200,000       1.7        15.8%
Cowesset Corners ............    Wachovia       1/1      1          17,430,000       1.6         1.8%
Montelena Apartments ........    Wachovia       1/1      2          17,000,000       1.6        14.8%
Glenridge Pointe Office
 Buildings ..................    Wachovia       1/1      1          16,500,000       1.6         1.7%
ConAgra Distribution
 Facility ...................    Wachovia       1/1      1          16,400,000       1.5         1.7%
Broadstone Heights
 Apartments .................    Wachovia       1/1      1          15,250,000       1.4         1.6%
Greenpoint Industrial
 Center .....................    Wachovia       1/1      1          14,983,705       1.4         1.6%
Highridge Centre ............   Citigroup       1/1      1          14,484,410       1.4         1.5%
The Lake Apartments .........    Wachovia       1/1      2          14,000,000       1.3        12.2%
                                               -----              ------------      ----
 SUBTOTAL/WTD. AVG ..........                  15/15              $163,883,114      15.4%
                                               -----              ------------      ----
 TOTAL/WTD. AVG. ............                  35/35              $683,872,201      64.3%
                                               =====              ============      ====

                                                                                                  WEIGHTED
                                                                                                   AVERAGE
                                                                                       WEIGHTED      LTV      WEIGHTED
                                                                  LOAN                 AVERAGE    RATIO AT    AVERAGE
                                                                BALANCE    WEIGHTED    CUT-OFF    MATURITY      NET
                                          PROPERTY              PER SF/     AVERAGE      DATE        OR       MORTGAGE
          LOAN NAME                         TYPE                  UNIT       DSCR     LTV RATIO      ARD        RATE
----------------------------- ------------------------------- ----------- ---------- ----------- ---------- -----------
Ernst & Young Plaza ......... Office - CBD                     $     96   2.13x          63.8%       52.9%      5.068%
11 Madison Avenue ........... Office - CBD                     $    164   1.81x          54.7%       50.6%      5.304%
Extra Space Self Storage
 Portfolio .................. Self Storage                     $  8,222   2.19x          80.0%       80.0%      4.300%
1130 Connecticut Avenue ..... Office - CBD                     $    267   1.22x          79.7%       73.8%      5.290%
Crossroads Plaza ............ Retail - Anchored                $    121   1.35x          79.3%       68.5%      4.920%
24 West 57th Street ......... Office - CBD                     $    349   1.23x          79.6%       76.5%      5.660%
Eastdale Mall ............... Retail - Anchored                $     67   1.77x          71.6%       59.7%      5.430%
One Riverview Square ........ Office - CBD                     $    203   1.38x          77.9%       72.7%      5.805%
Pointe at Wellington ........ Retail - Shadow Anchored         $    172   1.67x          66.4%       57.1%      6.230%
Hampton Bays Town
 Center ..................... Retail - Anchored                $    199   1.71x          71.9%       62.3%      5.050%
                                                                                                     ----       -----
 SUBTOTAL/WTD. AVG ..........                                             1.73X          70.6%       63.5%      5.178%
                                                                                                     ====       =====
Cole Company Portfolio ...... Various                          $    101   2.43x          66.2%       66.2%      4.460%
Highland Pinetree
 Apartments ................. Multifamily - Conventional       $ 56,875   2.63x          58.7%       58.7%      4.560%
Cowesset Corners ............ Retail - Anchored                $    121   1.20x          80.0%       73.3%      5.800%
Montelena Apartments ........ Multifamily - Conventional       $ 77,273   1.20x          75.6%       72.0%      4.610%
Glenridge Pointe Office
 Buildings .................. Office - Suburban                $     89   1.57x          68.8%       62.0%      4.840%
ConAgra Distribution
 Facility ................... Industrial - Warehouse           $     23   1.69x          50.3%       42.6%      5.920%
Broadstone Heights
 Apartments ................. Multifamily - Conventional       $ 70,602   1.25x          73.0%       68.1%      5.800%
Greenpoint Industrial
 Center ..................... Industrial - Light Industrial    $     35   1.30x          74.9%       62.7%      5.540%
Highridge Centre ............ Office - Suburban                $     75   1.52x          68.6%       56.4%      4.950%
The Lake Apartments ......... Multifamily - Conventional       $102,941   1.24x          79.1%       75.1%      4.260%
                                                                                                     ----       -----
 SUBTOTAL/WTD. AVG ..........                                             1.64X          69.2%       63.7%      5.063%
                                                                                                     ====       =====
 TOTAL/WTD. AVG. ............                                             1.71X          70.3%       63.6%      5.151%
                                                                                                     ====       =====

----------
(1) In the case of a concentration of cross-collateralized mortgage loans, the aggregate principal balance.

     Ernst & Young Plaza

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Eurohypo
 CUT-OFF DATE BALANCE                                               $119,298,859
 PERCENTAGE OF CUT-OFF DATE POOL                                           11.2%
 BALANCE
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                                 Trizec Properties, Inc.
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.068%
 MATURITY DATE                                                  February 1, 2014
 AMORTIZATION TYPE                                                       Balloon
 ORIGINAL TERM / AMORTIZATION                                          120 / 360
 REMAINING TERM / AMORTIZATION                                         115 / 355
 LOCKBOX                                                                     Yes
 SHADOW RATING                                                              A-/A
(S&P/FITCH)(1)
 UP-FRONT RESERVES
  TAX/INSURANCE                         No
  ROBINSON-MAY TENANT                   $3,611,111
  IMPROVEMENTS

 ONGOING MONTHLY RESERVES
  TAX/INSURANCE(2)                      Springing
  TI/LC(3)                              Springing
  REPLACEMENT(4)                        Springing
  ERNST & YOUNG LEASE
   RESERVE(5)                           Yes
 ADDITIONAL FINANCING(6)                                                    None

 CUT-OFF DATE BALANCE                                               $119,298,859
 CUT-OFF DATE BALANCE/SF                                                     $96
 CUT-OFF DATE LTV                                                          63.8%
 MATURITY DATE LTV                                                         52.9%
 UW DSCR ON NCF                                                            2.13x
--------------------------------------------------------------------------------

(1) S&P and Fitch have confirmed that the Ernst & Young Plaza Loan, in the context of its inclusion in the trust, has credit characteristics consistent with an investment-grade rated obligation.

(2) Monthly reserves for taxes and insurance are required if (i) an event of default occurs and is continuing or (ii) the debt service coverage ratio, as computed by the mortgagee, for any preceding two calendar quarters is less than 1.25x.

(3) Monthly reserves for tenant improvements and leasing commissions are required in the amount of $105,000 if (i) an event of default occurs and is continuing or (ii) the debt service coverage ratio, as computed by the mortgagee, for any preceding two calendar quarters is less than 1.25x.

(4) Monthly reserves for capital expenditures are required in the amount of $20,743 (subject to reduction upon a partial release of one or more parcels of the Mortgaged Property) if (i) an event of default occurs and is continuing or (ii) the debt service coverage ratio, as computed by the mortgagee, for any preceding two calendar quarters is less than 1.25x.

(5) The borrower is required to deposit $250,000 into a reserve account on each of the monthly payment dates occurring in August, September and October 2005, which aggregate amount equals the "refurbishment allowance" required to be paid by the borrower with respect to the lease with Ernst & Young U.S. LLP at the Mortgaged Property.

(6) Although no mezzanine debt is currently outstanding, the Ernst & Young Plaza Loan permits, upon satisfaction of certain conditions set forth in the loan documents, the incurrence of debt secured by pledges of the indirect equity interests in the borrower to a permitted mezzanine lender.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                        Los Angeles, CA
 PROPERTY TYPE                                                     Office -- CBD
 SIZE (SF)                                                             1,241,440
 OCCUPANCY AS OF MAY 1, 2004                                               86.7%
 YEAR BUILT / YEAR RENOVATED                                         1985 / 2000
 APPRAISED VALUE                                                    $187,000,000
                                                                 EYP REALTY, LLC
 PROPERTY MANAGEMENT
 UW ECONOMIC OCCUPANCY                                                     86.0%
 UW REVENUES                                                         $30,664,896
 UW TOTAL EXPENSES                                                   $12,737,947
 UW NET OPERATING INCOME (NOI)                                       $17,926,949
 UW NET CASH FLOW (NCF)                                              $16,608,246
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  TENANT SUMMARY
--------------------------------------------------------------------------------
                                                            NET
                                         RATINGS(2)       RENTABLE      % OF NET
             TENANT(1)               MOODY'S/S&P/FITCH   AREA (SF)   RENTABLE AREA
--------------------------------------------------------------------------------
 Ernst & Young ....................       NR/NR/NR         148,713        12.0%
 GSA ..............................     Aaa/AAA/AAA        124,069        10.0
 Pillsbury Madison ................       NR/NR/NR          70,777         5.7
 Great American Insurance .........       A3/A/A+           47,982         3.9
 Merrill Lynch ....................      Aa3/A+/AA-         47,713         3.8
 NON-MAJOR TENANTS ................                        637,411        51.3
 VACANT ...........................                        164,775        13.3
                                                           -------       -----
 TOTAL ............................                      1,241,440       100.0%
                                                         =========       =====
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                      ACTUAL                  % OF ACTUAL     DATE OF LEASE
             TENANT(1)               RENT PSF   ACTUAL RENT       RENT          EXPIRATION
----------------------------------------------------------------------------------------------
 Ernst & Young .................... $ 16.02     $ 2,383,028       13.3%    Multiple Spaces(3)
 GSA .............................. $ 28.99       3,596,280       20.1     Multiple Spaces(4)
 Pillsbury Madison ................ $ 16.01       1,133,352        6.3          December 2010
 Great American Insurance ......... $ 15.00         719,730        4.0              June 2014
 Merrill Lynch .................... $ 18.88         901,050        5.0         September 2008
 NON-MAJOR TENANTS ................ $ 14.40       9,181,575       51.3
 VACANT ...........................                       0        0.0
                                                -----------      -----
 TOTAL ............................             $17,915,015      100.0%
                                                ===========      =====
----------------------------------------------------------------------------------------------

(1) The Mortgaged Property is primarily an office property. Consequently, no retail tenants (which tenants account for less than 15% of the actual rent derived from the Mortgaged Property, in the aggregate) are listed as major tenants in this tenant summary.

(2) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3) Under the terms of multiple leases, 1,228 square feet expire in August 2004 and 147,485 square feet expire in February 2014.

(4) Under the terms of multiple leases, 94,176 square feet expire in June 2012 and 29,893 square feet expire in July 2012.

--------------------------------------------------------------------------------------------------------------------
                                             LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------------------------------------------
                             WA BASE                   % OF TOTAL     CUMULATIVE     % OF ACTUAL     CUMULATIVE % OF
            # OF LEASES      RENT/SF      TOTAL SF         SF           % OF SF          RENT          ACTUAL RENT
  YEAR        ROLLING        ROLLING       ROLLING      ROLLING*       ROLLING*        ROLLING*         ROLLING*
--------------------------------------------------------------------------------------------------------------------
  2004           25          $ 14.98       47,163          3.8%           3.8%            3.9%             3.9%
  2005           29          $ 15.06       76,608          6.2%          10.0%            6.4%            10.4%
  2006           28          $ 17.78       86,283          7.0%          16.9%            8.6%            18.9%
  2007           13          $ 15.17       61,888          5.0%          21.9%            5.2%            24.2%
  2008           19          $ 19.46       95,747          7.7%          29.6%           10.4%            34.6%
  2009            7          $ 20.46       10,332          0.8%          30.5%            1.2%            35.8%
  2010            2          $ 16.01       70,777          5.7%          36.2%            6.3%            42.1%
  2011            5          $  5.13      178,654         14.4%          50.5%            5.1%            47.2%
  2012           15          $ 26.99      153,443         12.4%          62.9%           23.1%            70.3%
  2013            6          $ 21.21       45,601          3.7%          66.6%            5.4%            75.7%
  2014           12          $ 15.81      201,933         16.3%          82.8%           17.8%            93.5%
--------------------------------------------------------------------------------------------------------------------

  * Calculated based on approximate square footage occupied by each tenant.

     THE LOAN. The Mortgage Loan (the "Ernst & Young Plaza Loan") is secured by a first priority deed of trust encumbering the borrower's fee interest in an office building and retail center known as Ernst & Young Plaza located in Los Angeles, California. The Ernst & Young Plaza Loan represents approximately 11.2% of the Cut Off Date Pool Balance. The Ernst & Young Plaza Loan was originated on January 28, 2004, and has a principal balance as of the Cut Off Date of $119,298,859.

The Ernst & Young Plaza Loan has a remaining term of 115 months and matures on February 1, 2014. The Ernst & Young Plaza Loan may be prepaid on or after November 1, 2013, and permits defeasance with United States government obligations beginning two years after the Closing Date.

     THE BORROWER. The borrower is EYP Realty, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Ernst & Young Plaza Loan. The borrower is 100% owned by Trizec Holdings, Inc., which is the operating partnership for Trizec Properties, Inc, a public real estate investment trust ("Trizec"). Trizec is a self-managed real estate investment trust based in Chicago, Illinois and one of the largest owners and managers of commercial office properties in North America.

     THE PROPERTY. The Mortgaged Property consists of an approximately 1,241,440 square foot office building and retail center, and a portion of an adjacent parking garage, situated on approximately 4.8 acres. The Mortgaged Property is a part of a larger development that includes the 53-story 777 Tower, containing 1,004,522 square feet (which is not part of the collateral) and the adjacent 2,400 space parking garage (of which approximately 1,500 are allocated to the subject building). The Mortgaged Property was constructed in 1985 (as to the office portion) and 1986 (as to the retail portion), and the retail portion was renovated in 2000. The Mortgaged Property is located in Los Angeles, California, within the Los Angeles, California metropolitan statistical area. As of May 1, 2004, the occupancy rate (which includes space for which executed leases are in place but with respect to which the tenants have not yet taken occupancy) for the Mortgaged Property securing the Ernst & Young Plaza Loan was approximately 86.7%.

The Mortgaged Property is encumbered by a Retail Operation and Reciprocal Easement Agreement dated July 12, 1985 (the "Ernst & Young Plaza OREA"), however, the operating and name covenants made therein by the anchor departments stores that are party thereto have expired.

     GUARANTY. Although Robinson-May has been in occupancy and paying rent pursuant to its lease at the Mortgaged Property for approximately seven years, Trizec Holdings, Inc. has delivered a guaranty pursuant to which it guaranteed the payment of up to $1,000,000 of the unamortized cost of tenant improvements that may be required to be paid by the borrower pursuant to the Robinson-May lease at the Mortgaged Property if such lease is terminated pursuant to its terms. Provided no event of default exists, the guaranty provides that Trizec Holdings, Inc. will be released from its obligations under the guaranty at such time as the maximum amount of such unamortized tenant improvement costs is reduced to $3,611,111.

In addition, Trizec Holdings, Inc. has delivered a guaranty pursuant to which it guaranteed the payment of any losses, costs or expenses the mortgagee may incur as a result of certain acts of the borrower.

     INSURANCE. The borrower, at its sole cost and expense, is required to keep the Mortgaged Property insured against loss or damage by fire and other risks under a comprehensive all risk insurance policy (the "Ernst & Young Plaza Casualty Insurance Policy"), in each case: (1) in an amount equal to at least 100% of the then "full replacement cost" of the Mortgaged Property, with a waiver of depreciation, but the amount will not be less than the outstanding principal balance of the Ernst & Young Plaza Loan; (2) containing an agreed amount endorsement waiving all co-insurance provisions; and (3) providing that such policy will contain an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the improvements or the use of the Mortgaged Property at any time constitute legal nonconforming structures or uses. In addition, the borrower, at its sole cost and expense, is required to obtain and maintain earthquake insurance with respect to the Mortgaged Property.

     All policies of insurance are required to be issued by one or more financially sound and responsible insurance companies meeting the Rating Agency and financial requirements set forth in the loan documents.

     CASUALTY AND CONDEMNATION. The loan documents provide that if the Mortgaged Property is damaged or destroyed, in whole or in part, by casualty, or if any portion of the Mortgaged Property is taken by any governmental authority through eminent domain or otherwise, the borrower is required to promptly proceed with the repair or rebuilding of the improvements as nearly as possible to the condition the Mortgaged Property was in immediately prior to such casualty or taking (an "Ernst & Young Plaza Restoration"). If the net proceeds or the costs of completing the Ernst & Young Plaza Restoration are equal to or greater than $2,400,000, the insurance proceeds or condemnation award are required to be disbursed to the borrower to be used for the Ernst & Young Plaza Restoration provided certain conditions are satisfied, including, without limitation, (i) no event of default has occurred or is continuing with respect to the Ernst & Young Plaza Loan, (ii) if the net proceeds are insurance proceeds, less than 30% of the total floor area of the improvements have been damaged or rendered unusable or, if net proceeds are condemnation proceeds, less than 10% of the land is taken and the land which is taken is located along the perimeter or periphery of the Mortgaged Property and no portion of the improvements are located on such land; (iii) leases requiring payment of annual rent equal to at least 75% of the gross income from operations received by the borrower during the preceding 12 month period from the Mortgaged Property and all major leases (as defined in the loan documents) at the Mortgaged Property as of the date of such casualty or condemnation remain in full force and effect during and after the Ernst & Young Plaza Restoration; and (iv) the borrower commences the Ernst & Young Plaza Restoration no later than 60 days after the casualty or taking. In certain circumstances, the borrower may be required to restore all or a portion of the Mortgaged Property pursuant to the Ernst & Young Plaza OREA. If any of the conditions under the loan documents are not satisfied, insurance proceeds and any condemnation award may be applied by the mortgagee to the repayment of the Ernst & Young Plaza Loan. To the extent not required to be disbursed by the mortgagee for the restoration of the Mortgaged Property, any award or payment may be applied to the repayment of the Ernst & Young Plaza Loan whether or not then due and payable. Notwithstanding the foregoing, the Ernst & Young Plaza OREA requires that any of the borrower's insurance proceeds not required to rebuild or raze and clear or rebuild common areas of the Mortgaged Property, will be paid to the borrower and credited against common area maintenance costs at the Mortgaged Property.

     TRANSFER OF THE PROPERTY AND INTERESTS IN THE BORROWER. The loan documents provide that the borrower will not permit any sale, assignment, conveyance, transfer or other disposition of, or any mortgage, lien or other encumbrance on, all or any part of the Mortgaged Property or any interest in such property or any interest in the borrower, without the consent of the mortgagee. The borrower, however, is permitted to sell the Mortgaged Property provided the borrower satisfies certain conditions, including: (i) the transferee is a special purpose, bankruptcy remote entity that satisfies the requirement of the loan documents, and the organizational documents of such transferee are reasonably satisfactory to the Rating Agencies; (ii) the transferee is an Ernst & Young Plaza Permitted Owner; (iii) the property manager following such sale or conveyance is an Ernst & Young Plaza Qualifying Manager; (iv) the mortgagee has received a nonconsolidation opinion with respect to the sale or conveyance; and (v) mortgagee has received written confirmation by the Rating Agencies that the transfer to such person or entity will not cause a downgrade, withdrawal or qualification of the then current ratings of the Certificates.

     In addition, a transfer or sale (but not a pledge, hypothecation, security interest or other encumbrance) of any direct or indirect interest in the borrower is permitted provided certain conditions are satisfied, including: (i) after such transfer or sale the borrower is controlled (subject to customary approval by a Ernst & Young Plaza Permitted Owner if the transfer is being made to a Ernst & Young Plaza Permitted Owner) by, and no less than 50.1% of the equity interests in the borrower are owned, directly or indirectly by, Trizec, Trizec Holdings, Inc. or any successor thereto; and (ii) if more than 49% of the direct or indirect interests in the borrower is transferred to a person or entity not owning at least 49% of the direct or indirect interests in the borrower on the date of closing of the Ernst & Young Plaza Loan, the borrower delivers to the mortgagee a nonconsolidation opinion with respect to the proposed transfer or sale.

     In addition, a transfer or sale (but not a pledge, hypothecation, security interest or other encumbrance) to any affiliate of Trizec, Trizec Holdings, Inc. or any successor thereto by merger, conversion, consolidation, reorganization or other form of business combinations of any direct or indirect interest in the borrower is permitted provided certain conditions are satisfied, including: (i) after such transfer or sale the borrower is controlled by Trizec, Trizec Holdings, Inc. or any successor thereto; and

(ii) if more than 49% of the direct or indirect interests in the borrower is transferred to a person or entity not owning at least 49% of the direct or indirect interests in the borrower on the date of closing of the Ernst & Young Plaza Loan, the borrower delivers to the mortgagee a nonconsolidation opinion with respect to the proposed transfer or sale.

     "Ernst & Young Plaza Permitted Owner" shall mean a corporation, partnership or limited liability company (i) which, or the parent entity of which, (a) owns a minimum of eight first class real estate office buildings with an aggregate of at least 6,000,000 square feet and which have an aggregate current market value of not less than $1,000,000,000 and (b) has a net worth of not less than $500,000,000, (ii) which is not, and the principals of which are not, (a) in default on any indebtedness or loan from the mortgagee, (b) the subject of any bankruptcy action, (c) the subject of any criminal charges or proceedings, (d) involved, or whose parent or affiliates are involved, in litigation which is deemed significant by the mortgagee, (e) on any list maintained by the Office of Foreign Assets Control or (f) in violation of the Patriot Act, (iii) that qualifies as a single purpose, bankruptcy remote entity under criteria established by the Rating Agencies; and (iv) whose counsel has delivered to mortgagee a nonconsolidation opinion acceptable to mortgagee and the Rating Agencies in their sole discretion. "Ernst & Young Plaza Qualifying Manager" shall mean (a) with respect to the Mortgaged Property (exclusive of the parking facilities) any of the following: (i) any affiliate of Trizec or
(ii) a reputable and experienced professional management organization which manages, together with its affiliates, at least eight first class office buildings with an aggregate of at least 6,000,000 square feet of gross leasable area, exclusive of the Mortgaged Property; and (b) with respect to the parking facilities, any of the following (provided such person is not the subject of any bankruptcy action): (i) the current manager of such facilities or (ii) a reputable and experienced professional management organization which manages, together with its affiliates, parking facilities similar to the parking facilities in other first class office buildings, provided, that, borrower has delivered to mortgagee (x) in the case of (a)(ii) and (b)(ii) above, written confirmation by the Rating Agencies that the transfer to such person or entity will not cause a downgrade, withdrawal or qualification of the then current ratings of the Certificates and (y) if required by mortgagee, if such manager is an affiliate of borrower, a new nonconsolidation opinion with respect to such affiliate manager; provided, however, in each case such Person is not the subject of any bankruptcy action.

     In addition, the loan documents do not restrict the right of (i) any owner of the direct or indirect interests in Trizec, Trizec Holdings, Inc. or any successor thereto by merger, conversion, consolidation, reorganization or other form of business combinations to transfer its interest in such entity; provided, that, either the property manager following such sale or conveyance continues to be an Ernst & Young Plaza Qualifying Manager or the mortgagee has received written confirmation by the Rating Agencies that the transfer to such person or entity will not cause a downgrade, withdrawal or qualification of the then current ratings of the Certificates; (ii) Trizec or Trizec Holdings, Inc. to convert into a limited liability company; (iii) a permitted mezzanine borrower to pledge its ownership interests in the borrower to an Ernst & Young Plaza Permitted Mezzanine Lender as collateral for a permitted mezzanine loan or (iv) a Ernst & Young Plaza Permitted Mezzanine Lender to enforce its rights in respect of such collateral for the permitted mezzanine loan, provided, that, such enforcement is permitted pursuant to the terms and provisions of an intercreditor agreement entered into by and between mortgagee and the Ernst & Young Plaza Permitted Mezzanine Lender.

     RELEASE OF PARCEL. The borrower may obtain the release of one or both of the following parcels: (a) a portion of the Mortgaged Property consisting of approximately 87,588 square feet having been formerly demised by the tenant doing business as "Bullock's" and (b) the retail component of the Mortgaged Property, excluding the parcel described in the immediately preceding clause
(a), the description of which is more particularly described in the loan documents. The foregoing releases are permitted upon the satisfaction of certain conditions, including, without limitation: (i) the borrower provides evidence that the released property is not necessary for the borrower's operation or its then current use of the Mortgaged Property (or appropriate easements being retained by borrower for the benefit of the Mortgaged Property) and may be legally separated from the remaining Mortgaged Property; (ii) no event of default has occurred and is continuing; (iii) the borrower delivers evidence that the actual debt service coverage ratio for the Ernst & Young Plaza Loan will not be reduced as a result of such release and with respect to the release described in clause (b), the actual debt service coverage ratio remains at least 1.30x; (iv) the borrower delivers an opinion of counsel that the REMICs in the Trust Fund will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of the partial release and (v) with respect to the release described in clause (b), the conditions for a partial defeasance set forth in the loan documents have been satisfied.

     LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are required to be deposited into a lock box account (the "Ernst & Young Plaza Lockbox") maintained with Bank of America, N.A. (the "Ernst & Young Plaza Lockbox Bank") in the name of the borrower for the benefit of the mortgagee. Other than during a Ernst & Young Plaza Lockbox Period, all funds on deposit in the Ernst & Young Plaza Lockbox are required to be transferred on every business day to the borrower's account. At any time during the term of the Ernst & Young Plaza Loan, (i) if the actual debt service coverage ratio, as computed by the mortgagee, for any immediately preceding two calendar quarters is less than 1.25x or (ii) upon the occurrence of an event of default under the loan documents (an "Ernst & Young Plaza Lockbox Period"), the Ernst & Young Plaza Lockbox Bank is required to transfer funds on every business day to a cash collateral account (the "Ernst & Young Plaza Cash Collateral Account") maintained by LaSalle Bank, National Association (together with any permitted successor thereto, the "Ernst & Young Plaza Cash Management Bank") in the name of the mortgagee as secured party for the benefit of the borrower. The Ernst & Young Plaza Cash Management Bank is required to apply such funds from the Ernst & Young Plaza Cash Collateral Account as set forth in the loan documents to pay, in order, the following: a reserve for taxes and insurance, the monthly debt service payment, a reserve for replacement costs, tenant improvements and leasing commissions and other amounts due and payable under the loan documents. Any excess funds are required to be retained for future application unless an event of default does not exist, at which time the excess funds are required to be disbursed to the borrower. Upon termination of an Ernst & Young Plaza Lockbox Period, all amounts on deposit in the tax, insurance, replacements and tenant improvements and leasing commission reserve accounts are required to be disbursed to the borrower.

     ESCROWS. The loan documents provide that during any Ernst & Young Plaza Lockbox Period the borrower is required to make monthly deposits of real estate taxes and insurance premiums to a taxes and insurance reserve; however, the requirement to make deposits for insurance premiums is waived if the borrower pays the premiums for such insurance under blanket insurance policies. In addition, during any Ernst & Young Plaza Lockbox Period the borrower is required to make monthly deposits in the amount of $105,000 into a reserve for tenant improvements and leasing commissions and monthly deposits in the amount of $20,743 (subject to specified reductions in connection with a partial release) into a reserve for replacement costs.

     In addition, the borrower made an upfront deposit of $3,611,111 which, as of the date of origination of the Ernst & Young Plaza Loan, equaled 150% of the unamortized cost of the tenant improvements to the portion of the Mortgaged Property demised by Robinson-May. Such amount on deposit automatically reduces on a monthly basis after the termination of the $1,000,000 guaranty executed by Trizec Holdings, Inc. in connection with the potential required payment by borrower of such unamortized costs if Robinson-May terminates its lease.

     In addition, the borrower will be required to deposit $250,000 into a reserve account on each of the payment dates occurring in August, September and October 2005, which aggregate amount equals the amount required to be funded as a "refurbishment allowance" pursuant to the terms of the borrower's lease with Ernst & Young U.S. LLP.

     MEZZANINE DEBT. Although no mezzanine debt is currently outstanding, the Ernst & Young Plaza Loan permits, upon the satisfaction of certain conditions set forth in the loan documents, the incurrence of debt secured by pledges of the indirect equity interests in the borrower to an Ernst & Young Plaza Permitted Mezzanine Lender. Conditions for incurring mezzanine debt include, without limitation, (i) an actual debt service coverage ratio (calculated based on the aggregate outstanding principal amount of the Ernst & Young Plaza Loan plus the mezzanine debt) equal to or greater than 1.30x; (ii) an intercreditor agreement in form and substance satisfactory to the Rating Agencies; and (iii) written confirmation by the Rating Agencies that the transfer to such person or entity will not cause a downgrade, withdrawal or qualification of the then current ratings of the Certificates. "Ernst & Young Plaza Permitted Mezzanine

Lender" shall mean an entity reasonably acceptable to the mortgagee in all respects that is either (a) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or (b) an investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, which is regularly engaged in the business of making or owning mezzanine loans which in each case (i) has total assets (in name or under management) in excess of $650,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of $250,000,000, and (ii) is regularly engaged in the business of making or owning commercial loans.

     ADDITIONAL DEBT. The loan documents prohibit the borrower from incurring any additional debt, secured or unsecured, except for (1) trade and operational debt not incurred in the ordinary course of business, and (2) indebtedness incurred in the financing of equipment and other personal property used on the Mortgaged Property, so long as the sum of all outstanding trade and operational debt and equipment and personal property financing does not exceed $1,200,000.

     MANAGEMENT. The Mortgaged Property (other than the parking garage) is self-managed. The parking garage is managed by Ampco System Parking. The loan documents permit the Mortgaged Property to be managed by (a) an Ernst & Young Plaza Qualifying Manager, or (b) a reputable and experienced management company approved by the Rating Agencies.

     11 Madison Avenue

--------------------------------------------------------------------------------
                                    LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE(1)                                            $ 82,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    7.7%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                        Acquisition
 SPONSOR                                                             Tamir Sapir
 TYPE OF SECURITY(2)                                                         Fee
 MORTGAGE RATE                                                            5.304%
 MATURITY DATE                                                  January 11, 2014
 AMORTIZATION TYPE                                                           ARD
 INTEREST ONLY PERIOD                                                         60
 ORIGINAL TERM / AMORTIZATION                                          120 / 360
 REMAINING TERM / AMORTIZATION                                         114 / 360
 LOCKBOX                                                                     Yes
 SHADOW RATING (S&P/FITCH)(3)                                            AAA/AAA
 UP-FRONT RESERVES
  TAX/INSURANCE                   Yes

 ONGOING MONTHLY RESERVES
  TAX/INSURANCE                   Yes
  TI/LC(4)                        Yes
  REPLACEMENT                     $18,805

 ADDITIONAL FINANCING             A-3 Subordinate
                                  Non-Pooled
                                  Component                         $ 13,555,556
                                  Pari Passu                        $334,444,444
                                  Subordinate
                                  Debt                              $ 85,000,000

                                                                          WHOLE
                            A-3 POOLED         PARI PASSU             MORTGAGE
                            COMPONENT             NOTES                 LOAN
                           ------------       ------------          ------------
 CUT-OFF DATE BALANCE      $82,000,000        $430,000,000        $515,000,000
 CUT-OFF DATE BALANCE/SF   $164                   $191                 $228
 CUT-OFF DATE LTV           54.7%                 63.7%               76.3%
 MATURITY DATE LTV          50.6%                 59.0%               71.2%
 UW DSCR ON NCF              1.81x                1.55x               1.20x
------------------------------------------------------------------------------

(1) Represents the pooled component of the A-3 note in a total senior note of $430,000,000 and aggregate mortgage debt of $515,000,000. The A-1 note of $143,333,333 and the A-2 and A-4 notes each of $95,555,556 are not included in the trust, but are pari passu with the A-3 note that is in the trust; however, while the non-pooled component of the A-3 note is included in the trust, payments allocable to such non-pooled component are not available for distributions to the Offered Certificates. In addition to the pari passu notes there are three subordinate notes, aggregating to $85,000,000 which are also not included in the trust. All Balance/SF, LTV and DSC ratios are based upon the aggregate indebtedness of A-3 note (excluding the non-pooled component) and the other senior notes but exclude the subordinate companion loans.

(2) For purposes of the table above and similar breakdowns by category elsewhere in the preliminary prospectus supplement, the borrower's interest in the Mortgaged Property has been classified as a fee interest. The security for the 11 Madison Avenue Loan consists of the borrower's interest in the IDA Premises under the IDA lease as well as the borrower's fee interest in the remainder of the Mortgaged Property. The fee interest in the IDA Premises is owned by the IDA but will revert to the borrower upon the termination of the IDA lease.


(3) S&P and Fitch have confirmed that the 11 Madison Avenue Loan, has in the context of its inclusion in the trust, the credit characteristics consistent with that of an investment-grade rated obligation.

(4) For months 1-36 of the loan term, $47,011.50/month will be escrowed, increasing to $141,034.50/month during months 37-72 and decreasing to $94,023/month for the remainder of the loan term.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                           New York, NY
 PROPERTY TYPE                                                      Office - CBD
 SIZE (SF)                                                             2,256,552
 OCCUPANCY AS OF APRIL 1, 2004                                             98.6%
 YEAR BUILT / YEAR RENOVATED                                         1932 / 1997
 APPRAISED VALUE                                                    $675,000,000
 PROPERTY MANAGEMENT                                   Cushman & Wakefield, Inc.
 UW ECONOMIC OCCUPANCY                                                     98.0%
 UW REVENUES                                                         $63,438,713
 UW TOTAL EXPENSES                                                   $18,543,090
 UW NET OPERATING INCOME (NOI)                                       $44,895,623
 UW NET CASH FLOW (NCF)                                              $44,558,893
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                         TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------------------------
                                                       NET
                                                     RENTABLE   % OF NET                                % OF
                                     RATINGS*          AREA     RENTABLE    ACTUAL                     ACTUAL     DATE OF LEASE
            TENANT              MOODY'S/S&P/FITCH      (SF)       AREA     RENT PSF    ACTUAL RENT      RENT       EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------
  Credit Suisse First
  Boston .....................      Aa3/A+/AA-      1,921,459      85.2%  $ 20.90     $ 40,154,365       83.1%  Multiple Spaces
  Aon (sublet to IBM) ........      Baa2/A-/A-        138,072       6.1   $ 28.75        3,969,570        8.2        April 2013
  Omnicom ....................      Baa1/A-/A-         95,557       4.2   $ 28.25        2,699,485        5.6    September 2008
  Gould Paper Corp. ..........       NR/NR/NR          46,318       2.1   $ 21.50          995,837        2.1      October 2013
  Eleven Madison Park ........       NR/NR/NR          11,500       0.5   $ 18.39          211,485        0.4     December 2017
  NON-MAJOR TENANTS ..........                         12,018       0.5   $ 22.01          264,567        0.5
  VACANT .....................                         31,628       1.4                          0        0.0
                                                    ---------     -----               ------------      -----
  TOTAL ......................                      2,256,552     100.0%              $ 48,295,309      100.0%
                                                    =========     =====               ============      =====
-------------------------------------------------------------------------------------------------------------------------------

* Certain ratings are those of the parent whether or not the parent guarantees the lease.

------------------------------------------------------------------------------------------------------------------
                                            LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------
                                                                                                      CUMULATIVE %
                             WA BASE                                   CUMULATIVE     % OF ACTUAL          OF
            # OF LEASES      RENT/SF      TOTAL SF      % OF TOTAL       % OF SF          RENT        ACTUAL RENT
  YEAR        ROLLING        ROLLING       ROLLING     SF ROLLING*      ROLLING*        ROLLING*        ROLLING*
--------   -------------   -----------   ----------   -------------   ------------   -------------   -------------
  2004     0                $   0.00            0           0.0%           0.0%            0.0%            0.0%
  2005     0                $   0.00            0           0.0%           0.0%            0.0%            0.0%
  2006     0                $   0.00            0           0.0%           0.0%            0.0%            0.0%
  2007     3                $  25.88      390,386          17.3%          17.3%           20.9%           20.9%
  2008     1                $  28.25       95,557           4.2%          21.5%            5.6%           26.5%
  2009     0                $   0.00            0           0.0%          21.5%            0.0%           26.5%
  2010     1                $ 176.87          420           0.0%          21.6%            0.2%           26.7%
  2011     0                $   0.00            0           0.0%          21.6%            0.0%           26.7%
  2012     0                $   0.00            0           0.0%          21.6%            0.0%           26.7%
  2013     4                $  26.50      288,404          12.8%          34.3%           15.8%           42.5%
  2014     0                $   0.00            0           0.0%          34.3%            0.0%           42.5%
------------------------------------------------------------------------------------------------------------------

*  Calculated based on approximate square footage occupied by each tenant.

     THE LOAN. The Mortgage Loan (the "11 Madison Avenue Loan") is split into a pooled component (the "11 Madison Avenue Pooled Component"), with a principal balance of $82,000,000, representing 7.7% of the Cut-Off Date Pool Balance that supports distributions on the Certificates (other than the Class MAD Certificates) and a non-pooled component (the "11 Madison Avenue Non-Pooled Component"), with a principal balance of $13,555,556, that supports only the Class MAD Certificates, which are not being offered hereby. The 11 Madison Avenue Loan is secured by a first mortgage encumbering an office building located in New York, New York. The 11 Madison Avenue Loan, which is evidenced by a pari passu note dated December 23, 2003, is a portion of a whole loan with an original principal balance of $515,000,000. The other loans related to the 11 Madison Avenue Loan are evidenced by six separate notes, each dated December 23, 2003, the "11 Madison Avenue Pari Passu I Loan" with an original principal balance of $143,333,333, the "11 Madison Avenue Pari Passu II Loan", with an original principal balance of $95,555,556, the "11 Madison Avenue Pari Passu IV Loan", with an original principal balance of $95,555,556, and 3 subordinate notes (the "11 Madison Avenue Subordinate Loans") with an aggregate original principal balance of $85,000,000. The 11 Madison Avenue Pari Passu I Loan, the 11 Madison Avenue Pari Passu II Loan, the 11 Madison Avenue Pari Passu IV Loan and the 11 Madison Avenue Subordinate Loans will not be assets of the trust. The 11 Madison Avenue Loan, the 11 Madison Avenue Pari Passu I Loan, the 11 Madison Avenue Pari Passu II Loan, the 11 Madison Avenue Pari Passu IV Loan and the 11 Madison Avenue Subordinate Loans will be governed by an intercreditor agreement and will be serviced pursuant to the terms of the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C10, as described in the preliminary prospectus supplement under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans". The 11 Madison Avenue Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The 11 Madison Avenue Loan has a remaining term of 114 months to its anticipated repayment date of January 11, 2014. The 11 Madison Avenue Loan may be prepaid on or after November 11, 2013, and permits defeasance with United States government obligations beginning the earlier of four years after origination or two years from the date of the last securitization of any portion of the 11 Madison Avenue Loan and its related Companion Loans.

     THE BORROWER. The borrower is 11 Madison Avenue LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 11 Madison Avenue Loan. The sponsor is Tamir Sapir. Through his various entities, Mr. Sapir owns and operates an extensive citywide office property portfolio totaling approximately 7.25 million square feet.

     THE PROPERTY. The Mortgaged Property is an approximately 2,256,552 square foot office building situated on approximately 1.9 acres. The Mortgaged Property was constructed in 1932 and renovated in 1997. The Mortgaged Property is located in New York, New York. As of April 1, 2004, the occupancy rate for the Mortgaged Property securing the 11 Madison Avenue Loan was approximately 98.6%.

     The largest tenant is Credit Suisse First Boston LLC ("CSFB"), occupying 1,921,459 square feet, or approximately 85.2% of the net rentable area. The Mortgaged Property serves as the world headquarters of CSFB, a leading global investment banking firm. As of June 11, 2004, CSFB was rated "Aa3" (Moody's), "A+" (S&P) and "AA-" (Fitch). The majority of the CSFB space expires in April 2017. There is a 389,344 square foot portion of one of the CSFB leases that expires in April 2007. Notwithstanding the foregoing, although 74.3% of CSFB's 1,921,459 square feet of net rentable area is leased through April 30, 2017, CSFB does have the option to terminate up to 528,730 square feet (27.5% of CSFB's space and 23.4% of the Mortgaged Property total space) after April 30, 2007 in its sole discretion. However, CSFB must give at least 24 months notice of such termination (such notice is irrevocable) and must pay a variable termination fee which is adjusted depending upon the space as to which such termination applies. Pursuant to the terms of the 11 Madison Avenue Loan documents, the lease termination payments are required to be paid into a reserve controlled by the mortgagee to be used for future tenant improvement and leasing commission expenses and otherwise will be additional collateral for the 11 Madison Avenue Loan. In addition, the 11 Madison Avenue Loan documents require that in the event CSFB exercises this termination option, the mortgagee will trap 100% of cash flow generated by the Mortgaged Property until such space is relet. The second largest tenant is Aon Corporation ("Aon"), occupying 138,072 square feet, or approximately 6.1% of the net rentable area. Aon is the second largest insurance brokerage and consulting company in the world operating in commercial brokerage, consulting services and consumer insurance underwriting. As of June 7, 2004, Aon was rated "Baa2" (Moody's), "A-" (S&P) and "A-" (Fitch). Aon subleases this entire space to International Business Machines Corporation ("IBM"). IBM is one of the world's top manufacturers of computer hardware, including desktop and notebook PCs, mainframes, servers, storage systems and peripherals. As of June 8, 2004, IBM was rated "A1" (Moody's), "A+" (S&P) and "AA-" (Fitch). The Aon lease expires in April 2013. The third largest tenant is Omnicom Group, Inc., ("Omnicom"), occupying approximately 95,557 square feet, or approximately 4.2% of the net rentable area. Omnicom is one of the world's largest advertising, marketing and corporate communication companies. As of June 7, 2004, Omnicom was rated "Baa1" (Moody's), "A-" (S&P) and "A-" (Fitch). The Omnicom lease expires in September 2008.

     LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

     HYPER-AMORTIZATION. Commencing on the anticipated repayment date of January 11, 2014, if the 11 Madison Avenue Loan is not repaid in full, the 11 Madison Avenue Loan enters a hyper-amortization period through January 11, 2039. The interest rate applicable to the 11 Madison Avenue Loan during such hyper-amortization period will increase to the greater of 2.0% over the mortgage rate or 2.0% over the treasury rate, as specified in the loan documents.

     MANAGEMENT. Cushman & Wakefield, Inc. is the property manager for the Mortgaged Property securing the 11 Madison Avenue Loan.

     Extra Space Self Storage Portfolio

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $61,770,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    5.8%
 NUMBER OF MORTGAGE LOANS                                                     11
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                                      Kenneth M. Woolley
 TYPE OF SECURITY                                              Fee, Leasehold(1)
 MORTGAGE RATE                                                            4.300%
 MATURITY DATE                                                     June 11, 2009
 INTEREST ONLY PERIOD                                                         60
                                                                   Interest Only
 AMORTIZATION TYPE                                                           ARD
 ORIGINAL TERM / AMORTIZATION                                            60 / IO
 REMAINING TERM / AMORTIZATION                                           59 / IO
 LOCKBOX                                                               Springing
 UP-FRONT RESERVES
  TAX/INSURANCE                    Yes
  ENGINEERING                  $95,375

 ONGOING MONTHLY RESERVES
  TAX/INSURANCE                    Yes
  REPLACEMENT                  $12,239

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $61,770,000
 CUT-OFF DATE BALANCE/UNIT                                                $8,222
 WA CUT-OFF DATE LTV                                                       80.0%
 WA MATURITY DATE LTV                                                      80.0%
 WA UW DSCR ON NCF                                                         2.19x
--------------------------------------------------------------------------------

(1) Fee interest in each of the Mortgaged Properties, with the exception of the Mortgaged Property in Glendale, California, which is leasehold.


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                              11
 LOCATION                                                               Various
 PROPERTY TYPE                                                      Self Storage
 SIZE (UNITS)                                                             7,513
 OCCUPANCY AS OF MAY 2004                                                  87.4%
 YEAR BUILT / YEAR RENOVATED                                        Various / NA
 APPRAISED VALUE                                                    $77,240,000
 PROPERTY MANAGEMENT                                                Extra Space
                                                                  Management LLC
 UW ECONOMIC OCCUPANCY                                                     86.4%
 UW REVENUES                                                        $ 9,496,351
 UW TOTAL EXPENSES                                                  $ 3,529,384
 UW NET OPERATING INCOME (NOI)                                      $ 5,966,966
 UW NET CASH FLOW (NCF)                                             $ 5,820,090
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   EXTRA SPACE SELF STORAGE PORTFOLIO SUMMARY
--------------------------------------------------------------------------------
                                    CUT-OFF
         PROPERTY NAME           DATE BALANCE   YEAR BUILT   UNITS   SQUARE FEET
--------------------------------------------------------------------------------
 Extra Space Self Storage -
  Lawrenceville, NJ ...........  $11,946,000      1998         924     105,858
 Extra Space Self Storage -
  Hazlet, NJ ..................   10,560,000      1987       1,147     114,025
 Extra Space Self Storage -
  Torrance, CA ................    6,960,000      1976         737      80,051
 Extra Space Self Storage -
  North Miami, FL .............    5,848,000      1995         796      73,747
 Extra Space Self Storage -
  Livermore, CA ...............    4,920,000      2000         672      76,823
 Extra Space Self Storage -
  Richmond, CA ................    4,696,000      1984         773      62,215
 Extra Space Self Storage -
  Glendale, CA ................    4,480,000      1976         429      42,200
 Extra Space Self Storage -
  Hawthorne, CA ...............    3,840,000      1992         583      47,915
 Extra Space Self Storage -
  San Bernardino, CA ..........    3,376,000      1985         497      61,585
 Extra Space Self Storage -
  Claremont, CA ...............    2,624,000      1983         404      47,760
 Extra Space Self Storage -
  Kearns, UT ..................    2,520,000      1993         551      72,750
                                 -----------                 -----     -------
                                 $61,770,000                 7,513     784,929
                                 ===========                 =====     =======

---------------------------------------------------------------------------------------------------------
                                 CUT-OFF DATE
                                   BALANCE                   UNDERWRITTEN     APPRAISED      APPRAISED
         PROPERTY NAME             PER UNIT    OCCUPANCY*   NET CASH FLOW       VALUE      VALUE PER UNIT
---------------------------------------------------------------------------------------------------------
 Extra Space Self Storage -
  Lawrenceville, NJ ...........    $12,929         72.7%      $1,060,276    $14,960,000       $16,190
 Extra Space Self Storage -
  Hazlet, NJ ..................    $ 9,207         89.8%       1,061,829     13,200,000       $11,508
 Extra Space Self Storage -
  Torrance, CA ................    $ 9,444         90.0%         713,534      8,700,000       $11,805
 Extra Space Self Storage -
  North Miami, FL .............    $ 7,347         90.7%         547,836      7,310,000       $ 9,183
 Extra Space Self Storage -
  Livermore, CA ...............    $ 7,321         88.5%         424,853      6,150,000       $ 9,152
 Extra Space Self Storage -
  Richmond, CA ................    $ 6,075         84.5%         412,631      5,870,000       $ 7,594
 Extra Space Self Storage -
  Glendale, CA ................    $10,443         94.9%         432,115      5,600,000       $13,054
 Extra Space Self Storage -
  Hawthorne, CA ...............    $ 6,587         88.5%         370,178      4,800,000       $ 8,233
 Extra Space Self Storage -
  San Bernardino, CA ..........    $ 6,793         91.2%         303,361      4,220,000       $ 8,491
 Extra Space Self Storage -
  Claremont, CA ...............    $ 6,495         93.6%         248,496      3,280,000       $ 8,119
 Extra Space Self Storage -
  Kearns, UT ..................    $ 4,574         87.1%         244,981      3,150,000       $ 5,717
                                                              ----------    -----------
                                   $ 8,222         87.4%      $5,820,090    $77,240,000       $10,281
                                                              ==========    ===========
---------------------------------------------------------------------------------------------------------

* Occupancy as of May 25, 2004 for each Mortgaged Property, with the exception of Lawrenceville, which is as of May 13, 2004.

     THE LOAN. The 11 Mortgage Loans (the "Extra Space Self Storage Portfolio Mortgage Loans") are secured by 9 first deeds of trust and 2 first mortgages encumbering 11 self storage properties located in California (7 properties), Florida (1 property), New Jersey (2 properties) and Utah (1 property). The Extra Space Self Storage Portfolio Mortgage Loans represent approximately 5.8% of the Cut-Off Date Pool Balance. The Extra Space Self Storage Portfolio Mortgage Loans were originated on June 1, 2004, and have a principal balance as of the Cut-Off Date of $61,770,000. Each Extra Space Self Storage Portfolio Mortgage Loan is cross-collateralized and cross-defaulted with each of the other Extra Space Self Storage Portfolio Mortgage Loans. The Extra Space Self Storage Portfolio Mortgage Loans provide for interest-only payments for the entire loan term.

     The Extra Space Self Storage Portfolio Mortgage Loans have a remaining term of 59 months to their anticipated repayment dates of June 11, 2009. The Extra Space Self Storage Portfolio Mortgage Loans may be prepaid on or after April 11, 2009, and permit defeasance with United States government obligations beginning four years after each first payment date.

     THE BORROWER. The borrower for 9 of the Extra Space Self Storage Portfolio Mortgage Loans is Extra Space Properties Twelve LLC. The borrowers for the remaining 2 Extra Space Self Storage Portfolio Mortgage Loans are Extra Space of Lawrenceville LLC and Extra Space of Hazlet LLC. Legal counsel to each of the borrowers delivered a non-consolidation opinion in connection with the origination of the Extra Space Self Storage Portfolio Mortgage Loans. The sponsor of each of the borrowers is Extra Space Storage, LLC ("Extra Space"). Extra Space is a privately held self storage operator with a geographically diverse portfolio of approximately 110 facilities in 15 states.

     THE PROPERTIES. The Mortgaged Properties consist of 11 self storage facilities containing, in the aggregate, 7,513 storage units. Each Mortgaged Property contains regular storage and/or climate controlled units. As of May 25, 2004 (or, with respect to 1 of the Extra Space Self Storage Portfolio Mortgage Loans, May 13, 2004), the aggregate occupancy rate for the Mortgaged Properties securing the Extra Space Self Storage Portfolio Mortgage Loans was approximately 87.4%.

     LOCK BOX ACCOUNT. If the Extra Space Self Storage Portfolio Mortgage Loans are not repaid in full on or prior to April 11, 2009, or upon an event of default, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee-designated lock box account.

     HYPER-AMORTIZATION. Commencing on the anticipated repayment date of June 11, 2009, if the Extra Space Self Storage Portfolio Mortgage Loans are not paid in full, the Extra Space Self Storage Portfolio Mortgage Loans enter into a hyper-amortization period through June 11, 2014. The interest rate applicable to the Extra Space Self Storage Portfolio Mortgage Loans during such hyper-amortization period will increase to the greater of 3.0% over the mortgage rate or 3.0% over the treasury rate, as specified in the loan documents.

     MANAGEMENT. Extra Space Management LLC, an affiliate of the sponsor, is the property manager for the Mortgaged Properties securing the Extra Space Self Storage Portfolio Mortgage Loans.

     1130 Connecticut Avenue

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $58,500,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    5.5%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                        Acquisition
 SPONSOR                                                        Victor K. Tolkan
                                                       and Julia Springer Tolkan
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.290%
 MATURITY DATE                                                      May 11, 2011
 AMORTIZATION TYPE                                                           ARD
 INTEREST ONLY PERIOD                                                         24
 ORIGINAL TERM / AMORTIZATION                                           84 / 360
 REMAINING TERM / AMORTIZATION                                          82 / 360
 LOCKBOX                                                               Springing
 UP-FRONT RESERVES
   TAX/INSURANCE                   Yes
   ENGINEERING/REPLACEMENT(1)      $250,000
   TI/LC(2)                        $3,373,018
   OCCUPANCY(3)                    $7,000,000

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                   Yes
   REPLACEMENT                     $3,000

 ADDITIONAL FINANCING              Mezzanine/Secured Debt $7,000,000

                                      TRUST            TOTAL
                                      ASSET            DEBT
                                   -----------      -----------
 CUT-OFF DATE BALANCE              $58,500,000     $65,500,000
 CUT-OFF DATE BALANCE/SF               $267           $299
 CUT-OFF DATE LTV                      79.7%          89.2%
 MATURITY DATE LTV                     73.8%          83.4%
 UW DSCR ON NCF                        1.22x          1.00x
--------------------------------------------------------------------------------
(1) Includes $17,000 for immediate repairs identified by the engineer as well as $233,000 as pre-funded replacement reserves.

(2) Borrower deposited $3,373,018, with $1,173,018 relating to specific tenants and $2,200,000 serving as a general reserve for renewals and future tenants.

(3) To be released upon the following conditions: (a) $3,000,000 may be released when a lease is executed for at least 8,030 square feet with rental payments of no less than $56/SF and a term of at least 10 years;
      (b) $1,000,000 may be released when the tenant on this new lease takes occupancy and commences paying full, unabated rent; and (c) $3,000,000 may be released when Global Industries, Inc. takes occupancy and commences paying full, unabated rent. The entire escrow will be released if the annual rent collected from the Mortgaged Property equals or exceeds $7.2 million. Any disbursement from the occupancy reserve will be remitted to the holder of the subordinate debt described under "Subordinate Debt" below.


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                         Washington, DC
 PROPERTY TYPE                                                      Office - CBD
 SIZE (SF)                                                               218,738
 OCCUPANCY AS OF MARCH 31, 2004                                            89.8%
 YEAR BUILT / YEAR RENOVATED                                         1986 / 1996
 APPRAISED VALUE                                                     $73,400,000
 PROPERTY MANAGEMENT                                     Penzance Management LLC
 UW ECONOMIC OCCUPANCY                                                     90.3%
 UW REVENUES                                                          $8,113,421
 UW TOTAL EXPENSES                                                    $3,144,785
 UW NET OPERATING INCOME (NOI)                                        $4,968,637
 UW NET CASH FLOW (NCF)                                               $4,740,528
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                    TENANT SUMMARY
---------------------------------------------------------------------------------------
                                                                     NET       % OF
                                                                  RENTABLE      NET
                                                  RATINGS(1)        AREA     RENTABLE
                   TENANT                     MOODY'S/S&P/FITCH     (SF)       AREA
---------------------------------------------------------------------------------------
  American Insurance Association, Inc. .....       NR/NR/NR        44,693       20.4%
  Starpower Communications .................    Baa2/BBB+/BBB      12,100        5.5
  Nichols-Dezenhall Communications .........       NR/NR/NR        11,414        5.2
  Foundation For Health Sciences
  Research .................................       NR/NR/NR        10,681        4.9
  The Ferguson Company .....................       NR/NR/NR        10,482        4.8
  NON-MAJOR TENANTS ........................                      106,977       48.9
  VACANT ...................................                       22,391       10.2
                                                                  -------      -----
  TOTAL ....................................                      218,738      100.0%
                                                                  =======      =====
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                                ACTUAL                    % OF
                                                 RENT                    ACTUAL     DATE OF LEASE
                   TENANT                        PSF      ACTUAL RENT     RENT        EXPIRATION
---------------------------------------------------------------------------------------------------
  American Insurance Association, Inc. ..... $ 34.00      $1,519,562       21.1%  December 2008(2)
  Starpower Communications ................. $ 42.16         510,079        7.1           May 2007
  Nichols-Dezenhall Communications ......... $ 37.00         422,272        5.9          July 2005
  Foundation For Health Sciences
  Research ................................. $ 33.24         355,036        4.9      December 2004
  The Ferguson Company ..................... $ 34.84         365,188        5.1       October 2007
  NON-MAJOR TENANTS ........................ $ 37.79       4,042,433       56.0
  VACANT ...................................                       0        0.0
                                                          ----------      -----
  TOTAL ....................................              $7,214,569      100.0%
                                                          ==========      =====
---------------------------------------------------------------------------------------------------

(1) Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2) The tenant leases basement storage space for an additional $1,933 in annual rent. The lease for the storage space expires in August 2005.

---------------------------------------------------------------------------------------------------------------------
                                              LEASE EXPIRATION SCHEDULE
---------------------------------------------------------------------------------------------------------------------
                             WA BASE                                   CUMULATIVE     % OF ACTUAL     CUMULATIVE % OF
            # OF LEASES      RENT/SF      TOTAL SF      % OF TOTAL       % OF SF          RENT          ACTUAL RENT
  YEAR        ROLLING        ROLLING       ROLLING     SF ROLLING*      ROLLING*        ROLLING*         ROLLING*
---------------------------------------------------------------------------------------------------------------------
  2004          3            $ 31.81       16,753           7.7%           7.7%            7.4%              7.4%
  2005          5            $ 36.36       17,842           8.2%          15.8%            9.0%             16.4%
  2006          3            $ 40.78       10,131           4.6%          20.4%            5.7%             22.1%
  2007          8            $ 37.27       37,517          17.2%          37.6%           19.4%             41.5%
  2008          2            $ 34.22       49,173          22.5%          60.1%           23.3%             64.8%
  2009          1            $ 39.00        1,875           0.9%          60.9%            1.0%             65.8%
  2010          1            $ 31.30        3,991           1.8%          62.8%            1.7%             67.6%
  2011          1            $ 34.00        7,432           3.4%          66.2%            3.5%             71.1%
  2012          3            $ 37.24       16,262           7.4%          73.6%            8.4%             79.4%
  2013          2            $ 37.41       12,791           5.8%          79.4%            6.6%             86.1%
  2014          4            $ 44.47       22,580          10.3%          89.8%           13.9%            100.0%
---------------------------------------------------------------------------------------------------------------------

*    Calculated based on approximate square footage occupied by each tenant.

     THE LOAN. The Mortgage Loan (the "1130 Connecticut Avenue Loan") is secured by a first deed of trust encumbering an office building located in Washington, D.C. The 1130 Connecticut Avenue Loan represents approximately 5.5% of the Cut-Off Date Pool Balance. The 1130 Connecticut Avenue Loan was originated on April 21, 2004, and has a principal balance as of the Cut-Off Date of $58,500,000. The 1130 Connecticut Avenue Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The 1130 Connecticut Avenue Loan has a remaining term of 82 months to its anticipated repayment date of May 11, 2011. The 1130 Connecticut Avenue Loan may be prepaid on or after March 11, 2011, and permits defeasance with United States government obligations beginning two years after the Closing Date.

     THE BORROWER. The borrower is Penzance 1130 Property Owner, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1130 Connecticut Avenue Loan. The sponsors are Julia Springer Tolkan and Victor K. Tolkan, founders of Penzance Properties, a District of Columbia based real estate firm, which owns, develops and/or manages office, industrial and retail properties in the District of Columbia area.

     THE PROPERTY. The Mortgaged Property is an approximately 218,738 square foot office building situated on approximately 0.5 acres. The Mortgaged Property was constructed in 1986 and renovated in 1996. The Mortgaged Property is located in Washington, D.C. As of March 31, 2004, the occupancy rate for the Mortgaged Property securing the 1130 Connecticut Avenue Loan was approximately 89.8%.

     The largest tenant is American Insurance Association, Inc. ("American Insurance"), occupying approximately 44,693 square feet, or approximately 20.4% of the net rentable area. The American Insurance Association is a leading property casualty insurance trade organization, representing approximately 400 insurers. The American Insurance lease expires in December 2008. In addition, American Insurance also leases some basement storage space for which the lease expires in August 2005. The second largest tenant is Starpower Communications ("Starpower Communications"), occupying approximately 12,100 square feet, or approximately 5.5% of the net rentable area. Starpower Communications is a joint venture between Pepco Communications and RCN Corporation and provides bundled telecommunications services in the Washington, DC area. The Starpower Communications lease expires in May 2007. The third largest tenant is Nichols-Dezenhall Communications, now known as Dezenhall Resources ("Dezenhall Resources"), occupying approximately 11,414 square feet, or approximately 5.2% of the net rentable area. Dezenhall Resources provides public relations services to clients facing commercial crisis, conflict and controversy. The Dezenhall Resources lease expires in July 2005.

     LOCK BOX ACCOUNT. If the 1130 Connecticut Avenue Loan is not repaid in full on or prior to March 11, 2011, or upon an event of default, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee-designated lock box account.

     HYPER-AMORTIZATION. Commencing on the anticipated repayment date of May 11, 2011, if the 1130 Connecticut Avenue Loan is not paid in full, the 1130 Connecticut Avenue Loan enters into a hyper-amortization period through May 11, 2024. The interest rate applicable to the 1130 Connecticut Avenue Loan during such hyper-amortization period will increase to the greater of 3.0% over the mortgage rate or 3.0% over the treasury rate, as specified in the loan documents.

     SUBORDINATE DEBT. A mezzanine loan in the amount of $7,000,000 was originated on April 21, 2004. The mezzanine loan is not an asset of the trust and is secured by a pledge of the equity interests of the borrower and a subordinate lien on the Mortgaged Property.

     MANAGEMENT. Penzance Management LLC, an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the 1130 Connecticut Avenue Loan.

     Crossroads Plaza

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                  Citigroup
 CUT-OFF DATE BALANCE                                                $57,500,000
 PERCENTAGE OF CUT-OFF DATE POOL                                            5.4%
 BALANCE
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                   Richard Langhorne and Richard Markham
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            4.920%
 MATURITY DATE                                                      May 11, 2014
 AMORTIZATION TYPE                                                       Balloon
 INTEREST ONLY PERIOD                                                         24
 ORIGINAL TERM / AMORTIZATION                                          120 / 360
 REMAINING TERM / AMORTIZATION                                         119 / 360
 LOCKBOX                                                                     Yes
 UP-FRONT RESERVES
  TAX/INSURANCE                  Yes
   ENGINEERING                   $536,000

 ONGOING MONTHLY RESERVES
  TAX/INSURANCE                  Yes
 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $57,500,000
 CUT-OFF DATE BALANCE/SF                                                    $121
 CUT-OFF DATE LTV                                                          79.3%
 MATURITY DATE LTV                                                         68.5%
 UW DSCR ON NCF                                                            1.35x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                               Cary, NC
 PROPERTY TYPE                                                 Retail - Anchored
 SIZE (SF)                                                               476,164
 OCCUPANCY AS OF MARCH 31, 2004                                            99.4%
 YEAR BUILT / YEAR RENOVATED                                           1991 / NA
 APPRAISED VALUE                                                     $72,500,000
 PROPERTY MANAGEMENT                                        Ronus Properties LLC
 UW ECONOMIC OCCUPANCY                                                     95.0%
 UW REVENUES                                                          $7,255,701
 UW TOTAL EXPENSES                                                    $1,739,860
 UW NET OPERATING INCOME (NOI)                                        $5,515,841
 UW NET CASH FLOW (NCF)                                               $4,955,652
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                  TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------------
                                              NET      % OF NET                              % OF
                            RATINGS*        RENTABLE   RENTABLE    ACTUAL                   ACTUAL    DATE OF LEASE
        TENANT         MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT     RENT      EXPIRATION
-------------------------------------------------------------------------------------------------------------------
 Best Buy ...........    Baa3/BBB-/BBB       51,259       10.8%   $  7.00    $  358,813        5.8%   October 2006
 Stein Mart .........       NR/NR/NR         36,000        7.6    $  6.20       223,200        3.6    October 2006
 OfficeMax ..........      Ba2/BB/NR         27,891        5.9    $  9.01       251,298        4.1    January 2007
 Marshalls ..........       A3/A/NR          26,920        5.7    $  7.50       201,900        3.3    January 2008
 Michael's ..........      Ba1/BB+/NR        26,751        5.6    $ 13.25       354,451        5.7   February 2010
 NON-MAJOR TENANTS                          304,357       63.9    $ 15.81     4,810,925       77.6
 VACANT                                       2,986        0.6                        0        0.0
                                            -------      -----               ----------      -----
 TOTAL                                      476,164      100.0%              $6,200,587      100.0%
                                            =======      =====               ==========      =====
-------------------------------------------------------------------------------------------------------------------

* Certain ratings are those of the parent whether or not the parent guarantees the lease.

---------------------------------------------------------------------------------------------------------------------
                                              LEASE EXPIRATION SCHEDULE
---------------------------------------------------------------------------------------------------------------------
                             WA BASE                                   CUMULATIVE     % OF ACTUAL     CUMULATIVE % OF
            # OF LEASES      RENT/SF      TOTAL SF      % OF TOTAL       % OF SF          RENT          ACTUAL RENT
  YEAR        ROLLING        ROLLING       ROLLING     SF ROLLING*      ROLLING*        ROLLING*         ROLLING*
---------------------------------------------------------------------------------------------------------------------
  2004            3          $ 21.52        5,100           1.1%           1.1%            1.8%              1.8%
  2005            7          $ 16.98       30,493           6.4%           7.5%            8.4%             10.1%
  2006           17          $ 10.67      141,002          29.6%          37.1%           24.3%             34.4%
  2007           18          $ 12.68      116,776          24.5%          61.6%           23.9%             58.3%
  2008            6          $ 12.21       51,953          10.9%          72.5%           10.2%             68.5%
  2009            4          $ 21.29       11,000           2.3%          74.8%            3.8%             72.3%
  2010            4          $ 11.49       54,391          11.4%          86.3%           10.1%             82.4%
  2011            1          $ 18.00        4,500           0.9%          87.2%            1.3%             83.7%
  2012            2          $ 18.22       14,364           3.0%          90.2%            4.2%             87.9%
  2013            4          $ 17.23       43,599           9.2%          99.4%           12.1%            100.0%
  2014            0          $  0.00            0           0.0%          99.4%            0.0%            100.0%
---------------------------------------------------------------------------------------------------------------------

*    Calculated based on the approximate square footage occupied by each tenant.

     THE LOAN. The Mortgage Loan (the "Crossroads Plaza Loan") is secured by a first mortgage encumbering an anchored retail center located in Cary, North Carolina. The Crossroads Plaza Loan represents approximately 5.4% of the Cut-Off Date Pool Balance. The Crossroads Plaza Loan was originated on May 5, 2004, and has a principal balance as of the Cut-Off Date of $57,500,000. The Crossroads Plaza Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The Crossroads Plaza Loan has a remaining term of 119 months and matures on May 11, 2014. The Crossroads Plaza Loan may be prepaid on or after January 11, 2014, and permits defeasance with United States government obligations beginning two years after the Closing Date.

     THE BORROWER. The borrower is Cary Crossroads LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Crossroads Plaza Loan. The sponsor of the borrower is Ronus, Inc. Ronus, Inc., with a $177.5 million net worth, is the US real estate investment company for Ronald de Waal. Mr. de Waal serves as a board member for Post Properties Inc. and The Body Shop International Plc, Vice Chairman for Saks, Inc., and Chairman for WE International BV.

     THE PROPERTY. The Mortgaged Property is an approximately 476,164 square foot anchored retail center situated on approximately 52.0 acres. The Mortgaged Property was constructed in 1991. The Mortgaged Property is located in Cary, North Carolina, within the Raleigh-Chapel Hill-Durham metropolitan statistical area. As of March 31, 2004, the occupancy rate for the Mortgaged Property securing the Crossroads Plaza Loan was approximately 99.4%.

     The largest tenant is Best Buy, occupying approximately 51,259 square feet, or approximately 10.8% of the net rentable area. Best Buy is a national retailer of consumer electronics, personal computers, entertainment software, and appliances. As of June 16, 2004, Best Buy was rated "Baa3" (Moody's) and "BBB-" (S&P). The Best Buy lease expires in October 2006. The second largest tenant is Stein Mart, occupying approximately 36,000 square feet, or approximately 7.6% of the net rentable area. Stein Mart sells moderate to brand-name apparel for women, men, and children as well as accessories, gifts, linens, and shoes. The Stein Mart lease expires in October 2006. The third largest tenant is OfficeMax, occupying approximately 27,891 square feet, or approximately 5.9% of the net rentable area. OfficeMax offers office products at high-volume and deep discounts in the United States and Puerto Rico. As of June 16, 2004, OfficeMax was rated "Ba2" (Moody's) and "BB" (S&P). The OfficeMax lease expires in January 2007.

     LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are required to be deposited into a mortgagee-designated lock box account. As long as no default exists and the debt service coverage ratio for the Mortgaged Property does not fall below 1.10x, funds deposited into the lock box account are transferred daily to the borrower's operating account. If the debt service coverage ratio falls below 1.10x, cash flow deposited into the lockbox account will be used to pay debt service and fund monthly reserves and operating expenses, with the remainder held as additional collateral until the ratio increases to 1.15x, at which point funds in the lockbox account will again be disbursed on a daily basis to the borrower, and any prior cash flow deposits held as additional collateral will be released to the borrower; unless in each case the same is required to be placed in the replacement reserve escrow. In addition, excess cash flow must be deposited into the replacement reserve escrow for roof repairs if the trigger event has not occurred, but from and after the second year through the sixth year after loan origination on an annual basis if the borrower fails to expend certain threshold amounts on roof work.

     PARTIAL RELEASE. REI may have the right, subject to certain conditions, to complete a purchase of its leased premises, comprising approximately 21,000 square feet, for a purchase price of $1,700,000, in which event the REI parcel shall be released from the lender's deed of trust and the proceeds of the purchase placed in an escrow to be held as additional collateral for the remainder of the loan term, or disbursed to the borrower if the borrower partially defeases the loan in the amount of the purchase price proceeds.

     MANAGEMENT. Ronus Properties LLC is the property manager for the Mortgaged Property securing the Crossroads Plaza Loan. The property manager is affiliated with the borrower.

     24 West 57th Street


--------------------------------------------------------------------------------
                        LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $35,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    3.3%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                        Acquisition
 SPONSOR                                                              Ralph Sitt
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.660%
 MATURITY DATE                                                     June 11, 2009
 AMORTIZATION TYPE                                                       Balloon
 INTEREST ONLY PERIOD                                                         24
 ORIGINAL TERM / AMORTIZATION                                           60 / 360
 REMAINING TERM / AMORTIZATION                                          59 / 360
 LOCKBOX                                                                     Yes

 UP-FRONT RESERVES
  TAX/INSURANCE                    Yes
  ENGINEERING                      $126,250

 ONGOING MONTHLY RESERVES
  TAX/INSURANCE                    Yes
  REPLACEMENT                      $1,254

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $35,000,000
 CUT-OFF DATE BALANCE/SF                                                    $349
 CUT-OFF DATE LTV                                                          79.6%
 MATURITY DATE LTV                                                         76.5%
 UW DSCR ON NCF                                                            1.23x
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                           New York, NY
 PROPERTY TYPE                                                      Office - CBD
 SIZE (SF)                                                               100,334
 OCCUPANCY AS OF JUNE 1, 2004                                              97.5%
 YEAR BUILT / YEAR RENOVATED                                         1920 / 2002
 APPRAISED VALUE                                                     $44,000,000
 PROPERTY MANAGEMENT                                   Sitt Asset Management LLC
 UW ECONOMIC OCCUPANCY                                                     95.0%
 UW REVENUES                                                         $ 4,686,282
 UW TOTAL EXPENSES                                                   $ 1,557,697
 UW NET OPERATING INCOME (NOI)                                       $ 3,128,585
 UW NET CASH FLOW (NCF)                                              $ 2,978,148
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  TENANT SUMMARY
--------------------------------------------------------------------------------
                                                                NET      % OF NET
                                              RATINGS*        RENTABLE   RENTABLE
                 TENANT                  MOODY'S/S&P/FITCH   AREA (SF)     AREA
--------------------------------------------------------------------------------
 B.E. West 56th Street, LLC (Beacon
  Restaurant) .........................      NR/NR/NR          13,540       13.5%
 The Timberland Company ...............      NR/NR/NR          11,486       11.4
 Multiples, Inc. (Marian Goodman
  Gallery) . ..........................      NR/NR/NR           9,872        9.8
 Radu Physical Culture, Inc. ..........      NR/NR/NR           4,604        4.6
 Patrick Fratellone, MD ...............      NR/NR/NR           4,570        4.6
 NON-MAJOR TENANTS ....................                        53,737       53.6
 VACANT ...............................                         2,525        2.5
                                                               ------      -----
 TOTAL ................................                       100,334      100.0%
                                                              =======      =====
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                                                    % OF
                                          ACTUAL                   ACTUAL    DATE OF LEASE
                 TENANT                  RENT PSF   ACTUAL RENT     RENT      EXPIRATION
------------------------------------------------------------------------------------------
 B.E. West 56th Street, LLC (Beacon
  Restaurant) ......................... $ 21.60     $  292,516        7.1%  November 2018
 The Timberland Company ............... $ 39.00        447,954       10.9       June 2011
 Multiples, Inc. (Marian Goodman
  Gallery) . .......................... $ 36.84        363,684        8.8       June 2008
 Radu Physical Culture, Inc. .......... $ 34.65        159,529        3.9      April 2008
 Patrick Fratellone, MD ............... $ 49.38        225,667        5.5   November 2012
 NON-MAJOR TENANTS .................... $ 49.08      2,637,585       63.9
 VACANT ...............................                      0        0.0
                                                    ----------      -----
 TOTAL ................................             $4,126,935      100.0%
                                                    ==========      =====
------------------------------------------------------------------------------------------

* Certain ratings are those of the parent whether or not the parent guarantees the lease.

---------------------------------------------------------------------------------------------------------------------
                                              LEASE EXPIRATION SCHEDULE
---------------------------------------------------------------------------------------------------------------------
                             WA BASE                                   CUMULATIVE     % OF ACTUAL     CUMULATIVE % OF
            # OF LEASES      RENT/SF      TOTAL SF      % OF TOTAL       % OF SF          RENT          ACTUAL RENT
  YEAR        ROLLING        ROLLING       ROLLING     SF ROLLING*      ROLLING*        ROLLING*         ROLLING*
---------------------------------------------------------------------------------------------------------------------
  2004            6          $ 40.97        9,648           9.6%           9.6%            9.6%             9.6%
  2005            7          $ 46.27        7,536           7.5%          17.1%            8.4%            18.0%
  2006            2          $ 49.57        3,341           3.3%          20.5%            4.0%            22.0%
  2007           10          $ 60.39       12,278          12.2%          32.7%           18.0%            40.0%
  2008            4          $ 39.00       18,999          18.9%          51.6%           18.0%            58.0%
  2009            2          $ 42.36        5,669           5.7%          57.3%            5.8%            63.8%
  2010            0          $  0.00            0           0.0%          57.3%            0.0%            63.8%
  2011            3          $ 43.60       19,078          19.0%          76.3%           20.2%            83.9%
  2012            1          $ 49.38        4,570           4.6%          80.8%            5.5%            89.4%
  2013            0          $  0.00            0           0.0%          80.8%            0.0%            89.4%
  2014            1          $ 46.00        3,150           3.1%          84.0%            3.5%            92.9%
---------------------------------------------------------------------------------------------------------------------

*    Calculated based on approximate square footage occupied by each tenant.

     THE LOAN. The Mortgage Loan (the "24 West 57th Street Loan") is secured by a first mortgage encumbering an office building located in New York, New York. The 24 West 57th Street Loan represents approximately 3.3% of the Cut-Off Date Pool Balance. The 24 West 57th Street Loan was originated on May 21, 2004, and has a principal balance as of the Cut-Off Date of $35,000,000. The 24 West 57th Street Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The 24 West 57th Street Loan has a remaining term of 59 months and matures on June 11, 2009. The 24 West 57th Street Loan may be prepaid on or after June 11, 2008, and permits defeasance with United States government obligations beginning two years after the Closing Date.

     THE BORROWER. The borrower is 24 West 57th Realty LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 24 West 57th Street Loan. The sponsor is Ralph Sitt, a member of the Sitt Family, which owns and manages approximately
1.5 million square feet of commercial space throughout the United States.

     THE PROPERTY. The Mortgaged Property is an approximately 100,334 square foot office building situated on approximately 0.2 acres. The Mortgaged Property was constructed in 1920 and renovated in 2002. The Mortgaged Property is located in New York, New York. As of June 1, 2004, the occupancy rate for the Mortgaged Property securing the 24 West 57th Street Loan was approximately 97.5%.

     The largest tenant is B.E. West 56th Street, LLC (the "Beacon Restaurant"), occupying approximately 13,540 square feet, or approximately 13.5% of the net rentable area. Established in 1996, the Beacon Restaurant is operated by Waldy Malouf and offers a sophisticated menu of grilled foods. The Beacon Restaurant lease expires in November 2018. The second largest tenant is The Timberland Company ("Timberland"), occupying approximately 11,486 square feet, or approximately 11.4% of the net rentable area. Timberland, founded in 1918, is one of the global leaders in designing, manufacturing and marketing outdoor footwear with products offered in leading department and specialty stores throughout North America, Europe, Asia and Latin America. The Timberland lease expires in June 2011. The third largest tenant is Multiples, Inc. (the "Marian Goodman Gallery"), occupying approximately 9,872 square feet, or approximately 9.8% of the net rentable area. Marian Goodman established the Marion Goodman Gallery at the Mortgaged Property in 1977 and primarily showcases European artists. The Marian Goodman Gallery lease expires in June 2008.

     LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagor-designated lock box account. At any time during the term of the 24 West 57th Street Loan, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.15x for a 12 consecutive month period or (ii) upon the occurrence of an event of default under the loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee-designated lock box account.

     MANAGEMENT. Sitt Asset Management LLC, an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the 24 West 57th Street Loan.

     Eastdale Mall

--------------------------------------------------------------------------------
                         LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                  Wachovia
 CUT-OFF DATE BALANCE                                               $32,563,845
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                   3.1%
 NUMBER OF MORTGAGE LOANS                                                     1
 LOAN PURPOSE                                                         Refinance
 SPONSOR                                                           Aronov, Inc.
 TYPE OF SECURITY                                                           Fee
 MORTGAGE RATE                                                           5.430%
 MATURITY DATE                                                    June 11, 2014
 AMORTIZATION TYPE                                                          ARD
 ORIGINAL TERM / AMORTIZATION                                         120 / 360
 REMAINING TERM / AMORTIZATION                                        119 / 359
 LOCKBOX                                                              Springing
 SHADOW RATING (S&P/FITCH)(1)                                           BBB/BBB

 UP-FRONT RESERVES
   TAX/INSURANCE                     Yes
   ENGINEERING(2)                    $906,839

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                     Yes
   REPLACEMENT                       $  6,072
 ADDITIONAL FINANCING(3)                                                    None

 CUT-OFF DATE BALANCE                                                $32,563,845
 CUT-OFF DATE BALANCE/SF                                                     $67
 CUT-OFF DATE LTV                                                          71.6%
 MATURITY DATE LTV                                                         59.7%
 UW DSCR ON NCF                                                            1.77x
--------------------------------------------------------------------------------

(1) S&P and Fitch have confirmed that the Eastdale Mall Loan has, in the context of its inclusion in the trust, the credit characteristics consistent with that of an investment-grade rated obligation.

(2) Escrowed for roof replacement and re-paving of the parking lot, which is expected to be completed in the next 18 months.

(3) Although no mezzanine debt or secured subordinate debt is currently outstanding, the Eastdale Mall Loan permits, upon satisfaction of certain conditions set forth in the loan documents, the incurrence of debt secured by (i) pledges of equity interests in the borrower to a permitted mezzanine lender and/or (ii) a lien on the Mortgaged Property that is subordinate to the lien securing the Eastdale Mall Loan.

--------------------------------------------------------------------------------
                       PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                         Montgomery, AL
 PROPERTY TYPE                                                 Retail - Anchored
 SIZE (SF)                                                               485,772
 OCCUPANCY AS OF MAY 7, 2004                                               96.5%
 YEAR BUILT / YEAR RENOVATED                                         1977 / 2001
 APPRAISED VALUE                                                     $45,500,000
 PROPERTY MANAGEMENT                              Aronov Realty Management, Inc.
 UW ECONOMIC OCCUPANCY                                                     95.0%
 UW REVENUES                                                         $ 7,580,558
 UW TOTAL EXPENSES                                                   $ 3,332,408
 UW NET OPERATING INCOME
 (NOI)                                                               $ 4,248,149
 UW NET CASH FLOW (NCF)                                              $ 3,905,114
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------
                                                               NET      % OF NET
                                             RATINGS         RENTABLE   RENTABLE
                TENANT                 MOODY'S/S&P/FITCH*   AREA (SF)     AREA
--------------------------------------------------------------------------------
 Anchor Tenants - Anchor Owned
 Dillard's ..........................       B2/BB/BB-        177,427    ANCHOR
                                                             -------
  TOTAL ANCHOR OWNED ................                        177,427

 Anchor Tenants - Collateral
 Sears ..............................     Baa1/BBB/BBB+      143,504       29.5%
 Parisian ...........................      Ba3/BB/BB-        127,938       26.3
                                                             -------   --------
  TOTAL ANCHOR TENANTS ..............                        271,442       55.9%

 TOP 5 TENANTS
 Eastdale Cinemas 8 .................        B3/B/NR          28,945        6.0%
 Gap-Gap Kids .......................      Ba2/BB+/BB+         9,004        1.9
 Casual / Petite / August Max .......       NR/NR/NR           8,300        1.7
 Lenscrafters .......................      Caa1/NR/NR          7,263        1.5
 Lerner New York ....................     Baa1/BBB+/NR         7,246        1.5
                                                             -------   --------
  TOTAL TOP 5 TENANTS ...............                         60,758       12.5%
 NON-MAJOR TENANTS ..................                        136,452       28.1
                                                             -------   --------
 OCCUPIED COLLATERAL TOTAL ..........                        468,652       96.5%
 VACANT .............................                         17,120        3.5
 COLLATERAL TOTAL ...................                        485,772      100.0%
 PROPERTY TOTAL .....................                        663,199
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                                                  % OF
                                        ACTUAL                   ACTUAL    DATE OF LEASE
                TENANT                 RENT PSF   ACTUAL RENT     RENT       EXPIRATION
-----------------------------------------------------------------------------------------
 Anchor Tenants - Anchor Owned
 Dillard's .......................... OWNED - NOT PART OF COLLATERAL
  TOTAL ANCHOR OWNED ................


 Anchor Tenants - Collateral
 Sears ..............................  $  3.23    $  463,100       10.6%  September 2009
 Parisian ...........................  $  2.42       309,570        7.1     January 2015
                                                  ----------      -----
  TOTAL ANCHOR TENANTS ..............  $  2.85    $  772,670       17.7%

 TOP 5 TENANTS
 Eastdale Cinemas 8 .................  $  2.49    $   72,001        1.7%     August 2007
 Gap-Gap Kids .......................  $ 11.84       106,607        2.4     January 2005
 Casual / Petite / August Max .......  $ 18.00       149,400        3.4   September 2012
 Lenscrafters .......................  $ 16.00       116,208        2.7   September 2007
 Lerner New York ....................  $ 10.00        72,460        1.7     January 2005
                                                  ----------      -----
  TOTAL TOP 5 TENANTS ...............  $  8.50    $  516,676       11.9%
 NON-MAJOR TENANTS ..................  $ 22.48     3,067,818       70.4
                                                  ----------      -----
 OCCUPIED COLLATERAL TOTAL ..........  $  9.30    $4,357,164      100.0%
 VACANT .............................
 COLLATERAL TOTAL ...................
 PROPERTY TOTAL .....................
-----------------------------------------------------------------------------------------

* Certain ratings are those of the parent whether or not the parent guarantees the lease.

---------------------------------------------------------------------------------------------------------------------
                                              LEASE EXPIRATION SCHEDULE
---------------------------------------------------------------------------------------------------------------------
                             WA BASE                                   CUMULATIVE     % OF ACTUAL     CUMULATIVE % OF
            # OF LEASES      RENT/SF      TOTAL SF      % OF TOTAL       % OF SF          RENT          ACTUAL RENT
  YEAR        ROLLING        ROLLING       ROLLING     SF ROLLING*      ROLLING*        ROLLING*         ROLLING*
---------------------------------------------------------------------------------------------------------------------
  2004          10           $ 22.79       17,853           3.7%           3.7%            9.3%             9.3%
  2005          18           $ 15.89       52,968          10.9%          14.6%           19.3%            28.7%
  2006           9           $ 25.87       11,493           2.4%          16.9%            6.8%            35.5%
  2007           6           $  8.58       44,039           9.1%          26.0%            8.7%            44.2%
  2008           6           $ 25.39       11,425           2.4%          28.4%            6.7%            50.8%
  2009           9           $  5.24      157,896          32.5%          60.9%           19.0%            69.8%
  2010           6           $ 20.19       21,186           4.4%          65.2%            9.8%            79.6%
  2011           1           $ 38.50        1,368           0.3%          65.5%            1.2%            80.8%
  2012           3           $ 23.88       11,704           2.4%          67.9%            6.4%            87.2%
  2013           3           $ 25.05        4,061           0.8%          68.8%            2.3%            89.6%
  2014           3           $ 21.56        6,721           1.4%          70.1%            3.3%            92.9%
---------------------------------------------------------------------------------------------------------------------

*    Calculated based upon approximate square footage occupied by each tenant.

     THE LOAN. The Mortgage Loan (the "Eastdale Mall Loan") is secured by a first mortgage encumbering a regional mall located in Montgomery, Alabama. The Eastdale Mall Loan represents approximately 3.1% of the Cut-Off Date Pool Balance. The Eastdale Mall Loan was originated on May 28, 2004, and has a principal balance as of the Cut-Off Date of $32,563,845.

     The Eastdale Mall Loan has a remaining term of 119 months to its anticipated repayment date of June 11, 2014. The Eastdale Mall Loan may be prepaid on or after December 11, 2013, and permits defeasance with United States government obligations beginning two years after the Closing Date.

     THE BORROWER. The borrower is Eastdale Mall, L.L.C, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Eastdale Mall Loan. The sponsor of the borrower is Aronov Inc. Based in Montgomery, Alabama, Aronov Inc. owns, manages and has developed over 100 properties in 14 states, including 13 malls.

     THE PROPERTY. The Mortgaged Property is approximately 485,772 square feet of an approximately 663,199 square foot regional mall situated on approximately
48.3 acres. The Mortgaged Property was constructed in 1977 and renovated in 2001. The Mortgaged Property is located in Montgomery, Alabama, within the Montgomery, Alabama metropolitan statistical area. As of May 7, 2004, the occupancy rate for the Mortgaged Property securing the Eastdale Mall Loan was approximately 96.5%.

     The anchor tenants at the Mortgaged Property are Dillard's Inc., Sears, Roebuck & Co., and Parisian, a subsidiary of Saks Incorporated. Dillard's Inc. owns its premises and land and is not part of the collateral. The largest tenant that is part of the Mortgaged Property is Sears, Roebuck & Co. ("Sears"), occupying 143,504 square feet, or approximately 29.5% of the net rentable area. Sears is a national retailer of apparel, home decor, and automotive products. As of June 7, 2004, Sears was rated "Baa1" (Moody's), "BBB" (S&P) and "BBB+" (Fitch). The Sears lease expires in September 2009. The second largest tenant that is part of the Mortgaged Property is Parisian ("Parisian"), occupying 127,938 square feet, or approximately 26.3% of the net rentable area. Parisian, a subsidiary of Saks Incorporated, is an upscale apparel and accessories department store retailer. As of June 7, 2004, Saks Incorporated was rated "Ba3" (Moody's), "BB" (S&P) and "BB-" (Fitch). The Parisian lease expires in January 2015. The third largest tenant that is part of the Mortgaged Property is Eastdale Cinemas 8 ("Eastdale Cinemas 8"), occupying 28,945 square feet, or 6.0% of the net rentable area. Eastdale Cinemas 8 is an eight screen movie theater operated by Carmike Cinemas, which operates approximately 300 theatres in 35 states. As of June 10, 2004, Carmike Cinemas was rated "B3" (Moody's) and "B" (S&P). The Eastdale Cinemas 8 lease expires in August 2007.

     LOCK BOX ACCOUNT. If the Eastdale Mall Loan is not repaid in full on or prior to the anticipated repayment date of June 11, 2014, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee-designated lock box account.

     HYPER-AMORTIZATION. Commencing on the anticipated repayment date of June 11, 2014, if the Eastdale Mall Loan is not repaid in full, the Eastdale Mall Loan enters into a hyper-amortization period through June 11, 2034. The interest rate applicable to the Eastdale Mall Loan during such hyper-amortization period will increase to the greater of 3.0% over the mortgage rate or 3.0% over the treasury rate, as specified in the loan documents.

     RELEASE OF PARCELS. The borrower may obtain the release of certain unimproved, non-income producing parcels upon the satisfaction of certain conditions, including, without limitation: (i) the borrower provides evidence that the proposed use of the release parcel is consistent with the use of the remaining Mortgaged Property, (ii) the borrower provides evidence that the remaining Mortgaged Property will be in compliance with all applicable laws and
(iii) no event of default has occurred and is continuing. In addition, the borrower may obtain the release of an anchor tenant parcel (and a portion of the adjoining parking) upon the satisfaction of certain conditions, including, without limitation: (i) the payment of a release price (through partial defeasance) equal to the amount set forth in the mortgage (approximately 125% of the value of the anchor tenant parcel), (ii) delivery of rating agency confirmation that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to the Certificates and (iii) no event of default has occurred and is continuing.

     MANAGEMENT. Aronov Realty Management, Inc., an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the Eastdale Mall Loan.

     One Riverview Square


--------------------------------------------------------------------------------
                       LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                    Artesia
 CUT-OFF DATE BALANCE                                                $30,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    2.8%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                            NGPCapital Partners III, LLC
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.805%
 MATURITY DATE                                                      May 11, 2011
 AMORTIZATION TYPE                                                           ARD
 INTEREST ONLY PERIOD                                                         24
 ORIGINAL TERM / AMORTIZATION                                           84 / 360
 REMAINING TERM / AMORTIZATION                                          82 / 360
 LOCKBOX                                                                     Yes

 UP-FRONT RESERVES
   TAX/INSURANCE              Yes
   TI/LC(1)                   $5,200,000
   DEBT SERVICE(2)            $1,850,000

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE              Yes
   REPLACEMENT                $2,553

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $30,000,000
 CUT-OFF DATE BALANCE/SF                                                    $203
 CUT-OFF DATE LTV                                                          77.9%
 MATURITY DATE LTV                                                         72.7%
 UW DSCR ON NCF                                                            1.38x
--------------------------------------------------------------------------------

(1) Reserve held until leasing, occupancy and rent commencement of the remaining vacant premises for a minimum term of 10 years, with minimum rents of $32 per square foot.

(2) Reserve held until such time as the tax abatements requested from the city and county have been approved. Such reserve was taken into account in determining net cash flow.


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                              Miami, FL
 PROPERTY TYPE                                                      Office - CBD
 SIZE (SF)                                                               147,917
 OCCUPANCY AS OF APRIL 29, 2004                                            86.0%
 YEAR BUILT / YEAR RENOVATED                                           2004 / NA
 APPRAISED VALUE                                                     $38,500,000
 PROPERTY MANAGEMENT                           Panther Management Services, Inc.
 UW ECONOMIC OCCUPANCY                                                     90.0%
 UW REVENUES                                                          $4,297,438
 UW TOTAL EXPENSES                                                    $1,354,582
 UW NET OPERATING INCOME (NOI)                                        $2,942,856
 UW NET CASH FLOW (NCF)                                               $2,912,218
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                            TENANT SUMMARY
----------------------------------------------------------------------------------------------------------------------------------
                                                            NET     % OF NET     ACTUAL                    % OF        DATE OF
                                         RATINGS*        RENTABLE   RENTABLE      RENT                     ACTUAL       LEASE
              TENANT                MOODY'S/S&P/FITCH    AREA (SF)     AREA       PSF      ACTUAL RENT      RENT      EXPIRATION
---------------------------------- ------------------- ----------- ---------- ----------- ------------- ----------- --------------
  United States Government ....... Aaa/AAA/AAA           127,210       86.0%  $ 29.89      $3,802,211       100.0%  December 2018
  Vacant .........................                        20,707       14.0                         0         0.0
                                                         -------      -----                ----------       -----
  TOTAL ..........................                       147,917      100.0%               $3,802,211       100.0%
                                                         =======      =====                ==========       =====
----------------------------------------------------------------------------------------------------------------------------------

* Certain ratings are more of the parent whether or not the parent guarantees the lease.

---------------------------------------------------------------------------------------------------------------------
                                              LEASE EXPIRATION SCHEDULE
---------------------------------------------------------------------------------------------------------------------
                             WA BASE                                   CUMULATIVE     % OF ACTUAL     CUMULATIVE % OF
            # OF LEASES      RENT/SF      TOTAL SF      % OF TOTAL       % OF SF          RENT          ACTUAL RENT
  YEAR        ROLLING        ROLLING       ROLLING     SF ROLLING*      ROLLING*        ROLLING*         ROLLING*
---------------------------------------------------------------------------------------------------------------------
  2018     2                 $ 29.89     127,210           86.0%           86.0%          100.0%           100.0%
---------------------------------------------------------------------------------------------------------------------

*    Calculated based on the approximate square footage occupied by each tenant.

     THE LOAN. The Mortgage Loan (the "One Riverview Square Loan") is secured by a first deed of trust encumbering an office building located in Miami, Florida. The One Riverview Square Loan represents approximately 2.8% of the Cut-Off Date Pool Balance. The One Riverview Square Loan was originated on May 7, 2004, and has a principal balance as of the Cut-Off Date of $30,000,000. The One Riverview Square Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The One Riverview Square Loan has a remaining term of 82 months to its anticipated repayment date of May 11, 2011. The One Riverview Square Loan may be prepaid on or after March 11, 2011, and permits defeasance with United States government obligations beginning three years after its first payment date.

     THE BORROWER. The Borrower is NGP Miami River Associates LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Riverview Square Loan. The sponsor and indirect owner of the borrower is NGP Capital Partners III, LLC ("NGP"). NGP's business focus is the acquisition of commercial properties leased to the General Services Administration (GSA) and other investment grade tenants. In the aggregate, current members of NGP's management team, headed by Al Iudicello, a former executive level GSA employee, have acquired, financed, managed and sold more than $1 billion in government occupied properties and over $1 billion in investment grade commercial properties. One of NGP's management team members, Alexander Vahabzadeh, has over 15 years experience in the acquisition, development and disposition of diversified real estate assets and another, Kamal Bahamdan, has over 10 years experience investing in direct real estate investments and real estate funds.

     THE PROPERTY. The Mortgaged Property is an approximately 147,917 square foot office building situated on approximately 1.6 acres. The Mortgaged Property was constructed in 2004. The Mortgaged Property is located in Miami, Florida. As of April 29, 2004, the occupancy rate for the Mortgaged Property securing the One Riverview Square Loan was approximately 86.0%. The single tenant is the United States Government occupying approximately 127,210 square feet, or approximately 86.0% of the net rentable area. The United States Government lease expires in December 2018. The lease is executed by the General Services Administration (GSA) and the individual suites are occupied by the U.S. Equal Employment Opportunity Commission (EEOC) and the Department of Homeland Security's (DHS) U.S. Citizenship and Immigration Services (USCIS), formerly known as the Immigration and Naturalization Services (INS). As of the closing of the One Riverview Square Loan a tenant improvement and leasing commission reserve of $5,200,000 is in place for the vacant eighth floor. These funds will be released upon leasing, occupancy and rent commencement of the vacant premises for a minimum term of 10 years, with minimum rents of $32 per square foot. In addition, an upfront reserve in the amount of $1,850,000 is held by the lender until such time as the tax abatements requested from the city and county have been approved.

     LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

     HYPER-AMORTIZATION. Commencing on the anticipated repayment date of May 11, 2011, if the One Riverview Square Loan is not paid in full, the One Riverview Square Loan enters into a hyper-amortization period through May 11, 2034. The interest rate applicable to the One Riverview Square Loan during such hyper-amortization period will increase to the greater of 4% over the mortgage rate or 4.1% over the treasury rate, as specified in the loan documents.

     MANAGEMENT. Panther Management Services, Inc. is the property manager for the Mortgaged Property securing the One Riverview Square Loan. Panther Management Services, Inc. is a division of Panther Real Estate Partners, a diversified, opportunistic real estate organization headquartered in Miami, Florida. Through its affiliated corporations and partnerships Panther Real Estate Partners provides expertise in property acquisitions, asset and property management, construction management, leasing, financing, and dispositions. In the aggregate, Dan Sirlin and Jeff Krinsky, the principals of Panther Real Estate Partners, have acquired, developed, restructured, and managed real estate assets and partnerships valued in excess of $750,000,000 including over 400,000 square feet of office buildings, 2,000 apartment units, and more than 1,000,000 square feet of mixed use developments.

     Pointe at Wellington

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $22,856,383
 PERCENTAGE OF CUT-OFF DATE POOL
  BALANCE                                                                   2.1%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                                           Richard Gertz
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            6.230%
 MATURITY DATE                                                 December 11, 2013
 AMORTIZATION TYPE                                                           ARD
 ORIGINAL TERM / AMORTIZATION                                          120 / 360
 REMAINING TERM / AMORTIZATION                                         113 / 353
 LOCKBOX                                                               Springing

 UP-FRONT RESERVES
  TAX/INSURANCE                 Yes
  OCCUPANCY(1)                  $7,811,000

 ONGOING MONTHLY RESERVES
  TAX/INSURANCE                 Yes
  TI/LC(2)                      $3,750
  REPLACEMENT                   $1,109

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $22,856,383
 CUT-OFF DATE BALANCE/SF                                                    $172
 CUT-OFF DATE LTV                                                          66.4%
 MATURITY DATE LTV                                                         57.1%
 UW DSCR ON NCF                                                            1.67x
--------------------------------------------------------------------------------

(1) Letters of credit to be released upon the achievement of certain occupancy and/or rental income thresholds at the Mortgaged Property. The borrower provided the letters of credit as additional security during final construction and lease-up. It is anticipated that all thresholds will be achieved by the end of 2004.

(2)   Capped at $225,000.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                         Wellington, FL
 PROPERTY TYPE                                          Retail - Shadow Anchored
 SIZE (SF)                                                               133,089
 OCCUPANCY AS OF APRIL 28, 2004                                           100.0%
 YEAR BUILT / YEAR RENOVATED                                           2003 / NA
 APPRAISED VALUE                                                     $34,400,000
 PROPERTY MANAGEMENT                                   Merin Hunter Codman, Inc.
 UW ECONOMIC OCCUPANCY                                                     95.0%
 UW REVENUES                                                          $4,120,160
 UW TOTAL EXPENSES                                                    $1,232,918
 UW NET OPERATING INCOME (NOI)                                        $2,887,242
 UW NET CASH FLOW (NCF)                                               $2,826,685
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------
                                                               NET      % OF NET
                                             RATINGS*        RENTABLE   RENTABLE
                TENANT                  MOODY'S/S&P/FITCH   AREA (SF)     AREA
--------------------------------------------------------------------------------
  LA Fitness .........................       NR/NR/NR         41,000       30.8%
  Thomasville Furniture ..............      NR/BBB/NR         12,000        9.0
  Olive Garden (Ground Lease) ........    Baa1/BBB+/BBB+       7,405        5.6
  Blackwelder's Furniture ............       NR/NR/NR          7,015        5.3
  Smokey Bones (Ground Lease) ........    Baa1/BBB+/BBB+       6,887        5.2
  NON-MAJOR TENANTS ..................                        58,782       44.2
  VACANT .............................                             0        0.0
                                                              ------      -----
  TOTAL . ............................                       133,089      100.0%
                                                             =======      =====
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                                                   % OF
                                         ACTUAL                   ACTUAL    DATE OF LEASE
                TENANT                  RENT PSF   ACTUAL RENT     RENT      EXPIRATION
-----------------------------------------------------------------------------------------
  LA Fitness ......................... $ 21.00     $  861,000       26.7%   October 2018
  Thomasville Furniture .............. $ 22.00        264,000        8.2      March 2014
  Olive Garden (Ground Lease) ........ $ 16.88        124,996        3.9    October 2013
  Blackwelder's Furniture ............ $ 26.00        182,390        5.6   February 2009
  Smokey Bones (Ground Lease) ........ $ 14.52         99,999        3.1    October 2013
  NON-MAJOR TENANTS .................. $ 28.85      1,696,125       52.5
  VACANT .............................                      0        0.0
                                                   ----------      -----
  TOTAL . ............................             $3,228,511      100.0%
                                                   ==========      =====
-----------------------------------------------------------------------------------------

* Certain ratings are those of the parent whether or not the parent guarantees the lease.

-------------------------------------------------------------------------------------------------------------------
                                             LEASE EXPIRATION SCHEDULE
-------------------------------------------------------------------------------------------------------------------
                            WA BASE                                  CUMULATIVE     % OF ACTUAL     CUMULATIVE % OF
            # OF LEASES     RENT/SF     TOTAL SF      % OF TOTAL       % OF SF          RENT          ACTUAL RENT
  YEAR        ROLLING       ROLLING      ROLLING     SF ROLLING*      ROLLING*        ROLLING*         ROLLING*
-------------------------------------------------------------------------------------------------------------------
  2004            0        $  0.00            0           0.0%           0.0%            0.0%             0.0%
  2005            0        $  0.00            0           0.0%           0.0%            0.0%             0.0%
  2006            0        $  0.00            0           0.0%           0.0%            0.0%             0.0%
  2007            0        $  0.00            0           0.0%           0.0%            0.0%             0.0%
  2008            9        $ 29.31       17,130          12.9%          12.9%           15.6%            15.6%
  2009            5        $ 28.34       12,752           9.6%          22.5%           11.2%            26.7%
  2010            0        $  0.00            0           0.0%          22.5%            0.0%            26.7%
  2011            0        $  0.00            0           0.0%          22.5%            0.0%            26.7%
  2012            0        $  0.00            0           0.0%          22.5%            0.0%            26.7%
  2013           11        $ 22.58       32,468          24.4%          46.8%           22.7%            49.4%
  2014            6        $ 26.15       23,979          18.0%          64.9%           19.4%            68.9%
-------------------------------------------------------------------------------------------------------------------

*    Calculated based on approximate square footage occupied by each tenant.

     THE LOAN. The Mortgage Loan (the "Pointe at Wellington Loan") is secured by a first mortgage encumbering a shadow anchored retail center located in Wellington, Florida. The Pointe at Wellington Loan represents approximately 2.1% of the Cut-Off Date Pool Balance. The Pointe at Wellington Loan was originated on December 11, 2003, and has a principal balance as of the Cut-Off Date of $22,856,383.

     The Pointe at Wellington Loan has a remaining term of 113 months to its anticipated repayment date of December 11, 2013. The Pointe at Wellington Loan may be prepaid on or after September 11, 2013, and permits defeasance with United States government obligations beginning four years after its first payment date.

     THE BORROWER. The borrower is The Centre at Wellington Green, Ltd., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Pointe at Wellington Loan. The sponsor of the borrower is Richard D. Gertz, a member of Gertz Builders and Developers, Inc., a third generation, family-owned real estate development firm based in Florida's Palm Beach and Broward counties.

     THE PROPERTY. The Mortgaged Property is an approximately 133,089 square foot shadow anchored retail center situated on approximately 21.3 acres. The Mortgaged Property was constructed in 2003. The Mortgaged Property is located in Wellington, Florida, within the Miami-Fort Lauderdale-Miami Beach, Florida metropolitan statistical area. As of April 28, 2004, the occupancy rate for the Mortgaged Property securing the Pointe at Wellington Loan was approximately 100.0%. The Mortgaged Property is shadowed by the Mall at Wellington Green, a
1.3 million square foot regional mall owned and operated by Taubman Centers, Inc.

     The largest tenant is LA Fitness ("LA Fitness"), occupying approximately 41,000 square feet, or approximately 30.8% of the net rentable area. LA Fitness owns and operates athletic clubs in California, Arizona, Florida, Pennsylvania, New Jersey, New York, Connecticut and Georgia. The LA Fitness lease expires in October 2018. The second largest tenant is Thomasville Furniture Industries, Inc. ("Thomasville Furniture"), occupying approximately 12,000 square feet, or approximately 9.0% of the net rentable area. Thomasville Furniture is a subsidiary of Furniture Brands International, Inc. ("FBN"), one of the largest residential furniture manufacturers in the United States. As of June 7, 2004, FBN was rated "BBB" (S&P). The Thomasville Furniture lease expires in March 2014. The third largest tenant is Olive Garden ("Olive Garden"), occupying approximately 7,405 square feet on a ground lease, or approximately 5.6% of the net rentable area. Olive Garden, a subsidiary of Darden Restaurants, Inc. ("Darden"), is an international operator of casual-dining restaurants. As of June 7, 2004, Darden was rated "Baa1" (Moody's), "BBB+" (S&P) and "BBB+" (Fitch). The Olive Garden lease expires in October 2013.


     LOCK BOX ACCOUNT. If the Pointe at Wellington Loan is not repaid in full on or prior to October 11, 2013, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee-designated lock box account.


     HYPER-AMORTIZATION. Commencing on the anticipated repayment date of December 11, 2013, if the Pointe at Wellington Loan is not paid in full, the Pointe at Wellington Loan enters into a hyper-amortization period through December 11, 2033. The interest rate applicable to the Pointe at Wellington Loan during such hyper-amortization period will increase to the greater of 3.0% over the mortgage rate or 3.0% over the treasury rate, as specified in the loan documents.


     MANAGEMENT. Merin Hunter Codman, Inc. is the property manager for the Mortgaged Property securing the Pointe at Wellington Loan. Merin Hunter Codman, Inc. is a full service commercial real estate investment advisory and brokerage firm based in Palm Beach County, Florida.

     Hampton Bays Town Center


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $20,500,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.9%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                               Robert Morrow and Richard
                                                                        Goldberg
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.050%
 MATURITY DATE                                                     June 11, 2014
 AMORTIZATION TYPE                                                       Balloon
 INTEREST ONLY PERIOD                                                         24
 ORIGINAL TERM / AMORTIZATION                                          120 / 360
 REMAINING TERM /                                                      119 / 360
 AMORTIZATION
 LOCKBOX                                                                    None

 UP-FRONT RESERVES
   TAX                            Yes
   ESTOPPEL*                      $2,500,000

 ONGOING MONTHLY RESERVES
   TAX                            Yes
   REPLACEMENT                    $933

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $20,500,000
 CUT-OFF DATE BALANCE/SF                                                    $199
 CUT-OFF DATE LTV                                                          71.9%
 MATURITY DATE LTV                                                         62.3%
 UW DSCR ON NCF                                                            1.71x
--------------------------------------------------------------------------------

* Reserve held pending the receipt of clean estoppels certifying mandatory criteria to be satisfied by both the Town of Southampton and Eckerd Drug tenants.


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                       Hampton Bays, NY
 PROPERTY TYPE                                                 Retail - Anchored
 SIZE (SF)*
 OCCUPANCY AS OF MAY 17, 2004*                                           102,956
 YEAR BUILT / YEAR RENOVATED                                               95.5%
 APPRAISED VALUE                                                       2004 / NA
 PROPERTY MANAGEMENT                                                 $28,500,000
 UW ECONOMIC OCCUPANCY                                 Kenilworth Equities, LTD.
 UW REVENUES                                                               95.0%
 UW TOTAL EXPENSES                                                    $2,811,284
 UW NET OPERATING INCOME                                              $  506,426
 (NOI)                                                                $2,304,858
 UW NET CASH FLOW (NCF)                                               $2,264,818
--------------------------------------------------------------------------------

* Does not include 8 multifamily units, containing in the aggregate 10,000 square feet.

-----------------------------------------------------------------------------------------------------------------------------
                                                       TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------
                                                        NET
                                                     RENTABLE   % OF NET                              % OF
                                     RATINGS(1)        AREA     RENTABLE    ACTUAL                   ACTUAL    DATE OF LEASE
             TENANT              MOODY'S/S&P/FITCH     (SF)       AREA     RENT PSF   ACTUAL RENT     RENT      EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------
 King Kullen Grocery Co. ......       NR/NR/NR        40,000       38.9%  $ 20.00     $  800,000       34.2%      June 2027
 Eckerd Drug ..................       NR/NR/NR         9,665        9.4   $ 20.07        193,977        8.3       June 2024
 Town of Southampton ..........       NR/NR/NR         9,200        8.9   $ 30.00        276,000       11.8        May 2019
 Hudson City Savings Bank .....       NR/NR/NR         4,500        4.4   $ 26.00        117,000        5.0     August 2019
 Washington Mutual Bank .......       A3/A-/A          4,000        3.9   $ 31.25        125,000        5.4   November 2013
 NON-MAJOR TENANTS ............                       30,991       30.1   $ 26.60        824,400       35.3
 VACANT .......................                        4,600        4.5                        0        0.0
                                                      ------      -----               ----------      -----
 TOTAL(2) .....................                      102,956      100.0%              $2,336,377      100.0%
                                                     =======      =====               ==========      =====
-----------------------------------------------------------------------------------------------------------------------------

(1) Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2) In addition, the collateral contains 8 multifamily units containing approximately 10,000 square feet.

-------------------------------------------------------------------------------------------------------------------
                                             LEASE EXPIRATION SCHEDULE
-------------------------------------------------------------------------------------------------------------------
                            WA BASE                                  CUMULATIVE     % OF ACTUAL     CUMULATIVE % OF
            # OF LEASES     RENT/SF     TOTAL SF      % OF TOTAL       % OF SF          RENT          ACTUAL RENT
  YEAR        ROLLING       ROLLING      ROLLING     SF ROLLING*      ROLLING*        ROLLING*         ROLLING*
-------------------------------------------------------------------------------------------------------------------
  2004     0               $  0.00            0           0.0%           0.0%            0.0%             0.0%
  2005     0               $  0.00            0           0.0%           0.0%            0.0%             0.0%
  2006     0               $  0.00            0           0.0%           0.0%            0.0%             0.0%
  2007     1               $ 31.88        1,167           1.1%           1.1%            1.6%             1.6%
  2008     2               $ 24.44        4,126           4.0%           5.1%            4.3%             5.9%
  2009     0               $  0.00            0           0.0%           5.1%            0.0%             5.9%
  2010     1               $ 25.00        2,110           2.0%           7.2%            2.3%             8.2%
  2011     0               $  0.00            0           0.0%           7.2%            0.0%             8.2%
  2012     4               $ 28.02        9,165           8.9%          16.1%           11.0%            19.2%
  2013     8               $ 27,24       18,423          17.9%          34.0%           21.5%            40.6%
  2014     0               $  0.00            0           0.0%          34.0%            0.0%            40.6%
-------------------------------------------------------------------------------------------------------------------

*    Calculated based on approximate square footage occupied by each tenant.

     THE LOAN. The Mortgage Loan (the "Hampton Bays Town Center Loan") is secured by a first mortgage encumbering an anchored retail center located in Hampton Bays, New York. The Hampton Bays Town Center Loan represents approximately 1.9% of the Cut-Off Date Pool Balance. The Hampton Bays Town Center Loan was originated on May 21, 2004, and has a principal balance as of the Cut-Off Date of $20,500,000. The Hampton Bays Town Center Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The Hampton Bays Town Center Loan has a remaining term of 119 months and matures June 11, 2014. The Hampton Bays Town Center Loan may be prepaid on or after April 11, 2014, and permits defeasance with United States government obligations beginning two years after the Closing Date.

     THE BORROWER. The borrower is Hamptons Ponquogue LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hampton Bays Town Center Loan. The sponsors of the borrower are Robert Morrow and Richard Goldberg. Robert Morrow owns and manages approximately 30 commercial and/or multifamily properties in the eastern United States. Richard Goldberg is an experienced real estate investor with numerous investments in retail and multifamily properties.

     THE PROPERTY. The Mortgaged Property is an approximately 102,956 square foot anchored retail center situated on approximately 8.5 acres. The Mortgaged Property was constructed in 2004. The Mortgaged Property is located in Hampton Bays, New York, within the New York-Northern New Jersey-Long Island, New York-New Jersey-Pennsylvania metropolitan statistical area. As of May 17, 2004, the occupancy rate for the Mortgaged Property securing the Hampton Bays Town Center Loan was approximately 95.5%.

     The largest tenant is King Kullen Grocery Co. ("King Kullen"), occupying 40,000 square feet, or approximately 38.9% of the net rentable area. King Kullen operates approximately 50 supermarkets, mainly on Long Island, New York. The King Kullen lease expires in June 2027. The second largest tenant is Eckerd Drug ("Eckerd"), occupying 9,665 square feet, or approximately 9.4% of the net rentable area. Eckerd is a national drug store operator offering prescription medications and health and beauty products. The Eckerd lease expires in June 2024. The third largest tenant is the Town of Southampton ("Town of Southampton"), occupying 9,200 square feet, or 8.9% of the net rentable area. The Town of Southampton is approximately 80 miles east of New York City and encompasses approximately 128 square miles on the South Fork of Long Island, New York. The Town of Southampton lease expires in May 2019.

     LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

     MANAGEMENT. Kenilworth Equities, LTD., an affiliate of one of the sponsors, is the property manager for the Mortgaged Property securing the Hampton Bays Town Center Loan.

     Cole Company Portfolio


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $19,635,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.8%
 NUMBER OF MORTGAGE LOANS                                                      6
 LOAN PURPOSE                                                        Acquisition
 SPONSOR                        Cole Credit Property Fund II Limited Partnership
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            4.460%
 MATURITY DATE                                                      May 11, 2011
 AMORTIZATION TYPE                                             Interest Only ARD
 INTEREST ONLY PERIOD                                                         84
 ORIGINAL TERM / AMORTIZATION                                            84 / IO
 REMAINING TERM / AMORTIZATION                                           82 / IO
 LOCKBOX                                                               Springing

 UP-FRONT RESERVES                                                          None

 ONGOING MONTHLY RESERVES                                                   None

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $19,635,000
 CUT-OFF DATE BALANCE/SF                                                    $101
 WA CUT-OFF DATE LTV                                                       66.2%
 WA MATURITY DATE LTV                                                      66.2%
 WA UW DSCR ON NCF                                                         2.43x
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                6
 LOCATION                                                                Various
 PROPERTY TYPE                                                           Various
 SIZE (SF)                                                               194,699
 OCCUPANCY AS OF VARIOUS DATES                                            100.0%
 YEAR BUILT / YEAR RENOVATED                                   Various / Various
 APPRAISED VALUE                                                     $29,670,000
 PROPERTY MANAGEMENT                                  Fund Realty Advisors, Inc.
 UW ECONOMIC OCCUPANCY                                                     97.8%
 UW REVENUES                                                          $2,378,504
 UW TOTAL EXPENSES                                                    $  138,865
 UW NET OPERATING INCOME (NOI)                                        $2,239,639
 UW NET CASH FLOW (NCF)                                               $2,127,910
--------------------------------------------------------------------------------

     Highland Pinetree Apartments


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $18,200,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.7%
 NUMBER OF MORTGAGE  LOANS                                                     1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                                            Dell Dohrman
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            4.560%
 MATURITY DATE                                                      May 11, 2014
 AMORTIZATION TYPE                                             Interest Only ARD
 INTEREST ONLY PERIOD                                                        120
 ORIGINAL TERM / AMORTIZATION                                           120 / IO
 REMAINING TERM / AMORTIZATION                                          118 / IO
 LOCKBOX                                                               Springing
 SHADOW RATING                                                           BBB/BBB
(S&P/FITCH)(*)

 UP-FRONT RESERVES
  ENGINEERING             $253,125

 ONGOING MONTHLY
RESERVES
  REPLACEMENT             $  6,819

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $18,200,000
 CUT-OFF DATE BALANCE/UNIT                                               $56,875
 CUT-OFF DATE LTV                                                          58.7%
 MATURITY DATE LTV                                                         58.7%
 UW DSCR ON NCF                                                            2.63x
--------------------------------------------------------------------------------

(*) S&P and Fitch have confirmed that the Highland Pinetree Apartments Loan has, in the context of its inclusion in the trust, the credit characteristics consistent with that of an investment-grade rated obligation.


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                          Fullerton, CA
 PROPERTY TYPE                                        Multifamily - Conventional
 SIZE (UNITS)                                                                320
 OCCUPANCY AS OF APRIL 19, 2004                                            97.8%
 YEAR BUILT / YEAR RENOVATED                                         1972 / 2004
 APPRAISED VALUE                                                     $31,000,000
 PROPERTY MANAGEMENT                         Advanced Real Estate Services, Inc.
 UW ECONOMIC OCCUPANCY                                                     95.0%
 UW REVENUES                                                          $3,582,510
 UW TOTAL EXPENSES                                                    $1,314,080
 UW NET OPERATING INCOME (NOI)                                        $2,268,430
 UW NET CASH FLOW (NCF)                                               $2,186,600
--------------------------------------------------------------------------------

     Cowesset Corners


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $17,430,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.6%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                        Acquisition
 SPONSOR                                                                     TBD
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.800%
 MATURITY DATE                                                     June 11, 2014
 AMORTIZATION TYPE                                                           ARD
 INTEREST ONLY PERIOD                                                         48
 ORIGINAL TERM / AMORTIZATION                                          120 / 360
 REMAINING TERM / AMORTIZATION                                         119 / 360
 LOCKBOX                                                                     Yes

 UP-FRONT RESERVES
  TAX                        Yes
  ENGINEERING                $ 28,981
  OCCUPANCY(1)               $500,000
 ONGOING MONTHLY RESERVES
  TAX                        Yes
  REPLACEMENT                $1,322
  TI/LC(2)                   $4,809

 ADDITIONAL FINANCING(3)                                                    None

 CUT-OFF DATE BALANCE                                                $17,430,000
 CUT-OFF DATE BALANCE/SF                                                    $121
 CUT-OFF DATE LTV                                                          80.0%
 MATURITY DATE LTV                                                         73.3%
 UW DSCR ON NCF                                                            1.20x
--------------------------------------------------------------------------------

(1) Borrower deposited $500,000 into a reserve to be used for re-leasing the Candle Corporation space. In addition, the borrower has assigned the payment of any rents by the Candle Corporation to this reserve account.

(2) Capped at $100,000; however, if Stop and Shop gives notice that it does not intend to renew its lease then the monthly escrow for the payment dates in June 2007 through November 2007 is adjusted to reach a cap of $200,000, or if Stop and Shop renews, the cap is reduced to $50,000.

(3) Although no mezzanine debt is currently outstanding, the Cowesset Corners Loan permits, upon satisfaction of certain conditions set forth in the loan documents, the incurrence of debt secured by pledges of the indirect equity interests in the borrower to a permitted mezzanine lender.


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                            Warwick, RI
 PROPERTY TYPE                                                 Retail - Anchored
 SIZE (SF)                                                               144,265
 OCCUPANCY AS OF APRIL 1, 2004*                                           100.0%
 YEAR BUILT / YEAR RENOVATED                                         1987 / 1999
 APPRAISED VALUE                                                     $21,800,000
 PROPERTY MANAGEMENT                                         AmCap, Incorporated
 UW ECONOMIC OCCUPANCY                                                     96.0%
 UW REVENUES                                                          $2,245,545
 UW TOTAL EXPENSES                                                      $724,974
 UW NET OPERATING INCOME (NOI)                                        $1,520,571
 UW NET CASH FLOW (NCF)                                               $1,477,797
--------------------------------------------------------------------------------

*    Includes the Candle Corporation which has vacated the Mortgaged Property.

     Montelena Apartments


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $17,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.6%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                        Acquisition
 SPONSOR                                                         Myron Lieberman
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            4.610%
 MATURITY DATE                                                    April 11, 2009
 AMORTIZATION TYPE                                                           ARD
 INTEREST ONLY PERIOD                                                         24
 ORIGINAL TERM / AMORTIZATION                                           60 / 360
 REMAINING TERM / AMORTIZATION                                          57 / 360
 LOCKBOX                                                               Springing

 UP-FRONT RESERVES
   TAX                       Yes
   ENGINEERING               $47,438

 ONGOING MONTHLY RESERVES
   TAX                       Yes
   REPLACEMENT               4,583

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $17,000,000
 CUT-OFF DATE BALANCE/UNIT                                               $77,273
 CUT-OFF DATE LTV                                                          75.6%
 MATURITY DATE LTV                                                         72.0%
 UW DSCR ON NCF                                                            1.20x
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                       PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                             Pomona, CA
 PROPERTY TYPE                                        Multifamily - Conventional
 SIZE (UNITS)                                                                220
 OCCUPANCY AS OF MARCH 22, 2004                                            90.9%
 YEAR BUILT / YEAR RENOVATED                                           1971 / NA
 APPRAISED VALUE                                                     $22,500,000
 PROPERTY MANAGEMENT                                                Self-managed
 UW ECONOMIC OCCUPANCY                                                     88.0%
 UW REVENUES                                                          $2,202,371
 UW TOTAL EXPENSES                                                      $889,981
 UW NET OPERATING INCOME (NOI)                                        $1,312,390
 UW NET CASH FLOW (NCF)                                               $1,257,390
--------------------------------------------------------------------------------

     Glenridge Pointe Office Buildings


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $16,500,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.6%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                        Acquisition
 SPONSOR                                                Highwoods Realty Limited
                                                                     Partnership
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            4.840%
 MATURITY DATE                                                      May 11, 2014
 AMORTIZATION TYPE                                                           ARD
 INTEREST ONLY PERIOD                                                         48
 ORIGINAL TERM / AMORTIZATION                                          120 / 360
 REMAINING TERM / AMORTIZATION                                         118 / 360
 LOCKBOX                                                               Springing

 UP-FRONT RESERVES               None

 ONGOING MONTHLY RESERVES        None

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $16,500,000
 CUT-OFF DATE BALANCE/SF                                                     $89
 CUT-OFF DATE LTV                                                          68.8%
 MATURITY DATE LTV                                                         62.0%
 UW DSCR ON NCF                                                            1.57x
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                            Atlanta, GA
 PROPERTY TYPE                                                 Office - Suburban
 SIZE (SF)                                                               185,141
 OCCUPANCY AS OF APRIL 6, 2004                                             91.1%
 YEAR BUILT / YEAR RENOVATED                                         1972 / 1999
 APPRAISED VALUE                                                     $24,000,000
 PROPERTY MANAGEMENT                                    Highwoods Realty Limited
                                                                     Partnership
 UW ECONOMIC OCCUPANCY                                                     85.0%
 UW REVENUES                                                          $3,297,981
 UW TOTAL EXPENSES                                                    $1,397,500
 UW NET OPERATING INCOME (NOI)                                        $1,900,481
 UW NET CASH FLOW (NCF)                                               $1,635,157
--------------------------------------------------------------------------------

     ConAgra Distribution Facility


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $16,400,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.5%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                        Acquisition
 SPONSOR                                                 Haleakala Ranch Company
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.920%
 MATURITY DATE                                                     July 11, 2014
 AMORTIZATION TYPE                                                           ARD
 ORIGINAL TERM / AMORTIZATION                                          120 / 360
 REMAINING TERM / AMORTIZATION                                         120 / 360
 LOCKBOX                                                               Springing

 UP-FRONT RESERVES                                                          None

 ONGOING MONTHLY RESERVES                                                   None

 ADDITIONAL FINANCING(*)                                                    None

 CUT-OFF DATE BALANCE                                                $16,400,000
 CUT-OFF DATE BALANCE/SF                                                     $23
 CUT-OFF DATE LTV                                                          50.3%
 MATURITY DATE LTV                                                         42.6%
 UW DSCR ON NCF                                                            1.69x
--------------------------------------------------------------------------------

(*) Although no secured subordinated debt is currently outstanding, the ConAgra
    Distribution Facility Loan permits, upon satisfaction of certain conditions set forth in the loan documents, the incurrence of debt (a) secured by a lien on the Mortgaged Property that is subordinate to the lien securing the ConAgra Distribution Facility and/or (b) secured by pledges of the indirect equity interests in the borrower to a permitted mezzanine lender.


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                           Modesto , CA
 PROPERTY TYPE                                            Industrial - Warehouse
 SIZE (SF)                                                               726,299
 OCCUPANCY AS OF JUNE 10, 2004                                            100.0%
 YEAR BUILT / YEAR RENOVATED                                           2002 / NA
 APPRAISED VALUE                                                     $32,600,000
 PROPERTY MANAGEMENT                                                Self-managed
 UW ECONOMIC OCCUPANCY                                                    100.0%
 UW REVENUES                                                          $2,186,160
 UW TOTAL EXPENSES                                                       $43,723
 UW NET OPERATING INCOME (NOI)                                        $2,142,437
 UW NET CASH FLOW (NCF)                                               $1,971,180
--------------------------------------------------------------------------------

     Broadstone Heights Apartments


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $15,250,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.4%
 NUMBER OF MORTGAGE LOANS                                                     1
 LOAN PURPOSE                                                        Acquisition
 SPONSOR                                               Robert Robotti, Marc Paul
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.800%
 MATURITY DATE                                                      May 11, 2014
 AMORTIZATION TYPE                                                           ARD
 INTEREST ONLY PERIOD                                                         60
 ORIGINAL TERM / AMORTIZATION                                          120 / 360
 REMAINING TERM / AMORTIZATION                                         118 / 360
 LOCKBOX                                                                     Yes

 UP-FRONT RESERVES
   TAX/INSURANCE                   Yes

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                   Yes
   REPLACEMENT                     $2,411

 ADDITIONAL FINANCING                                                       None
 CUT-OFF DATE BALANCE                                                $15,250,000
 CUT-OFF DATE BALANCE/UNIT                                               $70,602
 CUT-OFF DATE LTV                                                          73.0%
 MATURITY DATE LTV                                                         68.1%
 UW DSCR ON NCF                                                            1.25x
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
  NUMBER OF MORTGAGED PROPERTIES                                               1
  LOCATION                                                       Albuquerque, NM
  PROPERTY TYPE                                       Multifamily - Conventional
  SIZE (UNITS)                                                               216
  OCCUPANCY AS OF APRIL 20, 2004                                           98.2%
  YEAR BUILT / YEAR RENOVATED                                          2003 / NA
  APPRAISED VALUE                                                    $20,900,000
  PROPERTY MANAGEMENT                                  Alliance Residential, LLC
  UW ECONOMIC OCCUPANCY                                                    87.8%
  UW REVENUES                                                         $2,168,834
  UW TOTAL EXPENSES                                                     $776,131
  UW NET OPERATING INCOME (NOI)                                       $1,392,702
  UW NET CASH FLOW (NCF)                                              $1,338,702
--------------------------------------------------------------------------------

     Greenpoint Industrial Center


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $14,983,705
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.4%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                                            Morty Yashar
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.540%
 MATURITY DATE                                                     June 11, 2014
 AMORTIZATION TYPE                                                       Balloon
 ORIGINAL TERM / AMORTIZATION                                          120 / 360
 REMAINING TERM / AMORTIZATION                                         119 / 359
 LOCKBOX                                                               Springing

 UP-FRONT RESERVES
   TAX/INSURANCE               Yes
   ENGINEERING                 $59,375
   ENVIRONMENTAL               $1,000

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE               Yes
   TI/LC                       $8,856
   REPLACEMENT                 $3,542

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $14,983,705
 CUT-OFF DATE BALANCE/SF                                                     $35
 CUT-OFF DATE LTV                                                          74.9%
 MATURITY DATE LTV                                                         62.7%
 UW DSCR ON NCF                                                            1.30x
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                           Brooklyn, NY
 PROPERTY TYPE                                     Industrial - Light Industrial
 SIZE (SF)                                                               425,080
 OCCUPANCY AS OF MAY 21, 2004                                              97.6%
 YEAR BUILT / YEAR RENOVATED                                         1931 / 1995
 APPRAISED VALUE                                                     $20,000,000
 PROPERTY MANAGEMENT                                                Self-managed
 UW ECONOMIC OCCUPANCY                                                     95.0%
 UW REVENUES                                                          $2,350,068
 UW TOTAL EXPENSES                                                      $873,592
 UW NET OPERATING INCOME (NOI)                                        $1,476,475
 UW NET CASH FLOW (NCF)                                               $1,329,849
--------------------------------------------------------------------------------

     Highridge Centre


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                  Citigroup
 CUT-OFF DATE BALANCE                                                $14,484,410
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.4%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
                                                                        Kevin D.
 SPONSOR                                                                   Cogan
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            4.950%
 MATURITY DATE                                                      May 11, 2014
 AMORTIZATION TYPE                                                       Balloon
 ORIGINAL TERM / AMORTIZATION                                          120 / 360
 REMAINING TERM / AMORTIZATION                                         119 / 359
 LOCKBOX                                                               Springing

 UP-FRONT RESERVES
  TAX/INSURANCE                 Yes
  ENGINEERING                   $1,250

 ONGOING MONTHLY RESERVES
  TAX/INSURANCE                 Yes
  REPLACEMENT                   $3,209

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $14,484,410
 CUT-OFF DATE BALANCE/SF                                                     $75
 CUT-OFF DATE LTV                                                          68.6%
 MATURITY DATE LTV                                                         56.4%
 UW DSCR ON NCF                                                            1.52x
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                              Macon, GA
 PROPERTY TYPE                                                 Office - Suburban
 SIZE (SF)                                                               192,545
 OCCUPANCY AS OF MARCH 31, 2004                                           100.0%
 YEAR BUILT / YEAR RENOVATED                                           1988 / NA
 APPRAISED VALUE                                                     $21,100,000
 PROPERTY MANAGEMENT                     Grubb & Ellis Management Services, Inc.
 UW ECONOMIC OCCUPANCY                                                     93.0%
 UW REVENUES                                                         $ 3,076,016
 UW TOTAL EXPENSES                                                   $ 1,384,303
 UW NET OPERATING INCOME (NOI)                                       $ 1,691,713
 UW NET CASH FLOW (NCF)                                              $ 1,411,267
--------------------------------------------------------------------------------

     The Lake Apartments


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $14,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.3%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                                            Morty Yashar
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            4.260%
 MATURITY DATE                                                     June 11, 2009
 AMORTIZATION TYPE                                                           ARD
 INTEREST ONLY PERIOD                                                         24
 ORIGINAL TERM / AMORTIZATION                                           60 / 360
 REMAINING TERM / AMORTIZATION                                          59 / 360
 LOCKBOX                                                               Springing

 UP-FRONT RESERVES
  TAX/INSURANCE              Yes
  ENGINEERING                $13,294

 ONGOING MONTHLY RESERVES
  TAX/INSURANCE              Yes
  REPLACEMENT                $3,753

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $14,000,000
 CUT-OFF DATE BALANCE/UNIT                                              $102,941
 CUT-OFF DATE LTV                                                          79.1%
 MATURITY DATE LTV                                                         75.1%
 UW DSCR ON NCF                                                            1.24x
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                      PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                          Fullerton, CA
 PROPERTY TYPE                                        Multifamily - Conventional
 SIZE (UNITS)                                                                136
 OCCUPANCY AS OF APRIL 30, 2004                                            96.3%
 YEAR BUILT / YEAR RENOVATED                                         1972 / 2004
 APPRAISED VALUE                                                     $17,700,000
 PROPERTY MANAGEMENT                             Preferred Realty Advisors, Inc.
 UW ECONOMIC OCCUPANCY                                                     90.9%
 UW REVENUES                                                          $1,854,157
 UW TOTAL EXPENSES                                                      $785,889
 UW NET OPERATING INCOME (NOI)                                        $1,068,268
 UW NET CASH FLOW (NCF)                                               $1,023,237
--------------------------------------------------------------------------------

THE MORTGAGE LOAN SELLERS

     The Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each, a "Mortgage Loan Purchase Agreement" and together, the "Mortgage Loan Purchase Agreements"). The Mortgage Loan Sellers originated the Mortgage Loans as described above under "--Mortgage Loan History".

     Sixty (60) of the Mortgage Loans (the "Wachovia Mortgage Loans"), representing 60.2% of the Cut-Off Date Pool Balance (52 Mortgage Loans in Loan Group 1 or 59.4% of the Cut-Off Date Group 1 Balance and 8 Mortgage Loans in Loan Group 2 or 67.0% of the Cut-Off Date Group 2 Balance), were originated by Wachovia Bank, National Association. Wachovia is a national banking association whose principal offices are located in Charlotte, North Carolina. Wachovia's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. Wachovia is a wholly-owned subsidiary of Wachovia Corporation, which, as of December 31, 2003, had total assets of $401 billion. Wachovia is acting as the Master Servicer. Wachovia Capital Markets, LLC is acting as an Underwriter for this transaction and is an affiliate of Wachovia.

     Twenty-Four (24) of the Mortgage Loans (the "Artesia Mortgage Loans"), representing 14.2% of the Cut-Off Date Pool Balance (17 Mortgage Loans in Loan Group 1 or 11.9% of the Cut-Off Date Group 1 Balance and 7 Mortgage Loans in Loan Group 2 or 33.0% of the Cut-Off Date Group 2 Balance), were originated by Artesia Mortgage Capital Corporation ("Artesia"). Artesia is a Delaware corporation engaged in the business of originating and securitizing US commercial mortgage loans. Its principal offices are located in the Seattle suburb of Issaquah, Washington. It is a wholly-owned subsidiary of Dexia Bank which is rated "AA+" by Fitch, "AA" by S&P and "Aa2" by Moody's. Dexia Bank is part of Dexia Group, a diversified financial services firm located in Brussels, Belgium with a balance sheet of 350 billion EUR ($441 billion) and a stock market capitalization of approximately 16 billion EUR ($20 billion) as of December 2003.

     Ten (10) of the Mortgage Loans (the "Citigroup Mortgage Loans"), representing 13.1% of the Cut-Off Date Pool Balance (14.7% of the Cut-Off Date Group 1 Balance), were originated by Citigroup Global Markets Realty Corp., a New York corporation whose principal offices are located in New York, New York, that is primarily engaged in the business of purchasing and originating commercial mortgage loans. Citigroup is a subsidiary of Citigroup Financial Products, Inc. An affiliate of Citigroup, Citigroup Global Markets Inc., is acting as an Underwriter for this transaction.

     Two (2) of the Mortgage Loans (the "Eurohypo Mortgage Loans"), representing 12.4% of the Cut-Off Date Pool Balance (14.0% of the Cut-Off Date Group 1 Balance), were originated by Eurohypo AG, New York Branch. Eurohypo AG, New York Branch is the New York branch of a German banking corporation that focuses on real estate and public finance banking. Eurohypo AG, New York Branch has total commitments of approximately 2.73 billion EUR ($3.27 billion) of which approximately 1.5 billion EUR ($1.8 billion) are first lien real estate loans. Eurohypo AG, New York Branch has three offices in the United States located in New York, Chicago and Los Angeles with over 70 professionals concentrating on real estate investment banking. Eurohypo AG originates its loans in the United States through its New York branch.

     Wachovia Bank, National Association has no obligation to repurchase or substitute any of the Artesia Mortgage Loans, the Eurohypo Mortgage Loans or the Citigroup Mortgage Loans; Artesia Mortgage Capital Corporation has no obligation to repurchase the Wachovia Mortgage Loans, the Eurohypo Mortgage Loans or the Citigroup Mortgage Loans; Eurohypo AG, New York Branch has no obligation to repurchase the Wachovia Mortgage Loans, the Artesia Mortgage Loans or the Citigroup Mortgage Loans; and Citigroup Global Markets Realty Corp. has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans, the Artesia Mortgage Loans or the Eurohypo Mortgage Loans.

     All information concerning the Wachovia Mortgage Loans contained herein or used in the preparation of this prospectus supplement is as underwritten by Wachovia Bank, National Association. All information concerning the Artesia Mortgage Loans contained herein or used in the preparation of this prospectus supplement is as underwritten by Artesia Mortgage Capital Corporation. All information concerning the Eurohypo Mortgage Loans contained herein or used in the preparation of this prospectus supplement is as underwritten by Eurohypo AG, New York Branch. All information concerning the Citigroup Mortgage Loans contained herein or used in the preparation of this prospectus supplement is as underwritten by Citigroup Global Markets Realty Corp.


UNDERWRITING STANDARDS

     General. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien mortgage loans for securitization. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking operation is staffed by real estate professionals. Each Mortgage Loan Seller's loan underwriting group is an integral component of the commercial real estate finance or commercial mortgage banking group which also includes groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan application, the respective Mortgage Loan Seller's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

     Loan Analysis. Generally, each Mortgage Loan Seller performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Each Mortgage Loan Seller typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. Each Mortgage Loan Seller generally requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of the applicable Mortgage Loan Seller or a third-party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report. The related Mortgage Loan Seller re-underwrote such Mortgage Loan to the related Mortgage Loan Seller's underwriting guidelines. In some instances, one or more provisions of the guidelines were waived or modified by the related Mortgage Loan Seller where it was determined not to adversely affect the Mortgage Loans originated by it in any material respect.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by the applicable Mortgage Loan Seller's credit committee in accordance with its credit policies.

     Debt Service Coverage Ratio and LTV Ratio. Each Mortgage Loan Seller's underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. The debt service coverage ratio guidelines are generally calculated based on net cash flow at the time of origination. In addition, each Mortgage Loan Seller's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by such Mortgage Loan Seller may vary from these guidelines.

     Escrow Requirements. Generally, each Mortgage Loan Seller requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by each Mortgage Loan Seller are as follows:

     o Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the Mortgage Loan Seller with sufficient funds to satisfy all taxes and assessments. Each Mortgage Loan Seller may waive this escrow requirement under certain circumstances.

     o Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the Mortgage Loan Seller with sufficient funds to pay all insurance premiums. Each Mortgage Loan Seller may waive this escrow requirement under certain circumstances.

     o Replacement Reserves--Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     o Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, the Mortgage Loan Seller generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable Mortgage Loan.

     o Tenant Improvement/Lease Commissions--In some cases, major tenants have lease expirations within the Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Mortgage Loan and/or during the Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.


ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan originated by the applicable Mortgage Loan Seller (the "Mortgage File"): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to such Mortgage Loan; (xii) any intercreditor agreement relating to permitted debt (including mezzanine debt) of the mortgagor; (xiii) copies of any loan agreement, escrow agreement, or security agreement relating to such Mortgage Loan; and (xiv) a copy of any letter of credit and related transfer documents related to such Mortgage Loan. Notwithstanding the foregoing, with respect to the 11 Madison Avenue Loan, the 2004-C10 Trustee will hold the original documents related to the 11 Madison Avenue Loan for the benefit of the trust fund formed by the 2004-C10 Pooling and Servicing Agreement, the trust fund formed by the 2004-C11 Pooling and Servicing Agreement and the Trust Fund formed by the Pooling and Servicing Agreement, other than the related Mortgage Notes that are not assets of the trust fund formed by the 2004-C10 Pooling and Servicing Agreement, which will be held (i) in the case of the Mortgage Note related to the 11 Madison Avenue Pari Passu Loan not included in any of the trust fund formed by the 2004-C10 Pooling and Servicing Agreement, the trust fund formed by the 2004-C11 Pooling and Servicing Agreement or the Trust Fund, by the holder of that 11 Madison Avenue Senior Loan, (ii) in the case of the Mortgage Note related to the 11 Madison Avenue Pari Passu Loan included in the trust fund formed by the 2004-C11 Pooling and Servicing Agreement, by the trustee under the 2004-C11 Pooling and Servicing Agreement and (iii) in the case of the Mortgage Note related to the 11 Madison Avenue Loan, by the Trustee under the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable Mortgage Loan, the interest of the trust or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller's receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to (1) repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan (including, with respect to the 11 Madison Avenue Loan, the 11 Madison Avenue Non-Pooled Component), (ii) the unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances or (2) other than with respect to the 11 Madison Avenue Loan, substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"); provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and provided further, no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the Certificateholders in, or the value of, the affected Mortgage Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

     The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the second preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Assignment of Mortgage Assets; Repurchases" in the prospectus.


     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution;
(xiv) have been approved by the Controlling Class Representative; (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs or the imposition of tax on any of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement; and (xvi) become a part of the same Loan Group as the deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no individual Mortgage Loan shall have a Mortgage Rate, net of the related Administrative Cost Rate, that is less than the highest Pass-Through Rate of any Class of Sequential Pay Certificates then outstanding bearing a fixed rate. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller will be required to certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.


REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan (subject to certain exceptions specified in each Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

          (i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) was true and correct in all material respects as of the Cut-Off Date;

          (ii) as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan;

          (iii) immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan;

          (iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder by the mortgagee;

          (v) each related Mortgage Note, Mortgage, assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there was no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges;

          (vii) each related assignment of Mortgage and assignment of assignment of leases from the applicable Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding first priority assignment from such Mortgage Loan Seller (subject to the customary limitations set forth in (v) above);

          (viii) the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph (v) above and (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,
     (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property,
     (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property;

          (ix) all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

          (x) as of the Cut-Off Date, and to the applicable Mortgage Loan Seller's actual knowledge based solely upon due diligence customarily performed with the origination of comparable mortgage loans by the Mortgage Loan Seller, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would materially and adversely affect the value of such Mortgaged Property as security for the Mortgage Loan and to the applicable Mortgage Loan Seller's actual knowledge as of the Cut-Off Date there was no proceeding pending for the total or partial condemnation of such Mortgaged Property;

          (xi) as of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to the lesser of (a) the replacement cost of improvements located on such Mortgaged Property, or (b) the initial principal balance of the Mortgage Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions, and was in full force and effect with respect to each related Mortgaged Property;

          (xii) as of the Closing Date, each Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment; and

          (xiii) one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and the applicable Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property during the 18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).

     In the case of a breach of any of the representations and warranties in any Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan, the interests of the trust therein or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller's representations and warranties regarding its Mortgage Loans. There can be no assurance that the applicable Mortgage Loan Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor nor any of such party's affiliates (except with respect to Wachovia Bank, National Association in its capacity as a Mortgage Loan Seller) will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of a Mortgage Loan Seller's representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.


REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above in "--Assignment of the Mortgage Loans; Repurchases and Substitutions" or "--Representations and Warranties; Repurchases and Substitutions", (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a "Crossed Loan" and, collectively, a "Crossed Group"), and (iii) the applicable document omission or defect (a "Defect") or breach of a representation and warranty (a "Breach") does not constitute a Defect or Breach, as the case may be, as to each other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided above in "--Assignment of the Mortgage Loans; Repurchases and Substitutions" or "--Representations and Warranties; Repurchases and Substitutions" unless: (i) the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution, is not greater than the loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution, and (iii) the Trustee receives an opinion of counsel to the effect that such repurchase or substitution is permitted by the REMIC provisions. In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. "Primary Collateral" means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross collateralization features of such loans.


CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the

Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the applicable Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this prospectus supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.


                        SERVICING OF THE MORTGAGE LOANS


GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans (other than the 11 Madison Avenue Loan) for the benefit of the Certificateholders, and the Companion Loans (other than the 11 Madison Avenue Companion Loans) for the holder of such Companion Loans, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the related Intercreditor Agreement, if applicable, and the terms of the respective Mortgage Loans and, if applicable, the Companion Loans, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Certificateholders and the trust or, if a Co-Lender Loan (other than the 11 Madison Avenue Loan) and its related Companion Loan (a "Loan Pair") are involved, with a view towards the maximization of recovery on such Loan Pair to the Certificateholders, the holder of the related Companion Loan and the Trust Fund (as a collective whole, taking into account that the Mountain View Apartments Subordinate Loan is subordinate to the Mountain View Apartments Loan and that the Fox Valley Apartments Subordinate Loan is subordinate to the Fox Valley Apartments Loan, to the extent set forth in the related Intercreditor Agreement), and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, the Mortgage Loan Sellers or any other party to the Pooling and Servicing Agreement or any affiliate thereof; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this prospectus supplement); (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any affiliate thereof for others of any other mortgage loans or real property; (vi) any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any affiliate thereof to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or Special Servicer or any affiliate of either has extended to any obligor or any affiliate thereof on a Mortgage Note (the foregoing referred to as the "Servicing Standard"). See "--Servicing of the 11 Madison Avenue Loan" below for a description of the servicing of the 11 Madison Avenue Loan.

     The Master Servicer and the Special Servicer may appoint sub-servicers with respect to the Mortgage Loans; provided that the Master Servicer and the Special Servicer will remain obligated under the Pooling and Servicing Agreement for the servicing of the Mortgage Loans (other than the 11 Madison Avenue Loan). SL Green Funding LLC will be appointed as a sub-servicer for the 2004-C10 special servicer with respect to the 11 Madison Avenue Loan. The Trust Fund will not be responsible for any fees owed to any sub-servicer retained by the Master Servicer or the Special Servicer. Each sub-servicer retained thereby will be reimbursed by the Master Servicer or the Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or the Special Servicer would be reimbursed under the Pooling and Servicing Agreement.

     Set forth below, following the subsection captioned "--The Master Servicer and the Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans and the Companion Loans (but excluding the 11 Madison Avenue Loan and the related Companion Loans). Reference is also made to the prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS", for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the accompanying prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing Agreement relating to actions taken at the direction of the Controlling Class Representative (and, in certain circumstances, the holder of a Subordinate Companion Loan), and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described in this prospectus supplement). In addition to the circumstances for resignation of the Master Servicer set forth in the accompanying prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time provided that (i) a willing successor thereto has been found,
(ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the accompanying prospectus.


THE MASTER SERVICER AND THE SPECIAL SERVICER

     Wachovia Bank, National Association, in its capacity as Master Servicer under the Pooling and Servicing Agreement (in such capacity, the "Master Servicer"), will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans, REO Properties and the 11 Madison Avenue
Loan). Although the Master Servicer will be authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it will be responsible, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement.

     Wachovia Bank, National Association is a wholly owned subsidiary of Wachovia Corporation, is our affiliate, one of the Mortgage Loan Sellers and an affiliate of one of the Underwriters. Wachovia Bank, National Association is also acting as the master servicer and initial special servicer for the 11 Madison Avenue Loan under the 2004-C10 Pooling and Servicing Agreement. In addition, it is anticipated that Wachovia Bank, National Association (or an affiliated entity) will be the holder of one of the 11 Madison Avenue Pari Passu Loans and one of the 11 Madison Avenue Subordinate Loans. Wachovia Bank, National Association's principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

     As of April 30, 2004, Wachovia Bank, National Association and its affiliates were responsible for master or primary servicing approximately 10,421 commercial and multifamily loans, totaling approximately $98 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information set forth in this prospectus supplement concerning Wachovia Bank, National Association has been provided by Wachovia Bank, National Association, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information. Wachovia Bank, National Association (apart from its obligations as a Mortgage Loan Seller and except for the information in the first three paragraphs under this heading) will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this prospectus supplement or related documents.

     Clarion Partners, LLC, a New York limited liability company, will initially be appointed as special servicer under the Pooling and Servicing Agreement (the "Special Servicer"), and will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties. The principal servicing offices of the Special Servicer are located 230 Park Avenue, 12th Floor, New York, New York 10169, and its telephone number is (212) 883-2500. As of June 15, 2004, the Special Servicer was actively servicing, as special servicer, 5 commercial and multifamily loans and REO properties with a principal balance of approximately $172 million. The Special Servicer is named as special servicer on 11 commercial mortgage-backed securitization transactions totaling approximately $9.7 billion in aggregate outstanding principal amount representing approximately 940 assets. The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth herein regarding the Special Servicer has been provided by Clarion Partners, LLC and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     With respect to the Mortgage Loans, other than the 11 Madison Avenue Loan, the Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative who may advise the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances. With respect to the 11 Madison Avenue Loan, the Pooling and Servicing Agreement permits the appointment of a representative to advise the 2004-C10 Special Servicer with respect to certain actions related to the 11 Madison Avenue Whole Loan. Each advisor referred to above is referred to herein as the "Controlling Class Representative." The Controlling Class Representative with respect to the Mortgage Loans, other than the 11 Madison Avenue Loan, is selected by holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. The Controlling Class Representative with respect to the 11 Madison Avenue Loan is appointed first by the holder of a majority of the Class MAD Certificates until the Component Principal Balance of the 11 Madison Avenue Non-Pooled Component is less than 25% of its original Component Principal Balance, and then by the holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. See "--The Controlling Class Representative" in this prospectus supplement. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an event of default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The "Controlling Class" is (a) with respect to each Mortgage Loan other than the 11 Madison Avenue Loan, the Class of Sequential Pay Certificates, (i) which bears the latest alphabetical Class designation and (ii) the Certificate Balance of which is greater than 25% of its original Certificate Balance; provided, however, that if no Class of Sequential Pay Certificates satisfies clause (ii) above, the Controlling Class shall be the outstanding Class of Certificates (other than the Class Z Certificates, the Class MAD Certificates, the REMIC Residual Certificates or the Class IO Certificates) bearing the latest alphabetical Class designation and (b) with respect to the 11 Madison Avenue Loan, the holder of the 11 Madison Avenue Non-Pooled Component. The Class A-1 and Class A-2 Certificates will be treated as one Class for determining the Controlling Class.

     The 2004-C10 Pooling and Servicing Agreement permits, so long as no 11 Madison Avenue Control Appraisal Period exists, the holder of the most subordinate 11 Madison Avenue Subordinate Loan for which no control appraisal period exists, to replace the 2004-C10 Special Servicer with respect to the 11 Madison Avenue Whole Loan. Such holder will be required to pay all out-of-pocket costs related to the transfer of servicing if the 2004-C10 Special Servicer is replaced other than due to an event of default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. Following the occurrence and during the continuance of an 11 Madison Avenue Control Appraisal Period, the 2004-C10 Controlling Class Representative shall have the power to replace the 2004-C10 Special Servicer with respect to the 11 Madison Avenue Loan. See "--The Controlling Class Representative" in the prospectus supplement. Any replacement of the 2004-C10 Special Servicer will be subject to, among other things, (i) the delivery of notice of the proposed replacement to the Rating Agencies and receipt of written confirmation from the Rating Agencies that the replacement will not result in a qualification, downgrade or withdrawal of any of the then current ratings assigned to the Certificates, and (ii) the written agreement of the successor 2004-C10 special servicer to be bound by the terms and conditions of the 2004-C10 Pooling and Servicing Agreement. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in this prospectus supplement and the accompanying prospectus.

     The Special Servicer is responsible for servicing and administering any Mortgage Loan (other than the 11 Madison Avenue Loan) or Companion Loan (other than the 11 Madison Avenue Companion Loans) as to which (a) the related mortgagor has (i) failed to make when due any Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan or Companion Loan within 120 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, a Servicing Transfer Event will be deemed to have occurred), or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days; (b) the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith reasonable judgment and in accordance with the Servicing Standard, based on communications with the related mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) is likely to occur and is likely to remain unremedied for at least 60 days; (c) there shall have occurred a default (other than as described in clause (a) above and, in certain circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required by the mortgage loan documents to be insured against pursuant to the terms of the Pooling and Servicing Agreement) that the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days and provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property;
(f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or
(g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (g) above, a "Servicing Transfer Event").

     In general, as long as the related Co-Lender Loan (other than the 11 Madison Avenue Loan) is owned by the trust, each Companion Loan (other than the 11 Madison Avenue Companion Loans) will be serviced and administered under the Pooling and Servicing Agreement as if it were a Mortgage Loan and the holder of the related promissory note were a Certificateholder. If a Companion Loan (other than the 11 Madison Avenue Companion Loans) becomes specially serviced, then the Co-Lender Loan will become a Specially Serviced Mortgage Loan. If a Co-Lender Loan (other than the 11 Madison Avenue Loan) becomes a Specially Serviced Mortgage Loan, then the related Companion Loan will become a

Specially Serviced Mortgage Loan. If the 11 Madison Avenue Pari Passu Loan becomes a specially serviced mortgage loan under the 2004-C10 Pooling and Servicing Agreement, the 11 Madison Avenue Loan will become a specially serviced mortgage loan under the 2004-C10 Pooling and Servicing Agreement.

     If any amounts due under a Co-Lender Loan or the related Subordinate Companion Loans are accelerated after an event of default under the applicable Mortgage Loan documents, the holder of the related Subordinate Companion Loan will be entitled to purchase the related Mortgage Loan at the price described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement.

     If a Servicing Transfer Event occurs with respect to any Mortgage Loan (other than the 11 Madison Avenue Loan) or a related Companion Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan and Companion Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan and/or Companion Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and Companion Loan, and to make remittances (including, if necessary, P&I Advances) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the management thereof.

     Mortgage Loans and Companion Loans serviced by the Special Servicer are referred to in this prospectus supplement as "Specially Serviced Mortgage Loans" and, together with any REO Properties, constitute "Specially Serviced Trust Fund Assets". The Master Servicer has no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.


     A Mortgage Loan (other than the 11 Madison Avenue Loan) or Companion Loan (other than the 11 Madison Avenue Companion Loans) will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

          (a) with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (b) with respect to any of the circumstances described in clauses (b),
     (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f) no later than the entry of an order or decree dismissing such proceeding;

          (c) with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

          (d) with respect to the circumstances described in clause (h) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.


SERVICING OF THE 11 MADISON AVENUE LOAN

     The 11 Madison Avenue Loan, and any related REO Property, is being serviced under the 2004-C10 Pooling and Servicing Agreement and therefore the 2004-C10 Master Servicer and/or the 2004-C10 Trustee will generally make advances and remit collections on the 11 Madison Avenue Loan to or on behalf of the Trust Fund. The servicing arrangements under the 2004-C10 Pooling and Servicing Agreement are generally similar to the servicing arrangements under the Pooling and Servicing Agreement.

     In that regard:

     o Wachovia Bank, National Association is the 2004-C10 Master Servicer and, with respect to the 11 Madison Avenue mortgage loan, the 2004-C10 Special Servicer and the 2004-C10 Special Servicer is Lennar Partners, Inc., with respect to each mortgage loan other than the 11 Madison Avenue mortgage loan.

     o The 2004-C10 Trustee is Wells Fargo Bank, N.A., who will be the mortgagee of record for the 11 Madison Avenue Loan.

     o The Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the 2004-C10 Master Servicer, the 2004-C10 Special Servicer or 2004-C10 Trustee or (b) make servicing advances with respect to the 11 Madison Avenue Loan. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to the 11 Madison Avenue Loan is dependent on its receipt of the corresponding information and collection from the 2004-C10 Master Servicer or the 2004-C10 Special Servicer.

     o In accordance with the terms of the related Intercreditor Agreement and the 2004-C10 Pooling and Servicing Agreement, after an 11 Madison Avenue Control Appraisal Period has occurred and is continuing, subject to the exceptions described herein under "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative", the Controlling Class Representative will generally share with both the 2004-C11 Controlling Class Representative and the 2004-C10 Controlling Class Representative the rights given to the 2004-C10 Controlling Class Representative under the 2004-C10 Pooling and Servicing Agreement to direct the servicing of the 11 Madison Avenue Loan. Prior to the occurrence of an 11 Madison Avenue Control Appraisal Period, the 2004-C10 Controlling Class Representative will not be entitled to exercise any of the rights and powers described in the 2004-C10 Pooling and Servicing Agreement with respect to the 11 Madison Avenue Loan, and, instead, the holders of the 11 Madison Avenue Subordinate Companion Loans or their designees will have the right to direct the servicing of the 11 Madison Avenue Loan. See "--The Controlling Class Representative" below.

     o Pursuant to the 2004-C10 Pooling and Servicing Agreement, the workout fee and liquidation fee with respect to the 11 Madison Avenue Loan will be generally the same as under the Pooling and Servicing Agreement.

     o The Master Servicer will be required to make P&I Advances with respect to the 11 Madison Avenue Loan that the 2004-C10 Master Servicer and the 2004-C10 Trustee is required but fails to make, unless the 2004-C10 Master Servicer or the Master Servicer, after receiving the necessary information from the 2004-C10 Master Servicer, has determined that such advance would not be recoverable from collections on the 11 Madison Avenue Loan.

     o If the 2004-C10 Master Servicer determines that a servicing advance it made with respect to the 11 Madison Avenue Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed from general collections on all Mortgage Loans.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The "Master Servicing Fee" is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including each Specially Serviced Mortgage Loan, and from REO Revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The "Master Servicing Fee Rate" is a per annum rate ranging from 0.0400% to 0.1100%. As of the Cut-Off Date the weighted average Master Servicing Fee Rate will be approximately 0.0418% per annum. The Master Servicer will not be entitled to receive a separate fee with respect to a Companion Loan unless such fee is expressly set forth in the related Intercreditor Agreement. Otherwise, all references in this section to "Mortgage Loans" will include the

Companion Loans. In addition, with respect to the 11 Madison Avenue Loan, all references in this section to "Mortgage Loans" include the 11 Madison Avenue Non-Pooled Component.

     The 11 Madison Avenue Loan will be serviced by the 2004-C10 Master Servicer. Notwithstanding the foregoing, the Master Servicer shall receive a Master Servicing Fee with respect to the 11 Madison Avenue Loan at a Master Servicing Fee Rate of 0.02%.

     If a borrower prepays a Mortgage Loan on a date that is prior to its Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a "Prepayment Interest Shortfall") than the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a "Prepayment Interest Excess") the amount of interest (net of related Master Servicing Fees, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer is required to deposit into the Certificate Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Mortgage Loan on which the Special Servicer has waived a prepayment restriction) that was subject to a voluntary Principal Prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of (a) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.02% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (b) investment income earned by the Master Servicer on the related Principal Prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall; provided, however, to the extent any such Prepayment Interest Shortfall is the result of the Master Servicer's failure to enforce the applicable Mortgage Loan documents, the amount in clause (a) shall include the entire Master Servicing Fee on the applicable Mortgage Loan for such Collection Period. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the "Servicing Fees") and, under the circumstances described in this prospectus supplement, Liquidation Fees and Workout Fees. The "Special Servicing Fee" is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the "Special Servicing Fee Rate") equal to 0.35% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be. However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan. The Special Servicer is entitled to a "Liquidation Fee" with respect to each Specially Serviced Trust Fund Asset, which Liquidation Fee generally will be in an amount equal to 1.00% of all amounts received in respect of such Mortgage Loan or the related REO Property, as applicable, payable by withdrawal from such amounts on deposit in the Certificate Account. However, no Liquidation Fee will be payable in connection with, or out of, insurance proceeds or liquidation proceeds resulting from the purchase of any Specially Serviced Trust Fund Asset (i) by a Mortgage Loan Seller (as described under "DESCRIPTION OF THE MORTGAGE POOL-- Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement) if purchased within the required time period set forth in the related Mortgage Loan Purchase Agreement,
(ii) by the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder or the purchasing Certificateholder as described under "DESCRIPTION OF THE CERTIFICATES--Termination" in this prospectus supplement or
(iii) in certain other limited circumstances, including in connection with the purchase of the Co-Lender Loans as described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement. The Special Servicer also is entitled to a "Workout Fee" with respect to each Corrected Mortgage Loan, which is generally equal to 1.00% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan, payable by withdrawal from such amounts on deposit in the Certificate Account. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a Specially Serviced Mortgage Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

     As additional servicing compensation, the Master Servicer or the Special Servicer is entitled to retain all modification fees, assumption fees, defeasance fees, assumption application fees, late payment charges and default interest (to the extent not used to offset interest on Advances, Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) and the cost of property inspections as provided in the Pooling and Servicing Agreement) and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, to the extent the Master Servicer or the Special Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances or Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) related to such Mortgage Loan has been paid and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest or Additional Trust Fund Expenses. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

     Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus.

     As and to the extent described in this prospectus supplement under "DESCRIPTION OF THE CERTIFICATES--P&I Advances," each of the Master Servicer, the Trustee and the Fiscal Agent is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and default interest received on the related Mortgage Loan during the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on servicing expenses related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest.


MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement permits the Special Servicer (subject, with respect to the Co-Lender Loans, to certain rights of the holder of any related Companion Loan) to modify, waive or amend any term of any Mortgage Loan (other than the 11 Madison Avenue Loan) if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and the Special Servicer determines that such modification, waiver or amendment is not "significant" within the meaning of Treasury Regulations Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan is equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or $35,000,000, or is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer of (A) the related Mortgaged Property or any interest therein or (B) equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, (v) allow any additional lien on the related Mortgaged Property if such Mortgage Loan is equal to or in excess of 2% of the then aggregate current principal balances of the Mortgage Loans or $20,000,000, is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, or with respect to S&P only, has an aggregate LTV that is equal to or greater than 85% or has an aggregate DSCR that is less than 1.20x, without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, or (vi) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph and, with respect to the Co-Lender Loans (other than the 11 Madison Avenue Loan), subject to certain rights of the holders of any related Companion Loan, the Special Servicer may
(i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan, and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default by the borrower is reasonably foreseeable, (y) in the reasonable, good faith judgment of the Special Servicer, such modification, would increase the recovery to Certificateholders on a net present value basis determined in accordance with the Servicing Standard and
(z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (a) the original Mortgage Rate of such Mortgage Loan, (b) the highest Pass-Through Rate of any Class of Certificates (other than any Class IO Certificates) then outstanding, or (c) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease or (iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan. The Special Servicer will have the ability, subject to the Servicing Standard described under "--General" above, to modify Mortgage Loans with respect to which default is reasonably foreseeable, but which are not yet in default.

     The Special Servicer is required to notify the Trustee, the Master Servicer, the Controlling Class Representative and the Rating Agencies and, with respect to the Co-Lender Loans (other than the 11 Madison Avenue Loan), subject to certain rights of the holders of the related Companion Loan, of any material modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan, and to deliver to the Trustee or the related Custodian (with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in this prospectus supplement.

     For any Mortgage Loan other than a Specially Serviced Mortgage Loan and other than the 11 Madison Avenue Loan and subject to the rights of the Special Servicer, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i) approving certain leasing activity, (ii) approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements, (iv) approving certain modifications in connection with a defeasance permitted by the terms of the applicable mortgage loan documents and
(v) approving certain consents with respect to right-of-ways and easements and consents to subordination of the related Mortgage Loan to such easements or right-of-ways.


THE CONTROLLING CLASS REPRESENTATIVE

     Subject to the succeeding paragraphs, and other than with respect to the 11 Madison Avenue Loan, the Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative's approval will be deemed to have been given):

       (i) any actual or proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

       (ii) any modification or waiver of any term of the related Mortgage Loan Documents of a Mortgage Loan that relates to the Maturity Date, Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield
   Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less) or a material non-monetary term;

       (iii) any actual or proposed sale of an REO Property (other than in connection with the termination of the Trust Fund as described under "DESCRIPTION OF THE CERTIFICATES--

   Termination" in this prospectus supplement or pursuant to a Purchase Option as described below under "--Defaulted Mortgage Loans; REO Properties; Purchase Option");

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

          (v) any acceptance of substitute or additional collateral or release of material collateral for a Mortgage Loan unless required by the underlying loan documents;

          (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

          (vii) any release of any performance or "earn-out" reserves, escrows or letters of credit; and

          (viii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

     In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer's obligation to act in accordance with the Servicing Standard, or (ii) expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer or its responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders. Clarion Capital, LLC, which is an affiliate of the Special Servicer, will be the initial Controlling Class Representative with respect to each Mortgage Loan other than the 11 Madison Avenue Loan.

     Notwithstanding the foregoing, the holders of the 11 Madison Avenue Subordinate Loans will have the right to direct and/or consent to certain actions of the 2004-C10 Master Servicer and the 2004-C10 Special Servicer with respect to the 11 Madison Avenue Whole Loan and the Controlling Class and the Controlling Class Representative will not have the consent and advice rights described herein. Generally, the holder of the most subordinate 11 Madison Avenue Subordinate Loan then outstanding will be entitled to such rights, but only so long as the unpaid principal amount of such 11 Madison Avenue Subordinate Loan, net of any existing related Appraisal Reduction Amount with respect to (i) the 11 Madison Avenue Senior Loans; (ii) any 11 Madison Avenue Subordinate Loans that are senior in right of payment to such 11 Madison Avenue Subordinate Loan; and (iii) such 11 Madison Avenue Subordinate Loan (calculated as if the loans were a single mortgage loan), is greater than 25% of the original unpaid principal amount of such 11 Madison Avenue Subordinate Loan (an "11 Madison Avenue Control Appraisal Period"). Such rights include (i) the 2004-C10 Special Servicer and/or the 2004-C10 Master Servicer will be required to consult with the holder of the 11 Madison Avenue Subordinate Loan or its designee in connection with (A) any adoption or implementation of a business plan submitted by the borrower with respect to the Mortgaged Property; (B) the execution or renewal of any lease; (C) the release of any escrow held in conjunction with the 11 Madison Avenue Whole Loan to the borrower not expressly required by the terms of the loan documents or under applicable law; (D) alterations on the Mortgaged Property; (E) material changes in any ancillary loan documents; or (F) the waiver of any notice provisions related to prepayment; (ii) the 2004-C10 Special Servicer and/or the 2004-C10 Master Servicer will be required to consult with the holder of such 11 Madison Avenue Subordinate Loan or its designee (A) upon the occurrence of any event of default under the 11 Madison Avenue Whole Loan and to consider alternative actions recommended by the holder of such 11 Madison Avenue Subordinate Loan or its designee, (B) with respect to any determination that a sweep period exists under the related cash management agreement, and (C) at any time (whether or not an event of default has occurred) with respect to proposals to take any significant action with respect to the 11 Madison Avenue Whole Loan or the Mortgaged Property and to consider alternative actions recommended by such 11 Madison Avenue Subordinate Loan or its designee; and (iii) such holder of the 11 Madison Avenue Subordinate Loan or its designee will be entitled to exercise rights and powers with respect to the 11 Madison Avenue Whole Loan that are the same as or similar to those of the Controlling Class Representative described above with respect to the actions described in clauses (i) through (vii) above and the following additional actions: (A) any modification or waiver of a monetary term of the loan and any modification of, or waiver with respect to, the loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the loan or a modification or waiver of any other monetary term of the loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the loan documents or a modification or waiver of any provision of the loan which restricts the borrower or its equity owners from incurring additional indebtedness, any consent to the placement of additional liens encumbering the Mortgaged Property or the ownership interests in borrower or to the incurring of additional indebtedness at any level or tier of ownership, or any modification or waiver with respect to the obligation to deposit or maintain reserves or escrows or to the amounts required to be deposited therein or any establishment of additional material reserves not expressly provided for in the loan documents, (B) any modification of, or waiver with respect to, the loan that would result in a discounted pay-off of the loan, (C) commencement or termination of any foreclosure upon or comparable conversion of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure or otherwise, (D) any sale of the Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained in the loan documents or in the Pooling and Servicing Agreement) or, except, as specifically permitted in the loan documents, the transfer of any direct or indirect interest in borrower or any sale of the loan (other than pursuant to a purchase option contained in the loan documents or in the 2004-C10 Pooling and Servicing Agreement), (E) any action to bring the Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials, (F) any substitution or release of collateral for the loan (other than in accordance with the terms of, or upon satisfaction of, the loan), (G) any release of the borrower or any guarantor from liability with respect to the loan, (H) any substitution of the bank holding the central account, unless such bank agrees in writing (x) to comply with certain terms related to reports of weekly reconciliation of the central account and escrow accounts and (y) to provide to holders of the 11 Madison Avenue Subordinate Loans copies of the weekly reconciliation required to be prepared as described in immediately preceding clause (x), (I) any determination (x) not to enforce a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower) or (y) to permit an assumption of the loan, (J) any material changes to or waivers of any of the insurance requirements, (K) any release of funds from the curtailment reserve escrow account or the designated lease reserve escrow account for the application of same to the repayment of the debt; provided, however, that (x) the operating advisor shall not have the right to consent to any such release after the occurrence of an event of default (unless such co-lender is continuously curing in accordance with Section 7 of the 11 Madison Avenue Intercreditor Agreement) and during the continuance thereof, and (y) the operating advisor shall be required to consent to the release of such funds and the application of same to the repayment of the debt, if lead lender delivers to the operating advisor a letter from any single Rating Agency stating that the failure to release funds from the curtailment reserve sub-account and to apply same to the repayment of the debt will result in the downgrading, withdrawal or qualification of any Class of Certificates, (L) any determination to apply loss proceeds to the payment of the debt and with respect to the approval of any architects, contractors, plans and specifications or other material approvals which lender may give or withhold, (M) any incurrence of additional debt by the borrower or any mezzanine financing by any beneficial owner of the borrower, and (N) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower. However, to the extent no 11 Madison Avenue Subordinate Loan is greater than the threshold described above, the holders of a majority (by then outstanding principal balance) of the 11 Madison Avenue Senior Loans, will be entitled to exercise rights and powers of the Controlling Class Representative and the Controlling Class with respect to the 11 Madison Avenue Whole Loan. In the event that the Controlling Class Representative and the holders of the 11 Madison Avenue Pari Passu Loans (including the 2004-C10 Controlling Class Representative) give conflicting consents or directions to the 2004-C10 Master Servicer or the 2004-C10 Special Servicer, as applicable, no such consent or direction is agreed to by the holders of a majority (by then outstanding principal balance) of the 11 Madison Avenue Senior Loans, and the directions given by the 2004-C10 Controlling Class Representative satisfy the

Servicing Standard, the 2004-C10 Master Servicer or the 2004-C10 Special Servicer, as applicable, will be required to follow the directions of the 2004-C10 Controlling Class Representative. See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans--11 Madison Avenue Loan--Servicing Provisions of the 11 Madison Avenue Intercreditor Agreement" in this prospectus supplement.

     Notwithstanding the foregoing, the holder of the Mountain View Apartments Subordinate Loan or the Fox Valley Apartments Subordinate Loan may exercise certain approval rights relating to a modification of such Subordinate Companion Loan that materially and adversely affects the holder of such Subordinate Companion Loan prior to the expiration of the related repurchase period. Furthermore, the holder of the Mountain View Apartments Subordinate Loan or the Fox Valley Apartments Subordinate Loan may exercise certain approval rights relating to a modification of the Mountain View Apartments Loan or the Fox Valley Apartments Loan, as applicable, or the related Subordinate Companion Loan that materially and adversely affects the holder of such Subordinate Companion Loan. See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans--Mountain View Apartments Loan and Fox Valley Apartments Loan--Servicing Provisions of the Mountain View Apartments Intercreditor Agreement and the Fox Valley Apartments Intercreditor Agreement" in this prospectus supplement.

     Limitation on Liability of the Controlling Class Representative. The Controlling Class Representative will not have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability to a Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and each Certificateholder agrees to take no action against the Controlling Class Representative or any of its respective officers, directors, employees, principals or agents as a result of such a special relationship or conflict. The holder of an 11 Madison Avenue Subordinate Loan or its designees, in connection with exercising the rights and powers described above with respect to the 11 Madison Avenue Whole Loan will be entitled to substantially the same limitations to which the Controlling Class Representative is entitled.


DEFAULTED MORTGAGE LOANS; REO PROPERTIES; PURCHASE OPTION

     The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan (other than the 11 Madison Avenue Loan) becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. A "Defaulted Mortgage Loan" is a Mortgage Loan (i) that is delinquent sixty days or more with respect to a Periodic Payment (not including the Balloon Payment) or (ii) that is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan documents and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. The Special Servicer will be permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the Special Servicer will update its determination of the fair value of a Defaulted Mortgage Loan at least once every 90 days.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, the Majority Subordinate Certificateholder will have an assignable option to purchase (subject to, in certain instances, the rights of subordinated secured creditors or mezzanine lenders to purchase the related Mortgage Loan) (the "Purchase Option") the Defaulted Mortgage Loan from the Trust Fund at a price (the "Option Price") equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. If the Purchase Option is not exercised by the Majority Subordinate Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Majority Subordinate Certificateholder shall assign the Purchase Option to the Special Servicer for fifteen days. If the Purchase Option is not exercised by the Special Servicer or its assignee within such fifteen day period, then the Purchase Option shall revert to the Majority Subordinate Certificateholder.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer generally will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related mortgagor's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of the Purchase Option.

     If (a) the Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Subordinate Certificateholder, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, the Trustee will be required to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination, the Trustee will be entitled to rely on the most recent appraisal of the related Mortgaged Property that was prepared in accordance with the terms of the Pooling and Servicing Agreement and may rely upon the opinion and report of an independent third party in making such determination, the cost of which will be advanced by the Master Servicer.

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an Extension or such opinion of counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

     The Special Servicer shall give the Controlling Class Representative, the Master Servicer and the Trustee not less than five days' prior written notice of its intention to sell any such REO Property, and shall auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that the Master Servicer, Special Servicer, Majority

Subordinate Certificateholder, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further, that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the trust an appraisal of such REO Property (or internal valuation in accordance with the procedures specified in the Pooling and Servicing Agreement) and (iii) the Special Servicer shall not bid less than the greater of (x) the fair market value set forth in such appraisal (or internal valuation) or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses.

     Subject to the REMIC provisions, the Special Servicer shall act on behalf of the trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the trust. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the trust and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one business day in the Certificate Account.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer or the Master Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property (other than the Mortgaged Property related to the 11 Madison Avenue Loan) as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan or the related debt service coverage ratio is below 1.00x; the expense of which will be payable first, out of penalty interest and late payment charges otherwise payable to the Special Servicer or the Master Servicer, as the case may be, and received in the Collection Period during which such inspection related expenses were incurred, then at the Trust Fund's expense. In addition, beginning in 2005, with respect to each Mortgaged Property securing a Mortgage Loan (other than the Mortgaged Property related to the 11 Madison Avenue Loan) with a principal balance (or allocated loan amount) at the time of such inspection of more than or equal to $2,000,000, the Master Servicer (with respect to each such Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to each Mortgaged Property securing a Specially Serviced Mortgage Loan) is required at its expense to inspect or cause to be inspected the Mortgaged Property every calendar year and with respect to each Mortgaged Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other calendar year; provided that the Master Servicer is not obligated to inspect any Mortgaged Property that has been inspected by the Special Servicer in the previous 6 months. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

     The Special Servicer or the Master Servicer is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property (other than the Mortgaged Property related to the 11 Madison Avenue Loan) and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in this prospectus supplement.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     The Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C12 (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, dated as of July 1, 2004, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent (the "Pooling and Servicing Agreement"). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of such loans received or applicable to periods after the applicable Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date); (ii) any REO Property acquired on behalf of the Trust Fund;
(iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the REO Accounts, the Additional Interest Account, the Gain on Sale Reserve Account and the Interest Reserve Account (see "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" in the prospectus); and (iv) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

     The Certificates consist of the following classes (each, a "Class") designated as: (i) the Class A-1, Class A-2 and Class A-1A Certificates (collectively, the "Class A Certificates"); (ii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (collectively, the "Subordinate Certificates" and, together with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class IO Certificates (the "Class IO Certificates");
(iv) the Class R-I and Class R-II Certificates (collectively, the "REMIC Residual Certificates"); (v) the Class MAD Certificates (the "Class MAD Certificates" and, collectively, with the Sequential Pay Certificates and the Class IO Certificates, the "REMIC Regular Certificates"); and (vi) the Class Z Certificates. The Class MAD Certificates will be entitled to receive distributions only from collections on the 11 Madison Avenue Subordinate Component in accordance with the Pooling and Servicing Agreement and will not be supported by the 11 Madison Avenue Pooled Component or any other Mortgage Loan.

     Only the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class MAD and Class IO Certificates (collectively, the "Non-Offered Certificates"), the Class Z Certificates and the REMIC Residual Certificates have not been registered under the Securities Act and are not offered hereby. Accordingly, information in this prospectus supplement regarding the terms of the Non-Offered Certificates, the Class Z Certificates and the REMIC Residual Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.


REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company ("DTC"). The Class A-1, Class A-2, Class B, Class C, Class D and the Class E Certificates will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof.

     The holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream Banking, societe anonyme ("Clearstream") or Euroclear Bank S.A./N.V., as operator (the "Euroclear Operator") of the Euroclear System (the "Euroclear System") (in Europe) if they are participants of such respective system ("Participants"), or indirectly through organizations that are Participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the

New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, the Euroclear Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date, due to time zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, the Euroclear Operator or holders of Offered Certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, none of the Depositor, the Underwriters, the Master Servicer, the Trustee nor the Fiscal Agent will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Clearstream is a limited liability company (a societe anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

     The Euroclear System was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. The Euroclear System is owned by Euroclear.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

     The information in this prospectus supplement concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor any of the Underwriters takes any responsibility for the accuracy or completeness thereof.


CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     Subject to a permitted variance of plus or minus 5.0%, the respective Classes of Sequential Pay Certificates will have the Certificate Balances representing the approximate percentage of the Cut-Off Date Pool Balance as set forth in the following table:

                                                                         PERCENTAGE OF
                                                     CLOSING DATE        CUT-OFF DATE
CLASS OF CERTIFICATES                            CERTIFICATE BALANCE     POOL BALANCE
---------------------------------------------   ---------------------   --------------
Class A-1 Certificates ......................        $327,879,000            30.840%
Class A-2 Certificates ......................        $478,063,000            44.966%
Class B Certificates ........................        $ 25,250,000             2.375%
Class C Certificates ........................        $  9,302,000             0.875%
Class D Certificates ........................        $ 22,592,000             2.125%
Class E Certificates ........................        $ 10,631,000             1.000%
Non-Offered Certificates (other than Class IO
 Certificates) ..............................        $189,455,325            17.820%

     The "Certificate Balance" of any Class of Sequential Pay Certificates and the Class MAD Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates and the Class MAD Certificates will, in each case, be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date.

     The Class IO Certificates do not have a Certificate Balance, but represent the right to receive the distributions of interest in an amount equal to the aggregate interest accrued on its notional amount (the "Notional Amount"). The Class IO Certificates have 17 separate components (each, a "Component"), each corresponding to a different Class of Sequential Pay Certificates. Each such Component has the same letter and/or numerical designation as its related Class of Sequential Pay Certificates. The component balance (the "Component Balance") of each Component will equal the Certificate Balance of the corresponding Class of Sequential Pay Certificates outstanding from time to time. On each Distribution Date, the Notional Amount of the Class IO Certificates will be equal to the aggregate outstanding Component Balances of the Components on such date. The initial Notional Amount of the Class IO Certificates will equal approximately $1,063,172,325 (subject to a permitted variance of plus or minus 5.0%).

     The Certificate Balance of any Class of Sequential Pay Certificates may be increased by the amount, if any, of Certificate Deferred Interest added to such Class Certificate Balance. With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification on any Distribution Date, "Mortgage Deferred Interest" is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan. On each Distribution Date the amount of interest distributable to a Class of Sequential Pay Certificates will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount, "Certificate Deferred Interest"), such allocation being in reverse alphabetical order (except with respect to the Class A-1, Class A-2 and Class A-1A Certificates, which amounts shall be applied pro rata (based on remaining Class Certificate Balances) to such Classes). Mortgage Deferred Interest with respect to the 11 Madison Avenue Loan will be allocated first, to the 11 Madison Avenue Non-Pooled Component and then, to the 11 Madison Avenue Pooled Component. Only Certificate Deferred Interest relating to the 11 Madison Avenue Pooled Component will be allocated to the Sequential Pay Certificates and Certificate Deferred Interest on the Class MAD Certificates will be equal to the 11 Madison Avenue Non-Pooled Component's share of Mortgage Deferred Interest on the 11 Madison Avenue Loan. The Certificate Balance of each Class of Sequential Pay Certificates to which Certificate Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate Deferred Interest. Any increase in the Certificate Balance of a Class of Sequential Pay Certificates will result in an increase in the Notional Amount of the Class IO Certificates.

     The REMIC Residual Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount and Class MAD Available Distribution Amount (each as defined below) for such date that remains after the required distributions have been made on all the REMIC Regular Certificates. It is not anticipated that any such portion of the Available Distribution Amount will result in more than a de minimis distribution to the REMIC Residual Certificates.

     The Class Z Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any amounts of Additional Interest received in the related Collection Period with respect to each Mortgage Loan other than amounts allocable in respect of the 11 Madison Avenue Non-Pooled Component.

     For purposes of calculating the allocation of collections on the 11 Madison Avenue Loan between the 11 Madison Avenue Pooled Component, on the one hand, and the 11 Madison Avenue Non-Pooled Component on the other, the 11 Madison Avenue Pooled Component and the 11 Madison Avenue Non-Pooled Component will each be deemed to have a principal balance (a "Component Principal Balance") that is initially equal to $82,000,000 in the case of the 11 Madison Avenue Pooled Component, and $13,555,556 in the case of the 11 Madison Avenue Non-Pooled Component, and each such component will accrue interest during each Interest Accrual Period on the amount of the Component Principal Balance thereof outstanding immediately prior to the related Distribution Date at a per annum rate equal to the Net Mortgage Rate in effect for the 11 Madison Avenue Loan as of the commencement of such Interest Accrual Period. The Component Principal Balance of the 11 Madison Avenue Pooled Component will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date and the Component Principal Balance of the 11 Madison Avenue Non-Pooled Component will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date, in each case as described under "DESCRIPTION OF THE CERTIFICATES--Distributions."


PASS-THROUGH RATES

     The Pass-Through Rate applicable to the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates for each Distribution Date will equal the respective rate per annum set forth on the front cover of this prospectus supplement. Each Component will be deemed to have a Pass-Through Rate equal to the Pass-Through Rate of the related Class of Certificates.

     The Pass-Through Rate applicable to the Class IO Certificates for the initial Distribution Date will equal approximately ____% per annum.

     The Pass-Through Rate applicable to the Class IO Certificates for each subsequent Distribution Date will, in general, equal the weighted average of the Strip Rates for the Components for such Distribution Date (weighted on the basis of the respective Component Balances of such Components outstanding immediately prior to such Distribution Date). The "Strip Rate" in respect of any Class of Components for any Distribution Date will, in general, equal the Weighted Average Net Mortgage Rate for such Distribution Date, minus the Pass-Through Rate for the Class of Sequential Pay Certificates corresponding to such Component (but in no event will any Strip Rate be less than zero).

     In the case of each Class of REMIC Regular Certificates, interest at the applicable Pass-Through Rate will be payable monthly on each Distribution Date and will accrue during each Interest Accrual Period on the Certificate Balance (or, in the case of the Class IO Certificates, the Notional Amount) of such Class of Certificates immediately following the Distribution Date in such Interest Accrual Period (after giving effect to all distributions of principal made on such Distribution Date). Interest on each Class of REMIC Regular Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to any Class of REMIC Regular Certificates and any Distribution Date, the "Interest Accrual Period" will be the preceding calendar month which will be deemed to consist of 30 days.

     The Class Z Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Additional Interest with respect to the Mortgage Loans other than the 11 Madison Avenue Subordinate Component.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans (excluding the Net Mortgage Rate and Component Principal Balance of the 11 Madison Avenue Subordinate Component) as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances (excluding, with respect to the 11 Madison Avenue Loan, the Component Principal Balance of the 11 Madison Avenue Non-Pooled Component) immediately following the preceding Distribution Date; provided that, for the purpose of determining the Weighted Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such Mortgage Loan will be calculated without regard to such event. The "Net Mortgage Rate" for each Mortgage Loan and the 11 Madison Avenue Pooled Component and 11 Madison Avenue Non-Pooled Component will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan, or, with respect to the components related to the 11 Madison Avenue Loan, such 11 Madison Avenue Loan as of the Cut-Off Date, minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, because no Mortgage Loan accrues interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of each Mortgage Loan in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, that, the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year, and January of each year will be the per annum rate stated in the related Mortgage Note unless the final Distribution Date occurs in January or February immediately following such December or January and (b) in February of each year will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable, December. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero) by (i) the portion of the Principal Distribution Amount for that date which is attributable to such Mortgage Loan and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period and (b) increased on each Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. In addition, to the extent that principal from general collections is used to reimburse nonrecoverable Advances or Workout-Delayed Reimbursement Amounts, and such amount has not been included as part of the Principal Distribution Amount, such amount shall not reduce the Stated Principal Balance (other than for purposes of computing the Weighted Average Net Mortgage Rate). Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero. With respect to any Companion Loan on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan.


     The "Collection Period" for each Distribution Date is the period that begins on the 12th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 11th day in the same month as such Distribution Date. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any payments received with respect to the Mortgage Loans relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period. The "Determination Date" will be, for any Distribution Date, the 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in August 2004.


DISTRIBUTIONS

     General. Except as described below with respect to the Class MAD Certificates, distributions on the Certificates are made by the Trustee, to the extent of the Available Distribution Amount, on the fourth business day following the related Determination Date (each, a "Distribution Date"). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such

Class based on their respective percentage interests in such Class. The first Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in August 2004.

     The Available Distribution Amount. The aggregate amount available for distributions of interest and principal to Certificateholders (other than Class MAD Certificateholders) on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties (with respect to the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison Avenue Pooled Component) by the Master Servicer as of the close of business on the last day of the related Collection Period and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

               (i) any Periodic Payments collected but due on a Due Date after the related Collection Period;

               (ii) any Prepayment Premiums and Yield Maintenance Charges;

               (iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans;

               (iv) any amounts deposited in the Certificate Account in error;

               (v) any Additional Interest on the ARD Loans (which is separately distributed to the Class Z Certificates);

               (vi) if such Distribution Date occurs during February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts with respect to the Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution; and

               (vii) any amounts distributable to the Class MAD Certificates in respect of the 11 Madison Avenue Non-Pooled Component as described below under "--Application of Class MAD Available Distribution Amount".


          (b) all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date (other than any P&I Advance allocable to the 11 Madison Avenue Non-Pooled Component);

          (c) any Compensating Interest Payment (with respect to the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison Avenue Pooled Component) made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period; and

          (d) if such Distribution Date occurs during March of any year or if such Distribution Date is the final Distribution Date and occurs in February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts (with respect to the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison Avenue Pooled Component) then on deposit in the Interest Reserve Account in respect of each Mortgage Loan.

     See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and Payment of Expenses" and "--P&I Advances" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" in the accompanying prospectus.

     Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See "--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement.

     The Class MAD Available Distribution Amount. The aggregate amount available for distributions of interest and principal to the holders of the Class MAD Certificates on each Distribution Date (the "Class MAD Available Distribution Amount") will, in general, equal the sum of the following amounts:


          (a) the total amount of all cash received in respect of the 11 Madison Avenue Loan and any REO Property related to the 11 Madison Avenue Loan to the extent allocable to the 11 Madison Avenue Non-Pooled Component in accordance with the terms of the Pooling and Servicing Agreement and not previously distributed with respect to the Class MAD Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

               (i) any Periodic Payments on the 11 Madison Avenue Loan allocable to the 11 Madison Avenue Non-Pooled Component collected but due on a Due Date after the related Collection Period;

               (ii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the holders of the Class MAD Certificates, including any Servicing Fees and Trustee Fees on the 11 Madison Avenue Non-Pooled Component;

               (iii) any amounts deposited in the Certificate Account in error; and

               (iv) if such Distribution Date occurs during February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts with respect to the 11 Madison Avenue Loan and allocable to the 11 Madison Avenue Non-Pooled Component to be deposited in the Interest Reserve Account and held for future distribution;

          (b) all P&I Advances of interest made by the Master Servicer, the Trustee or the Fiscal Agent with respect to such Distribution Date made on the 11 Madison Avenue Loan and allocable to the 11 Madison Avenue Non-Pooled Component;

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period made on the 11 Madison Avenue Loan and allocable to the 11 Madison Avenue Non-Pooled Component; and

          (d) if such Distribution Date occurs during March of any year or if such Distribution Date is the final Distribution Date and occurs in February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of the 11 Madison Avenue Non-Pooled Component.

     Interest Reserve Account. The Master Servicer will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be withdrawn from the Certificate Account and deposited to the Interest Reserve Account in respect of each Mortgage Loan (including the 11 Madison Avenue Non-Pooled Component) (the "Interest Reserve Loans") which accrues interest on an Actual/360 basis an amount equal to one day's interest at the related Mortgage Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount"). With respect to each Distribution Date occurring in March, or in the event the final Distribution Date occurs in February or, if such year is not a leap year, in January, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

     Distribution Account. The Trustee will establish and will maintain a "Distribution Account" in the name of the Trustee for the benefit of the Certificateholders and will maintain the Distribution Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Distribution Account, to the extent of the Available Distribution Amount (and, with respect to the Class MAD Certificates, to the extent of the Class MAD Available Distribution Amount), will be used to make distributions on the Certificates.

     Gain on Sale Reserve Account. The Trustee will establish and will maintain a "Gain on Sale Reserve Account" in the name of the Trustee for the benefit of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Realized Losses previously allocated to the Certificates, such gains will be held and applied to offset future Realized Losses, if any.

     Additional Interest Account. The Trustee will establish and will maintain an "Additional Interest Account" in the name of the Trustee for the benefit of the holders of the Class Z and Class MAD Certificates. Prior to the applicable Distribution Date, an amount equal to the Additional Interest received in respect of the Mortgage Loans during the related Collection Period will be deposited into the Additional Interest Account.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will (except as otherwise described under "--Termination" below) apply amounts on deposit in the Distribution Account (other than amounts payable on such date in respect of the Class MAD Certificates), to the extent of the Available Distribution Amount, in the following order of priority:

    (1) concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1 Certificates and Class A-2 Certificates, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates on such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available Distribution Amount for such Distribution Date relating to the entire Mortgage Pool, to the holders of the Class IO Certificates, in accordance with the amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

    (2) to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates) equal to the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date;

    (3) after the Class A-1 Certificates have been retired, to distributions of principal to the holders of the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-2 Certificates) equal to the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-1 Certificates on such Distribution Date;

    (4) to distributions of principal to the holders of the Class A-1A Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1A Certificate) equal to the Loan Group 2 Principal Distribution Amount for such Distribution and, after the Class A-2

         Certificates have been retired, the Loan Group 1 Principal Distribution Amount remaining after payments to the Class A-2 Certificates have been made on such Distribution Date;

   (5) to distributions to the holders of the Class A-1 Certificates, Class A-2 Certificates and Class A-1A Certificates, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

   (6) to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (7) after the Class A-1 Certificates, Class A-2 Certificates and Class A-1A Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates and/or Class A-1A Certificates on such Distribution Date;

   (8) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

   (9) to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (10) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

   (11) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

   (12) to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (13) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

   (14) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

   (15) to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (16) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates) equal to the

         Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

   (17) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

   (18) to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (19) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

   (20) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

   (21) to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (22) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

   (23) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

   (24) to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (25) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

   (26) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

   (27) to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (28) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

   (29) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

   (30) to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (31) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

   (32) to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

   (33) to distributions of interest to the holders of the Class L Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (34) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

   (35) to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

   (36) to distributions of interest to the holders of the Class M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (37) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

   (38) to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

   (39) to distributions of interest to the holders of the Class N Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (40) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

    (41) to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

    (42) to distributions of interest to the holders of the Class O Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

    (43) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class O Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class O Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

    (44) to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

    (45) to distributions of interest to the holders of the Class P Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

    (46) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class P Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class P Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

    (47) to distributions to the holders of the Class P Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

    (48) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (47) above;

provided that, on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "--Termination" below), the payments of principal to be made as contemplated by clauses (2), (3) and (4) above with respect to the Class A-1 Certificates, the Class A-2 Certificates, and the Class A-1A Certificates will be so made to the holders of the respective Classes of such Certificates which remain outstanding up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates and without regard to the Principal Distribution Amount for such date.

     Application of Class MAD Available Distribution Amount. The Class MAD Certificates will only be entitled to distributions from amounts collected on the 11 Madison Avenue Non-Pooled Component. On each Distribution Date, the Trustee will apply amounts on deposit in the Class MAD Distribution Account in the following order of priority to the extent of the Class MAD Available Distribution Amount:

    (1) to distributions of interest to the holders of the Class MAD Certificates in accordance with the amount of Distributable Certificate Interest in respect of such Class, in an amount equal to all Distributable Certificate Interest allocable to the Class MAD Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

    (2) to distributions of principal to the holders of the Class MAD Certificates in an amount equal to the Class MAD Principal Distribution Amount for such Distribution Date;

    (3) to distributions to the holders of the Class MAD Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

    (4) to distributions to the holders of the Class R-I Certificates in an amount equal to the balance, if any, of the Class MAD Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (3) above.

Amounts payable on any Distribution Date which are part of the Class MAD Available Distribution Amount will not be available to make distributions on other Certificates.

     The Class MAD Certificates and the 11 Madison Avenue Non-Pooled
Component. The Class MAD Certificates will only be entitled to distributions from amounts collected on the 11 Madison Avenue Loan allocable to the 11 Madison Avenue Non-Pooled Component. All collections of principal and interest in respect of the 11 Madison Avenue Loan received during any Collection Period (net of any portion allocable to reimburse any outstanding P&I Advances, or pay any Servicing Fees, Trustee Fees, Workout Fees, Liquidation Fees, interest on Advances and any other Additional Trust Fund Expenses, in respect of such Mortgage Loan) will be applied on the related Distribution Date, together with any P&I Advance and Compensating Interest Payment made in respect of such Mortgage Loan, for the purposes and in the following order of priority:

          (i) to the Certificateholders (other than the Class MAD Certificates) as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to accrued and unpaid interest in respect of the 11 Madison Avenue Pooled Component through the end of the related Interest Accrual Period;

          (ii) to the Certificateholders (other than the Class MAD Certificates) as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to its pro rata share of any principal payments until the Component Principal Balance of the 11 Madison Avenue Pooled Component is reduced to zero;

          (iii) to the Certificateholders (other than the Class MAD Certificates) as part of the Available Distribution Amount for such Distribution Date, to reimburse the 11 Madison Avenue Pooled Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the 11 Madison Avenue Pooled Component and for which no reimbursement has previously been received;

          (iv) to the holder of the Class MAD Certificates, as part of the Class MAD Available Distribution Amount, up to an amount equal to all accrued and unpaid interest in respect of the 11 Madison Avenue Non-Pooled Component through the end of the related Interest Accrual Period;

          (v) to the holder of the Class MAD Certificates, as part of the Class MAD Available Amount, up to its pro rata share of any principal payments until the Component Principal Balance of the 11 Madison Avenue Non-Pooled Component is reduced to zero; and

          (vi) to the holders of the Class MAD Certificates, as part of the Class MAD Available Distribution Amount to reimburse the Class MAD Certificates for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the 11 Madison Avenue Non-Pooled Component and for which no reimbursement has been previously received.

     The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the subject Distribution Date and will be applied as described above to make distributions on the Certificates (other than the Class MAD Certificates).

     Amounts payable on any Distribution Date which are part of the Class MAD Available Distribution Amount will not be available to make distributions on the other classes of Regular Certificates.

     On and after an event of default in respect of the 11 Madison Avenue Loan payments on such Mortgage Loan will be applied on the related Distribution Date, together with any P&I Advance and Compensating Interest Payment made in respect of such Mortgage Loan, for the purposes and in the following order of priority:

          (i) to the Certificateholders (other than the Class MAD Certificates) as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to accrued and unpaid interest in respect of the 11 Madison Avenue Pooled Component through the end of the related Interest Accrual Period;

          (ii) to the Certificateholders (other than the Class MAD Certificates) as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to its pro rata share of any scheduled principal payments out of principal collections only, if any, until the Component Principal Balance of the 11 Madison Avenue Pooled Component is reduced to zero;

          (iii) to the holder of the Class MAD Certificates, as part of the Class MAD Available Distribution Amount, up to an amount equal to all accrued and unpaid interest in respect of the 11 Madison Avenue Non-Pooled Component through the end of the related Interest Accrual Period;

          (iv) to the Certificateholders (other than the Class MAD Certificates) as part of the Available Distribution Amount for such Distribution Date any remaining principal payments until the Component Principal Balance of the 11 Madison Avenue Pooled Component is reduced to zero;

          (v) to the Certificateholders (other than the Class MAD Certificates) as part of the Available Distribution Amount for such Distribution Date, to reimburse the 11 Madison Avenue Pooled Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the 11 Madison Avenue Pooled Component and for which no reimbursement has previously been received;

          (vi) to the holder of the Class MAD Certificates, as part of the Class MAD Available Distribution Amount, until the Component Principal Balance of the 11 Madison Avenue Non-Pooled Component is reduced to zero; and

          (vii) to the holders of the Class MAD Certificates, as part of the Class MAD Available Distribution Amount, to reimburse the Class MAD Certificates for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the 11 Madison Avenue Non-Pooled Component and for which no reimbursement has been previously received.

     The amounts to be applied pursuant to clause (i), (ii), (iv) and (v) above will be included as part of the Available Distribution Amount for the subject Distribution Date and will be applied as described above to make distributions on the Certificates (other than the Class MAD Certificates).

     Amounts payable on any Distribution Date which are part of the Class MAD Available Distribution Amount will not be available to make distributions on the other classes of Regular Certificates.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date equals the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (other than in the case of the Class IO Certificates) (to not less than zero) by (i) such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall") and
(ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular Certificates.

     The "Accrued Certificate Interest" in respect of each Class of Sequential Pay Certificates and the Class MAD Certificates for each Distribution Date will equal one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Component Principal Balance, as applicable, outstanding immediately prior to such Distribution Date. The "Accrued Certificate Interest" in respect of the Class IO Certificates for any Distribution Date will equal the amount of one month's interest at the related Pass-Through Rate on the Notional Amount of the Class IO Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates (other than the Class IO and Class MAD Certificates) will equal the product of
(a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC Regular Certificates (other than the Class IO Certificates) and the Class MAD Certificates for such Distribution Date.

     Any such Prepayment Interest Shortfalls allocated to the Certificates, to the extent not covered by the Master Servicer's related Compensating Interest Payment for such Distribution Date, will reduce the applicable Distributable Certificate Interest as described above.

     With respect to the 11 Madison Avenue Loan, prepayment interest shortfalls will be allocated first to the promissory note related to the most subordinate of the 11 Madison Avenue Subordinate Loans, second to the promissory note related to the second most subordinate of the 11 Madison Avenue Subordinate Loans, third to the promissory note related to the senior most of the 11 Madison Avenue Subordinate Loans and fourth, pro rata, between the promissory notes related to the 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu Loans. The portion of such prepayment interest shortfall allocated to the 11 Madison Avenue Loan will be allocated between the 11 Madison Avenue Pooled Component and the 11 Madison Avenue Non-Pooled Component pro rata, based on the amount of interest each such component is otherwise entitled to receive on the related Distribution Date (without giving effect to any capitalization of interest). Compensating Interest Payments made by the Master Servicer with respect to the 11 Madison Avenue Loan for any Distribution Date will be used first, to cover the Prepayment Interest Shortfalls incurred during the related Collection Period allocated to the 11 Madison Avenue Pooled Component, and second, to cover any Prepayment Interest Shortfalls incurred during the related Collection Period allocated to the 11 Madison Avenue Non-Pooled Component. Any such Prepayment Interest Shortfalls allocated to the 11 Madison Avenue Non-Pooled Component, to the extent not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date, will reduce the 11 Madison Avenue Non-Pooled Component's interest entitlement for the related Distribution Date (without giving effect to any capitalization of interest). Any such Prepayment Interest Shortfalls allocated to the 11 Madison Avenue Pooled Component, to the extent not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date, will reduce its Distributable Certificate Interest as described above.

     With respect to the Fox Valley Loan and the Mountain View Loan, prepayment interest shortfalls will be allocated first to the promissory note related to the Fox Valley Subordinate Loan and the Mountain View Subordinate Loan, respectively, and second to the promissory note related to the Fox Valley Loan and Mountain View Loan, respectively. The portion of such shortfall allocated to the Fox Valley Loan or Mountain View Loan, as applicable, net of amounts payable by the Master Servicer, will be included in the Net Aggregate Prepayment Interest Shortfall.

     Principal Distribution Amount. So long as both the Class A-2 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group by Loan Group basis (the "Loan Group 1 Principal Distribution Amount" and "Loan Group 2 Principal Distribution Amount", respectively). On each Distribution Date after the Certificate Balances of either the Class A-2 or Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The "Principal Distribution Amount" for each Distribution Date with respect to a Loan Group or the Mortgage Pool will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer, the Trustee, the Fiscal Agent, the 2004-C10 Master Servicer or the 2004-C10 Trustee, as applicable, but, in each case, exclusive of amounts allocable to principal of the 11 Madison Avenue Non-Pooled
Component:

          (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Mortgage Loans (with respect to the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison Avenue Pooled Component) in such Loan Group or the Mortgage Pool, as applicable, for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer or Trustee, as applicable, prior to such Collection Period;

          (b) the aggregate of all principal prepayments received on the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period;

          (c) with respect to any Mortgage Loan (with respect to the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison Avenue Pooled Component) in such Loan Group or the Mortgage Pool, as applicable, as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan (with respect to the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison Avenue Pooled Component) on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases of Mortgage Loans (with respect to the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison Avenue Pooled Component) in such Loan Group or the Mortgage Pool, as applicable, and Substitution Shortfall Amounts with respect to Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, and, to the extent not otherwise included in clause
     (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans (with respect to the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison Avenue Pooled Component) in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Loan Group 1 Principal Distribution Amount, the Loan Group 2 Principal Distribution Amount and the Principal Distribution Amount, as the case may be, for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) nonrecoverable Advances plus interest on such nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts plus interest on such amount that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided, further, that in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     Notwithstanding the foregoing, unless otherwise noted, where Principal Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

     Class MAD Principal Distribution Amount. The "Class MAD Principal Distribution Amount" for each Distribution Date will generally equal the aggregate of the following (without duplication) to the extent paid by the borrower under the 11 Madison Avenue Loan or advanced by the Master Servicer, Trustee or Fiscal Agent and allocable to the 11 Madison Avenue Non-Pooled Component during the related Collection Period:

          (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the 11 Madison Avenue Non-Pooled Component for its Due Date occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, prior to such Collection Period;

          (b) the aggregate of all principal prepayments received on or in respect of the 11 Madison Avenue Non-Pooled Component during the related Collection Period;

          (c) if the stated maturity date of the 11 Madison Avenue Loan occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of the 11 Madison Avenue Loan to the extent allocable to the 11 Madison Avenue Non-Pooled Component on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases, with respect to the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison Avenue Non-Pooled Component and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison Avenue Non-Pooled Component during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison Avenue Non-Pooled Component, on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Class MAD Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Class MAD Certificates on such immediately preceding Distribution Date;

provided, that the Class MAD Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) nonrecoverable Advances plus interest on such nonrecoverable Advances that are paid or reimbursed from principal collections allocable to the 11 Madison Avenue Non-Pooled Component in a period during which such principal collections would have otherwise been included in the Class MAD Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts plus interest on such amount that are paid or reimbursed from principal collections allocable to the 11 Madison Avenue Non-Pooled Component in a period during which such principal collection would have otherwise been included in the Class MAD Principal Distribution Amount for such Distribution Date; provided, further, if any of the amounts that were reimbursed from principal collections allocable to the 11 Madison Avenue Non-Pooled Component are subsequently recovered, such recovery will increase the Class MAD Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Mortgage Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Mortgage Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

     Distributions of the Principal Distribution Amount (or the Class MAD Principal Distribution Amount with respect to the Class MAD Certificates) will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property (other than the 11 Madison Avenue Loan) may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and (iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the definitions of "Principal Distribution Amount" and "Weighted Average Net Mortgage Rate" are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Mortgage Loan").


     Allocation of Prepayment Premiums and Yield Maintenance Charges. In the event a borrower is required to pay any Prepayment Premium or Yield Maintenance Charge, the amount of such payments actually collected (and, in the case of a Co-Lender Loan, payable with respect to the related Mortgage Loan pursuant to the related Intercreditor Agreement) will be distributed in respect of the Offered Certificates and the Class A-1A, Class F, Class G and Class H Certificates as set forth below. "Yield Maintenance Charges" are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment. Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered "Prepayment Premiums".

     Any Prepayment Premiums or Yield Maintenance Charges collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Prepayment Premiums or Yield Maintenance Charges on the Mortgage Loans, the holders of each Class of Offered Certificates and the Class A-1A, Class F, Class G and Class H Certificates then entitled to distributions of principal with respect to the related Loan Group on such Distribution Date will be entitled to an amount of Prepayment Premiums or Yield Maintenance Charges equal to the product of (a) the amount of such Prepayment Premiums or Yield Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. If there is more than one such Class of Certificates entitled to distributions of principal with respect to the related Loan Group on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. The portion, if any, of the Prepayment Premiums or Yield Maintenance Charges remaining after any such payments described above will be distributed to the holders of the Class IO Certificates. Any Yield Maintenance Charges payable in respect of the 11 Madison Avenue Loan will be allocated on a pro rata basis between the 11 Madison Avenue Pooled Component and the 11 Madison Avenue Non-Pooled Component and, with respect to such amounts allocable to the 11 Madison Avenue Non-Pooled Component, will be distributed to the holders of the Class MAD Certificates.

     The "Discount Rate" applicable to any Class of Offered Certificates and the Class A-1A, Class F, Class G and Class H Certificates will equal the yield (when compounded monthly) on the US Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan. In the event that there are two or more such US Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan, the issue with the earliest maturity date will be utilized.

     For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see "SUMMARY OF PROSPECTUS SUPPLEMENT" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Distributions of Additional Interest. On each Distribution Date, any Additional Interest collected on an ARD Loan, other than Additional Interest allocable to the 11 Madison Avenue Non-Pooled Component, (and, with respect to any Co-Lender Loan, payable on the related Mortgage Loan pursuant to the terms of the related Intercreditor Agreement) during the related Collection Period will be distributed to the holders of the Class Z Certificates. Additional Interest collected with respect to the 11 Madison Avenue Loan will be allocated to the 11 Madison Avenue Pooled Component and the 11 Madison Avenue Non-Pooled Component on a pro rata basis and, with respect to Additional Interest allocable to the 11 Madison Avenue Non-Pooled Component, will be distributed to the Class MAD Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.


SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Class A and Class IO Certificates and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. The Class MAD Certificates will represent interests in, and will be payable only out of payments, advances and other amounts allocable to the 11 Madison Avenue Non-Pooled Component. The rights of the holders of the Class MAD Certificates to receive distributions of amounts collected or advanced in respect of the 11 Madison Avenue Non-Pooled Component will be subordinated, to the extent provided in the Pooling and

Servicing Agreement, to the rights of the holder of the 11 Madison Avenue Pooled Component, and therefore the holders of the Class A Certificates, Class IO Certificates and the Subordinate Certificates. This subordination provided by the Subordinate Certificates and, to the extent provided herein, the Class MAD Certificates, is intended to enhance the likelihood of timely receipt by the holders of the Class A and Class IO Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, Class C, Class D and Class E Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded (a) to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates (other than the Class A-1A and Class IO Certificates), (b) to the holders of the Class D Certificates by means of the subordination of the Class E and the Non-Offered Certificates (other than the Class A-1A and Class IO Certificates), (c) to the holders of the Class C Certificates by means of the subordination of the Class D, the Class E and the Non-Offered Certificates (other than the Class A-1A and Class IO Certificates), (d) to the holders of the Class B Certificates by means of the subordination of the Class C, Class D, Class E and the Non-Offered Certificates (other than the Class A-1A and Class IO Certificates), and (e) to the holders of the Class A and Class IO Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above and (ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. However, after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have been reduced to zero, the Class A-1, Class A-2 and Class A-1A Certificates, to the extent such Certificates remain outstanding, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A-1, Class A-2, Class A-1A and Class IO Certificates, to the extent such Certificates remain outstanding, will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A-1 and Class A-2 Certificates (unless the aggregate Certificate Balance of each Class of Subordinate Certificates has been reduced to zero, first to the Class A-1 Certificates until the Certificate Balance thereof has been reduced to zero, then to the Class A-2 Certificates until the Certificate Balance thereof has been reduced to zero and to the Class A-1A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-1A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A-1, Class A-2 and Class A-1A Certificates, the percentage interest in the Trust Fund evidenced by such Class A-1, Class A-2 and Class A-1A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A-1, Class A-2 and Class A-1A Certificates by the Subordinate Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses related to all Mortgage Loans (without regard to Loan Groups) that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates, and to the extent applicable, the Class MAD Certificates (in each case, in reduction of their respective Certificate Balances) as follows, but, with respect to the Classes of Sequential Pay Certificates, in the aggregate only to the extent the aggregate

Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool (excluding the 11 Madison Avenue Non-Pooled Component) that will be outstanding immediately following such Distribution Date: first, to the Class P Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class O Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; thirteenth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourteenth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and, last, to the Class A-1 Certificates, the Class A-2 Certificates and the Class A-1A Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.

     Any losses and expenses that are associated with each of the 11 Madison Avenue Loan and the 11 Madison Avenue Companion Loans will be allocated in accordance with the terms of the 11 Madison Avenue Intercreditor Agreement first, to the most subordinate 11 Madison Avenue Subordinate Loan, second, to the second most subordinate 11 Madison Avenue Subordinate Loan, third, to the third most subordinate 11 Madison Avenue Subordinate Loan and fourth, pro rata, between the 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu Loans. After making the preceding allocations, such losses and expenses allocated to the 11 Madison Avenue Loan will be allocated first, to the 11 Madison Avenue Non-Pooled Component (and therefore, to the Class MAD Certificates) and second, to the 11 Madison Avenue Pooled Component (and therefore, to the Classes of Sequential Pay Certificates) in the manner described above.

     Any losses and expenses that are associated with each of the Fox Valley Loan, the Fox Valley Subordinate Loan, the Mountain View Loan and the Mountain View Subordinate Loan will be allocated in accordance with the terms of the related Intercreditor Agreement first, to the related Subordinate Companion Loan and second, to the related Mortgage Loan. The portion of those losses and expenses allocated to each of the related Mortgage Loans will be allocated among the Certificates in the manner described above.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premium or Yield Maintenance Charges) and
(ii) certain related unreimbursed servicing expenses (including any unreimbursed interest on any Advances), over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be

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treated as a Realized Loss. The Realized Loss in respect of a Mortgage Loan for which a Final Recovery Determination has been made includes nonrecoverable Advances (in each case, including interest thereon) to the extent amounts have been paid from the applicable principal distribution amount pursuant to the Pooling and Servicing Agreement.

     "Additional Trust Fund Expenses" include, among other things, (i) any Special Servicing Fees, Liquidation Fees or Workout Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Trustee and/or the Fiscal Agent in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee and/or the Fiscal Agent of the type described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding the Trustee" in the prospectus, certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust Fund and described under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the prospectus and "SERVICING OF THE MORTGAGE LOANS--Defaulted Mortgage Loans; REO Properties; Purchase Option" in this prospectus supplement. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.


P&I ADVANCES

     On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described in the second succeeding paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees, in respect of the Mortgage Loans (other than the 11 Madison Avenue Loan, as provided below) and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the last day of the Collection Period. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to the holders of the Class or Classes of Certificates entitled thereto, rather than to insure against losses. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan, subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to

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this sentence, minus the product of (a) such Appraisal Reduction Amount and (b)
the per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) applicable to the Class of Certificates, to which such Appraisal Reduction Amount is allocated as described in "--Appraisal
Reductions" below and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee shall then be required to make such P&I Advance, in such case, subject to the recoverability standard described below. Pursuant to the terms of the Pooling and Servicing Agreement, if the Trustee fails to make a P&I Advance required to be made, the Fiscal Agent shall then be required to make such P&I Advance, subject to the recoverability standard described below. Neither the Master Servicer, the Trustee nor the Fiscal Agent will be required to make a P&I Advance or any other advance for any Balloon Payments, default interest, late payment charges, Prepayment Premiums, Yield Maintenance Charges or Additional Interest.

     Neither the Master Servicer, the Trustee nor the Fiscal Agent will be required to make any P&I Advances with respect to any Subordinate Companion Loan or any 11 Madison Avenue Companion Loan. In general, neither the Master Servicer, the Trustee nor the Fiscal Agent will be required to make any P&I Advances with respect to the 11 Madison Avenue Loan under the Pooling and Servicing Agreement. Those advances will be made by the 2004-C10 Master Servicer in accordance with the 2004-C10 Pooling and Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. Furthermore, the amount of principal and interest advances to be made with respect to the 11 Madison Avenue Loan may be reduced by an appraisal reduction amount as calculated under the 2004-C10 Pooling and Servicing Agreement, which amount will be calculated in a manner generally the same as an Appraisal Reduction Amount. If the 2004-C10 Master Servicer and the 2004-C10 Trustee fails to make a required principal and interest advance on the 11 Madison Avenue Loan pursuant to the 2004-C10 Pooling and Servicing Agreement (other than based on a determination that such advance will not be recoverable out of collections on the 11 Madison Avenue Loan), the Master Servicer will be required, subject to the nonrecoverability determination described in the next paragraph, to make the P&I Advances (net of Master Servicing Fees and any master servicing fee payable to the 2004-C10 Master Servicer) on the 11 Madison Avenue Loan, so long as it has received all information necessary to make a recoverability determination. If the Master Servicer fails to make the required P&I Advance, the Trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, as described above for the Master Servicer. If the Trustee fails to make the required P&I Advance, the Fiscal Agent is required to make such P&I Advance, subject to the same limitations and with the same rights as described above for the Master Servicer. The Master Servicer, the Trustee and the Fiscal Agent may conclusively rely on the non-recoverability determination of the 2004-C10 Master Servicer. If any principal and interest advances are made with respect to the 11 Madison Avenue Loan under the 2004-C10 Pooling and Servicing Agreement, or under the Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the 2004-C10 Pooling and Servicing Agreement, or the Pooling and Servicing Agreement, as applicable, including in the event that the 2004-C10 Master Servicer has made a principal and interest advance or servicing advance on the 11 Madison Avenue Loan that it or the Special Servicer subsequently determines is not recoverable from expected collections on the 11 Madison Avenue Loan, from general collections on all Mortgage Loans in this trust.

     The Master Servicer (or the Trustee or the Fiscal Agent) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (including, with respect to the 11 Madison Avenue Loan, the 11 Madison Avenue Non-Pooled Component) (net of related Master Servicing Fees with respect to collections of interest and net of related Liquidation Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or liquidation proceeds, or any other recovery of the related Mortgage Loan or REO Property ("Related Proceeds"). Neither the Master Servicer, the Trustee nor the Fiscal Agent is obligated to make any P&I Advance that it or the Special Servicer determines, in accordance with the Servicing Standard (in the case of the Master Servicer and Special Servicer) or its good faith business judgment (in the case of the Trustee or the Fiscal Agent), would, if made, not be recoverable from Related Proceeds (a "Nonrecoverable P&I Advance"), and the Master Servicer (or the Trustee or the Fiscal Agent) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it determines to be a Nonrecoverable P&I Advance plus interest at the Reimbursement Rate. In addition, each of the Master Servicer, the Trustee and the Fiscal Agent will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that the related Mortgage Loan is modified in connection with such Mortgage Loan becoming a Corrected Mortgage Loan and is not repaid in full in connection with such modification but instead becomes an obligation of the borrower to pay such amounts in the future (such Advance, a "Workout-Delayed Reimbursement Amount") out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may at any time be determined to constitute a nonrecoverable Advance and thereafter shall be recoverable as any other nonrecoverable Advance. A Workout-Delayed Reimbursement Amount will constitute a nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either
(a) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee or the Fiscal Agent) that such Workout-Delayed Reimbursement Amount would not be recoverable from Related Proceeds, or (b) has determined in accordance with the Servicing Standard (in the case of the Master Servicer) or its good faith business judgment (in the case of the Trustee or the Fiscal Agent) that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts and nonrecoverable Advances, would not be recoverable out of principal collections in the Certificate Account. In addition, any such person may update or change its recoverability determinations (but not reverse any other person's determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination that an Advance is nonrecoverable will be conclusive and binding on the Certificateholders, the Master Servicer, the Trustee and the Fiscal Agent. Any requirement of the Master Servicer, the Trustee or the Fiscal Agent to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans. See "DESCRIPTION OF THE CERTIFICATES--Advances in Respect of Delinquencies" and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" in the prospectus.

     In connection with the recovery by the Master Servicer, the Trustee or the Fiscal Agent of any P&I Advance made by it or the recovery by the Master Servicer, the Trustee or the Fiscal Agent of any reimbursable servicing expense (which may include non-recoverable advances to the extent deemed to be in the best interest of the Certificateholders) incurred by it (each such P&I Advance or expense, an "Advance"), the Master Servicer, the Trustee or the Fiscal Agent, as applicable, is entitled to be paid interest compounded annually at a per annum rate equal to the Reimbursement Rate. Such interest will be paid contemporaneously with the reimbursement of the related Advance first out of late payment charges and default interest received on the related Mortgage Loan in the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account; provided, however, no P&I Advance shall accrue interest until after the expiration of any applicable grace period for the related Periodic Payment. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest. The "Reimbursement Rate" is equal to the "prime rate" published in the "Money Rates" Section of the Wall Street Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this prospectus supplement.

     Upon a determination that a previously made Advance is not recoverable, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable Advance over time (not to exceed 6 months or such longer period of time as agreed to by the Master Servicer and the Controlling Class Representative, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the prime rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard or contractual duty under the Pooling and Servicing Agreement and/or with respect to the Trustee or the Fiscal Agent, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. In the event that the Master Servicer, the Trustee or the Fiscal Agent, as applicable, elects not to recover such non-recoverable Advances over time, the Master Servicer, the Trustee or the Fiscal Agent, as applicable, will be required to give S&P and Fitch at least 15 days notice prior to any such reimbursement, unless the Master Servicer, the Trustee or the Fiscal Agent, as applicable, makes a determination not to give such notice in accordance with the terms of the Pooling and Servicing Agreement.

     If the Master Servicer, the Trustee or the Fiscal Agent, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it has determined is not recoverable out of collections on the related Mortgage Loan (including, with respect to the 11 Madison Avenue Loan, the 11 Madison Avenue Non-Pooled Component, if applicable) or reimburses itself out of general collections, related to principal only, on the Mortgage Pool for any Workout-Delayed Reimbursement Amount, then that Advance or Workout-Delayed Reimbursement Amount (together, in each case, with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the Pooling and Servicing Agreement, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the Certificates (prior to, in the case of non-recoverable Advances only, being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the Certificates), thereby reducing the Principal Distribution Amount of the Certificates. To the extent any Advance is determined to be nonrecoverable and to the extent of each Workout-Delayed Reimbursement Amount, if the Advance or Workout-Delayed Reimbursement Amount is reimbursed out of the Principal Distribution Amount as described above and the item for which the Advance or Workout-Delayed Reimbursement Amount was originally made is subsequently collected from payments or other collections on the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date corresponding to the Collection Period in which this item was recovered will be increased by the lesser of (a) the amount of the item and (b) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to this paragraph.


APPRAISAL REDUCTIONS

     Other than with respect to the 11 Madison Avenue Loan, upon the earliest of the date (each such date, a "Required Appraisal Date") that (1) any Mortgage Loan is 60 days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust Fund in respect of any Mortgage Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any Mortgage Loan has not been paid on its scheduled maturity date, unless the Master Servicer has, on or prior to 60 days following the scheduled maturity date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the Due Date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Required Appraisal Loan) or (7) any Mortgage Loan is outstanding 60 days after the third anniversary of an extension of its scheduled maturity date (each such Mortgage Loan, including an REO Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer is required to obtain (within

60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $2 million, an internal valuation performed by the Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made by the Master Servicer as described below. The Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum (without duplication), as of the first Determination Date immediately succeeding the Master Servicer's obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated Principal Balance of such Required Appraisal Loan (including, with respect to the 11 Madison Avenue Loan, the 11 Madison Avenue Non-Pooled Component), (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan documents) held with respect to such Required Appraisal Loan, plus (ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property as determined by such appraisal less any downward adjustments made by the Special Servicer (without implying any obligation to do so) based upon its review of the Appraisal and such other information as the Special Servicer deems appropriate. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

     As a result of calculating an Appraisal Reduction Amount with respect to a Mortgage Loan, the P&I Advance for such Mortgage Loan for the related Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse alphabetical order of the Classes; provided that with respect to any Appraisal Reduction Amount related to the 11 Madison Avenue Loan, such amounts will be allocated first to the Class MAD Certificates prior to any application of such amounts to the 11 Madison Avenue Pooled Component (and as a result to the Offered Certificates). See "--P&I Advances" above. With respect to the 11 Madison Avenue Loan, the appraisal reduction amount will be calculated under the 2004-C10 Pooling and Servicing Agreement in a manner generally the same as an Appraisal Reduction Amount as described above. See "SERVICING OF THE MORTGAGE LOANS--Servicing of the 11 Madison Avenue Loan" in this prospectus supplement. For the purpose of calculating P&I Advances only, the aggregate Appraisal Reduction Amounts will be allocated to the Certificate Balance of each Class of Sequential Pay Certificates in reverse alphabetical order.

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REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer (and subject to the limitations with respect thereto) and delivered to the Trustee, the Trustee is required to provide or make available either electronically (on the Trustee's internet website initially located at "www.etrustee.net") or by first class mail on each Distribution Date to each Certificateholder:

          (a) A statement (a "Distribution Date Statement"), substantially in the form of Annex B to this prospectus supplement, setting forth, among other things, for each Distribution Date:

               (i) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reduction of the Certificate Balance thereof;

               (ii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest;

               (iii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

               (iv) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

               (v) the Available Distribution Amount and the Class MAD Available Distribution Amount for such Distribution Date;

               (vi) (a) the aggregate amount of P&I Advances (including any such advances made on the 11 Madison Avenue Loan under the 2004-C10 Pooling and Servicing Agreement) made in respect of such Distribution Date with respect to the Mortgage Pool and each Loan Group; and (b) the aggregate amount of servicing advances with respect to each Loan Group as of the close of business on the related Determination Date;

               (vii) the aggregate unpaid principal balance of the Mortgage Pool and each Loan Group outstanding as of the close of business on the related Determination Date;

               (viii) the aggregate Stated Principal Balance of the Mortgage Pool and each Loan Group outstanding immediately before and immediately after such Distribution Date;

               (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans in the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

               (x) the number and aggregate Stated Principal Balance (immediately after such Distribution Date) (and with respect to each delinquent Mortgage Loan, a brief description of the reason for delinquency, if known by the Master Servicer or Special Servicer, as applicable) of Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 days or more, and (d) as to which foreclosure proceedings have been commenced;

               (xi) as to each Mortgage Loan referred to in the preceding clause
          (x) above: (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such Distribution Date and (c) a brief description of any loan modification;

               (xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in connection with such liquidation event;

               (xiii) with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to such property have been ultimately recovered (a "Final Recovery Determination") was made during the related Collection Period, (a) the loan number of the related Mortgage Loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

               (xiv) the Accrued Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date;

               (xv) any unpaid Distributable Certificate Interest (or Class MAD Distributable Certificate Interest) in respect of each Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date;

               (xvi) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date;

               (xvii) the Principal Distribution Amount, the Loan Group 1 Principal Distribution Amount and the Loan Group 2 Principal Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

               (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

               (xix) the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated to each Class on such Distribution Date;

               (xx) the Certificate Balance of each Class of REMIC Regular Certificates (other than the Class IO Certificates) and the Notional Amount of the Class IO Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

               (xxi) the certificate factor for each Class of REMIC Regular Certificates immediately following such Distribution Date;

               (xxii) the aggregate amount of interest on P&I Advances (including any such advances made on the 11 Madison Avenue Loan under the 2004-C10 Pooling and Servicing Agreement) paid to the Master Servicer, the Trustee or the Fiscal Agent (or the 2004-C10 Master Servicer or 2004-C10 Trustee, as applicable) with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

               (xxiii) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

               (xxiv) the aggregate amount of servicing fees and Trustee Fees paid to the Master Servicer, the Special Servicer and the Trustee, as applicable, during the related Collection Period;

               (xxv) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

               (xxvi) the original and then current credit support levels for each Class of REMIC Regular Certificates;

               (xxvii) the original and then current ratings for each Class of REMIC Regular Certificates;

               (xxviii) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges with respect to the Mortgage Pool and each Loan Group collected during the related Collection Period;

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               (xxix) the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates, Class Z Certificates on such Distribution Date; and

               (xxx) the value of any REO Property included in the Trust Fund at the end of the Collection Period, based on the most recent appraisal or valuation.

          (b) A "CMSA Loan Periodic Update File" and a "CMSA Property File" (in electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information (with respect to CMSA Loan Periodic Update File, as of the related Determination Date) with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

          (c) A "CMSA Collateral Summary File" and a "CMSA Bond File" setting forth certain information with respect to the Mortgage Loans and the Certificates, respectively.

          (d) A "CMSA Reconciliation of Funds Report" setting forth certain information with respect to the Mortgage Loans and the Certificates.

     The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee and Master Servicer) to the Trustee prior to each Distribution Date, and the Trustee is required to provide or make available electronically or by first class mail to each Certificateholder, the Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following reports:

     (a) CMSA Delinquent Loan Status Report;

     (b) CMSA Historical Loan Modification and Corrected Mortgage Loan Report;

     (c) CMSA Historical Liquidation Report;

     (d) CMSA REO Status Report;

     (e) CMSA Servicer Watch List/Portfolio Review Guidelines;

     (f) CMSA Operating Statement Analysis Report;

     (g) CMSA NOI Adjustment Worksheet;

     (h) CMSA Comparative Financial Status Report; and

     (i) CMSA Loan Level Reserve/LOC Report.

     Each of the reports referenced as CMSA reports will be in the form prescribed in the standard Commercial Mortgage Securities Association ("CMSA") investor reporting package. Forms of these reports are available at the CMSA's website located at www.cmbs.org.

     The reports identified in clauses (a), (b), (c), (d) and (i) above are referred to in this prospectus supplement as the "Unrestricted Servicer Reports", and the reports identified in clauses (e), (f), (g) and (h) above are referred to in this prospectus supplement as the "Restricted Servicer Reports".


     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

     The information that pertains to Specially Serviced Trust Fund Assets reflected in reports will be based solely upon the reports delivered by the Special Servicer or the Master Servicer to the Trustee prior to the related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be responsible for the accuracy or completeness of any information supplied to it by a mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

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     Book-Entry Certificates. Until such time as definitive Offered
Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     Information Available Electronically. On or prior to each Distribution Date, the Trustee will make available to the general public via its internet website initially located at "www.etrustee.net", (i) the related Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Bond File and CMSA Collateral Summary File, (iii) the Unrestricted Servicer Reports, (iv) as a convenience for the general public (and not in furtherance of the distribution thereof under the securities laws), the prospectus supplement, the accompanying prospectus and the Pooling and Servicing Agreement, and (v) any other items at the request of the Depositor.

     In addition, on each Distribution Date, the Trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports and (ii) the CMSA Property File. The Trustee shall provide access to such restricted reports, upon receipt of a certification in the form attached to the Pooling and Servicing Agreement, to Certificate Owners and prospective transferees, and upon request to any other Privileged Person and to any other person upon the direction of the Depositor.

     The Trustee and Master Servicer make no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

     The Master Servicer may make available each month via the Master Servicer's internet website, initially located at "www.wachovia.com" (i) to any interested party, the Unrestricted Servicer Reports, the CMSA Loan Setup File and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person, the Restricted Servicer Reports and the CMSA Property File. For assistance with the Master Servicer's internet website, investors may call
(800) 326-1334.

     "Privileged Person" means any Certificateholder or any person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the Trustee or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating Agency, the Mortgage Loan Sellers, any holder of a Companion Loan, the Depositor and its designees, the Underwriters or any party to the Pooling and Servicing Agreement.

     In connection with providing access to the Trustee's internet website or the Master Servicer's internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     Other Information. The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all

Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered by the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Evidence as to Compliance" in the prospectus, (d) all accountants' reports delivered with respect to the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Evidence as to Compliance" in the prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers' certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.


ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of REMIC Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date (except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the "Table Assumptions" set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement, which Distribution Date shall in each case be as follows:

                                                              ASSUMED FINAL
CLASS DESIGNATION                                           DISTRIBUTION DATE
-----------------                                          ------------------
   Class A-1 .............................................      May 15, 2013
   Class A-2 .............................................     June 15, 2014
   Class B ...............................................     June 15, 2014
   Class C ...............................................     June 15, 2014
   Class D ...............................................     July 15, 2014
   Class E ...............................................     July 15, 2014

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this prospectus supplement) (except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See "YIELD AND MATURITY CONSIDERATIONS" and "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and "YIELD CONSIDERATIONS" and "DESCRIPTION OF THE TRUST FUNDS" in the accompanying prospectus.

     The "Rated Final Distribution Date" with respect to each Class of Offered Certificates is the Distribution Date in July 2041, the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "RATINGS" in this prospectus supplement.


VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificates as follows: (i) 4% in the aggregate in the case of the Class IO Certificates (allocated, pro rata, between the Classes of Class IO Certificates based on Notional Amount) and (ii) in the case of any other Class of Certificates, a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class of Certificates (as adjusted by treating any Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and the denominator of which is equal to the aggregate Certificate Balances of all Classes of Certificates, determined as of the Distribution Date immediately preceding such time; provided, however, that the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the Controlling Class, the Controlling Class Representative or the Majority Subordinate Certificateholder. The holders of the Class R-I, Class R-II, Class Z and Class MAD Certificates will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1, Class A-2 and Class A-1A Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the prospectus.


TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the Mortgage Loans (including the 11 Madison Avenue Non-Pooled Component) and all of the REO Properties, if any, remaining in the Trust Fund by the Master Servicer, the Special Servicer or any single Certificateholder (so long as such Certificateholder is not an affiliate of the Depositor or a Mortgage Loan Seller) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the latest alphabetical Class designation then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the "Majority Subordinate Certificateholder") and distribution or provision for distribution thereof to the Certificateholders. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Mortgage Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans (including, with the respect to the 11 Madison Avenue Loan, the 11 Madison Avenue Non-Pooled Component) is less than 1% of the Cut-Off Date Pool Balance.

     The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described under "--Distributions--Application of the Available Distribution Amount" in this prospectus supplement except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class remaining outstanding.

     An exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) if the then outstanding Certificates are held by a single Certificateholder, (ii) after the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D and Class E Certificates have been paid in full, and
(iii) by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 30 days prior to the anticipated date of exchange. In the event that such Certificateholder elects to exchange its Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, such Certificateholder must deposit in the Certificate Account in immediately available funds in an amount equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, the REMIC Administrator and their respective agents under the Pooling and Servicing Agreement.

     For purposes of the foregoing provisions relating to termination of the trust, with respect to the 11 Madison Avenue Loan, the term REO Property refers to the trust's beneficial interest in the related REO Property under the 2004-C10 Pooling and Servicing Agreement.


THE TRUSTEE

     LaSalle Bank National Association (the "Trustee") is acting as trustee pursuant to the Pooling and Servicing Agreement. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS --The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Distribution Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan and REO Loan for any Distribution Date equals one month's interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The Trustee Fee rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. The Trustee will not be entitled to any fee with respect to any Companion Loan. The Trustee also has certain duties with respect to REMIC Administration (in such capacity, the "REMIC Administrator"). See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Residual Certificates--Reporting and Other Administrative Matters" in the prospectus.

     The Trustee is also authorized to invest or direct the investment of funds held in the Distribution Account, the Additional Interest Account and the Gain on Sale Reserve Account maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Trustee will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.


THE FISCAL AGENT

     ABN AMRO Bank N.V. (the "Fiscal Agent"), a banking corporation organized under the laws of The Netherlands, will act as Fiscal Agent pursuant to the Pooling and Servicing Agreement. In the event that the Master Servicer and the Trustee fail to make a required advance, the Fiscal Agent will be required to make such advance; provided, that the Fiscal Agent will not be obligated to make any advance that it determines to be nonrecoverable. The Fiscal Agent will be entitled to rely conclusively on any determination by the Master Servicer or the Trustee, as applicable, that an advance, if made, would be nonrecoverable. The Fiscal Agent will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the Trustee and the Master Servicer. The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans or related documents or the sufficiency of this prospectus supplement. The duties and obligations of the Fiscal Agent will consist only of making advances as described in "-- P&I Advances" in this prospectus supplement. The Fiscal Agent will not be liable except for the performance of such duties and obligations.

                       YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on, among other things, (a) the price at which such Certificate is purchased by an investor and
(b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate,
(ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable are in reduction of the Distributable Certificate Interest payable on the related Class.

     Rate and Timing of Principal Payment. The yield to holders of any Offered Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal Distribution Amount (and, after the Class A-2 Certificates have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and then the Non-Offered Certificates (other than the Class A-1A, Class IO and Class MAD Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer or the Special Servicer, and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, and Class A-1A Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1 and Class A-2 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply Excess Cash Flow to principal in accordance with the terms of the ARD Loans' documents.

     In addition, if the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it or the Special Servicer has determined is not recoverable out of collections on the related Mortgage Loan, then that Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the Certificates), thereby reducing the Principal Distribution Amount of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates and, after a Final Recovery Determination has been made, will create Realized Losses.

     Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on such Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Realization Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Foreclosure" in the prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans (and which of the Loan Groups such Mortgage Loan is deemed to be in) with respect to the Class A-1, Class A-2 and Class A-1A Certificates in turn are distributed or otherwise result in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed to or otherwise results in reduction of the principal balance of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the 11 Madison Avenue Non-Pooled Component, with respect to the 11 Madison Avenue Loan, and with respect to all other Mortgage Loans and the 11 Madison Avenue Pooled Component by the respective Classes of Sequential Pay Certificates to the extent of amounts otherwise distributable in respect of such Certificates, in reverse alphabetical order of their Class designations. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this prospectus supplement, to the holders of the 11 Madison Avenue Non-Pooled Component, with respect to the 11 Madison Avenue Loan, and with respect to all other Mortgage Loans and the 11 Madison Avenue Pooled Component, to the holders of the respective Classes of Sequential Pay Certificates other than the Class A-1, Class A-2 and Class A-1A Certificates (in reduction of the Certificate Balance of each such Class), in reverse alphabetical order of their Class designations. In the event of a reduction of the Certificate Balances of all such Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1 Certificates, Class A-2 Certificates and Class A-1A Certificates (and the Class IO Certificates with respect to shortfalls of interest). As more fully described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributable Certificate Interest" in this prospectus supplement, Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates (other than the Class IO and Class MAD Certificates) on a pro rata basis.

     Pass-Through Rate. The yield on the Class A-2, Class B, Class C, Class D and Class E Certificates could be adversely affected if Mortgage Loans with higher interest rates pay faster than Mortgage Loans with lower interest rates since those Classes bear interest at a rate limited by, based upon, or equal to, the Weighted Average Net Mortgage Rate of the Mortgage Loans.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, provisions requiring the payment of Prepayment Premiums, Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS--The Mortgage Loans" and "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and "YIELD CONSIDERATIONS--Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of any applicable Lockout Period, subject, in some cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.


     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 15 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Application of the Available Distribution Amount" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Optional Termination. Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See "DESCRIPTION OF THE CERTIFICATES--Termination" in this prospectus supplement.


WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificate refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal Distribution Amount (and, after the Class A-2 Certificates have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     The tables below indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates may mature earlier or later than indicated by the tables. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the tables set forth below, the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity or the Anticipated Repayment Date, as the case may be. The columns headed "25% CPR", "50% CPR", "75% CPR" and "100% CPR", respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph (each such scenario, a "Scenario"). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The tables below were derived from calculations based on the following assumptions (the "Table Assumptions"): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged or any period during which a yield maintenance charge is required (otherwise, in the case of each table, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described in this prospectus supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) ARD Loans pay in full on their Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this prospectus supplement (i.e., a 30/360 basis or an actual/360 basis), (viii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage Loan Sellers' representations and warranties regarding its Mortgage Loans, (x) all applicable Prepayment Premiums and Yield Maintenance Charges are collected, (xi) no party entitled thereto exercises its right of optional termination of the Trust Fund described in this prospectus supplement, (xii) the borrowers under any Mortgage Loans which permit the borrower to choose between defeasance or a yield maintenance charge choose to be subject to a yield maintenance charge, (xiii) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in August 2004, and (xiv) the Closing Date for the sale of the Offered Certificates is July 8, 2004.


     The tables set forth below indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.


      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-1
                                  CERTIFICATES




                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date .............................      100         100         100         100         100
7/15/05 ..................................       98          98          98          98          98
7/15/06 ..................................       95          95          95          95          95
7/15/07 ..................................       92          92          92          92          92
7/15/08 ..................................       88          88          87          86          78
7/15/09 ..................................       55          55          55          55          55
7/15/10 ..................................       51          51          51          51          51
7/15/11 ..................................        8           8           8           8           8
7/15/12 ..................................        4           3           3           2           0
7/15/13 ..................................        0           0           0           0           0
                                                ----        ----        ----        ----        ----
Weighted average life (in years) .........      5.70        5.67        5.65        5.62        5.48
                                                ====        ====        ====        ====        ====

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-2
                                  CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date .............................      100         100         100         100         100
7/15/05 ..................................      100         100         100         100         100
7/15/06 ..................................      100         100         100         100         100
7/15/07 ..................................      100         100         100         100         100
7/15/08 ..................................      100         100         100         100         100
7/15/09 ..................................      100         100         100         100         100
7/15/10 ..................................      100         100         100         100         100
7/15/11 ..................................      100         100         100         100         100
7/15/12 ..................................      100         100         100         100          97
7/15/13 ..................................       99          98          96          95          94
7/15/14 ..................................        0           0           0           0           0
                                                ----        ----        ----        ----        ----
Weighted average life (in years) .........      9.75        9.71        9.67        9.63        9.43
                                                ====        ====        ====        ====        ====


PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date .............................      100         100         100         100         100
7/15/05 ..................................      100         100         100         100         100
7/15/06 ..................................      100         100         100         100         100
7/15/07 ..................................      100         100         100         100         100
7/15/08 ..................................      100         100         100         100         100
7/15/09 ..................................      100         100         100         100         100
7/15/10 ..................................      100         100         100         100         100
7/15/11 ..................................      100         100         100         100         100
7/15/12 ..................................      100         100         100         100         100
7/15/13 ..................................      100         100         100         100         100
7/15/14 ..................................        0           0           0           0           0
                                                ----        ----        ----        ----        ----
Weighted average life (in years) .........      9.94        9.94        9.94        9.94        9.77
                                                ====        ====        ====        ====        ====


PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date .............................      100         100         100         100         100
7/15/05 ..................................      100         100         100         100         100
7/15/06 ..................................      100         100         100         100         100
7/15/07 ..................................      100         100         100         100         100
7/15/08 ..................................      100         100         100         100         100
7/15/09 ..................................      100         100         100         100         100
7/15/10 ..................................      100         100         100         100         100
7/15/11 ..................................      100         100         100         100         100
7/15/12 ..................................      100         100         100         100         100
7/15/13 ..................................      100         100         100         100         100
7/15/14 ..................................        0           0           0           0           0
                                                ---         ---         ---         ---         ---
Weighted average life (in years) .........      9.94        9.94        9.94        9.94        9.77
                                                ====        ====        ====        ====        ====

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                              0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                             OTHERWISE AT INDICATED CPR
                                             ----------------------------------------------------------
             DISTRIBUTION DATE                 0% CPR      25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   ----------   ---------   ---------   ---------   ---------
Initial Date .............................        100         100         100         100         100
7/15/05 ..................................        100         100         100         100         100
7/15/06 ..................................        100         100         100         100         100
7/15/07 ..................................        100         100         100         100         100
7/15/08 ..................................        100         100         100         100         100
7/15/09 ..................................        100         100         100         100         100
7/15/10 ..................................        100         100         100         100         100
7/15/11 ..................................        100         100         100         100         100
7/15/12 ..................................        100         100         100         100         100
7/15/13 ..................................        100         100         100         100         100
7/15/14 ..................................          0           0           0           0           0
                                                 -----        ----        ----        ----        ----
Weighted average life (in years) .........       10.00        9.98        9.97        9.94        9.81
                                                 =====        ====        ====        ====        ====


PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                              0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                             OTHERWISE AT INDICATED CPR
                                             ----------------------------------------------------------
             DISTRIBUTION DATE                 0% CPR      25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   ----------   ---------   ---------   ---------   ---------
Initial Date .............................        100         100         100         100         100
7/15/05 ..................................        100         100         100         100         100
7/15/06 ..................................        100         100         100         100         100
7/15/07 ..................................        100         100         100         100         100
7/15/08 ..................................        100         100         100         100         100
7/15/09 ..................................        100         100         100         100         100
7/15/10 ..................................        100         100         100         100         100
7/15/11 ..................................        100         100         100         100         100
7/15/12 ..................................        100         100         100         100         100
7/15/13 ..................................        100         100         100         100         100
7/15/14 ..................................          0           0           0           0           0
                                                 -----       -----       -----       -----        ----
Weighted average life (in years) .........       10.02       10.02       10.02       10.02        9.85
                                                 =====       =====       =====       =====        ====


                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     For federal income tax purposes, two separate REMIC elections will be made with respect to segregated asset pools that make up the trust, other than the 11 Madison Avenue Loan and any Additional Interest on the ARD Loans. In addition, a separate REMIC election will be made with respect to the 11 Madison Avenue Loan (other than any related Additional Interest). Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion generally to the effect that, assuming (1) the making of appropriate elections, (2) compliance with all provisions of the Pooling and Servicing Agreement, (3) compliance with each of the 2004-C10 Pooling and Servicing Agreement and the 2004-C11 Pooling and Servicing Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed thereunder, and (4) compliance with applicable changes in the Code, for federal income tax purposes, each such REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates will represent ownership of the "regular interests" in one of such REMICs and generally will be treated as newly originated debt instruments of such REMIC. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the accompanying prospectus. The portion of the Trust Fund consisting of Additional Interest and the Additional Interest Account will be treated as a grantor trust for federal income tax purposes, and the Class Z and Class MAD Certificates will represent undivided beneficial interests in the related assets. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" and "--Grantor Trust Funds" in the accompanying prospectus.


TAXATION OF THE OFFERED CERTIFICATES

     Based on expected issue prices, it is anticipated that the Offered Certificates will be treated as having been issued [at a premium][with [de minimis] original issue discount] for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, or amortization of amortizable bond premium for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will pay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will pay at that rate or at any other rate. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" and "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the accompanying prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and
Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate if such Offered Certificate were treated as issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     Whether any holder of a Class of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such Class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"). In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the

Mortgage Loans are secured by multifamily and mobile home park properties (approximately 15.3% by initial Cut-Off Date Pool Balance) and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. The Offered Certificates will not qualify under the foregoing sections to the extent of any Mortgage Loan that has been defeased with US government obligations.

     Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this prospectus supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges or Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a Yield Maintenance Charge or Prepayment Premium, as the case may be. It is not entirely clear whether Yield Maintenance Charges or Prepayment Premiums give rise to ordinary income or capital gains and Certificateholders should consult their own tax advisors concerning this character issue and the treatment of Yield Maintenance Charges and Prepayment Premiums in general.

     The Treasury Department has issued final regulations that make certain modifications to the withholding, backup withholding, and information reporting rules. Prospective non-United States investors are urged to consult their tax advisors regarding these regulations.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the accompanying prospectus.


                              ERISA CONSIDERATIONS

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Code consequences, each potential investor that is a Plan (as described below) is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the Offered Certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Other employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and provided no election has been made under Section 410(d) of the Code), while not subject to the foregoing provisions of ERISA or the Code, may be subject to materially similar provisions of applicable federal, state or local law ("Similar Law").

     The US Department of Labor has issued individual exemptions to each of the Underwriters (Prohibited Transaction Exemption ("PTE") 96-22 (April 3, 1996) to Wachovia Corporation, and its subsidiaries and its affiliates, which include Wachovia Capital Markets, LLC ("Wachovia Securities"), PTE 89-89 (October 17,
1989) to Citigroup Global Markets Inc. ("Citigroup Securities"), PTE 2002-19 (March 28, 2002) to J.P. Morgan Securities Inc. ("JPMorgan Securities"), and PTE 90-59 (September 6, 1990) to Greenwich Capital Markets, Inc. ("Greenwich Capital") (each, an "Exemption" and collectively, the "Exemptions"), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this discussion, the term "Underwriter" shall include (a) Wachovia Securities, (b) Citigroup Securities, (c) JPMorgan Securities,

(d) Greenwich Capital, (e) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Securities, Citigroup Securities, JPMorgan Securities or Greenwich Capital and (f) any member of the underwriting syndicate or selling group of which Wachovia Securities, Citigroup Securities, JPMorgan Securities, Greenwich Capital or a person described in (e) is a manager or co-manager with respect to the Offered Certificates.

     The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Offered Certificates by a Plan only if specific conditions (certain of which are described below) are met. It is not clear whether the Exemptions apply to participant directed Plans as described in Section 404(c) of ERISA or Plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. The Exemptions would not apply to governmental plans, certain church plans and other employee benefit plans that are not subject to the prohibited transaction provisions of ERISA or the Code but that may be subject to Similar Law.

     The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates by a Plan to be eligible for exemptive relief thereunder. First, the acquisition of the Offered Certificates by a Plan must be on terms, including the price paid for the Certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch") or any successor thereto (each, an "NRSRO"). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group, other than an Underwriter. The "Restricted Group" consists of each of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer and any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any of their affiliates. Fourth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of the Offered Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     A fiduciary of a Plan contemplating purchasing any Class of the Offered Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

     The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates.

     If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or an obligor with respect to Mortgage Loans is a "Party in Interest," as defined in the accompanying prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of the Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by reason of Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code to an obligor with respect to Mortgage Loans acting as a fiduciary with respect to the investment of a Plan's assets in the Offered Certificates (or such obligor's affiliate) only if, among other requirements
(i) such obligor is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the trust, (ii) the investing Plan is not an Excluded Plan, (iii) a Plan's investment in each Class of the Offered Certificates does not exceed 25% of all of the Certificates of that Class outstanding at the time of the acquisition, (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund) containing assets sold or serviced by the Depositor or the Master Servicer and
(v) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of each Class of Offered Certificates in which Plans have invested and at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

     The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so described, have been approved by an NRSRO and do not result in any Offered Certificates receiving a lower credit rating from the NRSRO than the current rating. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

     Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

     Any Plan fiduciary considering the purchase of Offered Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Offered Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans and certain church plans, under Similar Law) with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule. Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. No Plan may purchase or hold an interest in any Class of Offered Certificates unless (a) such Certificates are rated in one of the top four generic rating categories by at least one NRSRO at the time of such purchase or (b) such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER PERSON THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, THAT THE EXEMPTIONS WOULD APPLY TO THE ACQUISITION OF THIS INVESTMENT BY PLANS IN GENERAL OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the accompanying prospectus.


                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and Wachovia Securities, Citigroup Securities, JPMorgan Securities and Greenwich Capital (collectively, the "Underwriters"), the Depositor has agreed to sell to each of Wachovia Securities, Citigroup Securities, JPMorgan Securities and Greenwich, and each of Wachovia Securities, Citigroup Securities, JPMorgan Securities and Greenwich has agreed to purchase, severally but not jointly, the respective Certificate Balances as applicable, of each Class of the Offered Certificates as set forth below, subject in each case to a variance of 5%:

        CLASS           WACHOVIA SECURITIES     CITIGROUP SECURITIES     JPMORGAN SECURITIES     GREENWICH CAPITAL
--------------------   ---------------------   ----------------------   ---------------------   ------------------
Class A-1 ..........          $                        $                    $                      $
Class A-2 ..........          $                        $                    $                      $
Class B ............          $                        $                    $                      $
Class C ............          $                        $                    $                      $
Class D ............          $                        $                    $                      $
Class E ............          $                        $                    $                      $

     Wachovia Securities and Citigroup Securities are acting as co-lead managers for this offering and JPMorgan Securities and Greenwich Capital are acting as co-managers for this offering. Citigroup Securities is acting as sole bookrunner with respect to 29.24% of the Class A-2 Certificates. Wachovia Securities is acting as sole bookrunner with respect to the remainder of the Class A-2 Certificates and all other Classes of the Offered Certificates.

     Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately
$              , which includes accrued interest.

     Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Wachovia Securities or one of its affiliates may purchase a portion of certain Classes of the Offered Certificates, purchase certain Offered Certificates for its own account or sell certain Offered Certificates to one of its affiliates. Sales of the Offered Certificates may also occur on the Closing Date and other dates after the Closing Date, as agreed upon in negotiated transactions with various purchasers. Each Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, Wachovia Securities, Citigroup Securities, JPMorgan Securities and Greenwich Capital may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with any Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, none of the Underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the Offered Certificates will develop. See "RISK FACTORS--Liquidity for Certificates May Be Limited" in this prospectus supplement and "RISK FACTORS--Your Ability to Resell Certificates May Be Limited Because of Their Characteristics" in the accompanying prospectus.

     This prospectus supplement and the accompanying prospectus may be used by the Depositor, Wachovia Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. Wachovia Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

     Wachovia Securities, one of the Underwriters, is an affiliate of the Depositor and Wachovia Bank, National Association, which is one of the Mortgage Loan Sellers and the Master Servicer. Citigroup Securities, one of the Underwriters, is an affiliate of Citigroup Global Markets Realty Corp., a Mortgage Loan Seller.


                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the Underwriters by Dechert LLP, Charlotte, North Carolina.


                                    RATINGS

     The Offered Certificates are required as a condition of their issuance to have received the following ratings from S&P and Fitch (the "Rating Agencies"):

                                                                     EXPECTED
                                                                   RATINGS FROM
      CLASS                                                         S&P/FITCH
--------------------                                            ---------------
 Class A-1 ...................................................       AAA/AAA
 Class A-2 ...................................................       AAA/AAA
 Class B .....................................................        AA/AA
 Class C .....................................................       AA-/AA-
 Class D .....................................................         A/A
 Class E .....................................................         A/A-

     The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and distributions of principal by the Rated Final Distribution Date set forth on the cover page of this prospectus supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee or the Fiscal Agent as back-up liquidity providers. A security rating does not represent any assessment of the yield to maturity that investors may experience.

In addition, a rating does not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of Additional Interest or net default interest, (iv) whether and to what extent payments of Prepayment Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors or (v) whether and to what extent Net Aggregate Prepayment Interest Shortfalls will be realized or allocated to Certificateholders.


     There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.


     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK FACTORS-- Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks" in the accompanying prospectus.

                             INDEX OF DEFINED TERMS

                                                                 PAGE

11 Madison Avenue Companion Loans .................              S-97
11 Madison Avenue Control Appraisal Period ........             S-209
11 Madison Avenue Intercreditor Agreement .........              S-98
11 Madison Avenue Loan ............................       S-97, S-155
11 Madison Avenue Non-Pooled Component ............        S-97, S-99
11 Madison Avenue Pari Passu I Loan ...............             S-155
11 Madison Avenue Pari Passu II Loan ..............             S-155
11 Madison Avenue Pari Passu IV Loan ..............             S-155
11 Madison Avenue Pari Passu Loans ................              S-97
11 Madison Avenue Pooled Component ................        S-97, S-99
11 Madison Avenue Senior Loans ....................              S-97
11 Madison Avenue Subordinate Loans ...............       S-97, S-155
11 Madison Avenue Whole Loan ......................              S-97
1130 Connecticut Avenue Loan ......................             S-162
1% ( ) ............................................             S-107
2004-C10 Controlling Class Representative .........              S-99
2004-C10 Master Servicer ..........................              S-99
2004-C10 Pooling and Servicing Agreement ..........              S-99
2004-C10 Special Servicer .........................              S-99
2004-C10 Trustee ..................................              S-99
24 West 57th Street Loan ..........................             S-168
2% ( ) ............................................             S-107
3% ( ) ............................................             S-107
Accrued Certificate Interest ......................      S-229, S-230
Actual/360 basis ..................................              S-91
Additional Interest Account .......................             S-223
Additional Interest ...............................              S-92
Additional Trust Fund Expenses ....................             S-237
Administrative Cost Rate ..........................             S-107
Advance ...........................................             S-239
American Insurance ................................             S-162
Anticipated Repayment Date ........................              S-92
Aon ...............................................             S-155
Appraisal Reduction Amount ........................             S-241
ARD Loans .........................................              S-92
Artesia Mortgage Loans ............................             S-191
Artesia ...........................................       S-91, S-191
Assumed Final Distribution Date ...................             S-246
Assumed Scheduled Payment .........................             S-233
Available Distribution Amount .....................             S-221
Balloon Loans .....................................              S-91
Balloon Payment ...................................              S-91
Beacon Restaurant .................................             S-168
Breach ............................................             S-198
Capital Imp. Reserve ..............................             S-108
Certificate Balance ...............................             S-217
Certificate Deferred Interest .....................             S-218
Certificateholders ................................             S-220
Certificates ......................................             S-215
Citigroup Mortgage Loans ..........................             S-191
Citigroup Securities ..............................             S-258
Citigroup .........................................               S-91
Class A Certificates ..............................              S-215
Class MAD Available Distribution Amount ...........              S-222
Class MAD Certificates ............................              S-215
Class MAD Principal Distribution Amount ...........              S-232
Class .............................................              S-215
Class IO Certificates .............................              S-215
Clearstream Participants ..........................              S-217
Clearstream .......................................              S-215
CMSA Bond File ....................................              S-244
CMSA Collateral Summary File ......................              S-244
CMSA Loan Periodic Update File ....................              S-244
CMSA Property File ................................              S-244
CMSA Reconciliation of Funds Report ...............              S-244
CMSA ..............................................              S-244
Co-Lender Loans ...................................               S-97
Collection Period .................................              S-220
Companion Loans ...................................               S-98
Compensating Interest Payment .....................              S-205
Component Balance .................................              S-218
Component Principal Balance .......................              S-218
Component .........................................              S-218
Constant Prepayment Rate ..........................              S-253
Controlling Class .................................              S-201
Corrected Mortgage Loan ...........................              S-203
CPR ...............................................              S-253
Crossed Group .....................................              S-198
Crossed Loan ......................................              S-198
Crossroads Plaza Loan .............................              S-165
CSFB ..............................................              S-155
Custodian .........................................              S-193
Cut-Off Date Balance ..............................               S-89
Cut-Off Date Group Balances .......................               S-89
Cut-Off Date Group 1 Balance ......................               S-89
Cut-Off Date Group 2 Balance ......................               S-89
Cut-Off Date LTV Ratio ............................              S-106
Cut-Off Date LTV ..................................              S-106
Cut-Off Date Pool Balance .........................               S-89
Cut-Off Date ......................................               S-89
D ( ) .............................................              S-107
Darden ............................................              S-177
Defaulted Mortgage Loan ...........................              S-211
Defeasance Collateral .............................               S-93
Defeasance ........................................              S-107
Defect ............................................              S-198
Depositaries ......................................              S-215
Determination Date ................................              S-220
Dezenhall Resources ...............................              S-162
Discount Rate .....................................              S-234
Distributable Certificate Interest ................              S-229
Distribution Account ..............................              S-222

                                                               PAGE
Distribution Date Statement .......................            S-242
Distribution Date .................................            S-220
DSC Ratio .........................................            S-105
DSCR ..............................................            S-105
DTC ...............................................            S-215
Due Date ..........................................             S-91
Eastdale Cinemas 8 ................................            S-171
Eastdale Mall Loan ................................            S-171
Eckerd ............................................            S-180
ERISA .............................................            S-258
Ernst & Young Plaza Cash Collateral Account .......            S-151
Ernst & Young Plaza Cash Management Bank ..........            S-151
Ernst & Young Plaza Casualty Insurance Policy .....            S-148
Ernst & Young Plaza Loan ..........................            S-148
Ernst & Young Plaza Lockbox Bank ..................            S-151
Ernst & Young Plaza Lockbox Period ................            S-151
Ernst & Young Plaza Lockbox .......................            S-151
Ernst & Young Plaza OREA ..........................            S-148
Ernst & Young Plaza Permitted Mezzanine Lender ....            S-151
Ernst & Young Plaza Permitted Owner ...............            S-150
Ernst & Young Plaza Qualifying Manager ............            S-150
Ernst & Young Plaza Restoration ...................            S-149
Euroclear Operator ................................            S-215
Euroclear Participants ............................            S-217
Euroclear System ..................................            S-215
Eurohypo Mortgage Loans ...........................            S-191
Eurohypo ..........................................             S-91
Excess Cash Flow ..................................             S-92
Excluded Plan .....................................            S-260
Exemption .........................................            S-258
Exemptions ........................................            S-258
Extra Space Self Storage Portfolio Mortgage Loans .            S-159
FBN ...............................................            S-177
Final Recovery Determination ......................            S-243
Fiscal Agent ......................................            S-249
Fitch .............................................            S-259
Form 8-K ..........................................            S-199
Fox Valley Apartments Loan ........................             S-97
Fox Valley Apartments Subordinate Loan ............             S-98
Fox Valley Apartments Whole Loan ..................             S-98
Fox Valley Intercreditor Agreement ................             S-98
Fully Amortizing Loan .............................             S-91
Gain on Sale Reserve Account ......................            S-223
Greenwich Capital .................................            S-258
Hampton Bays Town Center Loan .....................            S-180
IBM ...............................................            S-155
IDA Premises ......................................             S-90
IDA ...............................................             S-90
Indirect Participants .............................            S-216
Intercreditor Agreements ..........................             S-98
Interest Accrual Period ...........................            S-219
Interest Reserve Account ..........................            S-222
Interest Reserve Amount ...........................            S-222
Interest Reserve Loans ............................            S-222
IRS ...............................................            S-257
JPMorgan Securities ...............................            S-258
King Kullen .......................................            S-180
L ( ) .............................................            S-107
LA Fitness ........................................            S-177
Liquidation Fee ...................................            S-205
Loan Group 1 Principal Distribution Amount ........            S-230
Loan Group 1 ......................................             S-89
Loan Group 2 Principal Distribution Amount ........            S-230
Loan Group 2 ......................................             S-89
Loan Groups .......................................             S-89
Loan Pair .........................................            S-199
Loan per Sq. Ft., Unit, Pad or Room ...............            S-106
Lockout Period ....................................            S-107
Lockout ...........................................            S-107
LTV at ARD or Maturity ............................            S-106
Majority Subordinate Certificateholder ............            S-247
Marian Goodman Gallery ............................            S-168
Master Servicer ...................................            S-200
Master Servicing Fee Rate .........................            S-204
Master Servicing Fee ..............................            S-204
Maturity Date LTV Ratio ...........................            S-106
Moody's ...........................................            S-259
Mortgage Deferred Interest ........................            S-218
Mortgage File .....................................            S-193
Mortgage Loan Purchase Agreement ..................            S-191
Mortgage Loan Purchase Agreements .................            S-191
Mortgage Loan .....................................             S-89
Mortgage Loans ....................................      S-89, S-204
Mortgage Note .....................................             S-89
Mortgage Pool .....................................             S-89
Mortgage Rate .....................................             S-91
Mortgage ..........................................             S-89
Mortgaged Property ................................             S-89
Mountain View Apartments Loan .....................             S-97
Mountain View Apartments Subordinate Loan .........             S-98
Mountain View Apartments Whole Loan ...............             S-98
Mountain View Intercreditor Agreement .............             S-98
NA ................................................            S-108
NAV ...............................................            S-108
Net Aggregate Prepayment Interest Shortfall .......            S-229
Net Mortgage Rate .................................            S-219
Non-Offered Certificates ..........................            S-215
Nonrecoverable P&I Advance ........................            S-239
Notional Amount ...................................            S-218
NRSRO .............................................            S-259
O ( ) .............................................            S-107
Occupancy Percentage ..............................            S-107

                                                           PAGE
Offered Certificates ..............................       S-215
OID Regulations ...................................       S-257
Olive Garden ......................................       S-177
Omnicom ...........................................       S-156
One Riverview Square Loan .........................       S-174
Open Period .......................................       S-107
Option Price ......................................       S-212
Original Term to Maturity .........................       S-107
P&I Advance .......................................       S-237
Parisian ..........................................       S-171
Participants ......................................       S-215
Periodic Payments .................................        S-91
Plan ..............................................       S-258
Pointe at Wellington Loan .........................       S-177
Pooling and Servicing Agreement ...................       S-215
Prepayment Interest Excess ........................       S-205
Prepayment Interest Shortfall .....................       S-205
Prepayment Premiums ...............................       S-233
Primary Collateral ................................       S-198
Principal Distribution Amount .....................       S-230
Privileged Person .................................       S-245
PTE ...............................................       S-258
Purchase Option ...................................       S-212
Purchase Price ....................................       S-194
Qualified Appraiser ...............................       S-241
Qualified Substitute Mortgage Loan ................       S-195
Rated Final Distribution Date .....................       S-247
Rating Agencies ...................................       S-262
Realized Losses ...................................       S-236
Reimbursement Rate ................................       S-239
REIT ..............................................       S-257
Related Proceeds ..................................       S-238
Remaining Amortization Term .......................       S-107
Remaining Term to Maturity ........................       S-107
REMIC Administrator ...............................       S-248
REMIC Regulations .................................       S-256
REMIC Residual Certificates .......................       S-215
REMIC .............................................        S-24
REMIC I ...........................................        S-24
REMIC II ..........................................        S-24
Rental Property ...................................       S-105
REO Extension .....................................       S-212
REO Mortgage Loan .................................       S-233
REO Property ......................................       S-203
Replacement Reserve ...............................       S-108
Required Appraisal Date ...........................       S-240
Required Appraisal Loan ...........................       S-240
Restricted Group ..................................       S-259
Restricted Servicer Reports .......................       S-244
Rules .............................................       S-216
S&P ...............................................       S-259
Scenario ..........................................       S-253
Scheduled Payment .................................       S-232
Sears .............................................       S-171
Sequential Pay Certificates .......................       S-215
Servicing Fees ....................................       S-205
Servicing Standard ................................       S-199
Servicing Transfer Event ..........................       S-202
Similar Law .......................................       S-258
Special Servicer ..................................       S-201
Special Servicing Fee Rate ........................       S-205
Special Servicing Fee .............................       S-205
Specially Serviced Mortgage Loans .................       S-203
Specially Serviced Trust Fund Assets ..............       S-203
Starpower Communications ..........................       S-162
Stated Principal Balance ..........................       S-220
Strip Rate ........................................       S-219
Subordinate Certificates ..........................       S-215
Subordinate Companion Loans .......................        S-98
Substitution Shortfall Amount .....................       S-194
Table Assumptions .................................S-246, S-253
Terms and Conditions ..............................       S-217
Thomasville Furniture .............................       S-177
TI/LC Reserve .....................................       S-108
Timberland ........................................       S-168
Town of Southampton ...............................       S-180
Trizec ............................................       S-148
Trust Fund ........................................       S-215
Trustee Fee .......................................       S-248
Trustee ...........................................       S-248
Underwriter .......................................       S-258
Underwriters ......................................       S-261
Underwriting Agreement ............................       S-261
Underwritten Replacement Reserves .................       S-107
Unrestricted Servicer Reports .....................       S-244
Voting Rights .....................................       S-247
Wachovia Mortgage Loans ...........................       S-191
Wachovia Securities ...............................       S-258
Wachovia ..........................................        S-90
Weighted Average Net Mortgage Rate ................       S-219
weighted averages .................................       S-107
Workout Fee .......................................       S-206
Workout-Delayed Reimbursement Amount ..............       S-239

Year Built ........................................       S-107
Yield Maintenance Charges .........................       S-233
YM ( ) ............................................       S-107

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

























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
WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2004-C12


     ANNEX A-1   CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

MORTGAGE
  LOAN     LOAN GROUP
 NUMBER      NUMBER                         PROPERTY NAME                                                  ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
   1            1      Ernst & Young Plaza                                725 & 735 South Figueroa Street
   2            1      11 Madison Avenue(1)                               11 Madison Avenue
   3            1      1130 Connecticut Avenue                            1130 Connecticut Avenue, NW
   4            1      Crossroads Plaza                                   213 Crossroads Boulevard
   5            1      24 West 57th Street                                24 West 57th Street
   6            1      Eastdale Mall                                      1031 - 1240 Eastdale Circle
   7            1      One Riverview Square                               333 South Miami Avenue
   8            1      Pointe at Wellington                               10200 Forest Hill Boulevard
   9            1      Hampton Bays Town Center                           52 East Montauk Highway
   10           2      Highland Pinetree Apartments                       1501 South Highland
   11           1      Cowesset Corners                                   300 Quaker Lane
   12           2      Montelena Apartments                               2261 West Valley Boulevard
   13           1      Glenridge Pointe Office Buildings                  100 and 200 Glenridge Parkway
   14           1      ConAgra Distribution Facility                      1000 Oates Court
   15           1      Broadstone Heights Apartments                      8100 Barstow Street N.E.
   16           1      Greenpoint Industrial Center                       236-276 Greenpoint Avenue
   17           1      Highridge Centre                                   3920 Arkwright Road
   18           2      The Lake Apartments                                2800-2842 East Madison Avenue
   19           1      Country Manor Mobile Home Park                     2 Apple Alley
   20           1      Washington Park Mall                               2350 SE Washington Boulevard
   21           1      Flamingo Promenade                                 10120 Flamingo Road
   22           1      570 Polaris Parkway                                570 Polaris Parkway
   23           1      255 Rockville Pike                                 255 Rockville Pike
   24           1      Extra Space Self Storage - Lawrenceville, NJ       2870 Brunswick Pike
   25           1      The Mall at Waycross                               2215 Memorial Drive
   26           1      Ridgewood Village Shopping Center                  2940 South First Street
   27           1      Mountain View Apartments                           3708 Lodge Drive
   28           1      Extra Space Self Storage - Hazlet, NJ              1110 Route 36
   29           2      Erie Shore Landing Apartments                      5115 Lake Road
   30           2      Metropolitan Place Apartments                      232 Burnett Avenue South
   31           2      The Lighthouse Apartments                          2851 South Decatur Boulevard
   32           1      Meadow Creek Office Park                           22510, 22516, 22525, 22526, 22530 and 22619 SE 64th Place
   33           1      Marriott Courtyard Hotel - Cranbury, NJ            420 Forsgate Drive
   34           1      830 Boylston Street                                830 Boylston Street
   35           1      Eastgate Center                                    9801 Gateway West Boulevard
   36           1      The McLean Commercial Center                       6849 Old Dominion Drive
   37           1      4th Street Retail                                  1700 - 1770 5th Street & 1717 - 1799 4th Street
   38           1      Somerset Park                                      7710, 7720 and 7730 West Sahara Avenue
   39           2      Sunrise Center Apartments                          5849 Sunrise Vista Drive
   40           1      Linens 'n Things Distribution Center               1109 Commerce Boulevard
   41           1      Logger Creek Apartments                            298, 320, 332, 344, 356, 378, and 390 West Hale Street
   42           1      Regency Mall                                       1570 Oakland Avenue
   43           1      Spring Hill Suites Hotel - Tampa, FL               4835 Cypress Street
   44           1      Northside Medical Plaza                            NWC of 58th Avenue & 49th Street
   45           1      Extra Space Self Storage - Torrance, CA            17575 South Western Avenue
   46           2      Promenade Apartments                               3215 NE 143rd Street
   47           1      Barnes & Noble Center                              4935 South 76th Street
   48           1      Ballenger Creek Mini-Storage                       4971 New Design Road
   49           1      AT&T Wireless - Santa Clara, CA                    3205 Bassett Street
   50           1      Marriott Courtyard Hotel - Myrtle Beach, SC        1000 Commons Boulevard
   51           1      Watchung Hills Office Center                       76 Stirling Road
   52           1      Extra Space Self Storage - North Miami, FL         13050 & 13101 Northeast 16th Avenue
   53           1      Monroe Plaza Shopping Center                       19813-19999 State Route 2
   54           1      Crescent Business Center                           10404 & 10408 Lakeridge Center Parkway
   55           1      Koll-Lyon Plaza Office Building                    1641 North First Street
   56           2      Burnett Station Apartments                         339 Burnett Avenue South
   57           1      Clearview Commons at Superstition Springs          7205 & 7211 East Southern Avenue
   58           1      Ballenger Commerce Center                          4640 & 4650 Wedgewood Boulevard
   59           1      Great American Plaza Retail Center                 8320 & 8380 West Sahara Boulevard
   60           1      Plaza Del Centro                                   501-569 East Palmdale Boulevard
   61           1      Extra Space Self Storage - Livermore, CA           5888 Northfront Road
   62           1      Callabridge Commons                                3605-3635 Mt. Holly-Huntersville Road
   63           2      Alpine Village Apartments                          2071 Alpine Village
   64           1      Extra Space Self Storage - Richmond, CA            4031 Lakeside Drive
   65           1      Shurgard Colonialtown - Orlando, FL                1023 North Mills Avenue
   66           1      Extra Space Self Storage - Glendale, CA            5120 San Fernando Road
   67           1      7904 N. Sam Houston Parkway West                   7904 North Sam Houston Parkway West
   68           1      Great American Plaza Building A                    8350 West Sahara Boulevard
   69           2      1025 West Hollywood Apartments                     1025 West Hollywood Avenue
   70           1      Extra Space Self Storage - Hawthorne, CA           12830 Roselle Avenue
   71           1      Best Buy - Las Cruces, NM                          2280 East Lohman Avenue
   72           1      8475 S Eastern Avenue                              8475 South Eastern Avenue
   73           1      Walgreens - Huntersville, NC                       16711 Birkdale Commons Parkway
   74           1      Extra Space Self Storage - San Bernardino, CA      155 West Club Center Drive
   75           1      Walgreens - Boston, MA                             130 Bowdoin Street
   76           1      Alverser Plaza                                     1200 Alverser Drive
   77           1      Walgreens - Katy, TX                               6802 South Fry Road
   78           1      Crossroads Shopping Center                         2100 East Victory Drive
   79           1      T.J. Maxx - Staunton, VA                           81 Orchard Hill Circle
   80           1      Phoenix Crossing Shopping Center                   810, 826 and 908 Fayetteville Street
   81           1      Walgreens - Wichita Falls, TX                      4600 Kell Boulevard
   82           1      Walgreens - Crossville, TN                         82 Elmore Road
   83           2      Town and Country Apartments                        2927 Marconi Avenue
   84           1      Walgreens - Port Charlotte, FL                     1930 Kings Highway
   85           1      Extra Space Self Storage - Claremont, CA           775 South Mills Avenue
   86           1      Airborne Express Warehouse                         6101 Fallard Drive
   87           1      Wal-Mart - Port Jefferson, NY                      3990 Nesconset Highway (Rt. 347)
   88           1      Walgreens - Pensacola, FL                          700 North Pace Boulevard
   89           1      Extra Space Self Storage - Kearns, UT              5520 S 3915 W
   90           2      Fox Valley Apartments                              601 Valley Avenue
   91           2      Treehaven Apartments                               400 Pinewood Drive
   92           1      Staples - Angola, IN                               1211 North Wayne Street
   93           1      Eckerd - Charlotte, NC                             5200 Albemarle Road
   94           1      Walgreens - Tulsa, OK                              4971 South Memorial Drive
   95           1      Food Lion - Ormond Beach, FL                       101 East Granada Boulevard
   96           2      Henry Whipple Apartments                           Various
  96.1                 Whipple Drive Apartments                           1711 Whipple Drive
  96.2                 The Henry                                          10 Broad Street

(1) This Mortgage Loan is part of a split loan structure and the related pari passu companion loans are not included in the trust fund with respect to this Mortgage Loan, unless otherwise specified, the calculation of Balance per SF, LTV ratios and DSC ratios were based upon the aggregate indebtedness of this Mortgage Loan and the related pari passu companion loans not including the non-pooled sudordinate component.

(2) For purposes of determining the DSC Ratio of 1 Mortgage Loan (loan number
91), representing 0.2% of the Cut-Off Date Pool Balance (2.0% of the Cut-Off Date Group 2 Balance), the debt service payments were reduced by taking into account amounts available under a cash reserve.

(3) For purposes of determining the LTV Ratios of 1 Mortgage Loan (loan number
46), representing 0.6% of the Cut-Off Date Pool Balance (5.7% of the Cut-Off Date Group 2 Balance), such ratios were reduced by taking into account amounts available under a cash reserve.

See "DESCRIPTION OF THE MORTGAGED POOL - Additional Mortgage Loan Information" in the prospectus supplement.

MORTGAGE
  LOAN                                                   CROSS COLLATERALIZED AND CROSS                          GENERAL PROPERTY
 NUMBER             CITY         STATE   ZIP CODE             DEFAULTED LOAN FLAG          LOAN ORIGINATOR             TYPE
------------------------------------------------------------------------------------------------------------------------------------
   1    Los Angeles               CA       90017                                               Eurohypo               Office
   2    New York                  NY       10010                                               Wachovia               Office
   3    Washington                DC       20036                                               Wachovia               Office
   4    Cary                      NC       27511                                              Citigroup               Retail
   5    New York                  NY       10019                                               Wachovia               Office
   6    Montgomery                AL       36117                                               Wachovia               Retail
   7    Miami                     FL       33130                                               Artesia                Office
   8    Wellington                FL       33041                                               Wachovia               Retail
   9    Hampton Bays              NY       11946                                               Wachovia               Retail
   10   Fullerton                 CA       92832                                               Wachovia            Multifamily
   11   Warwick                   RI       02886                                               Wachovia               Retail
   12   Pomona                    CA       91768                                               Wachovia            Multifamily
   13   Atlanta                   GA       30342                                               Wachovia               Office
   14   Modesto                   CA       95358                                               Wachovia             Industrial
   15   Albuquerque               NM       87113                                               Wachovia            Multifamily
   16   Brooklyn                  NY       11222                                               Wachovia             Industrial
   17   Macon                     GA       31210                                              Citigroup               Office
   18   Fullerton                 CA       92831                                               Wachovia            Multifamily
   19   Middlesex Township        PA       17013                                               Wachovia          Mobile Home Park
   20   Bartlesville              OK       74006                                               Eurohypo               Retail
   21   Las Vegas                 NV       89147                                               Wachovia               Retail
   22   Westerville               OH       43082                                              Citigroup               Office
   23   Rockville                 MD       20850                                              Citigroup               Office
   24   Lawrenceville             NJ       08648       Extra Space Self Storage Portfolio      Wachovia            Self Storage
   25   Waycross                  GA       31501                                              Citigroup               Retail
   26   Garland                   TX       75041                                               Artesia                Retail
   27   Hoover                    AL       35216                                               Wachovia            Multifamily
   28   Hazlet                    NJ       07730       Extra Space Self Storage Portfolio      Wachovia            Self Storage
   29   Sheffield Lake            OH       44054                                               Wachovia            Multifamily
   30   Renton                    WA       98055                                               Artesia             Multifamily
   31   Las Vegas                 NV       89102                                               Wachovia            Multifamily
   32   Issaquah                  WA       98027                                               Artesia                Office
   33   Cranbury                  NJ       08512                                               Wachovia            Hospitality
   34   Brookline                 MA       02467                                              Citigroup               Office
   35   El Paso                   TX       79225                                               Wachovia               Retail
   36   McLean                    VA       22101                                               Wachovia               Office
   37   Berkeley                  CA       94710                                               Artesia                Retail
   38   Las Vegas                 NV       89117                                              Citigroup               Office
   39   Citrus Heights            CA       95610                                               Artesia             Multifamily
   40   Logan Township            NJ       08085                                               Wachovia             Industrial
   41   Boise                     ID       83706                                               Artesia             Multifamily
   42   Indiana                   PA       15701                                               Artesia                Retail
   43   Tampa                     FL       33635                                               Wachovia            Hospitality
   44   St Petersburg             FL       33709                                               Wachovia               Office
   45   Torrance                  CA       90248       Extra Space Self Storage Portfolio      Wachovia            Self Storage
   46   Seattle                   WA       98125                                               Artesia             Multifamily
   47   Greenfield                WI       53220                                              Citigroup               Retail
   48   Frederick                 MD       21703                                               Wachovia            Self Storage
   49   Santa Clara               CA       95054             Cole Company Portfolio            Wachovia             Industrial
   50   Myrtle Beach              SC       29572                                               Wachovia            Hospitality
   51   Warren                    NJ       07059                                               Artesia                Office
   52   North Miami               FL       33181       Extra Space Self Storage Portfolio      Wachovia            Self Storage
   53   Monroe                    WA       98272                                               Artesia                Retail
   54   Ashland                   VA       23005                                               Wachovia             Industrial
   55   San Jose                  CA       95112                                               Wachovia               Office
   56   Renton                    WA       98055                                               Artesia             Multifamily
   57   Mesa                      AZ       85208                                               Wachovia             Mixed Use
   58   Frederick                 MD       21703                                               Wachovia             Industrial
   59   Las Vegas                 NV       89117                                               Wachovia               Retail
   60   Palmdale                  CA       93550                                              Citigroup               Retail
   61   Livermore                 CA       94551       Extra Space Self Storage Portfolio      Wachovia            Self Storage
   62   Charlotte                 NC       28216                                               Artesia                Retail
   63   Hoover                    AL       35216                                               Wachovia            Multifamily
   64   Richmond                  CA       94806       Extra Space Self Storage Portfolio      Wachovia            Self Storage
   65   Orlando                   FL       32803                                               Wachovia            Self Storage
   66   Glendale                  CA       91204       Extra Space Self Storage Portfolio      Wachovia            Self Storage
   67   Houston                   TX       77064                                               Artesia                Office
   68   Las Vegas                 NV       89117                                               Wachovia               Office
   69   Chicago                   IL       60660                                               Artesia             Multifamily
   70   Hawthorne                 CA       90250       Extra Space Self Storage Portfolio      Wachovia            Self Storage
   71   Las Cruces                NM       88001             Cole Company Portfolio            Wachovia               Retail
   72   Las Vegas                 NV       89123                                              Citigroup               Office
   73   Huntersville              NC       28078                                               Wachovia               Retail
   74   San Bernardino            CA       92408       Extra Space Self Storage Portfolio      Wachovia            Self Storage
   75   Boston                    MA       02108                                               Artesia                Retail
   76   Midlothian                VA       23113                                               Wachovia               Retail
   77   Katy                      TX       77494                                               Artesia                Retail
   78   Savannah                  GA       31404                                               Wachovia               Retail
   79   Staunton                  VA       24401             Cole Company Portfolio            Wachovia               Retail
   80   Durham                    NC       27701                                               Artesia                Retail
   81   Wichita Falls             TX       76310                                               Artesia                Retail
   82   Crossville                TN       38555             Cole Company Portfolio            Wachovia               Retail
   83   Sacramento                CA       95821                                               Artesia             Multifamily
   84   Port Charlotte            FL       33980                                               Artesia                Retail
   85   Claremont                 CA       91711       Extra Space Self Storage Portfolio      Wachovia            Self Storage
   86   Upper Marlboro            MD       20772                                               Wachovia             Industrial
   87   South Setauket            NY       11733                                               Wachovia                Land
   88   Pensacola                 FL       32505                                               Artesia                Retail
   89   Kearns                    UT       84118       Extra Space Self Storage Portfolio      Wachovia            Self Storage
   90   Birmingham                AL       35209                                               Wachovia            Multifamily
   91   Summerville               SC       29483                                               Artesia             Multifamily
   92   Angola                    IN       46703             Cole Company Portfolio            Wachovia               Retail
   93   Charlotte                 NC       28212                                               Wachovia               Retail
   94   Tulsa                     OK       74145             Cole Company Portfolio            Wachovia               Retail
   95   Ormond Beach              FL       32176                                               Artesia                Retail
   96   Various                   VA      Various                                              Wachovia            Multifamily
  96.1  Blacksburg                VA       24060                                                                   Multifamily
  96.2  Martinsville              VA       24112                                                                   Multifamily


    MORTGAGE                                                                            % OF AGGREGATE     % OF LOAN     % OF LOAN
      LOAN                                        ORIGINAL LOAN      CUT-OFF DATE        CUT-OFF DATE       GROUP 1       GROUP 2
     NUMBER          SPECIFIC PROPERTY TYPE        BALANCE ($)     LOAN BALANCE ($)        BALANCE          BALANCE       BALANCE
------------------------------------------------------------------------------------------------------------------------------------
       1                      CBD                120,000,000.00     119,298,859.34          11.22%           12.58%
       2                      CBD                 82,000,000.00     82,000,000.00           7.71%            8.65%
       3                      CBD                 58,500,000.00     58,500,000.00           5.50%            6.17%
       4                    Anchored              57,500,000.00     57,500,000.00           5.41%            6.06%
       5                      CBD                 35,000,000.00     35,000,000.00           3.29%            3.69%
       6                    Anchored              32,600,000.00     32,563,845.00           3.06%            3.43%
       7                      CBD                 30,000,000.00     30,000,000.00           2.82%            3.16%
       8                Shadow Anchored           23,000,000.00     22,856,382.58           2.15%            2.41%
       9                    Anchored              20,500,000.00     20,500,000.00           1.93%            2.16%
       10                 Conventional            18,200,000.00     18,200,000.00           1.71%                         15.82%
       11                   Anchored              17,430,000.00     17,430,000.00           1.64%            1.84%
       12                 Conventional            17,000,000.00     17,000,000.00           1.60%                         14.78%
       13                   Suburban              16,500,000.00     16,500,000.00           1.55%            1.74%
       14                  Warehouse              16,400,000.00     16,400,000.00           1.54%            1.73%
       15                 Conventional            15,250,000.00     15,250,000.00           1.43%            1.61%
       16               Light Industrial          15,000,000.00     14,983,704.82           1.41%            1.58%
       17                   Suburban              14,500,000.00     14,484,409.60           1.36%            1.53%
       18                 Conventional            14,000,000.00     14,000,000.00           1.32%                         12.17%
       19               Mobile Home Park          13,440,000.00     13,424,059.10           1.26%            1.42%
       20                   Anchored              13,050,000.00     13,007,712.59           1.22%            1.37%
       21                   Anchored              13,000,000.00     13,000,000.00           1.22%            1.37%
       22                   Suburban              12,725,000.00     12,725,000.00           1.20%            1.34%
       23                   Suburban              12,000,000.00     11,989,333.65           1.13%            1.26%
       24                 Self Storage            11,946,000.00     11,946,000.00           1.12%            1.26%
       25                   Anchored              11,440,000.00     11,428,738.90           1.07%            1.21%
       26                   Anchored              11,000,000.00     10,973,121.93           1.03%            1.16%
       27                 Conventional            10,960,000.00     10,960,000.00           1.03%            1.16%
       28                 Self Storage            10,560,000.00     10,560,000.00           0.99%            1.11%
       29                 Conventional            9,900,000.00       9,890,068.85           0.93%                          8.60%
       30             Conventional/Parking        9,400,000.00       9,400,000.00           0.88%                          8.17%
       31                 Conventional            9,300,000.00       9,300,000.00           0.87%                          8.08%
       32                   Suburban              9,120,000.00       9,109,421.41           0.86%            0.96%
       33               Limited Service           9,000,000.00       8,985,982.13           0.85%            0.95%
       34                   Medical               8,875,000.00       8,875,000.00           0.83%            0.94%
       35                   Anchored              8,800,000.00       8,790,742.31           0.83%            0.93%
       36                   Suburban              8,500,000.00       8,481,194.26           0.80%            0.89%
       37                   Anchored              8,000,000.00       8,000,000.00           0.75%            0.84%
       38                   Medical               7,800,000.00       7,800,000.00           0.73%            0.82%
       39                 Conventional            7,800,000.00       7,774,495.03           0.73%                          6.76%
       40                  Warehouse              7,690,000.00       7,690,000.00           0.72%            0.81%
       41                 Conventional            7,600,000.00       7,584,424.08           0.71%            0.80%
       42                   Anchored              7,500,000.00       7,500,000.00           0.71%            0.79%
       43               Limited Service           7,300,000.00       7,288,629.94           0.69%            0.77%
       44                   Medical               7,250,000.00       7,250,000.00           0.68%            0.76%
       45                 Self Storage            6,960,000.00       6,960,000.00           0.65%            0.73%
       46                 Conventional            6,600,000.00       6,600,000.00           0.62%                          5.74%
       47                   Anchored              6,400,000.00       6,400,000.00           0.60%            0.68%
       48                 Self Storage            6,300,000.00       6,292,733.14           0.59%            0.66%
       49               Light Industrial          6,032,000.00       6,032,000.00           0.57%            0.64%
       50               Limited Service           6,020,000.00       6,010,623.60           0.57%            0.63%
       51                   Suburban              5,900,000.00       5,900,000.00           0.55%            0.62%
       52                 Self Storage            5,848,000.00       5,848,000.00           0.55%            0.62%
       53               Shadow Anchored           5,400,000.00       5,391,053.34           0.51%            0.57%
       54                Flex/Warehouse           5,400,000.00       5,388,861.28           0.51%            0.57%
       55                   Suburban              5,300,000.00       5,293,920.70           0.50%            0.56%
       56                 Conventional            5,200,000.00       5,200,000.00           0.49%                          4.52%
       57           Office/Retail/Warehouse       5,050,000.00       5,040,218.72           0.47%            0.53%
       58                Warehouse/Flex           5,000,000.00       4,994,091.56           0.47%            0.53%
       59                  Unanchored             5,000,000.00       4,988,844.68           0.47%            0.53%
       60                  Unanchored             4,950,000.00       4,950,000.00           0.47%            0.52%
       61                 Self Storage            4,920,000.00       4,920,000.00           0.46%            0.52%
       62                  Unanchored             4,800,000.00       4,800,000.00           0.45%            0.51%
       63                 Conventional            4,700,000.00       4,700,000.00           0.44%                          4.09%
       64                 Self Storage            4,696,000.00       4,696,000.00           0.44%            0.50%
       65                 Self Storage            4,650,000.00       4,645,098.88           0.44%            0.49%
       66                 Self Storage            4,480,000.00       4,480,000.00           0.42%            0.47%
       67                   Suburban              4,400,000.00       4,395,174.88           0.41%            0.46%
       68                   Suburban              4,200,000.00       4,190,570.54           0.39%            0.44%
       69                 Conventional            4,000,000.00       3,985,456.61           0.37%                          3.46%
       70                 Self Storage            3,840,000.00       3,840,000.00           0.36%            0.41%
       71                   Anchored              3,809,000.00       3,809,000.00           0.36%            0.40%
       72                   Suburban              3,650,000.00       3,650,000.00           0.34%            0.38%
       73                   Anchored              3,500,000.00       3,495,887.05           0.33%            0.37%
       74                 Self Storage            3,376,000.00       3,376,000.00           0.32%            0.36%
       75                   Anchored              3,355,000.00       3,351,320.85           0.32%            0.35%
       76                  Unanchored             3,250,000.00       3,245,515.74           0.31%            0.34%
       77                   Anchored              3,200,000.00       3,192,542.48           0.30%            0.34%
       78                   Anchored              3,200,000.00       3,192,069.90           0.30%            0.34%
       79                   Anchored              3,116,000.00       3,116,000.00           0.29%            0.33%
       80                  Unanchored             3,075,000.00       3,072,076.69           0.29%            0.32%
       81                   Anchored              2,800,000.00       2,796,598.17           0.26%            0.29%
       82                   Anchored              2,753,000.00       2,753,000.00           0.26%            0.29%
       83                 Conventional            2,755,000.00       2,735,923.26           0.26%                          2.38%
       84                   Anchored              2,700,000.00       2,696,145.65           0.25%            0.28%
       85                 Self Storage            2,624,000.00       2,624,000.00           0.25%            0.28%
       86                  Warehouse              2,625,000.00       2,620,452.09           0.25%            0.28%
       87                    Retail               2,600,000.00       2,590,240.17           0.24%            0.27%
       88                   Anchored              2,545,000.00       2,539,795.33           0.24%            0.27%
       89                 Self Storage            2,520,000.00       2,520,000.00           0.24%            0.27%
       90                 Conventional            2,440,000.00       2,431,625.85           0.23%                          2.11%
       91                 Conventional            2,300,000.00       2,286,302.70           0.22%                          1.99%
       92                   Anchored              1,999,000.00       1,999,000.00           0.19%            0.21%
       93                  Unanchored             1,937,000.00       1,931,892.06           0.18%            0.20%
       94                   Anchored              1,926,000.00       1,926,000.00           0.18%            0.20%
       95                   Anchored              1,550,000.00       1,550,000.00           0.15%            0.16%
       96                   Various               1,534,371.03       1,527,163.72           0.14%                          1.33%
      96.1              Student Housing
      96.2                Conventional

                                                                                                           INTEREST      ORIGINAL
MORTGAGE                                                                       LOAN          INTEREST      ACCURAL       TERM TO
  LOAN         ORIGINATION    FIRST PAY    MATURITY DATE     MORTGAGE     ADMINISTRATIVE      ACCRUAL       METHOD     MATURITY OR
 NUMBER           DATE          DATE           OR ARD        RATE (%)     COST RATE (%)        METHOD     DURING IO     ARD (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
   1            01/28/04      03/01/04       02/01/14        5.0680%         0.04200%       Actual/360                     120
   2            12/23/03      02/11/04       01/11/14        5.3043%         0.04200%       Actual/360    Actual/360       120
   3            04/21/04      06/11/04       05/11/11        5.2900%         0.04200%       Actual/360    Actual/360        84
   4            05/05/04      06/11/04       05/11/14        4.9200%         0.05200%       Actual/360    Actual/360       120
   5            05/21/04      07/11/04       06/11/09        5.6600%         0.04200%       Actual/360    Actual/360        60
   6            05/28/04      07/11/04       06/11/14        5.4300%         0.04200%       Actual/360                     120
   7            05/07/04      06/11/04       05/11/11        5.8050%         0.04200%       Actual/360    Actual/360        84
   8            12/11/03      01/11/04       12/11/13        6.2300%         0.04200%       Actual/360                     120
   9            05/21/04      07/11/04       06/11/14        5.0500%         0.04200%       Actual/360    Actual/360       120
   10           04/29/04      06/11/04       05/11/14        4.5600%         0.06200%       Actual/360    Actual/360       120
   11           05/18/04      07/11/04       06/11/14        5.8000%         0.04200%       Actual/360    Actual/360       120
   12           03/29/04      05/11/04       04/11/09        4.6100%         0.04200%       Actual/360    Actual/360        60
   13           05/06/04      06/11/04       05/11/14        4.8400%         0.04200%       Actual/360    Actual/360       120
   14           06/15/04      08/11/04       07/11/14        5.9200%         0.04200%       Actual/360                     120
   15           04/22/04      06/11/04       05/11/14        5.8000%         0.04200%       Actual/360    Actual/360       120
   16           05/21/04      07/11/04       06/11/14        5.5400%         0.04200%       Actual/360                     120
   17           04/22/04      06/11/04       05/11/14        4.9500%         0.04200%       Actual/360                     120
   18           05/12/04      07/11/04       06/11/09        4.2600%         0.04200%       Actual/360    Actual/360        60
   19           05/12/04      07/11/04       06/11/14        5.0700%         0.04200%       Actual/360                     120
   20           03/01/04      05/01/04       04/01/14        5.3545%         0.04200%       Actual/360                     120
   21           06/14/04      08/11/04       07/11/14        5.5000%         0.04200%       Actual/360    Actual/360       120
   22           05/20/04      07/11/04       06/11/11        5.9000%         0.07200%       Actual/360    Actual/360        84
   23           04/29/04      06/11/04       05/11/14        5.7300%         0.04200%       Actual/360                     120
   24           06/01/04      07/11/04       06/11/09        4.3000%         0.04200%       Actual/360    Actual/360        60
   25           04/30/04      06/11/04       05/11/14        5.3200%         0.04200%       Actual/360                     120
   26           05/12/04      07/11/04       06/11/24        5.1100%         0.04200%       Actual/360                     240
   27           05/28/04      07/11/04       06/11/11        5.6700%         0.04200%       Actual/360    Actual/360        84
   28           06/01/04      07/11/04       06/11/09        4.3000%         0.04200%       Actual/360    Actual/360        60
   29           05/21/04      07/11/04       06/11/09        5.9600%         0.04200%       Actual/360                      60
   30           05/26/04      07/11/04       06/11/14        5.6600%         0.04200%       Actual/360    Actual/360       120
   31           05/05/04      06/11/04       05/11/14        5.2700%         0.04200%       Actual/360    Actual/360       120
   32           06/01/04      07/11/04       06/11/14        5.1900%         0.04200%       Actual/360                     120
   33           05/26/04      07/11/04       06/11/14        5.5000%         0.04200%       Actual/360                     120
   34           05/24/04      07/11/04       06/11/14        5.0100%         0.04200%       Actual/360                     120
   35           05/25/04      07/11/04       06/11/14        5.7100%         0.04200%       Actual/360                     120
   36           05/04/04      06/11/04       05/11/14        5.1200%         0.04200%       Actual/360                     120
   37           06/09/04      08/11/04       07/11/19        5.4200%         0.04200%       Actual/360                     180
   38           05/12/04      07/11/04       06/11/14        6.4420%         0.10200%       Actual/360                     120
   39           03/22/04      05/11/04       04/11/14        5.3100%         0.04200%       Actual/360                     120
   40           04/09/04      05/11/04       04/11/14        4.7600%         0.04200%       Actual/360    Actual/360       120
   41           04/26/04      06/11/04       05/11/14        5.4800%         0.04200%       Actual/360                     120
   42           06/17/04      08/11/04       07/11/14        6.0700%         0.04200%       Actual/360                     120
   43           05/26/04      07/11/04       06/11/14        5.5000%         0.04200%       Actual/360                     120
   44           06/15/04      08/11/04       07/11/14        6.1900%         0.04200%       Actual/360                     120
   45           06/01/04      07/11/04       06/11/09        4.3000%         0.04200%       Actual/360    Actual/360        60
   46           04/12/04      06/11/04       05/11/14        5.4400%         0.04200%       Actual/360    Actual/360       120
   47           05/21/04      07/11/04       06/11/14        5.8560%         0.04200%       Actual/360                     120
   48           05/14/04      07/11/04       06/11/14        5.2200%         0.04200%       Actual/360                     120
   49           05/05/04      06/11/04       05/11/11        4.4600%         0.04200%       Actual/360    Actual/360        84
   50           05/26/04      07/11/04       06/11/14        5.5000%         0.04200%       Actual/360                     120
   51           06/16/04      08/11/04       07/11/14        6.0800%         0.04200%       Actual/360                     120
   52           06/01/04      07/11/04       06/11/09        4.3000%         0.04200%       Actual/360    Actual/360        60
   53           05/20/04      07/11/04       06/11/14        5.0900%         0.04200%       Actual/360                     120
   54           04/27/04      06/11/04       05/11/14        5.4500%         0.04200%       Actual/360                     120
   55           05/12/04      07/11/04       06/11/14        5.2500%         0.04200%       Actual/360                     120
   56           05/26/04      07/11/04       06/11/14        5.6600%         0.04200%       Actual/360    Actual/360       120
   57           04/30/04      06/11/04       05/11/14        5.7400%         0.04200%       Actual/360                     120
   58           05/14/04      07/11/04       06/11/14        5.0900%         0.04200%       Actual/360                     120
   59           05/07/04      06/11/04       05/11/14        5.0800%         0.04200%       Actual/360                     120
   60           06/02/04      07/11/04       06/11/14        6.1030%         0.04200%       Actual/360                     120
   61           06/01/04      07/11/04       06/11/09        4.3000%         0.04200%       Actual/360    Actual/360        60
   62           06/21/04      08/11/04       07/11/26        6.0300%         0.04200%       Actual/360                     264
   63           05/28/04      07/11/04       06/11/09        5.3600%         0.04200%       Actual/360    Actual/360        60
   64           06/01/04      07/11/04       06/11/09        4.3000%         0.04200%       Actual/360    Actual/360        60
   65           05/26/04      07/11/04       06/11/14        5.7000%         0.04200%       Actual/360                     120
   66           06/01/04      07/11/04       06/11/09        4.3000%         0.04200%       Actual/360    Actual/360        60
   67           06/01/04      07/11/04       06/11/14        5.4900%         0.04200%       Actual/360                     120
   68           05/07/04      06/11/04       05/11/14        5.0500%         0.04200%       Actual/360                     120
   69           06/08/04      07/11/04       06/11/19        5.4800%         0.04200%       Actual/360                     180
   70           06/01/04      07/11/04       06/11/09        4.3000%         0.04200%       Actual/360    Actual/360        60
   71           05/05/04      06/11/04       05/11/11        4.4600%         0.04200%       Actual/360    Actual/360        84
   72           05/17/04      07/11/04       06/11/14        6.3700%         0.04200%       Actual/360                     120
   73           05/28/04      07/11/04       06/11/14        5.1200%         0.04200%       Actual/360                     120
   74           06/01/04      07/11/04       06/11/09        4.3000%         0.04200%       Actual/360    Actual/360        60
   75           05/17/04      07/11/04       06/11/19        5.4900%         0.04200%       Actual/360                     180
   76           05/27/04      07/11/04       06/11/19        6.2900%         0.04200%       Actual/360                     180
   77           05/28/04      07/11/04       06/11/24        5.5400%         0.04200%       Actual/360                     240
   78           05/21/04      07/11/04       06/11/24        4.8400%         0.04200%       Actual/360                     240
   79           05/05/04      06/11/04       05/11/11        4.4600%         0.04200%       Actual/360    Actual/360        84
   80           05/27/04      07/11/04       06/11/14        6.2400%         0.04200%       Actual/360                     120
   81           05/12/04      07/11/04       06/11/14        4.9400%         0.04200%       Actual/360                     120
   82           05/05/04      06/11/04       05/11/11        4.4600%         0.04200%       Actual/360    Actual/360        84
   83           03/22/04      05/11/04       04/11/14        5.3100%         0.04200%       Actual/360                     120
   84           05/12/04      07/11/04       06/11/19        6.0700%         0.04200%       Actual/360                     180
   85           06/01/04      07/11/04       06/11/09        4.3000%         0.04200%       Actual/360    Actual/360        60
   86           05/17/04      07/11/04       06/11/14        4.7900%         0.04200%       Actual/360                     120
   87           06/07/04      07/11/04       06/11/19        4.9600%         0.04200%       Actual/360                     180
   88           04/27/04      06/11/04       05/11/19        5.4900%         0.04200%       Actual/360                     180
   89           06/01/04      07/11/04       06/11/09        4.3000%         0.04200%       Actual/360    Actual/360        60
   90           03/31/04      05/11/04       04/11/11        5.0700%         0.04200%       Actual/360                      84
   91           12/19/03      02/11/04       01/11/14        5.8000%         0.11200%       Actual/360                     120
   92           05/05/04      06/11/04       05/11/11        4.4600%         0.04200%       Actual/360    Actual/360        84
   93           04/23/04      06/11/04       05/11/14        6.1900%         0.04200%       Actual/360                     120
   94           05/05/04      06/11/04       05/11/11        4.4600%         0.04200%       Actual/360    Actual/360        84
   95           06/22/04      08/11/04       07/11/24        6.7600%         0.04200%       Actual/360                     240
   96           04/01/04      05/11/04       11/11/08        5.2900%         0.04200%       Actual/360                      55
  96.1
  96.2

                      REMAINING
    MORTGAGE           TERM TO          REMAINING        ORIGINAL        REMAINING                       MATURITY DATE OR
      LOAN           MATURITY OR         IO PERIOD      AMORT TERM       AMORT TERM     MONTHLY P&I        ARD BALLOON        ARD
     NUMBER           ARD (MOS.)          (MOS.)          (MOS.)          (MOS.)        PAYMENTS ($)       BALANCE ($)       LOAN
------------------------------------------------------------------------------------------------------------------------------------
       1                 115                                360             355          649,182.20       98,873,179.03        N
       2                 114                54              360             360          455,568.81       75,961,366.74        Y
       3                 82                 22              360             360          324,490.03       54,186,989.64        Y
       4                 119                23              360             360          305,867.24       49,656,345.66        N
       5                 59                 23              360             360          202,253.83       33,639,540.61        N
       6                 119                                360             359          183,670.00       27,170,952.89        Y
       7                 82                 22              360             360          176,121.44       27,991,346.34        Y
       8                 113                                360             353          141,315.92       19,639,802.06        Y
       9                 119                23              360             360          110,675.72       17,761,107.82        N
       10                118               118              IO              IO               IO           18,200,000.00        Y
       11                119                47              360             360          102,271.05       15,982,367.15        Y
       12                57                 21              360             360          87,251.17        16,191,156.60        Y
       13                118                46              360             360          86,969.17        14,874,874.08        Y
       14                120                                360             360          97,484.37        13,875,476.82        Y
       15                118                58              360             360          89,479.84        14,227,758.04        Y
       16                119                                360             359          85,545.18        12,544,762.15        N
       17                119                                360             359          77,396.65        11,901,800.64        N
       18                59                 23              360             360          68,953.57        13,289,648.47        Y
       19                119                                360             359          72,724.90        11,074,143.54        Y
       20                117                                360             357          72,909.55        10,851,215.01        N
       21                120                60              360             360          73,812.57        12,077,802.68        Y
       22                84                 84              IO              IO               IO           12,725,000.00        N
       23                119                                360             359          69,876.35        10,095,308.10        N
       24                59                 59              IO              IO               IO           11,946,000.00        Y
       25                119                                360             359          63,669.01         9,502,782.82        N
       26                239                                240             239          73,719.74             0.00            N
       27                83                 11              360             360          63,403.68        10,027,880.28        N
       28                59                 59              IO              IO               IO           10,560,000.00        Y
       29                59                                 360             359          59,101.15         9,255,920.60        Y
       30                119                23              360             360          54,319.60         8,266,065.56        N
       31                118                22              360             360          51,470.21         8,102,238.68        Y
       32                119                                360             359          50,022.59         7,543,712.59        N
       33                119                                300             299          55,267.87         6,850,060.08        N
       34                120                                360             360          47,697.17         7,298,469.39        N
       35                119                                360             359          51,131.02         7,397,993.66        N
       36                118                                360             358          46,255.25         7,015,652.80        Y
       37                180                                180             180          65,365.70             0.00            N
       38                120                                360             360          49,004.16         6,699,013.60        N
       39                117                                360             357          43,362.21         6,476,680.16        N
       40                117                33              360             360          40,161.05         6,772,062.44        Y
       41                118                                360             358          43,056.65         6,344,799.00        N
       42                120                                300             300          48,644.04         5,821,652.32        N
       43                119                                300             299          44,828.39         5,556,158.79        N
       44                120                                360             360          44,356.97         6,182,679.52        Y
       45                59                 59              IO              IO               IO            6,960,000.00        Y
       46                118                10              360             360          37,226.00         5,642,198.85        N
       47                120                                360             360          37,780.74         5,404,064.37        N
       48                119                                360             359          34,671.86         5,216,119.21        Y
       49                82                 82              IO              IO               IO            6,032,000.00        Y
       50                119                                300             299          36,968.07         4,581,928.14        N
       51                120                                360             360          35,677.51         5,015,372.19        N
       52                59                 59              IO              IO               IO            5,848,000.00        Y
       53                119                                300             299          31,851.66         4,050,435.64        N
       54                118                                360             358          30,491.42         4,503,935.37        Y
       55                119                                360             359          29,266.80         4,392,361.26        Y
       56                119                23              360             360          30,049.14         4,572,717.15        N
       57                118                                360             358          29,438.36         4,249,728.48        Y
       58                119                                360             359          27,116.77         4,122,515.65        Y
       59                118                                360             358          27,086.07         4,121,518.75        Y
       60                120                                360             360          30,006.33         4,210,272.55        N
       61                59                 59              IO              IO               IO            4,920,000.00        Y
       62                264                                264             264          33,124.73             0.00            N
       63                59                 17              360             360          26,274.71         4,470,098.15        N
       64                59                 59              IO              IO               IO            4,696,000.00        Y
       65                119                                360             359          26,988.62         3,907,980.73        N
       66                59                 59              IO              IO               IO            4,480,000.00        Y
       67                119                                360             359          24,955.12         3,674,103.52        N
       68                118                                360             358          22,675.03         3,458,703.85        Y
       69                179                                180             179          32,810.06             0.00            N
       70                59                 59              IO              IO               IO            3,840,000.00        Y
       71                82                 82              IO              IO               IO            3,809,000.00        Y
       72                120                                360             360          22,759.32         3,128,434.90        N
       73                119                                360             359          19,046.28         2,888,558.56        N
       74                59                 59              IO              IO               IO            3,376,000.00        Y
       75                179                                360             359          19,028.28         2,385,759.14        Y
       76                179                                300             299          21,519.68         1,976,848.62        Y
       77                239                                240             239          22,230.85             0.00            N
       78                239                                240             239          20,836.77          50,326.32          Y
       79                82                 82              IO              IO               IO            3,116,000.00        Y
       80                119                                360             359          18,913.31         2,625,850.95        N
       81                119                                360             359          14,928.50         2,297,343.97        N
       82                82                 82              IO              IO               IO            2,753,000.00        Y
       83                117                                240             237          18,656.87         1,757,925.25        N
       84                179                                300             299          17,511.85         1,622,211.88        N
       85                59                 59              IO              IO               IO            2,624,000.00        Y
       86                119                                300             299          15,026.04         1,947,449.05        Y
       87                179                                180             179          20,506.50          26,157.94          N
       88                178                                360             358          14,434.27         1,810,110.91        Y
       89                59                 59              IO              IO               IO            2,520,000.00        Y
       90                81                                 360             357          13,203.03         2,163,056.16        N
       91                114                                360             354          13,495.32         1,939,077.00        N
       92                82                 82              IO              IO               IO            1,999,000.00        Y
       93                118                                300             298          12,706.05         1,509,625.07        Y
       94                82                 82              IO              IO               IO            1,926,000.00        Y
       95                240                                240             240          11,886.61             0.00            N
       96                52                                 300             297           9,230.93         1,387,259.97        N
      96.1
      96.2

    MORTGAGE
      LOAN                                                     APPRAISED                                       CUT-OFF DATE
     NUMBER      PREPAYMENT PROVISIONS                         VALUE ($)         APPRAISAL DATE  DSCR (X)(2)   LTV RATIO (3)
------------------------------------------------------------------------------------------------------------------------------
       1         L(29),D(87),O(4)                             187,000,000          11/13/03        2.13           63.80%
       2         L(30),D(87),O(3)                             675,000,000          12/02/03        1.81           54.67%
       3         L(26),D(55),O(3)                             73,400,000           04/01/04        1.22           79.70%
       4         L(25),D(90),O(5)                             72,500,000           04/08/04        1.35           79.31%
       5         L(25),D(22),O(13)                            44,000,000           05/01/04        1.23           79.55%
       6         L(25),D(88),O(7)                             45,500,000           12/09/03        1.77           71.57%
       7         L(36),D(45),O(3)                             38,500,000           07/01/05        1.38           77.92%
       8         L(48),D(68),O(4)                             34,400,000           04/10/04        1.67           66.44%
       9         L(25),D(92),O(3)                             28,500,000           05/01/05        1.71           71.93%
       10        L(48)D(69),O(3)                              31,000,000           03/17/04        2.63           58.71%
       11        L(25),D(70),O(25)                            21,800,000           04/16/04        1.20           79.95%
       12        L(27),D(30),O(3)                             22,500,000           03/10/04        1.20           75.56%
       13        L(26),YM1%orD(91),O(3)                       24,000,000           12/22/03        1.57           68.75%
       14        L(24),D(93),O(3)                             32,600,000           04/06/04        1.69           50.31%
       15        L(26),D(91),O(3)                             20,900,000           03/11/04        1.25           72.97%
       16        L(48),D(69),O(3)                             20,000,000           04/09/04        1.30           74.92%
       17        L(25),D(91),O(4)                             21,100,000           03/25/04        1.52           68.65%
       18        L(48),D(9),O(3)                              17,700,000           04/02/04        1.24           79.10%
       19        L(48),D(69),O(3)                             16,800,000           04/08/04        1.38           79.91%
       20        L(27),D(89),O(4)                             17,400,000           02/17/04        1.72           74.76%
       21        L(48),D(69),O(3)                             16,450,000           04/15/04        1.25           79.03%
       22        L(24),D(57),O(3)                             18,950,000           05/01/04        1.60           67.15%
       23        L(25),D(70),2%(12),1%(11),O(2)               24,000,000           02/09/04        1.69           49.96%
       24        L(48),D(9),O(3)                              14,960,000           05/11/04        2.06           79.85%
       25        L(25),D(92),O(3)                             15,875,000           03/08/04        1.32           71.99%
       26        L(60),YM1%(177),O(3)                         15,300,000           04/07/04        1.25           71.72%
       27        L(36),D(45),O(3)                             13,700,000           04/21/04        1.25           80.00%
       28        L(48),D(9),O(3)                              13,200,000           04/07/04        2.34           80.00%
       29        L(36),D(19),O(5)                             14,025,000           04/01/04        1.21           70.52%
       30        L(60),YM1%(57),O(3)                          14,400,000           04/28/04        1.31           65.28%
       31        L(48),D(69),O(3)                             12,250,000           03/31/04        1.25           75.92%
       32        YM1%(117),O(3)                               12,540,000           04/19/04        1.49           72.64%
       33        L(47),YM1%(69),O(4)                          16,300,000           04/07/04        2.49           55.13%
       34        L(24),D(93),O(3)                             11,900,000           03/16/04        1.45           74.58%
       35        L(48),D(68),O(4)                             11,000,000           03/24/04        1.34           79.92%
       36        L(26),D(90),O(4)                             11,350,000           03/15/04        1.52           74.72%
       37        L(48),D(129),O(3)                            23,700,000           05/24/04        1.72           33.76%
       38        L(24),D(93),O(3)                             11,400,000           04/10/04        1.29           68.42%
       39        L(36),D(81),O(3)                             11,900,000           01/21/04        1.52           65.33%
       40        L(48),D(68),O(4)                             12,800,000           12/03/03        1.80           60.08%
       41        L(36),YM1%(81),O(3)                          10,000,000           04/02/04        1.24           75.84%
       42        L(36),D(81),O(3)                             12,000,000           09/01/05        1.46           62.50%
       43        L(47),YM1%(69),O(4)                          12,300,000           03/31/04        2.03           59.26%
       44        L(48),D(68),O(4)                              9,500,000           04/29/04        1.28           76.32%
       45        L(48),D(9),O(3)                               8,700,000           04/19/04        2.38           80.00%
       46        L(36),D(81),O(3)                              8,600,000           03/08/04        1.26           75.58%
       47        L(24),D(93),O(3)                              8,000,000           03/24/04        1.25           80.00%
       48        L(25),D(92),O(3)                              8,400,000           04/20/04        1.72           74.91%
       49        L(48),D(32),O(4)                              8,810,000           02/27/04        2.45           68.47%
       50        L(47),YM1%(69),O(4)                           8,600,000           04/01/04        1.58           69.89%
       51        L(36),D(81),O(3)                              8,400,000           06/01/05        1.30           70.24%
       52        L(48),D(9),O(3)                               7,310,000           04/14/04        2.18           80.00%
       53        L(36),D(81),O(3)                              9,750,000           04/16/04        1.66           55.29%
       54        L(48),D(68),O(4)                              6,900,000           02/04/04        1.51           78.10%
       55        L(25),D(92),O(3)                              6,900,000           03/24/04        1.40           76.72%
       56        L(60),YM1%(57),O(3)                           8,400,000           04/28/04        1.32           61.90%
       57        L(48),D(69),O(3)                              6,500,000           03/16/04        1.25           77.54%
       58        L(25),D(92),O(3)                              6,300,000           04/20/04        1.50           79.27%
       59        L(48),D(69),O(3)                              6,900,000           03/30/04        1.50           72.30%
       60        L(24),D(93),O(3)                              7,300,000           03/16/04        1.40           67.81%
       61        L(48),D(9),O(3)                               6,150,000           04/20/04        2.01           80.00%
       62        L(36),D(225),O(3)                             7,350,000           04/20/04        1.33           65.31%
       63        L(36),D(21),O(3)                              6,450,000           04/21/04        1.41           72.87%
       64        L(48),D(9),O(3)                               5,870,000           04/20/04        2.04           80.00%
       65        L(48),D(69),O(3)                              6,200,000           04/22/04        1.49           74.92%
       66        L(48),D(9),O(3)                               5,600,000           04/28/04        2.24           80.00%
       67        L(36),D(81),O(3)                              5,900,000           04/20/04        1.45           74.49%
       68        L(48),D(69),O(3)                              5,700,000           03/30/04        1.51           73.52%
       69        L(36),YM1%(141),O(3)                          6,880,000           04/15/04        1.16           57.93%
       70        L(48),D(9),O(3)                               4,800,000           04/16/04        2.24           80.00%
       71        L(48),D(32),O(4)                              5,860,000           10/28/03        2.37           65.00%
       72        L(24),D(93),O(3)                              5,330,000           01/16/04        1.34           68.48%
       73        L(48),D(69),O(3)                              5,000,000           04/12/04        1.45           69.92%
       74        L(48),D(9),O(3)                               4,220,000           04/22/04        2.09           80.00%
       75        L(36),D(141),O(3)                             4,710,000           04/13/04        1.35           71.15%
       76        L(48),D(125),O(7)                             4,100,000           04/15/04        1.21           79.16%
       77        L(36),D(201),O(3)                             5,110,000           03/03/04        1.23           62.48%
       78        L(48),D(189),O(3)                             7,250,000           04/14/04        1.88           44.03%
       79        L(48),D(32),O(4)                              4,800,000           03/06/04        2.21           64.92%
       80        L(36),D(81),O(3)                              4,100,000           04/21/04        1.51           74.93%
       81        L(36),D(81),O(3)                              4,100,000           03/26/04        1.56           68.21%
       82        L(48),D(32),O(4)                              4,300,000           02/26/04        2.55           64.02%
       83        L(36),D(81),O(3)                              4,410,000           03/29/04        1.22           62.04%
       84        L(36),D(141),O(3)                             3,650,000           04/20/04        1.30           73.87%
       85        L(48),D(9),O(3)                               3,280,000           04/22/04        2.20           80.00%
       86        L(25),D(92),O(3)                              3,750,000           04/05/04        1.57           69.88%
       87        L(23),YM1%(153),O(4)                         11,900,000           03/23/04        3.02           21.77%
       88        L(36),D(141),O(3)                             3,700,000           04/12/04        1.37           68.64%
       89        L(48),D(9),O(3)                               3,150,000           04/24/04        2.26           80.00%
       90        L(48),D(33),O(3)                              3,100,000           03/04/04        1.25           78.44%
       91        L(36),D(81),O(3)                              2,875,000           08/19/03        1.45           79.52%
       92        L(48),D(32),O(4)                              3,000,000           11/21/03        2.53           66.63%
       93        L(48),D(69),O(3)                              3,150,000           03/28/04        1.64           61.33%
       94        L(48),D(32),O(4)                              2,900,000           01/13/04        2.56           66.41%
       95        L(48),D(189),O(3)                             2,310,000           05/02/04        1.19           67.10%
       96        L(43),D(9),O(3)                               2,200,000           Various         1.43           69.42%
      96.1                                                     1,500,000           07/07/03
      96.2                                                      700,000            05/29/03

    MORTGAGE       LTV RATIO AT                                                        CUT-OFF DATE
      LOAN          MATURITY OR     YEAR         YEAR        NUMBER OF     UNIT OF      LOAN AMOUNT      OCCUPANCY
     NUMBER          ARD (3)        BUILT     RENOVATED        UNITS       MEASURE    PER (UNIT) ($)      RATE (%)
----------------------------------------------------------------------------------------------------------------------
       1              52.87%        1985         2000        1,241,440     Sq. Ft.          96             86.73%
       2              50.64%        1932         1997        2,256,552     Sq. Ft.          164            98.60%
       3              73.82%        1986         1996         218,738      Sq. Ft.          267            89.76%
       4              68.49%        1991                      476,164      Sq. Ft.          121            99.37%
       5              76.45%        1920         2002         100,334      Sq. Ft.          349            97.48%
       6              59.72%        1977         2001         485,772      Sq. Ft.          67             96.48%
       7              72.70%        2004                      147,917      Sq. Ft.          203            86.00%
       8              57.09%        2003                      133,089      Sq. Ft.          172           100.00%
       9              62.32%        2004                      102,956      Sq. Ft.          199            95.53%
       10             58.71%        1972         2004           320         Units         56,875           97.81%
       11             73.31%        1987         1999         144,265      Sq. Ft.          121           100.00%
       12             71.96%        1971                        220         Units         77,273           90.91%
       13             61.98%        1972         1999         185,141      Sq. Ft.          89             91.08%
       14             42.56%        2002                      726,299      Sq. Ft.          23            100.00%
       15             68.08%        2003                        216         Units         70,602           98.15%
       16             62.72%        1931         1995         425,080      Sq. Ft.          35             97.65%
       17             56.41%        1988                      192,545      Sq. Ft.          75            100.00%
       18             75.08%        1972         2004           136         Units         102,941          96.32%
       19             65.92%        1960                        418         Pads          32,115          100.00%
       20             62.36%        1984                      285,723      Sq. Ft.          46             89.73%
       21             73.42%        2004                      67,121       Sq. Ft.          194           100.00%
       22             67.15%        2002                      140,006      Sq. Ft.          91            100.00%
       23             42.06%        1972         1999         145,238      Sq. Ft.          83            100.00%
       24             79.85%        1998                        924         Units         12,929           72.73%
       25             59.86%        1974         2004         377,544      Sq. Ft.          30             94.21%
       26             0.00%         1973         2002         123,873      Sq. Ft.          89             97.98%
       27             73.20%        1971         2002           321         Units         34,143           94.39%
       28             80.00%        1987                       1,147        Units          9,207           89.80%
       29             66.00%        1972         2003           238         Units         41,555           92.86%
       30             57.40%        2002                        90          Units         104,444          93.33%
       31             66.14%        1980         2000           240         Units         38,750           89.58%
       32             60.16%        1987                      66,748       Sq. Ft.          136            98.69%
       33             42.02%        2001                        144         Rooms         62,403           62.61%
       34             61.33%        1958         1990         42,280       Sq. Ft.          210            94.75%
       35             67.25%        1970         1994         140,332      Sq. Ft.          63            100.00%
       36             61.81%        1974         1994         65,999       Sq. Ft.          129            98.88%
       37             0.00%         1946         2000         97,196       Sq. Ft.          82             97.19%
       38             58.76%        1998                      51,651       Sq. Ft.          151            90.64%
       39             54.43%        1973                        171         Units         45,465           91.81%
       40             52.91%        1998                      262,644      Sq. Ft.          29            100.00%
       41             63.45%        2003                        112         Units         67,718           94.64%
       42             48.51%        1968         2004         207,346      Sq. Ft.          36             92.09%
       43             45.17%        2001                        149         Rooms         48,917           70.40%
       44             65.08%        2003                      54,000       Sq. Ft.          134            93.39%
       45             80.00%        1976                        737         Units          9,444           89.96%
       46             64.44%        2003                        84          Units         78,571           94.05%
       47             67.55%        1980         1994         45,629       Sq. Ft.          140           100.00%
       48             62.10%        2000                        872         Units          7,216           78.56%
       49             68.47%        2002                      33,257       Sq. Ft.          181           100.00%
       50             53.28%        1999                        157         Rooms         38,284           56.31%
       51             59.71%        2003                      39,356       Sq. Ft.          150           100.00%
       52             80.00%        1995                        796         Units          7,347           90.70%
       53             41.54%        1990                      74,812       Sq. Ft.          72             76.26%
       54             65.27%        2002                      108,940      Sq. Ft.          49             89.15%
       55             63.66%        1983                      38,734       Sq. Ft.          137            97.65%
       56             54.44%        2001                        58          Units         89,655           91.38%
       57             65.38%        2000                      55,594       Sq. Ft.          91             80.63%
       58             65.44%        2000                      68,401       Sq. Ft.          73             97.08%
       59             59.73%        2004                      20,431       Sq. Ft.          244           100.00%
       60             57.68%        1988                      70,897       Sq. Ft.          70             94.77%
       61             80.00%        2000                        672         Units          7,321           88.54%
       62             0.00%         2002                      41,000       Sq. Ft.          117            88.29%
       63             69.30%        1971         2004           160         Units         29,375           94.38%
       64             80.00%        1984                        773         Units          6,075           84.48%
       65             63.03%        2001                        546         Units          8,508           92.13%
       66             80.00%        1976                        429         Units         10,443           94.87%
       67             62.27%        2004                      42,200       Sq. Ft.          104           100.00%
       68             60.68%        2004                      25,862       Sq. Ft.          162           100.00%
       69             0.00%         1972         1997           94          Units         42,398           97.87%
       70             80.00%        1992                        583         Units          6,587           88.51%
       71             65.00%        2002                      30,000       Sq. Ft.          127           100.00%
       72             58.69%        2001                      25,901       Sq. Ft.          141           100.00%
       73             57.77%        2003                      13,650       Sq. Ft.          256           100.00%
       74             80.00%        1985                        497         Units          6,793           91.15%
       75             50.65%        2003                      13,943       Sq. Ft.          240           100.00%
       76             48.22%        2003                      15,000       Sq. Ft.          216           100.00%
       77             0.00%         2004                      13,650       Sq. Ft.          234           100.00%
       78             0.69%         1953         2003         105,661      Sq. Ft.          30             66.04%
       79             64.92%        1988         1994         78,823       Sq. Ft.          40            100.00%
       80             64.05%        2000         2002         34,012       Sq. Ft.          90             98.75%
       81             56.03%        2001                      14,490       Sq. Ft.          193           100.00%
       82             64.02%        2001                      15,070       Sq. Ft.          183           100.00%
       83             39.86%        1957                        92          Units         29,738           89.13%
       84             44.44%        1999                      15,930       Sq. Ft.          169           100.00%
       85             80.00%        1983                        404         Units          6,495           93.56%
       86             51.93%        2003                      40,873       Sq. Ft.          64            100.00%
       87             0.22%          NA                       128,680      Sq. Ft.          20            100.00%
       88             48.92%        2003                      13,650       Sq. Ft.          186           100.00%
       89             80.00%        1993                        551         Units          4,574           87.11%
       90             69.78%        1974                        120         Units         20,264           99.17%
       91             67.45%        1978         2003           88          Units         25,981           86.36%
       92             66.63%        2000                      24,049       Sq. Ft.          83            100.00%
       93             47.92%        1997                      10,908       Sq. Ft.          177           100.00%
       94             66.41%        1994                      13,500       Sq. Ft.          143           100.00%
       95             0.00%         1983         1994         26,640       Sq. Ft.          58            100.00%
       96             63.06%       Various     Various          57          Units         26,792           84.62%
      96.1                          1972                        24          Units                          89.00%
      96.2                          1921         1983           33          Units                         100.00%

    MORTGAGE                                                                  MOST
      LOAN          OCCUPANCY                                                RECENT          MOST RECENT      MOST RECENT
     NUMBER       "AS OF" DATE            MOST RECENT PERIOD              REVENUES ($)       EXPENSES ($)       NOI ($)
-----------------------------------------------------------------------------------------------------------------------------
       1            05/01/04                 TTM 3/31/04                   30,337,905         14,850,190       15,487,715
       2            04/01/04                 TTM 11/15/03                  62,279,306         17,608,014       44,671,292
       3            03/31/04              Borrower Proforma                8,215,262          3,287,632        4,927,630
       4            03/31/04                     TTM                       7,096,549          1,716,013        5,380,536
       5            06/01/04
       6            05/07/04                   YE 2003                     7,580,756          3,351,640        4,229,116
       7            04/29/04
       8            04/28/04
       9            05/17/04
       10           04/19/04          T-6 10/03-3/04 Annualized            3,568,418          1,167,861        2,400,557
       11           04/01/04                   YE 2003                     2,296,542           675,527         1,621,015
       12           03/22/04                   YE 2003                     2,020,279           845,611         1,174,668
       13           04/06/04              Borrower Proforma                3,578,251          1,408,711        2,169,540
       14           06/10/04
       15           04/20/04              Borrower Proforma                2,174,136           742,558         1,431,578
       16           05/21/04                   YE 2003                     2,354,109           760,899         1,593,211
       17           03/31/04                 YE Statement                  3,050,766          1,320,608        1,730,158
       18           04/30/04          T-6 10/03-3/04 Annualized            1,840,211           837,533         1,002,678
       19           05/04/04                   YE 2003                     1,715,271           425,866         1,289,405
       20           01/12/04                   YE 2003                     2,919,217          1,215,242        1,703,975
       21           05/15/04              Borrower Proforma                1,392,351           265,125         1,127,226
       22           04/26/04                  Annualized                   2,238,977           614,491         1,624,487
       23           01/01/04                 YE Statement                  3,242,531          1,325,834        1,916,697
       24           05/13/04                 In Place UW                   1,446,276           562,150          884,126
       25           03/31/04                 YE Statement                  2,123,088           455,991         1,667,097
       26           03/01/04                 TTM 3/31/04                   1,468,427           521,734          946,694
       27           05/17/04                 2004 Budget                   2,260,382          1,202,190        1,058,192
       28           05/25/04                   YE 2003                     1,588,896           471,817         1,117,079
       29           04/30/04             T-1 4/04 Annualized               1,983,060           952,346         1,030,714
       30           05/10/04           T-3 1/04-3/04 Annualized            1,300,579           371,894          928,685
       31           03/14/04                 TTM 2/29/04                   1,601,556           872,540          729,016
       32           04/07/04                   YE 2003                     1,573,006           536,629         1,036,377
       33           02/29/04                 TTM 2/29/04                   4,570,832          2,673,842        1,896,991
       34           03/12/04                  Annualized                   1,492,148           443,040         1,049,108
       35           04/15/04                   YE 2003                     1,398,724           362,709         1,036,015
       36           03/12/04              Borrower Proforma                1,754,021           607,216         1,146,805
       37           05/11/04                   YE 2003                     2,175,716           578,951         1,596,765
       38           05/12/04                     TTM                        993,375            239,022          754,353
       39           02/29/04                   YE 2003                     1,383,646           538,647          844,999
       40           03/05/04                     TTM                       1,283,544           340,593          942,951
       41           04/14/04          T-6 10/03-3/04 Annualized             900,994            416,206          484,788
       42           05/14/04                   YE 2003                     1,112,004           447,945          664,059
       43           02/28/04                 TTM 2/29/04                   3,654,258          2,267,351        1,386,907
       44           06/09/04         2004 Budget - Expenses Only                               373,680         (373,680)
       45           05/25/04                   YE 2003                     1,045,514           271,313          774,201
       46           04/01/04           T-3 1/04-3/04 Annualized             626,624            196,679          429,945
       47           05/21/04                 YE Statement                   989,508            177,411          812,097
       48           05/03/04              Borrower Proforma                1,113,916           320,887          793,029
       49           04/20/04
       50           05/25/04                 TTM 4/30/04                   2,360,644          1,575,670         784,974
       51           05/06/04
       52           05/25/04                   YE 2003                     1,035,519           429,500          606,019
       53           05/20/04                   YE 2003                      909,366            290,096          619,270
       54           05/10/04
       55           06/01/04                   YE 2003                     1,059,442           421,350          638,092
       56           05/10/04                   YE 2003                      663,179            296,026          367,153
       57           03/30/04              Borrower Proforma                 793,297            188,428          604,869
       58           05/07/04              Borrower Proforma                 767,127            165,111          602,016
       59           05/06/04                 2004 Budget                    598,546             81,272          517,274
       60           05/05/04                     TTM                        808,522            249,031          559,491
       61           05/25/04                   YE 2003                      720,704            266,963          453,741
       62           05/24/04                   YE 2003                      457,610            150,872          306,738
       63           05/17/04                 2004 Budget                   1,048,490           607,093          441,397
       64           05/25/04                   YE 2003                      751,169            303,288          447,881
       65           04/30/04                T-6 Annualized                  793,666            313,844          479,822
       66           05/25/04                   YE 2003                      715,914            249,237          466,677
       67           06/01/04
       68           04/30/04                 2004 Budget                    568,383             98,350          470,033
       69           04/01/04                 TTM 3/31/04                    756,387            312,017          444,370
       70           05/25/04                   YE 2003                      673,672            246,544          427,128
       71           04/27/04
       72           04/30/04                  Annualized                    597,148            123,965          473,183
       73           05/04/04
       74           05/25/04                   YE 2003                      529,292            185,009          344,283
       75           05/20/04
       76           06/03/04
       77           03/01/04
       78           05/14/04
       79           04/23/04                   YE 2003                      441,409             19,746          421,663
       80           05/05/04           T-3 1/04-3/04 Annualized             110,202             25,855           84,347
       81           03/31/04                   YE 2003                      325,726             11,638          314,088
       82           04/15/04
       83           04/30/04                   YE 2003                      573,125            318,544          254,581
       84           04/01/04           T-3 1/04-3/04 Annualized             297,000             8,143           288,857
       85           05/25/04                   YE 2003                      415,134            150,586          264,549
       86           04/13/04
       87           05/28/04
       88           04/28/04
       89           05/25/04                   YE 2003                      431,298            158,252          273,046
       90           03/16/04                   YE 2003                      584,127            366,023          218,104
       91           05/10/04           T-3 1/04-3/04 Annualized             534,388            257,674          276,714
       92           04/28/04
       93           04/08/04
       94           04/13/04
       95           04/01/04                   YE 2003                      206,937             15,600          191,337
       96            Various                   YE 2003                      394,184            228,622          165,562
      96.1          04/16/04
      96.2          04/08/04

    MORTGAGE         MOST                                             UW NET
      LOAN          RECENT             UW                UW          OPERATING          UW NET
     NUMBER         NCF ($)       REVENUES ($)      EXPENSES ($)    INCOME ($)       CASH FLOW ($)
-------------------------------------------------------------------------------------------------------
       1          15,337,337       30,664,896        12,737,947     17,926,949        16,608,246
       2          44,445,637       63,438,713        18,543,090     44,895,623        44,558,893
       3           4,891,630       8,113,421         3,144,785       4,968,637         4,740,528
       4           5,380,536       7,255,701         1,739,860       5,515,841         4,955,652
       5                           4,686,282         1,557,697       3,128,585         2,978,148
       6           4,156,250       7,580,558         3,332,408       4,248,149         3,905,114
       7                           4,297,438         1,354,582       2,942,856         2,912,218
       8                           4,120,160         1,232,918       2,887,242         2,826,685
       9                           2,811,284          506,426        2,304,858         2,264,818
       10          2,318,727       3,582,510         1,314,080       2,268,430         2,186,600
       11          1,605,146       2,245,545          724,974        1,520,571         1,477,797
       12          1,119,668       2,202,371          889,981        1,312,390         1,257,390
       13          2,134,363       3,297,981         1,397,500       1,900,481         1,635,157
       14                          2,186,160           43,723        2,142,437         1,971,180
       15          1,377,578       2,168,834          776,131        1,392,702         1,338,702
       16          1,550,703       2,350,068          873,592        1,476,475         1,329,849
       17          1,730,158       3,076,016         1,384,303       1,691,713         1,411,267
       18           957,647        1,854,157          785,889        1,068,268         1,023,237
       19          1,272,842       1,651,165          433,149        1,218,016         1,201,453
       20          1,703,975       2,981,458         1,304,686       1,676,773         1,506,415
       21          1,120,514       1,435,555          312,336        1,123,219         1,109,048
       22          1,629,242       2,175,027          729,773        1,445,255         1,215,287
       23          1,916,697       3,059,631         1,431,760       1,627,870         1,413,491
       24           868,252        1,648,407          572,256        1,076,151         1,060,276
       25          1,646,271       1,750,376          635,377        1,114,999         1,005,478
       26           946,694        1,726,819          561,775        1,165,044         1,102,362
       27           977,942        2,180,725         1,152,902       1,027,823          947,573
       28          1,099,977       1,570,291          491,361        1,078,931         1,061,829
       29           971,214        1,944,240         1,028,376        915,864           856,364
       30           928,685        1,288,612          418,314         870,297           852,297
       31           669,016        1,674,233          839,612         834,622           774,622
       32           993,977        1,548,856          538,749        1,010,108          891,679
       33          1,714,158       4,540,655         2,706,807       1,833,849         1,652,223
       34          1,045,360       1,526,127          582,791         943,336           828,402
       35           992,015        1,300,430          358,392         942,039           823,750
       36          1,136,905       1,615,430          673,375         942,054           842,707
       37          1,566,272       2,089,159          647,527        1,441,631         1,350,122
       38           388,682        1,111,588          269,762         841,826           756,931
       39           833,075        1,440,402          598,028         842,374           792,955
       40           916,686        1,321,888          343,157         978,731           869,241
       41           484,788        1,044,924          379,367         665,557           643,157
       42           664,059        1,514,530          539,384         975,146           851,389
       43          1,240,736       3,434,552         2,204,262       1,230,290         1,092,908
       44          (373,680)       1,286,996          544,950         742,046           679,588
       45           762,195        1,050,153          324,613         725,540           713,534
       46           429,489         837,454           256,283         581,171           564,171
       47           782,642         814,711           199,282         615,429           568,366
       48           788,945        1,075,105          355,484         719,620           715,536
       49                           683,384            20,502         662,883           659,557
       50           688,188        2,379,587         1,580,006        799,581           702,018
       51                           835,439           238,050         597,390           554,512
       52           572,539        1,037,495          456,179         581,316           547,836
       53           597,559        1,054,569          358,739         695,830           633,769
       54                           786,074           157,095         628,979           550,866
       55           628,585         955,572           408,968         546,604           490,385
       56           367,153         769,070           282,613         486,457           474,857
       57           599,313         682,453           176,252         506,201           442,895
       58           595,176         687,050           170,847         516,204           487,253
       59           515,222         599,200            88,454         510,746           488,986
       60           517,111         795,299           234,940         560,359           503,234
       61           442,216         730,805           294,427         436,378           424,853
       62           306,738         766,158           200,157         566,001           530,012
       63           401,397        1,036,226          552,020         484,206           444,206
       64           432,181         724,537           296,206         428,331           412,631
       65           471,632         798,263           306,947         491,316           483,126
       66           459,989         719,971           281,168         438,803           432,115
       67                           797,412           309,028         488,384           435,694
       68           464,860         555,098            99,778         455,320           410,160
       69           444,370         796,404           317,859         478,545           455,045
       70           419,940         638,947           261,581         377,366           370,178
       71                           446,025            13,381         432,644           402,907
       72           473,183         529,127           131,712         397,414           366,047
       73                           342,000            10,260         331,740           330,375
       74           335,043         531,786           219,186         312,600           303,361
       75                           323,400            9,702          313,698           309,369
       76                           402,582            76,999         325,583           312,696
       77                           342,510            10,275         332,235           328,354
       78                           848,118           321,596         526,522           471,075
       79           398,016         461,625            81,359         380,266           306,862
       80           84,347          464,907            96,861         368,046           342,535
       81           314,088         294,000            9,820          284,180           279,117
       82                           324,000            9,720          314,280           312,773
       83           238,487         582,982           282,405         300,577           272,977
       84           288,857         291,060            12,232         278,828           273,425
       85           257,386         425,248           169,589         255,659           248,496
       86                           300,825            6,017          294,809           282,475
       87                           750,000            7,500          742,500           742,500
       88                           249,900            7,497          242,403           237,852
       89           262,136         418,710           162,818         255,891           244,981
       90           188,104         592,267           363,950         228,316           198,316
       91           262,050         550,031           302,920         247,112           225,112
       92                           235,320            7,060          228,260           225,855
       93                           259,336            7,780          251,555           250,465
       94                           228,150            6,845          221,306           219,956
       95           191,337         196,590            10,088         186,502           169,262
       96           137,662         409,023           223,145         185,878           157,978
      96.1
      96.2

    MORTGAGE                                                                   LARGEST      LARGEST
      LOAN                                                                      TENANT       TENANT      LARGEST TENANT
     NUMBER      LARGEST TENANT NAME                                           SQ. FT.      % OF NRA        EXP. DATE
---------------------------------------------------------------------------------------------------------------------------
       1         Ernst & Young                                                 148,713       11.98%      Multiple Spaces
       2         Credit Suisse First Boston                                   1,921,459      85.15%      Multiple Spaces
       3         American Insurance Association, Inc.                          44,693        20.43%      Multiple Spaces
       4         Best Buy                                                      51,259        10.76%         10/31/06
       5         B.E. West 56th Street, LLC (Beacon Restaurant)                13,540        13.49%         11/30/18
       6         Sears, Roebuck & Co.                                          143,504       29.54%         09/11/09
       7         United States Government                                      127,210       86.00%         12/31/18
       8         LA Fitness                                                    41,000        30.81%         10/01/18
       9         King Kullen Grocery Co., Inc.                                 40,000        38.85%         06/30/27
       10
       11        Stop & Shop                                                   55,532        38.49%         10/31/07
       12
       13        Crawford and Company                                          79,085        42.72%         09/30/08
       14        ConAgra Foods, Inc                                            726,299      100.00%         08/31/13
       15
       16        Product Development Corp.                                     46,000        10.82%         12/31/06
       17        Ikon Office Solutions                                         82,323        42.76%         10/31/09
       18
       19
       20        Sears, Roebuck & Co.                                          72,350        25.32%         07/31/34
       21        Albertsons                                                    55,859        83.22%         12/10/28
       22        Exel, Inc.                                                    90,203        64.43%         12/31/09
       23        Montgomery County                                             115,893       79.80%         05/31/12
       24
       25        Sears, Roebuck & Co.                                          86,240        22.84%         03/07/20
       26        Fiesta Mart Inc.                                              42,172        34.04%         04/30/22
       27
       28
       29
       30
       31
       32        OBCO, Inc.                                                    18,156        27.20%         11/24/08
       33
       34        New England Baptist Hospital                                  11,956        28.28%         10/21/08
       35        Toys "R" Us                                                   56,160        40.02%         01/31/13
       36        Leo Tucker / Northwestern                                     19,369        29.35%         07/14/14
       37        Z Gallerie                                                    34,895        35.90%         02/01/12
       38        NV Mortgage Co.                                               10,348        20.03%         04/21/08
       39
       40        Linens 'n Things Warehouse                                    262,644      100.00%         01/31/09
       41
       42        Giant Foods LLC                                               54,332        26.20%         06/30/21
       43
       44        Northside Hospital & Heart Institute (Galencare)              21,311        39.46%      Multiple Spaces
       45
       46
       47        Barnes & Noble                                                36,600        80.21%         07/31/14
       48
       49        AT&T Wireless                                                 33,257       100.00%         05/08/18
       50
       51        The Horizon Group                                             23,819        60.52%         10/17/09
       52
       53        Strands Home Furnishings                                      12,294        16.43%         10/31/07
       54        Aladdin Manufacturing                                         36,000        33.05%         08/01/08
       55        Santa Clara County                                            15,114        39.02%         10/01/09
       56
       57        H&R Block Tax Services                                         7,122        12.81%         03/04/09
       58        Secur Data Systems, Inc.                                      20,400        29.82%      Multiple Spaces
       59        Paymon's Mediterranean Cafe                                    6,550        32.06%         03/12/14
       60        Gonzales Meat Market                                          13,450        18.97%         02/28/08
       61
       62        Midtown of Mtn Island Lake LLC                                 8,000        19.51%         05/31/14
       63
       64
       65
       66
       67        Caldwell Watson                                               13,692        32.45%         10/31/11
       68        Great American Homes                                           9,030        34.92%         02/28/11
       69
       70
       71        Best Buy                                                      30,000       100.00%         01/31/13
       72        Max Health                                                     5,999        23.16%         09/14/10
       73        Walgreens                                                     13,650       100.00%         01/31/79
       74
       75        Walgreens                                                     13,943       100.00%         04/01/78
       76        Schwarzchild                                                   5,000        33.33%         10/31/13
       77        Walgreens                                                     13,650       100.00%         04/30/79
       78        Piggly Wiggly                                                 33,191        31.41%         12/31/23
       79        T.J. Maxx                                                     78,823       100.00%         10/31/12
       80        Clean Zone Laundromat                                          2,800        8.23%          11/30/12
       81        Walgreens                                                     14,490       100.00%         02/28/77
       82        Walgreens                                                     15,070       100.00%         03/31/61
       83
       84        Walgreens                                                     15,930       100.00%         08/31/59
       85
       86        Airborne Express, Inc.                                        40,873       100.00%         04/30/14
       87        Wal-Mart Real Estate Business Trust                           128,680      100.00%         01/22/28
       88        Walgreens                                                     13,650       100.00%         09/30/78
       89
       90
       91
       92        Staples                                                       24,049       100.00%         02/28/15
       93        Eckerd Drug                                                   10,908       100.00%         08/16/17
       94        Walgreens                                                     13,500       100.00%         08/31/44
       95        Food Lion                                                     26,640       100.00%         03/08/09
       96
      96.1
      96.2

    MORTGAGE                                                             2ND LARGEST       2ND LARGEST        2ND LARGEST
      LOAN                                                                 TENANT            TENANT %         TENANT EXP.
     NUMBER      2ND LARGEST TENANT NAME                                   SQ. FT.          OF NRA (%)           DATE
------------------------------------------------------------------------------------------------------------------------------
       1         GSA                                                       124,069            9.99%         Multiple Spaces
       2         Aon (sublet to IBM)                                       138,072            6.12%            04/30/13
       3         Starpower Communications                                  12,100             5.53%            05/31/07
       4         Stein Mart                                                36,000             7.56%            10/31/06
       5         The Timberland Company                                    11,486             11.45%           06/30/11
       6         Parisian                                                  127,938            26.34%           01/31/15
       7
       8         Thomasville Furniture                                     12,000             9.02%            03/01/14
       9         Eckerd Drug                                                9,665             9.39%            06/30/24
       10
       11        The Fabric Place                                          25,030             17.35%           02/28/08
       12
       13        AmTrust Mortgage Corporation                              14,597             7.88%            12/31/11
       14
       15
       16        US Furniture                                              26,000             6.12%            09/30/05
       17        Access Integrated Network                                 30,800             16.00%           12/31/13
       18
       19
       20        JCPenney                                                  50,544             17.69%           11/12/06
       21        Bank of America                                            5,000             7.45%            12/31/23
       22        Central Ohio Primary Care Physicians, Inc.                18,607             13.29%           06/30/10
       23        Montgomery County - Treasury                              13,152             9.06%            01/31/09
       24
       25        JCPenney                                                  80,929             21.44%           08/31/11
       26        Sam's $1.00 Store                                         11,990             9.68%            06/30/12
       27
       28
       29
       30
       31
       32        Cascade Pediatrics                                         3,343             5.01%         Multiple Spaces
       33
       34        Brigham & Women's Hospital                                 7,426             17.56%           02/19/14
       35        PNS Stores, Inc.                                          23,241             16.56%           12/31/09
       36        Foxhall - Direct Response                                 10,115             15.33%           09/16/05
       37        Crate & Barrel                                            23,250             23.92%           01/31/13
       38        Preferred Dialysis Care                                    6,132             11.87%           01/01/09
       39
       40
       41
       42        Ollies Bargain Outlet                                     45,000             21.70%           05/31/09
       43
       44        Heart & Vascular Institute                                12,696             23.51%           02/01/19
       45
       46
       47        Motophoto                                                  3,020             6.62%            08/31/05
       48
       49
       50
       51        The Learning Experience                                   11,017             27.99%           05/31/19
       52
       53        Kid's Country, Inc.                                        7,103             9.49%            01/31/06
       54        American Standard                                         22,000             20.19%           08/01/12
       55        Micor / Valley Gen.                                        4,623             11.94%           11/01/06
       56
       57        Diamondback Gymnastics                                     7,039             12.66%           12/31/07
       58        American Residential Serv LLC                             10,600             15.50%           10/31/05
       59        Mosaic Salon                                               3,885             19.02%           03/08/14
       60        La Frontera                                                5,600             7.90%            05/31/06
       61
       62        Allen Tate Company, Inc.                                   4,800             11.71%           12/31/08
       63
       64
       65
       66
       67        Eagle Energy                                               6,845             16.22%           07/31/09
       68        Power Realty, LLC                                          3,506             13.56%           02/28/09
       69
       70
       71
       72        Family Doctors: Dr.Ramanathan                              4,335             16.74%           12/12/08
       73
       74
       75
       76        Book Binders                                               4,000             26.67%           11/30/13
       77
       78        CVS                                                       10,714             10.14%           03/31/11
       79
       80        Lillian's Retail Beauty Supply                             2,625             7.72%            05/30/06
       81
       82
       83
       84
       85
       86
       87
       88
       89
       90
       91
       92
       93
       94
       95
       96
      96.1
      96.2

    MORTGAGE                                                        3RD LARGEST   3RD LARGEST       3RD LARGEST
      LOAN                                                            TENANT         TENANT            TENANT
     NUMBER      3RD LARGEST TENANT NAME                              SQ. FT        % OF NRA         EXP. DATE
---------------------------------------------------------------------------------------------------------------------
       1         Robinsons-May                                        123,503        9.95%           03/12/11
       2         Omnicom                                              95,557         4.23%           09/30/08
       3         Nichols-Dezenhall Communications                     11,414         5.22%           07/31/05
       4         OfficeMax Inc.                                       27,891         5.86%           01/31/07
       5         Multiples, Inc. (Marian Goodman Gallery)              9,872         9.84%           06/30/08
       6         Eastdale Cinemas 8                                   28,945         5.96%           08/31/07
       7
       8         Olive Garden (Ground Lease)                           7,405         5.56%           10/01/13
       9         Town of Southampton                                   9,200         8.94%           05/31/19
       10
       11        Candle Corporation                                   17,059         11.82%          12/31/05
       12
       13        Communicorp, Inc.                                    12,998         7.02%           12/31/07
       14
       15
       16        Walter P. Sauer                                      22,600         5.32%        Multiple Spaces
       17        Secure Health Plans of Georgia                       16,646         8.65%           01/31/10
       18
       19
       20        Goody's                                              24,175         8.46%           08/31/14
       21        Port of Subs                                          1,462         2.18%           05/31/09
       22        Centex Homes                                         14,679         10.48%          04/30/08
       23        Metro Fitness                                        13,133         9.04%           12/31/11
       24
       25        Belk, Inc.                                           61,230         16.22%          08/05/11
       26        CVS (Ground Lease)                                   11,452         9.24%           01/31/25
       27
       28
       29
       30
       31
       32        Dr. Robert Tanner                                     2,719         4.07%           02/28/14
       33
       34        Longwood Orthopedic Associates                        6,982         16.51%          10/21/13
       35        OfficeMax Inc.                                       19,908         14.19%          04/30/09
       36        Spexus, Inc.                                          5,268         7.98%           11/15/07
       37        Restoration Hardware                                 11,523         11.86%          04/30/09
       38        Old Republic Title                                    6,052         11.72%          09/13/06
       39
       40
       41
       42        Rex Appliances                                       16,000         7.72%           01/31/09
       43
       44        Cardiac Surgical Associates                           6,907         12.79%          05/01/14
       45
       46
       47        Verizon Wireless                                      3,010         6.60%           05/31/06
       48
       49
       50
       51        The Watchung Pediatric Group                          3,920         9.96%           05/31/19
       52
       53        Video Factory                                         3,600         4.81%           03/31/09
       54        USF Processors, Inc.                                 16,000         14.69%          06/01/07
       55        Starbucks, Inc.                                       2,967         7.66%           11/01/07
       56
       57        The BBQ Store                                         4,543         8.17%           01/31/08
       58        Pursuit Marketing Inc.                               10,800         15.79%          07/31/05
       59        Las Vegas Rugs, Inc.                                  3,095         15.15%          03/14/09
       60        Mattress Shop                                         5,000         7.05%           05/31/07
       61
       62        KAZ Pizza, Inc.                                       4,500         10.98%          11/30/12
       63
       64
       65
       66
       67        Mark West                                             5,826         13.81%          03/31/11
       68        First American Title                                  3,300         12.76%          04/30/09
       69
       70
       71
       72        Design Center West                                    3,645         14.07%          05/08/07
       73
       74
       75
       76        Second Swing                                          3,000         20.00%          08/31/09
       77
       78        The Fitness Club                                      7,788         7.37%           09/30/13
       79
       80        Trin B'Ago Caribbean Restaurant                       2,600         7.64%           02/28/06
       81
       82
       83
       84
       85
       86
       87
       88
       89
       90
       91
       92
       93
       94
       95
       96
      96.1
      96.2

    MORTGAGE

      LOAN                                LARGEST AFFILIATED SPONSOR FLAG
     NUMBER          LOCKBOX                    (> THAN 4% OF POOL)
-----------------------------------------------------------------------------------
       1              Day 1                   Trizec Properties, Inc.
       2              Day 1                         Tamir Sapir
       3            Springing         Victor K. Tolkan, Julia Springer Tolken
       4              Day 1             Richard Langhorne, Richard Markham
       5              Day 1
       6            Springing
       7              Day 1
       8            Springing
       9
       10           Springing
       11             Day 1
       12           Springing
       13           Springing
       14           Springing
       15             Day 1
       16           Springing
       17           Springing
       18           Springing
       19           Springing
       20             Day 1
       21           Springing
       22             Day 1
       23           Springing
       24           Springing                Extra Space Storage, LLC
       25           Springing
       26
       27
       28           Springing                Extra Space Storage, LLC
       29           Springing
       30
       31           Springing
       32
       33
       34           Springing
       35
       36           Springing
       37
       38             Day 1
       39             Day 1
       40           Springing
       41
       42
       43
       44           Springing
       45           Springing                Extra Space Storage, LLC
       46
       47           Springing
       48           Springing
       49           Springing
       50
       51
       52           Springing                Extra Space Storage, LLC
       53
       54           Springing
       55           Springing
       56
       57           Springing
       58           Springing
       59           Springing
       60
       61           Springing                Extra Space Storage, LLC
       62
       63
       64           Springing                Extra Space Storage, LLC
       65
       66           Springing                Extra Space Storage, LLC
       67
       68           Springing
       69
       70           Springing                Extra Space Storage, LLC
       71           Springing
       72
       73
       74           Springing                Extra Space Storage, LLC
       75           Springing
       76           Springing
       77
       78           Springing
       79           Springing
       80
       81
       82           Springing
       83             Day 1
       84
       85           Springing                Extra Space Storage, LLC
       86           Springing
       87             Day 1
       88           Springing
       89           Springing                Extra Space Storage, LLC
       90
       91
       92           Springing
       93           Springing
       94           Springing
       95             Day 1
       96
      96.1
      96.2

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2004-C12

                                 ANNEX A-1A

MORTGAGE
  LOAN     LOAN GROUP
 NUMBER      NUMBER                           PROPERTY NAME                                                ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
   1            1        Ernst & Young Plaza                              725 & 735 South Figueroa Street
   2            1        11 Madison Avenue(1)                             11 Madison Avenue
   3            1        1130 Connecticut Avenue                          1130 Connecticut Avenue, NW
   4            1        Crossroads Plaza                                 213 Crossroads Boulevard
   5            1        24 West 57th Street                              24 West 57th Street
   6            1        Eastdale Mall                                    1031 - 1240 Eastdale Circle
   7            1        One Riverview Square                             333 South Miami Avenue
   8            1        Pointe at Wellington                             10200 Forest Hill Boulevard
   9            1        Hampton Bays Town Center                         52 East Montauk Highway
   11           1        Cowesset Corners                                 300 Quaker Lane
   13           1        Glenridge Pointe Office Buildings                100 and 200 Glenridge Parkway
   14           1        ConAgra Distribution Facility                    1000 Oates Court
   15           1        Broadstone Heights Apartments                    8100 Barstow Street N.E.
   16           1        Greenpoint Industrial Center                     236-276 Greenpoint Avenue
   17           1        Highridge Centre                                 3920 Arkwright Road
   19           1        Country Manor Mobile Home Park                   2 Apple Alley
   20           1        Washington Park Mall                             2350 SE Washington Boulevard
   21           1        Flamingo Promenade                               10120 Flamingo Road
   22           1        570 Polaris Parkway                              570 Polaris Parkway
   23           1        255 Rockville Pike                               255 Rockville Pike
   24           1        Extra Space Self Storage - Lawrenceville, NJ     2870 Brunswick Pike
   25           1        The Mall at Waycross                             2215 Memorial Drive
   26           1        Ridgewood Village Shopping Center                2940 South First Street
   27           1        Mountain View Apartments                         3708 Lodge Drive
   28           1        Extra Space Self Storage - Hazlet, NJ            1110 Route 36
   32           1        Meadow Creek Office Park                         22510, 22516, 22525, 22526, 22530 and 22619 SE 64th Place
   33           1        Marriott Courtyard Hotel - Cranbury, NJ          420 Forsgate Drive
   34           1        830 Boylston Street                              830 Boylston Street
   35           1        Eastgate Center                                  9801 Gateway West Boulevard
   36           1        The McLean Commercial Center                     6849 Old Dominion Drive
   37           1        4th Street Retail                                1700 - 1770 5th Street & 1717 - 1799 4th Street
   38           1        Somerset Park                                    7710, 7720 and 7730 West Sahara Avenue
   40           1        Linens 'n Things Distribution Center             1109 Commerce Boulevard
   41           1        Logger Creek Apartments                          298, 320, 332, 344, 356, 378, and 390 West Hale Street
   42           1        Regency Mall                                     1570 Oakland Avenue
   43           1        Spring Hill Suites Hotel - Tampa, FL             4835 Cypress Street
   44           1        Northside Medical Plaza                          NWC of 58th Avenue & 49th Street
   45           1        Extra Space Self Storage - Torrance, CA          17575 South Western Avenue
   47           1        Barnes & Noble Center                            4935 South 76th Street
   48           1        Ballenger Creek Mini-Storage                     4971 New Design Road
   49           1        AT&T Wireless - Santa Clara, CA                  3205 Bassett Street
   50           1        Marriott Courtyard Hotel - Myrtle Beach, SC      1000 Commons Boulevard
   51           1        Watchung Hills Office Center                     76 Stirling Road
   52           1        Extra Space Self Storage - North Miami, FL       13050 & 13101 Northeast 16th Avenue
   53           1        Monroe Plaza Shopping Center                     19813-19999 State Route 2
   54           1        Crescent Business Center                         10404 & 10408 Lakeridge Center Parkway
   55           1        Koll-Lyon Plaza Office Building                  1641 North First Street
   57           1        Clearview Commons at Superstition Springs        7205 & 7211 East Southern Avenue
   58           1        Ballenger Commerce Center                        4640 & 4650 Wedgewood Boulevard
   59           1        Great American Plaza Retail Center               8320 & 8380 West Sahara Boulevard
   60           1        Plaza Del Centro                                 501-569 East Palmdale Boulevard
   61           1        Extra Space Self Storage - Livermore, CA         5888 Northfront Road
   62           1        Callabridge Commons                              3605-3635 Mt. Holly-Huntersville Road
   64           1        Extra Space Self Storage - Richmond, CA          4031 Lakeside Drive
   65           1        Shurgard Colonialtown - Orlando, FL              1023 North Mills Avenue
   66           1        Extra Space Self Storage - Glendale, CA          5120 San Fernando Road
   67           1        7904 N. Sam Houston Parkway West                 7904 North Sam Houston Parkway West
   68           1        Great American Plaza Building A                  8350 West Sahara Boulevard
   70           1        Extra Space Self Storage - Hawthorne, CA         12830 Roselle Avenue
   71           1        Best Buy - Las Cruces, NM                        2280 East Lohman Avenue
   72           1        8475 S Eastern Avenue                            8475 South Eastern Avenue
   73           1        Walgreens - Huntersville, NC                     16711 Birkdale Commons Parkway
   74           1        Extra Space Self Storage - San Bernardino, CA    155 West Club Center Drive
   75           1        Walgreens - Boston, MA                           130 Bowdoin Street
   76           1        Alverser Plaza                                   1200 Alverser Drive
   77           1        Walgreens - Katy, TX                             6802 South Fry Road
   78           1        Crossroads Shopping Center                       2100 East Victory Drive
   79           1        T.J. Maxx - Staunton, VA                         81 Orchard Hill Circle
   80           1        Phoenix Crossing Shopping Center                 810, 826 and 908 Fayetteville Street
   81           1        Walgreens - Wichita Falls, TX                    4600 Kell Boulevard
   82           1        Walgreens - Crossville, TN                       82 Elmore Road
   84           1        Walgreens - Port Charlotte, FL                   1930 Kings Highway
   85           1        Extra Space Self Storage - Claremont, CA         775 South Mills Avenue
   86           1        Airborne Express Warehouse                       6101 Fallard Drive
   87           1        Wal-Mart - Port Jefferson, NY                    3990 Nesconset Highway (Rt. 347)
   88           1        Walgreens - Pensacola, FL                        700 North Pace Boulevard
   89           1        Extra Space Self Storage - Kearns, UT            5520 S 3915 W
   92           1        Staples - Angola, IN                             1211 North Wayne Street
   93           1        Eckerd - Charlotte, NC                           5200 Albemarle Road
   94           1        Walgreens - Tulsa, OK                            4971 South Memorial Drive
   95           1        Food Lion - Ormond Beach, FL                     101 East Granada Boulevard

(1) This Mortgage Loan is part of a split loan structure and the related pari passu companion loans are not included in the trust fund with respect to this Mortgage Loan, unless otherwise specified, the calculation of Balance per SF, LTV ratios and DSC ratios were based upon the aggregate indebtedness of this Mortgage Loan and the related pari passu companion loans not including the non-pooled sudordinate component.

See "DESCRIPTION OF THE MORTGAGED POOL - Additional Mortgage Loan Information" in the prospectus supplement.

MORTGAGE
  LOAN                                                 CROSS COLLATERALIZED AND CROSS                             GENERAL PROPERTY
 NUMBER           CITY             STATE    ZIP CODE         DEFAULTED LOAN FLAG              LOAN ORIGINATOR            TYPE
-----------------------------------------------------------------------------------------------------------------------------------
   1    Los Angeles                 CA       90017                                                Eurohypo              Office
   2    New York                    NY       10010                                                Wachovia              Office
   3    Washington                  DC       20036                                                Wachovia              Office
   4    Cary                        NC       27511                                               Citigroup              Retail
   5    New York                    NY       10019                                                Wachovia              Office
   6    Montgomery                  AL       36117                                                Wachovia              Retail
   7    Miami                       FL       33130                                                Artesia               Office
   8    Wellington                  FL       33041                                                Wachovia              Retail
   9    Hampton Bays                NY       11946                                                Wachovia              Retail
   11   Warwick                     RI       02886                                                Wachovia              Retail
   13   Atlanta                     GA       30342                                                Wachovia              Office
   14   Modesto                     CA       95358                                                Wachovia            Industrial
   15   Albuquerque                 NM       87113                                                Wachovia            Multifamily
   16   Brooklyn                    NY       11222                                                Wachovia            Industrial
   17   Macon                       GA       31210                                               Citigroup              Office
   19   Middlesex Township          PA       17013                                                Wachovia         Mobile Home Park
   20   Bartlesville                OK       74006                                                Eurohypo              Retail
   21   Las Vegas                   NV       89147                                                Wachovia              Retail
   22   Westerville                 OH       43082                                               Citigroup              Office
   23   Rockville                   MD       20850                                               Citigroup              Office
   24   Lawrenceville               NJ       08648    Extra Space Self Storage Portfolio          Wachovia           Self Storage
   25   Waycross                    GA       31501                                               Citigroup              Retail
   26   Garland                     TX       75041                                                Artesia               Retail
   27   Hoover                      AL       35216                                                Wachovia            Multifamily
   28   Hazlet                      NJ       07730    Extra Space Self Storage Portfolio          Wachovia           Self Storage
   32   Issaquah                    WA       98027                                                Artesia               Office
   33   Cranbury                    NJ       08512                                                Wachovia            Hospitality
   34   Brookline                   MA       02467                                               Citigroup              Office
   35   El Paso                     TX       79225                                                Wachovia              Retail
   36   McLean                      VA       22101                                                Wachovia              Office
   37   Berkeley                    CA       94710                                                Artesia               Retail
   38   Las Vegas                   NV       89117                                               Citigroup              Office
   40   Logan Township              NJ       08085                                                Wachovia            Industrial
   41   Boise                       ID       83706                                                Artesia             Multifamily
   42   Indiana                     PA       15701                                                Artesia               Retail
   43   Tampa                       FL       33635                                                Wachovia            Hospitality
   44   St Petersburg               FL       33709                                                Wachovia              Office
   45   Torrance                    CA       90248    Extra Space Self Storage Portfolio          Wachovia           Self Storage
   47   Greenfield                  WI       53220                                               Citigroup              Retail
   48   Frederick                   MD       21703                                                Wachovia           Self Storage
   49   Santa Clara                 CA       95054          Cole Company Portfolio                Wachovia            Industrial
   50   Myrtle Beach                SC       29572                                                Wachovia            Hospitality
   51   Warren                      NJ       07059                                                Artesia               Office
   52   North Miami                 FL       33181    Extra Space Self Storage Portfolio          Wachovia           Self Storage
   53   Monroe                      WA       98272                                                Artesia               Retail
   54   Ashland                     VA       23005                                                Wachovia            Industrial
   55   San Jose                    CA       95112                                                Wachovia              Office
   57   Mesa                        AZ       85208                                                Wachovia             Mixed Use
   58   Frederick                   MD       21703                                                Wachovia            Industrial
   59   Las Vegas                   NV       89117                                                Wachovia              Retail
   60   Palmdale                    CA       93550                                               Citigroup              Retail
   61   Livermore                   CA       94551    Extra Space Self Storage Portfolio          Wachovia           Self Storage
   62   Charlotte                   NC       28216                                                Artesia               Retail
   64   Richmond                    CA       94806    Extra Space Self Storage Portfolio          Wachovia           Self Storage
   65   Orlando                     FL       32803                                                Wachovia           Self Storage
   66   Glendale                    CA       91204    Extra Space Self Storage Portfolio          Wachovia           Self Storage
   67   Houston                     TX       77064                                                Artesia               Office
   68   Las Vegas                   NV       89117                                                Wachovia              Office
   70   Hawthorne                   CA       90250    Extra Space Self Storage Portfolio          Wachovia           Self Storage
   71   Las Cruces                  NM       88001          Cole Company Portfolio                Wachovia              Retail
   72   Las Vegas                   NV       89123                                               Citigroup              Office
   73   Huntersville                NC       28078                                                Wachovia              Retail
   74   San Bernardino              CA       92408    Extra Space Self Storage Portfolio          Wachovia           Self Storage
   75   Boston                      MA       02108                                                Artesia               Retail
   76   Midlothian                  VA       23113                                                Wachovia              Retail
   77   Katy                        TX       77494                                                Artesia               Retail
   78   Savannah                    GA       31404                                                Wachovia              Retail
   79   Staunton                    VA       24401          Cole Company Portfolio                Wachovia              Retail
   80   Durham                      NC       27701                                                Artesia               Retail
   81   Wichita Falls               TX       76310                                                Artesia               Retail
   82   Crossville                  TN       38555          Cole Company Portfolio                Wachovia              Retail
   84   Port Charlotte              FL       33980                                                Artesia               Retail
   85   Claremont                   CA       91711    Extra Space Self Storage Portfolio          Wachovia           Self Storage
   86   Upper Marlboro              MD       20772                                                Wachovia            Industrial
   87   South Setauket              NY       11733                                                Wachovia               Land
   88   Pensacola                   FL       32505                                                Artesia               Retail
   89   Kearns                      UT       84118    Extra Space Self Storage Portfolio          Wachovia           Self Storage
   92   Angola                      IN       46703          Cole Company Portfolio                Wachovia              Retail
   93   Charlotte                   NC       28212                                                Wachovia              Retail
   94   Tulsa                       OK       74145          Cole Company Portfolio                Wachovia              Retail
   95   Ormond Beach                FL       32176                                                Artesia               Retail

    MORTGAGE                                                                      CUT-OFF         % OF AGGREGATE     % OF LOAN
      LOAN                                             ORIGINAL LOAN             DATE LOAN         CUT-OFF DATE       GROUP 1
     NUMBER         SPECIFIC PROPERTY TYPE              BALANCE ($)             BALANCE ($)           BALANCE          BALANCE
---------------------------------------------------------------------------------------------------------------------------------
       1                      CBD                     120,000,000.00           119,298,859.34         11.22%           12.58%
       2                      CBD                      82,000,000.00           82,000,000.00           7.71%           8.65%
       3                      CBD                      58,500,000.00           58,500,000.00           5.50%           6.17%
       4                   Anchored                    57,500,000.00           57,500,000.00           5.41%           6.06%
       5                      CBD                      35,000,000.00           35,000,000.00           3.29%           3.69%
       6                   Anchored                    32,600,000.00           32,563,845.00           3.06%           3.43%
       7                      CBD                      30,000,000.00           30,000,000.00           2.82%           3.16%
       8                Shadow Anchored                23,000,000.00           22,856,382.58           2.15%           2.41%
       9                   Anchored                    20,500,000.00           20,500,000.00           1.93%           2.16%
       11                  Anchored                    17,430,000.00           17,430,000.00           1.64%           1.84%
       13                  Suburban                    16,500,000.00           16,500,000.00           1.55%           1.74%
       14                  Warehouse                   16,400,000.00           16,400,000.00           1.54%           1.73%
       15                Conventional                  15,250,000.00           15,250,000.00           1.43%           1.61%
       16              Light Industrial                15,000,000.00           14,983,704.82           1.41%           1.58%
       17                  Suburban                    14,500,000.00           14,484,409.60           1.36%           1.53%
       19              Mobile Home Park                13,440,000.00           13,424,059.10           1.26%           1.42%
       20                  Anchored                    13,050,000.00           13,007,712.59           1.22%           1.37%
       21                  Anchored                    13,000,000.00           13,000,000.00           1.22%           1.37%
       22                  Suburban                    12,725,000.00           12,725,000.00           1.20%           1.34%
       23                  Suburban                    12,000,000.00           11,989,333.65           1.13%           1.26%
       24                Self Storage                  11,946,000.00           11,946,000.00           1.12%           1.26%
       25                  Anchored                    11,440,000.00           11,428,738.90           1.07%           1.21%
       26                  Anchored                    11,000,000.00           10,973,121.93           1.03%           1.16%
       27                Conventional                  10,960,000.00           10,960,000.00           1.03%           1.16%
       28                Self Storage                  10,560,000.00           10,560,000.00           0.99%           1.11%
       32                  Suburban                    9,120,000.00             9,109,421.41           0.86%           0.96%
       33               Limited Service                9,000,000.00             8,985,982.13           0.85%           0.95%
       34                   Medical                    8,875,000.00             8,875,000.00           0.83%           0.94%
       35                  Anchored                    8,800,000.00             8,790,742.31           0.83%           0.93%
       36                  Suburban                    8,500,000.00             8,481,194.26           0.80%           0.89%
       37                  Anchored                    8,000,000.00             8,000,000.00           0.75%           0.84%
       38                   Medical                    7,800,000.00             7,800,000.00           0.73%           0.82%
       40                  Warehouse                   7,690,000.00             7,690,000.00           0.72%           0.81%
       41                Conventional                  7,600,000.00             7,584,424.08           0.71%           0.80%
       42                  Anchored                    7,500,000.00             7,500,000.00           0.71%           0.79%
       43               Limited Service                7,300,000.00             7,288,629.94           0.69%           0.77%
       44                   Medical                    7,250,000.00             7,250,000.00           0.68%           0.76%
       45                Self Storage                  6,960,000.00             6,960,000.00           0.65%           0.73%
       47                  Anchored                    6,400,000.00             6,400,000.00           0.60%           0.68%
       48                Self Storage                  6,300,000.00             6,292,733.14           0.59%           0.66%
       49              Light Industrial                6,032,000.00             6,032,000.00           0.57%           0.64%
       50               Limited Service                6,020,000.00             6,010,623.60           0.57%           0.63%
       51                  Suburban                    5,900,000.00             5,900,000.00           0.55%           0.62%
       52                Self Storage                  5,848,000.00             5,848,000.00           0.55%           0.62%
       53               Shadow Anchored                5,400,000.00             5,391,053.34           0.51%           0.57%
       54               Flex/Warehouse                 5,400,000.00             5,388,861.28           0.51%           0.57%
       55                  Suburban                    5,300,000.00             5,293,920.70           0.50%           0.56%
       57           Office/Retail/Warehouse            5,050,000.00             5,040,218.72           0.47%           0.53%
       58               Warehouse/Flex                 5,000,000.00             4,994,091.56           0.47%           0.53%
       59                 Unanchored                   5,000,000.00             4,988,844.68           0.47%           0.53%
       60                 Unanchored                   4,950,000.00             4,950,000.00           0.47%           0.52%
       61                Self Storage                  4,920,000.00             4,920,000.00           0.46%           0.52%
       62                 Unanchored                   4,800,000.00             4,800,000.00           0.45%           0.51%
       64                Self Storage                  4,696,000.00             4,696,000.00           0.44%           0.50%
       65                Self Storage                  4,650,000.00             4,645,098.88           0.44%           0.49%
       66                Self Storage                  4,480,000.00             4,480,000.00           0.42%           0.47%
       67                  Suburban                    4,400,000.00             4,395,174.88           0.41%           0.46%
       68                  Suburban                    4,200,000.00             4,190,570.54           0.39%           0.44%
       70                Self Storage                  3,840,000.00             3,840,000.00           0.36%           0.41%
       71                  Anchored                    3,809,000.00             3,809,000.00           0.36%           0.40%
       72                  Suburban                    3,650,000.00             3,650,000.00           0.34%           0.38%
       73                  Anchored                    3,500,000.00             3,495,887.05           0.33%           0.37%
       74                Self Storage                  3,376,000.00             3,376,000.00           0.32%           0.36%
       75                  Anchored                    3,355,000.00             3,351,320.85           0.32%           0.35%
       76                 Unanchored                   3,250,000.00             3,245,515.74           0.31%           0.34%
       77                  Anchored                    3,200,000.00             3,192,542.48           0.30%           0.34%
       78                  Anchored                    3,200,000.00             3,192,069.90           0.30%           0.34%
       79                  Anchored                    3,116,000.00             3,116,000.00           0.29%           0.33%
       80                 Unanchored                   3,075,000.00             3,072,076.69           0.29%           0.32%
       81                  Anchored                    2,800,000.00             2,796,598.17           0.26%           0.29%
       82                  Anchored                    2,753,000.00             2,753,000.00           0.26%           0.29%
       84                  Anchored                    2,700,000.00             2,696,145.65           0.25%           0.28%
       85                Self Storage                  2,624,000.00             2,624,000.00           0.25%           0.28%
       86                  Warehouse                   2,625,000.00             2,620,452.09           0.25%           0.28%
       87                   Retail                     2,600,000.00             2,590,240.17           0.24%           0.27%
       88                  Anchored                    2,545,000.00             2,539,795.33           0.24%           0.27%
       89                Self Storage                  2,520,000.00             2,520,000.00           0.24%           0.27%
       92                  Anchored                    1,999,000.00             1,999,000.00           0.19%           0.21%
       93                 Unanchored                   1,937,000.00             1,931,892.06           0.18%           0.20%
       94                  Anchored                    1,926,000.00             1,926,000.00           0.18%           0.20%
       95                  Anchored                    1,550,000.00             1,550,000.00           0.15%           0.16%


                                                                                                                     INTEREST
    MORTGAGE                                                                                           INTEREST      ACCURAL
      LOAN           ORIGINATION      FIRST PAY    MATURITY DATE     MORTGAGE   LOAN ADMINISTRATIVE     ACCRUAL       METHOD
     NUMBER             DATE            DATE          OR ARD         RATE (%)     COST RATE (%)         METHOD      DURING IO
------------------------------------------------------------------------------------------------------------------------------
       1              01/28/04        03/01/04       02/01/14        5.0680%         0.04200%       Actual/360
       2              12/23/03        02/11/04       01/11/14        5.3043%         0.04200%       Actual/360    Actual/360
       3              04/21/04        06/11/04       05/11/11        5.2900%         0.04200%       Actual/360    Actual/360
       4              05/05/04        06/11/04       05/11/14        4.9200%         0.05200%       Actual/360    Actual/360
       5              05/21/04        07/11/04       06/11/09        5.6600%         0.04200%       Actual/360    Actual/360
       6              05/28/04        07/11/04       06/11/14        5.4300%         0.04200%       Actual/360
       7              05/07/04        06/11/04       05/11/11        5.8050%         0.04200%       Actual/360    Actual/360
       8              12/11/03        01/11/04       12/11/13        6.2300%         0.04200%       Actual/360
       9              05/21/04        07/11/04       06/11/14        5.0500%         0.04200%       Actual/360    Actual/360
       11             05/18/04        07/11/04       06/11/14        5.8000%         0.04200%       Actual/360    Actual/360
       13             05/06/04        06/11/04       05/11/14        4.8400%         0.04200%       Actual/360    Actual/360
       14             06/15/04        08/11/04       07/11/14        5.9200%         0.04200%       Actual/360
       15             04/22/04        06/11/04       05/11/14        5.8000%         0.04200%       Actual/360    Actual/360
       16             05/21/04        07/11/04       06/11/14        5.5400%         0.04200%       Actual/360
       17             04/22/04        06/11/04       05/11/14        4.9500%         0.04200%       Actual/360
       19             05/12/04        07/11/04       06/11/14        5.0700%         0.04200%       Actual/360
       20             03/01/04        05/01/04       04/01/14        5.3545%         0.04200%       Actual/360
       21             06/14/04        08/11/04       07/11/14        5.5000%         0.04200%       Actual/360    Actual/360
       22             05/20/04        07/11/04       06/11/11        5.9000%         0.07200%       Actual/360    Actual/360
       23             04/29/04        06/11/04       05/11/14        5.7300%         0.04200%       Actual/360
       24             06/01/04        07/11/04       06/11/09        4.3000%         0.04200%       Actual/360    Actual/360
       25             04/30/04        06/11/04       05/11/14        5.3200%         0.04200%       Actual/360
       26             05/12/04        07/11/04       06/11/24        5.1100%         0.04200%       Actual/360
       27             05/28/04        07/11/04       06/11/11        5.6700%         0.04200%       Actual/360    Actual/360
       28             06/01/04        07/11/04       06/11/09        4.3000%         0.04200%       Actual/360    Actual/360
       32             06/01/04        07/11/04       06/11/14        5.1900%         0.04200%       Actual/360
       33             05/26/04        07/11/04       06/11/14        5.5000%         0.04200%       Actual/360
       34             05/24/04        07/11/04       06/11/14        5.0100%         0.04200%       Actual/360
       35             05/25/04        07/11/04       06/11/14        5.7100%         0.04200%       Actual/360
       36             05/04/04        06/11/04       05/11/14        5.1200%         0.04200%       Actual/360
       37             06/09/04        08/11/04       07/11/19        5.4200%         0.04200%       Actual/360
       38             05/12/04        07/11/04       06/11/14        6.4420%         0.10200%       Actual/360
       40             04/09/04        05/11/04       04/11/14        4.7600%         0.04200%       Actual/360    Actual/360
       41             04/26/04        06/11/04       05/11/14        5.4800%         0.04200%       Actual/360
       42             06/17/04        08/11/04       07/11/14        6.0700%         0.04200%       Actual/360
       43             05/26/04        07/11/04       06/11/14        5.5000%         0.04200%       Actual/360
       44             06/15/04        08/11/04       07/11/14        6.1900%         0.04200%       Actual/360
       45             06/01/04        07/11/04       06/11/09        4.3000%         0.04200%       Actual/360    Actual/360
       47             05/21/04        07/11/04       06/11/14        5.8560%         0.04200%       Actual/360
       48             05/14/04        07/11/04       06/11/14        5.2200%         0.04200%       Actual/360
       49             05/05/04        06/11/04       05/11/11        4.4600%         0.04200%       Actual/360    Actual/360
       50             05/26/04        07/11/04       06/11/14        5.5000%         0.04200%       Actual/360
       51             06/16/04        08/11/04       07/11/14        6.0800%         0.04200%       Actual/360
       52             06/01/04        07/11/04       06/11/09        4.3000%         0.04200%       Actual/360    Actual/360
       53             05/20/04        07/11/04       06/11/14        5.0900%         0.04200%       Actual/360
       54             04/27/04        06/11/04       05/11/14        5.4500%         0.04200%       Actual/360
       55             05/12/04        07/11/04       06/11/14        5.2500%         0.04200%       Actual/360
       57             04/30/04        06/11/04       05/11/14        5.7400%         0.04200%       Actual/360
       58             05/14/04        07/11/04       06/11/14        5.0900%         0.04200%       Actual/360
       59             05/07/04        06/11/04       05/11/14        5.0800%         0.04200%       Actual/360
       60             06/02/04        07/11/04       06/11/14        6.1030%         0.04200%       Actual/360
       61             06/01/04        07/11/04       06/11/09        4.3000%         0.04200%       Actual/360    Actual/360
       62             06/21/04        08/11/04       07/11/26        6.0300%         0.04200%       Actual/360
       64             06/01/04        07/11/04       06/11/09        4.3000%         0.04200%       Actual/360    Actual/360
       65             05/26/04        07/11/04       06/11/14        5.7000%         0.04200%       Actual/360
       66             06/01/04        07/11/04       06/11/09        4.3000%         0.04200%       Actual/360    Actual/360
       67             06/01/04        07/11/04       06/11/14        5.4900%         0.04200%       Actual/360
       68             05/07/04        06/11/04       05/11/14        5.0500%         0.04200%       Actual/360
       70             06/01/04        07/11/04       06/11/09        4.3000%         0.04200%       Actual/360    Actual/360
       71             05/05/04        06/11/04       05/11/11        4.4600%         0.04200%       Actual/360    Actual/360
       72             05/17/04        07/11/04       06/11/14        6.3700%         0.04200%       Actual/360
       73             05/28/04        07/11/04       06/11/14        5.1200%         0.04200%       Actual/360
       74             06/01/04        07/11/04       06/11/09        4.3000%         0.04200%       Actual/360    Actual/360
       75             05/17/04        07/11/04       06/11/19        5.4900%         0.04200%       Actual/360
       76             05/27/04        07/11/04       06/11/19        6.2900%         0.04200%       Actual/360
       77             05/28/04        07/11/04       06/11/24        5.5400%         0.04200%       Actual/360
       78             05/21/04        07/11/04       06/11/24        4.8400%         0.04200%       Actual/360
       79             05/05/04        06/11/04       05/11/11        4.4600%         0.04200%       Actual/360    Actual/360
       80             05/27/04        07/11/04       06/11/14        6.2400%         0.04200%       Actual/360
       81             05/12/04        07/11/04       06/11/14        4.9400%         0.04200%       Actual/360
       82             05/05/04        06/11/04       05/11/11        4.4600%         0.04200%       Actual/360    Actual/360
       84             05/12/04        07/11/04       06/11/19        6.0700%         0.04200%       Actual/360
       85             06/01/04        07/11/04       06/11/09        4.3000%         0.04200%       Actual/360    Actual/360
       86             05/17/04        07/11/04       06/11/14        4.7900%         0.04200%       Actual/360
       87             06/07/04        07/11/04       06/11/19        4.9600%         0.04200%       Actual/360
       88             04/27/04        06/11/04       05/11/19        5.4900%         0.04200%       Actual/360
       89             06/01/04        07/11/04       06/11/09        4.3000%         0.04200%       Actual/360    Actual/360
       92             05/05/04        06/11/04       05/11/11        4.4600%         0.04200%       Actual/360    Actual/360
       93             04/23/04        06/11/04       05/11/14        6.1900%         0.04200%       Actual/360
       94             05/05/04        06/11/04       05/11/11        4.4600%         0.04200%       Actual/360    Actual/360
       95             06/22/04        08/11/04       07/11/24        6.7600%         0.04200%       Actual/360

            ORIGINAL      REMAINING
MORTGAGE    TERM TO        TERM TO                                                REMAINING                        MATURITY DATE
  LOAN    MATURITY OR    MATURITY OR        REMAINING          ORIGINAL AMORT       AMORT        MONTHLY P&I       OR ARD BALLOON
 NUMBER    ARD (MOS.)     ARD (MOS.)    IO PERIOD (MOS.)         TERM (MOS.)     TERM (MOS.)     PAYMENTS ($)        BALANCE ($)
------------------------------------------------------------------------------------------------------------------------------------
   1          120            115                                     360             355          649,182.20       98,873,179.03
   2          120            114               54                    360             360          455,568.81       75,961,366.74
   3           84             82               22                    360             360          324,490.03       54,186,989.64
   4          120            119               23                    360             360          305,867.24       49,656,345.66
   5           60             59               23                    360             360          202,253.83       33,639,540.61
   6          120            119                                     360             359          183,670.00       27,170,952.89
   7           84             82               22                    360             360          176,121.44       27,991,346.34
   8          120            113                                     360             353          141,315.92       19,639,802.06
   9          120            119               23                    360             360          110,675.72       17,761,107.82
   11         120            119               47                    360             360          102,271.05       15,982,367.15
   13         120            118               46                    360             360          86,969.17        14,874,874.08
   14         120            120                                     360             360          97,484.37        13,875,476.82
   15         120            118               58                    360             360          89,479.84        14,227,758.04
   16         120            119                                     360             359          85,545.18        12,544,762.15
   17         120            119                                     360             359          77,396.65        11,901,800.64
   19         120            119                                     360             359          72,724.90        11,074,143.54
   20         120            117                                     360             357          72,909.55        10,851,215.01
   21         120            120               60                    360             360          73,812.57        12,077,802.68
   22          84             84               84                    IO              IO               IO           12,725,000.00
   23         120            119                                     360             359          69,876.35        10,095,308.10
   24          60             59               59                    IO              IO               IO           11,946,000.00
   25         120            119                                     360             359          63,669.01         9,502,782.82
   26         240            239                                     240             239          73,719.74             0.00
   27          84             83               11                    360             360          63,403.68        10,027,880.28
   28          60             59               59                    IO              IO               IO           10,560,000.00
   32         120            119                                     360             359          50,022.59         7,543,712.59
   33         120            119                                     300             299          55,267.87         6,850,060.08
   34         120            120                                     360             360          47,697.17         7,298,469.39
   35         120            119                                     360             359          51,131.02         7,397,993.66
   36         120            118                                     360             358          46,255.25         7,015,652.80
   37         180            180                                     180             180          65,365.70             0.00
   38         120            120                                     360             360          49,004.16         6,699,013.60
   40         120            117               33                    360             360          40,161.05         6,772,062.44
   41         120            118                                     360             358          43,056.65         6,344,799.00
   42         120            120                                     300             300          48,644.04         5,821,652.32
   43         120            119                                     300             299          44,828.39         5,556,158.79
   44         120            120                                     360             360          44,356.97         6,182,679.52
   45          60             59               59                    IO              IO               IO            6,960,000.00
   47         120            120                                     360             360          37,780.74         5,404,064.37
   48         120            119                                     360             359          34,671.86         5,216,119.21
   49          84             82               82                    IO              IO               IO            6,032,000.00
   50         120            119                                     300             299          36,968.07         4,581,928.14
   51         120            120                                     360             360          35,677.51         5,015,372.19
   52          60             59               59                    IO              IO               IO            5,848,000.00
   53         120            119                                     300             299          31,851.66         4,050,435.64
   54         120            118                                     360             358          30,491.42         4,503,935.37
   55         120            119                                     360             359          29,266.80         4,392,361.26
   57         120            118                                     360             358          29,438.36         4,249,728.48
   58         120            119                                     360             359          27,116.77         4,122,515.65
   59         120            118                                     360             358          27,086.07         4,121,518.75
   60         120            120                                     360             360          30,006.33         4,210,272.55
   61          60             59               59                    IO              IO               IO            4,920,000.00
   62         264            264                                     264             264          33,124.73             0.00
   64          60             59               59                    IO              IO               IO            4,696,000.00
   65         120            119                                     360             359          26,988.62         3,907,980.73
   66          60             59               59                    IO              IO               IO            4,480,000.00
   67         120            119                                     360             359          24,955.12         3,674,103.52
   68         120            118                                     360             358          22,675.03         3,458,703.85
   70          60             59               59                    IO              IO               IO            3,840,000.00
   71          84             82               82                    IO              IO               IO            3,809,000.00
   72         120            120                                     360             360          22,759.32         3,128,434.90
   73         120            119                                     360             359          19,046.28         2,888,558.56
   74          60             59               59                    IO              IO               IO            3,376,000.00
   75         180            179                                     360             359          19,028.28         2,385,759.14
   76         180            179                                     300             299          21,519.68         1,976,848.62
   77         240            239                                     240             239          22,230.85             0.00
   78         240            239                                     240             239          20,836.77          50,326.32
   79          84             82               82                    IO              IO               IO            3,116,000.00
   80         120            119                                     360             359          18,913.31         2,625,850.95
   81         120            119                                     360             359          14,928.50         2,297,343.97
   82          84             82               82                    IO              IO               IO            2,753,000.00
   84         180            179                                     300             299          17,511.85         1,622,211.88
   85          60             59               59                    IO              IO               IO            2,624,000.00
   86         120            119                                     300             299          15,026.04         1,947,449.05
   87         180            179                                     180             179          20,506.50          26,157.94
   88         180            178                                     360             358          14,434.27         1,810,110.91
   89          60             59               59                    IO              IO               IO            2,520,000.00
   92          84             82               82                    IO              IO               IO            1,999,000.00
   93         120            118                                     300             298          12,706.05         1,509,625.07
   94          84             82               82                    IO              IO               IO            1,926,000.00
   95         240            240                                     240             240          11,886.61             0.00

    MORTGAGE
      LOAN                                                             APPRAISED     APPRAISAL     DSCR (X)    CUT-OFF DATE
     NUMBER        ARD LOAN    PREPAYMENT PROVISIONS                   VALUE ($)        DATE                     LTV RATIO
------------------------------------------------------------------------------------------------------------------------------
       1               N       L(29),D(87),O(4)                       187,000,000     11/13/03       2.13         63.80%
       2               Y       L(30),D(87),O(3)                       675,000,000     12/02/03       1.81         54.67%
       3               Y       L(26),D(55),O(3)                        73,400,000     04/01/04       1.22         79.70%
       4               N       L(25),D(90),O(5)                        72,500,000     04/08/04       1.35         79.31%
       5               N       L(25),D(22),O(13)                       44,000,000     05/01/04       1.23         79.55%
       6               Y       L(25),D(88),O(7)                        45,500,000     12/09/03       1.77         71.57%
       7               Y       L(36),D(45),O(3)                        38,500,000     07/01/05       1.38         77.92%
       8               Y       L(48),D(68),O(4)                        34,400,000     04/10/04       1.67         66.44%
       9               N       L(25),D(92),O(3)                        28,500,000     05/01/05       1.71         71.93%
       11              Y       L(25),D(70),O(25)                       21,800,000     04/16/04       1.20         79.95%
       13              Y       L(26),YM1%orD(91),O(3)                  24,000,000     12/22/03       1.57         68.75%
       14              Y       L(24),D(93),O(3)                        32,600,000     04/06/04       1.69         50.31%
       15              Y       L(26),D(91),O(3)                        20,900,000     03/11/04       1.25         72.97%
       16              N       L(48),D(69),O(3)                        20,000,000     04/09/04       1.30         74.92%
       17              N       L(25),D(91),O(4)                        21,100,000     03/25/04       1.52         68.65%
       19              Y       L(48),D(69),O(3)                        16,800,000     04/08/04       1.38         79.91%
       20              N       L(27),D(89),O(4)                        17,400,000     02/17/04       1.72         74.76%
       21              Y       L(48),D(69),O(3)                        16,450,000     04/15/04       1.25         79.03%
       22              N       L(24),D(57),O(3)                        18,950,000     05/01/04       1.60         67.15%
       23              N       L(25),D(70),2%(12),1%(11),O(2)          24,000,000     02/09/04       1.69         49.96%
       24              Y       L(48),D(9),O(3)                         14,960,000     05/11/04       2.06         79.85%
       25              N       L(25),D(92),O(3)                        15,875,000     03/08/04       1.32         71.99%
       26              N       L(60),YM1%(177),O(3)                    15,300,000     04/07/04       1.25         71.72%
       27              N       L(36),D(45),O(3)                        13,700,000     04/21/04       1.25         80.00%
       28              Y       L(48),D(9),O(3)                         13,200,000     04/07/04       2.34         80.00%
       32              N       YM1%(117),O(3)                          12,540,000     04/19/04       1.49         72.64%
       33              N       L(47),YM1%(69),O(4)                     16,300,000     04/07/04       2.49         55.13%
       34              N       L(24),D(93),O(3)                        11,900,000     03/16/04       1.45         74.58%
       35              N       L(48),D(68),O(4)                        11,000,000     03/24/04       1.34         79.92%
       36              Y       L(26),D(90),O(4)                        11,350,000     03/15/04       1.52         74.72%
       37              N       L(48),D(129),O(3)                       23,700,000     05/24/04       1.72         33.76%
       38              N       L(24),D(93),O(3)                        11,400,000     04/10/04       1.29         68.42%
       40              Y       L(48),D(68),O(4)                        12,800,000     12/03/03       1.80         60.08%
       41              N       L(36),YM1%(81),O(3)                     10,000,000     04/02/04       1.24         75.84%
       42              N       L(36),D(81),O(3)                        12,000,000     09/01/05       1.46         62.50%
       43              N       L(47),YM1%(69),O(4)                     12,300,000     03/31/04       2.03         59.26%
       44              Y       L(48),D(68),O(4)                        9,500,000      04/29/04       1.28         76.32%
       45              Y       L(48),D(9),O(3)                         8,700,000      04/19/04       2.38         80.00%
       47              N       L(24),D(93),O(3)                        8,000,000      03/24/04       1.25         80.00%
       48              Y       L(25),D(92),O(3)                        8,400,000      04/20/04       1.72         74.91%
       49              Y       L(48),D(32),O(4)                        8,810,000      02/27/04       2.45         68.47%
       50              N       L(47),YM1%(69),O(4)                     8,600,000      04/01/04       1.58         69.89%
       51              N       L(36),D(81),O(3)                        8,400,000      06/01/05       1.30         70.24%
       52              Y       L(48),D(9),O(3)                         7,310,000      04/14/04       2.18         80.00%
       53              N       L(36),D(81),O(3)                        9,750,000      04/16/04       1.66         55.29%
       54              Y       L(48),D(68),O(4)                        6,900,000      02/04/04       1.51         78.10%
       55              Y       L(25),D(92),O(3)                        6,900,000      03/24/04       1.40         76.72%
       57              Y       L(48),D(69),O(3)                        6,500,000      03/16/04       1.25         77.54%
       58              Y       L(25),D(92),O(3)                        6,300,000      04/20/04       1.50         79.27%
       59              Y       L(48),D(69),O(3)                        6,900,000      03/30/04       1.50         72.30%
       60              N       L(24),D(93),O(3)                        7,300,000      03/16/04       1.40         67.81%
       61              Y       L(48),D(9),O(3)                         6,150,000      04/20/04       2.01         80.00%
       62              N       L(36),D(225),O(3)                       7,350,000      04/20/04       1.33         65.31%
       64              Y       L(48),D(9),O(3)                         5,870,000      04/20/04       2.04         80.00%
       65              N       L(48),D(69),O(3)                        6,200,000      04/22/04       1.49         74.92%
       66              Y       L(48),D(9),O(3)                         5,600,000      04/28/04       2.24         80.00%
       67              N       L(36),D(81),O(3)                        5,900,000      04/20/04       1.45         74.49%
       68              Y       L(48),D(69),O(3)                        5,700,000      03/30/04       1.51         73.52%
       70              Y       L(48),D(9),O(3)                         4,800,000      04/16/04       2.24         80.00%
       71              Y       L(48),D(32),O(4)                        5,860,000      10/28/03       2.37         65.00%
       72              N       L(24),D(93),O(3)                        5,330,000      01/16/04       1.34         68.48%
       73              N       L(48),D(69),O(3)                        5,000,000      04/12/04       1.45         69.92%
       74              Y       L(48),D(9),O(3)                         4,220,000      04/22/04       2.09         80.00%
       75              Y       L(36),D(141),O(3)                       4,710,000      04/13/04       1.35         71.15%
       76              Y       L(48),D(125),O(7)                       4,100,000      04/15/04       1.21         79.16%
       77              N       L(36),D(201),O(3)                       5,110,000      03/03/04       1.23         62.48%
       78              Y       L(48),D(189),O(3)                       7,250,000      04/14/04       1.88         44.03%
       79              Y       L(48),D(32),O(4)                        4,800,000      03/06/04       2.21         64.92%
       80              N       L(36),D(81),O(3)                        4,100,000      04/21/04       1.51         74.93%
       81              N       L(36),D(81),O(3)                        4,100,000      03/26/04       1.56         68.21%
       82              Y       L(48),D(32),O(4)                        4,300,000      02/26/04       2.55         64.02%
       84              N       L(36),D(141),O(3)                       3,650,000      04/20/04       1.30         73.87%
       85              Y       L(48),D(9),O(3)                         3,280,000      04/22/04       2.20         80.00%
       86              Y       L(25),D(92),O(3)                        3,750,000      04/05/04       1.57         69.88%
       87              N       L(23),YM1%(153),O(4)                    11,900,000     03/23/04       3.02         21.77%
       88              Y       L(36),D(141),O(3)                       3,700,000      04/12/04       1.37         68.64%
       89              Y       L(48),D(9),O(3)                         3,150,000      04/24/04       2.26         80.00%
       92              Y       L(48),D(32),O(4)                        3,000,000      11/21/03       2.53         66.63%
       93              Y       L(48),D(69),O(3)                        3,150,000      03/28/04       1.64         61.33%
       94              Y       L(48),D(32),O(4)                        2,900,000      01/13/04       2.56         66.41%
       95              N       L(48),D(189),O(3)                       2,310,000      05/02/04       1.19         67.10%


    MORTGAGE       LTV RATIO                                                        CUT-OFF DATE
      LOAN        AT MATURITY    YEAR       YEAR        NUMBER OF     UNIT OF        LOAN AMOUNT      OCCUPANCY     OCCUPANCY "AS
     NUMBER          OR ARD     BUILT    RENOVATED        UNITS       MEASURE      PER (UNIT) ($)      RATE (%)       OF" DATE
---------------------------------------------------------------------------------------------------------------------------------
       1             52.87%      1985       2000        1,241,440     Sq. Ft.          96             86.73%        05/01/04
       2             50.64%      1932       1997        2,256,552     Sq. Ft.          164            98.60%        04/01/04
       3             73.82%      1986       1996         218,738      Sq. Ft.          267            89.76%        03/31/04
       4             68.49%      1991                    476,164      Sq. Ft.          121            99.37%        03/31/04
       5             76.45%      1920       2002         100,334      Sq. Ft.          349            97.48%        06/01/04
       6             59.72%      1977       2001         485,772      Sq. Ft.          67             96.48%        05/07/04
       7             72.70%      2004                    147,917      Sq. Ft.          203            86.00%        04/29/04
       8             57.09%      2003                    133,089      Sq. Ft.          172           100.00%        04/28/04
       9             62.32%      2004                    102,956      Sq. Ft.          199            95.53%        05/17/04
       11            73.31%      1987       1999         144,265      Sq. Ft.          121           100.00%        04/01/04
       13            61.98%      1972       1999         185,141      Sq. Ft.          89             91.08%        04/06/04
       14            42.56%      2002                    726,299      Sq. Ft.          23            100.00%        06/10/04
       15            68.08%      2003                      216         Units         70,602           98.15%        04/20/04
       16            62.72%      1931       1995         425,080      Sq. Ft.          35             97.65%        05/21/04
       17            56.41%      1988                    192,545      Sq. Ft.          75            100.00%        03/31/04
       19            65.92%      1960                      418         Pads          32,115          100.00%        05/04/04
       20            62.36%      1984                    285,723      Sq. Ft.          46             89.73%        01/12/04
       21            73.42%      2004                    67,121       Sq. Ft.          194           100.00%        05/15/04
       22            67.15%      2002                    140,006      Sq. Ft.          91            100.00%        04/26/04
       23            42.06%      1972       1999         145,238      Sq. Ft.          83            100.00%        01/01/04
       24            79.85%      1998                      924         Units         12,929           72.73%        05/13/04
       25            59.86%      1974       2004         377,544      Sq. Ft.          30             94.21%        03/31/04
       26            0.00%       1973       2002         123,873      Sq. Ft.          89             97.98%        03/01/04
       27            73.20%      1971       2002           321         Units         34,143           94.39%        05/17/04
       28            80.00%      1987                     1,147        Units          9,207           89.80%        05/25/04
       32            60.16%      1987                    66,748       Sq. Ft.          136            98.69%        04/07/04
       33            42.02%      2001                      144         Rooms         62,403           62.61%        02/29/04
       34            61.33%      1958       1990         42,280       Sq. Ft.          210            94.75%        03/12/04
       35            67.25%      1970       1994         140,332      Sq. Ft.          63            100.00%        04/15/04
       36            61.81%      1974       1994         65,999       Sq. Ft.          129            98.88%        03/12/04
       37            0.00%       1946       2000         97,196       Sq. Ft.          82             97.19%        05/11/04
       38            58.76%      1998                    51,651       Sq. Ft.          151            90.64%        05/12/04
       40            52.91%      1998                    262,644      Sq. Ft.          29            100.00%        03/05/04
       41            63.45%      2003                      112         Units         67,718           94.64%        04/14/04
       42            48.51%      1968       2004         207,346      Sq. Ft.          36             92.09%        05/14/04
       43            45.17%      2001                      149         Rooms         48,917           70.40%        02/28/04
       44            65.08%      2003                    54,000       Sq. Ft.          134            93.39%        06/09/04
       45            80.00%      1976                      737         Units          9,444           89.96%        05/25/04
       47            67.55%      1980       1994         45,629       Sq. Ft.          140           100.00%        05/21/04
       48            62.10%      2000                      872         Units          7,216           78.56%        05/03/04
       49            68.47%      2002                    33,257       Sq. Ft.          181           100.00%        04/20/04
       50            53.28%      1999                      157         Rooms         38,284           56.31%        05/25/04
       51            59.71%      2003                    39,356       Sq. Ft.          150           100.00%        05/06/04
       52            80.00%      1995                      796         Units          7,347           90.70%        05/25/04
       53            41.54%      1990                    74,812       Sq. Ft.          72             76.26%        05/20/04
       54            65.27%      2002                    108,940      Sq. Ft.          49             89.15%        05/10/04
       55            63.66%      1983                    38,734       Sq. Ft.          137            97.65%        06/01/04
       57            65.38%      2000                    55,594       Sq. Ft.          91             80.63%        03/30/04
       58            65.44%      2000                    68,401       Sq. Ft.          73             97.08%        05/07/04
       59            59.73%      2004                    20,431       Sq. Ft.          244           100.00%        05/06/04
       60            57.68%      1988                    70,897       Sq. Ft.          70             94.77%        05/05/04
       61            80.00%      2000                      672         Units          7,321           88.54%        05/25/04
       62            0.00%       2002                    41,000       Sq. Ft.          117            88.29%        05/24/04
       64            80.00%      1984                      773         Units          6,075           84.48%        05/25/04
       65            63.03%      2001                      546         Units          8,508           92.13%        04/30/04
       66            80.00%      1976                      429         Units         10,443           94.87%        05/25/04
       67            62.27%      2004                    42,200       Sq. Ft.          104           100.00%        06/01/04
       68            60.68%      2004                    25,862       Sq. Ft.          162           100.00%        04/30/04
       70            80.00%      1992                      583         Units          6,587           88.51%        05/25/04
       71            65.00%      2002                    30,000       Sq. Ft.          127           100.00%        04/27/04
       72            58.69%      2001                    25,901       Sq. Ft.          141           100.00%        04/30/04
       73            57.77%      2003                    13,650       Sq. Ft.          256           100.00%        05/04/04
       74            80.00%      1985                      497         Units          6,793           91.15%        05/25/04
       75            50.65%      2003                    13,943       Sq. Ft.          240           100.00%        05/20/04
       76            48.22%      2003                    15,000       Sq. Ft.          216           100.00%        06/03/04
       77            0.00%       2004                    13,650       Sq. Ft.          234           100.00%        03/01/04
       78            0.69%       1953       2003         105,661      Sq. Ft.          30             66.04%        05/14/04
       79            64.92%      1988       1994         78,823       Sq. Ft.          40            100.00%        04/23/04
       80            64.05%      2000       2002         34,012       Sq. Ft.          90             98.75%        05/05/04
       81            56.03%      2001                    14,490       Sq. Ft.          193           100.00%        03/31/04
       82            64.02%      2001                    15,070       Sq. Ft.          183           100.00%        04/15/04
       84            44.44%      1999                    15,930       Sq. Ft.          169           100.00%        04/01/04
       85            80.00%      1983                      404         Units          6,495           93.56%        05/25/04
       86            51.93%      2003                    40,873       Sq. Ft.          64            100.00%        04/13/04
       87            0.22%        NA                     128,680      Sq. Ft.          20            100.00%        05/28/04
       88            48.92%      2003                    13,650       Sq. Ft.          186           100.00%        04/28/04
       89            80.00%      1993                      551         Units          4,574           87.11%        05/25/04
       92            66.63%      2000                    24,049       Sq. Ft.          83            100.00%        04/28/04
       93            47.92%      1997                    10,908       Sq. Ft.          177           100.00%        04/08/04
       94            66.41%      1994                    13,500       Sq. Ft.          143           100.00%        04/13/04
       95            0.00%       1983       1994         26,640       Sq. Ft.          58            100.00%        04/01/04

    MORTGAGE
      LOAN                                               MOST RECENT       MOST RECENT      MOST RECENT       MOST RECENT
     NUMBER               MOST RECENT PERIOD             REVENUES ($)      EXPENSES ($)        NOI ($)          NCF ($)
------------------------------------------------------------------------------------------------------------------------------
       1                     TTM 3/31/04                  30,337,905        14,850,190       15,487,715        15,337,337
       2                     TTM 11/15/03                 62,279,306        17,608,014       44,671,292        44,445,637
       3                  Borrower Proforma               8,215,262         3,287,632        4,927,630         4,891,630
       4                         TTM                      7,096,549         1,716,013        5,380,536         5,380,536
       5
       6                       YE 2003                    7,580,756         3,351,640        4,229,116         4,156,250
       7
       8
       9
       11                      YE 2003                    2,296,542          675,527         1,621,015         1,605,146
       13                 Borrower Proforma               3,578,251         1,408,711        2,169,540         2,134,363
       14
       15                 Borrower Proforma               2,174,136          742,558         1,431,578         1,377,578
       16                      YE 2003                    2,354,109          760,899         1,593,211         1,550,703
       17                    YE Statement                 3,050,766         1,320,608        1,730,158         1,730,158
       19                      YE 2003                    1,715,271          425,866         1,289,405         1,272,842
       20                      YE 2003                    2,919,217         1,215,242        1,703,975         1,703,975
       21                 Borrower Proforma               1,392,351          265,125         1,127,226         1,120,514
       22                     Annualized                  2,238,977          614,491         1,624,487         1,629,242
       23                    YE Statement                 3,242,531         1,325,834        1,916,697         1,916,697
       24                    In Place UW                  1,446,276          562,150          884,126           868,252
       25                    YE Statement                 2,123,088          455,991         1,667,097         1,646,271
       26                    TTM 3/31/04                  1,468,427          521,734          946,694           946,694
       27                    2004 Budget                  2,260,382         1,202,190        1,058,192          977,942
       28                      YE 2003                    1,588,896          471,817         1,117,079         1,099,977
       32                      YE 2003                    1,573,006          536,629         1,036,377          993,977
       33                    TTM 2/29/04                  4,570,832         2,673,842        1,896,991         1,714,158
       34                     Annualized                  1,492,148          443,040         1,049,108         1,045,360
       35                      YE 2003                    1,398,724          362,709         1,036,015          992,015
       36                 Borrower Proforma               1,754,021          607,216         1,146,805         1,136,905
       37                      YE 2003                    2,175,716          578,951         1,596,765         1,566,272
       38                        TTM                       993,375           239,022          754,353           388,682
       40                        TTM                      1,283,544          340,593          942,951           916,686
       41             T-6 10/03-3/04 Annualized            900,994           416,206          484,788           484,788
       42                      YE 2003                    1,112,004          447,945          664,059           664,059
       43                    TTM 2/29/04                  3,654,258         2,267,351        1,386,907         1,240,736
       44            2004 Budget - Expenses Only                             373,680         (373,680)         (373,680)
       45                      YE 2003                    1,045,514          271,313          774,201           762,195
       47                    YE Statement                  989,508           177,411          812,097           782,642
       48                 Borrower Proforma               1,113,916          320,887          793,029           788,945
       49
       50                    TTM 4/30/04                  2,360,644         1,575,670         784,974           688,188
       51
       52                      YE 2003                    1,035,519          429,500          606,019           572,539
       53                      YE 2003                     909,366           290,096          619,270           597,559
       54
       55                      YE 2003                    1,059,442          421,350          638,092           628,585
       57                 Borrower Proforma                793,297           188,428          604,869           599,313
       58                 Borrower Proforma                767,127           165,111          602,016           595,176
       59                    2004 Budget                   598,546            81,272          517,274           515,222
       60                        TTM                       808,522           249,031          559,491           517,111
       61                      YE 2003                     720,704           266,963          453,741           442,216
       62                      YE 2003                     457,610           150,872          306,738           306,738
       64                      YE 2003                     751,169           303,288          447,881           432,181
       65                   T-6 Annualized                 793,666           313,844          479,822           471,632
       66                      YE 2003                     715,914           249,237          466,677           459,989
       67
       68                    2004 Budget                   568,383            98,350          470,033           464,860
       70                      YE 2003                     673,672           246,544          427,128           419,940
       71
       72                     Annualized                   597,148           123,965          473,183           473,183
       73
       74                      YE 2003                     529,292           185,009          344,283           335,043
       75
       76
       77
       78
       79                      YE 2003                     441,409            19,746          421,663           398,016
       80              T-3 1/04-3/04 Annualized            110,202            25,855           84,347            84,347
       81                      YE 2003                     325,726            11,638          314,088           314,088
       82
       84              T-3 1/04-3/04 Annualized            297,000            8,143           288,857           288,857
       85                      YE 2003                     415,134           150,586          264,549           257,386
       86
       87
       88
       89                      YE 2003                     431,298           158,252          273,046           262,136
       92
       93
       94
       95                      YE 2003                     206,937            15,600          191,337           191,337


    MORTGAGE                                            UW NET
      LOAN              UW               UW           OPERATING         UW NET
     NUMBER        REVENUES ($)     EXPENSES ($)      INCOME ($)    CASH FLOW ($)
-----------------------------------------------------------------------------------
       1            30,664,896       12,737,947      17,926,949      16,608,246
       2            63,438,713       18,543,090      44,895,623      44,558,893
       3             8,113,421        3,144,785      4,968,637       4,740,528
       4             7,255,701        1,739,860      5,515,841       4,955,652
       5             4,686,282        1,557,697      3,128,585       2,978,148
       6             7,580,558        3,332,408      4,248,149       3,905,114
       7             4,297,438        1,354,582      2,942,856       2,912,218
       8             4,120,160        1,232,918      2,887,242       2,826,685
       9             2,811,284         506,426       2,304,858       2,264,818
       11            2,245,545         724,974       1,520,571       1,477,797
       13            3,297,981        1,397,500      1,900,481       1,635,157
       14            2,186,160         43,723        2,142,437       1,971,180
       15            2,168,834         776,131       1,392,702       1,338,702
       16            2,350,068         873,592       1,476,475       1,329,849
       17            3,076,016        1,384,303      1,691,713       1,411,267
       19            1,651,165         433,149       1,218,016       1,201,453
       20            2,981,458        1,304,686      1,676,773       1,506,415
       21            1,435,555         312,336       1,123,219       1,109,048
       22            2,175,027         729,773       1,445,255       1,215,287
       23            3,059,631        1,431,760      1,627,870       1,413,491
       24            1,648,407         572,256       1,076,151       1,060,276
       25            1,750,376         635,377       1,114,999       1,005,478
       26            1,726,819         561,775       1,165,044       1,102,362
       27            2,180,725        1,152,902      1,027,823        947,573
       28            1,570,291         491,361       1,078,931       1,061,829
       32            1,548,856         538,749       1,010,108        891,679
       33            4,540,655        2,706,807      1,833,849       1,652,223
       34            1,526,127         582,791        943,336         828,402
       35            1,300,430         358,392        942,039         823,750
       36            1,615,430         673,375        942,054         842,707
       37            2,089,159         647,527       1,441,631       1,350,122
       38            1,111,588         269,762        841,826         756,931
       40            1,321,888         343,157        978,731         869,241
       41            1,044,924         379,367        665,557         643,157
       42            1,514,530         539,384        975,146         851,389
       43            3,434,552        2,204,262      1,230,290       1,092,908
       44            1,286,996         544,950        742,046         679,588
       45            1,050,153         324,613        725,540         713,534
       47             814,711          199,282        615,429         568,366
       48            1,075,105         355,484        719,620         715,536
       49             683,384          20,502         662,883         659,557
       50            2,379,587        1,580,006       799,581         702,018
       51             835,439          238,050        597,390         554,512
       52            1,037,495         456,179        581,316         547,836
       53            1,054,569         358,739        695,830         633,769
       54             786,074          157,095        628,979         550,866
       55             955,572          408,968        546,604         490,385
       57             682,453          176,252        506,201         442,895
       58             687,050          170,847        516,204         487,253
       59             599,200          88,454         510,746         488,986
       60             795,299          234,940        560,359         503,234
       61             730,805          294,427        436,378         424,853
       62             766,158          200,157        566,001         530,012
       64             724,537          296,206        428,331         412,631
       65             798,263          306,947        491,316         483,126
       66             719,971          281,168        438,803         432,115
       67             797,412          309,028        488,384         435,694
       68             555,098          99,778         455,320         410,160
       70             638,947          261,581        377,366         370,178
       71             446,025          13,381         432,644         402,907
       72             529,127          131,712        397,414         366,047
       73             342,000          10,260         331,740         330,375
       74             531,786          219,186        312,600         303,361
       75             323,400           9,702         313,698         309,369
       76             402,582          76,999         325,583         312,696
       77             342,510          10,275         332,235         328,354
       78             848,118          321,596        526,522         471,075
       79             461,625          81,359         380,266         306,862
       80             464,907          96,861         368,046         342,535
       81             294,000           9,820         284,180         279,117
       82             324,000           9,720         314,280         312,773
       84             291,060          12,232         278,828         273,425
       85             425,248          169,589        255,659         248,496
       86             300,825           6,017         294,809         282,475
       87             750,000           7,500         742,500         742,500
       88             249,900           7,497         242,403         237,852
       89             418,710          162,818        255,891         244,981
       92             235,320           7,060         228,260         225,855
       93             259,336           7,780         251,555         250,465
       94             228,150           6,845         221,306         219,956
       95             196,590          10,088         186,502         169,262

    MORTGAGE                                                                   LARGEST      LARGEST      LARGEST TENANT
      LOAN                                                                     TENANT        TENANT         EXP. DATE
     NUMBER      LARGEST TENANT NAME                                           SQ. FT.      % OF NRA
---------------------------------------------------------------------------------------------------------------------------
       1         Ernst & Young                                                 148,713       11.98%      Multiple Spaces
       2         Credit Suisse First Boston                                   1,921,459      85.15%      Multiple Spaces
       3         American Insurance Association, Inc.                          44,693        20.43%      Multiple Spaces
       4         Best Buy                                                      51,259        10.76%         10/31/06
       5         B.E. West 56th Street, LLC (Beacon Restaurant)                13,540        13.49%         11/30/18
       6         Sears, Roebuck & Co.                                          143,504       29.54%         09/11/09
       7         United States Government                                      127,210       86.00%         12/31/18
       8         LA Fitness                                                    41,000        30.81%         10/01/18
       9         King Kullen Grocery Co., Inc.                                 40,000        38.85%         06/30/27
       11        Stop & Shop                                                   55,532        38.49%         10/31/07
       13        Crawford and Company                                          79,085        42.72%         09/30/08
       14        ConAgra Foods, Inc                                            726,299      100.00%         08/31/13
       15
       16        Product Development Corp.                                     46,000        10.82%         12/31/06
       17        Ikon Office Solutions                                         82,323        42.76%         10/31/09
       19
       20        Sears, Roebuck & Co.                                          72,350        25.32%         07/31/34
       21        Albertsons                                                    55,859        83.22%         12/10/28
       22        Exel, Inc.                                                    90,203        64.43%         12/31/09
       23        Montgomery County                                             115,893       79.80%         05/31/12
       24
       25        Sears, Roebuck & Co.                                          86,240        22.84%         03/07/20
       26        Fiesta Mart Inc.                                              42,172        34.04%         04/30/22
       27
       28
       32        OBCO, Inc.                                                    18,156        27.20%         11/24/08
       33
       34        New England Baptist Hospital                                  11,956        28.28%         10/21/08
       35        Toys "R" Us                                                   56,160        40.02%         01/31/13
       36        Leo Tucker / Northwestern                                     19,369        29.35%         07/14/14
       37        Z Gallerie                                                    34,895        35.90%         02/01/12
       38        NV Mortgage Co.                                               10,348        20.03%         04/21/08
       40        Linens 'n Things Warehouse                                    262,644      100.00%         01/31/09
       41
       42        Giant Foods LLC                                               54,332        26.20%         06/30/21
       43
       44        Northside Hospital & Heart Institute (Galencare)              21,311        39.46%      Multiple Spaces
       45
       47        Barnes & Noble                                                36,600        80.21%         07/31/14
       48
       49        AT&T Wireless                                                 33,257       100.00%         05/08/18
       50
       51        The Horizon Group                                             23,819        60.52%         10/17/09
       52
       53        Strands Home Furnishings                                      12,294        16.43%         10/31/07
       54        Aladdin Manufacturing                                         36,000        33.05%         08/01/08
       55        Santa Clara County                                            15,114        39.02%         10/01/09
       57        H&R Block Tax Services                                         7,122        12.81%         03/04/09
       58        Secur Data Systems, Inc.                                      20,400        29.82%      Multiple Spaces
       59        Paymon's Mediterranean Cafe                                    6,550        32.06%         03/12/14
       60        Gonzales Meat Market                                          13,450        18.97%         02/28/08
       61
       62        Midtown of Mtn Island Lake LLC                                 8,000        19.51%         05/31/14
       64
       65
       66
       67        Caldwell Watson                                               13,692        32.45%         10/31/11
       68        Great American Homes                                           9,030        34.92%         02/28/11
       70
       71        Best Buy                                                      30,000       100.00%         01/31/13
       72        Max Health                                                     5,999        23.16%         09/14/10
       73        Walgreens                                                     13,650       100.00%         01/31/79
       74
       75        Walgreens                                                     13,943       100.00%         04/01/78
       76        Schwarzchild                                                   5,000        33.33%         10/31/13
       77        Walgreens                                                     13,650       100.00%         04/30/79
       78        Piggly Wiggly                                                 33,191        31.41%         12/31/23
       79        T.J. Maxx                                                     78,823       100.00%         10/31/12
       80        Clean Zone Laundromat                                          2,800        8.23%          11/30/12
       81        Walgreens                                                     14,490       100.00%         02/28/77
       82        Walgreens                                                     15,070       100.00%         03/31/61
       84        Walgreens                                                     15,930       100.00%         08/31/59
       85
       86        Airborne Express, Inc.                                        40,873       100.00%         04/30/14
       87        Wal-Mart Real Estate Business Trust                           128,680      100.00%         01/22/28
       88        Walgreens                                                     13,650       100.00%         09/30/78
       89
       92        Staples                                                       24,049       100.00%         02/28/15
       93        Eckerd Drug                                                   10,908       100.00%         08/16/17
       94        Walgreens                                                     13,500       100.00%         08/31/44
       95        Food Lion                                                     26,640       100.00%         03/08/09

    MORTGAGE                                                               2ND LARGEST           2ND LARGEST         2ND LARGEST
      LOAN                                                                    TENANT              TENANT %           TENANT EXP.
     NUMBER      2ND LARGEST TENANT NAME                                     SQ. FT.             OF NRA (%)             DATE
------------------------------------------------------------------------------------------------------------------------------------
       1         GSA                                                         124,069                9.99%          Multiple Spaces
       2         Aon (sublet to IBM)                                         138,072                6.12%             04/30/13
       3         Starpower Communications                                    12,100                 5.53%             05/31/07
       4         Stein Mart                                                  36,000                 7.56%             10/31/06
       5         The Timberland Company                                      11,486                11.45%             06/30/11
       6         Parisian                                                    127,938               26.34%             01/31/15
       7
       8         Thomasville Furniture                                       12,000                 9.02%             03/01/14
       9         Eckerd Drug                                                  9,665                 9.39%             06/30/24
       11        The Fabric Place                                            25,030                17.35%             02/28/08
       13        AmTrust Mortgage Corporation                                14,597                 7.88%             12/31/11
       14
       15
       16        US Furniture                                                26,000                 6.12%             09/30/05
       17        Access Integrated Network                                   30,800                16.00%             12/31/13
       19
       20        JCPenney                                                    50,544                17.69%             11/12/06
       21        Bank of America                                              5,000                 7.45%             12/31/23
       22        Central Ohio Primary Care Physicians, Inc.                  18,607                13.29%             06/30/10
       23        Montgomery County - Treasury                                13,152                 9.06%             01/31/09
       24
       25        JCPenney                                                    80,929                21.44%             08/31/11
       26        Sam's $1.00 Store                                           11,990                 9.68%             06/30/12
       27
       28
       32        Cascade Pediatrics                                           3,343                 5.01%          Multiple Spaces
       33
       34        Brigham & Women's Hospital                                   7,426                17.56%             02/19/14
       35        PNS Stores, Inc.                                            23,241                16.56%             12/31/09
       36        Foxhall - Direct Response                                   10,115                15.33%             09/16/05
       37        Crate & Barrel                                              23,250                23.92%             01/31/13
       38        Preferred Dialysis Care                                      6,132                11.87%             01/01/09
       40
       41
       42        Ollies Bargain Outlet                                       45,000                21.70%             05/31/09
       43
       44        Heart & Vascular Institute                                  12,696                23.51%             02/01/19
       45
       47        Motophoto                                                    3,020                 6.62%             08/31/05
       48
       49
       50
       51        The Learning Experience                                     11,017                27.99%             05/31/19
       52
       53        Kid's Country, Inc.                                          7,103                 9.49%             01/31/06
       54        American Standard                                           22,000                20.19%             08/01/12
       55        Micor / Valley Gen.                                          4,623                11.94%             11/01/06
       57        Diamondback Gymnastics                                       7,039                12.66%             12/31/07
       58        American Residential Serv LLC                               10,600                15.50%             10/31/05
       59        Mosaic Salon                                                 3,885                19.02%             03/08/14
       60        La Frontera                                                  5,600                 7.90%             05/31/06
       61
       62        Allen Tate Company, Inc.                                     4,800                11.71%             12/31/08
       64
       65
       66
       67        Eagle Energy                                                 6,845                16.22%             07/31/09
       68        Power Realty, LLC                                            3,506                13.56%             02/28/09
       70
       71
       72        Family Doctors: Dr.Ramanathan                                4,335                16.74%             12/12/08
       73
       74
       75
       76        Book Binders                                                 4,000                26.67%             11/30/13
       77
       78        CVS                                                         10,714                10.14%             03/31/11
       79
       80        Lillian's Retail Beauty Supply                               2,625                 7.72%             05/30/06
       81
       82
       84
       85
       86
       87
       88
       89
       92
       93
       94
       95

    MORTGAGE                                                        3RD LARGEST         3RD LARGEST          3RD LARGEST
      LOAN                                                            TENANT              TENANT                TENANT
     NUMBER      3RD LARGEST TENANT NAME                               SQ. FT            % OF NRA             EXP. DATE
-----------------------------------------------------------------------------------------------------------------------------
       1         Robinsons-May                                        123,503              9.95%               03/12/11
       2         Omnicom                                              95,557               4.23%               09/30/08
       3         Nichols-Dezenhall Communications                     11,414               5.22%               07/31/05
       4         OfficeMax Inc.                                       27,891               5.86%               01/31/07
       5         Multiples, Inc. (Marian Goodman Gallery)              9,872               9.84%               06/30/08
       6         Eastdale Cinemas 8                                   28,945               5.96%               08/31/07
       7
       8         Olive Garden (Ground Lease)                           7,405               5.56%               10/01/13
       9         Town of Southampton                                   9,200               8.94%               05/31/19
       11        Candle Corporation                                   17,059              11.82%               12/31/05
       13        Communicorp, Inc.                                    12,998               7.02%               12/31/07
       14
       15
       16        Walter P. Sauer                                      22,600               5.32%           Multiple Spaces
       17        Secure Health Plans of Georgia                       16,646               8.65%               01/31/10
       19
       20        Goody's                                              24,175               8.46%               08/31/14
       21        Port of Subs                                          1,462               2.18%               05/31/09
       22        Centex Homes                                         14,679              10.48%               04/30/08
       23        Metro Fitness                                        13,133               9.04%               12/31/11
       24
       25        Belk, Inc.                                           61,230              16.22%               08/05/11
       26        CVS (Ground Lease)                                   11,452               9.24%               01/31/25
       27
       28
       32        Dr. Robert Tanner                                     2,719               4.07%               02/28/14
       33
       34        Longwood Orthopedic Associates                        6,982              16.51%               10/21/13
       35        OfficeMax Inc.                                       19,908              14.19%               04/30/09
       36        Spexus, Inc.                                          5,268               7.98%               11/15/07
       37        Restoration Hardware                                 11,523              11.86%               04/30/09
       38        Old Republic Title                                    6,052              11.72%               09/13/06
       40
       41
       42        Rex Appliances                                       16,000               7.72%               01/31/09
       43
       44        Cardiac Surgical Associates                           6,907              12.79%               05/01/14
       45
       47        Verizon Wireless                                      3,010               6.60%               05/31/06
       48
       49
       50
       51        The Watchung Pediatric Group                          3,920               9.96%               05/31/19
       52
       53        Video Factory                                         3,600               4.81%               03/31/09
       54        USF Processors, Inc.                                 16,000              14.69%               06/01/07
       55        Starbucks, Inc.                                       2,967               7.66%               11/01/07
       57        The BBQ Store                                         4,543               8.17%               01/31/08
       58        Pursuit Marketing Inc.                               10,800              15.79%               07/31/05
       59        Las Vegas Rugs, Inc.                                  3,095              15.15%               03/14/09
       60        Mattress Shop                                         5,000               7.05%               05/31/07
       61
       62        KAZ Pizza, Inc.                                       4,500              10.98%               11/30/12
       64
       65
       66
       67        Mark West                                             5,826              13.81%               03/31/11
       68        First American Title                                  3,300              12.76%               04/30/09
       70
       71
       72        Design Center West                                    3,645              14.07%               05/08/07
       73
       74
       75
       76        Second Swing                                          3,000              20.00%               08/31/09
       77
       78        The Fitness Club                                      7,788               7.37%               09/30/13
       79
       80        Trin B'Ago Caribbean Restaurant                       2,600               7.64%               02/28/06
       81
       82
       84
       85
       86
       87
       88
       89
       92
       93
       94
       95


    MORTGAGE
      LOAN                          LARGEST AFFILIATED SPONSOR FLAG
     NUMBER        LOCKBOX                (> THAN 4% OF POOL)
---------------------------------------------------------------------------
       1            Day 1               Trizec Properties, Inc.
       2            Day 1                     Tamir Sapir
       3          Springing     Victor K. Tolkan, Julia Springer Tolken
       4            Day 1         Richard Langhorne, Richard Markham
       5            Day 1
       6          Springing
       7            Day 1
       8          Springing
       9
       11           Day 1
       13         Springing
       14         Springing
       15           Day 1
       16         Springing
       17         Springing
       19         Springing
       20           Day 1
       21         Springing
       22           Day 1
       23         Springing
       24         Springing            Extra Space Storage, LLC
       25         Springing
       26
       27
       28         Springing            Extra Space Storage, LLC
       32
       33
       34         Springing
       35
       36         Springing
       37
       38           Day 1
       40         Springing
       41
       42
       43
       44         Springing
       45         Springing            Extra Space Storage, LLC
       47         Springing
       48         Springing
       49         Springing
       50
       51
       52         Springing            Extra Space Storage, LLC
       53
       54         Springing
       55         Springing
       57         Springing
       58         Springing
       59         Springing
       60
       61         Springing            Extra Space Storage, LLC
       62
       64         Springing            Extra Space Storage, LLC
       65
       66         Springing            Extra Space Storage, LLC
       67
       68         Springing
       70         Springing            Extra Space Storage, LLC
       71         Springing
       72
       73
       74         Springing            Extra Space Storage, LLC
       75         Springing
       76         Springing
       77
       78         Springing
       79         Springing
       80
       81
       82         Springing
       84
       85         Springing            Extra Space Storage, LLC
       86         Springing
       87           Day 1
       88         Springing
       89         Springing            Extra Space Storage, LLC
       92         Springing
       93         Springing
       94         Springing
       95           Day 1

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2004-C12

                                 ANNEX A-1B

    MORTGAGE          LOAN
      LOAN            GROUP
     NUMBER          NUMBER                       PROPERTY NAME                                     ADDRESS
--------------------------------------------------------------------------------------------------------------------------------
       10               2        Highland Pinetree Apartments                    1501 South Highland
       12               2        Montelena Apartments                            2261 West Valley Boulevard
       18               2        The Lake Apartments                             2800-2842 East Madison Avenue
       29               2        Erie Shore Landing Apartments                   5115 Lake Road
       30               2        Metropolitan Place Apartments                   232 Burnett Avenue South
       31               2        The Lighthouse Apartments                       2851 South Decatur Boulevard
       39               2        Sunrise Center Apartments                       5849 Sunrise Vista Drive
       46               2        Promenade Apartments                            3215 NE 143rd Street
       56               2        Burnett Station Apartments                      339 Burnett Avenue South
       63               2        Alpine Village Apartments                       2071 Alpine Village
       69               2        1025 West Hollywood Apartments                  1025 West Hollywood Avenue
       83               2        Town and Country Apartments                     2927 Marconi Avenue
       90               2        Fox Valley Apartments                           601 Valley Avenue
       91               2        Treehaven Apartments                            400 Pinewood Drive
       96               2        Henry Whipple Apartments                        Various
      96.1                       Whipple Drive Apartments                        1711 Whipple Drive
      96.2                       The Henry                                       10 Broad Street


(1) For purposes of determining the DSC Ratio of 1 Mortgage Loan (loan number
91), representing 0.2% of the Cut-Off Date Pool Balance (2.0% of the Cut-Off Date Group 2 Balance), the debt service payments were reduced by taking into account amounts available under a cash reserve.

(2) For purposes of determining the LTV Ratios of 1 Mortgage Loan (loan number
46), representing 0.6% of the Cut-Off Date Pool Balance (5.7% of the Cut-Off Date Group 2 Balance), such ratios were reduced by taking into account amounts available under a cash reserve.

See "DESCRIPTION OF THE MORTGAGED POOL - Additional Mortgage Loan Information" in the prospectus supplement.

    MORTGAGE
      LOAN                                                                        CROSS COLLATERALIZED AND CROSS           LOAN
     NUMBER                 CITY                 STATE          ZIP CODE               DEFAULTED LOAN FLAG              ORIGINATOR
------------------------------------------------------------------------------------------------------------------------------------
       10        Fullerton                         CA             92832                                                  Wachovia
       12        Pomona                            CA             91768                                                  Wachovia
       18        Fullerton                         CA             92831                                                  Wachovia
       29        Sheffield Lake                    OH             44054                                                  Wachovia
       30        Renton                            WA             98055                                                  Artesia
       31        Las Vegas                         NV             89102                                                  Wachovia
       39        Citrus Heights                    CA             95610                                                  Artesia
       46        Seattle                           WA             98125                                                  Artesia
       56        Renton                            WA             98055                                                  Artesia
       63        Hoover                            AL             35216                                                  Wachovia
       69        Chicago                           IL             60660                                                  Artesia
       83        Sacramento                        CA             95821                                                  Artesia
       90        Birmingham                        AL             35209                                                  Wachovia
       91        Summerville                       SC             29483                                                  Artesia
       96        Various                           VA            Various                                                 Wachovia
      96.1       Blacksburg                        VA             24060
      96.2       Martinsville                      VA             24112

                                                                                                                            % OF
MORTGAGE                                                                   ORIGINAL                                       AGGREGATE
  LOAN               GENERAL                    SPECIFIC                     LOAN               CUT-OFF DATE LOAN       CUT-OFF DATE
 NUMBER           PROPERTY TYPE               PROPERTY TYPE               BALANCE ($)              BALANCE ($)             BALANCE
------------------------------------------------------------------------------------------------------------------------------------
   10              Multifamily                Conventional               18,200,000.00            18,200,000.00             1.71%
   12              Multifamily                Conventional               17,000,000.00            17,000,000.00             1.60%
   18              Multifamily                Conventional               14,000,000.00            14,000,000.00             1.32%
   29              Multifamily                Conventional               9,900,000.00             9,890,068.85              0.93%
   30              Multifamily            Conventional/Parking           9,400,000.00             9,400,000.00              0.88%
   31              Multifamily                Conventional               9,300,000.00             9,300,000.00              0.87%
   39              Multifamily                Conventional               7,800,000.00             7,774,495.03              0.73%
   46              Multifamily                Conventional               6,600,000.00             6,600,000.00              0.62%
   56              Multifamily                Conventional               5,200,000.00             5,200,000.00              0.49%
   63              Multifamily                Conventional               4,700,000.00             4,700,000.00              0.44%
   69              Multifamily                Conventional               4,000,000.00             3,985,456.61              0.37%
   83              Multifamily                Conventional               2,755,000.00             2,735,923.26              0.26%
   90              Multifamily                Conventional               2,440,000.00             2,431,625.85              0.23%
   91              Multifamily                Conventional               2,300,000.00             2,286,302.70              0.22%
   96              Multifamily                   Various                 1,534,371.03             1,527,163.72              0.14%
  96.1             Multifamily               Student Housing
  96.2             Multifamily                Conventional

    MORTGAGE         % OF LOAN                                                                                         LOAN
      LOAN            GROUP 2         ORIGINATION        FIRST PAY         MATURITY DATE        MORTGAGE          ADMINISTRATIVE
     NUMBER           BALANCE            DATE               DATE               OR ARD           RATE (%)          COST RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
       10             15.82%           04/29/04           06/11/04            05/11/14           4.5600%             0.06200%
       12             14.78%           03/29/04           05/11/04            04/11/09           4.6100%             0.04200%
       18             12.17%           05/12/04           07/11/04            06/11/09           4.2600%             0.04200%
       29              8.60%           05/21/04           07/11/04            06/11/09           5.9600%             0.04200%
       30              8.17%           05/26/04           07/11/04            06/11/14           5.6600%             0.04200%
       31              8.08%           05/05/04           06/11/04            05/11/14           5.2700%             0.04200%
       39              6.76%           03/22/04           05/11/04            04/11/14           5.3100%             0.04200%
       46              5.74%           04/12/04           06/11/04            05/11/14           5.4400%             0.04200%
       56              4.52%           05/26/04           07/11/04            06/11/14           5.6600%             0.04200%
       63              4.09%           05/28/04           07/11/04            06/11/09           5.3600%             0.04200%
       69              3.46%           06/08/04           07/11/04            06/11/19           5.4800%             0.04200%
       83              2.38%           03/22/04           05/11/04            04/11/14           5.3100%             0.04200%
       90              2.11%           03/31/04           05/11/04            04/11/11           5.0700%             0.04200%
       91              1.99%           12/19/03           02/11/04            01/11/14           5.8000%             0.11200%
       96              1.33%           04/01/04           05/11/04            11/11/08           5.2900%             0.04200%
      96.1
      96.2

                                   INTEREST                             REMAINING
MORTGAGE         INTEREST           ACCURAL         ORIGINAL TERM        TERM TO        REMAINING      ORIGINAL         REMAINING
  LOAN            ACCRUAL           METHOD           TO MATURITY       MATURITY OR      IO PERIOD       AMORT             AMORT
 NUMBER           METHOD           DURING IO        OR ARD (MOS.)      ARD (MOS.)         (MOS.)     TERM (MOS.)       TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
   10           Actual/360        Actual/360             120               118             118            IO                IO
   12           Actual/360        Actual/360             60                57               21           360               360
   18           Actual/360        Actual/360             60                59               23           360               360
   29           Actual/360                               60                59                            360               359
   30           Actual/360        Actual/360             120               119              23           360               360
   31           Actual/360        Actual/360             120               118              22           360               360
   39           Actual/360                               120               117                           360               357
   46           Actual/360        Actual/360             120               118              10           360               360
   56           Actual/360        Actual/360             120               119              23           360               360
   63           Actual/360        Actual/360             60                59               17           360               360
   69           Actual/360                               180               179                           180               179
   83           Actual/360                               120               117                           240               237
   90           Actual/360                               84                81                            360               357
   91           Actual/360                               120               114                           360               354
   96           Actual/360                               55                52                            300               297
  96.1
  96.2

                                           MATURITY DATE
    MORTGAGE                                   OR ARD
      LOAN           MONTHLY P&I              BALLOON                ARD                                              APPRAISED
     NUMBER         PAYMENTS ($)             ALANCE ($)             LOAN      PREPAYMENT PROVISIONS                   VALUE ($)
------------------------------------------------------------------------------------------------------------------------------------
       10                IO                18,200,000.00              Y       L(48)D(69),O(3)                         31,000,000
       12             87,251.17            16,191,156.60              Y       L(27),D(30),O(3)                        22,500,000
       18             68,953.57            13,289,648.47              Y       L(48),D(9),O(3)                         17,700,000
       29             59,101.15             9,255,920.60              Y       L(36),D(19),O(5)                        14,025,000
       30             54,319.60             8,266,065.56              N       L(60),YM1%(57),O(3)                     14,400,000
       31             51,470.21             8,102,238.68              Y       L(48),D(69),O(3)                        12,250,000
       39             43,362.21             6,476,680.16              N       L(36),D(81),O(3)                        11,900,000
       46             37,226.00             5,642,198.85              N       L(36),D(81),O(3)                        8,600,000
       56             30,049.14             4,572,717.15              N       L(60),YM1%(57),O(3)                     8,400,000
       63             26,274.71             4,470,098.15              N       L(36),D(21),O(3)                        6,450,000
       69             32,810.06                 0.00                  N       L(36),YM1%(141),O(3)                    6,880,000
       83             18,656.87             1,757,925.25              N       L(36),D(81),O(3)                        4,410,000
       90             13,203.03             2,163,056.16              N       L(48),D(33),O(3)                        3,100,000
       91             13,495.32             1,939,077.00              N       L(36),D(81),O(3)                        2,875,000
       96             9,230.93              1,387,259.97              N       L(43),D(9),O(3)                         2,200,000
      96.1                                                                                                            1,500,000
      96.2                                                                                                             700,000

    MORTGAGE                                                    LTV RATIO AT
      LOAN         APPRAISAL                    CUT-OFF DATE      MATURITY        YEAR            YEAR           NUMBER
     NUMBER           DATE       DSCR (X)(1)    LTV RATIO(2)      OR ARD(2)      BUILT         RENOVATED        OF UNITS
---------------------------------------------------------------------------------------------------------------------------
       10           03/17/04         2.63          58.71%          58.71%         1972            2004             320
       12           03/10/04         1.20          75.56%          71.96%         1971                             220
       18           04/02/04         1.24          79.10%          75.08%         1972            2004             136
       29           04/01/04         1.21          70.52%          66.00%         1972            2003             238
       30           04/28/04         1.31          65.28%          57.40%         2002                             90
       31           03/31/04         1.25          75.92%          66.14%         1980            2000             240
       39           01/21/04         1.52          65.33%          54.43%         1973                             171
       46           03/08/04         1.26          75.58%          64.44%         2003                             84
       56           04/28/04         1.32          61.90%          54.44%         2001                             58
       63           04/21/04         1.41          72.87%          69.30%         1971            2004             160
       69           04/15/04         1.16          57.93%           0.00%         1972            1997             94
       83           03/29/04         1.22          62.04%          39.86%         1957                             92
       90           03/04/04         1.25          78.44%          69.78%         1974                             120
       91           08/19/03         1.45          79.52%          67.45%         1978            2003             88
       96           Various          1.43          69.42%          63.06%       Various         Various            57
      96.1          07/07/03                                                      1972                             24
      96.2          05/29/03                                                      1921            1983             33

    MORTGAGE                           CUT-OFF DATE
      LOAN          UNIT OF             LOAN AMOUNT           OCCUPANCY       OCCUPANCY
     NUMBER         MEASURE           PER (UNIT) ($)           RATE (%)     "AS OF" DATE          MOST RECENT PERIOD
----------------------------------------------------------------------------------------------------------------------------
       10            Units                56,875               97.81%         04/19/04        T-6 10/03-3/04 Annualized
       12            Units                77,273               90.91%         03/22/04                 YE 2003
       18            Units               102,941               96.32%         04/30/04        T-6 10/03-3/04 Annualized
       29            Units                41,555               92.86%         04/30/04           T-1 4/04 Annualized
       30            Units               104,444               93.33%         05/10/04         T-3 1/04-3/04 Annualized
       31            Units                38,750               89.58%         03/14/04               TTM 2/29/04
       39            Units                45,465               91.81%         02/29/04                 YE 2003
       46            Units                78,571               94.05%         04/01/04         T-3 1/04-3/04 Annualized
       56            Units                89,655               91.38%         05/10/04                 YE 2003
       63            Units                29,375               94.38%         05/17/04               2004 Budget
       69            Units                42,398               97.87%         04/01/04               TTM 3/31/04
       83            Units                29,738               89.13%         04/30/04                 YE 2003
       90            Units                20,264               99.17%         03/16/04                 YE 2003
       91            Units                25,981               86.36%         05/10/04         T-3 1/04-3/04 Annualized
       96            Units                26,792               84.62%          Various                 YE 2003
      96.1           Units                                     89.00%         04/16/04
      96.2           Units                                     100.00%        04/08/04

    MORTGAGE
      LOAN         MOST RECENT       MOST RECENT      MOST RECENT     MOST RECENT            UW                UW
     NUMBER        REVENUES ($)     EXPENSES ($)        NOI ($)         NCF ($)         REVENUES ($)      EXPENSES ($)
--------------------------------------------------------------------------------------------------------------------------
       10           3,568,418         1,167,861        2,400,557       2,318,727         3,582,510          1,314,080
       12           2,020,279          845,611         1,174,668       1,119,668         2,202,371           889,981
       18           1,840,211          837,533         1,002,678        957,647          1,854,157           785,889
       29           1,983,060          952,346         1,030,714        971,214          1,944,240          1,028,376
       30           1,300,579          371,894          928,685         928,685          1,288,612           418,314
       31           1,601,556          872,540          729,016         669,016          1,674,233           839,612
       39           1,383,646          538,647          844,999         833,075          1,440,402           598,028
       46            626,624           196,679          429,945         429,489           837,454            256,283
       56            663,179           296,026          367,153         367,153           769,070            282,613
       63           1,048,490          607,093          441,397         401,397          1,036,226           552,020
       69            756,387           312,017          444,370         444,370           796,404            317,859
       83            573,125           318,544          254,581         238,487           582,982            282,405
       90            584,127           366,023          218,104         188,104           592,267            363,950
       91            534,388           257,674          276,714         262,050           550,031            302,920
       96            394,184           228,622          165,562         137,662           409,023            223,145
      96.1
      96.2

    MORTGAGE         UW NET           UW NET                                       LARGEST        LARGEST          LARGEST
      LOAN         OPERATING           CASH                                         TENANT         TENANT          TENANT
     NUMBER        INCOME ($)        FLOW ($)      LARGEST TENANT NAME             SQ. FT.        % OF NRA        EXP. DATE
---------------------------------------------------------------------------------------------------------------------------------
       10          2,268,430        2,186,600
       12          1,312,390        1,257,390
       18          1,068,268        1,023,237
       29           915,864          856,364
       30           870,297          852,297
       31           834,622          774,622
       39           842,374          792,955
       46           581,171          564,171
       56           486,457          474,857
       63           484,206          444,206
       69           478,545          455,045
       83           300,577          272,977
       90           228,316          198,316
       91           247,112          225,112
       96           185,878          157,978
      96.1
      96.2

    MORTGAGE                                         2ND LARGEST    2ND LARGEST
      LOAN                                             TENANT         TENANT %           2ND LARGEST
     NUMBER      2ND LARGEST TENANT NAME               SQ. FT.       OF NRA (%)       TENANT EXP. DATE
------------------------------------------------------------------------------------------------------------
       10
       12
       18
       29
       30
       31
       39
       46
       56
       63
       69
       83
       90
       91
       96
      96.1
      96.2

    MORTGAGE                                        3RD LARGEST     3RD LARGEST         3RD LARGEST
      LOAN                                            TENANT          TENANT              TENANT
     NUMBER      3RD LARGEST TENANT NAME              SQ. FT          % OF NRA           EXP. DATE
----------------------------------------------------------------------------------------------------------
       10
       12
       18
       29
       30
       31
       39
       46
       56
       63
       69
       83
       90
       91
       96
      96.1
      96.2

    MORTGAGE
      LOAN                        LARGEST AFFILIATED SPONSOR FLAG
     NUMBER        LOCKBOX              (> THAN 4% OF POOL)
----------------------------------------------------------------------
       10         Springing
       12         Springing
       18         Springing
       29         Springing
       30
       31         Springing
       39           Day 1
       46
       56
       63
       69
       83           Day 1
       90
       91
       96
      96.1
      96.2

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2004-C12

        ANNEX A-2             CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES
        ---------

MORTGAGE    LOAN
  LOAN     GROUP
 NUMBER    NUMBER    PROPERTY NAME                     PROPERTY ADDRESS                                           PROPERTY CITY
------------------------------------------------------------------------------------------------------------------------------------
   10        2       Highland Pinetree Apartments      1501 South Highland                                        Fullerton
   12        2       Montelena Apartments              2261 West Valley Boulevard                                 Pomona
   15        1       Broadstone Heights Apartments     8100 Barstow Street N.E.                                   Albuquerque
   18        2       The Lake Apartments               2800-2842 East Madison Avenue                              Fullerton
   27        1       Mountain View Apartments          3708 Lodge Drive                                           Hoover
   29        2       Erie Shore Landing Apartments     5115 Lake Road                                             Sheffield Lake
   30        2       Metropolitan Place Apartments     232 Burnett Avenue South                                   Renton
   31        2       The Lighthouse Apartments         2851 South Decatur Boulevard                               Las Vegas
   39        2       Sunrise Center Apartments         5849 Sunrise Vista Drive                                   Citrus Heights
   41        1       Logger Creek Apartments           298, 320, 332, 344, 356, 378, and 390 West Hale Street     Boise
   46        2       Promenade Apartments              3215 NE 143rd Street                                       Seattle
   56        2       Burnett Station Apartments        339 Burnett Avenue South                                   Renton
   63        2       Alpine Village Apartments         2071 Alpine Village                                        Hoover
   69        2       1025 West Hollywood Apartments    1025 West Hollywood Avenue                                 Chicago
   83        2       Town and Country Apartments       2927 Marconi Avenue                                        Sacramento
   90        2       Fox Valley Apartments             601 Valley Avenue                                          Birmingham
   91        2       Treehaven Apartments              400 Pinewood Drive                                         Summerville
   96        2       Henry Whipple Apartments          Various                                                    Various
  96.1               Whipple Drive Apartments          1711 Whipple Drive                                         Blacksburg
  96.2               The Henry                         10 Broad Street                                            Martinsville

MORTGAGE                                          GENERAL                                          UTILITIES     NUMBER      NUMBER
  LOAN    PROPERTY   PROPERTY                    PROPERTY       SPECIFIC PROPERTY     ELEVATOR       TENANT    OF STUDIO    OF 1 BR
 NUMBER    STATE     ZIP CODE       COUNTY         TYPE               TYPE            BUILDINGS       PAYS       UNITS       UNITS
------------------------------------------------------------------------------------------------------------------------------------
   10        CA       92832         Orange      Multifamily       Conventional            N             E          146          42
   12        CA       91768      Los Angeles    Multifamily       Conventional            N            E,G         28          152
   15        NM       87113       Bernalillo    Multifamily       Conventional            N          E,G,W,S                    72
   18        CA       92831         Orange      Multifamily       Conventional            N             E          14           98
   27        AL       35216       Jefferson     Multifamily       Conventional            N             E                      142
   29        OH       44054         Lorain      Multifamily       Conventional            Y                        20          160
   30        WA       98055          King       Multifamily   Conventional/Parking        Y            W,E         14           57
   31        NV       89102         Clark       Multifamily       Conventional            N             E                      116
   39        CA       95610       Sacramento    Multifamily       Conventional            N             E                       51
   41        ID       83706          Ada        Multifamily       Conventional            N            W,E                      50
   46        WA       98125          King       Multifamily       Conventional            Y             E          12           52
   56        WA       98055          King       Multifamily       Conventional            Y            W,E          6           32
   63        AL       35216       Jefferson     Multifamily       Conventional            N             E                       58
   69        IL       60660          Cook       Multifamily       Conventional            Y                        40           54
   83        CA       95821       Sacramento    Multifamily       Conventional            N             E                       88
   90        AL       35209       Jefferson     Multifamily       Conventional            N             E          12           60
   91        SC       29483       Dorchester    Multifamily       Conventional            N             E                       40
   96        VA      Various       Various      Multifamily          Various           Various       Various    Various      Various
  96.1       VA       24060       Montgomery    Multifamily      Student Housing          N
  96.2       VA       24112         Henry       Multifamily       Conventional            Y             E           3           27

MORTGAGE   NUMBER    NUMBER    NUMBER     AVERAGE RENT;      AVERAGE RENT;      AVERAGE RENT;       AVERAGE RENT;      AVERAGE RENT;
  LOAN    OF 2 BR   OF 3 BR   OF 4+ BR    RENT RANGES -      RENT RANGES -      RENT RANGES -       RENT RANGES -      RENT RANGES -
 NUMBER    UNITS     UNITS     UNITS      STUDIO UNITS        1 BR UNITS          2 BR UNITS         3 BR UNITS         4+ BR UNITS
------------------------------------------------------------------------------------------------------------------------------------
   10       132                            825;825-825        940;940-940       1217;1150-1250
   12        40                            775;775-775        950;950-950       1110;1110-1110
   15       112        32                                     780;780-780        920;920-920       1150;1150-1150
   18        24                            874;849-899      1211;1099-1379      1524;1499-1549
   27       123        56                                     560;560-560        680;673-750         795;795-795
   29        55        3                   570;570-570        720;720-720       1117;1090-1200     1700;1700-1700
   30        19                            734;699-870       895;663-1050       1303;957-1500
   31       124                                               588;566-593        680;621-740
   39       119        1                                      696;600-700        799;700-800         900;900-900
   41        60        2                                      692;650-750        904;875-965       1200;1200-1200
   46        20                            615;575-625        789;700-995       1096;995-1200
   56        20                            861;770-905       927;792-1210       1312;995-1595
   63        82        20                                     492;481-501        580;571-601         701;701-701
   69                                      580;550-610        726;680-760
   83        4                                                581;570-595        725;725-725
   90        40        8                   390;390-390        410;410-410        510;510-510         650;650-650
   91        40        8                                      514;510-525        583;550-600         709;700-730
   96     Various             Various        Various            Various            Various             Various            Various
  96.1                           24                                                                                    1058;800-1375
  96.2       3                             275;275-275        350;350-350        373;373-373

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2004-C12

        ANNEX A-3                                     RESERVE ACCOUNT INFORMATION
        ---------

MORTGAGE    LOAN
  LOAN      GROUP                                                                           SPECIFIC PROPERTY       MONTHLY TAX
 NUMBER    NUMBER  PROPERTY NAME                                 GENERAL PROPERTY TYPE             TYPE               ESCROW
------------------------------------------------------------------------------------------------------------------------------------
   1          1   Ernst & Young Plaza                                  Office                      CBD
   2          1   11 Madison Avenue                                    Office                      CBD                222,900
   3          1   1130 Connecticut Avenue                              Office                      CBD                98,306
   4          1   Crossroads Plaza                                     Retail                    Anchored             41,480
   5          1   24 West 57th Street                                  Office                      CBD                71,059
   6          1   Eastdale Mall                                        Retail                    Anchored             20,153
   7          1   One Riverview Square                                 Office                      CBD                53,087
   8          1   Pointe at Wellington                                 Retail                Shadow Anchored          22,082
   9          1   Hampton Bays Town Center                             Retail                    Anchored             11,026
   10         2   Highland Pinetree Apartments                       Multifamily               Conventional
   11         1   Cowesset Corners                                     Retail                    Anchored             21,334
   12         2   Montelena Apartments                               Multifamily               Conventional           14,819
   13         1   Glenridge Pointe Office Buildings                    Office                    Suburban
   14         1   ConAgra Distribution Facility                      Industrial                 Warehouse
   15         1   Broadstone Heights Apartments                      Multifamily               Conventional           12,500
   16         1   Greenpoint Industrial Center                       Industrial              Light Industrial         18,044
   17         1   Highridge Centre                                     Office                    Suburban             17,699
   18         2   The Lake Apartments                                Multifamily               Conventional           13,137
   19         1   Country Manor Mobile Home Park                  Mobile Home Park           Mobile Home Park          8,932
   20         1   Washington Park Mall(2)                              Retail                    Anchored
   21         1   Flamingo Promenade                                   Retail                    Anchored              5,620
   22         1   570 Polaris Parkway                                  Office                    Suburban              3,018
   23         1   255 Rockville Pike                                   Office                    Suburban             20,427
   24         1   Extra Space Self Storage - Lawrenceville, NJ      Self Storage               Self Storage           14,950
   25         1   The Mall at Waycross                                 Retail                    Anchored             11,950
   26         1   Ridgewood Village Shopping Center                    Retail                    Anchored             16,872
   27         1   Mountain View Apartments                           Multifamily               Conventional           12,253
   28         1   Extra Space Self Storage - Hazlet, NJ             Self Storage               Self Storage           13,687
   29         2   Erie Shore Landing Apartments                      Multifamily               Conventional           10,522
   30         2   Metropolitan Place Apartments                      Multifamily           Conventional/Parking        6,490
   31         2   The Lighthouse Apartments                          Multifamily               Conventional            8,179
   32         1   Meadow Creek Office Park                             Office                    Suburban              8,751
   33         1   Marriott Courtyard Hotel - Cranbury, NJ            Hospitality             Limited Service          21,491
   34         1   830 Boylston Street                                  Office                    Medical               9,771
   35         1   Eastgate Center                                      Retail                    Anchored             13,372
   36         1   The McLean Commercial Center                         Office                    Suburban              9,158
   37         1   4th Street Retail                                    Retail                    Anchored             15,591
   38         1   Somerset Park                                        Office                    Medical               7,250
   39         2   Sunrise Center Apartments                          Multifamily               Conventional            5,335
   40         1   Linens 'n Things Distribution Center               Industrial                 Warehouse
   41         1   Logger Creek Apartments                            Multifamily               Conventional           12,091
   42         1   Regency Mall                                         Retail                    Anchored
   43         1   Spring Hill Suites Hotel - Tampa, FL               Hospitality             Limited Service          11,092
   44         1   Northside Medical Plaza                              Office                    Medical               9,000
   45         1   Extra Space Self Storage - Torrance, CA           Self Storage               Self Storage            4,457
   46         2   Promenade Apartments                               Multifamily               Conventional            6,609
   47         1   Barnes & Noble Center                                Retail                    Anchored              8,052
   48         1   Ballenger Creek Mini-Storage                      Self Storage               Self Storage            2,400
   49         1   AT&T Wireless - Santa Clara, CA                    Industrial              Light Industrial
   50         1   Marriott Courtyard Hotel - Myrtle Beach, SC        Hospitality             Limited Service           6,507
   51         1   Watchung Hills Office Center                         Office                    Suburban              8,154
   52         1   Extra Space Self Storage - North Miami, FL        Self Storage               Self Storage           10,500
   53         1   Monroe Plaza Shopping Center                         Retail                Shadow Anchored           6,777
   54         1   Crescent Business Center                           Industrial               Flex/Warehouse           4,641
   55         1   Koll-Lyon Plaza Office Building                      Office                    Suburban              7,990
   56         2   Burnett Station Apartments                         Multifamily               Conventional            4,651
   57         1   Clearview Commons at Superstition Springs           Mixed Use          Office/Retail/Warehouse       5,283
   58         1   Ballenger Commerce Center                          Industrial               Warehouse/Flex           4,119
   59         1   Great American Plaza Retail Center                   Retail                   Unanchored             2,229
   60         1   Plaza Del Centro                                     Retail                   Unanchored             5,073
   61         1   Extra Space Self Storage - Livermore, CA          Self Storage               Self Storage            5,232
   62         1   Callabridge Commons                                  Retail                   Unanchored             1,825
   63         2   Alpine Village Apartments                          Multifamily               Conventional            5,018
   64         1   Extra Space Self Storage - Richmond, CA           Self Storage               Self Storage            7,644
   65         1   Shurgard Colonialtown - Orlando, FL               Self Storage               Self Storage
   66         1   Extra Space Self Storage - Glendale, CA           Self Storage               Self Storage            4,678
   67         1   7904 N. Sam Houston Parkway West                     Office                    Suburban              6,975
   68         1   Great American Plaza Building A                      Office                    Suburban              3,017
   69         2   1025 West Hollywood Apartments                     Multifamily               Conventional            9,832
   70         1   Extra Space Self Storage - Hawthorne, CA          Self Storage               Self Storage            3,522
   71         1   Best Buy - Las Cruces, NM                            Retail                    Anchored
   72         1   8475 S Eastern Avenue                                Office                    Suburban              3,422
   73         1   Walgreens - Huntersville, NC                         Retail                    Anchored
   74         1   Extra Space Self Storage - San Bernardino, CA     Self Storage               Self Storage            2,719
   75         1   Walgreens - Boston, MA                               Retail                    Anchored
   76         1   Alverser Plaza                                       Retail                   Unanchored             2,194
   77         1   Walgreens - Katy, TX                                 Retail                    Anchored
   78         1   Crossroads Shopping Center                           Retail                    Anchored              4,523
   79         1   T.J. Maxx - Staunton, VA                             Retail                    Anchored
   80         1   Phoenix Crossing Shopping Center                     Retail                   Unanchored             2,692
   81         1   Walgreens - Wichita Falls, TX                        Retail                    Anchored
   82         1   Walgreens - Crossville, TN                           Retail                    Anchored
   83         2   Town and Country Apartments                        Multifamily               Conventional            3,903
   84         1   Walgreens - Port Charlotte, FL                       Retail                    Anchored
   85         1   Extra Space Self Storage - Claremont, CA          Self Storage               Self Storage            2,667
   86         1   Airborne Express Warehouse                         Industrial                 Warehouse
   87         1   Wal-Mart - Port Jefferson, NY                         Land                      Retail
   88         1   Walgreens - Pensacola, FL                            Retail                    Anchored
   89         1   Extra Space Self Storage - Kearns, UT             Self Storage               Self Storage            3,137
   90         2   Fox Valley Apartments                              Multifamily               Conventional            2,457
   91         2   Treehaven Apartments                               Multifamily               Conventional            3,434
   92         1   Staples - Angola, IN                                 Retail                    Anchored
   93         1   Eckerd - Charlotte, NC                               Retail                   Unanchored
   94         1   Walgreens - Tulsa, OK                                Retail                    Anchored
   95         1   Food Lion - Ormond Beach, FL                         Retail                    Anchored
   96         2   Henry Whipple Apartments                           Multifamily                 Various               1,553
  96.1            Whipple Drive Apartments                           Multifamily             Student Housing
  96.2            The Henry                                          Multifamily               Conventional


                                                                    INITIAL DEPOSIT
MORTGAGE            MONTHLY               ANNUAL DEPOSIT              TO CAPITAL
  LOAN             INSURANCE              TO REPLACEMENT             IMPROVEMENTS             INITIAL TI/LC          ONGOING TI/LC
 NUMBER             ESCROW                   RESERVES                   RESERVE                   ESCROW               FOOTNOTE
------------------------------------------------------------------------------------------------------------------------------------
   1
   2                108,333                   225,655                                                                     (1)
   3                 7,855                    36,000                   250,000                  3,373,018
   4                 7,107                                             536,000
   5                 3,375                    15,050                   126,250
   6                18,199                    72,866                   906,839
   7                10,542                    30,638                                            5,200,000                 (1)
   8                13,722                    13,309                                                                      (1)
   9                                          11,200
   10                                         81,828                   253,125
   11                                         15,869                    28,981                                            (1)
   12                                         54,996                    47,438
   13
   14
   15                4,050                    28,932
   16               12,250                    42,508                    59,375                                            (1)
   17                2,213                    38,509                    1,250
   18                7,760                    45,036                    13,294
   19                 776                     16,565                    34,750
   20
   21                1,406                     6,212
   22                2,366                    28,001                                                                      (1)
   23                2,039                    31,952                    18,750
   24                1,193                    15,876                    29,750
   25                6,046                    43,696
   26                3,017
   27                6,676                    80,250
   28                1,007                    17,100                    16,750
   29                2,945                    59,500
   30                                         18,000
   31                3,866                    59,989
   32                4,048                    13,350
   33                                         181,626
   34                                          6,342                   636,144                   225,000                  (1)
   35                                         14,033                    5,750                    350,000                  (1)
   36                 983                      7,920                                             46,265                   (1)
   37                9,374
   38                 915                     10,329                                             55,575                   (1)
   39                3,852                    49,419                    6,625
   40
   41                1,470                    22,400
   42                                         34,935                    7,500
   43                                         137,382
   44                2,165                     1,620                                                                      (1)
   45                 396                     12,012                    2,500
   46                1,373                    17,000
   47                 926                     11,407                    3,125                                             (1)
   48                1,441                     4,085
   49
   50                                         97,227
   51                2,160                     7,868                                                                      (1)
   52                2,826                    33,480                    2,875
   53                4,534                    18,703
   54                1,073                    13,073                                                                      (1)
   55                1,386                     9,507                    6,250                    100,000                  (1)
   56                                         11,600
   57                1,525                     5,556                                                                      (1)
   58                1,065                     3,420                                             100,000                  (1)
   59                 294                      2,052                                                                      (1)
   60                3,118                    21,978                    9,375                                             (1)
   61                 428                     11,520                    20,625
   62                 900                      6,150                                              2,000                   (1)
   63                3,275                    40,000
   64                 562                     15,696                    6,250
   65
   66                 286                      6,684                    5,000
   67                2,957                     8,440                                                                      (1)
   68                 429                      2,844                                                                      (1)
   69                1,477
   70                 493                      7,188                    2,500
   71
   72                 764                      5,178                    1,500                                             (1)
   73
   74                1,097                     9,240                    4,625
   75                                          2,091
   76                 444                      1,500                                                                      (1)
   77
   78                                                                   8,750
   79
   80                 683                      5,102                                             75,000                   (1)
   81                                          2,174
   82
   83                1,465                    27,600
   84                 140                      2,390
   85                 309                      7,164
   86
   87
   88                                          2,048
   89                 370                     10,908                    4,500
   90                2,726                    30,000                   100,000
   91                1,588                    21,996                    22,829
   92
   93
   94
   95                                          5,280                                             100,000                  (1)
   96                 643                     27,900                    93,125
  96.1
  96.2

(1) In addition to any such escrows funded at loan closing for potential TI/LC, these Mortgage Loans require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

(2) Escrows are collected for tax and insurance each month in the amount of 1/12th the annual tax and insurance escrows.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2004-C12

        ANNEX A-4                                     COMMERCIAL TENANT SCHEDULE
        ---------

  MORTGAGE       LOAN
    LOAN        GROUP                                                                GENERAL                    SPECIFIC
   NUMBER       NUMBER                         PROPERTY NAME                       PROPERTY TYPE              PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------
      1           1          Ernst & Young Plaza                                      Office                       CBD
      2           1          11 Madison Avenue                                        Office                       CBD
      3           1          1130 Connecticut Avenue                                  Office                       CBD
      4           1          Crossroads Plaza                                         Retail                     Anchored
      5           1          24 West 57th Street                                      Office                       CBD
      6           1          Eastdale Mall                                            Retail                     Anchored
      7           1          One Riverview Square                                     Office                       CBD
      8           1          Pointe at Wellington                                     Retail                 Shadow Anchored
      9           1          Hampton Bays Town Center                                 Retail                     Anchored
     11           1          Cowesset Corners                                         Retail                     Anchored
     13           1          Glenridge Pointe Office Buildings                        Office                     Suburban
     14           1          ConAgra Distribution Facility                          Industrial                  Warehouse
     16           1          Greenpoint Industrial Center                           Industrial               Light Industrial
     17           1          Highridge Centre                                         Office                     Suburban
     20           1          Washington Park Mall                                     Retail                     Anchored
     21           1          Flamingo Promenade                                       Retail                     Anchored
     22           1          570 Polaris Parkway                                      Office                     Suburban
     23           1          255 Rockville Pike                                       Office                     Suburban
     25           1          The Mall at Waycross                                     Retail                     Anchored
     26           1          Ridgewood Village Shopping Center                        Retail                     Anchored
     32           1          Meadow Creek Office Park                                 Office                     Suburban
     34           1          830 Boylston Street                                      Office                     Medical
     35           1          Eastgate Center                                          Retail                     Anchored
     36           1          The McLean Commercial Center                             Office                     Suburban
     37           1          4th Street Retail                                        Retail                     Anchored
     38           1          Somerset Park                                            Office                     Medical
     40           1          Linens 'n Things Distribution Center                   Industrial                  Warehouse
     42           1          Regency Mall                                             Retail                     Anchored
     44           1          Northside Medical Plaza                                  Office                     Medical
     47           1          Barnes & Noble Center                                    Retail                     Anchored
     49           1          AT&T Wireless - Santa Clara, CA                        Industrial               Light Industrial
     51           1          Watchung Hills Office Center                             Office                     Suburban
     53           1          Monroe Plaza Shopping Center                             Retail                 Shadow Anchored
     54           1          Crescent Business Center                               Industrial                Flex/Warehouse
     55           1          Koll-Lyon Plaza Office Building                          Office                     Suburban
     57           1          Clearview Commons at Superstition Springs               Mixed Use           Office/Retail/Warehouse
     58           1          Ballenger Commerce Center                              Industrial                Warehouse/Flex
     59           1          Great American Plaza Retail Center                       Retail                    Unanchored
     60           1          Plaza Del Centro                                         Retail                    Unanchored
     62           1          Callabridge Commons                                      Retail                    Unanchored
     67           1          7904 N. Sam Houston Parkway West                         Office                     Suburban
     68           1          Great American Plaza Building A                          Office                     Suburban
     71           1          Best Buy - Las Cruces, NM                                Retail                     Anchored
     72           1          8475 S Eastern Avenue                                    Office                     Suburban
     73           1          Walgreens - Huntersville, NC                             Retail                     Anchored
     75           1          Walgreens - Boston, MA                                   Retail                     Anchored
     76           1          Alverser Plaza                                           Retail                    Unanchored
     77           1          Walgreens - Katy, TX                                     Retail                     Anchored
     78           1          Crossroads Shopping Center                               Retail                     Anchored
     79           1          T.J. Maxx - Staunton, VA                                 Retail                     Anchored
     80           1          Phoenix Crossing Shopping Center                         Retail                    Unanchored
     81           1          Walgreens - Wichita Falls, TX                            Retail                     Anchored
     82           1          Walgreens - Crossville, TN                               Retail                     Anchored
     84           1          Walgreens - Port Charlotte, FL                           Retail                     Anchored
     86           1          Airborne Express Warehouse                             Industrial                  Warehouse
     87           1          Wal-Mart - Port Jefferson, NY                             Land                       Retail
     88           1          Walgreens - Pensacola, FL                                Retail                     Anchored
     92           1          Staples - Angola, IN                                     Retail                     Anchored
     93           1          Eckerd - Charlotte, NC                                   Retail                    Unanchored
     94           1          Walgreens - Tulsa, OK                                    Retail                     Anchored
     95           1          Food Lion - Ormond Beach, FL                             Retail                     Anchored


  MORTGAGE       CUT-OFF       NUMBER                                                                   LARGEST        LARGEST
    LOAN        DATE LOAN     OF UNITS     UNIT OF                                                      TENANT          TENANT
   NUMBER      BALANCE ($)     (UNITS)     MEASURE   LARGEST TENANT                                    % OF NRA       EXP. DATE
------------------------------------------------------------------------------------------------------------------------------------
      1      119,298,859.34   1,241,440    Sq. Ft.   Ernst & Young                                      11.98%     Multiple Spaces
      2       82,000,000.00   2,256,552    Sq. Ft.   Credit Suisse First Boston                         85.15%     Multiple Spaces
      3       58,500,000.00    218,738     Sq. Ft.   American Insurance Association, Inc.               20.43%     Multiple Spaces
      4       57,500,000.00    476,164     Sq. Ft.   Best Buy                                           10.76%         10/31/06
      5       35,000,000.00    100,334     Sq. Ft.   B.E. West 56th Street, LLC (Beacon Restaurant)     13.49%         11/30/18
      6       32,563,845.00    485,772     Sq. Ft.   Sears, Roebuck & Co.                               29.54%         09/11/09
      7       30,000,000.00    147,917     Sq. Ft.   United States Government                           86.00%         12/31/18
      8       22,856,382.58    133,089     Sq. Ft.   LA Fitness                                         30.81%         10/01/18
      9       20,500,000.00    102,956     Sq. Ft.   King Kullen Grocery Co., Inc.                      38.85%         06/30/27
     11       17,430,000.00    144,265     Sq. Ft.   Stop & Shop                                        38.49%         10/31/07
     13       16,500,000.00    185,141     Sq. Ft.   Crawford and Company                               42.72%         09/30/08
     14       16,400,000.00    726,299     Sq. Ft.   ConAgra Foods, Inc                                 100.00%        08/31/13
     16       14,983,704.82    425,080     Sq. Ft.   Product Development Corp.                          10.82%         12/31/06
     17       14,484,409.60    192,545     Sq. Ft.   Ikon Office Solutions                              42.76%         10/31/09
     20       13,007,712.59    285,723     Sq. Ft.   Sears, Roebuck & Co.                               25.32%         07/31/34
     21       13,000,000.00    67,121      Sq. Ft.   Albertsons                                         83.22%         12/10/28
     22       12,725,000.00    140,006     Sq. Ft.   Exel, Inc.                                         64.43%         12/31/09
     23       11,989,333.65    145,238     Sq. Ft.   Montgomery County                                  79.80%         05/31/12
     25       11,428,738.90    377,544     Sq. Ft.   Sears, Roebuck & Co.                               22.84%         03/07/20
     26       10,973,121.93    123,873     Sq. Ft.   Fiesta Mart Inc.                                   34.04%         04/30/22
     32       9,109,421.41     66,748      Sq. Ft.   OBCO, Inc.                                         27.20%         11/24/08
     34       8,875,000.00     42,280      Sq. Ft.   New England Baptist Hospital                       28.28%         10/21/08
     35       8,790,742.31     140,332     Sq. Ft.   Toys "R" Us                                        40.02%         01/31/13
     36       8,481,194.26     65,999      Sq. Ft.   Leo Tucker / Northwestern                          29.35%         07/14/14
     37       8,000,000.00     97,196      Sq. Ft.   Z Gallerie                                         35.90%         02/01/12
     38       7,800,000.00     51,651      Sq. Ft.   NV Mortgage Co.                                    20.03%         04/21/08
     40       7,690,000.00     262,644     Sq. Ft.   Linens 'n Things Warehouse                         100.00%        01/31/09
     42       7,500,000.00     207,346     Sq. Ft.   Giant Foods LLC                                    26.20%         06/30/21
     44       7,250,000.00     54,000      Sq. Ft.   Northside Hospital & Heart Institute (Galencare)   39.46%     Multiple Spaces
     47       6,400,000.00     45,629      Sq. Ft.   Barnes & Noble                                     80.21%         07/31/14
     49       6,032,000.00     33,257      Sq. Ft.   AT&T Wireless                                      100.00%        05/08/18
     51       5,900,000.00     39,356      Sq. Ft.   The Horizon Group                                  60.52%         10/17/09
     53       5,391,053.34     74,812      Sq. Ft.   Strands Home Furnishings                           16.43%         10/31/07
     54       5,388,861.28     108,940     Sq. Ft.   Aladdin Manufacturing                              33.05%         08/01/08
     55       5,293,920.70     38,734      Sq. Ft.   Santa Clara County                                 39.02%         10/01/09
     57       5,040,218.72     55,594      Sq. Ft.   H&R Block Tax Services                             12.81%         03/04/09
     58       4,994,091.56     68,401      Sq. Ft.   Secur Data Systems, Inc.                           29.82%     Multiple Spaces
     59       4,988,844.68     20,431      Sq. Ft.   Paymon's Mediterranean Cafe                        32.06%         03/12/14
     60       4,950,000.00     70,897      Sq. Ft.   Gonzales Meat Market                               18.97%         02/28/08
     62       4,800,000.00     41,000      Sq. Ft.   Midtown of Mtn Island Lake LLC                     19.51%         05/31/14
     67       4,395,174.88     42,200      Sq. Ft.   Caldwell Watson                                    32.45%         10/31/11
     68       4,190,570.54     25,862      Sq. Ft.   Great American Homes                               34.92%         02/28/11
     71       3,809,000.00     30,000      Sq. Ft.   Best Buy                                           100.00%        01/31/13
     72       3,650,000.00     25,901      Sq. Ft.   Max Health                                         23.16%         09/14/10
     73       3,495,887.05     13,650      Sq. Ft.   Walgreens                                          100.00%        01/31/79
     75       3,351,320.85     13,943      Sq. Ft.   Walgreens                                          100.00%        04/01/78
     76       3,245,515.74     15,000      Sq. Ft.   Schwarzchild                                       33.33%         10/31/13
     77       3,192,542.48     13,650      Sq. Ft.   Walgreens                                          100.00%        04/30/79
     78       3,192,069.90     105,661     Sq. Ft.   Piggly Wiggly                                      31.41%         12/31/23
     79       3,116,000.00     78,823      Sq. Ft.   T.J. Maxx                                          100.00%        10/31/12
     80       3,072,076.69     34,012      Sq. Ft.   Clean Zone Laundromat                               8.23%         11/30/12
     81       2,796,598.17     14,490      Sq. Ft.   Walgreens                                          100.00%        02/28/77
     82       2,753,000.00     15,070      Sq. Ft.   Walgreens                                          100.00%        03/31/61
     84       2,696,145.65     15,930      Sq. Ft.   Walgreens                                          100.00%        08/31/59
     86       2,620,452.09     40,873      Sq. Ft.   Airborne Express, Inc.                             100.00%        04/30/14
     87       2,590,240.17     128,680     Sq. Ft.   Wal-Mart Real Estate Business Trust                100.00%        01/22/28
     88       2,539,795.33     13,650      Sq. Ft.   Walgreens                                          100.00%        09/30/78
     92       1,999,000.00     24,049      Sq. Ft.   Staples                                            100.00%        02/28/15
     93       1,931,892.06     10,908      Sq. Ft.   Eckerd Drug                                        100.00%        08/16/17
     94       1,926,000.00     13,500      Sq. Ft.   Walgreens                                          100.00%        08/31/44
     95       1,550,000.00     26,640      Sq. Ft.   Food Lion                                          100.00%        03/08/09



     MORTGAGE                                                                     2ND LARGEST                      2ND LARGEST
       LOAN                                                                         TENANT %                       TENANT EXP.
      NUMBER          2ND LARGEST TENANT NAME                                      OF NRA (%)                          DATE
------------------------------------------------------------------------------------------------------------------------------------
         1            GSA                                                            9.99%                       Multiple Spaces
         2            Aon (sublet to IBM)                                            6.12%                           04/30/13
         3            Starpower Communications                                       5.53%                           05/31/07
         4            Stein Mart                                                     7.56%                           10/31/06
         5            The Timberland Company                                         11.45%                          06/30/11
         6            Parisian                                                       26.34%                          01/31/15
         7
         8            Thomasville Furniture                                          9.02%                           03/01/14
         9            Eckerd Drug                                                    9.39%                           06/30/24
        11            The Fabric Place                                               17.35%                          02/28/08
        13            AmTrust Mortgage Corporation                                   7.88%                           12/31/11
        14
        16            US Furniture                                                   6.12%                           09/30/05
        17            Access Integrated Network                                      16.00%                          12/31/13
        20            JCPenney                                                       17.69%                          11/12/06
        21            Bank of America                                                7.45%                           12/31/23
        22            Central Ohio Primary Care Physicians, Inc.                     13.29%                          06/30/10
        23            Montgomery County - Treasury                                   9.06%                           01/31/09
        25            JCPenney                                                       21.44%                          08/31/11
        26            Sam's $1.00 Store                                              9.68%                           06/30/12
        32            Cascade Pediatrics                                             5.01%                       Multiple Spaces
        34            Brigham & Women's Hospital                                     17.56%                          02/19/14
        35            PNS Stores, Inc.                                               16.56%                          12/31/09
        36            Foxhall - Direct Response                                      15.33%                          09/16/05
        37            Crate & Barrel                                                 23.92%                          01/31/13
        38            Preferred Dialysis Care                                        11.87%                          01/01/09
        40
        42            Ollies Bargain Outlet                                          21.70%                          05/31/09
        44            Heart & Vascular Institute                                     23.51%                          02/01/19
        47            Motophoto                                                      6.62%                           08/31/05
        49
        51            The Learning Experience                                        27.99%                          05/31/19
        53            Kid's Country, Inc.                                            9.49%                           01/31/06
        54            American Standard                                              20.19%                          08/01/12
        55            Micor / Valley Gen.                                            11.94%                          11/01/06
        57            Diamondback Gymnastics                                         12.66%                          12/31/07
        58            American Residential Serv LLC                                  15.50%                          10/31/05
        59            Mosaic Salon                                                   19.02%                          03/08/14
        60            La Frontera                                                    7.90%                           05/31/06
        62            Allen Tate Company, Inc.                                       11.71%                          12/31/08
        67            Eagle Energy                                                   16.22%                          07/31/09
        68            Power Realty, LLC                                              13.56%                          02/28/09
        71
        72            Family Doctors: Dr.Ramanathan                                  16.74%                          12/12/08
        73
        75
        76            Book Binders                                                   26.67%                          11/30/13
        77
        78            CVS                                                            10.14%                          03/31/11
        79
        80            Lillian's Retail Beauty Supply                                 7.72%                           05/30/06
        81
        82
        84
        86
        87
        88
        92
        93
        94
        95



    MORTGAGE                                                                         3RD LARGEST                    3RD LARGEST
      LOAN                                                                             TENANT %                     TENANT EXP.
     NUMBER        3RD LARGEST TENANT NAME                                             OF NRA                          DATE
------------------------------------------------------------------------------------------------------------------------------------
        1          Robinsons-May                                                        9.95%                        03/12/11
        2          Omnicom                                                              4.23%                        09/30/08
        3          Nichols-Dezenhall Communications                                     5.22%                        07/31/05
        4          OfficeMax Inc.                                                       5.86%                        01/31/07
        5          Multiples, Inc. (Marian Goodman Gallery)                             9.84%                        06/30/08
        6          Eastdale Cinemas 8                                                   5.96%                        08/31/07
        7
        8          Olive Garden (Ground Lease)                                          5.56%                        10/01/13
        9          Town of Southampton                                                  8.94%                        05/31/19
       11          Candle Corporation                                                   11.82%                       12/31/05
       13          Communicorp, Inc.                                                    7.02%                        12/31/07
       14
       16          Walter P. Sauer                                                      5.32%                     Multiple Spaces
       17          Secure Health Plans of Georgia                                       8.65%                        01/31/10
       20          Goody's                                                              8.46%                        08/31/14
       21          Port of Subs                                                         2.18%                        05/31/09
       22          Centex Homes                                                         10.48%                       04/30/08
       23          Metro Fitness                                                        9.04%                        12/31/11
       25          Belk, Inc.                                                           16.22%                       08/05/11
       26          CVS (Ground Lease)                                                   9.24%                        01/31/25
       32          Dr. Robert Tanner                                                    4.07%                        02/28/14
       34          Longwood Orthopedic Associates                                       16.51%                       10/21/13
       35          OfficeMax Inc.                                                       14.19%                       04/30/09
       36          Spexus, Inc.                                                         7.98%                        11/15/07
       37          Restoration Hardware                                                 11.86%                       04/30/09
       38          Old Republic Title                                                   11.72%                       09/13/06
       40
       42          Rex Appliances                                                       7.72%                        01/31/09
       44          Cardiac Surgical Associates                                          12.79%                       05/01/14
       47          Verizon Wireless                                                     6.60%                        05/31/06
       49
       51          The Watchung Pediatric Group                                         9.96%                        05/31/19
       53          Video Factory                                                        4.81%                        03/31/09
       54          USF Processors, Inc.                                                 14.69%                       06/01/07
       55          Starbucks, Inc.                                                      7.66%                        11/01/07
       57          The BBQ Store                                                        8.17%                        01/31/08
       58          Pursuit Marketing Inc.                                               15.79%                       07/31/05
       59          Las Vegas Rugs, Inc.                                                 15.15%                       03/14/09
       60          Mattress Shop                                                        7.05%                        05/31/07
       62          KAZ Pizza, Inc.                                                      10.98%                       11/30/12
       67          Mark West                                                            13.81%                       03/31/11
       68          First American Title                                                 12.76%                       04/30/09
       71
       72          Design Center West                                                   14.07%                       05/08/07
       73
       75
       76          Second Swing                                                         20.00%                       08/31/09
       77
       78          The Fitness Club                                                     7.37%                        09/30/13
       79
       80          Trin B'Ago Caribbean Restaurant                                      7.64%                        02/28/06
       81
       82
       84
       86
       87
       88
       92
       93
       94
       95

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2004-C12

        ANNEX A-5       CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES (CROSSED & PORTFOLIOS)
        ---------

 MORTGAGE    LOAN
   LOAN     GROUP                                                                                 CROSS COLLATERALIZED AND CROSS
  NUMBER    NUMBER                  PROPERTY NAME                       CITY          STATE            DEFAULTED LOAN FLAG
------------------------------------------------------------------------------------------------------------------------------------

 Various      1     Extra Space Self Storage Portfolio                 Various       Various   Extra Space Self Storage Portfolio
------------------------------------------------------------------------------------------------------------------------------------
    24        1     Extra Space Self Storage - Lawrenceville, NJ    Lawrenceville      NJ      Extra Space Self Storage Portfolio
    28        1     Extra Space Self Storage - Hazlet, NJ              Hazlet          NJ      Extra Space Self Storage Portfolio
    45        1     Extra Space Self Storage - Torrance, CA           Torrance         CA      Extra Space Self Storage Portfolio
    52        1     Extra Space Self Storage - North Miami, FL       North Miami       FL      Extra Space Self Storage Portfolio
    61        1     Extra Space Self Storage - Livermore, CA          Livermore        CA      Extra Space Self Storage Portfolio
    64        1     Extra Space Self Storage - Richmond, CA           Richmond         CA      Extra Space Self Storage Portfolio
    66        1     Extra Space Self Storage - Glendale, CA           Glendale         CA      Extra Space Self Storage Portfolio
    70        1     Extra Space Self Storage - Hawthorne, CA          Hawthorne        CA      Extra Space Self Storage Portfolio
    74        1     Extra Space Self Storage - San Bernardino, CA  San Bernardino      CA      Extra Space Self Storage Portfolio
    85        1     Extra Space Self Storage - Claremont, CA          Claremont        CA      Extra Space Self Storage Portfolio
    89        1     Extra Space Self Storage - Kearns, UT              Kearns          UT      Extra Space Self Storage Portfolio

 Various      1     Cole Company Portfolio                             Various       Various         Cole Company Portfolio
------------------------------------------------------------------------------------------------------------------------------------
    49        1     AT&T Wireless - Santa Clara, CA                  Santa Clara       CA            Cole Company Portfolio
    71        1     Best Buy - Las Cruces, NM                        Las Cruces        NM            Cole Company Portfolio
    79        1     T.J. Maxx - Staunton, VA                          Staunton         VA            Cole Company Portfolio
    82        1     Walgreens - Crossville, TN                       Crossville        TN            Cole Company Portfolio
    92        1     Staples - Angola, IN                               Angola          IN            Cole Company Portfolio
    94        1     Walgreens - Tulsa, OK                               Tulsa          OK            Cole Company Portfolio

    96        2     Henry Whipple Apartments                           Various         VA
------------------------------------------------------------------------------------------------------------------------------------
   96.1             Whipple Drive Apartments                         Blacksburg        VA
   96.2             The Henry                                       Martinsville       VA


                                               % OF        ORIGINAL      REMAINING                ORIGINAL    REMAINING    MONTHLY
 MORTGAGE                      CUT-OFF       AGGREGATE      TERM TO       TERM TO     REMAINING    AMORT        AMORT        P&I
   LOAN     ORIGINAL LOAN     DATE LOAN    CUT-OFF DATE   MATURITY OR   MATURITY OR   IO PERIOD     TERM         TERM      PAYMENTS
  NUMBER     BALANCE ($)      BALANCE ($)    BALANCE      ARD (MOS.)    ARD (MOS.)      (MOS.)     (MOS.)       (MOS.)       ($)
------------------------------------------------------------------------------------------------------------------------------------

 Various    61,770,000.00   61,770,000.00     5.81%           60            59            59         IO           IO          IO
------------------------------------------------------------------------------------------------------------------------------------
    24      11,946,000.00   11,946,000.00     1.12%           60            59            59         IO           IO          IO
    28      10,560,000.00   10,560,000.00     0.99%           60            59            59         IO           IO          IO
    45      6,960,000.00     6,960,000.00     0.65%           60            59            59         IO           IO          IO
    52      5,848,000.00     5,848,000.00     0.55%           60            59            59         IO           IO          IO
    61      4,920,000.00     4,920,000.00     0.46%           60            59            59         IO           IO          IO
    64      4,696,000.00     4,696,000.00     0.44%           60            59            59         IO           IO          IO
    66      4,480,000.00     4,480,000.00     0.42%           60            59            59         IO           IO          IO
    70      3,840,000.00     3,840,000.00     0.36%           60            59            59         IO           IO          IO
    74      3,376,000.00     3,376,000.00     0.32%           60            59            59         IO           IO          IO
    85      2,624,000.00     2,624,000.00     0.25%           60            59            59         IO           IO          IO
    89      2,520,000.00     2,520,000.00     0.24%           60            59            59         IO           IO          IO

 Various    19,635,000.00   19,635,000.00     1.85%           84            82            82         IO           IO          IO
------------------------------------------------------------------------------------------------------------------------------------
    49      6,032,000.00     6,032,000.00     0.57%           84            82            82         IO           IO          IO
    71      3,809,000.00     3,809,000.00     0.36%           84            82            82         IO           IO          IO
    79      3,116,000.00     3,116,000.00     0.29%           84            82            82         IO           IO          IO
    82      2,753,000.00     2,753,000.00     0.26%           84            82            82         IO           IO          IO
    92      1,999,000.00     1,999,000.00     0.19%           84            82            82         IO           IO          IO
    94      1,926,000.00     1,926,000.00     0.18%           84            82            82         IO           IO          IO

    96      1,534,371.03     1,527,163.72     0.14%           55            52                      300          297       9,230.93
------------------------------------------------------------------------------------------------------------------------------------
   96.1
   96.2


           MATURITY DATE                                                                                    CUT-OFF
 MORTGAGE      OR ARD                                   CUT-OFF     LTV RATIO      NUMBER                  DATE LOAN      UW NET
   LOAN       BALLOON         APPRAISED                DATE LTV    AT MATURITY    OF UNITS     UNIT OF    AMOUNT PER     CASH FLOW
  NUMBER    BALANCE ($)       VALUE ($)      DSCR (X)    RATIO        OR ARD      (UNITS)      MEASURE    (UNIT) ($)        ($)
------------------------------------------------------------------------------------------------------------------------------------

 Various   61,770,000.00    77,240,000.00     2.19      79.97%        79.97%       7,513        Units      8,221.75    5,820,090.85
------------------------------------------------------------------------------------------------------------------------------------
    24     11,946,000.00    14,960,000.00     2.06      79.85%        79.85%        924         Units      12,928.57   1,060,276.22
    28     10,560,000.00    13,200,000.00     2.34      80.00%        80.00%       1,147        Units      9,206.63    1,061,829.10
    45      6,960,000.00     8,700,000.00     2.38      80.00%        80.00%        737         Units      9,443.69     713,534.43
    52      5,848,000.00     7,310,000.00     2.18      80.00%        80.00%        796         Units      7,346.73     547,836.01
    61      4,920,000.00     6,150,000.00     2.01      80.00%        80.00%        672         Units      7,321.43     424,852.98
    64      4,696,000.00     5,870,000.00     2.04      80.00%        80.00%        773         Units      6,075.03     412,631.11
    66      4,480,000.00     5,600,000.00     2.24      80.00%        80.00%        429         Units      10,442.89    432,114.72
    70      3,840,000.00     4,800,000.00     2.24      80.00%        80.00%        583         Units      6,586.62     370,177.85
    74      3,376,000.00     4,220,000.00     2.09      80.00%        80.00%        497         Units      6,792.76     303,360.68
    85      2,624,000.00     3,280,000.00     2.20      80.00%        80.00%        404         Units      6,495.05     248,496.31
    89      2,520,000.00     3,150,000.00     2.26      80.00%        80.00%        551         Units      4,573.50     244,981.44

 Various   19,635,000.00    29,670,000.00     2.43      66.18%        66.18%      194,699      Sq. Ft.      100.85     2,127,909.76
------------------------------------------------------------------------------------------------------------------------------------
    49      6,032,000.00     8,810,000.00     2.45      68.47%        68.47%       33,257      Sq. Ft.      181.38      659,557.17
    71      3,809,000.00     5,860,000.00     2.37      65.00%        65.00%       30,000      Sq. Ft.      126.97      402,906.75
    79      3,116,000.00     4,800,000.00     2.21      64.92%        64.92%       78,823      Sq. Ft.       39.53      306,862.09
    82      2,753,000.00     4,300,000.00     2.55      64.02%        64.02%       15,070      Sq. Ft.      182.68      312,773.00
    92      1,999,000.00     3,000,000.00     2.53      66.63%        66.63%       24,049      Sq. Ft.       83.12      225,855.26
    94      1,926,000.00     2,900,000.00     2.56      66.41%        66.41%       13,500      Sq. Ft.      142.67      219,955.50

    96      1,387,259.97     2,200,000.00     1.43      69.42%        63.06%         57         Units      26,792.35    157,978.14
------------------------------------------------------------------------------------------------------------------------------------
   96.1                      1,500,000.00                                            24         Units
   96.2                       700,000.00                                             33         Units

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                                                                             ANNEX B


ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                  Statement Date:    8/17/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:      8/17/2004
135 S. LaSalle Street Suite 1625                          SERIES 2004-C12                               Prior Payment:           N/A
Chicago, IL 60603                                                                                       Next Payment:      9/17/2004
                                                                                                        Record Date:       7/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                          Analyst:
                                                REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================
================================      ====================================================    ======================================
                                                                                   Page(s)
Issue Id:           WBCM4C12          REMIC Certificate Report                     -------    Closing Date:               07/08/2004
Monthly Data File Name:               Bond Interest Reconciliation                            First Payment Date:         08/17/2004
           WBCM4C12_YYYYMM_3.zip      Cash Reconciliation Summary                             Assumed Final Payment Date: 08/17/2034
                                      15 Month Historical Loan Status Summary
                                      15 Month Historical Payoff/Loss Summary
                                      Historical Collateral Level Prepayment Report
                                      Delinquent Loan Detail
                                      Mortgage Loan Characteristics
                                      Loan Level Detail
                                      Specially Serviced Report
                                      Modified Loan Detail
                                      Realized Loss Detail
                                      Appraisal Reduction Detail
================================      ====================================================    ======================================

               ======================================================================================================
                                                     PARTIES TO THE TRANSACTION
               ------------------------------------------------------------------------------------------------------
                                      DEPOSITOR: Wachovia Commercial Mortgage Securities, Inc.
                              UNDERWRITER: Wachovia Capital Markets, LLC/Citigroup Global Markets, Inc.
                                        MASTER SERVICER: Wachovia Bank, National Association
                                                SPECIAL SERVICER: Clarion Partners, Inc.
                                    RATING AGENCY: Standard & Poor's Ratings Services/Fitch, Inc.
               ======================================================================================================

                             ==========================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                             --------------------------------------------------------------------------
                                      LaSalle Web Site                       www.etrustee.net
                                      Servicer Website
                                      LaSalle Factor Line                     (800) 246-5761
                             ==========================================================================

====================================================================================================================================

06/15/2004 - 18:54 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

                                                                                                                             ANNEX B


ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                  Statement Date:    8/17/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:      8/17/2004
                                                          SERIES 2004-C12                               Prior Payment:           N/A
                                                                                                        Next Payment:      9/17/2004
                                                                                                        Record Date:       7/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:
                                                REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================
            ORIGINAL       OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING     INTEREST      INTEREST    PASS-THROUGH
 CLASS   FACE VALUE (1)    BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE    PAYMENT (2)   ADJUSTMENT       RATE
 CUSIP      Per 1,000     Per 1,000   Per 1,000     Per 1,000      Per 1,000    Per 1,000    Per 1,000     Per 1,000   Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
              0.00           0.00        0.00          0.00           0.00         0.00         0.00          0.00
====================================================================================================================================
                                                                            Total P&I Payment   0.00
                                                                            ===========================

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest plus/minus Interest Adjustment minus Deferred
       Interest equals Interest Payment (3) Estimated

06/15/2004 - 18:54 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

                                                                                                                             ANNEX B


ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                  Statement Date:    8/17/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:      8/17/2004
                                                          SERIES 2004-C12                               Prior Payment:           N/A
                                                                                                        Next Payment:      9/17/2004
                                                                                                        Record Date:       7/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:
                                                REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================
                                                        Deductions                                      Additions
                                            ---------------------------------   ----------------------------------------------------
          Accrual      Pass     Accrued                 Deferred &                 Prior       Int Accrual    Prepay-      Other
       -------------   Thru   Certificate   Allocable   Accretion    Interest   Int. Short-     on prior       ment       Interest
Class  Method   Days   Rate    Interest       PPIS       Interest    Loss/Exp    falls Due    Shortfall (3)  Penalties  Proceeds (1)
====================================================================================================================================














                              ------------------------------------------------------------------------------------------------------
                                 0.00         0.00         0.00        0.00        0.00                           0.00       0.00
====================================================================================================================================

========================================================   ======================

                                              Remaining
Distributable    Interest   Current Period   Outstanding       Credit Support
 Certificate     Payment     (Shortfall)/      Interest    ----------------------
Interest (2)      Amount       Recovery       Shortfalls   Original   Current (4)
========================================================   ======================














--------------------------------------------------------
    0.00           0.00                         0.00
========================================================   ======================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
    Distributable Interest of the bonds.
(2) Accrued - Deductions + Additional Interest.
(3) Where applicable.
(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
(ii) the ending balance of all classes which are not subordinate to the class divided by (A).

06/15/2004 - 18:54 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

                                                                                                                             ANNEX B


ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                  Statement Date:    8/17/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:      8/17/2004
                                                          SERIES 2004-C12                               Prior Payment:           N/A
                                                                                                        Next Payment:      9/17/2004
                                                                                                        Record Date:       7/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:
                                                REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================
-------------------------------------------  -------------------------------------------  ------------------------------------------
             INTEREST SUMMARY                              PRINCIPAL SUMMARY                         SERVICING FEE SUMMARY
-------------------------------------------  -------------------------------------------  ------------------------------------------
Current Scheduled Interest                   SCHEDULED PRINCIPAL:                         Current Servicing Fees
Less Deferred Interest                       Current Scheduled Principal                  Plus Fees Advanced for PPIS
Less PPIS Reducing Scheduled Int             Advanced Scheduled Principal                 Less Reduction for PPIS
Plus Gross Advance Interest                  -------------------------------------------  Plus Delinquent Servicing Fees
Less ASER Interest Adv Reduction             Scheduled Principal                          ------------------------------------------
Less Other Interest Not Advanced             -------------------------------------------  Total Servicing Fees
Less Other Adjustment                        UNSCHEDULED PRINCIPAL:                       ------------------------------------------
-------------------------------------------  Curtailments
Total                                        Advanced Scheduled Principal
-------------------------------------------  Liquidation Proceeds
UNSCHEDULED INTEREST:                        Repurchase Proceeds
-------------------------------------------  Other Principal Proceeds
Prepayment Penalties                         -------------------------------------------
Yield Maintenance Penalties                  Total Unscheduled Principal
Other Interest Proceeds                      -------------------------------------------
-------------------------------------------  Remittance Principal
Total                                        -------------------------------------------
-------------------------------------------  Remittance P&I Due Trust
Less Fees Paid to Servicer                   -------------------------------------------
Less Fee Strips Paid by Servicer             Remittance P&I Due Certs
-------------------------------------------  -------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
-------------------------------------------  -------------------------------------------  ------------------------------------------
Special Servicing Fees                                   POOL BALANCE SUMMARY                             PPIS SUMMARY
Workout Fees                                 -------------------------------------------  ------------------------------------------
Liquidation Fees                                                     Balance     Count    Gross PPIS
Interest Due Serv on Advances                -------------------------------------------  Reduced by PPIE
Non Recoverable Advances                     Beginning Pool                               Reduced by Shortfalls in Fees
Misc. Fees & Expenses                        Scheduled Principal                          Reduced by Other Amounts
-------------------------------------------  Unscheduled Principal                        ------------------------------------------
Plus Trustee Fees Paid by Servicer           Deferred Interest                            PPIS Reducing Scheduled Interest
-------------------------------------------  Liquidations                                 ------------------------------------------
Total Unscheduled Fees & Expenses            Repurchases                                  PPIS Reducing Servicing Fee
-------------------------------------------  -------------------------------------------  ------------------------------------------
Total Interest Due Trust                     Ending Pool                                  PPIS Due Certificate
-------------------------------------------  -------------------------------------------  ------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
-------------------------------------------                                               ------------------------------------------
Trustee Fee                                                                               ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
Fee Strips                                                                                ------------------------------------------
Misc. Fees                                                                                                       Principal  Interest
Interest Reserve Withholding                                                              ------------------------------------------
Plus Interest Reserve Deposit                                                             Prior Outstanding
-------------------------------------------                                               Plus Current Period
Total                                                                                     Less Recovered
-------------------------------------------                                               Less Non Recovered
Total Interest Due Certs                                                                  ------------------------------------------
-------------------------------------------                                               Ending Outstanding
                                                                                          ------------------------------------------

====================================================================================================================================

06/15/2004 - 18:54 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

                                                                                                                             ANNEX B


ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                  Statement Date:    8/17/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:      8/17/2004
                                                          SERIES 2004-C12                               Prior Payment:           N/A
                                                                                                        Next Payment:      9/17/2004
                                                                                                        Record Date:       7/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:
                                                REPORTING PACKAGE TABLE OF CONTENTS

============   ==================================================================   ================================================
                                Delinquency Aging Categories                                   Special Event Categories (1)
               ------------------------------------------------------------------   ------------------------------------------------
                 Delinq        Delinq        Delinq
                 1 Month       2 Months     3+ Months    Foreclosure      REO       Modifications   Specially Serviced   Bankruptcy
Distribution   ------------------------------------------------------------------   ------------------------------------------------
    Date       #   Balance   #   Balance   #   Balance   #   Balance   #  Balance    #   Balance       #   Balance       #   Balance
============   ==================================================================   ================================================
   8/17/04
------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

============   ==================================================================   ================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.

06/15/2004 - 18:54 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

                                                                                                                             ANNEX B


ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                  Statement Date:    8/17/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:      8/17/2004
                                                          SERIES 2004-C12                               Prior Payment:           N/A
                                                                                                        Next Payment:      9/17/2004
                                                                                                        Record Date:       7/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:
                                                REPORTING PACKAGE TABLE OF CONTENTS

============= ===================================================================================== ================================
                                                         Appraisal                       Realized                        Curr
              Ending Pool (1)  Payoffs(2)   Penalties   Reduct. (2)   Liquidations (2)   Losses (2)  Remaining Term   Weighted Avg.
Distribution  ------------------------------------------------------------------------------------- --------------------------------
    Date       #   Balance     #  Balance   #  Amount   #   Balance     #   Balance      #   Amount   Life   Amort.   Coupon  Remit
============= ===================================================================================== ================================
   8/17/04
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

06/15/2004 - 18:54 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

                                                                                                                             ANNEX B


ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                  Statement Date:    8/17/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:      8/17/2004
                                                          SERIES 2004-C12                               Prior Payment:           N/A
                                                                                                        Next Payment:      9/17/2004
                                                                                                        Record Date:       7/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:
                                                REPORTING PACKAGE TABLE OF CONTENTS

======================== ================================================ ============================ =============================
Disclosure      Payoff     Initial                  Payoff      Penalty     Prepayment      Maturity     Property     Geographic
Control #       Period     Balance       Type       Amount      Amount         Date           Date         Type        Location
------------------------ ------------------------------------------------ ---------------------------- -----------------------------




















====================================================================================================================================
                          CURRENT                    0           0
                         CUMULATIVE

06/15/2004 - 18:54 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

                                                                                                                             ANNEX B


ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                  Statement Date:    8/17/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:      8/17/2004
                                                          SERIES 2004-C12                               Prior Payment:           N/A
                                                                                                        Next Payment:      9/17/2004
                                                                                                        Record Date:       7/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:
                                                REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================

              Paid                   Outstanding   Out. Property                      Special
Disclosure    Thru    Current P&I        P&I         Protection        Advance        Servicer    Foreclosure   Bankruptcy    REO
Control #     Date      Advance       Advances**      Advances     Description (1) Transfer Date      Date         Date       Date
====================================================================================================================================

















====================================================================================================================================
A. P&I Advance - Loan in Grace Period                           1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but < 1 month delinq              2. P&I Advance - Loan delinquent 2 months
                                                                3. P&I Advance - Loan delinquent 3 months or More
                                                                4. Matured Balloon/Assumed Scheduled Payment
                                                                7. P&I Advance (Foreclosure)
                                                                9. P&I Advance (REO)
====================================================================================================================================

** Outstanding P&I Advances include the current period P&I Advance

06/15/2004 - 18:54 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

                                                                                                                             ANNEX B


ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                  Statement Date:    8/17/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:      8/17/2004
                                                          SERIES 2004-C12                               Prior Payment:           N/A
                                                                                                        Next Payment:      9/17/2004
                                                                                                        Record Date:       7/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:
                                                REPORTING PACKAGE TABLE OF CONTENTS

=================================================================  =================================================================

              DISTRIBUTION OF PRINCIPAL BALANCES                                  DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
                                                Weighted Average                                                  Weighted Average
Current Scheduled   # of   Scheduled   % of    ------------------  Current Mortgage   # of   Scheduled   % of    ------------------
    Balances        Loans   Balance   Balance  Term  Coupon  DSCR   Interest Rate     Loans   Balance   Balance  Term  Coupon  DSCR
=================================================================  =================================================================









                                                                   =================================================================
                                                                                        0        0       0.00%
                                                                   =================================================================
                                                                   Minimum Mortgage Interest Rate 10.0000%
                                                                   Maximum Mortgage Interest Rate 10.0000%

=================================================================
                      0        0       0.00%
=================================================================
Average Scheduled Balance                                                        DISTRIBUTION OF REMAINING TERM (BALLOON)
Maximum Scheduled Balance                                          =================================================================
Minimum Scheduled Balance                                                                                         Weighted Average
                                                                   Balloon          # of   Scheduled   % of     --------------------
                                                                   Mortgage Loans  Loans    Balance   Balance   Term   Coupon   DSCR
       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)           =================================================================
=================================================================  0 to 60
                                               Weighted Average    61 to 120
Fully Amortizing   # of   Scheduled   % of    ------------------   121 to 180
 Mortgage Loans   Loans    Balance   Balance  Term  Coupon  DSCR   181 to 240
=================================================================  241 to 360



=================================================================  =================================================================
                  0         0       0.00%                                            0         0       0.00%
=================================================================  =================================================================
                           Minimum Remaining Term                  Minimum Remaining Term 0
                           Maximum Remaining Term                  Maximum Remaining Term 0

06/15/2004 - 18:54 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

                                                                                                                             ANNEX B


ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                  Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                          SERIES 2004-C12                               Prior Payment:
                                                                                                        Next Payment:
                                                                                                        Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:
                                                REPORTING PACKAGE TABLE OF CONTENTS

============================================================       =================================================================

                 DISTRIBUTION OF DSCR (CURRENT)                                          GEOGRAPHIC DISTRIBUTION
 ===========================================================       ================================================================
 Debt Service     # of   Scheduled    % of                                               # of   Scheduled   % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR       Geographic Location   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================       ================================================================









 ===========================================================
                    0        0       0.00%
 ===========================================================
 Maximum DSCR 0.000
 Minimum DSCR 0.000

                 DISTRIBUTION OF DSCR (CUTOFF)
 ===========================================================
 Debt Service     # of   Scheduled    % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================









 ===========================================================       ================================================================
                    0        0       0.00%                                                 0                0.00%
 ===========================================================       ================================================================
 Maximum DSCR 0.00
 Minimum DSCR 0.00

06/15/2004 - 18:54 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

                                                                                                                             ANNEX B


ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                  Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                          SERIES 2004-C12                               Prior Payment:
                                                                                                        Next Payment:
                                                                                                        Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:
                                                REPORTING PACKAGE TABLE OF CONTENTS


================================================================    ================================================================

                 DISTRIBUTION OF PROPERTY TYPES                                    DISTRIBUTION OF LOAN SEASONING
     ===========================================================    ===========================================================
                      # of   Scheduled   % of                                        # of   Scheduled   % of
     Property Types   Loans   Balance   Balance  WAMM  WAC  DSCR    Number of Years  Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================











     ===========================================================    ===========================================================
                        0        0       0.00%                                         0        0       0.00%
     ===========================================================    ===========================================================

                DISTRIBUTION OF AMORTIZATION TYPE                               DISTRIBUTION OF YEAR LOANS MATURING

     ===========================================================    ===========================================================
     Amortization     # of   Scheduled   % of                                        # of   Scheduled   % of
     Type             Loans   Balance   Balance  WAMM  WAC  DSCR          Year       Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================
                                                                          2003
                                                                          2004
                                                                          2005
                                                                          2006
                                                                          2007
                                                                          2008
                                                                          2009
                                                                          2010
                                                                          2011
                                                                          2012
                                                                          2013
                                                                      2014 & Longer
     ===========================================================    ===========================================================
                                                                                       0        0       0.00%
     ===========================================================    ===========================================================

06/15/2004 - 18:54 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

                                                                                                                             ANNEX B


ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                  Statement Date:    8/17/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:      8/17/2004
                                                          SERIES 2004-C12                               Prior Payment:           N/A
                                                                                                        Next Payment:      9/17/2004
                                                                                                        Record Date:       7/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:
                                                REPORTING PACKAGE TABLE OF CONTENTS

=================================================================================================================================
                                                       Operating                 Ending                                   Spec.
Disclosure          Property                           Statement    Maturity    Principal    Note    Scheduled    Mod.    Serv
Control #     Grp     Type      State    DSCR    NOI      Date        Date       Balance     Rate       P&I       Flag    Flag
=================================================================================================================================















=================================================================================================================================
                                W/Avg    0.00     0                                 0                    0
=================================================================================================================================

===========================================
         Loan              Prepayment
 ASER    Status   -------------------------
 Flag    Code(1)   Amount   Penalty   Date
===========================================















===========================================
                     0         0
===========================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:   A. P&I Adv - in Grace Period        1. P&I Adv - delinquent 1 month       7. Foreclosure
              B. P&I Adv - < one month delinq     2. P&I Adv - delinquent 2 months      8. Bankruptcy
                                                  3. P&I Adv - delinquent 3+ months     9. REO
                                                  4. Mat. Balloon/Assumed P&I           10. DPO
                                                  5. Prepaid in Full                    11. Modification
                                                  6. Specially Serviced
====================================================================================================================================

06/15/2004 - 18:54 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

                                                                                                                             ANNEX B


ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                  Statement Date:    8/17/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:      8/17/2004
                                                          SERIES 2004-C12                               Prior Payment:           N/A
                                                                                                        Next Payment:      9/17/2004
                                                                                                        Record Date:       7/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:
                                                REPORTING PACKAGE TABLE OF CONTENTS

====================== ============== ===================== ================================== =============== =====================
                                             Balance                           Remaining Term
Disclosure   Transfer    Loan Status   -------------------   Note   Maturity   --------------  Property                        NOI
Control #      Date        Code (1)    Scheduled    Actual   Rate    Date       Life  Amort.     Type    State   NOI   DSCR    Date
====================== ============== ===================== ================================== =============== =====================























====================================================================================================================================
(1) Legend:     A. P&I Adv - in Grace Period            1. P&I Adv - delinquent 1 month
                B. P&I Adv - < 1 month delinq.          2. P&I Adv - delinquent 2 months
                                                        3. P&I Adv - delinquent 3+ months
                                                        4. Mat. Balloon/Assumed P&I
                                                        7. Foreclosure
                                                        9. REO
====================================================================================================================================

06/15/2004 - 18:54 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

                                                                                                                             ANNEX B


ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                  Statement Date:    8/17/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:      8/17/2004
                                                          SERIES 2004-C12                               Prior Payment:           N/A
                                                                                                        Next Payment:      9/17/2004
                                                                                                        Record Date:       7/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:
                                                REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================
    Disclosure                  Resolution
    Control #                    Strategy                                                Comments
====================================================================================================================================




























====================================================================================================================================

06/15/2004 - 18:54 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

                                                                                                                             ANNEX B


ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                  Statement Date:    8/17/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:      8/17/2004
                                                          SERIES 2004-C12                               Prior Payment:           N/A
                                                                                                        Next Payment:      9/17/2004
                                                                                                        Record Date:       7/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:
                                                REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================
                                Cutoff    Modified
Disclosure    Modification     Maturity   Maturity                                   Modification
Control #        Date            Date       Date                                     Description
====================================================================================================================================
























====================================================================================================================================

06/15/2004 - 18:54 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

                                                                                                                             ANNEX B


ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                  Statement Date:    8/17/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:      8/17/2004
                                                          SERIES 2004-C12                               Prior Payment:           N/A
                                                                                                        Next Payment:      9/17/2004
                                                                                                        Record Date:       7/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:
                                                REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================
                                            Beginning            Gross Proceeds    Aggregate        Net      Net Proceeds
         Disclosure  Appraisal   Appraisal  Scheduled    Gross      as a % of     Liquidation   Liquidation    as a % of    Realized
Period   Control #     Date        Value     Balance   Proceeds  Sched Principal   Expenses *     Proceeds  Sched. Balance    Loss
====================================================================================================================================





















====================================================================================================================================
Current Total                                 0.00       0.00                        0.00           0.00                      0.00
Cumulative                                    0.00       0.00                        0.00           0.00                      0.00
====================================================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

06/15/2004 - 18:54 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

                                                                                                                             ANNEX B


ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                  Statement Date:    8/17/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:      8/17/2004
                                                          SERIES 2004-C12                               Prior Payment:           N/A
                                                                                                        Next Payment:      9/17/2004
                                                                                                        Record Date:       7/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:
                                                REPORTING PACKAGE TABLE OF CONTENTS

====================== =================================== ================================================ ====== =================
                                                                           Remaining Term                             Appraisal
Disclosure  Appraisal  Scheduled   ARA  Current P&I        Note  Maturity  --------------  Property                  ------------
Control #   Red. Date   Balance   Amount  Advance    ASER  Rate    Date     Life   Amort.    Type    State   DSCR    Value   Date
====================== =================================== ================================================ ====== =================






















====================================================================================================================================

06/15/2004 - 18:54 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS



                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)


                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.


                                    DEPOSITOR

     Wachovia Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     Neither the certificates nor any assets in the related trust fund will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the prospectus supplement.

     The primary assets of the trust fund may include:

     o multifamily and commercial mortgage loans, including participations therein;

     o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o    direct obligations of the United States or other government agencies;
          or

     o    a combination of the assets described above.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" ON PAGE 14 AND IN THE PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                                  June 17, 2004

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
  AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT ...............................   5
ADDITIONAL INFORMATION .....................................................   6
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ..........................   6
SUMMARY OF PROSPECTUS ......................................................   7
RISK FACTORS ...............................................................  14
DESCRIPTION OF THE TRUST FUNDS .............................................  34
  General ..................................................................  34
  Mortgage Loans--Leases ...................................................  34
  CMBS .....................................................................  38
  Certificate Accounts .....................................................  38
  Credit Support ...........................................................  39
  Cash Flow Agreements .....................................................  39
  Pre-Funding ..............................................................  39
YIELD CONSIDERATIONS .......................................................  40
  General ..................................................................  40
  Pass-Through Rate ........................................................  40
  Payment Delays ...........................................................  40
  Shortfalls in Collections of Interest Resulting from Prepayments .........  40
  Prepayment Considerations ................................................  40
  Weighted Average Life and Maturity .......................................  42
  Controlled Amortization Classes and Companion Classes ....................  43
  Other Factors Affecting Yield, Weighted Average Life and Maturity ........  43
THE DEPOSITOR ..............................................................  45
USE OF PROCEEDS ............................................................  45
DESCRIPTION OF THE CERTIFICATES ............................................  46
  General ..................................................................  46
  Distributions ............................................................  46
  Distributions of Interest on the Certificates ............................  47
  Distributions of Principal of the Certificates ...........................  48
  Components ...............................................................  48
  Distributions on the Certificates in Respect of Prepayment
     Premiums or in Respect of Equity Participations .......................  48
  Allocation of Losses and Shortfalls ......................................  48
  Advances in Respect of Delinquencies .....................................  49
  Reports to Certificateholders ............................................  49
  Voting Rights ............................................................  51
  Termination ..............................................................  51
  Book-Entry Registration and Definitive Certificates ......................  52
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS ........................  53
  General ..................................................................  53
  Assignment of Mortgage Assets; Repurchases ...............................  53
  Representations and Warranties; Repurchases ..............................  54
  Certificate Account ......................................................  55
  Collection and Other Servicing Procedures ................................  58
  Realization upon Defaulted Mortgage Loans ................................  59
  Hazard Insurance Policies ................................................  60
  Due-on-Sale and Due-on-Encumbrance Provisions ............................  61
  Servicing Compensation and Payment of Expenses ...........................  61

  Evidence as to Compliance ................................................  62
  Certain Matters Regarding the Master Servicer and the Depositor ..........  62
  Events of Default ........................................................  63
  Rights upon Event of Default .............................................  63
  Amendment ................................................................  64
  List of Certificateholders ...............................................  65
  The Trustee ..............................................................  65
  Duties of the Trustee ....................................................  65
  Certain Matters Regarding the Trustee ....................................  65
  Resignation and Removal of the Trustee ...................................  65
DESCRIPTION OF CREDIT SUPPORT ..............................................  67
  General ..................................................................  67
  Subordinate Certificates .................................................  67
  Cross-Support Provisions .................................................  67
  Insurance or Guarantees with Respect to Mortgage Loans ...................  67
  Letter of Credit .........................................................  68
  Certificate Insurance and Surety Bonds ...................................  68
  Reserve Funds ............................................................  68
  Credit Support with Respect to CMBS ......................................  68
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES .........................  69
  General ..................................................................  69
  Types of Mortgage Instruments ............................................  69
  Leases and Rents .........................................................  70
  Personalty ...............................................................  70
  Cooperative Loans ........................................................  70
  Junior Mortgages; Rights of Senior Lenders ...............................  71
  Foreclosure ..............................................................  72
  Bankruptcy Laws ..........................................................  76
  Environmental Considerations .............................................  78
  Due-on-Sale and Due-on-Encumbrance .......................................  80
  Subordinate Financing ....................................................  80
  Default Interest and Limitations on Prepayments ..........................  80
  Certain Laws and Regulations; Types of Mortgaged Properties ..............  80
  Applicability of Usury Laws ..............................................  81
  Servicemembers Civil Relief Act ..........................................  81
  Americans with Disabilities Act ..........................................  81
  Forfeiture in Drug, RICO and Money Laundering Violations .................  82
  Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing ........  82
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ...................................  84
  General ..................................................................  84
  REMICs ...................................................................  84
  Taxation of Owners of REMIC Regular Certificates .........................  86
  Taxation of Owners of REMIC Residual Certificates ........................  89
  Grantor Trust Funds ...................................................... 100
  Characterization of Investments in Grantor Trust Certificates ............ 101
  Taxation of Owners of Grantor Trust Fractional Interest Certificates ..... 101
STATE AND OTHER TAX CONSEQUENCES ........................................... 108
ERISA CONSIDERATIONS ....................................................... 109
  General .................................................................. 109
  Prohibited Transaction Exemptions ........................................ 109

LEGAL INVESTMENT ........................................................... 112
METHOD OF DISTRIBUTION ..................................................... 114
LEGAL MATTERS .............................................................. 115
FINANCIAL INFORMATION ...................................................... 115
RATINGS .................................................................... 115
INDEX OF PRINCIPAL DEFINITIONS ............................................. 116

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT


     We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

     o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

     If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

     This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     Some capitalized terms used in this prospectus are defined under the caption "Index of Principal Definitions" beginning on page 116 in this prospectus.

     In this prospectus, the terms "depositor", "we", "us" and "our" refer to Wachovia Commercial Mortgage Securities, Inc.

                              ---------------------

     Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

     You should rely only on any information or representations contained or incorporated by reference in this prospectus and the related prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement do not contain all of the information set forth in the registration statement. For further information, you should refer to the registration statement and the exhibits attached thereto. Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at The Woolworth Building, 233 Broadway, New York, New York 10279 and 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system.

     We will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We are incorporating in this prospectus by reference all documents and reports filed by us with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. You may obtain, without charge, a copy of any or all documents or reports incorporated in this prospectus by reference, to the extent such documents or reports relate to an offered certificate. Exhibits to those documents will be provided to you only if such exhibits were specifically incorporated by reference in those documents. Requests to the depositor should be directed in writing to Wachovia Commercial Mortgage Securities, Inc., 301 South College Street, Charlotte, North Carolina 28288-0166, Attention: Secretary, or by telephone at 704-374-6161.

                              SUMMARY OF PROSPECTUS

     The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets..............   Each series of certificates will represent the
                                 entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

                                 o  mortgage assets;

                                 o  certificate accounts;

                                 o  forms of credit support;

                                 o  cash flow agreements; and

                                 o  amounts on deposit in a pre-funding account.

The Mortgage Assets...........   The mortgage assets with respect to each series
                                 of certificates may consist of any of the following:

                                 o multifamily and commercial mortgage loans, including participations therein;

                                 o  commercial mortgage-backed securities,
                                    including participations therein;

                                 o direct obligations of the United States or other government agencies; and

                                 o  a combination of the assets described above.

                                 The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

                                 o residential properties consisting of five or more rental or cooperatively owned dwelling units;

                                 o  shopping centers;

                                 o  retail buildings or centers;

                                 o  hotels and motels;

                                 o  office buildings;

                                 o  nursing homes;

                                 o  hospitals or other health-care related
                                    facilities;

                                 o  industrial properties;

                                 o warehouse, mini-warehouse or self-storage facilities;

                                 o  mobile home parks;

                                 o  mixed use properties; and

                                 o  other types of commercial properties.

                                 Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties. A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

                                 A mortgage loan may have an interest rate that has any of the following features:

                                 o  is fixed over its term;

                                 o  adjusts from time to time;

                                 o  is partially fixed and partially floating;

                                 o is floating based on one or more formulae or indices;

                                 o may be converted from a floating to a fixed interest rate;

                                 o may be converted from a fixed to a floating interest rate; or

                                 o  interest is not paid currently but is
                                    accrued and added to the principal balance.

                                 A mortgage loan may provide for any of the following:

                                 o  scheduled payments to maturity;

                                 o  payments that adjust from time to time;

                                 o  negative amortization or accelerated
                                    amortization;

                                 o  full amortization or require a balloon
                                    payment due on its stated maturity date;

                                 o  prohibitions on prepayment;

                                 o releases or substitutions of collateral, including defeasance thereof with direct obligations of the United States; and

                                 o payment of a premium or a yield maintenance penalty in connection with a principal prepayment.

                                 Unless otherwise described in the prospectus supplement for a series of certificates:

                                 o the mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

                                 o all mortgage loans will have original terms to maturity of not more than 40 years;


                                 o  all mortgage loans will have individual
                                    principal balances at origination of not less than $100,000;

                                 o all mortgage loans will have been originated by persons
                                 other than the depositor; and

                                 o  all mortgage assets will have been
                                    purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

                                 Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the prospectus supplement.

Certificate Accounts..........   Each trust fund will include one or more
                                 accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support................   The following types of credit support may be
                                 used to enhance the likelihood of distributions on certain classes of certificates:

                                 o  subordination of junior certificates;

                                 o  over collateralization;

                                 o  letters of credit;

                                 o  issurance policies;

                                 o  guarantees;

                                 o  reserve funds; and/or

                                 o other types of credit support described in the prospectus supplement and a combination of any of the above.

Cash Flow Agreements..........   Cash flow agreements are used to reduce the
                                 effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the case may be. The trust fund may include any of the following types of cash flow agreements:

                                 o  guaranteed investment contracts;

                                 o  interest rate swap or exchange contracts;

                                 o  interest rate cap or floor agreements;

                                 o  currency exchange agreements;

                                 o  yield supplement agreements; or

                                 o other types of similar agreements described in the prospectus supplement.


Pre-Funding Account;
  Capitalized Interest
  Account......................  A trust fund may use monies deposited into a pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

                                 If provided in the prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement.

                                 Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the prospectus supplement.

Description of Certificates...   Each series of certificates will include one or
                                 more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the prospectus supplement. Information on the non-offered certificates is being provided solely to assist you in your understanding of the offered certificates.

Distributions on
  Certificates.................  The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

                                 o provide for the accrual of interest thereon based on fixed, variable or floating rates;

                                 o  be senior or subordinate to one or more
                                    other classes of certificates with respect to interest or principal distribution and the allocation of losses on the assets of the trust fund;

                                 o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

                                 o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

                                 o provide for distributions of principal or accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

                                 o provide for distributions of principal to be made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

                                 o  provide for distributions of principal
                                    sequentially, based on specified payment schedules or other methodologies; and

                                 o  provide for distributions based on a
                                    combination of any of the above features.

                                 Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding certificate balance or notional amount. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the prospectus supplement.

                                 The certificate balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the certificate balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances......................   A servicer may be obligated as part of its
                                 servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances.
                                 One of our affiliates may have the
                                 responsibility to make such advances, but only if that affiliate is acting as a servicer or master servicer for the related series of certificates.

Termination...................   A series of certificates may be subject to
                                 optional early termination through the
                                 repurchase of the mortgage assets in the related trust fund.

Registration of Certificates...  One or more classes of the offered certificates may be initially represented by one or more certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company. If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the prospectus supplement.

Tax Status of
  the Certificates.............  The certificates of each series will constitute either:

                                 o "regular interests" or "ownership interests" in a trust fund treated as a "real estate mortgage investment conduit" under the Internal Revenue Code of 1986, as amended;

                                 o  interests in a trust fund treated as a
                                    grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended;

                                 o "regular interests" or "residual interests" in a trust fund treated as a "financial assets securitization investment trust" under the Internal Revenue Code of 1986, as amended; or

                                 o  any combination of any of the above
                                    features.

ERISA Considerations..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement that is subject to the Employee Retirement
                                 Income Security Act of 1974, as amended, or
                                 Section 4975 of the Internal Revenue Code of
                                 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use "plan assets" of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment..............   The prospectus supplement will specify whether
                                 the offered certificates will constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See "Legal Investment" herein.

Rating........................   At the date of issuance, as to each series,
                                 each class of offered certificates will not be rated lower than investment grade by one or more nationally recognized statistical rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization.

                                  RISK FACTORS

     You should consider the following risk factors, in addition to the risk factors in the prospectus supplement, in deciding whether to purchase any of the offered certificates. The risks and uncertainties described below, together with those described in the prospectus supplement under "Risk Factors", summarize the material risks relating to your certificates.

Your Ability to Resell
  Certificates May Be
  Limited Because of
  Their Characteristics........  You may not be able to resell your certificates and the value of your certificates may be less than you anticipated for a variety of reasons including:

                                 o a secondary market for your certificates may not develop;

                                 o  interest rate fluctuations;

                                 o  the absence of redemption rights; and

                                 o the limited sources of information about the certificates other than that provided in this prospectus, the prospectus supplement and the monthly report to certificateholders.


The Assets of the Trust Fund
  May Not Be Sufficient to
  Pay Your Certificates........  Unless otherwise specified in the prospectus supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

                                 Additionally, the trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, as described in the prospectus supplement. The trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

                                 The prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates. On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls. The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the prospectus supplement.

Prepayments and Repurchases of
  the Mortgage Assets Will
  Affect the  Timing of
  Your Cash Flow and May
  Affect Your Yield...........   Prepayments (including those caused by defaults
                                 on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage assets were made as scheduled. Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates. The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

                                 We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

                                 The rate of voluntary prepayments will also be affected by:

                                 o  the voluntary prepayment terms of the
                                    mortgage loan, including prepayment lock-out periods and prepayment premiums;

                                 o then-current interest rates being charged on similar mortgage loans; and

                                 o  the availability of mortgage credit.

                                 A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates. As a result, yields on classes of certificates with a lower priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

                                 If a mortgage loan is in default, it may not be possible to collect a prepayment premium. No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

                                 The yield on your certificates may be less than anticipated because:

                                 o the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws; and

                                 o  some courts may consider the prepayment
                                    premium to be usurious.


Optional Early Termination of
  the Trust Fund May Result in
  an Adverse Impact on Your
  Yield or May Result in
  a Loss.......................  A series of certificates may be subject to optional early termination by means of the repurchase of the mortgage assets in the related trust fund. We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.


Ratings Do Not Guarantee
  Payment and Do Not Address
  Prepayment Risks.............  Any rating assigned by a rating agency to a class of offered certificates will reflect only its assessment of the likelihood that holders of certificates of such class will receive payments to which such certificateholders are entitled under the related pooling and servicing agreement. Ratings do not address:

                                 o  the likelihood that principal prepayments
                                    (including those caused by defaults) on the related mortgage loans will be made;

                                 o the degree to which the rate of prepayments on the related mortgage loans might differ from that originally anticipated;

                                 o the likelihood of early optional termination of the related trust fund;

                                 o  the possibility that prepayments on the
                                    related mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield; or

                                 o  the possibility that an investor that
                                    purchases an offered certificate at a
                                    significant premium might fail to recoup its initial investment under certain prepayment scenarios.

                                 The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot provide assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, a rating agency may base their criteria upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot provide assurance that those values will not decline in the future.

Unused Amounts in Pre-Funding
  Accounts May Be Returned to
  You as a Prepayment..........  The prospectus supplement will disclose when we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates. Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.


Additional Mortgage Assets
  Acquired  in Connection with
  the Use of a Pre-Funding
  Account May Change the
  Aggregate Characteristics of
  a Trust Fund.................  Any additional mortgage assets acquired by a trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates. Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.


Net Operating Income Produced
  by a Mortgaged Property May
  Be Inadequate to Repay the
  Mortgage Loans...............  The value of a mortgage loan secured by a multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. The reduction in the net operating income of the property may impair the borrower's ability to repay the loan.

                                 Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater affect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Future Value of a Mortgaged
  Property and its Net
  Operating Income and Cash
  Flow Is Not Predictable......  Commercial and multifamily property values and cash flows and net operating income from such mortgaged properties are volatile and may be insufficient to cover debt service on the related mortgage loan at any given time. Property value, cash flow and net operating income depend upon a number of factors, including:

                                 o  changes in general or local economic
                                    conditions and/or specific industry
                                    segments;

                                 o  declines in real estate values;

                                 o an oversupply of commercial or multifamily properties in the relevant market;

                                 o  declines in rental or occupancy rates;

                                 o increases in interest rates, real estate tax rates and other operating expenses;

                                 o changes in governmental rules, regulations and fiscal policies, including environmental legislation;

                                 o perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the property;

                                 o the age, construction quality and design of a particular property;

                                 o whether the mortgaged properties are readily convertible to alternative uses;

                                 o  acts of God; and

                                 o  other factors beyond our control or the
                                    control of a servicer.

Nonrecourse Loans Limit the
  Remedies Available Following
  a Mortgagor Default..........  The mortgage loans will not be an obligation of, or be insured or guaranteed by, any
                                 governmental entity, by any private mortgage insurer, or by the depositor, the originators, the master servicer, the special servicer, the trustee or any of their respective affiliates.

                                 Each mortgage loan included in a trust fund generally will be a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

Special Risks of Mortgage
  Loans Secured by Multifamily
  Properties...................  Mortgage loans secured by multifamily properties may constitute a material
                                 concentration of the mortgage loans in a trust fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that a borrower may charge for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by:

                                 o  construction of additional housing units;

                                 o  local military base closings;

                                 o  developments at local colleges and
                                    universities;

                                 o  national, regional and local politics,
                                    including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements;

                                 o the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing;

                                 o  tax credit and city, state and federal
                                    housing subsidy or similar programs which may impose rent limitations and may adversely affect the ability of the applicable borrowers to increase rents to maintain the mortgaged properties in proper condition during periods of rapid inflation or declining market value of the mortgaged properties;

                                 o  tax credit and city, state and federal
                                    housing subsidy or similar programs which may impose income restrictions on tenants and which may reduce the number of eligible tenants in such mortgaged properties and result in a reduction in occupancy rates applicable thereto; and

                                 o the possibility that some eligible tenants may not find any differences in rents between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

                                 All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

                                 The multifamily projects market is
                                 characterized generally by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

Special Risks of Mortgage
  Loans Secured by Retail
  Properties...................  Mortgage loans secured by retail properties may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of retail properties are:

                                 o  the quality of the tenants; and

                                 o the fundamental aspects of real estate such as location and market demographics.

                                 The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property. In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

                                 Shopping centers, in general, are affected by the health of the retail industry. In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant's continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

                                 Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

                                 o  catalogue retailers;

                                 o  home shopping networks;

                                 o  the internet;

                                 o  telemarketing; and

                                 o  outlet centers.

                                 Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

Special Risks of Mortgage
  Loans Secured by Hospitality
  Properties...................  Mortgage loans secured by hospitality properties (e.g., a hotel or motel) may
                                 constitute a material concentration of the mortgage loans in a trust fund. Various factors affect the economic viability of a hospitality property, including:

                                 o location, quality and franchise affiliation (or lack thereof);

                                 o adverse economic conditions, either local, regional or national, which may limit the amount that a consumer is willing to pay for a room and may result in a reduction in occupancy levels;

                                 o the construction of competing hospitality properties, which may result in a reduction in occupancy levels;

                                 o the increased sensitivity of hospitality properties (relative to other commercial properties) to adverse economic conditions and competition, as hotel rooms generally are rented for short periods of time;

                                 o the financial strength and capabilities of the owner and operator of a hospitality property, which may have a substantial impact on the property's quality of service and economic performance; and

                                 o  the generally seasonal nature of the
                                    hospitality industry, which can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

                                 In addition, the successful operation of a hospitality property with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hospitality property as a result of foreclosure may be unable to succeed to the borrower's rights under the franchise license agreement. Moreover, the transferability of a hospitality property's operating, liquor and other licenses upon a transfer of the hospitality property, whether through purchase or foreclosure, is subject to local law requirements and may not be transferable.

Special Risks of Mortgage
  Loans Secured by Office
  Buildings....................  Mortgage loans secured by office buildings may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of office buildings include:

                                 o  the quality of the tenants in the building;


                                 o the physical attributes of the building in relation to competing buildings; and

                                 o the strength and stability of the market area as a desirable business location.

                                 An economic decline in the business operated by the tenants may adversely affect an office building. That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

                                 Office buildings are also subject to
                                 competition with other office properties in the same market. Competition is affected by a property's:

                                 o  age;

                                 o  condition;

                                 o  design (e.g., floor sizes and layout);

                                 o  access to transportation; and

                                 o  ability or inability to offer certain
                                    amenities to its tenants, including
                                    sophisticated building systems (such as
                                    fiber optic cables, satellite communications or other base building technological features).

                                 The success of an office building also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.


Special Risks of Mortgage
  Loans Secured by Warehouse
  and Self Storage Facilities..  Mortgage loans secured by warehouse and storage facilities may constitute a material
                                 concentration of the mortgage loans in a trust fund. The storage facilities market contains low barriers to entry.

                                 Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility. Furthermore, the inability of a borrower to police what is stored in a self storage facility due to privacy considerations may increase environmental risks.

Special Risks of Mortgage
  Loans Secured by Healthcare-
  Related Properties...........  The mortgaged properties may include health care-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

                                 o  Senior housing generally consists of
                                    facilities with respect to which the
                                    residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

                                 o Assisted living facilities are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

                                 o Skilled nursing facilities provide services to post trauma and frail residents with limited mobility who require extensive medical treatment; and

                                 o Acute care facilities generally consist of hospital and other facilities providing short-term, acute medical care services.

                                 Certain types of health care-related
                                 properties, particularly acute care facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of health care-related facilities that receive revenues from those sources may decline, which consequently could have an adverse affect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by health care-related facilities.

                                 Moreover, health care-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any health care-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

                                 Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a health care-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

                                 Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a health care-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

                                 Federal and state government "fraud and abuse" laws also apply to health care-related facilities. "Fraud and abuse" laws generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create "safe harbors" under the law provide only limited guidance. Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the health care-related mortgaged properties that are subject to those laws.

                                 The operators of health care-related facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a health care-related facility will generally depend upon:

                                 o the number of competing facilities in the local market;

                                 o  the facility's age and appearance;

                                 o  the reputation and management of the
                                    facility;

                                 o the types of services the facility provides; and

                                 o where applicable, the quality of care and the cost of that care.

                                 The inability of a health care-related
                                 mortgaged property to flourish in a competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

Special Risks of Mortgage
  Loans Secured by Industrial
  and Mixed-Use Facilities.....  Mortgage loans secured by industrial and mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of industrial properties include:

                                 o  the quality of tenants;

                                 o  building design and adaptability; and

                                 o  the location of the property.

                                 Concerns about the quality of tenants,
                                 particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

                                 Aspects of building site design and
                                 adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

                                 Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.


Poor Property Management Will
  Adversely Affect the
  Performance of the Related
  Mortgaged Property...........  Each mortgaged property securing a mortgage loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for:

                                 o  operating the property;

                                 o  providing building services;

                                 o  responding to changes in the local market;
                                    and

                                 o  planning and implementing the rental
                                    structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

                                 We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan. In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.


Balloon Payments on Mortgage
  Loans Result in Heightened
  Risk of Borrower Default.....  Some of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

                                 o  its ability to fully refinance the loan; or


                                 o its ability to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment.

                                 The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

                                 o  the value of the related mortgaged property;

                                 o the level of available mortgage interest rates at the time of sale or refinancing;

                                 o  the borrower's equity in the related
                                    mortgaged property;

                                 o  the financial condition and operating
                                    history of the borrower and the related
                                    mortgaged property;

                                 o  tax laws;

                                 o rent control laws (with respect to certain residential properties);

                                 o  Medicaid and Medicare reimbursement rates
                                    (with respect to hospitals and nursing
                                    homes);

                                 o  prevailing general economic conditions; and

                                 o the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

The Servicer Will Have
  Discretion to Handle or
  Avoid Obligor Defaults in a
  Manner Which May Be Adverse
  to Your Interests............  If and to the extent specified in the prospectus supplement defaulted mortgage loans exist or are imminent, in order to maximize recoveries on defaulted mortgage loans, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the related pooling and servicing agreement generally will require a master servicer to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, we cannot provide assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

                                 In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.


Proceeds Received upon
  Foreclosure of Mortgage
  Loans Secured Primarily by
  Junior Mortgages May Result
  in Losses....................  To the extent specified in the prospectus supplement, some of the mortgage loans included in a trust fund may be secured primarily by junior mortgages. When liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied. If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.


Credit Support May Not Cover
  Losses  or Risks Which Could
  Adversely Affect Payment on
  Your Certificates............  The prospectus supplement for the offered certificates of each series will describe any credit support provided with respect to those certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

                                 A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

                                 Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if the applicable rating agency indicates that the then-current rating of those certificates will not be adversely affected. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance of those certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage assets substantially in excess of the levels contemplated by that rating agency at the time of its initial rating analysis. None of the depositor, the master servicer or any of our or the master servicer's affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of certificates.

Mortgagors of Commercial
  Mortgage Loans Are
  Sophisticated and May
  Take Actions Adverse to Your
  Interests....................  Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Some Actions Allowed by the
  Mortgage May Be Limited
  by Law.......................  Mortgages securing mortgage loans included in a trust fund may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages securing mortgage loans included in a trust fund may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are not always enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.


Assignment of Leases and Rents
  to Provide Further Security
  for Mortgage Loans Poses
  Special Risks................  The mortgage loans included in any trust fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender's ability to collect the rents.

Inclusion in a Trust Fund of
  Delinquent Mortgage Loans
  May Adversely Affect Rate of
  Defaults and Prepayments on
  the Mortgage Loans...........  If so provided in the prospectus supplement, the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund. A mortgage loan will be considered "delinquent" if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund. If so specified in the prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

                                 Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

Environmental Liability May
  Affect the Lien on a
  Mortgaged Property and
  Expose the Lender to Costs...  Under certain laws, contamination of real property may give rise to a lien on the
                                 property to assure the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on a property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower. A lender also risks such liability on foreclosure of the mortgage. In addition, liabilities imposed upon a borrower by CERCLA or other environmental laws may adversely affect a borrower's ability to repay a loan. If a trust fund includes mortgage loans and the prospectus supplement does not otherwise specify, the related pooling and servicing agreement will contain provisions generally to the effect that the master servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the master servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. These provisions are designed to reduce substantially the risk of liability for costs associated with remediation of hazardous substances, but we cannot provide assurance in a given case that those risks can be eliminated entirely. In addition, it is likely that any recourse against the person preparing the environmental report, and such person's ability to satisfy a judgment, will be limited.


One Action Jurisdiction May
  Limit the Ability of the
  Special Servicer to
  Foreclose on a Mortgaged
  Property.....................  Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

                                 In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

Rights Against Tenants May Be
  Limited if Leases Are Not
  Subordinate to the Mortgage
  or Do Not Contain Attornment
  Provisions...................  Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

                                 In some states, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

                                 If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

If Mortgaged Properties Are
  Not in Compliance With
  Current Zoning Laws, You May
  Not Be Able to Restore
  Compliance Following a
  Casualty Loss................  Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-confirming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.


Inspections of the Mortgaged
  Properties Were Limited......  The mortgaged properties were inspected by licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

Litigation Concerns...........   There may be legal proceedings pending and,
                                 from time to time, threatened against the mortgagors or their affiliates relating to the business, or arising out of the ordinary course of business, of the mortgagors and their affiliates. We cannot provide assurance that such litigation will not have a material adverse effect on the distributions to you on your certificates.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans--Leases," unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

MORTGAGE LOANS--LEASES

     General. The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower's leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

     If so specified in the prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Leases. To the extent specified in the prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and Leases--Leases and Rents." Alternatively, to the extent specified in the prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

     To the extent described in the prospectus supplement, the leases, which may include "bond-type" or "credit-type" leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A "bond-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A "credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

     If so specified in the prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgage property occurs, or if the ingress or egress to the leased space has been materially impaired.

     Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the prospectus supplement, the Debt Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to
(ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the prospectus supplement, Net Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluctuate over time and may not be sufficient to cover debt service on the mortgage loan at any given time. An insufficiency of Net Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health-care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans" and "--Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-Off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity (or for ARD loans, the anticipated repayment date) of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

     CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the CMBS will be made by the CMBS servicer or the CMBS trustee on the dates specified in the prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

     The prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Leases--Mortgage Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

     To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the prospectus supplement.

CREDIT SUPPORT

     If so provided in the prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for the certificates of each series. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the prospectus supplement.

PRE-FUNDING

     If so provided in the prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-Off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the prospectus supplement.

     In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the prospectus supplement. See "Risk Factors--Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment."

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield." The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

PAYMENT DELAYS

     A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST RESULTING FROM PREPAYMENTS

     When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate's yield to maturity.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor's offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

     In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

     The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

     In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk", that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

     A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the prospectus supplement. As described in the prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

     Additional Certificate Amortization. In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the prospectus supplement. As specifically set forth in the prospectus supplement, "excess funds" generally will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.


                                  THE DEPOSITOR

     Wachovia Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of Wachovia Bank, National Association (formerly known as First Union National
Bank), a national banking association with its main office located in Charlotte, North Carolina. Wachovia Bank, National Association is a subsidiary of Wachovia Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Wachovia Corporation is a financial holding company under the Gramm-Leach-Bliley Act. The depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166. Its telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.


                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the prospectus supplement. As provided in the prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the prospectus supplement, at the location specified in the prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates May Be Limited Because of Their Characteristics," and "--The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates."

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the prospectus supplement from the Available Distribution Amount for such series and such distribution date.

     Except as otherwise specified in the prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC residual certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

     If so specified in the prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield Considerations--Shortfalls in Collections of Interest Resulting from Prepayments" exceed the amount of any sums (including, if and to the extent specified in the prospectus supplement, the master servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

     As and to the extent described in the prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

COMPONENTS

     To the extent specified in the prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "--Distributions of Interest on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the prospectus supplement, each servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See "Description of Credit Support".

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the prospectus supplement, advances of a servicer's (or another entity's) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

     If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

     If and to the extent so provided in the prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

          (i) the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

          (ii) the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

          (iii) the amount, if any, of such distribution to holders of certificates of such class allocable to prepayment premiums;

          (iv) the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

          (v) the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on, or as of a specified date shortly prior to, such distribution date;

          (vi) the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

          (vii) the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

          (viii) with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

          (ix) with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

          (x) the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby) immediately before and immediately after such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans;

          (xi) the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

          (xii) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

          (xiii) the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date; and

          (xiv) if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

     Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the prospectus supplement.

     Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the prospectus supplement. See "Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer. See "Description of the Pooling and Servicing Agreements--Events of Default," "--Rights upon Event of Default" and "--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the prospectus supplement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. In any event, unless otherwise disclosed in the prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participating organizations deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to indirect participants in the DTC system such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant in the DTC system, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants in the DTC system, which will receive a credit for the book-entry certificates on DTC's records. A certificate owner's ownership interest as an actual purchaser of a book-entry certificate will in turn be recorded on the records of direct participants and indirect participants. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the direct participant or indirect participant through which each certificate owner entered into the transaction. Transfers of ownership interest in the book-entry certificates will be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC will not know the identity of actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants in the DTC system to whose accounts such certificates are credited. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to direct participants in the DTC system, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, the depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, certificate owners may receive payments after the related distribution date.

     As may be provided in the prospectus supplement, the only "certificateholder" (as such term is used in the related pooling and servicing agreement) of a book-entry certificate will be the nominee of DTC, and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of direct participants in the DTC system, who in turn act on behalf of indirect participants and certain certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     As may be specified in the prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if
(i) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or
(ii) the depositor notifies DTC of its intent to terminate the book-entry system through DTC with respect to such certificates and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee or other designated party will be required to issue to the certificate owners identified in such instructions the definitive certificates to which they are entitled, and thereafter the holders of such definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.


               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the prospectus supplement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the prospectus supplement. As used in this prospectus with respect to any series, the term "certificate" refers to all of the certificates of that series, whether or not offered hereby and by the prospectus supplement, unless the context otherwise requires.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     As set forth in the prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

     With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

     The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the prospectus supplement.

     If so provided in the prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

     With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the


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

accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the prospectus supplement.

     Unless otherwise provided in the prospectus supplement, each pooling and servicing agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     The dates as of which representations and warranties have been made by a warranting party will be specified in the prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

CERTIFICATE ACCOUNT

     General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date):


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

          (i) all payments on account of principal, including principal prepayments, on the mortgage loans;

          (ii) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

          (iii) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

          (iv) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support;"

          (v) any advances made as described under "Description of the Certificate--Advances in Respect of Delinquencies;"

          (vi) any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

          (vii) all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases," all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans," and all liquidation proceeds resulting from any mortgage asset purchased as described under "Description of the Certificates--Termination;"

          (viii) any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses;"

          (ix) to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders' equity participations on the mortgage loans;

          (x) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies;"

          (xi) any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

          (xii) any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

          (i) to make distributions to the certificateholders on each distribution date;

          (ii) to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified


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

     and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

          (iii) to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

          (iv) to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

          (v) if and to the extent described in the prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

          (vi) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans;"

          (vii) to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor;"

          (viii) if and to the extent described in the prospectus supplement, to pay the fees of the trustee;

          (ix) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee;"

          (x) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

          (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

          (xii) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes;"


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

          (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of such mortgage loan or property;

          (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

          (xv) to pay for the cost of recording the pooling and servicing agreement if recorded in accordance with the pooling and servicing agreement;

          (xvi) to make any other withdrawals permitted by the related pooling and servicing agreement and described in the prospectus supplement; and

          (xvii) to clear and terminate the certificate account upon the termination of the trust fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     Master Servicer. The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the pooling and servicing agreement.

     The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

     Sub-Servicers. A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under such sub-servicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

     Special Servicers. If and to the extent specified in the prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or


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

another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the prospectus supplement.

     Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans and Leases."

     A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

     If a default on a mortgage loan has occurred, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of, such mortgaged property within the meaning of certain federal environmental laws, unless


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

the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

          (i) either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

          (ii) either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans and Leases--Environmental Considerations."

     If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

HAZARD INSURANCE POLICIES

     Each pooling and servicing agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the


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

mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage Loans and Leases--Due-on-Sale and Due-on-Encumbrance."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Generally, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of


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

expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

     See "Yield Considerations--Shortfalls in Collections of Interest Resulting from Prepayments."

EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement may require that, on or before a specified date in each year, the master servicer cause a firm of independent public accountants to furnish a statement to the trustee to the effect that, based on an examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related pooling and servicing agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers requires it to report. Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of the annual accountants' statement and the statement of officers of a master servicer will be made available to certificateholders upon written request to the master servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer's resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation,


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

warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability. However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

     Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that such failure is permitted so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less


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

than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

     No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or (v) for any other purpose; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series allocated to the affected classes; provided, however, that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

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

LIST OF CERTIFICATEHOLDERS

     Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement. As and to the extent described in the prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     Unless otherwise provided in the prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and


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

appoint a successor trustee. In addition, unless otherwise provided in the prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.


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                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of credit support described in the prospectus supplement, or any combination of the foregoing. If so provided in the prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the prospectus supplement.

     The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support. Additionally, the prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.


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

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. If so specified in the prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement.

     If so specified in the prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO CMBS

     If so provided in the prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the


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

types of credit support described in this prospectus. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

               CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans--Leases." For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying a CMBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as "mortgages" in this prospectus and, unless otherwise specified, in any prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

     The mortgagee's authority under a mortgage, the beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee's authority is further limited by the directions of the beneficiary.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At


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

origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Considerations." In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See "--Bankruptcy Laws."

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

COOPERATIVE LOANS

     If specified in the prospectus supplement, the mortgage loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations. If specified in the prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such


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tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

     An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative Loans" below.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

     Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower's default and thereby extinguish the trust fund's junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

     The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state


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law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all


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parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.



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     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real


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property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

     Regulated Healthcare Facilities. A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

     Cross-Collateralization. Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will


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recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the


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Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate. This may delay a trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents."

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise


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accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

     Superlien Laws. Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators"


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of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

     The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management." However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA,
(2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or
(4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on "owners or operators" but do not incorporate the secured creditor exemption.

     Certain Other State Laws. Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and Servicing Agreements--Realization upon Defaulted Mortgage Loans."


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     If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in


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material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel's liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

     In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such


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as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE IN DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

FEDERAL DEPOSIT INSURANCE ACT; COMMERCIAL MORTGAGE LOAN SERVICING

     Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Wachovia Bank, National Association (Wachovia) or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Wachovia and other banks, were to find that any obligation of Wachovia or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wachovia or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wachovia or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

     In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank's transactions with its affiliates.


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     While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wachovia or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wachovia or another bank or (iii) any other obligation of Wachovia or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wachovia or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Wachovia or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.


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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (e.g., banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     The following discussion addresses securities of two general types: (i) REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. If no REMIC election is made, the trust fund may elect to be treated as a financial assets securitization investment trust ("FASIT"). The prospectus supplement relating to such an election will describe the requirements for the classification of the trust as a FASIT and the consequences to a holder of owning certificates in a FASIT. The prospectus supplement for each series of certificates also will indicate whether a REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all "regular interests" and "residual interests" in each REMIC. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust Funds--Cash Flow Agreements."

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICS

     Classification of REMICs. It is the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all provisions of the related pooling and servicing agreement and based upon the law on the date thereof, for



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federal income tax purposes the related trust will qualify as one or more REMICs and the REMIC Certificates offered will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") under the REMIC provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period during which the requirements for such status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. In addition, generally the REMIC Regular Certificates will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The related prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will ach qualify as a REMIC and the REMIC Certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     For purposes of determining whether the REMIC Certificates are "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, "loans secured by an interest in real property" under


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

section 7701(a)(19)(C) of the Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date. Under the OID regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than "qualified stated interest." "Qualified stated interest" includes interest payable unconditionally at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," or a combination of a single fixed rate and one or more "qualified floating rates," or one "qualified inverse floating rates," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

     It is not entirely clear under the Code that interest paid to the REMIC Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered "qualified stated interest". However, unless disclosed otherwise in the prospectus supplement, the trust fund intends to treat stated interest as "qualified stated interest" for determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as "qualified stated interest" under the Code.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, the related prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the "IRS").


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

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular Certificate will reflect accrued interest. The OID regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether such an election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (taking into account the prepayment assumption) by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

     Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

     o    on the basis of a constant yield method;

     o in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

     o in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

     Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount." The committee report accompanying the Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

     Realized Losses. Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of the REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss. Losses sustained on the mortgage loans may be "events which have occurred before the close of the accrued period" that can be taken into account under Code section 1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

     The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for


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

federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

     An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless the related prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

     It is uncertain how payments received by a holder of a REMIC Residual interest in connection with the acquisition of such REMIC Residual Certificate should be treated and holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the related prospectus supplement will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--


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

Original Issue Discount." If one or more classes of REMIC Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC's interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC's basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

     A REMIC will be allowed deductions for interest on the REMIC Regular Certificates equal to the deductions that would be allowed if the REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificate--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted


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

basis in its REMIC Residual Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

     o the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate; over

     o the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder.

     The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion:

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities;


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     o    will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

     o will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

     In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual Certificateholder. First, alternative minimum taxable income for a REMIC Residual Certificateholder is determined without regard to the special rule discussed above, that taxable income cannot be less than excess inclusions. Second, a REMIC Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the "applicable Federal rate" on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit to certify to the matters in the preceding sentence.

     In addition to the three conditions set forth above, a fourth condition must be satisfied in one of two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer. Either:


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          (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

               (i) the present value of any consideration given the transferee to acquire the interest;

               (ii) the present value of the expected future distributions on the interest; and

               (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values are generally computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

          (b) the following requirements are satisfied:

               (i) the transferee is a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

               (ii) the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

               (iii) the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     On May 11, 2004 the Internal Revenue Service published final Treasury regulations (the "Inducement Fee Regulations") under Sections 446(b), 860C, and 863(a) of the Code relating to the proper method of accounting for, and source of income from, fees ("inducement fees") received by taxpayers to induce the acquisition of "noneconomic" REMIC residual interests. These regulations apply to taxpayers who receive inducement fees in connection with becoming the holder of a noneconomic REMIC residual interest for taxable years ending on or after May 11, 2004.

     Proposed Treasury Regulation section 1.863-1(e) provides that an inducement fee is treated as U.S. source income. Proposed Treasury Regulation section 1.446-6(c) sets forth a general rule (the "General Rule") which provides that a taxpayer must recognize in income an inducement fee received for acquiring a noneconomic REMIC residual interest "over the remaining expected life of the applicable REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that noneconomic residual interest."

     Under the Inducement Fee Regulations, a taxpayer is generally permitted to adopt an accounting method for the recognition of inducement fees that meets the General Rule described above. The Proposed Treasury Regulations state, however, that the treatment of inducement fees received on noneconomic REMIC residual interests constitutes a method of accounting for purposes of Internal


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Revenue Code sections 446 and 481. Thus, under the Inducement Fee Regulations, once an accounting method is adopted it must be consistently applied to all inducement fees received by the taxpayer in respect of noneconomic REMIC residual interests, and may not be changed without the consent of the Commissioner, pursuant to section 446(e) of the Code and the Treasury Regulations and other procedures thereunder.

     The Inducement Fee Regulations set forth two alternative safe harbor methods of accounting for meeting the General Rule described above. The Commissioner is authorized to provide additional safe harbor methods by revenue ruling or revenue procedure.

     Under one safe harbor method of accounting set forth in the Inducement Fee Regulations (the "Book Method"), a taxpayer includes an inducement fee in income in accordance with the same accounting method and time period used by the taxpayer for financial reporting purposes, provided that the period over which such inducement fee is included in income is not less than the period the related REMIC is expected to generate taxable income.

     Under the second safe harbor accounting method (the "Modified REMIC Regulatory Method"), a taxpayer recognizes inducement fee income ratably over the remaining anticipated weighted average life of the REMIC. For this purpose, the REMIC's remaining anticipated weighted average life is determined as of the date of acquisition of the noneconomic REMIC residual interest using the methodology provided in current Treasury Regulation section 1.860E-1(a)(3)(iv).

     The Inducement Fee Regulations also provide that upon a sale or other disposition of a noneconomic REMIC residual interest (other than in a transaction to which section 381(c)(4) of the Code applies) the holder must include currently in income the balance of any previously unrecognized inducement fee amounts attributable to such residual interest.

     Mark-to-Market Rules. Section 475 provides a requirement that a securities dealer mark-to-market securities held for sale to customers. Treasury regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus cannot be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain "pass-through entity," an amount equal to these fees and expenses will be added to the certificateholder's gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

     o 3% of the excess of the individual's adjusted gross income over such amount; and

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However the section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

     In determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity," beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of


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

such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Basis Rules, Net Losses and Distributions". Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset within the meaning of section 1221 of the Code. Investors that recognize a loss on a sale or exchange of the REMIC Regular Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

     o the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" determined as of the date of purchase of such REMIC Regular Certificate, over

     o the amount of ordinary income actually includible in the seller's income prior to such sale.

     In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer's return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" during the period beginning six months before, and


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ending six months after, the date of such sale, such sale will be subject to the
"wash sale" rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

     o    the disposition of a mortgage loan;

     o the receipt of income from a source other than a mortgage loan or certain other permitted investments;

     o    the receipt of compensation for services; or

     o gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

     It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. A REMIC may recognize "net income from foreclosure property" subject to federal income tax if the Trustee or applicable servicer determines that the recovery to certificateholders is likely to be greater on an after tax basis than earning qualifying income that is not subject to tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, "net income from foreclosure property" or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization," a tax would be imposed in an amount equal to the product of:

     o the present value discounted using the "applicable Federal rate" of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer; and

     o the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax


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with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder's social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" generally means:

     o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the Code);

     o any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

     o    any organization described in section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of section 1091 of the Code.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently


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with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information relating to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the related prospectus supplement.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" at a rate of 28% (increasing to 31% after 2010) if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed under penalties of perjury, certifying that such certificateholder is not a United States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means:


                                       99
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     o    a citizen or resident of the United States;

     o a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

     o an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

     o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by:

     o a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates; or

     o to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgage or a controlled foreign corporation of which such mortgagor is a "United States shareholder" within the meaning of section 951(b) of the Code.

     If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

     The Treasury Department issued final regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. Prospective investors are urged to consult their own tax advisors regarding these regulations.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

     For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.


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CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. Except as discussed in the related prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

     o    assets described in section 7701(a)(19)(C) of the Code;

     o "obligation[s] which...[are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code; and

     o "real estate assets" within the meaning of section 856(c)(5)(B) of the Code.

     In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which[are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     General. Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer's deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see "--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions".

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the "stripped bond" rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing


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compensation. The related prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount." Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report "qualified stated interest" from its grantor trust fractional interest certificate for each month, as such amounts are received or accrued (based on the holder's method of accounting) and will be required to report an amount equal to the original issue discount income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than "qualified stated interest," and the certificate's share of reasonable servicing and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such grantor trust fractional interest certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder's share of any reasonable servicing fees and other expenses.

     With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the


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extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder's interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than "qualified stated interest." "Qualified stated interest" generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate" or at an "objective rate." In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price


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multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan. Under the OID regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount." If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election



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applies. In addition, the OID regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates-- Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see "Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly lower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--If Stripped Bond Rules Do Not Apply." Further, under the rules described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount," any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped


                                      105
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Bond Rules Apply," no regulations or published rulings under section 1286 of the
Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

     The OID regulations insofar as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6) applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--If Stripped Bond Rules Apply" above.

     As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID regulations, debt instruments providing for contingent payments


                                      106
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are not subject to the same rules as debt instruments providing for non-contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code.
Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer's return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income. Investors that recognize a loss on a sale or exchange of the grantor trust certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Grantor Trust Reporting. As may be provided in the related prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or servicer's information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--Taxation of Owners of REMIC Residual Certificates--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

     Foreign Investor. In general, the discussion with respect to REMIC Regular Certificates in "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were


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

originated after July 18, 1984. However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S. certificateholders and potential U.S. taxation.

     To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

     On June 20, 2002, the IRS published regulations which will, when effective, and if finalized in their proposed form, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.


                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.


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

                              ERISA CONSIDERATIONS

GENERAL

     ERISA and the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code.

     Plan Asset Regulations. A Plan's investment in offered certificates may cause the trust assets to be deemed "plan assets" of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (defined to include Plans and certain employee benefit plans not subject to ERISA, including foreign and governmental plans) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund).

     Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

     Wachovia Corporation ("Wachovia") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, "ERISA Considerations,"


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

the term "underwriter" includes (i) Wachovia, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia, and (iii) any member of the underwriting syndicate or selling group of which Wachovia or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See "Method of Distribution."

     The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the
Exemption:

     First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), or Fitch, Inc. ("Fitch").

     Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The "Restricted Group" consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac, Farmer Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

     Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith.

     Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The prospectus supplement will discuss whether pre-funding accounts will be used.

     The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of Standard & Poor's, Moody's, or Fitch for at least one year prior to the Plan's acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. It is not clear whether the Exemption applies to participant directed plans as described in


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

Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

     If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

     The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by an NRSRO and do not result in any certificates receiving a lower credit rating from the NRSRO than the current rating. The pooling and servicing agreements will each be a "Pooling and Servicing Agreement" as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

     The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the "Class Exemption"), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from Standard & Poor's, Moody's, or Fitch. In addition to the foregoing Class Exemption, relief may be available to certain insurance company general accounts, which support


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

policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under
Section 401(c) of ERISA, that became applicable on July 5, 2001.

     Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute "mortgage related securities" for purposes of SMMEA. Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment activities are subject to investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for such entities.

     Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities


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

in such types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" and Thrift Bulletin 73a (December 18,
2001) "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal and state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             METHOD OF DISTRIBUTION

     The offered certificates offered by the prospectus and the related prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Capital Markets, LLC, acting as underwriter with other underwriters, if any, named in the prospectus supplement. Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Wachovia Capital Markets, LLC acting as agent. If Wachovia Capital Markets, LLC acts as agent in the sale of offered certificates, Wachovia Capital Markets, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the prospectus supplement. To the extent that Wachovia Capital Markets, LLC elects to purchase offered certificates as principal, Wachovia Capital Markets, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

     This prospectus and prospectus supplements also may be used by the depositor, Wachovia Capital Markets, LLC, an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     If so specified in a prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC to one or more affiliates of the depositor. This prospectus and prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC.


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

     The depositor will agree to indemnify Wachovia Capital Markets, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, Wachovia Capital Markets, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

     Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

                                  LEGAL MATTERS

     Unless otherwise specified in the prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the prospectus supplement.

                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

     There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

     "Accrual Certificates" means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under "Distributions of Interest on the Certificates" in this prospectus.

     "Available Distribution Amount" means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the prospectus supplement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-Off Date" means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time and as more fully set forth in the prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Farmer Mac" or "FAMC" means the Federal Agricultural Mortgage Corporation.

     "Loan-to-Value Ratio" means, as more fully set forth in the prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

     "Net Operating Income" means, as more fully set forth in the prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property.

     "REMIC" means a "real estate mortgage investment conduit" under the Code.

     "REMIC Certificate" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

     "REO Property" means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Standard Prepayment Assumption" or "SPA" means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

     The file "WBCMT 2004-C12 Prospectus Annexes A1-5.xls", which is a Microsoft Excel*, Version 5.0 spreadsheet, provides in electronic format certain information shown in Annexes A-1, A-1A, A-1B, A-2, A-3, A-4 and A-5. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of monthly payments with regard to certain Mortgage Loans. As described under "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in the prospectus supplement, each month the Trustee will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the "WBCMT 2004-C12 Prospectus Annexes A1-5.xls" file.

     To open the file, insert the diskette into your floppy drive. Copy the file "WBCMT 2004-C12 Prospectus Annexes A1-5.xls" to your hard drive or network drive. Copy the file "WBCMT 2004-C12 Prospectus Annexes A1-5.xls" as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Disclaimer", "A-1 Loan and Property Schedule" or "A-1A Loan and Property Schedule", or "A-1B Loan and Property Schedule", or "A-2 Multifamily Data" or "A-3 Reserve Accounts" or "A-4 Commercial Tenant Schedule" or "A-5 Crossed Collateralized Pool", respectively.

     *Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

     UNTIL SEPTEMBER      , 2004, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE
OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                          ------
                          PROSPECTUS SUPPLEMENT
SUMMARY OF PROSPECTUS SUPPLEMENT .........................................   S-5
OVERVIEW OF THE CERTIFICATES .............................................   S-6
THE PARTIES ..............................................................   S-8
IMPORTANT DATES AND PERIODS ..............................................  S-11
THE CERTIFICATES .........................................................  S-11
THE MORTGAGE LOANS .......................................................  S-26
RISK FACTORS .............................................................  S-40
DESCRIPTION OF THE MORTGAGE POOL .........................................  S-89
SERVICING OF THE MORTGAGE LOANS .......................................... S-199
DESCRIPTION OF THE CERTIFICATES .......................................... S-215
YIELD AND MATURITY CONSIDERATIONS ........................................ S-250
USE OF PROCEEDS .......................................................... S-256
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ................................. S-256
ERISA CONSIDERATIONS ..................................................... S-258
LEGAL INVESTMENT ......................................................... S-261
METHOD OF DISTRIBUTION ................................................... S-261
LEGAL MATTERS ............................................................ S-262
RATINGS .................................................................. S-262
INDEX OF DEFINED TERMS ................................................... S-264
ANNEX A-1 ................................................................   A-1
ANNEX A-1A ...............................................................  A-1A
ANNEX A-1B ...............................................................  A-1B
ANNEX A-2 ................................................................   A-2
ANNEX A-3 ................................................................   A-3
ANNEX A-4 ................................................................   A-4
ANNEX A-5 ................................................................   A-5
ANNEX B ..................................................................   B-1

                                PROSPECTUS
ADDITIONAL INFORMATION ...................................................     6
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ........................     6
SUMMARY OF PROSPECTUS ....................................................     7
RISK FACTORS .............................................................    14
DESCRIPTION OF THE TRUST FUNDS ...........................................    34
YIELD CONSIDERATIONS .....................................................    40
THE DEPOSITOR ............................................................    45
USE OF PROCEEDS ..........................................................    45
DESCRIPTION OF THE CERTIFICATES ..........................................    46
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS ......................    53
DESCRIPTION OF CREDIT SUPPORT ............................................    67
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES .......................    69
MATERIAL FEDERAL INCOME TAX CONSEQUENCES .................................    84
STATE AND OTHER TAX CONSEQUENCES .........................................   108
ERISA CONSIDERATIONS .....................................................   109
LEGAL INVESTMENT .........................................................   112
METHOD OF DISTRIBUTION ...................................................   114
LEGAL MATTERS ............................................................   115
FINANCIAL INFORMATION ....................................................   115
RATINGS ..................................................................   115
INDEX OF PRINCIPAL DEFINITIONS ...........................................   116



                                  $873,717,000
                                  (APPROXIMATE)


                               WACHOVIA COMMERCIAL
                            MORTGAGE SECURITIES, INC.
                                   (DEPOSITOR)


                            WACHOVIA BANK COMMERCIAL
                                 MORTGAGE TRUST


                               COMMERCIAL MORTGAGE
                                  PASS-THROUGH
                          CERTIFICATES SERIES 2004-C12


                               -------------------
                              PROSPECTUS SUPPLEMENT
                               -------------------


                               WACHOVIA SECURITIES


                                    CITIGROUP


                                    JPMORGAN
                              RBS GREENWICH CAPITAL


                                  JUNE   , 2004

================================================================================